FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207132-01

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED JANUARY 28, 2016, IS SUBJECT TO COMPLETION
AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$991,214,000 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-GC36
(Central Index Key number 0001663645)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Goldman Sachs Mortgage Company

(Central Index Key number 0001541502)

Citigroup Global Markets Realty Corp.

(Central Index Key number 0001541001)

Cantor Commercial Real Estate Lending, L.P.

(Central Index Key number 0001558761)

Starwood Mortgage Funding I LLC

(Central Index Key number 0001548405)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-GC36

The Commercial Mortgage Pass-Through Certificates, Series 2016-GC36 will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The Series 2016-GC36 offered certificates (together with those classes of non-offered certificates identified in this prospectus) will represent the beneficial ownership interests in the issuing entity, which will be Citigroup Commercial Mortgage Trust 2016-GC36, a New York common law trust. The issuing entity’s primary assets will be a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. Such mortgage loans will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in March 2016. The rated final distribution date for the certificates is February 2049.

Classes of Offered Certificates	Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description
Class A-1	$42,973,000		[__]%	(5)
Class A-2	$22,079,000		[__]%	(5)
Class A-3	$33,518,000		[__]%	(5)
Class A-4	$225,000,000		[__]%	(5)
Class A-5	$415,175,000		[__]%	(5)
Class A-AB	$70,409,000		[__]%	(5)
Class X-A	$861,171,000	(6)	[__]%	Variable IO(7)
Class X-B	$75,136,000	(6)	[__]%	Variable IO(7)
Class A-S(8)	$52,017,000	(9)	[__]%	(5)(10)
Class B(8)	$75,136,000	(9)	[__]%	(5)(10)
Class EC(8)	$182,060,000	(9)	(10)	(10)
Class C(8)	$54,907,000	(9)	[__]%	(5)(10)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 59 of this prospectus.

Neither the Series 2016-GC36 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2016-GC36 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman, Sachs & Co., Cantor Fitzgerald & Co. and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 38.2% of each class of offered certificates and Goldman, Sachs & Co. is acting as sole bookrunning manager with respect to approximately 61.8% of each class of offered certificates. Cantor Fitzgerald & Co. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about February 17, 2016. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately       % of the aggregate principal balance of the offered certificates, plus accrued interest from February 1, 2016, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

Citigroup		Goldman, Sachs & Co.
Co-Lead Managers and Joint Bookrunners
Cantor Fitzgerald & Co.		Drexel Hamilton
Co-Managers

February , 2016

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-GC36

Commercial Mortgage Pass-Through Certificates, Series 2016-GC36

Illinois
1 property
$5,800,000
0.5% of total
Kentucky
5 properties
$8,393,750
0.7% of total
Indiana
2 properties
$107,950,000
9.3% of total
Michigan
6 properties
$45,618,454
3.9% of total
Pennsylvania
7 properties
$89,144,493
7.7% of total
New York
3 properties
$169,450,000
14.6% of total
Ohio
10 properties
$40,014,000
3.5% of total
Massachusetts
2 properties
$68,247,202
5.9% of total
New Jersey
1 property
$31,166,265
2.7% of total
Delaware
2 properties
$16,775,000
1.5% of total
Maryland
3 properties
$15,000,000
1.3% of total
Virginia
2 properties
$7,093,804
0.6% of total
South Carolina
4 properties
$24,950,000
2.2% of total
North Carolina
4 properties
$7,564,000
0.7% of total
Georgia
7 properties
$19,305,302
1.7% of total
Florida
4 properties
$24,217,019
2.1% of total
Tennessee
7 properties
$11,811,037
1.0% of total
Alabama
6 properties
$7,425,000
0.6% of total
Mississippi
4 properties
$3,816,875
0.3% of total
Arkansas
2 properties
$6,864,250
0.6% of total
Texas
7 properties
$174,934,895
15.1% of total
Colorado
1 property
$110,000,000
9.5% of total
Arizona
5 properties
$61,711,423
5.3% of total
California
8 properties
$94,982,370
8.2% of total
Utah
1 property
$5,800,000
0.5% of total
Mortgaged Properties by Property Type
Multifamily 1.2%
Industrial 0.9%
Self Storage 4.2%
Manufactured Housing 0.8%
Land 10.2%
Office 31.1%
Hospitality 12.0%
Mixed Use 13.4%
Retail 26.2%
>15.0% of Initial Pool Balance
>10.0 – 15.0% of Initial Pool Balance
>5.0 – 10.0% of Initial Pool Balance
0.3 – 5.0% of Initial Pool Balance

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2016-GC36 certificates.

Classes of Certificates	Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support		Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(3)	Expected Principal Window(3)
Offered Certificates
Class A-1	$42,973,000		30.000	%(4)	[__]%	(5)	2.92	3/16 - 1/21
Class A-2	$22,079,000		30.000	%(4)	[__]%	(5)	4.90	1/21 - 1/21
Class A-3	$33,518,000		30.000	%(4)	[__]%	(5)	6.81	12/22 - 12/22
Class A-4	$225,000,000		30.000	%(4)	[__]%	(5)	9.72	10/25 - 11/25
Class A-5	$415,175,000		30.000	%(4)	[__]%	(5)	9.86	11/25 - 1/26
Class A-AB	$70,409,000		30.000	%(4)	[__]%	(5)	7.32	1/21 - 10/25
Class X-A	$861,171,000	(6)	N/A		[__]%	Variable IO(7)	N/A	N/A
Class X-B	$75,136,000	(6)	N/A		[__]%	Variable IO(7)	N/A	N/A
Class A-S(8)	$52,017,000	(9)	25.500%		[__]%	(5)(10)	9.90	1/26 - 1/26
Class B(8)	$75,136,000	(9)	19.000%		[__]%	(5)(10)	9.90	1/26 - 1/26
Class EC(8)	$182,060,000	(9)	14.250	%(11)	(10)	(10)	9.90	1/26 - 1/26
Class C(8)	$54,907,000	(9)	14.250	%(11)	[__]%	(5)(10)	9.90	1/26 - 1/26

Non-Offered Certificates
Class D	$65,021,000		8.625%		[__]%	(5)	9.90	1/26 - 1/26
Class X-D	$65,021,000	(6)	N/A		[__]%	Variable IO(7)	N/A	N/A
Class E	$28,898,000		6.125%		[__]%	(5)	9.90	1/26 - 1/26
Class F	$11,560,000		5.125%		[__]%	(5)	9.90	1/26 - 1/26
Class G	$15,894,000		3.750%		[__]%	(5)	9.90	1/26 - 1/26
Class H	$43,347,829		0.000%		[__]%	(5)	9.94	1/26 - 2/26
Class R(12)	N/A		N/A		N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(4)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates are represented in the aggregate.

(5)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage.

(6)	The Class X-A, Class X-B and Class X-D certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B trust component from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates from time to time.

(7)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component, as described in this prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component, as described in this prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class D certificates, as described in this prospectus.

(8)	The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class EC certificates, and Class EC certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B and Class C certificates are collectively referred to in this prospectus as “exchangeable certificates.”

(9)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding certificate balances, subject to a variance of plus or minus 5%, of $52,017,000, $75,136,000 and $54,907,000, respectively. The exchangeable certificates and the Class EC certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class A-S, Class B or Class C trust component. The Class EC certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class EC certificates or any exchange of Class EC certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding certificate balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class EC and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum certificate balance of

3

such class without giving effect to any issuance of Class EC certificates. The initial certificate balance of the Class EC certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, representing the maximum certificate balance of the Class EC certificates that could be issued in an exchange. The actual certificate balance of the Class EC certificates or any class of exchangeable certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EC certificates issued on the closing date. The aggregate certificate balance of the offered certificates shown on the cover page and back page of this prospectus includes the maximum certificate balance of exchangeable certificates and Class EC certificates that could be outstanding on the closing date, equal to $182,060,000 (subject to a variance of plus or minus 5%).

(10)	The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class EC certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

(11)	The initial subordination levels for the Class C and Class EC certificates are equal to the subordination level of the underlying Class C trust component.

(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class X-D, Class E, Class F, Class G, Class H and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

CERTIFICATE SUMMARY	3	of the Applicable Rating Agencies as
SUMMARY OF TERMS	17	of the Dates Such Ratings Were
RISK FACTORS	59	Issued; Ratings May Affect ERISA
The Offered Certificates May Not Be a		Eligibility; Ratings May Be
Suitable Investment for You	59	Downgraded	72
Combination or “Layering” of Multiple		Commercial, Multifamily and
Risks May Significantly Increase Risk		Manufactured Housing Community
of Loss	59	Lending Is Dependent on Net
The Offered Certificates Are Limited		Operating Income; Information May
Obligations; If Assets Are Not		Be Limited or Uncertain	74
Sufficient, You May Not Be Paid	59	Mortgage Loans Are Non-Recourse and
Any Credit Support for Your Offered		Are Not Insured or Guaranteed	75
Certificates May Be Insufficient to		Underwritten Net Cash Flow Could Be
Protect You Against All Potential		Based on Incorrect or Failed
Losses	60	Assumptions	75
Your Yield May Be Affected by Defaults,		The Mortgage Loans Have Not Been
Prepayments and Other Factors	60	Reviewed or Reunderwritten by Us	76
Release, Casualty and Condemnation of		Historical Information Regarding the
Collateral May Reduce the Yield on		Mortgage Loans May Be Limited	76
Your Certificates	64	Ongoing Information Regarding the
Certain Classes of the Offered Certificates		Mortgage Loans and the Offered
Are Subordinate to, and Are Therefore		Certificates May Be Limited	76
Riskier Than, Other Classes	65	Static Pool Data Would Not Be Indicative
A Rapid Rate of Principal Prepayments,		of the Performance of This Pool	77
Liquidations and/or Principal Losses		Performance of the Certificates Will Be
on the Mortgage Loans Could Result		Highly Dependent on the Performance
in the Failure to Recoup the Initial		of Tenants and Tenant Leases	77
Investment in the Class X-A and Class		A Tenant Concentration May Result in
X-B Certificates	65	Increased Losses	77
The Exchangeable Certificates and Class		Mortgaged Properties Leased to Multiple
EC Certificates Are Subject to		Tenants Also Have Risks	78
Additional Risks	66	Mortgaged Properties Leased to
Book-Entry Registration Will Mean You		Borrowers or Borrower Affiliated
Will Not Be Recognized as a Holder of		Entities Also Have Risks	78
Record	66	Tenant Bankruptcy Could Result in a
The Volatile Economy, Credit Crisis and		Rejection of the Related Lease	78
Downturn in the Real Estate Market		Leases That Are Not Subordinated to the
Have Adversely Affected and May		Lien of the Mortgage or Do Not
Continue to Adversely Affect the		Contain Attornment Provisions May
Value of CMBS	67	Have an Adverse Impact at
Legal and Regulatory Provisions Affecting		Foreclosure	78
Investors Could Adversely Affect the		Early Lease Termination Options May
Liquidity and Other Aspects of the		Reduce Cash Flow	79
Offered Certificates	68	Mortgaged Properties Leased to Not-for-
Other External Factors May Adversely		Profit Tenants Also Have Risks	79
Affect the Value and Liquidity of Your		Certain Aspects of Co-Lender,
Investment; Global, National and		Intercreditor and Similar Agreements
Local Economic Factors	70	Executed in Connection with
The Certificates May Have Limited		Mortgage Loans Underlying Your
Liquidity and the Market Value of the		Offered Certificates May Be
Certificates May Decline	71	Unenforceable	79
Nationally Recognized Statistical Rating		Mezzanine Debt May Reduce the Cash
Organizations May Assign Different		Flow Available to Reinvest in a
Ratings to the Certificates; Ratings of		Mortgaged Property and may Increase
the Certificates Reflect Only the Views		the Likelihood that a Borrower Will

5

Default on a Mortgage Loan		Increases in Real Estate Taxes May
Underlying Your Offered Certificates	80	Reduce Available Funds	113
Concentrations Based on Property Type,		Risks Relating to Tax Credits	113
Geography, Related Borrowers and		Condemnation of a Mortgaged Property
Other Factors May Disproportionately		May Adversely Affect Distributions on
Increase Losses	80	Certificates	113
Repayment of a Commercial or Multifamily		Some Mortgaged Properties May Not Be
Mortgage Loan Depends Upon the		Readily Convertible to Alternative
Performance and Value of the		Uses	113
Underlying Real Property, Which May		Lending on Condominium Units Creates
Decline Over Time, and the Related		Risks for Lenders That Are Not
Borrower’s Ability to Refinance the		Present When Lending on Non-
Property, of Which There Is No		Condominiums	114
Assurance	81	Lending on Ground Leases Creates Risks
The Types of Properties That Secure the		for Lenders That Are Not Present
Mortgage Loans Present Special		When Lending on an Actual
Risks	87	Ownership Interest in a Real Property	115
Any Analysis of the Value or Income		Leased Fee Properties Have Special
Producing Ability of a Commercial or		Risks	116
Multifamily Property Is Highly		Risks Related to Zoning Non-Compliance
Subjective and Subject to Error	103	and Use Restrictions	116
Changes in Pool Composition Will Change		Risks Relating to Inspections of Properties	117
the Nature of Your Investment	105	State and Local Mortgage Recording
Tenancies-in-Common May Hinder		Taxes May Apply Upon a Foreclosure
Recovery	106	or Deed-in-Lieu of Foreclosure and
Risks Relating to Enforceability of Cross-		Reduce Net Proceeds	117
Collateralization Arrangements	106	Earthquake, Flood and Other Insurance
Inadequacy of Title Insurers May		May Not Be Available or Adequate	117
Adversely Affect Payments on Your		Lack of Insurance Coverage Exposes the
Certificates	107	Trust to Risk for Particular Special
The Performance of a Mortgage Loan and		Hazard Losses	118
Its Related Mortgaged Property		Terrorism Insurance May Not Be Available
Depends in Part on Who Controls the		for All Mortgaged Properties	119
Borrower and Mortgaged Property	107	Risks Associated with Blanket Insurance
A Borrower May Be Unable to Repay Its		Policies or Self-Insurance	120
Remaining Principal Balance on the		The Mortgage Loan Sellers, the Sponsors
Maturity Date or Anticipated		and the Depositor Are Subject to
Repayment Date; Longer Amortization		Bankruptcy or Insolvency Laws That
Schedules and Interest-Only		May Affect the Issuing Entity’s
Provisions Increase Risk	107	Ownership of the Mortgage Loans	120
Some Provisions in the Mortgage Loans		The Borrower’s Form of Entity May Cause
Underlying Your Offered Certificates		Special Risks	122
May Be Challenged as Being		Other Debt of the Borrower or Ability to
Unenforceable	109	Incur Other Financings Entails Risk	124
Jurisdictions with One Action or Security		Litigation and Other Legal Proceedings
First Rules and/or Anti-Deficiency		May Adversely Affect a Borrower’s
Legislation May Limit the Ability of the		Ability to Repay Its Mortgage Loan	125
Special Servicer to Foreclose on a		Reserves to Fund Certain Necessary
Real Property or to Realize on		Expenditures Under the Mortgage
Obligations Secured by a Real		Loans May Be Insufficient for the
Property	110	Purpose for Which They Were
Appraisals May Not Reflect Current or		Established	125
Future Market Value of Each Property	111	A Bankruptcy Proceeding May Result in
Risks Related to Redevelopment,		Losses and Delays in Realizing on the
Expansion and Renovation at		Mortgage Loans	125
Mortgaged Properties	112	Bankruptcy of a Servicer May Adversely
Risks Relating to Costs of Compliance		Affect Collections on the Mortgage
with Applicable Laws and Regulations	112	Loans and the Ability to Replace the
		Servicer	127

6

Interests and Incentives of the Underwriter		You Will Not Have Any Control Over the
Entities May Not Be Aligned with Your		Servicing of Any Outside Serviced
Interests	127	Mortgage Loan	140
Interests and Incentives of the Originators,		Sponsors May Not Make Required
the Sponsors and Their Affiliates May		Repurchases or Substitutions of
Not Be Aligned with Your Interests	128	Defective Mortgage Loans	141
Potential Conflicts of Interest of the Master		Any Loss of Value Payment Made by a
Servicer, the Special Servicer, the		Sponsor May Not Be Sufficient to
Trustee, any Outside Servicer and any		Cover All Losses on a Defective
Outside Special Servicer	129	Mortgage Loan	141
Additional Compensation to the Master		Adverse Environmental Conditions at or
Servicer and the Special Servicer and		Near Mortgaged Properties May
Interest on Advances Will Affect Your		Result in Losses	141
Right to Receive Distributions on Your		Environmental Liabilities Will Adversely
Offered Certificates	131	Affect the Value and Operation of the
Inability to Replace the Master Servicer		Contaminated Property and May
Could Affect Collections and		Deter a Lender from Foreclosing	142
Recoveries on the Mortgage Loans	131	Certain Types of Operations Involved in
Potential Conflicts of Interest of the		the Use and Storage of Hazardous
Operating Advisor	131	Materials May Lead to an Increased
Potential Conflicts of Interest of the Asset		Risk of Issuing Entity Liability	143
Representations Reviewer	132	Tax Matters and Changes in Tax Law May
Potential Conflicts of Interest of a Directing		Adversely Impact the Mortgage Loans
Holder, any Outside Controlling Class		or Your Investment	143
Representative and any Companion		State, Local and Other Tax Considerations	145
Loan Holder	133	Changes to REMIC Restrictions on Loan
Potential Conflicts of Interest in the		Modifications May Impact an
Selection of the Underlying Mortgage		Investment in the Certificates	145
Loans	134	DESCRIPTION OF THE MORTGAGE POOL	147
Conflicts of Interest May Occur as a		General	147
Result of the Rights of the Controlling		Certain Calculations and Definitions	148
Class Representative, an Outside		Statistical Characteristics of the Mortgage
Controlling Class Representative or a		Loans	156
Controlling Note Holder to Terminate		Delinquency Information	167
the Special Servicer of the Related		Environmental Considerations	167
Loan Combination	135	Litigation Considerations	170
Other Potential Conflicts of Interest May		Redevelopment, Expansion and
Affect Your Investment	135	Renovation	170
Your Lack of Control Over the Issuing		Default History, Bankruptcy Issues and
Entity and Servicing of the Mortgage		Other Proceedings	172
Loans Can Create Risks	136	Tenant Issues	173
The Servicing of each of the 215 West		Insurance Considerations	186
34th Street & 218 West 35th Street		Zoning and Use Restrictions	187
Loan Combination and the Element		Appraised Value	188
LA Loan Combination Will Shift to		Non-Recourse Carveout Limitations	188
Other Servicers	138	Real Estate and Other Tax Considerations	189
Rights of the Directing Holder and the		Certain Terms of the Mortgage Loans	190
Operating Advisor Could Adversely		Additional Indebtedness	201
Affect Your Investment	138	The Loan Combinations	205
Realization on a Mortgage Loan That Is		Additional Mortgage Loan Information	243
Part of a Serviced Loan Combination		TRANSACTION PARTIES	244
May Be Adversely Affected by the		The Sponsors and the Mortgage Loan
Rights of the Related Serviced		Sellers	244
Companion Loan Holder	139	Compensation of the Sponsors	257
Rights of any Outside Controlling Class		The Originators	257
Representative Under any Outside		The Depositor	276
Servicing Agreement Could Adversely		The Issuing Entity	276
Affect Your Investment	140	The Trustee	277
		The Certificate Administrator	278

7

Servicers	280	Resignation of the Master Servicer, the
The Operating Advisor and the Asset		Special Servicer and the Operating
Representations Reviewer	304	Advisor	399
Certain Affiliations, Relationships and		Qualification, Resignation and Removal of
Related Transactions Involving		the Trustee and the Certificate
Transaction Parties	306	Administrator	400
DESCRIPTION OF THE CERTIFICATES	310	Amendment	402
General	310	Realization Upon Mortgage Loans	403
Exchangeable Certificates	313	Directing Holder	412
Distributions	314	Operating Advisor	418
Allocation of Yield Maintenance Charges		Asset Status Reports	424
and Prepayment Premiums	326	The Asset Representations Reviewer	425
Assumed Final Distribution Date; Rated		Repurchase Requests; Enforcement of
Final Distribution Date	328	Mortgage Loan Seller’s Obligations
Prepayment Interest Shortfalls	328	Under the Mortgage Loan Purchase
Subordination; Allocation of Realized		Agreement	432
Losses	329	Dispute Resolution Provisions	433
Reports to Certificateholders; Certain		Rating Agency Confirmations	436
Available Information	332	Termination; Retirement of Certificates	438
Voting Rights	340	Optional Termination; Optional Mortgage
Delivery, Form, Transfer and		Loan Purchase	438
Denomination	341	Servicing of the Outside Serviced
Certificateholder Communication	344	Mortgage Loans	439
THE MORTGAGE LOAN PURCHASE		USE OF PROCEEDS	450
AGREEMENTS	345	YIELD, PREPAYMENT AND MATURITY
Sale of Mortgage Loans; Mortgage File		CONSIDERATIONS	450
Delivery	345	Yield	450
Representations and Warranties	349	Yield on the Class X-A and Class X-B
Cures, Repurchases and Substitutions	349	Certificates	453
Dispute Resolution Provisions	353	Weighted Average Life of the Offered
Asset Review Obligations	353	Certificates	454
THE POOLING AND SERVICING		Price/Yield Tables	458
AGREEMENT	354	MATERIAL FEDERAL INCOME TAX
General	354	CONSEQUENCES	463
Certain Considerations Regarding the		General	463
Outside Serviced Loan Combinations	356	Qualification as a REMIC	463
Assignment of the Mortgage Loans	356	Status of Offered Certificates	465
Servicing of the Mortgage Loans	357	Taxation of the Regular Interests	465
Subservicing	361	Taxation of Class EC and Exchangeable
Advances	362	Certificates	471
Accounts	366	Taxes That May Be Imposed on a REMIC	472
Withdrawals from the Collection Account	368	Bipartisan Budget Act of 2015	472
Application of Loss of Value Payments	369	Taxation of Certain Foreign Investors	473
Servicing and Other Compensation and		FATCA	474
Payment of Expenses	370	Backup Withholding	474
Application of Penalty Charges and		Information Reporting	474
Modification Fees	382	3.8% Medicare Tax on “Net Investment
Enforcement of Due-On-Sale and Due-		Income”	474
On-Encumbrance Clauses	383	Reporting Requirements	475
Appraisal Reduction Amounts	384	Tax Return Disclosure and Investor List
Inspections	389	Requirements	475
Evidence as to Compliance	389	CERTAIN STATE, LOCAL AND OTHER TAX
Limitation on Liability; Indemnification	390	CONSIDERATIONS	476
Servicer Termination Events	394	ERISA CONSIDERATIONS	476
Rights Upon Servicer Termination Event	395	General	476
Waivers of Servicer Termination Events	397	Plan Asset Regulations	477
Termination of the Special Servicer		Prohibited Transaction Exemptions	478
Without Cause	397	Underwriter Exemption	479
		Exempt Plans	482

8

Insurance Company General Accounts	482	Potential Forfeiture of Assets	505
Ineligible Purchasers	482	RATINGS	506
Further Warnings	483	PLAN OF DISTRIBUTION (UNDERWRITER
Consultation with Counsel	483	CONFLICTS OF INTEREST)	508
Tax Exempt Investors	484	INCORPORATION OF CERTAIN
LEGAL INVESTMENT	484	INFORMATION BY REFERENCE	510
CERTAIN LEGAL ASPECTS OF THE		WHERE YOU CAN FIND MORE
MORTGAGE LOANS	485	INFORMATION	510
General	486	FINANCIAL INFORMATION	510
Types of Mortgage Instruments	486	LEGAL MATTERS	510
Installment Contracts	487	INDEX OF CERTAIN DEFINED TERMS	511
Leases and Rents	487
Personalty	488	ANNEX A – CERTAIN CHARACTERISTICS OF
Foreclosure	488	THE MORTGAGE LOANS	A-1
Bankruptcy Issues	493	ANNEX B – SIGNIFICANT LOAN SUMMARIES	B-1
Environmental Considerations	499	ANNEX C – MORTGAGE POOL
Due-On-Sale and Due-On-Encumbrance		INFORMATION	C-1
Provisions	502	ANNEX D – FORM OF DISTRIBUTION DATE
Junior Liens; Rights of Holders of Senior		STATEMENT	D-1
Liens	503	ANNEX E-1 – SPONSOR
Subordinate Financing	503	REPRESENTATIONS AND
Default Interest and Limitations on		WARRANTIES	E-1-1
Prepayments	503	ANNEX E-2 – EXCEPTIONS TO SPONSOR
Applicability of Usury Laws	504	REPRESENTATIONS AND
Americans with Disabilities Act	504	WARRANTIES	E-2-1
Servicemembers Civil Relief Act	504	ANNEX F – CLASS A-AB SCHEDULED
Anti-Money Laundering, Economic		PRINCIPAL BALANCE SCHEDULE	F-1
Sanctions and Bribery	505

9

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

•     This prospectus begins with two introductory sections describing the certificates and the issuing entity in abbreviated form:

•	the “Certificate Summary” commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates; and

•	the “Summary of Terms” commencing on page 17 of this prospectus, which gives a brief introduction to the key features of the certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page 59 of this prospectus describes the material risks that apply to the certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page 511 of this prospectus.

•     In this prospectus:

•	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

•	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

10

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. ”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

11

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF certificates. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, with effect from and including the date on which the prospectus directive is implemented in that relevant member state, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION “AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM and by any means of SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO decide TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

12

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES

13

WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED ON FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND

14

REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

15

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

16

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor.”

Issuing Entity	Citigroup Commercial Mortgage Trust 2016-GC36, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of February 1, 2016, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

• Goldman Sachs Mortgage Company, a New York limited partnership (44.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

• Citigroup Global Markets Realty Corp., a New York corporation (35.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

• Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (11.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

• Starwood Mortgage Funding I LLC, a Delaware limited liability company (8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

17

Originators	The sponsors (or affiliated entities) originated or acquired the mortgage loans and will transfer the mortgage loans to the depositor as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company(1)	Goldman Sachs Mortgage Company	23	$508,376,720	44.0%
Citigroup Global Markets Realty Corp.(2)	Citigroup Global Markets Realty Corp.	18	415,536,804	35.9
Cantor Commercial Real Estate Lending, L.P.	Cantor Commercial Real Estate Lending, L.P.	8	130,675,010	11.3
Starwood Mortgage Capital LLC	Starwood Mortgage Funding I LLC	9	101,346,295	8.8
	Total	58	$1,155,934,829	100.0%

(1) The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Element LA, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Goldman Sachs Mortgage Company and Cantor Commercial Real Estate Lending, L.P., and will be sold to the depositor by Goldman Sachs Mortgage Company.

(2) The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 9.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp. and Barclays Bank PLC, and will be sold to the depositor by Citigroup Global Markets Realty Corp.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” and “—The Originators.”

Master Servicer	KeyBank National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are part of outside serviced loan combinations and serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below). The primary servicing offices of the master servicer are located at 11501 Outlook St., Suite #300, Overland Park, Kansas 66211. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are serviced under the pooling and servicing agreement are referred to as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan

18

may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement but are instead serviced under a separate pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement (in any such case, an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

The servicer(s) of the outside serviced mortgage loan(s) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	Wells Fargo Bank, National Association, a national banking association, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and the related serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) in certain circumstances, reviewing, evaluating, and providing or withholding consent as to certain major decisions and other transactions relating to such serviced mortgage loans and related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal west coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association, are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at MAC-D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Special Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The controlling class representative (prior to the occurrence and continuance of a control termination event (as described herein)) will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such special servicer, an “excluded mortgage loan special servicer”) unless such excluded special servicer mortgage loan is also an excluded mortgage loan (as defined under “—Directing Holder / Controlling Class Representative” below), in which case the largest controlling class certificateholder (by certificate balance) that is not an excluded controlling class holder with respect to that mortgage loan will

19

be entitled to appoint the excluded mortgage loan special servicer. A controlling class certificateholder that is a borrower party with respect to any mortgage loan will be an “excluded controlling class holder” with respect to that mortgage loan. See “—Directing Holder / Controlling Class Representative” below. Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If neither the controlling class representative nor any controlling class certificateholder is entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan, an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The special servicer was appointed to be the special servicer by Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate), which is expected to purchase the Class E, Class F, Class G and Class H certificates (and may purchase certain other classes of certificates) and, on the closing date, is expected to be the initial controlling class certificateholder and the initial directing holder with respect to the serviced loans other than (x) any serviced loan combination as to which the controlling note is held outside the issuing entity, and (y) any excluded mortgage loan. See “—Directing Holder / Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of the outside serviced mortgage loan(s) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations”. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Significant Primary Servicer	Berkadia Commercial Mortgage LLC, a Delaware limited liability company, will act as primary servicer with respect to 46 mortgage loans representing approximately 65.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal servicing office of Berkadia Commercial Mortgage LLC is located at 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002. The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received. See “Transaction Parties—Servicers—Significant Primary Servicer—Berkadia Commercial Mortgage LLC”.

20

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CGCMT 2016-GC36. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and the related companion loans. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

With respect to each outside serviced mortgage loan, the entity set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below, in its capacity as trustee under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction, is the mortgagee of record for that outside serviced mortgage loan and the related outside serviced companion loan(s). See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian with respect to each outside serviced mortgage loan will be the entity set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below, in its capacity as custodian under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. Following the occurrence and continuance of certain trigger events, the operating advisor will have the following rights and duties with respect to the serviced mortgage loans: (i) certain review and reporting responsibilities with respect to the performance of the special servicer; (ii) certain non-binding consultation rights with the special servicer regarding major decisions on specially serviced loans; and (iii) in certain circumstances, the right to recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified

21

delinquency threshold has been exceeded and the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside
Special Servicers, Outside
Trustees and Outside Custodians	The following loan combinations constitute the “outside serviced loan combinations” and will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement governing the securitization of a related companion loan by the parties thereto, as set forth below:

(i) each of the Glenbrook Square loan combination, the Westin Boston Waterfront loan combination, the South Plains Mall loan combination, the GSA Portfolio loan combination and, prior to the securitization of the Element LA controlling pari passu companion loan, the Element LA loan combination, is being serviced and administered pursuant to the pooling and servicing agreement (the “GSMS 2015-GS1 pooling and servicing agreement”) for the commercial mortgage securitization transaction involving the issuance of the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1, dated as of November 1, 2015, between GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator and as custodian, and Situs Holdings, LLC, as operating advisor. Prior to the securitization of the Element LA controlling pari passu companion loan, the Element LA loan combination is being primary serviced by Berkeley Point Capital LLC, a Delaware limited liability company and an affiliate of Cantor Commercial Real Estate Lending, L.P. and Cantor Fitzgerald & Co.;

(ii)	each of, prior to the securitization of the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan, the 215 West 34th Street & 218 West 35th Street loan combination, and, following the securitization of the Element LA controlling pari passu companion loan, the Element LA loan combination, is expected to be serviced and administered pursuant to the pooling and servicing agreement (the “CFCRE 2016-C3 pooling and servicing agreement”) for the commercial mortgage securitization transaction involving the issuance of the CFCRE 2016-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C3, expected to be dated as of January 1, 2016, between CCRE Commercial Mortgage Securities, L.P., as depositor, Wells Fargo Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator and custodian, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. Additionally, prior to the securitization of the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan, the 215 West 34th Street & 218 West 35th Street loan

22

combination, and, following the securitization of the Element LA controlling pari passu companion loan, the Element LA loan combination, are expected to be primary serviced by Berkeley Point Capital LLC, a Delaware limited liability company and an affiliate of Cantor Commercial Real Estate Lending, L.P. and Cantor Fitzgerald & Co. Following the securitization of the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan, it is expected that the 215 West 34th Street & 218 West 35th Street loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement and/or other servicing agreement governing the securitization of the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan. The parties to the outside servicing agreement that will govern the servicing of the 215 West 34th Street & 218 West 35th Street loan combination following the securitization of the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan have not yet been identified;

(iii)	the Heinz 57 Center loan combination is being serviced and administered pursuant to the pooling and servicing agreement for the commercial mortgage securitization transaction involving the issuance of the JPMCC Commercial Mortgage Securities Trust 2015-JP1, Commercial Mortgage Pass-Through Certificates, Series 2015-JP1, dated as of December 1, 2015, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, Wilmington Trust, National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator and custodian, and Pentalpha Surveillance LLC as operating advisor and asset representations reviewer; and

(iv)	the DoubleTree Hotel Universal loan combination is being serviced and administered pursuant to the pooling and servicing agreement for the commercial mortgage securitization transaction involving the issuance of the GS Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates, Series 2015-GC34, dated as of October 1, 2015, between GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer, U.S. Bank National Association, as trustee, certificate administrator and custodian, and Pentalpha Surveillance LLC, as operating advisor.

Each of the pooling and servicing agreements, trust and servicing agreement, and/or other servicing arrangements identified in clauses (i) through (iv) above is referred to herein as an “outside servicing agreement”; each master servicer identified in clauses (i) through (iv) above is referred to herein as an “outside servicer”; each special servicer identified in clauses (i) through (iv) above is referred to herein as an “outside special servicer”; each trustee identified in clauses (i) through (iv) above is referred to herein as an “outside trustee”; each operating advisor identified in clauses (i) through (iv) above is referred to herein as an “outside operating advisor”; and each custodian identified in clauses (i) through (iv) above is referred to herein as an “outside custodian”. With respect to each outside serviced loan combination, the related

23

outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder / Controlling Class
Representative	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced loan combination under the pooling and servicing agreement will be:

• with respect to any such mortgage loan (other than an excluded mortgage loan) or loan combination (other than any serviced loan combination as to which the controlling note is held outside the issuing entity), the controlling class representative; and

• with respect to any serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), the holder of the related controlling note (sometimes referred to as an “outside controlling noteholder”).

The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate balance). No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower, a mortgagor or a manager of a mortgaged property or an affiliate of any of the foregoing (any such person, a “borrower party”) or (ii) a lender under a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, that has accelerated such mezzanine loan or commenced foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person, also a “borrower party”).

The controlling class is the most subordinate class of the Class E, Class F, Class G and Class H certificates that has an outstanding certificate

24

balance, as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class. The controlling class as of the Closing Date will be the Class H certificates. See “Description of the Certificates—Voting Rights”. and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

With respect to the serviced mortgage loans and serviced loan combinations (other than a serviced outside controlled loan combination), prior to the occurrence of certain appraisal or other trigger events:

• the related directing holder will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loan or, if applicable, loan combination, and

• the related directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loan or, if applicable, loan combination.

If and to the extent that the holder of a mortgage loan included in any serviced outside controlled loan combination has consultation rights, then prior to certain trigger events the controlling class representative may consult with respect to certain major decisions and other matters with respect to such loan combination.

After the occurrence and during the continuance of a control termination event (as described herein), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described herein), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement and/or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described in the prior paragraph with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder may not lose such rights under the related co-lender agreement.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E certificates are the controlling class

25

certificates, the holder of more than 50% of the controlling class certificates (by outstanding certificate balance) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement (in general, as to such certificateholder and not as to any successor certificateholder), by following the specific procedures set forth in the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Directing Holder”.

Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) is expected, on the closing date (i) to purchase the Class E, Class F, Class G and Class H certificates, and (ii) to be the initial controlling class representative (and initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction other than (x) any serviced loan combination as to which the controlling note is held outside the issuing entity, and (y) any excluded mortgage loan).

With respect to any subordinate companion loan that is part of a serviced loan combination, during such time as the holder of the applicable subordinate companion loan is no longer permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class representative (as directing holder) will generally have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other mortgage loans in the pool.

With respect to the outside serviced mortgage loans, the entity identified in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below is the initial controlling class representative (referred to as an “outside controlling class representative”) under the pooling and servicing agreement, trust and servicing agreement and/or other servicing agreement for the indicated transaction or other directing holder for the related outside serviced loan combination, and such entity will have certain consent and consultation rights and special servicer replacement rights with respect to the related outside serviced loan combination, which are substantially similar, but not identical, to those of the directing holder under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The controlling class representative, any outside controlling class representative or any other related directing holder may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable loan combination(s) that could adversely affect the holders of some or all of the classes of certificates, and may remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable loan combination(s) with or without cause. The controlling class representative, any outside controlling class representative or any other related directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”.

26

Significant Affiliations
and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

	•	serve in multiple capacities with respect to this securitization transaction;

	•	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

	•	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer with respect to any securitization involving a companion loan in an outside serviced loan combination; or

	•	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer with respect to any securitization involving a companion loan in an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

	•	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Warehouse Financing Arrangements”);

	•	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim Servicing Arrangements”);

	•	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim and Other Custodial Arrangements”);

27

• entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

• performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Other Arrangements”).

In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combination and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the due date in February 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in March 2016, the date that would have been its due date in February 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about February 17, 2016.

Distribution Date	The 4th business day following the related determination date of each month, beginning in March 2016.

Determination Date	The 6th day of each calendar month or, if the 6th day is not a business day, then the business day following such 6th day, beginning in March 2016.

28

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date shall be the closing date).

Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in March 2016, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	January 2021
	Class A-2	January 2021
	Class A-3	December 2022
	Class A-4	November 2025
	Class A-5	January 2026
	Class A-AB	October 2025
	Class X-A	January 2026
	Class X-B	January 2026
	Class A-S	January 2026
	Class B	January 2026
	Class EC	January 2026
	Class C	January 2026

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The assumed final distribution date with respect to each class of the Class A-S, Class B, Class EC and Class C certificates assumes that the maximum certificate balance of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in February 2049.

29

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass- through certificates as part of Series 2016-GC36:

	•	Class A-1

	•	Class A-2

	•	Class A-3

	•	Class A-4

	•	Class A-5

	•	Class A-AB

	•	Class X-A

	•	Class X-B

	•	Class A-S

30

•	Class B

•	Class EC

•	Class C

The Series 2016-GC36 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: Class D, Class X-D, Class E, Class F, Class G, Class H and Class R certificates.

B. Certificate Balances
or Notional Amounts	Subject to the discussion in the following paragraph, each class of the offered certificates will have the approximate aggregate initial certificate balance (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, which principal amount (or notional amount) may vary up to 5% on the closing date.

The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table under “Certificate Summary” in this prospectus represents the maximum certificate balance of such class without giving effect to any issuance of Class EC certificates. The initial certificate balance of the Class EC certificates shown in the table under “Certificate Summary” in this prospectus is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, which is the maximum certificate balance of the Class EC certificates that could be issued in an exchange. The actual certificate balance of the Class EC certificates or any class of exchangeable certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EC certificates issued on the closing date.

The aggregate certificate balance of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of the Class EC certificates and the class of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C. Pass-Through Rates	Each class of the offered certificates (other than the Class EC certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

For any distribution date, the pass-through rates of the offered certificates (other than the Class EC, Class X-A and Class X-B certificates) will each be equal to one of (i) a fixed per annum rate, (ii) the

31

weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component as described in this prospectus.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the pass-through rate of the Class B trust component as described in this prospectus.

The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class EC certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

•	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

•	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates— Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

32

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amounts” in this prospectus.

D. Exchangeable Certificates	If you own Class A-S, Class B and Class C certificates in an exchange proportion that we describe in this prospectus, you will be able to exchange them for a proportionate interest in the Class EC certificates, and vice versa. The Class A-S, Class B and Class C certificates are collectively referred to as “exchangeable certificates.” You can exchange your exchangeable certificates or Class EC certificates by notifying the certificate administrator. If you own Class EC certificates, those certificates will entitle you to receive principal and interest in the amounts that would otherwise have been payable on the applicable proportion of Class A-S, Class B and Class C certificates exchangeable for those Class EC certificates. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus.

See “Description of the Certificates—Exchangeable Certificates” in this prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks.”

E. Servicing and
Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will be calculated based on: (i) the stated principal balance of each mortgage loan in the issuing entity and each serviced companion loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.0050% to 0.0725% per annum. The master servicing fee rate includes, with respect to an outside serviced mortgage loan, the servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is calculated based on the stated principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation

33

proceeds and other payments in connection with a full or discounted payoff of a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower or higher rate as would not result in a workout fee that is more than $1,000,000 or less than $25,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to the outside serviced mortgage loans set forth in the table below, the servicer under the outside servicing agreement governing the servicing of that loan will be entitled to a servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related outside servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the subject outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Outside Serviced Mortgage Loans

Mortgaged Property Name	Outside (Primary) Servicer Fee	Outside Special Servicer Fee	Workout Fee(1)	Liquidation Fee(1)

Glenbrook Square	0.0025%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.0%	1.0%
Westin Boston Waterfront	0.0025%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.0%	1.0%
215 West 34th Street & 218 West 35th Street	0.0025%	0.25%	1.0%	1.0%
South Plains Mall	0.0025%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.0%	1.0%
GSA Portfolio	0.0200%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.0%	1.0%
Heinz 57 Center	0.0025%	0.25%	1.0%	1.0%
Element LA	0.0025%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.0%	1.0%

34

Mortgaged Property Name	Outside (Primary) Servicer Fee	Outside Special Servicer Fee	Workout Fee(1)	Liquidation Fee(1)
		would result in a special servicing fee of $3,500 per month
DoubleTree Hotel Universal	0.0025%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.0%	1.0%

(1) Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee table and the related footnotes contained under that heading).

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and the operating advisor fee rate of 0.00145% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable); provided that with respect to any major decision as to which the operating advisor has consultation rights after the outstanding certificate balances of the control eligible certificates have been reduced to zero as a result of the allocation of realized losses to such certificates, a $10,000 consulting fee will be payable in full as an additional expense of the issuing entity.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. In addition, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including each outside serviced mortgage loan, but excluding each companion loan) at a per annum rate equal to 0.000691%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor

35

reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.0052% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

Also, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates: to interest on the Class A-1,

36

Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;

(F)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and

(G)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

37

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class EC certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class EC certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class EC certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

38

Seventh: Non-offered certificates: in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B. Interest and Principal
Entitlements	A description of each class’s and trust component’s interest entitlement can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class EC certificates, the related pass-through rates on the applicable percentage interest of the related certificate balances of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class EC certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Certificates—Exchangeable Certificates” in this prospectus. Any such allocations of principal and interest as between the Class EC certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

C. Yield Maintenance Charges,
Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination, Allocation of
Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB,

39

Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2016-GC36 certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate balance of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component) and the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), and, therefore, the amount of interest they accrue.

*	Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A and Class X-B certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A and Class X-B certificates, in each case, to the extent such losses reduce the certificate balance of a related class of principal balance certificates or a related trust component.

**	Distributions and losses allocated to a trust component will be concurrently allocated to the related class of exchangeable certificates that evidences a percentage interest in such trust component and to the Class EC certificates. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class EC certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B

40

certificates and the Class EC certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class EC certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Certificates—Distributions” in this prospectus.

	***	Other than the Class R certificates.

Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Mortgage loan losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates having an initial certificate balance will reduce the certificate balance of that class of certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates (or, in the case of the Class EC certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates or trust components with the lowest payment priorities:

	•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

	•	shortfalls resulting from the payment of asset representations reviewer fees payable in connection with any asset review by the asset representations reviewer to the extent not paid by the related sponsor;

	•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by late payment charges or default interest paid by the related borrower);

	•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

	•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to the outside pooling and servicing agreement;

41

• shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

• shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class EC and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class EC and Class C certificates), on a pro rata basis, to reduce the amount of the interest payment on such classes of certificates and trust components. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including any REO mortgage loan) in the issuing entity (including the outside serviced mortgage loans), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the

42

related mortgage loan documents with respect to the mortgage loans and any companion loans (other than those that are part of an outside serviced loan combination), unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections

43

on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

General

The issuing entity’s primary assets will be 58 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $1,155,934,829. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 25 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

Fee Simple / Leasehold	One hundred two (102) mortgaged properties, collectively securing approximately 95.1% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Two (2) mortgaged properties, collectively securing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Twelve (12) mortgage loans, collectively representing approximately 60.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure which is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity (collectively referred to in this prospectus as a “loan combination”). The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

44

•	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

•	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

•	If a loan combination includes both a pari passu companion loan and a subordinate companion loan, the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Mortgage Loan as % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Holder(s) of Companion Loan(s)	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(1)	Controlling Note Included in Issuing Entity (Y/N) / If no, Identity of Controlling Note / Outside Controlling Noteholder

5 Penn Plaza	CGMRC	$115,000,000	9.9%	$145,000,000(2)	Various(3)	48.1%	48.1%	1.64x	1.64x	Y
Sheraton Denver
Downtown Fee	CGMRC	$110,000,000	9.5%	$70,000,000	CGMRC	75.0%	75.0%	1.28x	1.28x	Y
Austin Block 21	GSMC	$109,898,450	9.5%	$39,963,073	GSMC	62.7%	62.7%	1.51x	1.51x	Y
Glenbrook					GSMS 2015-
Square	GSMC	$102,000,000	8.8%	$60,000,000	GS1	58.1%	58.1%	1.55x	1.55x	N / Note A-1 / GSMS 2015-GS1
Westin Boston
Waterfront	GSMC	$54,789,561	4.7%	$149,426,076(4)	Various(5)	59.2%	59.2%	1.87x	1.87x	N / Note A-1 / GSMS 2015-GS1
Park Place	CGMRC	$50,000,000	4.3%	$43,000,000	CGMRC	66.4%	66.4%	1.44x	1.44x	Y
215 West 34th
Street & 218	CCRE
West 35th Street	Lending	$45,000,000	3.9%	$85,000,000(6)	Various(7)	54.2%	54.2%	1.88x	1.88x	N / Note A-1 / CCRE Lending
South Plains
Mall	GSMC	$30,000,000	2.6%	$170,000,000(8)	Various(9)	54.3%	54.3%	2.04x	2.04x	N / Note A-1 / GSMS 2015-GS1
					GSMS 2015-
GSA Portfolio	GSMC	$27,384,375	2.4%	$27,384,375	GS1	75.0%	75.0%	1.35x	1.35x	N / Note A-1 / GSMS 2015-GS1
					JPMCC 2015-
Heinz 57 Center	SMF I	$25,944,493	2.2%	$49,893,255	JP1	68.6%	68.6%	1.30x	1.30x	N / Note A-1 / JPMCC 2015-JP1

Element LA	GSMC	$14,000,000	1.2%	$154,000,000(10)	Various(11)	57.1%	57.1%	1.78x	1.78x	N / Note A-1A / CCRE Lending
DoubleTree
Hotel Universal	GSMC	$12,941,292	1.1%	$37,828,391(12)	Various(13)	56.8%	56.8%	2.11x	2.11x	N / Note A-1 / GSMS 2015-GC34

(1)	Calculated including the related pari passu companion loan(s). None of the related loan combinations includes a subordinate companion loan.

(2)	The 5 Penn Plaza pari passu companion loans are currently comprised of the non-controlling note A-2, with an outstanding principal balance as of the cut-off date of $67,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the cut-off date of $78,000,000.

(3)	The 5 Penn Plaza pari passu companion loan that is evidenced by the non-controlling note A-2 is currently held by Citigroup Global Markets Realty Corp. and the 5 Penn Plaza pari passu companion loan that is evidenced by the non-controlling note A-3 is currently held by Barclays Bank PLC. Each 5 Penn Plaza pari passu companion loan is expected to be contributed to one or more future commercial mortgage securitization transactions.

(4)	The Westin Boston Waterfront pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $69,732,169, and the non-controlling note A-2, with an outstanding principal balance as of the cut-off date of $79,693,907.

(5)	The Westin Boston Waterfront pari passu companion loan that is evidenced by the controlling note A-1 was contributed to the GSMS 2015-GS1 commercial mortgage securitization transaction, and the Westin Boston Waterfront pari passu companion loan that is evidenced by the non-controlling note A-2 was contributed to the CGCMT 2015-GC35 commercial mortgage securitization transaction.

(6)	The 215 West 34th Street & 218 West 35th Street pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $45,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the

45

cut-off date of $40,000,000.

(7)	The 215 West 34th Street & 218 West 35th Street pari passu companion loan that is evidenced by the controlling note A-1 (the “215 West 34th Street & 218 West 35th Street controlling pari passu companion loan”) is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future commercial mortgage securitization transactions, and the 215 West 34th Street & 218 West 35th Street pari passu companion loan that is evidenced by the non-controlling note A-3 is expected to be contributed to the CFCRE 2016-C3 commercial mortgage securitization transaction.

(8)	The South Plains Mall pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $70,000,000, and the non-controlling note A-2, with an outstanding principal balance as of the cut-off date of $100,000,000.

(9)	The South Plains Mall pari passu companion loan that is evidenced by the controlling note A-1 was contributed to the GSMS 2015-GS1 commercial mortgage securitization transaction, and the South Plains Mall pari passu companion loan that is evidenced by the non-controlling note A-2 was contributed to the CGCMT 2015-GC35 commercial mortgage securitization transaction.

(10)	The Element LA pari passu companion loans are currently comprised of the controlling note A-1A, with an outstanding principal balance as of the cut-off date of $55,500,000, the non-controlling note A-1B, with an outstanding principal balance as of the cut-off date of $28,500,000, and the non-controlling note A-2A, with an outstanding principal balance as of the cut-off date of $70,000,000.

(11)	The Element LA pari passu companion loan that is evidenced by the controlling note A-1A (the “Element LA controlling pari passu companion loan”) is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C3 commercial mortgage securitization transaction, the Element LA pari passu companion loan that is evidenced by the non-controlling note A-1B is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the commercial mortgage securitization transaction involving the issuance of the COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-CCRE28, and the Element LA pari passu companion loan that is evidenced by the non-controlling note A-2A was contributed to the GSMS 2015-GS1 commercial mortgage securitization transaction.

(12)	The DoubleTree Hotel Universal pari passu companion loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the cut-off date of $18,416,454, and the non-controlling note A-2, with an outstanding principal balance as of the cut-off date of $19,411,938.

(13)	The DoubleTree Hotel Universal pari passu companion loan that is evidenced by the controlling note A-1 was contributed to the GSMS 2015-GC34 commercial mortgage securitization transaction, and the DoubleTree Hotel Universal pari passu companion loan that is evidenced by the non-controlling note A-2 was contributed to the GSMS 2015-GS1 commercial mortgage securitization transaction.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

Each of (i) the 5 Penn Plaza loan combination, (ii) the Sheraton Denver Downtown Fee loan combination, (iii) the Austin Block 21 loan combination, and (iv) the Park Place loan combination will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction.

The outside serviced mortgage loans will be serviced and administered pursuant to a pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the securitization of one or more related companion loans. The identity of, and certain other information regarding, the outside serviced mortgage loan(s) are set forth in the following table:

There are no serviced outside controlled loan combinations or AB loan combinations related to this securitization transaction and, therefore, all references in this prospectus to “serviced outside controlled loan combination” or “AB loan combination” or “serviced AB loan combination” or any related terms should be disregarded.

46

Outside Serviced Mortgage Loans Summary

Mortgaged Property Name	Outside Servicing Agreement	Mortgage Loan as a % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Certificate Administrator	Outside Custodian	Outside Controlling Class Representative(1)

			Midland Loan		Wilmington		Wells Fargo
			Services, a Division	Wells Fargo	Trust,	Wells Fargo	Bank,
Glenbrook	GSMS		of PNC Bank,	Bank, National	National	Bank, National	National	Eightfold Real Estate
Square	2015-GS1	8.8%	National Association	Association	Association	Association	Association	Capital Fund IV, L.P.

			Midland Loan		Wilmington		Wells Fargo
Westin			Services, a Division	Wells Fargo	Trust,	Wells Fargo	Bank,
Boston	GSMS		of PNC Bank,	Bank, National	National	Bank, National	National	Eightfold Real Estate
Waterfront	2015-GS1	4.7%	National Association	Association	Association	Association	Association	Capital Fund IV, L.P.

215 West
34th
Street &
218 West
35th
Street	(2)	3.9%	(2)	(2)	(2)	(2)	(2)	(2)

			Midland Loan		Wilmington		Wells Fargo
			Services, a Division	Wells Fargo	Trust,	Wells Fargo	Bank,
South Plains	GSMS		of PNC Bank,	Bank, National	National	Bank, National	National	Eightfold Real Estate
Mall	2015-GS1	2.6%	National Association	Association	Association	Association	Association	Capital Fund IV, L.P.

			Midland Loan		Wilmington		Wells Fargo
			Services, a Division	Wells Fargo	Trust,	Wells Fargo	Bank,
	GSMS		of PNC Bank,	Bank, National	National	Bank, National	National	Eightfold Real Estate
GSA Portfolio	2015-GS1	2.4%	National Association	Association	Association	Association	Association	Capital Fund IV, L.P.

Midland Loan
Services, a
				Division of	Wilmington		Wells Fargo
				PNC Bank,	Trust,	Wells Fargo	Bank,
Heinz 57	JPMCC		Wells Fargo Bank,	National	National	Bank, National	National	BlackRock Realty
Center	2015-JP1	2.2%	National Association	Association	Association	Association	Association	Advisors, Inc.

Midland Loan
			Services, a Division		Wilmington		Wells Fargo
			of PNC Bank,	Wells Fargo	Trust,	Wells Fargo	Bank,	Eightfold Real Estate
	GSMS 2015-		National	Bank, National	National	Bank, National	National	Capital Fund IV,
Element LA	GS1(3)	1.2%	Association(3)	Association(3)	Association(3)	Association(3)	Association(3)	L.P.(3)

Midland Loan
Services, a
Division of
DoubleTree				PNC Bank,	U.S. Bank	U.S. Bank	U.S. Bank	KKR Real Estate
Hotel	GSMS 2015-		Wells Fargo Bank,	National	National	National	National	Finance Holdings
Universal	GC34	1.1%	National Association	Association	Association	Association	Association	L.P.

(1)	The related transaction documents may provide that the initial outside controlling class representative may either be the entity specified or an affiliate thereof.

(2)	It is expected that the 215 West 34th Street & 218 West 35th Street mortgage loan will be serviced and administered pursuant to the CFCRE 2016-C3 pooling and servicing agreement until the securitization of the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan, after which it is expected that the 215 West 34th Street & 218 West 35th Street mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement and/or other servicing agreement governing the securitization of the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan. It is expected that, pursuant to the CFCRE 2016-C3 pooling and servicing agreement, Wells Fargo Bank, National Association, will be the applicable master servicer, certificate administrator and custodian , CWCapital Asset Management LLC, will be the applicable special servicer, Wilmington Trust, National Association, will be the applicable trustee, and Seer Capital Partners Master Fund L.P., will be the applicable initial outside controlling class representative under the CFCRE 2016-C3 securitization. However, the 215 West 34th Street & 218 West 35th Street controlling pari passu companion loan is held by Cantor Commercial Real Estate Lending, L.P.

(3)	The Element LA mortgage loan is currently being serviced and administered pursuant to the GSMS 2015-GS1 pooling and servicing agreement until the securitization of the Element LA controlling pari passu companion loan, after which it is expected that the Element LA mortgage loan will be serviced and administered pursuant to the CFCRE 2016-C3 pooling and servicing agreement. It is expected that, pursuant to the CFCRE 2016-C3 pooling and servicing agreement, Wells Fargo Bank, National Association, will be the applicable master servicer, certificate administrator and custodian,

47

CWCapital Asset Management LLC, will be the applicable special servicer, Wilmington Trust, National Association, will be the applicable trustee, and Seer Capital Partners Master Fund L.P., will be the applicable initial outside controlling class representative under the CFCRE 2016-C3 securitization. The initial controlling noteholder of the Element LA loan combination is Cantor Commercial Real Estate Lending, L.P., as holder of the companion loan identified as note A-1A. Prior to the securitization of the companion loan identified as note A-1A, the controlling noteholder will be entitled to exercise certain consent rights under the GSMS 2015-GS1 pooling and servicing agreement with respect to the Element LA loan combination.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the pooling and servicing agreement, trust and servicing agreement and/or other comparable agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment”.

48

Additional Characteristics
of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,155,934,829
Number of Mortgage Loans	58
Number of Mortgaged Properties	104
Number of Crossed Groups	None
Crossed Groups as a percentage of Initial Pool Balance	NAP
Range of Cut-off Date Balances	$2,500,000 to
$115,000,000
Average Cut-off Date Balance	$19,929,911
Range of Mortgage Rates(2)	4.22050% to 5.58000%
Weighted Average Mortgage Rate(2)	4.78078%
Range of original terms to Maturity Date	60 months to 120
months
Weighted average original term to Maturity Date	118 months
Range of Cut-off Date remaining terms to Maturity Date	59 months to 120
months
Weighted average Cut-off Date remaining term to Maturity Date	116 months
Range of original amortization terms(3)	270 months to 360
months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	269 months to 360
months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(2)(4)	41.9% to 75.0%
Weighted average Cut-off Date LTV Ratio(2)(4)	63.9%
Range of Maturity Date LTV Ratios(2)(5)	38.4% to 75.0%
Weighted average Maturity Date LTV Ratio(2)(5)	56.1%
Range of UW NCF DSCR(2)(6)	1.13x to 2.16x
Weighted average UW NCF DSCR(2)(6)	1.55x
Range of Debt Yield on Underwritten NOI(2)(6)	5.8% to 15.9%
Weighted average Debt Yield on Underwritten NOI(2)(6)	9.8%
Percentage of Initial Pool Balance consisting of:
Interest Only then Amortizing Balloon	42.3%
Interest Only	29.5%
Amortizing Balloon	28.1%
Percentage of Initial Pool Balance consisting of:
Mortgage Loans with mezzanine debt	13.3%
Mortgaged Properties with single tenants	6.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each mortgage loan that is part of a loan combination, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Mortgage Rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)	Does not include mortgage loans that pay interest-only until their maturity dates.

49

(4)	In most cases, the Cut-off Date LTV Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, in the case of 5 mortgage loans, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date LTV Ratios were calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions.” The weighted average Cut-off Date LTV Ratio for the mortgage pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” is 64.3%.

(5)	In most cases, the Maturity Date LTV Ratio for each mortgage loan is calculated utilizing the “as-is” appraised value. However, in the case of 17 mortgage loans, representing approximately 34.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date LTV Ratios were calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions.” The weighted average Maturity Date LTV Ratio for the mortgage pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” is 57.5%.

(6)	The UW NCF DSCR and Debt Yield on Underwritten NOI are each subject to an adjustment with respect to one mortgage loan, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, as further described in the definitions of “UW NCF DSCR” and “Debt Yield on Underwritten NOI”, respectively, under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis. Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

•	with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

•	unless otherwise expressly indicated, the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

•	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

•	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the

50

Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

•	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than 1 mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus;

•	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus; and

•	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date principal balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

51

Modified and Refinanced
Mortgage Loans	Certain of the mortgage loans were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, as described below:

• With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Two Metro Place, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property was collateral for a prior loan in the amount of $12.2 million, which was securitized in the CSMC 2007-C4 transaction. The special servicer for the CSMC 2007-C4 trust foreclosed on the prior loan following a default by the prior owner and the mortgaged property went through foreclosure proceedings in April 2014. The related sponsor used proceeds from the mortgage loan to acquire the mortgaged property from the CSMC 2007-C4 trust.

• With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Springhill Suites Altamonte, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of such mortgage loan facilitated the acquisition of such mortgaged property after having become REO property following the loan default of a prior owner of the mortgaged property.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on
Projections of Future Income	With respect to 10 of the mortgaged properties, representing approximately 13.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting From Mortgaged Properties with Limited Prior Operating History”.

52

Certain Variances from
Underwriting Guidelines	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to the related third party materials requirements.

Four (4) mortgage loans, representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each originated with one or more exceptions to the related originator’s underwriting guidelines. See “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria”, “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” and “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria”.

Certain Mortgage Loans with
Material Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the Mortgaged Properties securing the largest 15 mortgage loans (considering each crossed group as a single mortgage loan) by aggregate principal balance of the pool of mortgage loans as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans
From the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as

53

operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:

• Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited;

• The certificate administrator’s website initially located at www.ctslink.com; and

• The master servicer’s website initially located at www.keybank.com/key2cre.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components (and, correspondingly, the Class A-S, Class B, Class EC and Class C certificates) and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer has consented to the exchange, and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

54

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any related REO property or the interests of the certificateholders in the mortgage loan or any related REO property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage
Loans and REO Properties	Pursuant to the pooling and servicing agreement, the special servicer may solicit offers for defaulted mortgage loans serviced thereunder (or a defaulted serviced pari passu loan combination) and related REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a mortgage loan that is part of a serviced pari passu loan combination (if any) becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the co-lender agreement with respect to any serviced AB loan combination, the holder of the related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together

55

.	with any related serviced pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income
Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are as follows:

• The lower-tier REMIC will hold the mortgage loans (excluding any post-anticipated repayment date excess interest) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to an upper-tier REMIC.

• The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F, Class G and Class H certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the upper-tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class EC and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

56

Pertinent federal income tax consequences of an investment in the offered certificates include:

• Each class of offered certificates (other than the exchangeable certificates and the Class EC certificates) and the trust components will constitute REMIC “regular interests”.

• The offered certificates (other than the exchangeable certificates and the Class EC certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

• Each class of exchangeable certificates and the Class EC certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

• You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class X-A and Class X-B certificates and the Class trust component will be issued with original issue discount, and that the Class certificates and the Class trust component will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

57

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

58

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates or the Class EC certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

59

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large as compared to the amount of principal payable on your certificates, or if your certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

60

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

61

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any classes of certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the

62

Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

 Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

63

The Class EC certificates and the applicable class of exchangeable certificates will be subject to a realized loss or shortfall on any trust component to the extent of their percentage interest in such trust component. See “Description of the Certificates—Distributions”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the

64

mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B, Class EC and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates,

•	the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.

The yield to maturity on the X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates and the Class A-S trust component. The yield to maturity of the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class B trust component. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and/or Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

65

The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks

Certain Factors May Limit Exchangeability

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class EC certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’ s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Certificates—Exchangeable Certificates—Exchanges”.

•	A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

•	Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class EC certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

•	Certificates may only be held in authorized denominations.

Your Right to Receive Distributions on Exchangeable Certificates and Class EC Certificates Will Be Subordinated

As described in this prospectus, if you acquire any exchangeable certificates or Class EC certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class EC certificates represent an interest in the Class A-S trust component) the holders of the Class EC certificates. If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class B certificates and (insofar as the Class EC certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class EC certificates. If you acquire Class EC certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to: (a) insofar as the Class EC certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class EC Certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

66

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates and

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of CMBS. The deterioration of other structured products markets may continue to adversely affect the value of CMBS. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with CMBS indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of your offered certificates.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability

67

of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) will apply from January 1, 2016 to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

•	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

68

•	The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations. New capital regulations, which were adopted by the banking regulators in July 2013 and began phasing in on January 1, 2014, implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. As a result of these regulations, investments in CMBS like the certificates by institutions subject to the risk based capital regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

•	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

•	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. December 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously

69

been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If the American Fidelity Assurance Company case is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the Pooling and Servicing Agreement is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

•	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected

70

for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

71

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result

72

of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions,

73

events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real

74

Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

75

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.”, “—The Goldman Originator”, “—Cantor Commercial Real Estate Lending, L.P.” and “—Starwood Mortgage Capital LLC”.   A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citigroup Global Markets Realty Corp.—Review of CGMRC Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans” and “—Starwood Mortgage Funding I LLC—Review of SMF I Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

76

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely

77

affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions

78

of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include office, retail and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

79

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, mixed use, hospitality and land. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, New York, Colorado, Indiana, California, Pennsylvania, Massachusetts and Arizona. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

80

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.

You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

81

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

82

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

83

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

84

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

85

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

86

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

87

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

88

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

89

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

90

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

91

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Mixed Use Properties

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”. See Annex A for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

92

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the

93

liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

94

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	whether the property is subject to any age restrictions on tenants;

•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

95

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties

96

are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1.          availability of labor services,

2.          proximity to supply sources and customers, and

3.          accessibility to various modes of transportation and shipping, including railways, roadways, airline           terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1.          ceiling heights,

2.          column spacing,

3.          number and depth of loading bays,

4.          divisibility,

5.          floor loading capacities,

6.          truck turning radius,

7.          overall functionality, and

8.          adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

97

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	whether the property is subject to any age restrictions on tenants;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed

98

from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Health Care-Related Properties

Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

99

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

100

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

101

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.          adversely affect the nature of the business, or

2.          require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements

Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other

102

restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

103

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

104

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

105

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

106

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	a title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

107

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to

108

repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.          was insolvent at the time of granting the lien,

2.          was rendered insolvent by the granting of the lien,

3.          was left with inadequate capital, or

4.          was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges.

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

109

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases.

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance.

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may

110

be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is”, “as stabilized” or other values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as stabilized” or other value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is”, “as stabilized” or other values, we cannot assure you that those assumptions are or will be accurate or that the “as-is”, “as stabilized” or other values will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

111

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

112

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other

113

related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, music venues, dental or medical offices, health clubs, gas stations, data centers, sound studios and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

114

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his

115

possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently

116

being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any

117

difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Eleven (11) of the mortgaged properties, securing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 19.0%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor Representations and Warranties No. 16 (Insurance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

118

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is

119

payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

120

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of Goldman Sachs Bank USA (“GS Bank”), a New York State chartered bank, the deposits of which are insured by the FDIC. If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by Goldman Sachs Mortgage Company to the depositor will not qualify for the FDIC Safe Harbor. However, the transfer by Goldman Sachs Mortgage Company is not a transfer by a bank, and in any event, even if the FDIC Safe Harbor were applicable to such transfer, the FDIC Safe Harbor is non-exclusive.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

121

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a

122

special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust

123

will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of

124

the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury; or

•	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior

125

lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this in this prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

126

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or

127

otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in the final prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

128

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, the originators or their affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related outside serviced loan combination. However, neither the outside servicer nor the outside special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the outside servicer or the outside special servicer to violate applicable law, the related mortgage loan documents, the outside servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any serviced companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, a special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing

129

Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

•	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

•	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable specially serviced loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

130

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. After the

131

occurrence and during the continuance of a control termination event ), the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the applicable specially serviced mortgage loan(s) and/or companion loan(s); provided that the operating advisor may consult regarding a serviced outside controlled loan combination only if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. Additionally, after the occurrence and during the continuance of a control termination event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision with respect to the applicable serviced mortgage loan(s) and/or serviced companion loan(s), to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders (and, if applicable, any related serviced pari passu companion loan holder) constituted a single lender) and will have no fiduciary duty to any party. See “The Pooling and Servicing Agreement—Operating Advisor”.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of Pentalpha Surveillance LLC and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that may compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates holds certificates, or has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or a directing holder or affiliates of any of those parties. These relationships may continue in the future. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other

132

relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder

It is expected that Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate) will be the initial controlling class representative and initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than any serviced outside controlled loan combination).

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder”. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as it is permitted to do so (e.g., in the case of the controlling class representative, for so long as a control termination event does not exist)) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, based on such direction, take actions with respect to the applicable specially serviced mortgage loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, the special servicer may be removed and replaced with or without cause with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the controlling class representative or other directing holder, as applicable (in the case of the controlling class representative, for so long as a control termination event does not exist, and other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan.

Similarly, the related outside controlling class representative (or, in the case of each of the Element LA loan combination and the 215 West 34th Street & 218 West 35th Street loan combination, prior to the securitization of the related controlling note, Cantor Commercial Real Estate Lending, L.P. (or its successor in interest), as holder of such related controlling note) has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and (so long as a consultation termination event does not exist) the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), and the outside controlling note holder of a serviced outside controlled loan combination may have interests that are in conflict with those of any or all of the certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a serviced companion loan holder (or its representative), may take actions with respect to the related serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under

133

“Description of the Mortgage Pool—The Loan Combinations”. No serviced companion loan holder (or its representative) will have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise (or, if it is the outside controlling note holder of a serviced outside controlled loan combination, may direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F, Class G and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F, Class G and Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative and, accordingly, the initial directing holder with respect to the serviced mortgage loans and serviced companion loans other than any serviced outside controlled loan combination and any excluded mortgage loan. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

134

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the controlling class representative, an outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled loan combination, as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled companion loan, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a security backed, in whole or in part, by a companion loan, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

135

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General”.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the controlling class representative (so long as no control termination event exists). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

After the occurrence and during continuance of a control termination event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer under the pooling and servicing agreement (except with respect to a serviced outside controlled loan combination). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of a quorum of certificateholders (which quorum consists of the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances) of the certificates (other than the Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but, for purposes of this clause (b), considering only those classes of certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate balance of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class EC certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. With respect to the outside serviced mortgage loans, it is expected that after the occurrence and during continuance of a control termination event or equivalent event under the related outside servicing agreement the certificateholders relating to each outside servicing agreement will have similar rights to remove the outside special servicer. In addition, after the occurrence and during the continuance of a consultation termination event, the operating advisor may recommend the replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement); provided that the operating advisor may not recommend the removal of the special servicer with respect to a serviced outside controlled loan combination without the consent of the related controlling note holder. That recommendation may result in the termination and replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s)) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate balance of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class EC certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Servicing of the Outside Serviced Mortgage Loans”.

The outside special servicer for any outside serviced loan combination will be subject to removal and replacement by the related outside controlling class representative or in connection with a securityholder vote generally in a manner similar to that contemplated by the preceding two paragraphs, in each case subject to

136

certain conditions provided in the related outside servicing agreement and the related co-lender agreement. In addition, with respect to each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder, as controlling note holder of such outside serviced loan combination, may terminate and replace the outside special servicer for such loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable mortgage loan(s) and companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder”. Similarly, any outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have certain consent and consultation rights with respect to the related outside serviced loan combination under the outside servicing agreement and the related co-lender agreement, which (in the case of an outside controlling class representative) it may lose upon the occurrence of certain events specified in the outside servicing agreement. See “Description of the Mortgage Pool—The Loan Combinations”.

In addition, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event, (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance (or outstanding notional amount, as applicable), which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases with respect to the termination of the special servicer, the operating advisor and the asset representations reviewer, certain voting rights will also be reduced by appraisal reduction amounts. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights”.

137

The Servicing of each of the 215 West 34th Street & 218 West 35th Street Loan Combination and the Element LA Loan Combination Will Shift to Other Servicers

The servicing of the 215 West 34th Street & 218 West 35th Street loan combination and the Element LA loan combination are expected to be governed by the CFCRE 2016-C3 pooling and servicing agreement and the GSMS 2015-GS1 pooling and servicing agreement, respectively, only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the related loan combination will shift to the outside master servicer and outside special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement, trust and servicing agreement and/or other servicing agreement entered into in connection with that securitization and the related co-lender agreement. With respect to the 215 West 34th Street & 218 West 35th Street loan combination, neither the closing date of such securitization nor the identity of such outside master servicer or outside special servicer has been determined. In addition, the provisions of the eventual other servicing agreement has not yet been determined, although it will be required, pursuant to the related co-lender agreement, to satisfy the requirements described under “Description of the Mortgage Pool—The Loan Combinations—The 215 West 34th Street & 218 West 35th Street Loan Combination”. Prospective investors should be aware that they will not have any control over the identity of such outside master servicer or outside special servicer, nor will they have any assurance as to the particular terms of such other pooling and servicing agreement, trust and servicing agreement and/or other servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. With respect to the Element LA loan combination, it is expected that the Element LA controlling pari passu companion loan will be securitized under the CFCRE 2016-C3 securitization, and that Wells Fargo Bank, National Association and CWCapital Asset Management LLC will be the applicable outside master servicer and applicable outside special servicer, respectively, under such securitization.

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement (and, in the case of the controlling class representative, for so long as a control termination event does not exist and the related mortgage loan is not an excluded mortgage loan), the special servicer generally will be required to obtain the consent of the related directing holder. After the occurrence and during the continuance of a control termination event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a consultation termination event unless an excluded mortgage loan is involved) and the operating advisor; provided that such consultation will occur with respect to a serviced outside controlled loan combination if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. These actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” for a list of actions and decisions requiring consultation with the operating advisor and/or the controlling class representative following the occurrence of a control termination event. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the controlling class); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder for having so acted.

138

Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, given that, pursuant to the co-lender agreement for any such serviced pari passu loan combination (other than any such loan combination that is a serviced outside controlled loan combination), the serviced pari passu companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”), with respect to any such serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a consultation termination event does not exist, unless an excluded mortgage loan is involved, the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving any serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder or its representative (if it is not otherwise exercising the rights of directing holder) will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) the right of the subordinate companion loan holder to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

With respect to any serviced AB loan combination, the holder of the related subordinate companion loan will initially have the right to consent to certain servicing actions by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such serviced AB loan combination).

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

139

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

•	An outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of certificates.

•	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the pooling and servicing agreement, trust and servicing agreement or other servicing

140

arrangement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us (however, Starwood Mortgage Capital LLC, an originator, will guarantee Starwood Mortgage Funding I LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”). Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or, in the case of Starwood Mortgage Funding I LLC, its guarantor Starwood Mortgage Capital LLC) will have the financial ability to effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors (or, in the case of Starwood Mortgage Funding I LLC, its guarantor) may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.   Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a Control Termination Event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage

141

Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

142

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•

to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

143

The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors,” “—Taxation of Class EC and Exchangeable Certificates” and “—FATCA.”

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original

144

issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or

145

in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

146

Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2016-GC36 (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 58 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of their respective due dates in February 2016 (or, in the case of any Mortgage Loan that has its first due date in March 2016, the date that would have been its due date in February 2016 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $1,155,934,829 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, mixed use, hospitality, land, self storage, multifamily, industrial or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower.  You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Twelve (12) of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”) are part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, the discussion in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

147

The Mortgage Loans were originated or acquired by the Mortgage Loan Sellers (collectively, the “Mortgage Loan Sellers”) set forth in the following chart and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”)(1)	23 (the “GSMC Mortgage Loans”)	$508,376,720	44.0%
Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”)(2)	18 (the “CGMRC Mortgage Loans”)	415,536,804	35.9
Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership (“CCRE Lending”)	8 (the “CCRE Mortgage Loans”)	130,675,010	11.3
Starwood Mortgage Funding I LLC, a Delaware limited liability company (“SMF I”)	9 (the “SMF I Mortgage Loans”)	101,346,295	8.8
Total		$1,155,934,829	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Element LA, representing approximately 1.2% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by GSMC and CCRE Lending. Such Mortgage Loan will be sold to the Depositor by GSMC.

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 9.9% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CGMRC and Barclays Bank PLC. Such Mortgage Loan will be sold to the Depositor by CGMRC.

GSMC, CGMRC, CCRE Lending and Starwood Mortgage Capital LLC are referred to in this prospectus as the “Originators”. SMF I has acquired or will acquire the SMF I Mortgage Loans from Starwood Mortgage Capital LLC on or prior to the Closing Date.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from GSMC, CGMRC, CCRE Lending and SMF I (collectively, the “Sponsors”) on or about February 17, 2016 (the “Closing Date”) pursuant to the respective Mortgage Loan Purchase Agreements (as defined under “The Mortgage Loan Purchase Agreements” below). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its related anticipated repayment date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics in Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate

148

indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties (except in the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, for which no allocated amount was assigned to the individual Mortgaged Properties), the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2016 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date in March 2016, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2016); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards. The appraisals for certain of the Mortgaged Properties may state an “as stabilized” or “prospective market value upon stabilization” value (generally in addition to an “as-is” value) for such Mortgaged Properties that assume that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property, and such “as stabilized” or “prospective market value upon stabilization” values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A to this prospectus, and in Annex B to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A to this prospectus and the related footnotes. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity was calculated based on the “as stabilized” or “prospective market value upon stabilization” appraised value for the related Mortgaged Property, as described under the definition of LTV Ratio at Maturity. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is the “as-is” appraised value unless otherwise specified below and under “—Appraised Value”, and is in each case as determined by an appraisal made not more than 7 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” Appraised Value, but is instead calculated as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Springhill Suites Altamonte, representing approximately 0.4% of the Initial Pool Balance, the Appraised Value shown on Annex A represents the “as-is market value based on a hypothetical condition” that assumes a PIP costing approximately $306,245 was completed as of November 1, 2015. The related appraisal also reported an “as-is” value of $7,000,000 that assumes a PIP costing approximately $306,245 will be completed during the first year of the projection period

149

and incorporates a capital deduction for such cost. The Mortgaged Property is expected to undergo a change-of-ownership PIP that is expected to commence in February 2016 and to be completed 12 months after commencement and to cost approximately $306,245, which amount was deposited into a reserve account at origination of the Mortgage Loan.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan;

•	with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated using the appraised value plus $4,525,290, representing the estimated value of the related PIP. Approximately 110% of the value of the PIP was reserved at origination of the Mortgage Loan. The Cut-off Date LTV Ratio calculated using solely the “as-is” appraised value of the Mortgaged Properties is 77.0%;

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as DoubleTree Hotel Universal, representing approximately 1.1% of the Initial Pool Balance, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value of $76,000,000 plus a PIP reserve of $13,457,731 relating to a capital deduction for which the appraiser concluded $15,800,000 of additional value. The Cut-off Date LTV Ratio calculated based on the “as-is” appraised value is 66.8%; and

•	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated based on the respective Cut-off Date Balance less a related earnout or holdback reserve. The respective Cut-off Date LTV Ratios calculated without adjusting for the related earnout or holdback reserve are as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
Arapaho Village	0.9%	82.3%	$1,146,000	73.0%
Kensington Square Apartments	0.5%	76.8%	$365,000	72.0%
Budget Self Storage	0.3%	70.8%	$300,000	64.0%

150

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan; and

•	with respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the Debt Yield on Underwritten NCF was calculated based on the related Mortgage Loan’s Cut-off Date Balance less a related earnout or holdback reserve. The Debt Yield on Underwritten NCF calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Debt Yield on Underwritten NCF	Earnout or Holdback Amount	Debt Yield on Underwritten NCF
Arapaho Village	0.9%	7.4%	$1,146,000	8.3%

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan; and

•	with respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the Debt Yield on Underwritten NOI was calculated based on the related Mortgage Loan’s Cut-off Date Balance less a related earnout or holdback reserve. The Debt Yield on Underwritten NOI calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Debt Yield on Underwritten NOI	Earnout or Holdback Amount	Debt Yield on Underwritten NOI
Arapaho Village	0.9%	8.1%	$1,146,000	9.1%

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan, unless expressly stated otherwise; and

151

•	with respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the Underwritten NCF DSCR was calculated based on the Annual Debt Service less a related earnout or holdback reserve. The Underwritten NCF DSCR calculated without adjusting for the related earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Underwritten NCF DSCR	Earnout or Holdback Amount	Underwritten NCF DSCR
Arapaho Village	0.9%	1.12x	$1,146,000	1.26x

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender. With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Austin Block 21 and Westin Boston Waterfront, representing approximately 9.5% and 4.7%, respectively, of the Initial Pool Balance, the related property manager(s) established an operating account (and the borrower has pledged its rights in such account to the lender) pursuant to the management agreement into which all receipts are deposited, following which the property manager(s) is only required to transfer to the lender’s cash management account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related management agreement, after payment of operating expenses, management fees and any reserves required under the management agreement, and the property manager will otherwise have unrestricted access to funds in the operating account to the extent and for the purposes set forth in the management agreement until the management agreement has been terminated. However, the Mortgage Loan documents prohibit the borrower or operating lessee from withdrawing or transferring money from such operating account.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis. With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Austin Block 21 and Westin Boston Waterfront, representing approximately 9.5% and 4.7%, respectively, of the Initial Pool Balance, see the description of the related lockbox account under the definition of “Hard Lockbox” above.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date LTV Ratio”, “Maturity Date Loan-to-Value Ratio” or “LTV Ratio at Maturity” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

152

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the LTV Ratio at Maturity does not include the principal balance of the related Subordinate Companion Loan; and

•	with respect to the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the respective LTV Ratio at Maturity was calculated using an “as stabilized”, “as stabilized/as completed” or “prospective market value upon stabilization” Appraised Value, as applicable, as opposed to the related “as-is” Appraised Value, each as set forth below:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Glenbrook Square	8.8%	48.1%	$286,000,000	49.3%	$279,000,000
Westin Boston Waterfront	4.7%	44.8%	$368,000,000	47.8%	$345,000,000
Park Place	4.3%	56.1%	$146,500,000	58.7%	$140,000,000
King of Prussia Hotel Portfolio	3.3%	56.4%	$59,400,000	67.6%	$49,600,000
South Plains Mall	2.6%	50.1%	$399,000,000	54.3%	$368,000,000
Northeast Corporate Center	2.2%	60.5%	$36,500,000	64.0%	$34,500,000
Embassy Corporate Park(1)	2.0%	57.6%	$34,540,000	61.6%	$32,300,000
DoubleTree Hotel Universal	1.1%	41.4%	$101,000,000	55.0%	$76,000,000
Arapaho Village	0.9%	62.8%	$13,900,000	71.6%	$12,200,000
Abilene Hotel Portfolio	0.8%	44.9%	$17,400,000	48.8%	$16,000,000
Two Metro Place	0.8%	54.4%	$14,600,000	58.8%	$13,500,000
Five Points Medical	0.6%	52.9%	$11,500,000	55.3%	$11,000,000
Kensington Square Apartments	0.5%	56.6%	$9,100,000	67.8%	$7,600,000
Olympia Plaza	0.5%	49.8%	$10,100,000	54.7%	$9,200,000
Springhill Suites Altamonte	0.4%	53.5%	$8,000,000	57.1%	$7,500,000
Freehome Village	0.4%	43.7%	$9,800,000	47.3%	$9,050,000
Budget Self Storage	0.3%	47.4%	$5,750,000	61.2%	$4,450,000

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” Appraised Value for the Mortgaged Properties identified on Annex A to this prospectus as 3560 West Market Street and 5399 Lauby Road.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, manufactured housing community, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, Pads or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail or office space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date;

153

assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, representing approximately 9.5% of the Initial Pool Balance, the related approved music venue manager established an operating account (and the related approved music venue manager has pledged its rights in such account to the lender) pursuant to the related Mortgage Loan documents into which all receipts are deposited, following which the approved music venue manager is only required to transfer to the lender’s lockbox account (which is subject to an account control agreement and pledged to the lender) amounts from that operating account that would otherwise be payable to the borrower under the related lease agreement, after payment of operating expenses, management fees and any reserves required under the lease agreement, and the approved music venue manager will otherwise have unrestricted access to funds in the operating account to the extent and for the purposes set forth in the lease agreement until the lease agreement has been terminated. However, the Mortgage Loan documents prohibit the borrower from withdrawing or transferring money from such operating account.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

154

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 13 months following the Cut-off Date in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the

155

average rent over the term of the Mortgage Loan. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units,” “Rooms,” “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads, or (d) in the case of a Mortgaged Property operated as a student housing property, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$1,155,934,829
Number of Mortgage Loans	58
Number of Mortgaged Properties	104
Number of Crossed Groups	None
Crossed Groups as a percentage of Initial Pool Balance	NAP
Range of Cut-off Date Balances	$2,500,000 to $115,000,000
Average Cut-off Date Balance	$19,929,911
Range of Mortgage Rates(2)	4.22050% to 5.58000%
Weighted Average Mortgage Rate(2)	4.78078%
Range of original terms to Maturity Date	60 months to 120 months
Weighted average original term to Maturity Date	118 months
Range of Cut-off Date remaining terms to Maturity Date	59 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date	116 months
Range of original amortization terms(3)	270 months to 360 months
Weighted average original amortization term(3)	356 months
Range of remaining amortization terms(3)	269 months to 360 months
Weighted average remaining amortization term(3)	356 months
Range of Cut-off Date LTV Ratios(2)(4)	41.9% to 75.0%
Weighted average Cut-off Date LTV Ratio(2)(4)	63.9%
Range of Maturity Date LTV Ratios(2)(5)	38.4% to 75.0%
Weighted average Maturity Date LTV Ratio(2)(5)	56.1%
Range of UW NCF DSCR(2)(6)	1.13x to 2.16x
Weighted average UW NCF DSCR(2)(6)	1.55x
Range of Debt Yield on Underwritten NOI(2)(6)	5.8% to 15.9%
Weighted average Debt Yield on Underwritten NOI(2)(6)	9.8%
Percentage of Initial Pool Balance consisting of:
Interest Only then Amortizing Balloon	42.3%
Interest Only	29.5%
Amortizing Balloon	28.1%
Percentage of Initial Pool Balance consisting of:
Mortgage Loans with mezzanine debt	13.3%
Mortgaged Properties with single tenants	6.3%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each Mortgage Loan that is part of a Loan Combination, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that Mortgage Loan and any related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Mortgage Rate information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)	Does not include Mortgage Loans that pay interest-only until their maturity dates.

(4)	In most cases, the Cut-off Date LTV Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of 5 Mortgage Loans, representing approximately 6.1% of the Initial Pool Balance, the respective Cut-off Date LTV Ratios were calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “—Certain Calculations and Definitions.” The weighted average Cut-off Date LTV Ratio for the Mortgage Pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “—Certain Calculations and Definitions” is 64.3%.

156

(5)	In most cases, the Maturity Date LTV Ratio for each Mortgage Loan is calculated utilizing the “as-is” appraised value. However, in the case of 17 Mortgage Loans, representing approximately 34.3% of the Initial Pool Balance, the respective Maturity Date LTV Ratios were calculated using certain adjustments and/or assumptions instead of the related “as-is” appraised value as described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “—Certain Calculations and Definitions.” The weighted average Maturity Date LTV Ratio for the Mortgage Pool using only “as-is” appraised values and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “—Certain Calculations and Definitions” is 57.5%.

(6)	The UW NCF DSCR and Debt Yield on Underwritten NOI are each subject to an adjustment with respect to one Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, as further described in the definitions of “UW NCF DSCR” and “Debt Yield on Underwritten NOI”, respectively, under “—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or anticipated repayment dates, as applicable. This includes 17 Mortgage Loans, representing approximately 28.1% of the Initial Pool Balance that pay principal and interest for their entire terms, 33 Mortgage Loans, representing approximately 42.3% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and 8 Mortgage Loans, representing approximately 29.5% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or anticipated repayment dates, as applicable.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	14	43	$359,795,466	31.1%
General Suburban	8	37	170,674,520	14.8
CBD	3	3	161,944,493	14.0
Medical	3	3	27,176,454	2.4

Retail	18	29	$303,139,814	26.2%
Super Regional Mall	2	2	132,000,000	11.4
Shadow Anchored	6	12	84,712,688	7.3
Anchored	7	7	62,777,174	5.4
Single Tenant Retail	1	6	12,450,000	1.1
Unanchored	2	2	11,199,951	1.0

Mixed Use	2	2	$154,898,450	13.4%
Hospitality/Office/Retail	1	1	109,898,450	9.5
Hospitality/Retail	1	1	45,000,000	3.9

Hospitality	7	9	$139,275,297	12.0%
Full Service	2	2	67,730,853	5.9
Limited Service	4	5	33,344,444	2.9
Full Service/Limited Service(2)	1	2	38,200,000	3.3

Land(3)	2	2	$118,450,000	10.2%
Hospitality	1	1	110,000,000	9.5
Retail	1	1	8,450,000	0.7

Self Storage	9	12	$50,217,802	4.3%

Multifamily	3	3	$14,068,000	1.2%
Garden	3	3	14,068,000	1.2

Industrial	2	2	$10,425,000	0.9%
Flex	1	1	5,500,000	0.5
Warehouse/Distribution	1	1	4,925,000	0.4

Manufactured Housing	1	2	$5,665,000	0.5%

Total		104	$1,155,934,829	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A.

157

(2)	The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, is both a full service and limited service hospitality type.

(3)	The Mortgage Loans are secured by the related borrower’s fee interest in the Mortgaged Property, which is comprised of land and improvements that have been ground leased to a ground lessee that operates the improvements on the related Mortgaged Property (a hotel and a bank branch, respectively).

Office Properties

Forty-three (43) office properties, representing collateral for approximately 31.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 14 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

Retail Properties

Twenty-nine (29) retail properties, representing collateral for approximately 26.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 18 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, emergency room facilities, diagnostic laboratories, fitness centers, health clubs, dry cleaners, classrooms/educational centers, health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs, parking garages, hospitals, animal hospitals, driving schools, hair salons and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties”.

Mixed Use Properties

Two (2) mixed use properties, representing collateral for approximately 13.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans.

Each of the mixed use properties has one or more retail, hospitality and/or office components. To the extent a mixed use property has retail, hospitality and/or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties”, “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”,”—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

158

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, music venues, theaters, parking garages, banks, ballroom event spaces, fitness centers, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

Nine (9) hospitality properties, representing collateral for approximately 12.0% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans. Nine (9) of the hospitality Mortgaged Properties, representing collateral for approximately 12.0% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties”.

The following table shows each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan. Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Westin Boston Waterfront	$54,789,561	4.7%	12/31/2024	11/6/2025
DoubleTree Hotel Universal	$12,941,292	1.1%	9/30/2025	10/6/2025
Sleep Inn - Manchester	$5,192,277	0.4%	5/31/2029(1)	1/6/2026
La Quinta Inn & Suites - Abilene	$4,700,000	0.4%	3/19/2030(2)	2/6/2026

(1) The related franchisor may terminate the franchise agreement in May 2019 or May 2024.

(2) The related franchisor may terminate the franchise agreement in March 2020 or March 2025.

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality. The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, requires a seasonality reserve that was established in connection with the origination of such Mortgage Loan and/or that is required on an ongoing basis.

159

A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties”.

Land Properties

Two (2) Mortgage Loans, representing approximately 10.2% of the Initial Pool Balance, are secured by Mortgaged Properties that are subject to a ground lease of both the land and improvements to a single tenant. Certain factors may adversely affect the operation and value of a mortgaged property that consists entirely of a leased fee interest. See “Risk Factors—Leased Fee Properties Have Special Risks”.

Self Storage Properties

Twelve (12) self storage properties, representing collateral for approximately 4.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage and/or (g) rent derived from retail operations.

Multifamily Properties

Three (3) multifamily properties, representing collateral for approximately 1.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 3 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of multifamily properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Kensington Square Apartments, representing approximately 0.5% of the Initial Pool Balance, such Mortgaged Property relies in part on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development or a similar state-run program. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrowers to meet their obligations under the related Mortgage Loans.

Industrial Properties

Two (2) industrial properties, representing collateral for approximately 0.9% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 2 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Industrial Properties”.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Manufactured Housing Community Properties

Two (2) manufactured housing community properties, representing collateral for approximately 0.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 1 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties.

160

For example, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Wickiup & Ambassador MHP’s, representing approximately 0.5% of the Initial Pool Balance, each such Mortgaged Property is restricted to tenants aged 55 years and older. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Wickiup & Ambassador MHP’s, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property identified on Annex A to this prospectus as Wickiup Manufactured Housing Community includes nine manufactured homes (of which only one is occupied) that are owned by an affiliate of the related borrower and the Mortgaged Property identified on Annex A to this prospectus as Ambassador Down Manufactured Housing Community includes 31 manufactured homes (of which only 10 are occupied) that are owned by an affiliate of the related borrower. Underwriting in each such case does not attribute income to vacant homes owned by affiliates of the borrowers. The related Mortgage Loan documents provide that (i) at any time during the term of the Mortgage Loan, there may be no more than 10 homes owned by an affiliate of the related borrower on the Mortgaged Property identified on Annex A to this prospectus as Wickiup Manufactured Housing Community and no more than 40 homes owned by an affiliate of the related borrower on the Mortgaged Property identified on Annex A to this prospectus Ambassador Down Manufactured Housing Community, and (ii) any such homes must be located on the related Mortgaged Property pursuant to leases with the applicable borrower affiliate with rental payments payable to the related borrower equal to the full amount of the rental payments received by such borrower affiliate for the pad space and the applicable manufactured home (and in no event less than market rents for such pad space and manufactured home).

In addition, the related lender’s consent is required for the transfer of title to more than 15 homes owned by a borrower affiliate in the aggregate (unless such homes in excess of 15 are replaced within 90 days with homes owned by a borrower affiliate of equal or greater value and that are subject to leases with such borrower affiliate in accordance with the terms of the Mortgage Loan agreement). However, the lender’s consent is not required for a transfer of title in connection with a bona fide, arm’s length sale to a third party who enters into a lease for the applicable pad space with the related borrower on market terms and that otherwise satisfies the related Mortgage Loan agreement’s provisions relating to lease requirements. The Mortgage Loan documents provide for recourse to the borrowers and the related guarantor for losses arising from the removal of 15 or more manufactured homes owned by a borrower affiliate without the lender’s consent (unless such home is replaced within 90 days or sold in a bona fide, arm’s length sale to a third party in accordance with the terms of the Mortgage Loan agreement).

161

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Theater	2	12.1%
Music Venue	1	9.5
Restaurant	11	7.7
Gym, fitness center or a health club	2	6.1
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	8	4.3
School, educational facility and/or beauty and cosmetology school	1	4.3
Bank branch(1)	4	4.2
Spa	2	2.0
Sound studio	1	1.1
Total	32	51.3%

(1) One of the Mortgaged Properties also contains a drive-thru bank branch.

Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors: (i) changing local demographics; (ii) competition from other schools; increases in tuition and/or reductions in availability of student loans, government grants or scholarships; (iii) reductions in education spending as a result of changes in economic conditions in the area of the school; (iv) poor performance by teachers, administrative staff or students; or (v) mismanagement at the private school. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Private Schools and Other Cultural and Educational Institutions”.

Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

162

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Top Mortgage Loan	$115,000,000	9.9%
Top 5 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$491,688,011	42.5%
Top 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$686,054,276	59.4%
Largest Related-Borrower Concentration(1)	$40,000,000	3.5%
Next Largest Related-Borrower Concentration(1)	$25,000,000	2.2%

(1)	Excludes single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 2.4% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the largest 15 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgaged Property / Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
King of Prussia Hotel Portfolio	$38,200,000	3.3%
GSA Portfolio	27,384,375	2.4
Embassy Corporate Park	23,000,000	2.0
Rivercrest Portfolio B	20,200,000	1.7
Rivercrest Portfolio A	19,800,000	1.7
Net Lease Retail Portfolio	12,450,000	1.1
Guardian Self Storage Centre Avenue and South Millvale	11,200,000	1.0
Abilene Hotel Portfolio	9,500,000	0.8
AAAA Self Storage	6,392,802	0.6
Wickiup & Ambassador MHP’s	5,665,000	0.5
Horn Lake and Princeton Self Storage	3,075,000	0.3
Total	$176,867,177	15.3%

163

 Four groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, collectively representing approximately 8.0% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors that are related to each other. No group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 3.5% of the Initial Pool Balance. See “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A.

Related Borrower Loans (Other than Crossed Groups)

Mortgaged Property Name	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1
Rivercrest Portfolio B	$20,200,000	1.7%
Rivercrest Portfolio A	19,800,000	1.7%
Total for Group 1:	$40,000,000

Group 2
Guardian Self Storage Centre Avenue and South Millvale	$11,200,000	1.0%
Guardian Self Storage Old Haymaker Road	7,200,000	0.6%
Guardian Self Storage Waterfront Drive	6,600,000	0.6%
Total for Group 2:	$25,000,000

Group 3
6221 Wilshire Boulevard	$12,650,000	1.1%
17525 Ventura Boulevard	7,200,000	0.6%
Total for Group 3:	$19,850,000

Group 4
National Self Storage Southfield	$4,000,000	0.3%
National Self Storage Redford	3,100,000	0.3%
Total for Group 4:	$7,100,000

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Texas	7	$174,934,595	15.1%
New York	3	$168,450,000	14.6%
Colorado	1	$110,000,000	9.5%
Indiana	2	$107,950,000	9.3%
California	8	$94,562,370	8.2%
Pennsylvania	7	$89,144,493	7.7%
Massachusetts	2	$68,247,202	5.9%
Arizona	5	$61,711,423	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in

164

governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

•	Mortgaged Properties located in Texas, California, Arizona, Florida, Georgia, North Carolina, Tennessee and Utah, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

•	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, Texas, New York, California, Pennsylvania, Massachusetts, Michigan, Ohio, New Jersey, South Carolina, Florida, Georgia, Delaware, Maryland, North Carolina, Alabama, Virginia, Illinois and Mississippi, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

•	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Eleven (11) Mortgaged Properties, securing approximately 8.8% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19%.

Loans Underwritten Based on Projections of Future Income Resulting From Mortgaged Properties with Limited Prior Operating History

Four (4) of the Mortgaged Properties, identified on Annex A to this prospectus as Element LA, Bank of America Oceanside Fee, Jo-Ann Fabrics - Portage and Fred’s - Dunn, securing approximately 2.2% of the Initial Pool Balance, were constructed, substantially renovated, re-positioned or repurposed 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Six (6) of the Mortgaged Properties, identified on Annex A to this prospectus as Sheraton Denver Downtown Fee, Freehome Village, Walgreens – Sterling Heights, CVS – Hillsboro, Rite Aid - Hogansville and Dollar General – Sandersville, securing approximately 10.7% of the Initial Pool Balance, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

Four (4) of the Mortgage Loans secured by Mortgaged Properties identified on Annex A as Austin Block 21, Residence Inn Andover, Five Points Medical and Gulf Place, representing approximately 9.5%, 1.2%, 0.6% and 0.4%, respectively, of the Initial Pool Balance, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, it is expected that a portion of the Mortgaged Property will be converted to condominium units. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of

165

the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, representing approximately 9.5% of the Initial Pool Balance, the Mortgaged Property consists of two condominium regimes, one of which consists of private residences. The borrower has a 55.2278% aggregate percentage interest in the common elements of the first condominium, and the remaining 44.7722% aggregate percentage interest in the common elements of the first condominium is owned entirely by the owners of the private residences. The borrower has a 61.2195% aggregate percentage interest in the common elements of the second condominium, and the remaining 38.7805% aggregate percentage interest in the common elements of the second condominium is owned entirely by the owners of the private residences.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Residence Inn Andover, representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property is secured by a condominium in which the borrower owns 1 of the 2 condominium units. The borrower has exclusive access to the Mortgaged Property and limited common areas, which includes land under the Mortgaged Property, certain dedicated surface parking spaces, landscaping and certain access drives. Each condominium unit has a 50% interest in the common areas and is responsible for 50% of the expenses related to maintenance of such common areas.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Five Points Medical, representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is secured by a condominium in which the borrower owns 1 of the 5 condominium units. Each unit is operated independently in separate structures. The borrower has exclusive access to unit 1 of the condominium, which includes the Mortgaged Property, the land under the building and the surface parking. Each unit has a pro rata interest in the general common areas with 24.45% allocated to unit 1 and each unit is responsible for their pro rata share of the expenses related to maintenance of such general common areas.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the related borrower to release the three unimproved outparcels from the lien of the security instrument and convert the remaining Mortgaged Property to a condominium. The borrower will remain in control of the association. The conversion is anticipated to occur on or after January 28, 2016.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gulf Place, representing approximately 0.4% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium regime. The borrower owns an 11.3% interest in the condominium, which is governed by a master association and three sub-associations. The borrower does not control the master association or the sub-associations, however ownership of the condominium units is fractured with no unit owner having control of the association.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material

166

to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Two (2) Mortgaged Properties, identified on Annex A to this prospectus as Westin Boston Waterfront and 5399 Lauby Road, securing approximately 4.7% and 0.1%, respectively, of the Initial Pool Balance by allocated loan amount are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property”. See also Sponsor Representations and Warranties No. 34 (Ground Leases) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 9 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

•	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

•	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

167

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

•	as to which the borrower or other responsible party has obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

•	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, representing approximately 8.8% of the Initial Pool Balance, the related ESA reported that several prior LUST incidents at the Mortgaged Property were addressed and received regulatory closure. However, one tank for which no leaks are reported apparently was abandoned but no closure documentation was available for review by the ESA. The ESA therefore recommended that responsible tenant JCPenney ensure completing proper regulatory closure of that tank.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, an environmental

168

consultant identified a controlled REC due to the Mortgaged Property’s prior use as a landfill. Soil samples indicated constituents that were either non-detectable or within acceptable limits. The New Jersey Department of Environmental Protection issued no further action letters (the “Letters”) with respect to soils and groundwater on October 16, 2009 and November 15, 2011, respectively, which require biennial monitoring of groundwater and reporting. The related Mortgage Loan documents require the borrower to comply with the Letters and to indemnify the lender against losses incurred due to the borrower’s failure to comply with such obligations.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lancaster Plaza, representing approximately 1.5% of the Initial Pool Balance, an environmental consultant identified certain RECs due to the presence of an on-site dry cleaner at the Mortgaged Property and the presence of an on-site gas station with 4 underground storage tanks and an oil-water separator, which are currently in use. A $3,000,000 environmental insurance policy was obtained with a 10-year term and 3-year tail.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Element LA, representing approximately 1.2% of the Initial Pool Balance, the related ESA reported that previous onsite manufacturing activities had impacted soil and groundwater, and manufacturing on an adjacent third-party property also may have impacted the Mortgaged Property. Investigation and remediation has been ongoing at the Mortgaged Property with some remediation phases completed. Results of groundwater monitoring in 2015 led to a recommendation to implement a groundwater extraction system which consultants indicate could then lead to a request for regulatory closure subject to further monitoring. The ESA recommended continued remediation as needed to achieve case closure. On the origination date, the borrower funded an environmental escrow in the amount of $193,750 in connection with the remediation. Pursuant to the Mortgage Loan documents, the borrower is obligated to use commercially reasonable efforts to diligently pursue environmental remediation no action letters with respect to the investigation at the Mortgaged Property. We cannot assure you that all remaining remediation will be completed or that following such remediation regulatory closure will be granted.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Arapaho Village, representing approximately 0.9% of the Initial Pool Balance, the related ESA reported that former onsite dry cleaning and gas station facilities had been investigated previously. The property had applied to the Texas Dry Cleaner Remediation Program in 2011. The most recent (2014) subsurface investigation detected no potential dry cleaning impacts exceeding state default protective concentration levels other than vinyl chloride in one sample and the ESA did not recommend any further action. Gas station LUST cases had been issued regulatory closure letters, but as a condition of closure, the ESA recommended that seven groundwater monitoring wells be decommissioned as required at an estimated cost of $5,000 to $8,000. The borrower is required to close out the wells within six months of the origination date. An environmental reserve in the amount of $7,700 was established at origination. We cannot assure you that all wells will be properly decommissioned, that the related costs will not exceed the estimates, or that no future circumstances will require any further actions.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympia Plaza, representing approximately 0.5% of the Initial Pool Balance, the related ESA identifies a .44 acre portion of the Mortgaged Property as having been enrolled in the Illinois Site Remediation Program in relation to an historic release associated with a dry cleaning operation historically located on-site. In 2006, this .44 acre area received a No Further Remediation (“NFR”) determination from the Illinois Environmental Protection Agency. Because certain residual impacts were left in place, the NFR determination requires that the building foundation serve as an engineered barrier and that a groundwater use restriction (which is already in place as required by a local ordinance) remain in place for the Mortgaged Property. The NFR also limits the use of the .44 acres to industrial or commercial activities. Given that the historic release received an NFR from the governing authority, the ESA consultant did not recommend any additional investigation.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as National Self Storage Redford, representing approximately 0.3% of the Initial Pool Balance, the related ESA identifies an historic LUST with “open” status as a REC. This historic LUST was reported based on information taken from a Baseline Environmental Site Assessment (“BEA”) prepared for the Mortgaged Property in 2006, although the LUST itself was no longer located on-site at the time of the report. The BEA allows the person(s) on whose behalf it was performed to purchase or begin operating at the Mortgaged Property without taking on liability for the cleanup of historic contamination identified in the BEA, which included the historic release from the open-status LUST. The 2006 BEA for the Mortgaged Property was performed on behalf of the current

169

site owner and includes a Due Care Plan (“DCP”) allowing for the safe utilization of impacted property. Because of the existing BEA and DCP, no additional investigation was recommended.

Litigation Considerations

Below are descriptions of certain material current litigation matters relating to certain Mortgage Loans. Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as 6221 Wilshire Boulevard and 17525 Ventura Boulevard, collectively representing approximately 1.7% of the Initial Pool Balance, one guarantor reported that he is the subject of ongoing litigation relating to his purchase of properties (unrelated to such Mortgaged Properties) out of foreclosure after he had negotiated a purchase and entered into a non-circumvention agreement with the properties’ prior owners (the plaintiffs bringing such action), who were in bankruptcy at the time of the related foreclosure action. The plaintiffs’ complaint does not specify the amount of damages being sought.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties. Certain risks related to redevelopment, expansion and renovation at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, representing approximately 9.5% of the Initial Pool Balance, as of the end of 2015, funds totaling $3,441,616 have been deposited in the FF&E reserve account maintained by Starwood Hotels & Resorts Worldwide, Inc. to be used in part towards a PIP currently estimated to cost $4,200,000. Monthly deposits are required to be made into the FF&E reserve account maintained by Starwood Hotels & Resorts Worldwide, Inc. in accordance with the related Mortgage Loan documents. The related non-recourse carveout guarantor executed a completion guaranty in favor of the lender, guaranteeing the completion of the PIP.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, a change-of-ownership PIP commenced upon origination of the Mortgage Loan to renovate the guestrooms, public areas and exterior of the Mortgaged Properties in the portfolio. $4,977,819 was reserved at origination for the PIP, representing approximately 110% of the estimated cost of the PIP. With respect to the Mortgaged Property identified on Annex A to this prospectus as Fairfield Inn & Suites - King of Prussia, a $2,201,100 renovation program is anticipated to be completed by November 2016 involving technology, exterior, carpet, room, public area, exercise room, fire and safety and breakfast room upgrades. With respect to the Mortgaged Property identified on Annex A to this prospectus as Crowne Plaza - King of Prussia, a $2,324,190 renovation program is expected to commence in November 2016 and to be completed in November 2020 involving exterior, housing, public area and guest room upgrades.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Northeast Corporate Center, representing approximately 2.2% of the Initial Pool Balance, the related borrower reported that it intends, subject to the applicable planning commission’s approval, to construct additional parking areas in various portions of the Mortgaged Property and, if required by a tenant with which the borrower enters into a lease, to expand a certain building at the Mortgaged Property by constructing approximately 30,000 square feet of additional space. The borrower reported that it plans to commence such work in the spring of 2016 and that it has budgeted approximately $800,000 for such work. The related Mortgage Loan documents permit the borrower to undertake such work, subject to the satisfaction of certain conditions,

170

including, but not limited, the borrower’s deposit of an amount equal to (a) with respect to the contemplated parking construction, 110% of the total estimated costs of such work (less the sum of $425,362.50, which amount has been retained by the lender for required repairs to the existing parking area) and (b) with respect to the contemplated building expansion, 125% of the total estimated costs of such work, in each case, to be held and disbursed in accordance with the terms of the related Mortgage Loan documents.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as South Plains Mall, representing approximately 2.6% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a $24,000,000 renovation program that is anticipated to be completed by mid-2016 and is expected to include new mall entrances, common area upgrades, new mall signage, skylights, kiosks and public restroom additions/renovations. Additionally, damage to the roof and skylights at the Mortgaged Property was caused by a snow storm in late December 2015. As of January 22, 2016, all tenants were open and operating. Repairs have begun and are expected to be completed in early 2016. The aggregate preliminary repair costs are estimated to be approximately $1 million (which is below the $2 million casualty threshold in the Mortgage Loan documents), and insurance is expected to fully cover such costs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Residence Inn Andover, representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property is currently undergoing a PIP renovation for which $154,000 was reserved in a PIP account at loan origination that is anticipated to be completed by November 12, 2016 including exercise room upgrades, parking lot resurfacing, Wi-Fi upgrades and fire alarm/sprinkler inspections.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as DoubleTree Hotel Universal, representing approximately 1.1% of the Initial Pool Balance, the Mortgaged Property was acquired at the origination of the Mortgage Loan and the borrower is completing a $15,800,000 PIP renovation. The sum of $13,457,731 was reserved in PIP reserve accounts at origination, representing approximately 85% of the projected cost of completion of the PIP and discretionary capital expenditures. At origination of the Mortgage Loan, the borrower sponsor provided a guaranty (the “PIP Guaranty”) of the completion of any initial PIP and the payment of any debt service during the PIP period. The borrower sponsor must provide a guaranty (the “Renewal Guaranty”) for any costs associated with a renewal PIP. The PIP Guaranty (or Renewal Guaranty) will be released upon the substantial completion of the PIP (or renewal PIP), as evidenced by a letter from the related franchisor. In the event that any initial PIP or renewal PIP remains outstanding, the borrower sponsor must maintain a net worth of $30,000,000 and liquidity of $3,000,000. The borrower sponsor also provided a recourse carve-out for costs incurred by the lender in exercising the lender franchise replacement right.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 6221 Wilshire Boulevard, representing approximately 1.1% of the Initial Pool Balance, such Mortgaged Property is currently undergoing renovations, with remaining work (which includes upgrades to the lobby and exterior façade and resurfacing of the parking lot) estimated to cost approximately $110,000 and expected to be completed by December 31, 2016.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Abilene Hotel Portfolio, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property identified on Annex A to this prospectus as Holiday Inn Express & Suites – Abilene, is expected to undergo a PIP required by the related franchisor with an expected cost of $750,029, an expected commencement date of February 2016 and an expected completion date of August 2016, and the Mortgaged Property identified on Annex A to this prospectus as La Quinta Inn & Suites – Abilene, is expected to undergo a PIP required by the related franchisor with an expected cost of $302,752, an expected commencement date of February 2016 and an expected completion date of August 2016. The related borrower deposited $1,052,781 (representing the aggregate amount of the expected PIP costs) into a reserve at origination of the Mortgage Loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Springhill Suites Altamonte, representing approximately 0.4% of the Initial Pool Balance, such Mortgaged Property is expected to undergo a change-of-ownership PIP required by the related franchisor that includes upgrades to the common area and exterior and is expected to commence in February 2016 and to be completed by 12 months after commencement. The budgeted cost of the PIP is approximately $306,245, which amount was reserved at origination of the Mortgage Loan.

171

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Sleep Inn – Manchester, representing approximately 0.4% of the Initial Pool Balance, such Mortgaged Property is undergoing a PIP required by the related franchisor under which remaining work includes upgrades to guestroom finishes, guestroom baths, breakfast room furniture and finishes, lobby furniture and carpeting in corridors. The PIP is expected to be completed by December 31, 2016, as required by the franchisor. Funds in the amount of $125,375, representing approximately 125% of the budgeted cost of the PIP, were reserved at origination of the Mortgage Loan.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Default History, Bankruptcy Issues and Other Proceedings

Two (2) of the Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance, were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Two Metro Place, representing approximately 0.8% of the Initial Pool Balance, the Mortgaged Property was collateral for a prior loan in the amount of $12.2 million, which was securitized in the CSMC 2007-C4 transaction. The special servicer for the CSMC 2007-C4 trust foreclosed on the prior loan following a default by the prior owner and the Mortgaged Property went through foreclosure proceedings in April 2014. The related sponsor used proceeds from the Mortgage Loan to acquire the Mortgaged Property from the CSMC 2007-C4 trust.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Springhill Suites Altamonte, representing approximately 0.4% of the Initial Pool Balance, the proceeds of such Mortgage Loan facilitated the acquisition of such Mortgaged Property after having become REO property following the loan default of a prior owner of the Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to loan defaults, bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship) and other than as set forth above:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 9.9% of the Initial Pool Balance, the related borrower sponsor filed and then withdrew his petition for bankruptcy in 2001 in connection with a divorce settlement, and the bankruptcy proceeding was dismissed. In the 1970s, the related borrower sponsor settled with the government in a proceeding relating to an alleged bribery of a mayor relating to the construction of a shopping center complex.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, representing approximately 8.8% of the Initial Pool Balance, General Growth Properties, Inc., the non-recourse carveout guarantor, filed for Chapter 11 Bankruptcy on April 16, 2009. General Growth Properties, Inc. emerged from bankruptcy on November 8, 2010.

172

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Northeast Corporate Center, representing approximately 2.2% of the Initial Pool Balance, the related borrower sponsor resolved a prior loan (unrelated to the Mortgage Loan or the Mortgaged Property) through a discounted payoff in 2010. In addition, the related Mortgaged Property secured a prior loan made to a prior owner (unrelated to the borrower) that was transferred to special servicing in February 2009. In December 2009, foreclosure was pursued and a receiver was put in place. The related borrower purchased the Mortgaged Property out of receivership in January 2014.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 6725 Sunset Office, representing approximately 1.8% of the Initial Pool Balance, the Mortgaged Property was secured by a prior loan that was transferred to special servicing on July 8, 2010. A loan modification of adding three additional years of interest-only payments was reached, which resulted in no loss to the related lender and $1,000,000 of additional equity was used to pay down the remaining balance. The loan was transferred back to master servicing on February 13, 2012.

•	With respect to the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A to this prospectus as Rivercrest Portfolio B and Rivercrest Portfolio A, representing approximately 1.7% and 1.7%, respectively, of the Initial Pool Balance, the borrower sponsors were involved in a deed-in-lieu of foreclosure in April 2015 with respect to a separate loan secured by real property.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each retail, office, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

•	Thirty (30) of the Mortgaged Properties, securing in whole or in part 6 Mortgage Loans, collectively representing approximately 6.3% of the Initial Pool Balance by allocated loan amount, are each leased to a single tenant.

•	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 1.2% of the Initial Pool Balance.

173

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance by allocated loan amount.

Name of Tenant	Number of Mortgaged Properties	Aggregate approx. % of Initial Pool Balance by Allocated Loan Amount
JCPenney	2	11.4%
PetSmart	3	4.5%
CATO	7	2.7%
Dollar Tree	5	2.4%
Shoe Show	6	2.2%

In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the retail, office, industrial and mixed use Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

174

Mortgaged Property Name	Approx. % of Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
900 Seward Street	1.1%	2/2/2025	12/6/2025
81 Page Drive	0.4%	2/28/2025	12/6/2025
GSA Portfolio - Mobile	0.3%	7/14/2018	11/6/2025
CVS - Hillsboro(1)	0.2%	1/31/2023	1/6/2026
GSA Portfolio - Nashville	0.1%	7/31/2019	11/6/2025
GSA Portfolio - Memphis - Midtown	0.1%	5/31/2020	11/6/2025
GSA Portfolio - Atlanta	0.1%	9/30/2016	11/6/2025
GSA Portfolio - Elizabethtown	0.1%	1/6/2023	11/6/2025
GSA Portfolio - Greenville	0.1%	2/28/2023	11/6/2025
GSA Portfolio - Birmingham	0.1%	4/30/2019	11/6/2025
GSA Portfolio - Little Rock	0.1%	5/31/2017	11/6/2025
GSA Portfolio - Huntsville	0.1%	12/10/2017	11/6/2025
GSA Portfolio - Columbus	0.1%	8/14/2023	11/6/2025
GSA Portfolio - Memphis - North	0.1%	4/14/2020	11/6/2025
GSA Portfolio - Frankfort	0.1%	8/14/2017	11/6/2025
GSA Portfolio - Henderson	0.1%	11/18/2024	11/6/2025
GSA Portfolio - Gadsden	0.1%	11/7/2017	11/6/2025
GSA Portfolio - Bessemer	0.0%	7/14/2017	11/6/2025
GSA Portfolio - Richmond	0.0%	1/22/2022	11/6/2025
GSA Portfolio - Tullahoma	0.0%	9/30/2023	11/6/2025
GSA Portfolio - Fairhope	0.0%	6/30/2017	11/6/2025
GSA Portfolio - Lawrenceburg	0.0%	6/30/2022	11/6/2025
GSA Portfolio - Moss Point	0.0%	2/7/2022	11/6/2025

(1) CVS Hillsboro, a single-tenant site, represents 11.9% of the net rentable square feet of the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Net Lease Retail Portfolio.

•	With respect to the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire in a single calendar year that is prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance by Allocated Loan Amount	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
Stafford Park	2.7%	62.5%	2019	1/6/2026
South Plains Mall	2.6%	52.4%	2017	11/6/2025
Lancaster Plaza	1.5%	51.7%	2020	12/6/2025
Golden Mile Marketplace	0.8%	53.0%	2019	11/6/2025
Five Points Medical	0.6%	59.2%	2022	11/6/2025
Draper Industrial	0.5%	56.0%	2019	12/6/2025
Freehome Village	0.4%	60.3%	2023	10/6/2025
Union Landing	0.4%	64.6%	2018	12/6/2025
Rivercrest Portfolio B - East Town Plaza	0.3%	66.0%	2017	12/6/2025
GSA Portfolio - Savannah(2)	0.3%	50.0%(2)	2016, 2018(2)	11/6/2025
3737 Embassy Parkway	0.2%	52.9%	2022	1/6/2026
GSA Portfolio - Covington	0.2%	50.8%	2020	11/6/2025
GSA Portfolio - Tallahassee	0.1%	50.0%	2020	11/6/2025
GSA Portfolio - Paducah	0.1%	50.0%	2018	11/6/2025

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

(2)	With respect to GSA Portfolio-Savannah, one or more tenant leases representing in the aggregate 50% of the net rentable square footage at the related Mortgaged Property expire in each of years 2016 and 2018 such that 100% of the related leases would have expired in year 2018.

175

•	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

•	In addition, with respect to certain Mortgaged Properties, one or more tenant leases representing in the aggregate 75% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire over two consecutive calendar years that are prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, taking into account Mortgage Loans representing greater than 2.0% of the Initial Pool Balance, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A as Northeast Corporate Center, representing approximately 2.2% of the Initial Pool Balance, one or more tenant leases aggregating approximately 80.2% of the net rentable square footage at such Mortgaged Property expire from 2019 to 2020, which is approximately 5 years prior to the related maturity date.

•	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

176

(xiv) based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or at least 20% of its leased net rentable square footage) upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, representing approximately 9.5% of the Initial Pool Balance, the second largest tenant, Weisbart Springer, LLP, representing approximately 2.9% of the aggregate square footage of the Mortgaged Property, has the one-time option to terminate its lease as of October 1, 2020 with six months’ notice and the payment of the unamortized cost of tenant improvement allowances and leasing commissions.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Element LA, representing approximately 1.2% of the Initial Pool Balance, the sole tenant, Riot Games, has a termination right effective March 31, 2025 with 12 months’ notice.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 3875 Embassy Parkway, representing approximately 0.5% of the Initial Pool Balance, the tenant Virtual Hold Technology, representing approximately 27.5% of the net rentable square footage of such Mortgaged Property, has a right to terminate its lease effective (x) November 30, 2016, by providing at least twelve months’ notice and payment of a $376,947 termination fee or (y) November 30, 2018, by providing notice by December 1, 2017 and payment of a $223,855 termination fee.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering the Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heinz 57 Center, representing approximately 2.2% of the Initial Pool Balance, the second-largest tenant, Burlington Coat Factory, may terminate its lease with six months’ notice if certain sales thresholds are not achieved. Average gross sales for Burlington Coat Factory are below the applicable threshold, and Burlington Coat Factory currently has the right to terminate its lease at any time.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent

177

or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, representing approximately 8.8% of the Initial Pool Balance, two of the five largest tenants, Carson’s and Barnes & Noble, collectively representing approximately 14.8% of the net rentable square footage of the Mortgaged Property, may pay reduced rent or terminate their respective leases if a specified percentage of the Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, the largest, the third largest, the fourth largest and the fifth largest tenants, Dick’s Sporting Goods, PetSmart, Ulta and Five Below, respectively, representing approximately 37.3%, 15.3%, 8.1% and 6.1%, respectively, of the net rentable area at the Mortgaged Property, may each pay half of its respective rent if at any time during the lease term Target or 50% of the leasable area of the shopping center is not open for business. If such condition persists for more than 12 months, each tenant may terminate its lease upon notice.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Rivercrest Portfolio B, representing approximately 1.7% of the Initial Pool Balance, ten of the largest tenants (among the top five tenants at each respective Mortgaged Property), collectively representing approximately 33.2% of the net rentable square footage of the portfolio of Mortgaged Properties, may pay reduced rent or terminate their respective leases if a specified percentage of the respective Mortgaged Property is unoccupied or certain tenants go dark.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Rivercrest Portfolio A, representing approximately 1.7% of the Initial Pool Balance, twelve of the largest tenants (among the top five tenants at each respective Mortgaged Property), collectively representing approximately 45.7% of the net rentable square footage of the portfolio of Mortgaged Properties, may pay reduced rent or terminate their respective leases if a specified percentage of the respective Mortgaged Property is unoccupied or certain tenants go dark.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the largest 15 Mortgage Loans.

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Initial Pool Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GSA Portfolio, representing approximately 2.4% of the Initial Pool Balance, all but two tenants at the Mortgaged Properties, collectively representing approximately 85.8% of the aggregate net rentable square footage of the portfolio of Mortgaged Properties, may go dark and pay reduced rent at any time.

178

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Oceanside Fee, representing approximately 0.7% of the Initial Pool Balance, the sole tenant may go dark at any time.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as Walgreens - Sterling Heights, securing approximately 0.4% of the Initial Pool Balance, the sole tenant may go dark with a landlord right of recapture after six months.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as 4000 Embassy Parkway, securing approximately 0.3% of the Initial Pool Balance, Merrill Lynch, representing approximately 27.1% of the net rentable square footage of such Mortgaged Property, may go dark.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as Dollar General - Sandersville, securing approximately 0.1% of the Initial Pool Balance, the sole tenant may go dark with no landlord right of recapture.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as Jo-Ann Fabrics - Portage, securing approximately 0.2% of the Initial Pool Balance, the sole tenant may go dark with no landlord right of recapture.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as CVS - Hillsboro, securing approximately 0.2% of the Initial Pool Balance, the sole tenant may go dark with a landlord right of recapture after 60 days.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that (i) have these types of risks, and (ii) relate to a tenant that individually represents more than 5% of the base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of Base Rent
GSA Portfolio	2.4%	Various(1)	91.7%	98.4%
Lancaster Plaza	1.5%	United States Recruitment Office(2)	3.7%	7.6%
Olympia Plaza	0.5%	Army Forces Recruiting Center(3)	3.1%	8.4%

(1)          25 of the 26 tenants at the related Mortgaged Properties have government leases that they are permitted to terminate with 45, 60  or 90 days’ notice. Additionally, the remaining tenant which accounts for approximately 1.6% of the base rent at the related Mortgaged Properties, has a non-government lease and is permitted to terminate with 60 days’ notice.

(2)          The related tenant may terminate the lease at any time upon 60 days’ notice.

(3)          The related tenant may terminate the lease at any time upon 120 days’ notice.

Other Tenant Termination Issues

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 3.9% of the Initial Pool Balance, the largest tenant, 34th Hotel Ventures LLC, which leases approximately 73.9% of the net rentable area at the Mortgaged Property as a Renaissance Hotel by Marriott International, Inc. under a 70-year space lease, has commenced paying rent but is not yet open pending issuance of a temporary certificate of occupancy (“TCO”). It is anticipated that the hotel will open in the first

179

quarter of 2016, and there is recourse to the borrower and guarantor for failure to obtain a TCO. Additionally, the third largest tenant, Planet Fitness, which leases approximately 5.1% of the net rentable area at the Mortgaged Property, has taken occupancy but is in a free rent period until May 2016. At origination, the borrower deposited $225,000 into a reserve account for such free rent period. Additionally, the fifth largest tenant, Joe Fresh, which leases approximately 2.9% of the net rentable area at the Mortgaged Property, is paying rent but has vacated its space. Pursuant to a marketing agreement between the borrower and Joe Fresh, the borrower is marketing the space for lease. In the event the borrower finds an acceptable replacement tenant, any lease termination is subject to payment by Joe Fresh of up to $567,120 in tenant improvements, any leasing commissions and up to six months of free rent for the new tenant. In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, representing approximately 9.5% of the Initial Pool Balance, the second largest tenant, Weisbart Springer, LLP, representing approximately 2.9% of the aggregate square footage of the Mortgaged Property, currently subleases 3,621 square feet to VertsKebap Inc. through the term of its lease.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as South Plains Mall, representing approximately 2.6% of the Initial Pool Balance, the largest tenant, JCPenney, representing approximately 22.2% of the net rentable area, has subleased part of its space to a third party, Firestone Tire, through the lease expiration date.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heinz 57 Center, representing approximately 2.2% of the Initial Pool Balance, Heinz, the largest tenant, representing approximately 44.3% of the net rentable area at such Mortgaged Property, subleases approximately 45.5% of its leased space to University of Pittsburgh Medical Center and approximately 7.5% of its leased space to Grant Street Group, in each case, pursuant to a sub-lease that is scheduled to expire simultaneously with the related Heinz lease in July 2026. Heinz vacated its leased space between mid-2013 and early 2014 and does not currently occupy any of its leased space, but continues to pay rent under its lease.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 3.9% of the Initial Pool Balance, Duane Reade, the fourth largest tenant, representing approximately 4.0% of the net rentable area at the Mortgaged Property, subleases its space to Party City. The lease for Duane Reade expires in October 2021 with one, ten-year extension option.

180

Tenants Not Yet in Occupancy or Paying Rent, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent or may be in the process of negotiating such lease. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, representing approximately 9.5% of the Initial Pool Balance, the fifth largest tenant, ACL Showcase Venue, representing approximately 1.2% of the aggregate square footage at the Mortgaged Property, is an affiliate of the borrower and has an executed lease for ground floor retail space (which is expected to be used as a smaller, approximately 350-person capacity venue) and is expected to take occupancy and begin paying rent in March 2016. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Park Place, representing approximately 4.3% of the Initial Pool Balance, the largest tenant, Infusion Software, representing approximately 50% of the net rentable area, currently occupies Buildings 5 and 6 at the related Mortgaged Property and has executed a lease and is anticipated to take occupancy and begin paying rent in January 2017 with respect to Building 4. The borrower under the related Mortgage Loan deposited $2,217,788 into a gap rent reserve account upon origination of the Mortgage Loan, which will be released to the borrower upon Infusion Software’s occupancy of the leased space and the payment of rent by Infusion Software.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 3.9% of the Initial Pool Balance, the third largest tenant Planet Fitness, occupying 5.11% of the net rentable area, is entitled to free rent until May 2016. The lender reserved approximately $225,000 at origination of the Mortgage Loan to cover such rent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, the fifth largest tenant, Five Below, occupying 6.1% of the net rentable area, has executed a lease but is not in occupancy and has not yet commenced paying rent while its premises are under construction. The lender reserved approximately $1,046,000 for the outstanding tenant improvements and $81,760 for outstanding free rent and rent abatements.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Two Metro Place, representing approximately 0.8% of the Initial Pool Balance, the third largest tenant, Ohio Health, representing approximately 11.9% of the net rentable area, has executed a lease and is anticipated to take occupancy in April 2016 and begin paying rent in June 2016. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 17525 Ventura Boulevard, representing approximately 0.6% of the Initial Pool Balance, the fifth largest tenant, Alpha Consulting & Tax, Inc., representing approximately 7.1% of the net rentable area, is entitled to free rent for the months of November 2016, November 2017, November 2018 and November 2019.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympia Plaza, representing approximately 0.5% of the Initial Pool Balance, the largest tenant, Deena LLC d/b/a Country Squire, representing approximately 11.6% of the net rentable area, has rent outstanding in the amount of $39,052, representing approximately two months’ base rent plus common area maintenance charges and late fees.

181

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. In addition, certain of the Mortgage Loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heinz 57 Center, representing approximately 2.2% of the Initial Pool Balance, Centers for Rehab Services and McKnight Property, representing approximately 0.2% and 0.1%, respectively, of the net rentable area at the Mortgaged Property, lease their spaces on a month-to-month basis.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 6221 Wilshire Boulevard, representing approximately 1.1% of the Initial Pool Balance, Svetlana G. Segal, MD, representing approximately 1.7% of the net rentable area at the Mortgaged Property, leases her space on a month-to-month basis.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Olympia Plaza, representing approximately 0.5% of the Initial Pool Balance, Chicago Heights Police Department and Faso’s Pizza, occupying approximately 1.4% and 1.4%, respectively, of the net rentable area at the Mortgaged Property, lease their spaces on a month-to-month basis. In addition, Chicago Heights Police Department does not pay rent.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress

In addition, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties or certain tenants at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	On July 7, 2015, Sears Holdings Corp. (“Sears”) announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears, Seritage and the Joint Ventures have the right to recapture space from Sears, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Glenbrook Square and South Plains Mall, representing approximately 8.8% and 2.6%, respectively, of the Initial Pool Balance,

182

Sears is an anchor at the related Mortgaged Properties but is not part of the collateral for the related Mortgage Loans. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears stores will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On March 29, 2012, Best Buy announced its plan to close 50 of its U.S. stores in 2013 and cut $800 million in costs by 2015. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Glenbrook Square and South Plains Mall, representing approximately 8.8% and 2.6%, respectively, of the Initial Pool Balance, Best Buy Mobile, which is a subsidiary of Best Buy, is a tenant at each of the related Mortgaged Properties. We cannot assure you that Best Buy will remain open for business or that the closing of any Best Buy store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 5, 2015, J. C. Penney Company, Inc. (“JCPenney”) notified impacted non-management associates at affected store locations of its plan to close approximately 40 underperforming JCPenney department stores in fiscal 2015. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Glenbrook Square and South Plains Mall, representing approximately 8.8% and 2.6%, respectively, of the Initial Pool Balance, JCPenney is an anchor at the mall and is part of the collateral for the related Mortgage Loan. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JCPenney terminates its lease or goes dark. We cannot assure you that JCPenney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JCPenney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 15, 2016, Wal-Mart Stores, Inc. (“Wal-Mart”) announced its plan to close 269 of its stores across the globe including 154 in the United States. In the case of the Mortgage Loans secured by the portfolios of Mortgaged Properties identified on Annex A to this prospectus as Rivercrest Portfolio B and Rivercrest Portfolio A, collectively representing approximately 3.5% of the Initial Pool Balance, the portfolios are shadow anchored by Wal-Mart stores which are not part of the collateral for the related Mortgage Loans. Certain of the tenant leases at the related Mortgaged Properties may permit tenants to terminate their leases and/or abate or reduce rent if Walmart terminates its lease or goes dark. We cannot assure you that Wal-Mart will remain open for business or that the closing of any Wal-Mart store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On October 27, 2015, Walgreens Boot Alliance, Inc. (which owns Walgreens) announced its intention to purchase Rite Aid Corp. Walgreens recently announced plans to close approximately 200 stores. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heinz 57 Center, representing approximately 2.2% of the Initial Pool Balance, Rite Aid leases approximately 1.5% of net rentable area. Although Walgreens has not identified particular stores planned for closure, if the intended acquisition of Rite Aid Corp. were to go through, we cannot assure you that the Rite Aid store at this Mortgaged Property will not be closed as either part of the transaction or as a result of Walgreens’ closure announcement.

•	On February 4, 2015, Staples, Inc. (“Staples”) and Office Depot, Inc. (“Office Depot”) announced that the companies entered into a definitive agreement under which Staples will acquire all of the outstanding shares of Office Depot. Office Depot expects to close approximately 60 stores in 2016. In the case of the Mortgaged Property identified on Annex A to this prospectus as Shoppes at Woodruff, securing approximately 0.8% of the Initial Pool Balance, Staples is a tenant at the related Mortgaged Property. We cannot assure you that Office Depot or Staples will not continue to report earnings losses or otherwise exhibit signs of financial distress. We cannot assure you that Office Depot or Staples will remain open for business or that the closing of any other Office Depot or Staples store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

183

•	On February 5, 2015, RadioShack Corporation (“RadioShack”) filed a bankruptcy petition under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. RadioShack also announced its intention to sell between 1,500 and 2,400 stores and close the remainder of its stores as part of a restructuring process. In the case of the Mortgaged Property identified on Annex A to this prospectus as Surfside Commons, securing approximately 0.5% of the Initial Pool Balance, RadioShack is a tenant at the related Mortgaged Property. RadioShack released a preliminary list of 1,784 stores slated for closure, which list did not include RadioShack at the Mortgaged Property. We cannot assure you that RadioShack will remain open for business or that the closing of any other RadioShack store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Not For Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not for profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 9.9% of the Initial Pool Balance, Visiting Nurse Services NY, Covenant House, and Amnesty International, representing 8.6%, 6.0%, and 4.3%, respectively, of the net rentable area of the related Mortgaged Property, are not for profit organizations.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heinz 57 Center, representing approximately 2.2% of the Initial Pool Balance, University of Pittsburgh Medical Center, Robert Morris University, The PA Bar Institute and Centers for Rehab Services, representing approximately 2.4%, 0.9%, 0.8% and 0.2%, respectively, of the net rentable area, are not-for-profit entities.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Northeast Corporate Center, representing approximately 2.2% of the Initial Pool Balance, University of Michigan and National Network of Depression, representing approximately 22.1% and 0.5% of the net rentable area, respectively, are not-for-profit entities.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Two Metro Place, representing approximately 0.8% of the Initial Pool Balance, Ohio Health, representing 11.9% of the net rentable area of the related Mortgaged Property is a not for profit organization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Five Points Medical, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Crittenton, representing approximately 50.7% of the net rentable area, is a not for profit organization.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as 5399 Lauby Road, securing approximately 0.1% of the Initial Pool Balance, the third largest tenant, The Village Network, representing 10.8% of the net rentable area of the related Mortgaged Property, is a not for profit organization.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the largest 15 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

184

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Sheraton Denver Downtown Fee, representing approximately 9.5% of the Initial Pool Balance, the sole tenant under the ground lease at the Mortgaged Property has the option to purchase the Mortgaged Property in the event of a casualty affecting more than 25% of the Mortgaged Property or the tenant’s determination that a condemnation has affected substantially all of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GSA Portfolio, representing approximately 2.4% of the Initial Pool Balance, The St. Joe Company has a right of first refusal and repurchase option related to the Mortgaged Property located in Tallahassee, FL. The City of Frankfort has a right of first refusal to purchase the Mortgaged Property located in Frankfort, KY. The Mortgage Loan is recourse to the related borrower and the related guarantors up to the allocated loan amount for the Mortgaged Property located in Tallahassee, FL if the lender accelerates the indebtedness as a result of an event of default. Such recourse liability is removed if the applicable right of first refusal becomes subject to a subordination agreement in favor of the mortgagee or if the related Mortgaged Property is released pursuant to the Mortgage Loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Element LA, representing approximately 1.2% of the Initial Pool Balance, the sole tenant, Riot Games, has a right of first refusal in connection with a contemplated sale of the Mortgaged Property. The right of first refusal is not exercisable in connection with any foreclosure or deed-in-lieu of foreclosure; however, the right of first refusal is exercisable to the first subsequent transfer of the property following such enforcement action.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Golden Mile Marketplace, representing approximately 0.8% of the Initial Pool Balance, the fourth largest tenant, Mountain View Diner (GL), and the fifth largest tenant, Ruby Tuesday, representing approximately 5.9% and 4.7%, respectively, of the aggregate net rentable square footage of the Mortgaged Property, each has a right of first refusal in connection with the sale of its respective premises. Each right of first refusal is not exercisable in connection with any foreclosure, deed-in-lieu of foreclosure, the taking of title by the lender and any subsequent transfer of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Oceanside Fee, representing approximately 0.7% of the Initial Pool Balance, the sole tenant has a right of first refusal to purchase the Mortgaged Property in the event a third party offers to purchase the Mortgaged Property. The right of first refusal is not exercisable in connection with any foreclosure or deed-in-lieu of foreclosure or in connection with the related lender’s sale of the related Mortgaged Property following a foreclosure or deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mini Storage Forestville, representing approximately 0.5% of the Initial Pool Balance, a tenant (GTE Mobilenet of California Limited Partnership d/b/a Verizon Wireless) renting antenna space at the related Mortgaged Property has a right of first refusal to purchase the portion of the Mortgaged Property it leases in the event the related borrower sells, transfers, or grants an interest for the purpose of maintaining communication facilities in the Mortgaged Property leased by the specified tenant. The right of first refusal is not exercisable in connection with any foreclosure or deed-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Draper Industrial, representing approximately 0.5% of the Initial Pool Balance, the second largest tenant, Audio Enhancement, occupying 17.0% of the net rentable area at the

185

Mortgaged Property, has an option to purchase its leased premises during the term of its lease upon 90 days’ prior written notice. The tenant executed a subordination, non-disturbance and attornment agreement providing that such option does not apply to foreclosure or deed-in-lieu of foreclosure and that such option may not be exercised while the Mortgage Loan is outstanding.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Freehome Village, representing approximately 0.4% of the Initial Pool Balance, the largest tenant, Publix, holds a right of first offer to purchase the Mortgaged Property. The related lease provides that such right of first offer does not apply to any form of financing, foreclosure sale or deed-in-lieu of foreclosure.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as Walgreens - Sterling Heights, securing approximately 0.4% of the Initial Pool Balance, the sole tenant has a right of first refusal to purchase the respective Mortgaged Property. The right of first refusal is not exercisable in connection with the related lender’s sale of the related Mortgaged Property following a foreclosure or deed-in-lieu of foreclosure.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 3.9% of the Initial Pool Balance, the largest tenant, 34th Hotel Ventures LLC, an affiliate of the borrower, leases approximately 73.9% of the net rentable area at the Mortgaged Property under a 68-year space lease to operate a Renaissance by Marriott hotel.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Five Points Medical, representing approximately 0.6% of the Initial Pool Balance, the largest tenant, Crittenton, representing approximately 50.7% of the net rentable area, is an affiliate of the borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 86 Mortgaged Properties, which secure, in whole or in part, 46 Mortgage Loans, representing approximately 81.0% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Sheraton Denver Downtown Fee, representing approximately 9.5% of the Initial Pool Balance, the insurance required under the related Mortgage Loan documents may be provided by the related ground lessee at the related Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Oceanside Fee, representing approximately 0.7% of the Initial Pool Balance, pursuant to the terms of its lease with the related borrower and the Mortgage Loan documents, all insurance at the Mortgaged Property may be maintained by the sole tenant at the Mortgaged Property through a program of self-insurance or a combination of insurance and self-insurance, in each case, so long as the policies provided by such tenant otherwise satisfy the terms

186

and conditions of the Mortgage Loan documents relating to insurance and the sole tenant satisfies certain conditions set forth in the Mortgage Loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 81 Page Drive, representing approximately 0.4% of the Initial Pool Balance, until February 14, 2023, the borrower may rely on the insurance provided by the tenant doing business as CWI, Inc. for its leased premises so long as such insurance is maintained in compliance with the terms of the applicable lease and satisfies the other requirements set forth in the related Mortgage Loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gulf Place, representing approximately 0.4% of the Initial Pool Balance, the condominium association is responsible for maintaining the following types of insurance: (i) blanket property insurance for all insurable improvements on the common areas, (ii) commercial general liability insurance on the common areas, (iii) workers’ compensation insurance and employers liability insurance, (iv) directors and officers liability coverage, (v) fidelity insurance covering all persons responsible for handling association funds, and (vi) such additional insurance as the condominium board determines advisable.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use. In addition, certain of the Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. In addition, certain uses may be subject to restrictions relating to their current use or have other zoning issues. For example, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). The related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A to this prospectus as Horn Lake and Princeton Self Storage, representing approximately 0.3% of the Initial Pool Balance, the central portion of the Princeton Self Storage Mortgaged Property contains wetlands according to the US Fish and Wildlife Service Geospatial Wetlands Information. Certain improvements were constructed in 1981 on such wetland areas after they were filled. We cannot assure you that the Tennessee Division of Water Resources will not seek to enforce any infraction that may have occurred as a result of the filling of the wetlands. Areas that are designated as wetlands require special permitting prior to any land disturbances, and we cannot assure you that the wetlands designation will not affect the development or value of the related Mortgaged Property.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representation and warranty set forth in paragraph (24) (Local Law Compliance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

187

Appraised Value

In certain cases, appraisals may reflect both “as stabilized” and “as-is” values, although the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, which may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies, other than as follows:

•	With respect to the loan-to-value ratios at maturity of 17 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in the definitions of “LTV Ratio at Maturity” under “—Certain Calculations and Definitions”, the related LTV Ratio at Maturity reflected in this prospectus is calculated using an “as stabilized” or a “prospective market value upon stabilization” appraised value.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “—Certain Calculations and Definitions”, including, without limitation:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Springhill Suites Altamonte, representing approximately 0.4% of the Initial Pool Balance, the Appraised Value shown on Annex A represents the “as-is market value based on a hypothetical condition” that assumes a PIP costing approximately $306,245 was completed as of November 1, 2015. The related appraisal also reported an “as-is” value of $7,000,000 that assumes a PIP costing approximately $306,245 will be completed during the first year of the projection period and incorporates a capital deduction for such cost. The Mortgaged Property is expected to undergo a change-of-ownership PIP that is expected to commence in February 2016 and to be completed 12 months after commencement and to cost approximately $306,245, which amount was deposited into a reserve account at origination of the Mortgage Loan.

See “—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, representing approximately 8.8% of the Initial Pool Balance, recourse for a transfer of the Mortgaged Property in violation of the Mortgage Loan documents is limited to actual damages.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, the Mortgage Loan is full recourse to the related borrower and guarantor, with respect to transfers of equity interests in the borrower, in the event of a sale or pledge of any direct or indirect interest in the borrower that is prohibited by the Mortgage Loan documents, and as a result of such transfer of interests in the borrower, (i) there is a change in control of the borrower or guarantor or (ii) the related borrower sponsor will not (a) own at least an unencumbered 10% direct or indirect equity ownership interest in each of the borrower, the mezzanine borrower, and certain component entities of the borrower and the mezzanine borrower, (b) control the borrower, mezzanine borrower and certain component entities of the borrower and the mezzanine borrower and (c) control the day-to-day operation of the related portfolio of Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as South Plains Mall, representing approximately 2.6% of the Initial Pool Balance, to the

188

extent that an environmental insurance policy acceptable to the lender covers the Mortgaged Property, the lender is required to use commercially reasonable efforts to collect under such policy prior to making a claim for environmental matters under the recourse carveout guaranty.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Oceanside Fee, representing approximately 0.7% of the Initial Pool Balance, the recourse liability of the guarantors of the Mortgage Loan is limited to full recourse for (a) a voluntary or collusive involuntary (by a guarantor or any affiliated manager) bankruptcy involving the related borrower, (b) commission of any transfer that is prohibited by the Mortgage Loan documents, (c) SPE breaches that are cited as a factor in a substantive consolidation of the borrower, and (d) execution of an environmental indemnity.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, the related Mortgaged Property currently benefits from a PILOT program under which the related borrower pays an annual service charge in lieu of property taxes. The initial annual service charge is 50% of the market tax assessed and levied against the Mortgaged Property, with annual increases in an amount equal to the increase in the local tax rate. The PILOT agreement expires no earlier than 2032. The PILOT agreement permits only construction financing and in the event of a foreclosure by the lender, the lender may lose the PILOT program tax benefits. The borrower is seeking approval of an amendment to the PILOT agreement that would allow lender to inherit the tax benefits in the event of a foreclosure. At origination of the Mortgage Loan, the lender reserved approximately $4,300,000, which will be disbursed to the borrower upon the amendment of the PILOT agreement.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Park Place, representing approximately 4.3% of the Initial Pool Balance, the related Mortgaged Property is encumbered by assessments relating to a bond financing development agreement with the city. The related borrower will make semiannual assessment payments in connection with the bond financing development agreement until the bonds’ maturity in 2022.

See “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds”.

189

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
6	0	56	86.4%
6	3(1)	1	8.8
6	3(2)	1	4.7
Total		58	100.0%

(1) The Mortgage Loan permits a three-day grace period one time during the loan term, other than the payment due on the Maturity Date.

(2) The Mortgage Loan permits a three-day grace period once per trailing 12-month period, other than the payment due on the Maturity Date.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Eight (8) of the Mortgage Loans, representing approximately 29.5% of the Initial Pool Balance, provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 50 Mortgage Loans, representing approximately 70.5%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 50 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Thirty-three (33) of these 50 Mortgage Loans referenced in the preceding sentence, representing approximately 42.3%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 72 months following the related origination date and then amortize for the remainder of their loan term. The remaining 17 of these 50 Mortgage Loans, representing approximately 28.1%, in the aggregate, of the Initial Pool Balance, amortize for their entire loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

190

After the related Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable). Additionally, if there are any ARD Loans included in the Issuing Entity, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to ARD Loans, Anticipated Repayment Dates, Excess Interest and Excess Interest Distribution Account, should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

191

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions, as described below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Certain Terms of the Mortgage Loans—Partial Releases” below.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan). Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Certain Terms of the Mortgage Loans—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

Eight (8) Mortgage Loans, representing approximately 7.7% of the Initial Pool Balance, permit the related borrower, after a lockout period of 3 to 27 payments following the origination date, to prepay the Mortgage Loan (or Loan Combination, if applicable) in whole or in part (in certain cases in order to satisfy certain financial covenants contained in the related Mortgage Loan documents or in connection with a partial release of a Mortgaged Property), in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period. See Annex A to this prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

192

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as 6221 Wilshire Boulevard and 17525 Ventura Boulevard, collectively representing approximately 1.7% of the Initial Pool Balance, the Mortgage Loan documents relating to each such Mortgage Loan permit the related borrower to either (i) after a lockout period ending on the day immediately preceding the second anniversary of the Closing Date, prepay the Mortgage Loan in whole with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the open prepayment period or (ii) after a lockout period ending on the second anniversary of the Closing Date, substitute U.S. government securities as collateral and, in each case, to obtain a release of the related Mortgaged Property.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	8	16.6%
4	34	66.1
5	11	12.6
6	2	2.5
7	3	2.2
Total	58	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and Annex A to this prospectus.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

193

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each Rating Agency;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

The Pooling and Servicing Agreement will provide that the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 48 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 90.6% of the Initial Pool Balance, permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, in the case of a Loan Combination, the earlier of (a) the second anniversary of the securitization of the last note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Certain Terms of the Mortgage Loans—Voluntary Prepayments” above and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Westin Boston Waterfront, representing approximately 4.7% of the Initial Pool Balance,

194

provided no event of default under the related Loan Combination is then continuing, at any time after the Defeasance Lock Out Period, the borrower is permitted to defease the Mortgage Loan only to the extent necessary to cause the debt yield (as calculated under the related Mortgage Loan documents) for the related trailing 12-month period (ending on the last day of any fiscal quarter) to be greater than 7.0%, subject to the satisfaction of certain conditions set forth in the related Mortgage Loan documents, including among others: (i) delivery of a Rating Agency Confirmation with respect to such defeasance; and (ii) delivery of a REMIC opinion. Notwithstanding the foregoing, no release of the Mortgaged Property is permitted in connection with a partial defeasance of the Mortgage Loan.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Certain Terms of the Mortgage Loans—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

195

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GSA Portfolio, representing approximately 2.4% of the Initial Pool Balance, provided no monetary event of default under the Mortgage Loan is then continuing and prior to the expiration of the lock-out period, the borrower may obtain the release of the Mortgaged Property located in Tallahassee, Florida from the lien of the related Mortgage Loan documents upon the exercise of the repurchase right contained in the Tallahassee Mortgaged Property right of first refusal agreement (the “Tallahassee ROFR”), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (1) the sale of such Mortgaged Property is only as a result of the exercise of the repurchase right contained in the Tallahassee ROFR following a breach or default by the borrower thereunder; (2) the related borrower prepays to the lender an amount equal to the greater of (i) 125% of such Mortgaged Property’s allocated loan amount or (ii) the net sales proceeds from the sale of such Mortgaged Property (the “Release Price”) for the Mortgaged Property in question, a prepayment fee equal to the yield maintenance premium and any other amounts required under the Mortgage Loan documents; (3) delivery of a Rating Agency Confirmation; and (4) the satisfaction of certain REMIC requirements.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Guardian Self Storage Centre Avenue and South Millvale, representing approximately 1.0% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of a Mortgaged Property from the lien of the related Mortgage Loan documents in connection with the conveyance of such Mortgaged Property to one or more third parties, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) the payment of 125% of the applicable allocated loan amount plus a prepayment fee equal to the yield maintenance premium, provided that the aggregate portfolio debt service coverage ratio for the 12-month period ending on the last day of a fiscal quarter then most recently ended, recalculated to include only income and expense attributable to the Mortgaged Property remaining after the contemplated release is at least the greater of (x) 1.66x and (y) aggregate portfolio debt service coverage ratio immediately prior to such sale, (iii) delivery of a Rating Agency Confirmation and (iv) the satisfaction of certain REMIC requirements.

Property Releases; Partial Defeasance

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, representing approximately 9.5% of the Initial Pool Balance, provided no event of default under the Mortgage Loan is then continuing, at any time on or after the first due date following the earlier to occur of (a) the third anniversary of the origination date of the Mortgage Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the Mortgage Loan is deposited, the borrower may obtain the release of either the live music, entertainment and private event venue portion of the collateral (the “ACL Music Venue Component”) and/or the retail and office portion of the collateral (the “Retail/Office Component”) subject to the satisfaction of certain conditions as set forth in the Mortgage Loan documents, including among others: (i) partial defeasance of the Mortgage Loan in an amount equal to the greater of (a) 80% of the net sales proceeds from the sale of the applicable portion of the property being defeased, and (b) 115% of the allocated loan amount of the applicable portion of the property being defeased, which is (a) $37,000,000 for the ACL Music Venue Component or (b) $20,000,000 for the Retail/Office Component; (ii) after giving effect to the release, the debt service coverage ratio (as calculated under the Mortgage Loan documents) for the remaining Mortgaged Property for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.51x and (b) the debt service coverage ratio immediately prior to the release; (iii) delivery of a REMIC opinion; and (iv) delivery of a rating agency confirmation with respect to such defeasance.

196

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of the Olive Garden outparcel representing approximately 5.7% of the net rentable area at the Mortgaged Property from the lien of the security instrument in connection with a partial defeasance after the later of (i) the fourth anniversary of the first payment date and (ii) the second anniversary of the Closing Date provided certain conditions set forth in the related Mortgage Loan documents are satisfied, including (i) paying of a release price equal to the greater of (a) the net sale proceeds and (b) $2,125,000, (ii) the post-release debt service coverage ratio will not be less than the greater of (a) 1.30x and (b) the debt service coverage ratio in effect immediately prior to the release, (iii) the post-release loan-to-value ratio for the Mortgaged Property will not be greater than the lesser of (a) 68% and (b) the loan-to-value ratio in effect immediately prior to the release, and (iv) satisfaction of applicable REMIC requirements.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GSA Portfolio, representing approximately 2.4% of the Initial Pool Balance, on any date after the expiration of the lock-out period, provided no event of default under the Mortgage Loan is then continuing, the borrower may obtain the release of one or more Mortgaged Properties from the lien of the related Mortgage Loan documents by defeasing either the entire Mortgage Loan, or a portion of the Mortgage Loan equal to the lesser of (i) the sum of the Release Prices of the Mortgaged Properties so released and (ii) the portion of the debt that has not been defeased as of the date of such release, provided that after giving effect thereto, unless the Mortgage Loan is defeased in full, the debt service coverage ratio for the 12-month period ending on the last day of a fiscal quarter then most recently ended, recalculated to include only income and expense attributable to the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased, is required to be no less than the greater of (i) 1.684 or the debt service coverage ratio immediately prior to such release. Moreover, such defeasance is subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) delivery of a Rating Agency Confirmation; and (ii) delivery of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Abilene Hotel Portfolio, representing approximately 0.8% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of either of the two individual Mortgaged Properties in connection with a sale of such individual Mortgaged Property to a third party, subject to the satisfaction of certain conditions, including, but not limited to, (i) partial defeasance of the Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount with respect to the Mortgaged Property being released, (b) an amount that results, with respect to the Mortgaged Property remaining after the release, in the loan-to-value ratio being not greater than 60%, (c) an amount that results, with respect to the Mortgaged Property remaining after the release, in the debt service coverage ratio being not less than 2.00x, (d) an amount that results, with respect to the Mortgaged Property remaining after the release, in the debt yield being not less than 12.5% and (e) if the loan-to-value ratio immediately following the release is greater than 125%, an amount as may be required such that any securitization trust holding the related Mortgage Loan will not fail to maintain its status as a REMIC trust as a result of such release, and (ii) delivery of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Wickiup & Ambassador MHP’s, representing approximately 0.5% of the Initial Pool Balance, the related Mortgage Loan documents permit the release of either such individual Mortgaged Property in connection with a sale of such individual Mortgaged Property to a third party, subject to the satisfaction of certain conditions, including, but not limited to, (i) partial defeasance of the Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount with respect to the Mortgaged Property being released, (b) an amount that results, with respect to the Mortgaged Property remaining after the release, in the loan-to-value ratio being not greater than 70%, (c) an amount that results, with respect to the Mortgaged Property remaining after the release, in the debt service coverage ratio being not less than 1.35x, (d) an amount that results, with respect to the Mortgaged Property remaining after the release, in the debt yield being not less than 8.75% and (e) if the loan-to-value ratio immediately following the release is greater than 125%, an amount as may be required such that any securitization trust holding the related Mortgage Loan

197

will not fail to maintain its status as a REMIC trust as a result of such release, and (ii) delivery of a REMIC opinion.

Property Releases; Free Releases

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, representing approximately 8.8% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to obtain the release of certain vacant, non-income producing parcels from the lien of the related Mortgage Loan documents in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan; (ii) a determination that certain REMIC requirements will be met; (iii) delivery of an endorsement to the title policy relating to the Mortgaged Property, to the extent that the release would reasonably be expected to adversely affect the lender’s rights under such title insurance policy; (iv) delivery of evidence that the release will not have a material adverse effect on the ability of the borrower to perform, or the lender to enforce, any material provision of any Mortgage Loan document, the enforceability of any material provision of any Mortgage Loan document, or the value, net operating income, use or possession of the Mortgaged Property; and (v) delivery of an applicable Rating Agency Confirmation.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Park Place, representing approximately 4.3% of the Initial Pool Balance, provided no event of default has occurred and is continuing under the related Mortgage Loan documents, the borrower has the one time right to obtain the release of a portion of the property that is currently used as a parking lot (the “Release Parcel”) from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the Release Parcel is conveyed to an affiliate of the borrower; (ii) the partial release is permitted under REMIC requirements then in effect; (iii) the delivery of a REMIC opinion with respect to the partial release; (iv) the delivery of a reciprocal easement agreement affecting the Release Parcel that provides the remaining property with access and use of an equal number of parking spaces in the parking garage as existed prior to the release; (v) the Release Parcel is subdivided from the remaining property and constitutes a separate tax parcel; and (vi) during construction of any improvements on the Release Parcel, the guarantor under the Mortgage Loan or an affiliate of such guarantor will provide the lender under the Mortgage Loan with a completion guaranty.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, provided no event of default has occurred and is continuing under the related Mortgage Loan documents, the related borrower has the one time right solely in connection with a prepayment of the mezzanine loan, at any time on or after the second anniversary of the Closing Date, to obtain the release of a certain parcel (the “LA Fitness Parcel”) from the lien of the related mortgage and Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the LA Fitness Parcel is conveyed to a person other than the borrower; (ii) payment to the mezzanine lender of the lesser of (A) the net sale proceeds and (B) the outstanding principal and interest due to the mezzanine lender; (iii) after giving effect to the release, the debt yield for the remaining Mortgaged Properties is greater than the greater of (A) the debt yield immediately prior to the release and (B) 10%; provided, that the borrower may partially defease the Mortgage Loan to satisfy such debt yield requirement and may not further prepay the mezzanine loan to satisfy this condition; (iv) the borrower has satisfied the conditions to release under the related mezzanine loan documents; (v) the partial release is permitted under REMIC requirements then in effect; (vi) delivery of a Rating Agency Confirmation with respect to such partial release; (vii) delivery of a REMIC opinion with respect to the partial release and an opinion acceptable to the rating agencies; and (vii) delivery of evidence that (A) the remaining property complies with all zoning and building laws and regulations and (B) the release parcel has been subdivided from the remaining property and constitutes a separate tax parcel.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, the related

198

Mortgage Loan documents permit the release of certain unimproved outparcels given no value at underwriting of the Mortgage Loan without payment of a release price provided such release does not violate the REMIC requirements.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as South Plains Mall, representing approximately 2.6% of the Initial Pool Balance, provided no event of default under the related Mortgage Loan is then continuing, at any time following the Closing Date, the borrower may obtain a partial release of a vacant, unimproved parcel from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including among others: (i) the payment of a $15,000 processing fee and (ii) the satisfaction of certain REMIC requirements.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Seaford Village, representing approximately 1.1% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower upon 30 days’ notice to obtain the release of certain vacant, non-income producing parcels from the lien of the related Mortgage Loan documents in connection with the conveyance of such parcels to one or more third parties, without the payment of a release price, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan; (ii) delivery of a REMIC opinion and (iii) a determination that certain REMIC requirements will be met.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Arapaho Village, representing approximately 0.9% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower upon 30 days’ notice to obtain the release of certain vacant, non-income producing parcels from the lien of the related Mortgage Loan documents without the payment of a release price, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan; (ii) delivery of a REMIC opinion and (iii) a determination that certain REMIC requirements will be met.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, representing approximately 8.8% of the Initial Pool Balance, the related Mortgage Loan documents permit the borrower to substitute certain vacant, non-income producing parcels from the lien of the Mortgage Loan documents, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) simultaneously with the substitution, the borrower acquires fee simple or leasehold interest to a parcel of real property readily accessible from the Mortgaged Property that will become an integral part of the Mortgaged Property and is reasonably equivalent in use, value and condition to the substituted parcel, (iii) delivery of an environmental report, (iv) if the acquired parcel is improved upon, delivery of an engineering report, (v) delivery of an endorsement to the title policy relating to the Mortgaged Property, to the extent that the release would reasonably be expected to adversely affect the lender’s rights under such title insurance policy, (vi) delivery of evidence that the release will not have a material adverse effect on the ability of the borrower to perform, or the lender to enforce, any material provision of any Mortgage Loan document, the enforceability of any material provision of any Mortgage Loan document, or the value, net operating income, use or possession of the Mortgaged Property, (vii) delivery of a REMIC opinion and (viii) delivery of a Rating Agency Confirmation.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Stafford Park, representing approximately 2.7% of the Initial Pool Balance, the related Mortgage Loan documents permit the substitution of the Olive Garden outparcel upon 30 days’ written notice to the lender provided that certain conditions set forth in the related Mortgage Loan documents are satisfied, including (i) delivery of a REMIC opinion, (ii) the post-substitution aggregate loan-to-value ratio with respect to the Mortgaged Property (including the substitute property) is not greater than the aggregate loan-to-value ratio prior to the substitution determined as of the substitution date, and (iii) the debt service coverage ratio for the 12 full calendar months immediately

199

preceding the substitution date (excluding the Olive Garden outparcel and including the substitute property) is equal to or greater than the greater of (a) the debt service coverage ratio for the Mortgaged Property at origination of the Mortgage Loan, and (b) the debt service coverage ratio for the 12 full calendar months immediately preceding the property substitution (including the Olive Garden outparcel and excluding the substitute property).

Additions

The following Mortgage Loan provides for the addition of real property to the Mortgaged Property:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, representing approximately 8.8% of the Initial Pool Balance, the Mortgage Loan documents permit the borrower to acquire certain parcels of land to be added to the Mortgaged Property, subject to the satisfaction of certain conditions, including among others: (i) no event of default continuing under the Mortgage Loan, (ii) delivery of a REMIC opinion, (iii) delivery of either a title policy or an endorsement to the existing title policy relating to the acquired parcel, (iv) delivery of an officer’s certificate stating that the expansion will not have a material adverse effect on the ability of the borrower to perform, or lender to enforce, any material provision of any Mortgage Loan document, the enforceability of any material provision of any Mortgage Loan document, or the value, net operating income, use or possession of the Mortgaged Property, (v) delivery of an environmental report, (vi) if the parcel is improved upon, an engineering report and (vii) delivery of a Rating Agency Confirmation.

Escrows

Fifty-two (52) Mortgage Loans, representing approximately 73.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Forty-eight (48) Mortgage Loans, representing approximately 70.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-eight (28) Mortgage Loans, representing approximately 58.4% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties and one land property with a retail tenant, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

Thirty-five (35) Mortgage Loans, representing approximately 48.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the largest 15 Mortgage Loans.

200

Mortgaged Property Accounts

Lockbox Accounts.

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	17	$655,299,252	56.7%
Springing Lockbox	31	285,099,800	24.7
Hard (Hotel, Office, Retail) / Soft (Music Venue)	1	109,898,450	9.5
None	7	75,442,802	6.5
Soft Springing Lockbox	1	25,000,000	2.2
Soft Lockbox	1	5,194,526	0.4
Total:	58	$1,155,934,829	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

201

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also see “Significant Loan Summaries—5 Penn Plaza”, “—Sheraton Denver Downtown Fee”, “—Austin Block 21”, “—Glenbrook Square”, “—Westin Boston Waterfront”, “—Park Place”, “—215 West 34th Street & 218 West 35th Street”, “—South Plains Mall”, “—GSA Portfolio” and “—Heinz 57 Center” in Annex B.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine or subordinate indebtedness with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV(1)	Cut-off Date Mortgage Loan DSCR(2)	Cut-off Date Total Debt DSCR(1)
5 Penn Plaza(3)	$115,000,000	$40,000,000	$145,000,000	$300,000,000	4.97999%	48.1%	55.6%	1.64x	1.39x
King of Prussia Hotel Portfolio(4)	$38,200,000	$5,800,000	N/A	$44,000,000	6.07191%	70.6%	81.3%	1.42x	1.11x

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan or Subordinate Companion Loan.

(2)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan.

(3)	The related mezzanine loan is initially being held by a third party that is not affiliated with the related Sponsor.

(4)	The related mezzanine loan is initially being held by a third party that is not affiliated with the related Sponsor.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above secured by the Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A as 5 Penn Plaza and King of Prussia Hotel Portfolio, representing approximately 9.9% and 3.3%, respectively, of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that (x) prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the related Mortgage Loan and (y) with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 9.9% of the Initial Pool Balance, prepayments of the related mezzanine loan will be permitted prior to prepayment of the related Mortgage Loan provided that such prepayment is from a source of funds other than the respective Mortgaged Property, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for

202

the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

Generally, upon a default under a mezzanine loan described in the preceding paragraph, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Element LA(1)	$14,000,000	57.1%	1.90x	9.0%	Y
Indian Creek Commons	$5,950,000	70.0%	1.60x	10.0%	Y

(1)	Future mezzanine debt or preferred equity permitted after the earlier of the sixth payment date after the Closing Date or the twenty-fourth payment date following the origination date.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

203

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Paseo Real, representing approximately 0.5% of the Initial Pool Balance, certain members of the borrower are entitled to an 8% annual preferred return on its capital contribution. There is no maturity date on such preferred return and certain members are not otherwise entitled to any other rights, remedies or required payments and cannot take control of the borrower for non-payment of its return. The preferred return is payable from excess cash flow.

Permitted Unsecured Debt

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as King of Prussia Hotel Portfolio, representing approximately 3.3% of the Initial Pool Balance, a $1,600,000 loan (the “King of Prussia Hotel Portfolio Key Money Debt”) was provided from an affiliate of the franchisor to the borrower. The loan is unsecured and is guaranteed by Mid-Atlantic Hotel Portfolio Investors LLC, an affiliate of the borrower. The King of Prussia Hotel Portfolio Key Money Debt will become due and payable at the earliest of (i) the maturity of the King of Prussia Hotel Portfolio Key Money Debt on November 24, 2024, (ii) the termination of the franchise license agreement for any reason other than in connection with a permitted transfer, (iii) an event of default under the King of Prussia Hotel Portfolio Key Money Debt documents, or (iv) the direct or indirect transfer, disposition or sale of the related Mortgaged Property, including, without limitation, the direct or indirect (through interim entities or otherwise) change in, foreclosure or acquisition of ownership of the borrower entity. If no event of default is continuing, the outstanding principal balance of the King of Prussia Hotel Portfolio Key Money Debt reduces annually to equal zero at the maturity of the King of Prussia Hotel Portfolio Key Money Debt. The King of Prussia Portfolio Key Money Debt bears no interest.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heinz 57 Center, representing approximately 2.2% of the Initial Pool Balance, the related borrower is permitted to incur one or more unsecured loans from one or more of its direct or indirect owners, but only if, among other things, such loans (i) are fully subordinate to the Mortgage Loan, (ii) are non-recourse to the borrower and any of its assets and (iii) together with certain unsecured trade payables and operational debt permitted under the related Mortgage Loan documents, do not exceed in the aggregate 2.5% of the original principal balance of the Mortgage Loan at any one time.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as DoubleTree Hotel Universal, representing approximately 1.1% of the Initial Pool Balance, a $2,250,000 loan (the “DoubleTree Hotel Universal Key Money Debt”) was provided within 30 days of origination of the Mortgage Loan from Hilton Franchise Holding, LLC, the related franchisor, to X Fund Properties, LLC, the borrower. Such loan is unsecured and is guaranteed by Sagicor Real Estate Fund X Limited. The DoubleTree Hotel Universal Key Money Debt will become due and payable if the franchise license agreement is terminated, including upon sale of the Mortgaged Property if the franchise license agreement is not assumed. The DoubleTree Hotel Universal Key Money Debt bears no interest and amortizes evenly over the first 120 months of the franchise license agreement term (beginning September 10, 2015). A foreclosing lender would not be required to assume any obligations under the DoubleTree Hotel Universal Key Money Debt or its related guaranty, even if the lender elects to not retain the DoubleTree Hotel Universal license. The DoubleTree Hotel Universal Key Money Debt is not considered a permitted mezzanine loan and is not subject to the conditions required for permitted mezzanine indebtedness.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

204

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note and all of which are secured by the same Mortgages encumbering the same Mortgaged Property or portfolio of Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, which has an outstanding principal balance as of the Cut-off Date of $115,000,000 and represents approximately 9.9% of the Initial Pool Balance (the “5 Penn Plaza Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the 5 Penn Plaza Mortgage Loan (the “5 Penn Plaza Pari Passu Companion Loans” and, together with the 5 Penn Plaza Mortgage Loan, the “5 Penn Plaza Loan Combination”). The 5 Penn Plaza Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $67,000,000, is currently held by CGMRC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 5 Penn Plaza Pari Passu Companion Loan, which is evidenced by the non-controlling note A-3 and has a principal balance as of the Cut-off Date of approximately $78,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 5 Penn Plaza Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Sheraton Denver Downtown Fee, which has an outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 9.5% of the Initial Pool Balance (the “Sheraton Denver Downtown Fee Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Sheraton Denver Downtown Fee Mortgage Loan (the “Sheraton Denver Downtown Fee Pari Passu Companion Loan” and, together with the Sheraton Denver Downtown Fee Mortgage Loan, the “Sheraton Denver Downtown Fee Loan Combination”). The Sheraton Denver Downtown Fee Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $70,000,000, is currently held by CGMRC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Sheraton Denver Downtown Fee Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Austin Block 21, which has an outstanding principal balance as of the Cut-off Date of $109,898,450 and represents approximately 9.5% of the Initial Pool Balance (the “Austin Block 21 Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Austin Block 21 Mortgage Loan (the “Austin Block 21 Pari Passu Companion Loan” and, together with the Austin Block 21 Mortgage Loan, the “Austin Block 21 Loan Combination”). The Austin Block 21 Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $39,963,073, is currently held by GSMC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Austin Block 21 Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Glenbrook Square, which has an outstanding principal balance as of the Cut-off Date of $102,000,000 and represents approximately 8.8% of the Initial Pool Balance (the “Glenbrook Square Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari

205

passu in right of payment with the Glenbrook Square Mortgage Loan (the “Glenbrook Square Pari Passu Companion Loan” and, together with the Glenbrook Square Mortgage Loan, the “Glenbrook Square Loan Combination”). The Glenbrook Square Pari Passu Companion Loan, which is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $60,000,000) was contributed to the commercial mortgage securitization transaction (the “GSMS 2015-GS1 Securitization”) involving the issuance of the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1. The Glenbrook Square Loan Combination is being serviced and administered pursuant to the pooling and servicing agreement for the GSMS 2015-GS1 Securitization (the “GSMS 2015-GS1 Pooling and Servicing Agreement”).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Westin Boston Waterfront, which has an outstanding principal balance as of the Cut-off Date of $54,789,561 and represents approximately 4.7% of the Initial Pool Balance (the “Westin Boston Waterfront Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the Westin Boston Waterfront Mortgage Loan (each a “Westin Boston Waterfront Pari Passu Companion Loan” and, collectively, the “Westin Boston Waterfront Pari Passu Companion Loans” and, together with the Westin Boston Waterfront Mortgage Loan, the “Westin Boston Waterfront Loan Combination”). The Westin Boston Waterfront Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $69,732,169) was contributed to the GSMS 2015-GS1 Securitization. The Westin Boston Waterfront Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $79,693,907) was contributed to the commercial mortgage securitization transaction (the “CGCMT 2015-GC35 Securitization”) relating to the issuance of the Citigroup Commercial Mortgage Trust 2015-GC35, Commercial Mortgage Pass-Through Certificates, Series 2015-GC35. The Westin Boston Waterfront Loan Combination is being serviced and administered pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Park Place, which has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.3% of the Initial Pool Balance (the “Park Place Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Park Place Mortgage Loan (the “Park Place Pari Passu Companion Loan” and, together with the Park Place Mortgage Loan, the “Park Place Loan Combination”). The Park Place Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $43,000,000, is currently held by CGMRC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Park Place Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 West 34th Street & 218 West 35th Street, which has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 3.9% of the Initial Pool Balance (the “215 West 34th Street & 218 West 35th Street Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the 215 West 34th Street & 218 West 35th Street Mortgage Loan (each a “215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan” and, collectively, the “215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans” and, together with the 215 West 34th Street & 218 West 35th Street Mortgage Loan, the “215 West 34th Street & 218 West 35th Street Loan Combination”). The 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $45,000,000) is currently held by CCRE Lending (the “215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan”) and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 (which has an outstanding principal balance as of the Cut-off Date of $40,000,000) is currently held by CCRE Lending and is expected to be contributed to the commercial mortgage securitization transaction (the “CFCRE 2016-C3 Securitization”) involving the issuance of the CFCRE 2016-C3 Mortgage Trust,

206

Commercial Mortgage Pass-Through Certificates, Series 2016-C3. It is expected that the 215 West 34th Street & 218 West 35th Street Loan Combination will be serviced and administered pursuant to the pooling and servicing agreement for the CFCRE 2016-C3 Securitization (the “CFCRE 2016-C3 Pooling and Servicing Agreement”) until the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, after which it is expected that the 215 West 34th Street & 218 West 35th Street Loan Combination will be serviced and administered pursuant to the pooling and servicing agreement governing the securitization of such 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as South Plains Mall, which has an outstanding principal balance as of the Cut-off Date of $30,000,000 and represents approximately 2.6% of the Initial Pool Balance (the “South Plains Mall Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the South Plains Mall Mortgage Loan (each a “South Plains Mall Pari Passu Companion Loan” and, collectively, the “South Plains Mall Pari Passu Companion Loans” and, together with the South Plains Mall Mortgage Loan, the “South Plains Mall Loan Combination”). The South Plains Mall Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $70,000,000) was contributed to the GSMS 2015-GS1 Securitization. The South Plains Mall Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $100,000,000) was contributed to the CGCMT 2015-GC35 Securitization. The South Plains Mall Loan Combination is being serviced and administered pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GSA Portfolio, which has an outstanding principal balance as of the Cut-off Date of $27,384,375 and represents approximately 2.4% of the Initial Pool Balance (the “GSA Portfolio Mortgage Loan”), the related Mortgaged Properties also secure one (1) other loan that is pari passu in right of payment with the GSA Portfolio Mortgage Loan (the “GSA Portfolio Pari Passu Companion Loan” and, together with the GSA Portfolio Mortgage Loan, the “GSA Portfolio Loan Combination”). The GSA Portfolio Pari Passu Companion Loan, which is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $27,384,375) was contributed to the GSMS 2015-GS1 Securitization. The GSA Portfolio Loan Combination is being serviced and administered pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heinz 57 Center, which has an outstanding principal balance as of the Cut-off Date of $25,944,493 and represents approximately 2.2% of the Initial Pool Balance (the “Heinz 57 Center Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Heinz 57 Center Mortgage Loan (the “Heinz 57 Center Pari Passu Companion Loan” and, together with the Heinz 57 Center Mortgage Loan, the “Heinz 57 Center Loan Combination”). The Heinz 57 Center Pari Passu Companion Loan, which is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $49,893,255) was contributed to the commercial mortgage securitization transaction (the “JPMCC 2015-JP1 Securitization”) involving the issuance of the JPMCC Commercial Mortgage Securities Trust 2015-JP1, Commercial Mortgage Pass-Through Certificates, Series 2015-JP1. The Heinz 57 Center Loan Combination is being serviced and administered pursuant to the pooling and servicing agreement for the JPMCC 2015-JP1 Securitization (the “JPMCC 2015-JP1 Pooling and Servicing Agreement”).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Element LA, which has an outstanding principal balance as of the Cut-off Date of $14,000,000 and represents approximately 1.2% of the Initial Pool Balance (the “Element LA Mortgage Loan”), the related Mortgaged Property also secures three (3) other loans that are pari passu in right of payment with the Element LA Mortgage Loan (each a “Element LA Pari Passu Companion Loan” and, collectively, the “Element LA Pari Passu Companion Loans” and, together with the Element LA Mortgage Loan, the “Element LA Loan Combination”). The Element LA Pari Passu Companion Loan that is evidenced by the controlling note A-1A (the “Element LA Controlling Pari Passu Companion Loan”) (which has an outstanding principal balance as of the Cut-off Date of

207

$55,500,000) is currently held by CCRE Lending and is expected to be contributed to the CFCRE 2016-C3 Securitization. The Element LA Pari Passu Companion Loan that is evidenced by the non-controlling note A-1B (which has an outstanding principal balance as of the Cut-off Date of $28,500,000) is currently held by CCRE Lending and is expected to be contributed to the commercial mortgage securitization transaction involving the issuance of the COMM 2016-CCRE28 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-CCRE28 (the “COMM 2016-CCRE28 Securitization”). The Element LA Pari Passu Companion Loan that is evidenced by the non-controlling note A-2A (which has an outstanding principal balance as of the Cut-off Date of $70,000,000) was contributed to the GSMS 2015-GS1 Securitization. The Element LA Loan Combination is being serviced and administered pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement until the securitization of the Element LA Controlling Pari Passu Companion Loan, after which it is expected that the Element LA Loan Combination will be serviced and administered pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as DoubleTree Hotel Universal, which has an outstanding principal balance as of the Cut-off Date of $12,941,292 and represents approximately 1.1% of the Initial Pool Balance (the “DoubleTree Hotel Universal Mortgage Loan”), the related Mortgaged Property also secures two (2) other loans that are pari passu in right of payment with the DoubleTree Hotel Universal Mortgage Loan (each a “DoubleTree Hotel Universal Pari Passu Companion Loan” and, collectively, the “DoubleTree Hotel Universal Pari Passu Companion Loans” and, together with the DoubleTree Hotel Universal Mortgage Loan, the “DoubleTree Hotel Universal Loan Combination”). The DoubleTree Hotel Universal Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $18,416,454) was contributed to the commercial mortgage securitization transaction (the “GSMS 2015-GC34 Securitization”) relating to the issuance of the GS Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates, Series 2015-GC34. The DoubleTree Hotel Universal Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $19,411,938) was contributed to the GSMS 2015-GS1 Securitization. The DoubleTree Hotel Universal Loan Combination is being serviced and administered pursuant to the pooling and servicing agreement for the GSMS 2015-GC34 Securitization (the “GSMS 2015-GC34 Pooling and Servicing Agreement”).

Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity.

208

Set forth in the charts below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Note(s)
5 Penn Plaza(1)	$115,000,000	9.9%	$145,000,000	$260,000,000	Note A-1
Sheraton Denver Downtown Fee	$110,000,000	9.5%	$70,000,000	$180,000,000	Note A-1
Austin Block 21	$109,898,450	9.5%	$39,963,073	$149,861,522	Note A-1
Glenbrook Square	$102,000,000	8.8%	$60,000,000	$162,000,000	Note A-1
Westin Boston Waterfront(2)	$54,789,561	4.7%	$149,426,076	$204,215,638	Note A-1
Park Place	$50,000,000	4.3%	$43,000,000	$93,000,000	Note A-1
215 West 34th Street & 218 West 35th Street(3)	$45,000,000	3.9%	$85,000,000	$130,000,000	Note A-1
South Plains Mall(4)	$30,000,000	2.6%	$170,000,000	$200,000,000	Note A-1
GSA Portfolio	$27,384,375	2.4%	$27,384,375	$54,768,750	Note A-1
Heinz 57 Center	$25,944,493	2.2%	$49,893,255	$75,837,748	Note A-1
Element LA(5)	$14,000,000	1.2%	$154,000,000	$168,000,000	Note A-1A
DoubleTree Hotel Universal(6)	$12,941,292	1.1%	$37,828,391	$50,769,683	Note A-1

(1)	The 5 Penn Plaza Pari Passu Companion Loans are currently comprised of the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $67,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $78,000,000.

(2)	The Westin Boston Waterfront Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $69,732,169, and the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of 79,693,907.

(3)	The 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $45,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $40,000,000.

(4)	The South Plains Mall Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000, and the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000.

(5)	The Element LA Pari Passu Companion Loans are currently comprised of the controlling note A-1A, with an outstanding principal balance as of the Cut-off Date of $55,500,000, the non-controlling note A-1B, with an outstanding principal balance as of the Cut-off Date of $28,500,000, and the non-controlling note A-2A, with an outstanding principal balance as of the Cut-off Date of $70,000,000.

(6)	The DoubleTree Hotel Universal Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $18,416,454, and the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $19,411,938.

209

Mortgaged Property Name	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten DSCR(2)
5 Penn Plaza	CGCMT 2016-GC36	KeyBank National Association	Wells Fargo Bank, National Association	48.1%	48.1%	1.64x	1.64x
Sheraton Denver Downtown Fee	CGCMT 2016-GC36	KeyBank National Association	Wells Fargo Bank, National Association	75.0%	75.0%	1.28x	1.28x
Austin Block 21	CGCMT 2016-GC36	KeyBank National Association	Wells Fargo Bank, National Association	62.7%	62.7%	1.51x	1.51x
Glenbrook Square	GSMS 2015-GS1	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	58.1%	58.1%	1.55x	1.55x
Westin Boston Waterfront	GSMS 2015-GS1	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	59.2%	59.2%	1.87x	1.87x
Park Place	CGCMT 2016-GC36	KeyBank National Association	Wells Fargo Bank, National Association	66.4%	66.4%	1.44x	1.44x
215 West 34th Street & 218 West 35th Street	(3)	(3)	(3)	54.2%	54.2%	1.88x	1.88x
South Plains Mall	GSMS 2015-GS1	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	54.3%	54.3%	2.04x	2.04x
GSA Portfolio	GSMS 2015-GS1	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	75.0%	75.0%	1.35x	1.35x
Heinz 57 Center	JPMCC 2015-JP1	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	68.6%	68.6%	1.30x	1.30x
Element LA	GSMS 2015-GS1(4)	Midland Loan Services, a Division of PNC Bank, National Association(4)	Wells Fargo Bank, National Association(4)	57.1%	57.1%	1.78x	1.78x
DoubleTree Hotel Universal	GSMS 2015-GC34	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	56.8%	56.8%	2.11x	2.11x

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(2)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

(3)	It is expected that the 215 West 34th Street & 218 West 35th Street Loan Combination will be serviced and administered pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement until the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, after which it is expected that the 215 West 34th Street & 218 West 35th Street Loan Combination will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement and/or other servicing agreement governing the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan. Wells Fargo Bank, National Association and CWCapital Asset Management LLC are expected to be

210

the applicable master servicer and applicable special servicer under the CFCRE 2016-C3 Securitization. No parties to the pooling and servicing agreement that is expected to govern the securitization of such 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan have yet been identified.

(4)	The Element LA Loan Combination is being serviced and administered pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement until the securitization of the Element LA Controlling Pari Passu Companion Loan, after which it is expected that the Element LA Loan Combination will be serviced and administered under the CFCRE 2016-C3 Pooling and Servicing Agreement. Wells Fargo Bank, National Association and CWCapital Asset Management LLC are expected to be the applicable master servicer and applicable special servicer under the CFCRE 2016-C3 Securitization.

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things, (i) that one of the holders will be the “controlling note holder” (the “Controlling Note Holder”) entitled to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination, and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first to any related Subordinate Companion Loan (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries—5 Penn Plaza”, “—Sheraton Denver Downtown Fee”, “—Austin Block 21”, “—Glenbrook Square”, “—Westin Boston Waterfront”, “—Park Place”, “—215 West 34th Street & 218 West 35th Street”, “—South Plains Mall”, “—GSA Portfolio” and “—Heinz 57 Center” in Annex B to this prospectus.

The 5 Penn Plaza Loan Combination

Servicing

The 5 Penn Plaza Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the 5 Penn Plaza Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holders as a collective whole.

Amounts payable to the Issuing Entity as holder of the 5 Penn Plaza Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holders will be distributed to such holders net of certain fees and expenses on the 5 Penn Plaza Pari Passu Companion Loans as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 5 Penn Plaza Mortgage Loan and the holders of the related 5 Penn Plaza Pari Passu Companion Loans with respect to distributions of funds received in respect of the 5 Penn Plaza Loan Combination, and provides, in general, that:

•	the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 5 Penn Plaza Loan Combination or the related Mortgaged Property will be applied to the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective

211

outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the 5 Penn Plaza Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 5 Penn Plaza Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 5 Penn Plaza Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 5 Penn Plaza Pari Passu Companion Loans.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the 5 Penn Plaza Pari Passu Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the 5 Penn Plaza Pari Passu Companion Loans or from general collections with respect to the securitization of the 5 Penn Plaza Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the 5 Penn Plaza Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the 5 Penn Plaza Mortgage Loan; provided, that, unless a Control Termination Event exists or the 5 Penn Plaza Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the 5 Penn Plaza Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the 5 Penn Plaza Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the 5 Penn Plaza Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the 5 Penn Plaza Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, each related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the 5 Penn Plaza Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 5 Penn Plaza Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the 5 Penn Plaza Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 5 Penn Plaza Loan Combination. The consultation right of each such Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the Controlling Class Representative, whether or not such Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holders’ (or their representatives’) consultation rights described above, the Master

212

Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 5 Penn Plaza Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holders (or their representatives).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from a related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the 5 Penn Plaza Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holders (or their representatives) described above, pursuant to the terms of the related Co-Lender Agreement, each related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the 5 Penn Plaza Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the 5 Penn Plaza Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for any securitization of a 5 Penn Plaza Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to any document governing the securitization of a 5 Penn Plaza Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or any document governing the securitization of a 5 Penn Plaza Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the 5 Penn Plaza Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the 5 Penn Plaza Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to any 5 Penn Plaza Pari Passu Companion Loan, be paid, (x) prior to the securitization of such 5 Penn Plaza Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of such 5 Penn Plaza Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 5 Penn Plaza Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the 5 Penn Plaza Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the 5 Penn Plaza Pari Passu Companion Loans together with the 5 Penn Plaza Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

213

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the 5 Penn Plaza Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holders (provided that such consent is not required from any such Companion Loan Holder if such Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 5 Penn Plaza Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 5 Penn Plaza Loan Combination, and any documents in the servicing file reasonably requested by such Companion Loan Holder that are material to the price of the 5 Penn Plaza Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that each related Companion Loan Holder (or its representative) may waive, as to itself, any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, each related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the 5 Penn Plaza Loan Combination unless such related Companion Loan Holder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the 5 Penn Plaza Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the 5 Penn Plaza Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the 5 Penn Plaza Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holders (or their representatives). Accordingly, the Controlling Class Representative (prior to a Control Termination Event and provided that the 5 Penn Plaza Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the 5 Penn Plaza Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. Each related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the 5 Penn Plaza Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects such related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The Sheraton Denver Downtown Fee Loan Combination

Servicing

The Sheraton Denver Downtown Fee Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Sheraton Denver Downtown Fee Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Sheraton Denver Downtown Fee Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will

214

be distributed to such holders net of certain fees and expenses on the Sheraton Denver Downtown Fee Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Sheraton Denver Downtown Fee Mortgage Loan and the holder of the Sheraton Denver Downtown Fee Pari Passu Companion Loan with respect to distributions of funds received in respect of the Sheraton Denver Downtown Fee Loan Combination, and provides, in general, that:

•	the Sheraton Denver Downtown Fee Mortgage Loan and the Sheraton Denver Downtown Fee Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Sheraton Denver Downtown Fee Loan Combination or the related Mortgaged Property will be applied to the Sheraton Denver Downtown Fee Mortgage Loan and the Sheraton Denver Downtown Fee Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Sheraton Denver Downtown Fee Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Sheraton Denver Downtown Fee Mortgage Loan and the Sheraton Denver Downtown Fee Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Sheraton Denver Downtown Fee Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Sheraton Denver Downtown Fee Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Sheraton Denver Downtown Fee Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Sheraton Denver Downtown Fee Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Sheraton Denver Downtown Fee Pari Passu Companion Loan or from general collections with respect to the securitization of the Sheraton Denver Downtown Fee Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Sheraton Denver Downtown Fee Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Sheraton Denver Downtown Fee Mortgage Loan; provided, that, unless a Control Termination Event exists or the Sheraton Denver Downtown Fee Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Sheraton Denver Downtown Fee Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Sheraton Denver Downtown Fee Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Sheraton Denver Downtown Fee Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Sheraton Denver Downtown Fee Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans

215

(exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Sheraton Denver Downtown Fee Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Sheraton Denver Downtown Fee Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Sheraton Denver Downtown Fee Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Sheraton Denver Downtown Fee Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Sheraton Denver Downtown Fee Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Sheraton Denver Downtown Fee Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Sheraton Denver Downtown Fee Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Sheraton Denver Downtown Fee Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Sheraton Denver Downtown Fee Mortgage Loan and the Sheraton Denver Downtown Fee Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Sheraton Denver Downtown Fee Mortgage Loan and the Sheraton Denver Downtown Fee Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Sheraton Denver Downtown Fee Pari Passu Companion Loan, for any

216

interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Sheraton Denver Downtown Fee Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the Sheraton Denver Downtown Fee Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Sheraton Denver Downtown Fee Mortgage Loan and the Sheraton Denver Downtown Fee Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Sheraton Denver Downtown Fee Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Sheraton Denver Downtown Fee Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Sheraton Denver Downtown Fee Pari Passu Companion Loan, be paid, (x) prior to the securitization of the Sheraton Denver Downtown Fee Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Sheraton Denver Downtown Fee Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Sheraton Denver Downtown Fee Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Sheraton Denver Downtown Fee Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Sheraton Denver Downtown Fee Pari Passu Companion Loan together with the Sheraton Denver Downtown Fee Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Sheraton Denver Downtown Fee Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Sheraton Denver Downtown Fee Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Sheraton Denver Downtown Fee Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Sheraton Denver Downtown Fee Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Sheraton Denver Downtown Fee Loan Combination unless the related Companion Loan Holder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Sheraton Denver Downtown Fee Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Sheraton Denver Downtown Fee Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the Sheraton Denver Downtown Fee Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). Accordingly, the Controlling Class Representative (prior to a Control Termination Event and provided that the Sheraton Denver Downtown

217

Fee Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Sheraton Denver Downtown Fee Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the Sheraton Denver Downtown Fee Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The Austin Block 21 Loan Combination

Servicing

The Austin Block 21 Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Austin Block 21 Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Austin Block 21 Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holders net of certain fees and expenses on the Austin Block 21 Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the DoubleTree Hotel Universal Mortgage Loan and the holder of the Austin Block 21 Companion Loan with respect to distributions of funds received in respect of the Austin Block 21 Loan Combination, and provides, in general, that:

•	the Austin Block 21 Mortgage Loan and the Austin Block 21 Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Austin Block 21 Loan Combination or the related Mortgaged Property will be applied to the DoubleTree Hotel Universal Mortgage Loan and the Austin Block 21 Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Austin Block 21 Loan Combination will be allocated, on a pro rata and pari passu basis, to the Austin Block 21 Mortgage Loan and the Austin Block 21 Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Austin Block 21 Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Austin Block 21 Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Austin Block 21 Companion Loan.

218

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Austin Block 21 Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Austin Block 21 Companion Loan or from general collections with respect to the securitization of the Austin Block 21 Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Austin Block 21 Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Austin Block 21 Mortgage Loan; provided, that, unless a Control Termination Event exists or the Austin Block 21 Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the directing holder with respect to the Austin Block 21 Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Controlling Class Representative” in this prospectus with respect to the Austin Block 21 Loan Combination and the implementation of any recommended actions outlined in an asset status report with respect to the Austin Block 21 Loan Combination will require the approval of the Controlling Class Representative as and to the extent described in this prospectus under “The Pooling and Servicing Agreement—Controlling Class Representative” and “—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Austin Block 21 Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative which, at any time the Austin Block 21 Companion Loan is included in a securitization, may be the controlling class representative for that securitization or any other party assigned the rights to exercise the rights of the holder of the Austin Block 21 Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Austin Block 21 Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Austin Block 21 Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Austin Block 21 Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Austin Block 21 Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10-business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10-business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Austin Block 21 Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative, including, if the Austin Block 21 Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action based on advice or consultation provided by the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Austin Block 21 Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer,

219

the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders or the Servicing Standard.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend (in-person or telephonic) annual meetings with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Austin Block 21 Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Austin Block 21 Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Austin Block 21 Mortgage Loan and the Austin Block 21 Companion Loan by the amount necessary to reimburse the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Austin Block 21 Mortgage Loan and the Austin Block 21 Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Austin Block 21 Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Austin Block 21 Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the servicing of the Austin Block 21 Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Austin Block 21 Mortgage Loan and the Austin Block 21 Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Austin Block 21 Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Austin Block 21 Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Austin Block 21 Companion Loan, be paid, (x) prior to the securitization of the Austin Block 21 Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Austin Block 21 Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Austin Block 21 Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Austin Block 21 Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Austin Block 21 Companion Loan together with the Austin Block 21 Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Austin Block 21 Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Austin Block 21 Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Austin Block 21 Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Austin Block 21 Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being

220

provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the Austin Block 21 Loan Combination unless it is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the Pooling and Servicing Agreement, the directing holder with respect to the Austin Block 21 Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Austin Block 21 Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Austin Block 21 Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). The Controlling Class Representative, as representative of the Controlling Class Certificateholder (prior to a Control Termination Event and unless the Austin Block 21 Loan Combination is an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event), will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Austin Block 21 Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and the Element LA Loan Combination

Servicing

The Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination and the GSA Portfolio Loan Combination (collectively, the “GS1 Loan Combinations”) (including the related Outside Serviced Mortgage Loans) are being serviced in accordance with the GSMS 2015-GS1 Pooling and Servicing Agreement, dated as of November 1, 2015, among GS Mortgage Securities Corporation II, as depositor, Situs Holdings, LLC, as operating advisor (the “GSMS 2015-GS1 Operating Advisor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “GSMS 2015-GS1 Servicer”), Wells Fargo Bank, National Association, as special servicer (in such capacity, the “GSMS 2015-GS1 Special Servicer”), Wilmington Trust, National Association, as trustee (the “GSMS 2015-GS1 Trustee”), and Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “GSMS 2015-GS1 Certificate Administrator”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued as described below, by the GSMS 2015-GS1 Servicer and the GSMS 2015-GS1 Special Servicer, and subject to the servicing standard provided for in the GSMS 2015-GS1 Pooling and Servicing Agreement, which standard is substantially similar to, but not necessarily identical to, the servicing standard provided for in the Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. With respect to the Element LA Loan Combination, the related Companion loan is currently serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement. The provisions set forth under this section are applicable to the Element LA Loan Combination until the related Companion Loan evidenced by the controlling note A-1A is securitized. It is anticipated that as of January 28, 2016, servicing of the Element LA Loan Combination will shift and be governed by the CFCRE 2016-C3 Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the South Plains Mall Mortgage Loan, the GSA Portfolio Mortgage Loan and the Element LA Mortgage Loan” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Element LA Mortgage Loan” in this prospectus.

Amounts payable to the Issuing Entity as holder of the Mortgage Loan that is part of each GS1 Loan Combination pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

221

Application of Payments

The Co-Lender Agreement with respect to each of the GS1 Loan Combinations sets forth the respective rights of the holder of the related Mortgage Loan and each related Companion Loan Holder with respect to distributions of funds received in respect of such GS1 Loan Combinations, and provides, in general, that:

•	the Mortgage Loan and the related Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of such GS1 Loan Combination or the related Mortgaged Property will be applied to the related Mortgage Loan and each related Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2015-GS1 Servicer, the GSMS 2015-GS1 Special Servicer, the GSMS 2015-GS1 Operating Advisor, the GSMS 2015-GS1 Certificate Administrator and the GSMS 2015-GS1 Trustee) in accordance with the terms of such Co-Lender Agreement and the GSMS 2015-GS1 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to such GS1 Loan Combination will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and each related Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any Mortgage Loan that is part of a GS1 Loan Combination, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on each Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan(s).

Certain costs and expenses (such as a pro rata share of a property advance) allocable to a related Outside Serviced Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on that GS1 Loan Combination. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to each related Co-Lender Agreement, the directing holder with respect to each GS1 Loan Combination, as of any date of determination, will be the trustee under the GSMS 2015-GS1 Pooling and Servicing Agreement as holder of the related Companion Loan that is evidenced by the controlling note A-1; provided that, unless a control termination event exists under the GSMS 2015-GS1 Pooling and Servicing Agreement, the GSMS 2015-GS1 controlling class representative will be entitled to exercise the rights of the directing holder with respect to the GS1 Loan Combinations. In its capacity as representative of the directing holder under the related Co-Lender Agreements, the GSMS 2015-GS1 controlling class representative will be entitled to exercise all of the rights of the GSMS 2015-GS1 controlling class representative (which rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to each GS1 Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to a GS1 Loan Combination will require the approval of the GSMS 2015-GS1 controlling class representative (which approval rights are substantially similar to, but not necessarily identical to those rights described in this prospectus under “The Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports”). Pursuant to the terms of the GSMS 2015-GS1 Pooling and Servicing Agreement, the GSMS 2015-GS1 controlling class representative will have the same consent and/or consultation rights with respect to the GS1 Loan Combinations as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2015-GS1 trust.

In addition, pursuant to the terms of each related Co-Lender Agreement, the Issuing Entity as holder of each related GS1 Outside Serviced Mortgage Loan will (i) have a right to receive copies of all notices, information and reports that the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, is required to provide to the GSMS 2015-GS1 controlling class representative (within the same time frame such notices,

222

information and reports are or would have been required to be provided to the GSMS 2015-GS1 controlling class representative under the GSMS 2015-GS1 Pooling and Servicing Agreement without regard to the occurrence of a control termination event under the GSMS 2015-GS1 Pooling and Servicing Agreement or consultation termination event under the GSMS 2015-GS1 Pooling and Servicing Agreement) with respect to any GSMS 2015-GS1 “major decisions” (as defined under the related Co-Lender Agreement and which are substantially similar to, but not necessarily identical to the Major Decisions defined below under “The Pooling and Servicing Agreement—Directing Holder”) to be taken with respect to the subject GS1 Loan Combination or the implementation of any recommended action outlined in an asset status report relating to such GS1 Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any GSMS 2015-GS1 “major decisions” to be taken with respect to such GS1 Loan Combination or the implementation of any recommended action outlined in an asset status report relating to such GS1 Loan Combination. The consultation right of the Issuing Entity will be exercised by the Controlling Class Representative (for so long as no Control Termination Event has occurred and is continuing) but will not be exercised by the Operating Advisor if a Control Termination Event has occurred and is continuing. This right to consult will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Controlling Class Representative has responded within such period; provided that if the GSMS 2015-GS1 Servicer (or GSMS 2015-GS1 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Companion Loans and such Outside Serviced Mortgage Loan. Neither the GSMS 2015-GS1 Servicer nor the GSMS 2015-GS1 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Controlling Class Representative.

Similarly, such rights of the Issuing Entity as described in the paragraph above are also held by the CGCMT 2015-GC35 issuing entity, as holder of the South Plains Mall Pari Passu Companion Loan and the Westin Boston Waterfront Pari Passu Companion Loan each of which is each evidenced by a non-controlling note A-2 (or its representative).

Neither the GSMS 2015-GS1 Servicer nor the GSMS 2015-GS1 Special Servicer may follow any advice or consultation provided by the Controlling Class Representative (for so long as a Control Termination Event has not occurred) on behalf of the Issuing Entity, as holder of the related Outside Serviced Mortgage Loan that would require or cause the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the servicing standard under the GSMS 2015-GS1 Pooling and Servicing Agreement, require or cause the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer, as applicable, to violate provisions of the applicable Co-Lender Agreement or the GSMS 2015-GS1 Pooling and Servicing Agreement, require or cause the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer, as applicable, to violate the terms of the applicable GS1 Loan Combination, or materially expand the scope of any of the GSMS 2015-GS1 Servicer’s or the GSMS 2015-GS1 Special Servicer’s, as applicable, responsibilities under the applicable Co-Lender Agreement.

In addition to the consultation rights of the Controlling Class Representative (if no Control Termination Event has occurred or is continuing) the Controlling Class Representative on behalf of the Issuing Entity, as holder of the related Outside Serviced Mortgage Loan described above, will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2015-GS1 Servicer or GSMS 2015-GS1 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the related GS1 Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

Each related Co-Lender Agreement provides that, penalty charges paid on the related GS1 Loan Combination must first, be used to reduce, on a pro rata basis, the amounts payable on each of the related Outside Serviced Mortgage Loan and the related Companion Loans by the amount necessary to reimburse the GSMS 2015-GS1 Servicer, the GSMS 2015-GS1 Trustee or the GSMS 2015-GS1 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the

223

terms of the GSMS 2015-GS1 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the related Outside Serviced Mortgage Loan and the related Companion Loans by the amount necessary to pay the Master Servicer and the Trustee and the GSMS 2015-GS1 Servicer and the GSMS 2015-GS1 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GSMS 2015-GS1 Pooling and Servicing Agreement), third, be used to reduce, on a pro rata basis, the amounts payable on each of the related Outside Serviced Mortgage Loan and the related Companion Loans by the amount necessary to pay additional trust fund expenses (other than GSMS 2015-GS1 special servicing fees, unpaid GSMS 2015-GS1 workout fees and GSMS 2015-GS1 liquidation fees, each as provided in the GSMS 2015-GS1 Pooling and Servicing Agreement) incurred with respect to the applicable GS1 Loan Combination (as specified in the GSMS 2015-GS1 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the related Outside Serviced Mortgage Loan and the related Companion Loans, be paid to the GSMS 2015-GS1 Servicer and/or the GSMS 2015-GS1 Special Servicer as additional servicing compensation as provided in the GSMS 2015-GS1 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of each related Co-Lender Agreement, if the related GS1 Loan Combination becomes a defaulted mortgage loan under the GSMS 2015-GS1 Pooling and Servicing Agreement, and if the GSMS 2015-GS1 Special Servicer determines to sell the related Companion Loan that has become a defaulted mortgage loan in accordance with the GSMS 2015-GS1 Pooling and Servicing Agreement, then the GSMS 2015-GS1 Special Servicer will be required to sell the related Outside Serviced Mortgage Loan together with each such Companion Loan as one whole loan. In connection with any such sale, the GSMS 2015-GS1 Special Servicer will be required to follow procedures substantially similar to, but not necessarily identical to those procedures set forth below under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2015-GS1 Special Servicer will not be permitted to sell a GS1 Loan Combination if it becomes a defaulted mortgage loan under the GSMS 2015-GS1 Pooling and Servicing Agreement, without the written consent of the Issuing Entity (or its representative), as holder of the related Outside Serviced Mortgage Loan, or any subsequent holder of the Outside Serviced Mortgage Loan (provided that such consent is not required if such holder is the borrower or an affiliate of the borrower) or any other holder of a related GS1 Companion Loan not held by the GSMS-GS1 securitization, unless the GSMS 2015-GS1 Special Servicer has delivered to each such holder (or their representatives): (a) at least 15 business days prior written notice of any decision to attempt to sell such GS1 Loan Combination (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2015-GS1 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such GS1 Loan Combination, and any documents in the servicing file reasonably requested by such Outside Serviced Mortgage Loan holder that are material to the price of the GS1 Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2015-GS1 controlling class representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2015-GS1 Servicer or the GSMS 2015-GS1 Special Servicer in connection with the proposed sale; provided that the Issuing Entity (or its representative), as holder of the related Outside Serviced Mortgage Loan, and any subsequent holder, or such other GS1 Companion Loan holder may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity, as holder of the related Outside Serviced Mortgage Loan will be permitted to submit an offer at any sale of a GS1 Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to each related Co-Lender Agreement, the directing holder with respect to each GS1 Loan Combination (which, as of any date of determination, will be the GSMS 2015-GS1 Trustee as holder of the related Companion Loan, or its representative) will have the right, with or without cause, to replace the GSMS 2015-GS1 Special Servicer then acting with respect to the subject GS1 Loan Combination and appoint a replacement GSMS

224

2015-GS1 Special Servicer without the consent of the Issuing Entity (or its representative) or the CGCMT 2015-GC35 issuing entity as holder of a South Plains Mall Pari Passu Companion Loan and the Westin Boston Waterfront Pari Passu Companion Loan, each evidenced by a non-controlling note A-2 (or its representative). The GSMS 2015-GS1 controlling class representative, as representative of the GSMS 2015-GS1 directing holder (prior to a GSMS 2015-GS1 control termination event), and the applicable GSMS 2015-GS1 certificateholders with the requisite percentage of voting rights (after a GSMS 2015-GS1 control termination event) will have the right, with or without cause, to replace the GSMS 2015-GS1 Special Servicer then acting with respect to each GS1 Loan Combination and appoint a replacement GSMS 2015-GS1 Special Servicer, upon similar circumstances as those described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

The Park Place Loan Combination

Servicing

The Park Place Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Park Place Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Park Place Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holders net of certain fees and expenses on the Park Place Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Park Place Mortgage Loan and the holder of the Park Place Pari Passu Companion Loan with respect to distributions of funds received in respect of the Park Place Loan Combination, and provides, in general, that:

•	the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Park Place Loan Combination or the related Mortgaged Property will be applied to the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Park Place Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Park Place Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Park Place Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Park Place Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Park Place Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage

225

Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Park Place Pari Passu Companion Loan or from general collections with respect to the securitization of the Park Place Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Park Place Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Park Place Mortgage Loan; provided, that, unless a Control Termination Event exists or the Park Place Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Park Place Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Park Place Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the Park Place Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Park Place Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Park Place Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Park Place Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Park Place Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Park Place Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Park Place Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

Neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Park Place Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

226

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Park Place Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Park Place Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Park Place Mortgage Loan and Park Place Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Park Place Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Park Place Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the Park Place Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Park Place Mortgage Loan and the Park Place Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Park Place Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Park Place Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Park Place Pari Passu Companion Loan, be paid, (x) prior to the securitization of the Park Place Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Park Place Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Park Place Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Park Place Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Park Place Pari Passu Companion Loan together with the Park Place Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Park Place Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Park Place Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Park Place Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Park Place Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the related Companion Loan Holder (or its representative) will be

227

permitted to submit an offer at any sale of the Park Place Loan Combination unless the related Companion Loan Holder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Park Place Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Park Place Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the Park Place Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). Accordingly, the Controlling Class Representative (prior to a Control Termination Event and provided that the Park Place Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Park Place Loan Combination and appoint a replacement Special Servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the Park Place Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The 215 West 34th Street & 218 West 35th Street Loan Combination

Servicing

Pursuant to the terms of the related Co-Lender Agreement, the 215 West 34th Street & 218 West 35th Street Loan Combination will be initially serviced by Wells Fargo Bank, National Association, as master servicer (the “CFCRE 2016-C3 Servicer”) and specially serviced by CWCapital Asset Management LLC, as special servicer (the “CFCRE 2016-C3 Special Servicer”), pursuant to the pooling and servicing agreement entered into between CCRE Commercial Mortgage Securities, L.P., as depositor, the CFCRE 2016-C3 Servicer, the CFCRE 2016-C3 Special Servicer, Wilmington Trust, National Association, as trustee (the “CFCRE 2016-C3 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “CFCRE 2016-C3 Certificate Administrator”), and Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2016-C3 Operating Advisor”), in connection with the CFCRE 2016-C3 Mortgage Trust (into which the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan designated as Note A-3 has been deposited) (the “CFCRE 2016-C3 Pooling and Servicing Agreement”) until the date (the “215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date”) on which the controlling Note A-1 (the “215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan”) is securitized, after which the 215 West 34th Street & 218 West 35th Street Loan Combination will be serviced and administered under the pooling and servicing agreement (the “215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement”) entered into in connection with such other securitization and the related Co-Lender Agreement.

Subject to the terms of the related Co-Lender Agreement, all decisions, consents, waivers, approvals and other actions on the part of the holder of the related Mortgage Loan and each related Companion Loan Holder will be effected in accordance with the CFCRE 2016-C3 Pooling and Servicing Agreement until the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, after which all decisions, consents, waivers, approvals and other actions on the part of the holder of the related Mortgage Loan and each related Companion Loan Holder will be effected in accordance with the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the holders of the 215 West 34th Street & 218 West 35th Street Pari

228

Passu Companion Loans with respect to distributions of funds received in respect of the 215 West 34th Street & 218 West 35th Street Loan Combination, and provides, in general, that (other than escrow and reserve payments and any proceeds, awards or settlements to be otherwise applied or released in accordance with the related loan documents):

•	the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 215 West 34th Street & 218 West 35th Street Loan Combination or the related Mortgaged Property will be applied to the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the applicable operating advisor, the applicable certificate administrator and the applicable trustee) in accordance with the terms of the related Co-Lender Agreement and either the CFCRE 2016-C3 Pooling and Servicing Agreement or the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement, as applicable; and

•	expenses, losses and shortfalls relating to the 215 West 34th Street & 218 West 35th Street Loan Combination will be allocated, on a pro rata and pari passu basis, to the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 215 West 34th Street & 218 West 35th Street Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 215 West 34th Street & 218 West 35th Street Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans; and until the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the 215 West 34th Street & 218 West 35th Street Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the 215 West 34th Street & 218 West 35th Street Loan Combination. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Until the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, the directing certificateholder under the related Co-Lender Agreement will be the holder of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, the directing certificateholder will be the party entitled under such securitization to exercise the rights granted to the holder of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan under the related Co-Lender Agreement (such directing certificateholder, the “215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan Controlling Class Representative”). Until the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, certain decisions to be made with respect to the 215 West 34th Street & 218 West 35th Street Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, will require the approval of the holder of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan. After the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, certain decisions to be made with respect to the 215 West 34th Street & 218 West 35th Street Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the applicable pooling and servicing agreement, will require the approval of the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan Controlling Class Representative.

229

Pursuant to the terms of the related Co-Lender Agreement, the Controlling Class Representative (the “215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the master servicer or special servicer under the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan Controlling Class Representative (but without regard to whether or not the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan Controlling Class Representative actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the related Co-Lender Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder will expire 10 business days after the delivery by the master servicer or special servicer under the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement of notice and information relating to the matter subject to consultation, whether or not such 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder’s consultation rights described above, the master servicer or special servicer under the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans.

Notwithstanding the foregoing consent or consultation rights, no direction or objection by the holder of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan Controlling Class Representative or the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder may require or cause the master servicer or the special servicer, as applicable, to violate any provision of any related Mortgage Loan documents, applicable law, the CFCRE 2016-C3 Pooling and Servicing Agreement, (prior to the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date), the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement (on and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date), the related Co-Lender Agreement or the REMIC provisions of the Code, including, without limitation, the master servicer’s or special servicer’s obligation to act in accordance with the Servicing Standard or expose the master servicer, special servicer, paying agent, Trust Fund, certificate administrator, trustee, Depositor, any Mortgage Loan Seller, operating advisor, custodian, or any of their affiliates, officers, directors, employees or agents to liability, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the CFCRE 2016-C3 Pooling and Servicing Agreement (prior to the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date), the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement (on and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date).

In addition to the consultation rights of the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder described above, the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement or the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement or the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement, as applicable, in which servicing issues related to the 215 West 34th Street & 218 West 35th Street Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges (or analogous penalty charges under the CFCRE 2016-C3 Pooling and Servicing Agreement) paid on the 215 West 34th Street & 218 West 35th Street Loan Combination shall (i) be used to reduce, on a pro rata basis, the amounts payable on each of the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans by the amount necessary to pay the CFCRE 2016-C3 Servicer, the CFCRE 2016-C3 Trustee or the CFCRE 2016-C3 Special Servicer for any interest accrued on any property advances, (ii) be used

230

to reduce the respective amounts payable on each of the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the CFCRE 2016-C3 Servicer and the CFCRE 2016-C3 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CFCRE 2016-C3 Pooling and Servicing Agreement, as applicable), (iii) be used to reduce, on a pro rata basis, the amounts payable on each of the 215 West 34th Street & 218 West 35th Street Mortgage Loan and the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the 215 West 34th Street & 218 West 35th Street Loan Combination (as specified in the CFCRE 2016-C3 Pooling and Servicing Agreement) and (iv) in the case of the remaining amount of penalty charges allocable to the 215 West 34th Street & 218 West 35th Street Mortgage Loan, be paid to the CFCRE 2016-C3 Servicer and/or the CFCRE 2016-C3 Special Servicer as additional servicing compensation as provided in the CFCRE 2016-C3 Pooling and Servicing Agreement, provided, however, that, for so long as the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan is not included in a securitization, any penalty charges allocated to the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan that are not applied pursuant to clauses (i)-(iii) above shall be remitted to the holder of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan and shall not be paid to the CFCRE 2016-C3 Servicer and/or the CFCRE 2016-C3 Special Servicer without the express consent of the holder of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 215 West 34th Street & 218 West 35th Street Loan Combination becomes a defaulted mortgage loan pursuant to the terms of the CFCRE 2016-C3 Pooling and Servicing Agreement (prior to the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date) or the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement (on and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date), and thereafter the special servicer determines pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement and the related Co-Lender Agreement to pursue a sale of the 215 West 34th Street & 218 West 35th Street Mortgage Loan, the special servicer will be required to sell the 215 West 34th Street & 218 West 35th Street Mortgage Loan together with the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans as a single whole loan, in accordance with the provisions of the CFCRE 2016-C3 Pooling and Servicing Agreement (prior to the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date) or the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement (on and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date), and the related Co-Lender Agreement.

Notwithstanding the foregoing, prior to the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, the CFCRE 2016-C3 Special Servicer will not be permitted to sell the 215 West 34th Street & 218 West 35th Street Loan Combination if it becomes a defaulted mortgage loan without the written consent of the Issuing Entity (or its representative) unless the CFCRE 2016-C3 Special Servicer has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 215 West 34th Street & 218 West 35th Street Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFCRE 2016-C3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 215 West 34th Street & 218 West 35th Street Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the 215 West 34th Street & 218 West 35th Street Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 215 West 34th Street & 218 West 35th Street Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFCRE 2016-C3 Servicer or the CFCRE 2016-C3 Special Servicer, as applicable, in connection with the proposed sale; provided, that the Issuing Entity (or its representative) and the CFCRE 2016-C3 issuing entity as holder of the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan evidenced by the non-controlling note A-3 (or its representative) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative) and the CFCRE 2016-C3 issuing entity as holder of the 215 West 34th Street & 218 West 35th

231

Street Pari Passu Companion Loan evidenced by the non-controlling note A-3 (or its representative) will be permitted to bid at any sale of the 215 West 34th Street & 218 West 35th Street Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

The directing certificateholder under the related Co-Lender Agreement or, on and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, the party so designated pursuant to the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement, will have the right, with or without cause, to replace the CFCRE 2016-C3 Special Servicer for the 215 West 34th Street & 218 West 35th Street Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the 215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the related Co-Lender Agreement) and satisfies the other conditions set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement (prior to the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date) or the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement (on and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date).

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The Heinz 57 Center Loan Combination

Servicing

The Heinz 57 Center Loan Combination is being (and any related REO Property will be) serviced and administered in accordance with the pooling and servicing agreement (the “JPMCC 2015-JP1 Pooling and Servicing Agreement”), dated as of December 1, 2015, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor (the “JPMCC 2015-JP1 Depositor”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “JPMCC 2015-JP1 Operating Advisor”) and as asset representations reviewer (in such capacity, the “JPMCC 2015-JP1 Asset Representations Reviewer”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “JPMCC 2015-JP1 Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (in such capacity, the “JPMCC 2015-JP1 Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “JPMCC 2015-JP1 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “JPMCC 2015-JP1 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the JPMCC 2015-JP1 Servicer and the JPMCC 2015-JP1 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Heinz 57 Center Loan Combination, the servicing standard set forth in the JPMCC 2015-JP1 Pooling and Servicing Agreement will require the JPMCC 2015-JP1 Servicer and the JPMCC 2015-JP1 Special Servicer to take into account the interests of the Certificateholders and the holders of the Heinz 57 Center Pari Passu Companion Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Heinz 57 Center Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

232

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Heinz 57 Center Mortgage Loan and the holder of the Heinz 57 Center Pari Passu Companion Loan with respect to distributions of funds received in respect of the Heinz 57 Center Loan Combination, and provides, in general, that:

•	the Heinz 57 Center Mortgage Loan and the Heinz 57 Center Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Heinz 57 Center Loan Combination or the related Mortgaged Property will be applied to the Heinz 57 Center Mortgage Loan and the Heinz 57 Center Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the JPMCC 2015-JP1 Servicer, the JPMCC 2015-JP1 Special Servicer, the JPMCC 2015-JP1 Operating Advisor, the JPMCC 2015-JP1 Asset Representations Reviewer, the JPMCC 2015-JP1 Certificate Administrator, the JPMCC 2015-JP1 Depositor and the JPMCC 2015-JP1 Trustee) in accordance with the terms of such Co-Lender Agreement and the JPMCC 2015-JP1 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Heinz 57 Center Loan Combination will be allocated, on a pro rata and pari passu basis, to the Heinz 57 Center Mortgage Loan and the Heinz 57 Center Pari Passu Companion Loan in accordance with the terms of such Co-Lender Agreement and the JPMCC 2015-JP1 Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Heinz 57 Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Heinz 57 Center Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Heinz 57 Center Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to an Outside Serviced Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Heinz 57 Center Loan Combination. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the Heinz 57 Center Loan Combination is the JPMCC 2015-JP1 Trustee on behalf of the JPMCC 2015-JP1 issuing entity as holder of the Heinz 57 Center Pari Passu Companion Loan, which is evidenced by the controlling note A-1. Notwithstanding the foregoing, unless a control termination event exists under the JPMCC 2015-JP1 Pooling and Servicing Agreement, the controlling class representative under the JPMCC 2015-JP1 Pooling and Servicing Agreement (the “JPMCC 2015-JP1 Controlling Class Representative”) will be entitled to exercise the rights of the controlling noteholder under the related Co-Lender Agreement. Certain decisions to be made with respect to the Heinz 57 Center Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the JPMCC 2015-JP1 Pooling and Servicing Agreement, will require the approval of the JPMCC 2015-JP1 Controlling Class Representative. Pursuant to the terms of the JPMCC 2015-JP1 Pooling and Servicing Agreement, the JPMCC 2015-JP1 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Heinz 57 Center Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the JPMCC 2015-JP1 trust.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Heinz 57 Center Mortgage Loan (or its representative, which until a Consultation Termination Even occurs, will be the Controlling Class Representative, in such capacity, the “Heinz 57 Center Non-Controlling Note Holder”) will (i) have the right to receive copies of all notices, information and reports that the JPMCC 2015-JP1 Servicer or the

233

JPMCC 2015-JP1 Special Servicer, as applicable, is required to provide to the JPMCC 2015-JP1 Controlling Class Representative with respect to any major decisions (as defined in the related Co-Lender Agreement) to be taken with respect to the Heinz 57 Center Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Heinz 57 Center Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis to the extent the Heinz 57 Center Non-Controlling Note Holder requests consultation with respect to any major decisions (as defined in the related Co-Lender Agreement) to be taken with respect to the Heinz 57 Center Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Heinz 57 Center Loan Combination. The consultation right of the Heinz 57 Center Non-Controlling Note Holder will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the Heinz 57 Center Non-Controlling Note Holder has responded within such period; provided that if the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the Heinz 57 Center Non-Controlling Note Holder described above, the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, is permitted to make any major decision (as defined in the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Heinz 57 Center Mortgage Loan and the Heinz 57 Center Pari Passu Companion Loan. Neither the JPMCC 2015-JP1 Servicer nor the JPMCC 2015-JP1 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Heinz 57 Center Non-Controlling Note Holder.

Neither the JPMCC 2015-JP1 Servicer nor the JPMCC 2015-JP1 Special Servicer may follow or be required to follow any direction, advice or consultation provided by the JPMCC 2015-JP1 Controlling Class Representative or the Heinz 57 Center Non-Controlling Note Holder that would require or cause the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard under the JPMCC 2015-JP1 Pooling and Servicing Agreement, require or cause the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate provisions of the related Co-Lender Agreement, require or cause the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, to violate the terms of the Heinz 57 Center Loan Combination, or materially expand the scope of any of the JPMCC 2015-JP1 Servicer’s or the JPMCC 2015-JP1 Special Servicer’s, as applicable, responsibilities under the related Co-Lender Agreement or the JPMCC 2015-JP1 Pooling and Servicing Agreement.

In addition to the consultation rights of the Heinz 57 Center Non-Controlling Note Holder described above, pursuant to the terms of the related Co-Lender Agreement, the Heinz 57 Center Non-Controlling Note Holder will have the right to attend (in-person or telephonically in the discretion of the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable) annual meetings with the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Heinz 57 Center Loan Combination.

Application of Penalty Charges

The related Co-Lender Agreement provides that penalty charges (as defined in the JPMCC 2015-JP1 Pooling and Servicing Agreement) paid on the Heinz 57 Center Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Heinz 57 Center Mortgage Loan and the Heinz 57 Center Pari Passu Companion Loan by the amount necessary to pay the JPMCC 2015-JP1 Servicer, the JPMCC 2015-JP1 Trustee or the JPMCC 2015-JP1 Special Servicer for any interest accrued on customary, reasonable and necessary “out of pocket” costs and expenses advanced by such party in connection with the servicing and administering of the Heinz 57 Center Loan Combination if a default, delinquency or other unanticipated event has occurred or a default is reasonably foreseeable or any related REO property, second, be used to reduce the respective amounts payable on each of the Heinz 57 Center Mortgage Loan and the Heinz 57 Center Pari Passu Companion Loan by the amount necessary to pay the JPMCC 2015-JP1 Servicer, the JPMCC 2015-JP1 Trustee, the Master Servicer or the Trustee for any interest accrued on any P&I Advance (or analogous P&I advances made pursuant to the JPMCC 2015-JP1 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the JPMCC 2015-JP1 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each

234

of the Heinz 57 Center Mortgage Loan and the Heinz 57 Center Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Heinz 57 Center Loan Combination (as specified in the JPMCC 2015-JP1 Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Heinz 57 Center Pari Passu Companion Loan, be paid to the JPMCC 2015-JP1 Servicer and/or the JPMCC 2015-JP1 Special Servicer as additional servicing compensation as provided in the JPMCC 2015-JP1 Pooling and Servicing Agreement, and (ii) in the case of the remaining amount of penalty charges allocable to the Heinz 57 Center Mortgage Loan, be paid to the JPMCC 2015-JP1 Servicer and/or the JPMCC 2015-JP1 Special Servicer as additional servicing compensation as provided in the JPMCC 2015-JP1 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Heinz 57 Center Loan Combination becomes a defaulted mortgage loan, and if the JPMCC 2015-JP1 Special Servicer determines to sell the Heinz 57 Center Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the JPMCC 2015-JP1 Pooling and Servicing Agreement, then the JPMCC 2015-JP1 Special Servicer will be required to sell the Heinz 57 Center Mortgage Loan together with the Heinz 57 Center Pari Passu Companion Loan as one whole loan in accordance with procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the JPMCC 2015-JP1 Special Servicer will not be permitted to sell the Heinz 57 Center Loan Combination if the Heinz 57 Center Loan Combination becomes a defaulted mortgage loan without the written consent of the Heinz 57 Center Non-Controlling Note Holder (provided that consent is not required if the JPMCC 2015-JP1 Controlling Class Representative is the borrower or an affiliate of the borrower) unless the JPMCC 2015-JP1 Special Servicer has delivered to the Heinz Non-Controlling Note Holder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Heinz 57 Center Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the JPMCC 2015-JP1 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Heinz 57 Center Loan Combination, and any documents in the servicing file reasonably requested by the Heinz 57 Center Non-Controlling Note Holder that are material to the price of the Heinz 57 Center Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the JPMCC 2015-JP1 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the JPMCC 2015-JP1 Servicer or the JPMCC 2015-JP1 Special Servicer in connection with the proposed sale; provided that the Heinz 57 Center Non-Controlling Note Holder may waive any of the delivery or timing requirements described in this sentence. Subject to the terms of the JPMCC 2015-JP1 Pooling and Servicing Agreement, the Heinz 57 Center Non-Controlling Note Holder will be permitted to bid at any sale of the Heinz 57 Center Loan Combination unless the Heinz 57 Center Non-Controlling Note Holder is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the terms of the related Co-Lender Agreement, the JPMCC 2015-JP1 Controlling Class Representative will have the right at any time, with or without cause, to replace the JPMCC 2015-JP1 Special Servicer then acting with respect to the Heinz 57 Center Loan Combination and appoint a replacement special servicer without the consent of the Issuing Entity or the Heinz 57 Center Non-Controlling Note Holder. The applicable JPMCC 2015-JP1 certificateholders with the requisite percentage of voting rights under the JPMCC 2015-JP1 Pooling and Servicing Agreement (after a control termination event under the JPMCC 2015-JP1 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the Heinz 57 Center Loan Combination and appoint a replacement special servicer without the consent of the Issuing Entity (or its representative). If a servicer termination event on the part of the JPMCC 2015-JP1 Special Servicer under the JPMCC 2015-JP1 Pooling and Servicing Agreement has occurred that affects the rights of the Heinz 57 Center Non-Controlling Note Holder, the Heinz 57 Center Non-Controlling Note

235

Holder will have the right to direct the JPMCC 2015-JP1 Trustee to terminate the JPMCC 2015-JP1 Special Servicer under the JPMCC 2015-JP1 Pooling and Servicing Agreement solely with respect to the Heinz 57 Center Loan Combination pursuant to and in accordance with the terms of the JPMCC 2015-JP1 Pooling and Servicing Agreement.

The Element LA Loan Combination

Servicing

With respect to the Element LA Loan Combination, the related Companion loan is currently serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and the Element LA Loan Combination” in this prospectus. As of January 28, 2016, it is anticipated that the Element LA Loan Combination will be serviced by Wells Fargo Bank, National Association, as master servicer (in such capacity, the “CFCRE 2016-C3 Servicer”) and specially serviced by CWCapital Asset Management LLC, as special servicer (the “CFCRE 2016-C3 Special Servicer”), pursuant to the pooling and servicing agreement entered into between CCRE Commercial Mortgage Securities, L.P., as depositor, the CFCRE 2016-C3 Servicer, the CFCRE 2016-C3 Special Servicer, Wilmington Trust, National Association, as trustee (the “CFCRE 2016-C3 Trustee”), Wells Fargo Bank, National Association, as certificate administrator (is such capacity, the “CFCRE 2016-C3 Certificate Administrator”) and custodian, and Park Bridge Lender Services LLC, as operating advisor (the “CFCRE 2016-C3 Operating Advisor”), in connection with the CFCRE 2016-C3 Mortgage Trust (into which the Element LA Pari Passu Companion Loan designated as Note A-1A has been deposited) (the “CFCRE 2016-C3 Pooling and Servicing Agreement”), and, subject to the terms of the related Co-Lender Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Element LA noteholder will be effected in accordance with the CFCRE 2016-C3 Pooling and Servicing Agreement and the related Co-Lender Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

The Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holders as a collective whole. The servicing standard set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement will require the CFCRE 2016-C3 Servicer and the CFCRE 2016-C3 Special Servicer to take into account the interests of both the holders of certificates issued under the CFCRE 2016-C3 Pooling and Servicing Agreement (the “Element LA Certificateholders”), the Issuing Entity, as holder of the Element LA Mortgage Loan, the GSMS 2015-GS1 issuing entity as holder of the Element LA Pari Passu Companion Loan evidenced by the non-controlling note A-2A (or its representative) and the COMM 2016-CCRE28 issuing entity as the holder of the Element LA Pari Passu Companion Loan evidenced by the non-controlling note A-1B, as a collective whole. Amounts payable to the Issuing Entity as holder of the Element LA Mortgage Loan pursuant to the related Co-Lender Agreement will be distributed net of certain fees and expenses on the Element LA Mortgage Loan as set forth in the related Co-Lender Agreement and will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Element LA Mortgage Loan and the holders of the Element LA Pari Passu Companion Loans with respect to distributions of funds received in respect of the Element LA Loan Combination, and provides, in general, that:

•	the Element LA Mortgage Loan and the Element LA Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Element LA Loan Combination or the related Mortgaged Property will be applied to the Element LA Mortgage Loan and the Element LA Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the applicable operating advisor, the applicable certificate administrator and the applicable trustee) in accordance with the terms of the

236

related Co-Lender Agreement and either the GSMS 2015-GS1 Pooling and Servicing Agreement or the CFCRE 2016-C3 Pooling and Servicing Agreement, as applicable; and

•	expenses, losses and shortfalls relating to the Element LA Loan Combination will be allocated, on a pro rata and pari passu basis, to the Element LA Mortgage Loan and the Element LA Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Element LA Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Element LA Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Element LA Pari Passu Companion Loans.

The CFCRE 2016-C3 Servicer will generally be obligated to make any necessary property advances in respect of the Element LA Loan Combination, and certain costs and expenses (such as a pro rata share of a property advance) allocable to the Element LA Mortgage Loan may be paid or reimbursed out of payments and other collections on the Element LA securitization trust, subject to the CFCRE 2016-C3 issuing entity’s right to reimbursement from future payments and other collections on the Element LA Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing certificateholder with respect to the Element LA Loan Combination will be the controlling class representative or such other party specified in the CFCRE 2016-C3 Pooling and Servicing Agreement (such party, the “CFCRE 2016-C3 Directing Certificateholder”). Certain decisions to be made with respect to the Element LA Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, will require the approval of the CFCRE 2016-C3 Directing Certificateholder.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Controlling Class Representative (the “Element LA Non-Controlling Note Holder”) will have the right to (i) receive copies of all notices, information and reports that the CFCRE 2016-C3 Servicer or CFCRE 2016-C3 Special Servicer is required to provide to the CFCRE 2016-C3 Directing Certificateholder within the same time frame it is required to provide such notices, information and reports to the CFCRE 2016-C3 Directing Certificateholder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the related Co-Lender Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Element LA Non-Controlling Note Holder will expire 10 business days after the delivery by the CFCRE 2016-C3 Servicer or CFCRE 2016-C3 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Element LA Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Element LA Non-Controlling Note Holder’s consultation rights described above, the CFCRE 2016-C3 Servicer or CFCRE 2016-C3 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Element LA Mortgage Loan and the Element LA Pari Passu Companion Loans.

In addition to the consultation rights of the Element LA Non-Controlling Note Holder described above, the Element LA Non-Controlling Note Holder will have the right to annual conference calls with the CFCRE 2016-C3 Servicer or CFCRE 2016-C3 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CFCRE 2016-C3 Servicer or CFCRE 2016-C3 Special Servicer, as applicable, in which servicing issues related to the Element LA Loan Combination are discussed. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Similarly, such rights of the Issuing Entity as described in the paragraph above are also held by the GSMS 2015-GS1 issuing entity as holder of the Element LA Pari Passu Companion Loan evidenced by the non-controlling note A-2A (or its representative) and the COMM 2016-CCRE28 issuing entity as the holder of the Element LA Pari Passu Companion Loan evidenced by the non-controlling note A-1B.

237

Neither the CFCRE 2016-C3 Servicer nor the CFCRE 2016-C3 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative) or each of the holders of the Element LA Pari Passu Companion Loans (or its representative) that would cause such master servicer or special servicer, as applicable, to violate the terms of the Element LA Loan Combination, applicable law, the CFCRE 2016-C3 Pooling and Servicing Agreement, the related Co-Lender Agreement, the REMIC provisions of the Code or such master servicer’s or special servicer’s obligation to act in accordance with the applicable servicing standard.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges (or analogous penalty charges under the CFCRE 2016-C3 Pooling and Servicing Agreement) paid on the Element LA Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Element LA Mortgage Loan and the Element LA Pari Passu Companion Loans by the amount necessary to pay the CFCRE 2016-C3 Servicer, the CFCRE 2016-C3 Trustee or the CFCRE 2016-C3 Special Servicer for any interest accrued on any property advances and for reimbursement of any property advances in accordance with the terms of the CFCRE 2016-C3 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Element LA Mortgage Loan and the Element LA Pari Passu Companion Loans by the amount necessary to pay the Master Servicer and the Trustee, and the Element LA Future Master Servicer and the Element LA Future Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the CFCRE 2016-C3 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Element LA Mortgage Loan and the Element LA Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Element LA Loan Combination (as specified in the CFCRE 2016-C3 Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Element LA Mortgage Loan, be paid to the CFCRE 2016-C3 Servicer and/or the CFCRE 2016-C3 Special Servicer as additional servicing compensation as provided in the CFCRE 2016-C3 Pooling and Servicing Agreement, and (ii) in the case of the remaining amount of penalty charges allocable to the Element LA Pari Passu Companion Loans, be paid to the CFCRE 2016-C3 Future Master Servicer and/or the CFCRE 2016-C3 Special Servicer as additional servicing compensation as provided in the CFCRE 2016-C3 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Element LA Loan Combination becomes a defaulted mortgage loan pursuant to the terms of the CFCRE 2016-C3 Pooling and Servicing Agreement, the CFCRE 2016-C3 Special Servicer will be required to sell the Element LA Mortgage Loan together with the Element LA Pari Passu Companion Loans as one whole loan in accordance with the procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the CFCRE 2016-C3 Special Servicer will not be permitted to sell the Element LA Loan Combination if it becomes a defaulted mortgage loan without the written consent of the Issuing Entity (or its representative) unless the CFCRE 2016-C3 Special Servicer has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Element LA Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CFCRE 2016-C3 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Element LA Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) that are material to the price of the Element LA Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Element LA Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CFCRE 2016-C3 Servicer or the CFCRE 2016-C3 Special Servicer, as applicable, in connection with the proposed sale; provided, that the Issuing Entity (or its representative), the GSMS 2015-GS1 issuing entity as holder of the Element LA Pari Passu Companion Loan evidenced by the non-controlling note A-2A (or its representative) and the COMM 2016-CCRE28 issuing entity as the holder of the Element LA Pari Passu Companion Loan evidenced

238

by the non-controlling note A-1B may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative), the GSMS 2015-GS1 issuing entity as holder of the Element LA Pari Passu Companion Loan evidenced by the non-controlling note A-2A (or its representative), the COMM 2016-CCRE28 issuing entity as the holder of the Element LA Pari Passu Companion Loan evidenced by the non-controlling note A-1B and the Element LA Loan Combination Directing Holder (or its representative) will be permitted to submit an offer at any sale of the Element LA Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

The CFCRE 2016-C3 Directing Certificateholder (prior to a control termination event) or certificateholders with the requisite percentage of voting rights, pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, will have the right, only for cause, to replace the CFCRE 2016-C3 Special Servicer for the Element LA Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Element LA Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the related Co-Lender Agreement) and satisfies the other conditions set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement.

Pursuant to the related Co-Lender Agreement, the CFCRE 2016-C3 Directing Certificateholder will have the right, at any time, with or without cause, to replace the CFCRE 2016-C3 Special Servicer for the Element LA Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or Element LA Non-Controlling Note Holders, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. The CFCRE 2016-C3 Directing Certificateholder or, during the occurrence of a control termination event (or the equivalent) under the CFCRE 2016-C3 Pooling and Servicing Agreement, the applicable Element LA Certificateholders with the requisite percentage of voting rights, will be permitted to exercise the foregoing right. After the Element LA Pari Passu Companion Loan evidenced by note A-1A, the Issuing Entity will be permitted to terminate the CFCRE 2016-C3 Special Servicer upon the occurrence of a servicer termination event under the CFCRE 2016-C3 Pooling and Servicing Agreement on the part of the CFCRE 2016-C3 Special Servicer that affects the Issuing Entity, however, such termination will only be with respect to the Element LA Loan Combination.

The DoubleTree Hotel Universal Loan Combination

Servicing

The DoubleTree Hotel Universal Loan Combination and any related REO Property are being serviced and administered in accordance with the pooling and servicing agreement (the “GSMS 2015-GC34 Pooling and Servicing Agreement”), dated as of October 1, 2015, among GS Mortgage Securities Corporation II, as depositor, Pentalpha Surveillance LLC, as operating advisor (the “GSMS 2015-GC34 Operating Advisor”), Wells Fargo Bank, National Association, as master servicer (the “GSMS 2015-GC34 Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “GSMS 2015-GC34 Special Servicer”), U.S. Bank National Association, as certificate administrator (in such capacity, the “GSMS 2015-GC34 Certificate Administrator”), and trustee (in such capacity, the “GSMS 2015-GC34 Trustee”), which is separate from the Pooling and Servicing Agreement under which your Certificates are issued, by the GSMS 2015-GC34 Master Servicer and the GSMS 2015-GC34 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the DoubleTree Hotel Universal Loan Combination, the servicing standard set forth in the GSMS 2015-GC34 Pooling and Servicing Agreement will require the GSMS 2015-GC34 Master Servicer and the GSMS 2015-GC34 Special Servicer to take into account the interests of the Certificateholders and the holders of the DoubleTree Hotel Universal Pari Passu Companion Loans as a collective whole.

Amounts payable to the Issuing Entity as holder of the DoubleTree Hotel Universal Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

239

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the DoubleTree Hotel Universal Mortgage Loan and the holders of the DoubleTree Hotel Universal Pari Passu Companion Loans with respect to distributions of funds received in respect of the DoubleTree Hotel Universal Loan Combination, and provides, in general, that:

•	the DoubleTree Hotel Universal Mortgage Loan and the DoubleTree Hotel Universal Pari Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the DoubleTree Hotel Universal Loan Combination or the related Mortgaged Property will be applied to the DoubleTree Hotel Universal Mortgage Loan and the DoubleTree Hotel Universal Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the GSMS 2015-GC34 Master Servicer, the GSMS 2015-GC34 Special Servicer, the GSMS 2015-GC34 Operating Advisor, the GSMS 2015-GC34 Certificate Administrator and the GSMS 2015-GC34 Trustee) in accordance with the terms of the related Co-Lender Agreement and the GSMS 2015-GC34 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the DoubleTree Hotel Universal Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the DoubleTree Hotel Universal Mortgage Loan and the DoubleTree Hotel Universal Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the DoubleTree Hotel Universal Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the DoubleTree Hotel Universal Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the DoubleTree Hotel Universal Pari Passu Companion Loans. Similarly, P&I advances on the DoubleTree Hotel Universal Pari Passu Companion Loans are not reimbursable out of payments or other collections on the DoubleTree Hotel Universal Mortgage Loan.

Certain costs and expenses (such as a pro rata share of a property advance) allocable to the DoubleTree Hotel Universal Mortgage Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the DoubleTree Hotel Universal Loan Combination. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the DoubleTree Hotel Universal Loan Combination, as of any date of determination, will be the GSMS 2015-GC34 Trustee on behalf of the GSMS 2015-GC34 issuing entity as holder of the controlling DoubleTree Hotel Universal Pari Passu Companion Loan; provided, that, unless a control termination event exists under the GSMS 2015-GC34 Pooling and Servicing Agreement, the controlling class representative under the GSMS 2015-GC34 Pooling and Servicing Agreement (the “GSMS 2015-GC34 Controlling Class Representative”) will be entitled to exercise the rights of the directing holder with respect to the DoubleTree Hotel Universal Loan Combination. In its capacity as representative of the directing holder under the related Co-Lender Agreement, the GSMS 2015-GC34 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the DoubleTree Hotel Universal Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the DoubleTree Hotel Universal Loan Combination will require the approval of the GSMS 2015-GC34 Controlling Class Representative (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus under “The Pooling and Servicing Agreement—Directing Holder” and “—Asset Status Reports” in this prospectus. Pursuant to the terms of the GSMS 2015-GC34 Pooling and Servicing Agreement, the GSMS 2015-GC34 Controlling Class

240

Representative will have the same consent and/or consultation rights with respect to the DoubleTree Hotel Universal Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the GSMS 2015-GC34 issuing entity (other than any “excluded loan” under the GSMS 2015-GC34 Pooling and Servicing Agreement) that are serviced under the GSMS 2015-GC34 Pooling and Servicing Agreement.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the DoubleTree Hotel Universal Mortgage Loan (or its representative, which, until a Consultation Termination Event occurs, and unless the DoubleTree Hotel Universal Loan Combination is an Excluded Mortgage Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the GSMS 2015-GC34 Master Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, is required to provide to the GSMS 2015-GC34 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the GSMS 2015-GC34 Controlling Class Representative under the GSMS 2015-GC34 Pooling and Servicing Agreement without regard to the occurrence of a control termination event or consultation termination event under the GSMS 2015-GC34 Pooling and Servicing Agreement) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the DoubleTree Hotel Universal Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the DoubleTree Hotel Universal Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the DoubleTree Hotel Universal Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the DoubleTree Hotel Universal Loan Combination. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided, that if the GSMS 2015-GC34 Master Servicer (or the GSMS 2015-GC34 Special Servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the GSMS 2015-GC34 Master Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the DoubleTree Hotel Universal Loan Combination. Neither the GSMS 2015-GC34 Master Servicer nor the GSMS 2015-GC34 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Similarly, such rights of the Issuing Entity as described in the paragraph above are also held by the GSMS 2015-GS1 issuing entity, as holder of the DoubleTree Hotel Universal Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative).

Neither the GSMS 2015-GC34 Master Servicer nor the GSMS 2015-GC34 Special Servicer may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative) or the GSMS 2015-GS1 issuing entity as the holder of the DoubleTree Hotel Universal Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative), that would cause the GSMS 2015-GC34 Master Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, to violate applicable law, the terms of the DoubleTree Hotel Universal Loan Combination, the related Co-Lender Agreement, the GSMS 2015-GC34 Pooling and Servicing Agreement, including the servicing standard under the GSMS 2015-GC34 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the GSMS 2015-GC34 Master Servicer, the GSMS 2015-GC34 Special Servicer, the GSMS 2015-GC34 depositor, a mortgage loan seller with respect to the GSMS 2015-GC34 transaction, the GSMS 2015-GC34 issuing entity, the GSMS 2015-GC34 Trustee, the GSMS 2015-GC34 Operating Advisor, the GSMS 2015-GC34 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the GSMS 2015-GC34 Master Servicer’s or the GSMS 2015-GC34 Special Servicer’s responsibilities, or (iii) cause the GSMS 2015-GC34 Master Servicer or the GSMS 2015-GC34 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the GSMS 2015-GC34 certificateholders.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative unless the DoubleTree Hotel Universal Loan Combination is an Excluded Mortgage Loan) will have the right to attend (in-person or telephonic) annual meetings with the GSMS 2015-GC34 Master Servicer or the GSMS 2015-GC34 Special

241

Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the GSMS 2015-GC34 Master Servicer or the GSMS 2015-GC34 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the DoubleTree Hotel Universal Loan Combination. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of penalty charges paid on the DoubleTree Hotel Universal Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the DoubleTree Hotel Universal Mortgage Loan and the DoubleTree Hotel Universal Pari Passu Companion Loans by the amount necessary to reimburse the GSMS 2015-GC34 Master Servicer, the GSMS 2015-GC34 Trustee or the GSMS 2015-GC34 Special Servicer for any interest accrued on any property advances and reimbursement of any property advances in accordance with the terms of the GSMS 2015-GC34 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the DoubleTree Hotel Universal Mortgage Loan and the DoubleTree Hotel Universal Pari Passu Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the GSMS 2015-GC34 Master Servicer and the GSMS 2015-GC34 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the GSMS 2015-GC34 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the GSMS 2015-GC34 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the DoubleTree Hotel Universal Mortgage Loan and the DoubleTree Hotel Universal Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the GSMS 2015-GC34 Pooling and Servicing Agreement) incurred with respect to the DoubleTree Hotel Universal Loan Combination (as specified in the GSMS 2015-GC34 Pooling and Servicing Agreement) and, finally, in the case of the remaining amount of penalty charges allocable to the DoubleTree Hotel Universal Mortgage Loan and the DoubleTree Hotel Universal Pari Passu Companion Loans, be paid to the GSMS 2015-GC34 Master Servicer and/or the GSMS 2015-GC34 Special Servicer as additional servicing compensation as provided in the GSMS 2015-GC34 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the DoubleTree Hotel Universal Loan Combination becomes a defaulted mortgage loan under the GSMS 2015-GC34 Pooling and Servicing Agreement, and if the GSMS 2015-GC34 Special Servicer determines to sell the controlling DoubleTree Hotel Universal Pari Passu Companion Loan in accordance with the GSMS 2015-GC34 Pooling and Servicing Agreement, then the GSMS 2015-GC34 Special Servicer will be required to sell the DoubleTree Hotel Universal Pari Passu Companion Loans together with the DoubleTree Hotel Universal Mortgage Loan as one whole loan in accordance with the procedures generally similar to those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Notwithstanding the foregoing, the GSMS 2015-GC34 Special Servicer will not be permitted to sell the DoubleTree Hotel Universal Loan Combination if it becomes a defaulted mortgage loan under the GSMS 2015-GC34 Pooling and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the DoubleTree Hotel Universal Mortgage Loan, unless the GSMS 2015-GC34 Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the DoubleTree Hotel Universal Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the GSMS 2015-GC34 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the DoubleTree Hotel Universal Loan Combination, and any documents in the servicing file reasonably requested by such holder (or its representative), that are material to the price of the DoubleTree Hotel Universal Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the GSMS 2015-GC34 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the GSMS 2015-GC34 Master Servicer or the GSMS 2015-GC34 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) or the GSMS 2015-GS1 issuing entity as the holder of the DoubleTree Hotel Universal Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) may waive as to itself any of the delivery or timing requirements set forth in this sentence. The

242

Issuing Entity (or its representative) or the holder of the DoubleTree Hotel Universal Pari Passu Companion Loan evidenced by the non-controlling note A-3 (or its representative) will be permitted to bid at any sale of the DoubleTree Hotel Universal Loan Combination.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the directing holder with respect to the DoubleTree Hotel Universal Loan Combination (which, as of any date of determination, will be the GSMS 2015-GC34 Trustee on behalf of the GSMS 2015-GC34 issuing entity, as holder of the controlling DoubleTree Hotel Universal Pari Passu Companion Loan, or its representative which, prior to a GSMS 2015-GC34 control termination event, will be the GSMS 2015-GC34 Controlling Class Representative) will have the right, with or without cause, to replace the GSMS 2015-GC34 Special Servicer then acting with respect to the DoubleTree Hotel Universal Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the GSMS 2015-GS1 issuing entity as holder of the DoubleTree Hotel Universal Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative). The applicable GSMS 2015-GC34 certificateholders with the requisite percentage of voting rights (after a control termination event under the GSMS 2015-GC34 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the GSMS 2015-GC34 Special Servicer then acting with respect to the DoubleTree Hotel Universal Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the GSMS 2015-GS1 issuing entity as holder of the DoubleTree Hotel Universal Pari Passu Companion Loan evidenced by the non-controlling note A-2 (or its representative) in accordance with the GSMS 2015-GC34 Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

243

Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Funding I LLC are the Sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Commercial Mortgage Securities Inc., the Depositor and Citigroup Global Markets Inc., one of the underwriters. CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securities (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion, $5.23 billion and $6.19 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014 and 2015, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

244

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General.

In connection with the preparation of this prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database.

First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the CGMRC Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation.

CGMRC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus regarding the CGMRC Mortgage Loans. These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CGMRC Data File; and

245

•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus.

Legal Review.

CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

•	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

•	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

•	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

•	a description of any material issues with respect to any of the mortgage loans;

•	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

•	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

•	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

•	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

•	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

•	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

•	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

•	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

•	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

246

•	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

•	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

•	whether any borrower is not a special purpose entity;

•	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

•	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

•	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

•	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

•	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

•	a description of any material leasing issues at the related Mortgaged Properties;

•	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

•	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

•	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

•	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

•	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the

247

Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates.

Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.

Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions.

Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this prospectus. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

248

Repurchase Requests

CGMRC most recently filed a Form ABS-15G on February 17, 2015. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including January 1, 2013 to and including December 31, 2015, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CGMRC nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization, except that SL Resid Holdings, LLC, an affiliate of CGMRC, may purchase the Class R certificates. In addition, CGMRC or its affiliates may retain, on the Closing Date, or own in the future certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a Sponsor. GSMC is a New York limited partnership. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA. GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of Goldman, Sachs & Co., one of the underwriters.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed- and floating-rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Commercial Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, GS Commercial Real Estate LP and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2015, GSMC originated or acquired approximately 2,517 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $86.7 billion. As of December 31, 2015, GSMC had acted as a sponsor and mortgage loan seller on 117 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion and $6.284 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014 and 2015, respectively.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

Review of GSMC Mortgage Loans

Overview.

GSMC, in its capacity as the Sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are

249

employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database.

To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, Third Party Reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation.

GSMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

•	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

•	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review.

GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a Due Diligence Questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

250

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Significant Loan Summaries—Austin Block 21”, “—Glenbrook Square”, “—Westin Boston Waterfront”, “—South Plains Mall” and “—GSA Portfolio” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents. The applicable borrowers and borrowers’ counsel reviewed these Mortgage Loan summaries as well.

Other Review Procedures.

With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—The Goldman Originator—Origination and Underwriting Process”, as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.

Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated in accordance with the Goldman Originator’s origination procedures and underwriting criteria, except as described under “—The Originators—The Goldman Originator—Exceptions to Underwriting Criteria” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

GSMC most recently filed a Form ABS-15G on November 16, 2015. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2012 to and including September 30, 2015, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance (a)	Check if Registered (b)	Name of Originator (c)	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2014-GC24 (CIK 0001617957)	X	Cantor Commercial Real Estate Lending, L.P.	14	177,606,169	16.53	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	25	397,577,416	37.01	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%	0	$0	0.00%
		Goldman Sachs Mortgage Company	14	294,635,235	27.42	1	12,688,635	1.19	0	0	0.00	0	0	0.00	1	12,688,635	1.19	0	0	0.00	0	0	0.00
		Starwood Mortgage Capital LLC	22	204,532,050	19.04	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Issuing Entity			75		100%	1	12,688,635	1.19	0	0	0.00	0	0	0.00	1	12,688,635	1.19	0	0	0.00	0	0	0.00

251

Retained Interests in This Securitization

Neither GSMC nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a Sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending is an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2015, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $2.148 billion, total liabilities of approximately $1.111 billion and total partners’ equity of approximately $1.037 billion. As of September 30, 2015, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $2.375 billion of master repurchase facilities.

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. As of the date of this prospectus, Goldman Sachs Bank USA is the repurchase counterparty with respect to four of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $87,962,322 as of the Cut-off Date and representing approximately 7.6% of the Initial Pool Balance (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates). Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed Mortgage Loans and make payments to the repurchase agreement counterparties.

Cantor Commercial Real Estate Lending, L.P.’s Commercial Mortgage Securitization Program

Since its founding in July 2010 through December 31, 2015, CCRE Lending has originated or acquired approximately 1,215 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $22.5 billion and has acted as a sponsor and mortgage loan seller on 57 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

252

Review of CCRE Mortgage Loans

Overview.

CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape.

To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation.

CCRE Lending engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review.

CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

253

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B this prospectus.

Other Review Procedures.

In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—The Originators—Cantor Commercial Real Estate Lending, L.P.” below. See “—The Originators—Cantor Commercial Real Estate Lending, L.P.—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.

Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2012. The CCRE Depositor’s Central Index Key is 0001515166. With respect to the period from and including October 1, 2011 to and including September 30, 2015, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 5, 2015. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including September 30, 2015, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization.

Starwood Mortgage Funding I LLC

General

Starwood Mortgage Funding I LLC (“SMF I”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC”) (together with its subsidiaries, including SMF I, “Starwood”). SMF I is a Sponsor of, and a seller of certain mortgage loans into, the securitization described in this prospectus. Starwood was formed to invest in commercial real estate debt. The

254

executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California, and New York, New York.

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman, Sachs & Co., one of the underwriters, provides short-term warehousing of mortgage loans originated by Starwood through a master repurchase facility. As of the date of this prospectus, seven of the SMF I Mortgage Loans are subject to such master repurchase facility, with an aggregate principal balance of approximately $91,151,769 as of the Cut-off Date and representing approximately 7.9% of the Initial Pool Balance. SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such mortgage loans from Goldman Sachs Bank USA free and clear of any liens.

Starwood’s Securitization Program

This is the forty-sixth commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $5.95 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMF I Mortgage Loans

Overview.

SMF I has conducted a review of the SMF I Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMF I Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMF I Mortgage Loans. No sampling procedures were used in the review process.

Database.

To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF I Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMF I Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF I Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF I Data Tape”) containing detailed information regarding each SMF I Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMF I Data Tape was used to provide the numerical information regarding the SMF I Mortgage Loans in this prospectus.

255

Data Comparison and Recalculation.

SMF I engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by SMF I, relating to information in this prospectus regarding the SMF I Mortgage Loans. These procedures included:

•	comparing the information in the SMF I Data Tape against various source documents provided by SMF I that are described above under “—Database”;

•	comparing numerical information regarding the SMF I Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMF I Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the SMF I Mortgage Loans disclosed in this prospectus.

Legal Review.

Starwood engaged various law firms to conduct certain legal reviews of the SMF I Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMF I Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF I Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF I Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF I Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a Due Diligence Questionnaire relating to the SMF I Mortgage Loans and (iv) the review of certain loan documents with respect to the SMF I Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Significant Loan Summaries—Heinz 57 Center” and “—Northeast Corporate Center” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.

With respect to any material pending litigation of which Starwood was aware at the origination of any SMF I Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF I Mortgage Loans to determine whether any SMF I Mortgage Loan materially deviated from the underwriting guidelines set forth under “—The Originators—Starwood Mortgage Capital LLC” below. See “—The Originators—Starwood Mortgage Capital LLC—Exceptions to Underwriting Criteria” below.

Findings and Conclusions.

Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF I Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMF I Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMF I attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2015. SMC’s Central Index Key is 0001548405. SMF I is a wholly-owned subsidiary of SMC and does not have its own Central Index Key.

256

Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act.

Retained Interests in This Securitization

As of the date hereof, neither Starwood nor any of its affiliates intends to retain on the Closing Date any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a) the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to KeyBank National Association for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b) the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Originators

Citigroup Global Markets Realty Corp., Goldman Sachs Mortgage Company, Cantor Commercial Real Estate Lending, L.P. and Starwood Mortgage Capital LLC are referred to in this prospectus as the “Originators”.

The information set forth in this prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview.

CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process.

The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—

257

Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval.

All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements.

CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements.

While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

258

Escrow Requirements.

CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances,

259

including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy.

The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material.

Property Insurance.

CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports.

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal.

CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report.

CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material.

Property Condition Report.

CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

260

Servicing.

Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Co-Originations.

From time to time, CGMRC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect CGMRC as the payee. CGMRC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 9.9% of the Initial Pool Balance, was co-originated with Barclays Bank PLC. The 5 Penn Plaza Mortgage Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions to Underwriting Criteria.

Except as disclosed in the following paragraphs, none of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Bank of America Oceanside Fee, representing approximately 0.7% of the Initial Pool Balance, the Underwritten NCF DSCR of 1.13x is below the minimum debt service coverage ratio of 1.20x generally required by CGMRC’s underwriting standards. However, the Mortgage Loan collateral consists of a 1.25 acre piece of land ground-leased on an absolute net basis with annual rent increases to Bank of America until August 2035, more than nine years after the scheduled maturity date of the Mortgage Loan. Under the ground lease, Bank of America has five options to renew for five years each and one option to renew for four years. Bank of America also has a one-time termination option upon 12 months’ notice effective as of February 28, 2031 (more than 5 years after the scheduled maturity date of the Mortgage Loan). Based on the foregoing factors and CGMRC’s evaluation of the quality of the Mortgaged Property, CGMRC approved the inclusion of the Mortgage Loan in this securitization transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Budget Self Storage, representing approximately 0.3% of the Initial Pool Balance, the Underwritten NCF DSCR of 1.18x is below the minimum debt service coverage ratio of 1.20x generally required by CGMRC’s underwriting standards. However, at origination, the Mortgage Loan was structured with a $300,000 economic holdback. Based on the net funded loan amount of $2,850,000, the debt service coverage ratio would be 1.30x. The upfront economic holdback will only be disbursed if certain conditions are satisfied, including (i) the debt yield after giving effect to the disbursement is at least 8.6% (calculated on a trailing 12-month basis) and (ii) on the date of the disbursement, the ratio of the principal amount of the Mortgage Loan to the acquisition costs incurred by or on behalf of the borrower as of such date (assuming the economic holdback has been fully disbursed) is no greater than 75%. Based on the foregoing factors and CGMRC’s evaluation of the quality of the Mortgaged Property, CGMRC approved the inclusion of the Mortgage Loan in this securitization transaction.

The Goldman Originator

Overview.

GSMC, an Originator, is affiliated with Goldman, Sachs & Co., one of the underwriters. GSMC is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The

261

commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2015	$2.0 billion	$261 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1) Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Origination and Underwriting Process.

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Underwriting Criteria” below and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this prospectus.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are

262

financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the

263

related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance

264

and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

In the course of originating its Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

•	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or an otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

•	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential

265

adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

•	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

•	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess PML or SEL for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

Exceptions to Underwriting Criteria.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Arapaho Village, representing approximately 0.9% of the Initial Pool Balance, the Cut-off Date LTV Ratio calculated using the “as-is” appraised value is 82.3%, which is greater than the maximum Cut-off Date LTV Ratio of 80% generally required by GSMC’s underwriting standards. Additionally, the Underwritten NCF DSCR calculated using the Annual Debt Service is 1.12x, which is lower than the minimum debt service coverage ratio of 1.20x generally required by GSMC’s underwriting standards. At origination, $1,146,000 was held back as an earnout reserve, with an additional $114,600 held back to be used for the yield maintenance premium, if necessary. The borrower has 24 months from origination to satisfy the conditions of the earnout, which include achieving a loan to value ratio equal to or less than 75% based on the then current appraised value of the property, a debt yield equal to or greater than 8.74% and a debt service coverage ratio of no less than 1.25x, otherwise the $1,146,000 earnout reserve is required to be utilized to pay down the loan and the $114,600 will be used to pay the applicable yield maintenance premium. When the loan amount of $10,046,000 is reduced by $1,146,000, the result is a Cut-off Date LTV of 73.0% and when the Annual Debt Service is calculated based on the reduced loan amount, the result is an Underwritten NCF DSCR of 1.26x. Based on the foregoing factors and GSMC’s evaluation of the quality of the Mortgaged Property, GSMC approved the inclusion of the Mortgage Loan into this securitization transaction.

Servicing.

Interim servicing for some of the loans originated by the Goldman Originator prior to securitization is typically performed by an interim servicer that is unaffiliated with the Goldman Originator. Additionally, primary servicing may occasionally be retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with the Goldman Originator, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from the unaffiliated interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization.

266

Cantor Commercial Real Estate Lending, L.P.

Overview.

CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.

The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.

All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio.

CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

267

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.

Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.

While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Assessments of Property Condition.

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

268

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.

The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The Mortgage Loan documents typically also require the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.

In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is

269

in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.

Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from

270

an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

•	Tenant Improvement/Lease Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A to this prospectus.

Exceptions to Underwriting Criteria.

None of the CCRE Mortgage Loans have exceptions to the related underwriting criteria.

Servicing.

Interim servicing for all loans originated by CCRE Lending prior to securitization is typically performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association. However, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third party servicer to the master

271

servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third party servicer may retain primary servicing.

Starwood Mortgage Capital LLC

Overview.

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMF I Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties” section and “Annex E-2—Exceptions to Sponsor Representations and Warranties” in this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.

Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.

All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.

Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the

272

taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.

Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.

As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process”, as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

273

•	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

•	However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.

Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

•	Taxes—typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance—if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves—replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Completion Repair / Environmental Remediation—typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement / Lease Commissions—in most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space

274

occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

•	Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF I Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy.

The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.

Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Underwriting Criteria.

None of the SMF I Mortgage Loans have exceptions to the related underwriting criteria except for the Mortgage Loan identified on Annex A to this prospectus as Northeast Corporate Center, representing approximately 2.2% of the Initial Pool Balance, with respect to which Starwood accepted the related borrower’s existing umbrella insurance limit of $19,000,000 in lieu of a limit of $25,000,000, which Starwood otherwise requires for mortgage loans of the size of such Mortgage Loan. Upon review of the related borrower’s credit profile and the Mortgaged Property and analysis of related factors, SMF I concluded that acceptance of the borrower’s existing policy did not, in this case, fall outside existing industry norms. Based on this compensating factor, SMF I approved inclusion of such Mortgage Loan in this transaction.

Servicing.

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

275

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of CGMRC, a Sponsor and an Originator, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CGMRC or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2016-GC36, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make

276

advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor,” “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset backed securities transactions. As of December 31, 2015, WTNA served as trustee on over 1,500 mortgage backed related securities transactions having an aggregate original principal balance in excess of $125 billion, of which approximately 147 transactions were commercial mortgage backed securities transactions having an aggregate original principal balance of approximately $95 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

277

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

WTNA is also (a) the trustee under the GSMS 2015-GS1 Pooling and Servicing Agreement, which governs the servicing of each of the Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and, prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination, (b) the trustee under the JPMCC 2015-JP1 Pooling and Servicing Agreement, which governs the servicing of the Heinz 57 Center Loan Combination, and (c) expected to be the trustee under the CFCRE 2016-C3 Pooling and Servicing Agreement, which, (i) prior to the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan is expected to govern the servicing of the 215 West 34th Street & 218 West 35th Street Loan Combination, and (ii) following the securitization of the Element LA Controlling Pari Passu Companion Loan, is expected to govern the servicing of the Element LA Loan Combination.

In its capacity as the GSMS 2015-GS1 Trustee, WTNA serves as mortgagee of record with respect to each of the Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and, prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination. In its capacity as the JPMCC 2015-JP1 Trustee, WTNA serves as mortgagee of record with respect to the Heinz 57 Center Loan Combination. Prior to the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, in its capacity as the CFCRE 2016-C3 Trustee, WTNA will serve as mortgagee of record with respect to the 215 West 34th Street & 218 West 35th Street Loan Combination under the CFCRE 2016-C3 Pooling and Servicing Agreement, but only until the subsequent securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan. Following the securitization of the Element LA Controlling Pari Passu Companion Loan, in its capacity as the CFCRE 2016-C3 Trustee, WTNA will serve as mortgagee of record with respect to the Element LA Loan Combination under the CFCRE 2016-C3 Pooling and Servicing Agreement.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: 1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action, 2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”. In its capacity as Trustee on commercial mortgage loan securitizations, Wilmington and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “The Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and the custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement.

278

Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.7 trillion in assets and approximately 265,000 employees as of September 30, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsors, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer and the Mortgage Loan Sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage backed securities since 1997. As of September 30, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage backed securities.

Wells Fargo Bank is acting as custodian of the mortgage files pursuant to and subject to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of September 30, 2015, Wells Fargo Bank was acting as custodian of more than 173,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees by RMBS investors in these and other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has

279

performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.  For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

KeyBank National Association (“KeyBank”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the Serviced Companion Loans (in such capacity, the “Master Servicer”).

KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the Issuing Entity, the Depositor, any Sponsor, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer, or the Trustee.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/13	12/31/14	12/31/15

By Approximate Number	16,716	16,772	16,876
By Approximate Aggregate Principal Balance (in billions)	$170.1	$174.6	$185.24

Within this servicing portfolio are, as of December 31, 2015, approximately 9,539 loans with a total principal balance of approximately $145.8 billion that are included in approximately 405 commercial mortgage-backed securitization transactions.

280

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2015, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”), Fitch Ratings, Inc. (“Fitch”), and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2” as a primary servicer, and “CSS1-” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	Aa3
Short-Term Deposits	A-2	F1	P-1

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise,

281

KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the Master Servicer, generally responsible for the master servicing and primary servicing functions with respect to the Mortgage Loans (other than any Outside Serviced Mortgage Loan) and Serviced Companion Loans. KeyBank, as the Master Servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its primary servicing functions under the Pooling and Servicing Agreement pursuant to one or more sub-servicing agreements and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. Additionally, KeyBank may from time to time perform some of its servicing obligations under the Pooling and Servicing Agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loan are to be maintained is described in “The Pooling and Servicing Agreement—Accounts” and “—Withdrawals from the Collection Account” in this prospectus. Generally, all amounts received by KeyBank on the mortgage loans will be initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the Pooling and Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement. KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by government authorities against KeyBank at this time.

KeyBank will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Outside Serviced Mortgage Loan) and Serviced Companion Loans or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

KeyBank expects to enter into subservicing agreements with Bellwether Enterprise Real Estate Capital, LLC, Berkadia Commercial Mortgage LLC, Berkeley Point Capital LLC, Bernard Financial Corporation, Holliday Fenoglio Fowler, L.P., NRC Group Inc., and NorthMarq Capital, LLC (collectively, the “Subservicers”) pursuant to which the Subservicers are expected to assume certain subservicing duties with respect to some of the Mortgage Loans.

Pursuant to the terms of the Pooling and Servicing Agreement, KeyBank will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicer and (ii) a master servicing fee at a per annum rate of 0.0025% with

282

respect to each Mortgage Loan notwithstanding any termination or resignation of KeyBank as Master Servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither KeyBank nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization except as disclosed in this section “—Servicers—The Master Servicer”. However, KeyBank or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth in this section “—Servicers—The Master Servicer” has been provided by KeyBank. Neither the Depositor nor any other person other than KeyBank makes any representation or warranty as to the accuracy or completeness of such information.

Certain duties and obligations of KeyBank as the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—General,” “—Servicing of the Mortgage Loans,” “— Enforcement of Due-on-Sale and Due-on-Encumbrance Clauses” and “—Inspections” in this prospectus. KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans it is servicing and the effect of that ability on the potential cash flows from such Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” in this prospectus.

KeyBank’s obligations as the Master Servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances” in this prospectus. Certain terms of the Pooling and Servicing Agreement regarding KeyBank’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Servicer Termination Events,” “—Rights Upon Servicer Termination Event,” “—Waivers of Servicer Termination Events,” “—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus. KeyBank’s rights and obligations with respect to indemnification, and certain limitations on KeyBank’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus. The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Primary Servicer

Berkadia Commercial Mortgage LLC

Berkadia Commercial Mortgage LLC (“Berkadia”) will be appointed as a sub-servicer for KeyBank with respect to 46 mortgage loans representing approximately 65.3% of the Initial Pool Balance. Berkadia is a limited liability company organized under the laws of the state of Delaware. Berkadia is wholly-owned (indirectly) by Leucadia National Corporation and Berkshire Hathaway Inc.

Berkadia is one of the largest servicers of commercial real estate loans in the United States and is a rated primary and master servicer. The Berkadia team has experience with servicing commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions dating back to 1995. In addition, Berkadia carries out servicing activities on a contracted basis for third parties such as insurance companies, banks and other financial institutions. Berkadia’s principal office location is: 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002.

283

As of December 31, 2015, Berkadia had a primary/master servicing portfolio of approximately 23,000 loans with an unpaid principal balance of $226.9 billion. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans from 2013 to 2015 in respect of which Berkadia has acted as master and/or primary servicer:

Calendar Year End
Portfolio—Primary/Master Servicing(1)	2013	2014	2015
CMBS (US)	75.8 billion	65.1 billion	53.8 billion
Other	162.2 billion	173.3 billion	173.1 billion
Total	238.0 billion	238.4 billion	226.9 billion

(1)	Includes performance of primary/master servicing functions as a sub-servicer.

Berkadia currently maintains ratings from Fitch, S&P and Morningstar. Berkadia’s primary servicing operations are rated CPS1 from Fitch, STRONG from S&P, and CS1 from Morningstar. Berkadia’s master servicing operations are rated CMS2 from Fitch, STRONG from S&P and CS1 from Morningstar.

Berkadia has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. Berkadia reviews its policies and procedures regularly and updates them on an annual basis to ensure that they reflect its current servicing practices. There were no material changes made to the policies and procedures in order for Berkadia to be named KeyBank’s sub-servicer in connection with this transaction.

Berkadia has an established business continuity program that is tested regularly in accordance with its policies and procedures. In the event of a disruption, all functions of the disrupted facility would transfer to a steady business recovery facility, providing access to all data and tools to continue to perform its servicing duties. Berkadia’s business continuity program is tested and updated on an annual basis.

Berkadia maintains a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of its servicing activities. Berkadia may, from time to time, engage third party contractors or vendors to assist in performing certain routine servicing functions. Berkadia monitors and reviews its third party contractors and vendors in compliance with its internal procedures and applicable law.

No securitization transaction involving commercial mortgage loans in which Berkadia was acting as master servicer and/or sub-servicer has experienced an event of default as a result of any action or inaction of Berkadia as master servicer and/or sub-servicer, including as a result of Berkadia’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

Berkadia Services India Private Limited, located in Hyderabad (Andra Pradesh) India, has been assisting in the performance of servicing functions for Berkadia and Berkadia’s predecessors since 2002. Berkadia Services India Private Limited reports to the Executive Vice President of Servicing at Berkadia.

From time to time Berkadia and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Berkadia does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as sub-servicer in connection with this transaction.

Neither Berkadia nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Berkadia or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth in this “—Servicers—Significant Primary Servicer—Berkadia Commercial Mortgage LLC” section has been provided by Berkadia.

284

Summary of Berkadia Subservicing Agreements

General. KeyBank, as Master Servicer, will appoint Berkadia as the primary servicer of 44 Mortgage Loans, representing approximately 63.7% of the Initial Pool Balance (the “Berkadia Primary Serviced Loans”) pursuant to that certain Amended and Restated Subservicing Agreement dated as of January 18, 2013 (as amended, restated, replaced, or otherwise modified from time to time, the “Berkadia Primary Servicing Agreement”). The primary servicing of the Berkadia Primary Serviced Loans will be governed by the Berkadia Primary Servicing Agreement. In addition, KeyBank, as Master Servicer, will appoint Berkadia as the primary servicer of two Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Seaford Village and Flagstone Creek Apartments representing approximately 1.6% of the Initial Pool Balance (the “Berkadia Subserviced Loans”) pursuant to that certain Subservicing Agreement dated as of February 1, 2016 (as amended, restated, replaced, or otherwise modified from time to time, the “Berkadia Cashiering Agreement” and, together with the Berkadia Primary Servicing Agreement, the “Berkadia Subservicing Agreements”). The primary servicing of the Berkadia Subserviced Loans will be governed by the Berkadia Cashiering Agreement. The following summary describes certain provisions of the Berkadia Subservicing Agreements relating to the servicing and administration of the Berkadia Primary Serviced Loans and the Berkadia Subserviced Loans, as applicable. The terms of the Berkadia Subservicing Agreements are substantially similar and, except where expressly noted below, the below summary applies equally to both Berkadia Subservicing Agreements. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the applicable Berkadia Subservicing Agreement.

Summary of Duties. With respect to the Berkadia Primary Serviced Loans and the Berkadia Subserviced Loans, Berkadia, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

•	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the Master Servicer;

•	(i) promptly (in the case of the Berkadia Primary Servicing Agreement) or within 5 business days (in the case of the Berkadia Cashiering Agreement), providing Master Servicer with a copy of any repurchase demand received by the subservicer, (ii) within 5 business days of discovery, notifying the Master Servicer in writing of any discovered document defect or breach of Mortgage Loan representation, and (iii) cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related Mortgage Loan Seller;

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer certificate account and applicable escrow and reserve accounts to hold such collections in accordance with the terms of the Pooling and Servicing Agreement;

•	remitting to the Master Servicer on a timely basis monthly payments less any primary servicer fees, and other borrower paid fees such as late payment charges, assumption fees, modification fees, and charges for prepayment, defeasance, and lease reviews that Berkadia is entitled to retain pursuant to the applicable Berkadia Subservicing Agreement;

•	preparing such reports, including property inspection reports, monthly remittance reports, and such other reports as reasonably requested by the Master Servicer from time to time;

•	collecting quarterly and annual budgets, rent rolls, and operating statements;

•	performing inspections of the related Mortgaged Property and providing inspection reports to the Master Servicer according to the requirements under the Pooling and Servicing Agreement;

•	monitoring tax amounts due and borrower insurance obligations on such loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

•	maintaining errors and omissions insurance and an appropriate fidelity bond;

285

•	notifying the Master Servicer of any borrower requests or transactions; provided, however, that Berkadia will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the Master Servicer;

•	promptly notifying Master Servicer of any defaults under the Berkadia Primary Serviced Loans or Berkadia Subserviced Loans, as applicable, collection issues, or customer issues; provided that Berkadia will not take any action with respect to enforcing such loans (including enforcing an anticipated repayment date mortgage loan after its anticipated repayment date) without the prior written approval of the Master Servicer; and

•	reasonably cooperating with the Master Servicer to facilitate the timely performance of all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement that are not being performed by Berkadia under the applicable Berkadia Subservicing Agreement.

Berkadia will provide to the Master Servicer access to all of the servicing files, mortgage loan files, and the servicing systems maintained by Berkadia with respect to the Berkadia Primary Serviced Loans and the Berkadia Subserviced Loans. Berkadia’s custodial responsibilities are limited to electronic copies of the primary servicing files. Berkadia will fully cooperate with the Master Servicer’s performance of its servicing responsibilities under the Pooling and Servicing Agreement, including the REMIC provisions. Berkadia will take, or refrain from taking, any action the Master Servicer directs in writing relating to Berkadia’s responsibilities under the applicable Berkadia Subservicing Agreement.

Berkadia will also timely provide such certifications, reports, and registered public accountant attestations required by the Berkadia Subservicing Agreements or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the Depositor to comply with its Exchange Act reporting obligations.

The Master Servicer and Berkadia will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other so that Berkadia may perform its obligations under the applicable Berkadia Subservicing Agreement and the Master Servicer may perform its supervisory authority over Berkadia. Berkadia will not communicate directly with the Special Servicer, the Controlling Class Representative, any Rating Agency, NRSRO, or any other similar person except in very limited circumstances set forth in the applicable Berkadia Subservicing Agreement.

Berkadia will have no obligation to make any principal and interest advances. With respect to the Berkadia Primary Servicing Agreement only, Berkadia is obligated to make servicing advances with respect to taxes and insurance (“T&I Advances”) when the Master Servicer is otherwise required to make such T&I Advances under the Pooling and Servicing Agreement. Berkadia is entitled to be reimbursed for any such T&I Advances in the same manner the Master Servicer is entitled to be reimbursed under the Pooling and Servicing Agreement for an Advance. Berkadia is permitted to advance interest on any T&I Advance at the prime rate commencing from the date such T&I Advance was made to the business day that Berkadia is reimbursed for such T&I Advance. Other than T&I Advances, Berkadia has no other obligation to make any servicing advances. Berkadia has no obligation to make any T&I Advances under the Berkadia Cashiering Agreement.

Berkadia will not perform any of the restricted servicing actions set forth in the Berkadia Subservicing Agreements without the prior written approval of the Master Servicer. Such consent may be subject to the prior approval of the Special Servicer, any required Certificateholder, the Rating Agencies, and any other person, as applicable, if required under the Pooling and Servicing Agreement, which approvals will be requested by the Master Servicer.

Compensation. Under the Berkadia Subservicing Agreements, Berkadia is entitled to retain a portion of the servicing fees and additional servicing compensation that is payable to the Master Servicer under the Pooling and Servicing Agreement. The Issuing Entity will not have any obligation or be liable for the payment to Berkadia of any servicing compensation payable to Berkadia under the applicable Berkadia Subservicing Agreement in excess of the servicing compensation payable to the Master Servicer.

Berkadia will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it that Berkadia is not entitled to retain. Except as otherwise provided, Berkadia will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the

286

Berkadia Subservicing Agreements. Notwithstanding the foregoing, Berkadia will not be entitled to receive any portion of any compensation, fee, or other amount that is payable to the Special Servicer.

Indemnification; Limitation of Liability. Berkadia and its directors, officers, agents, or employees (the “Berkadia Parties”) will have no liability to the Master Servicer for any action or inaction, done in good faith pursuant to the Berkadia Subservicing Agreements, or for errors in judgment. However, this will not protect the Berkadia Parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by Berkadia without right of reimbursement, any specific liability imposed on Berkadia for a breach of the accepted servicing practices, or any liability that would otherwise be imposed on Berkadia by reason of its misfeasance, bad faith, fraud, negligence, or willful violation of applicable law in the performance of its duties under the applicable Berkadia Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under such Berkadia Subservicing Agreement. The Berkadia Parties will be indemnified and held harmless by the Master Servicer against any loss, liability, cost or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of (i) the servicing of the Berkadia Primary Serviced Loans or Berkadia Subserviced Loans prior to Berkadia’s servicing of the Berkadia Primary Serviced Loans or Berkadia Subserviced Loans, (ii) the Master Servicer’s (A) willful misfeasance, bad faith, or negligence in the performance of its obligations or duties under the applicable Berkadia Subservicing Agreement, (B) material breach of its covenants or duties under the applicable Berkadia Subservicing Agreement, (C) willful violation of applicable law in the performance of its obligations under the applicable Berkadia Subservicing Agreement, or (D) breach of a representation or warranty made by Master Servicer in the applicable Berkadia Subservicing Agreement, or (iii) the taking, or the refraining from the taking, of any action pursuant to the express written direction of the Master Servicer. The Master Servicer agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by Berkadia in connection with the performance of its duties and obligations as to which the Pooling and Servicing Agreement grants to the Master Servicer’s agents a right to indemnification from the trust.

Berkadia will indemnify and hold harmless the Master Servicer and its directors, officers, agents or employees against any loss, damage, liability, penalty, fine, forfeiture, cost, or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of Berkadia’s (i) breach of any representation or warranty made in the applicable Berkadia Subservicing Agreement, (ii) breach of its Exchange Act reporting obligations in the applicable Berkadia Subservicing Agreement, (iii) certification required under its Exchange Act obligations containing any material inaccuracy, (iv) willful misconduct, misfeasance, bad faith, or negligence in the performance of its obligations under the applicable Berkadia Subservicing Agreement, (v) material breach of any of its covenants or obligations under the applicable Berkadia Subservicing Agreement, (vi) willful violation of applicable law in the performance of its obligations under the applicable Berkadia Subservicing Agreement, or (vii) breach of accepted servicing practices. Berkadia will not be required to indemnify Master Servicer for any action or inaction at the express direction of Master Servicer or with the specific consent of Master Servicer.

Termination. The applicable Berkadia Subservicing Agreement will be terminated with respect to Berkadia if any of the following occurs:

•	Upon the purchase, repurchase, or replacement of a Berkadia Primary Serviced Loan or Berkadia Subserviced Loan, as applicable, pursuant to the Pooling and Servicing Agreement;

•	If Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the Trustee, and the Trustee has elected to terminate Berkadia pursuant to the Pooling and Servicing Agreement;

•	If Master Servicer (or the Depositor, if applicable) elects to terminate Berkadia following an event of default by Berkadia under the applicable Berkadia Subservicing Agreement;

•	If required by the Pooling and Servicing Agreement, with respect to any Berkadia Primary Serviced Loan or Berkadia Subserviced Loan, as applicable, becoming a Specially Serviced Loan or REO Loan; provided, however, (in the case of the Berkadia Cashiering Agreement only) Berkadia will be reinstated and resume its responsibilities under the Berkadia Cashiering Agreement, upon any such loan becoming a corrected loan;

287

•	In the case of the Berkadia Primary Servicing Agreement only, pursuant to any other agreement between the Master Servicer and Berkadia in accordance with any provision thereof that expressly provides for the termination of the Berkadia Primary Servicing Agreement; or

•	In the case of the Berkadia Cashiering Agreement only, upon Berkadia’s resignation pursuant to the terms of the Berkadia Cashiering Agreement.

“Berkadia Event of Default”, means any one of the following events:

•	in the case of the Berkadia Primary Servicing Agreement only, if Master Servicer has a cure period of at least 10 days under the Pooling and Servicing Agreement, Berkadia fails to cure within a time period that is 5 days less than the cure period provided to the Master Servicer in the Pooling and Servicing Agreement and after receiving written notice of the default from Master Servicer at least 2 business days prior to the expiration of the cure period provided to Berkadia under the Berkadia Primary Servicing Agreement; or

•	in the case of the Berkadia Primary Servicing Agreement only, if the Master Servicer has a cure period under the Pooling and Servicing Agreement that is less than 10 days long, Berkadia fails to cure within a time period that is 1 business day less than the cure period provided to the Master Servicer in the Pooling and Servicing Agreement and after receiving prompt notice of the default from Master Servicer prior to the expiration of the cure period provided to Berkadia under the Berkadia Primary Servicing Agreement; or

•	in the case of the Berkadia Primary Servicing Agreement only, any act, omission, or failure to act by Berkadia that causes the Master Servicer to be terminated or results in the Master Servicer being terminated under the Pooling and Servicing Agreement; or

•	any act, omission, or failure to act by Berkadia that results in a written notice of an event of default, under the Pooling and Servicing Agreement being delivered to Master Servicer or Berkadia by a party to the Pooling and Servicing Agreement, or

•	any act, omission, or failure to act by Berkadia that constitutes, causes, or results in an event of default of the Master Servicer under the Pooling and Servicing Agreement, which is not cured within the cure period set forth in the Pooling and Servicing Agreement and which provides any party to the Pooling and Servicing Agreement with the right to terminate the Master Servicer or cause the Master Servicer to be terminated under the Pooling and Servicing Agreement; or

•	any failure by Berkadia to remit to Master Servicer any amount required to be remitted pursuant to the applicable Berkadia Subservicing Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided that to the extent Berkadia does not timely make remittances, Berkadia shall pay to the Master Servicer interest on any amount not timely remitted at the prime rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

•	any failure by Berkadia to timely deliver to the Master Servicer or any other person any report or information required to be delivered pursuant to the applicable Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day after Berkadia’s receipt of notice from the Master Servicer of such failure; or

•	except as otherwise permitted pursuant to the applicable Berkadia Subservicing Agreement, Berkadia’s (A) assignment of such Berkadia Subservicing Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under such Berkadia Subservicing Agreement, or (C) assignment of all or any portion of its rights to servicing compensation under such Berkadia Subservicing Agreement, which assignment would have a material adverse effect on the performance by Berkadia of its duties under such Berkadia Subservicing Agreement; or

•	any failure by the subservicer to deposit into the a designated accounts any amount required to be deposited under the applicable Berkadia Subservicing Agreement, which failure continues

288

unremedied for 1 business day following the date on which such deposit was first required to be made; or

•	except as otherwise specified, any failure by Berkadia to observe or perform in any material respect any other of the covenants or agreements in the applicable Berkadia Subservicing Agreement, which failure continues unremedied for a period of 25 days (or 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained) after the date on which written notice of such failure, is given to Berkadia; provided, however, that, with respect to any such failure (other than a failure to pay insurance policy premiums) that is not curable within such 25 day period, Berkadia has an additional 30 day cure period so long as Berkadia has commenced to cure such failure within the initial 25 day period and has provided the Master Servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Master Servicer or the Certificateholders; or

•	any failure by Berkadia to (A) comply with any of the Exchange Act requirements under the applicable Berkadia Subservicing Agreement or under the Pooling and Servicing Agreement that are applicable to Berkadia, including the failure to deliver any required reports or certificates at the time such report or certification is required or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other Pooling and Servicing Agreement relating to any other series of certificates offered by the Depositor; or

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Berkadia and such decree or order shall have remained in force undischarged, undismissed or unstayed for 50 days; or

•	Berkadia consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

•	Berkadia admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, takes any corporate action in furtherance of the foregoing, or takes any other actions indicating its insolvency or inability to pay its obligations; or

•	Master servicer receives notice that if Berkadia continues to act in such capacity, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, and the related rating agency is citing servicing concerns relating to Berkadia as subservicer as the sole or material factor in such action; or

•	failure by Berkadia to maintain the ratings required of a subservicer under the Pooling and Servicing Agreement; or

•	a rating agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) placed one or more classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with Berkadia as a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such rating agency within 20 days (in the case of the Berkadia Primary Servicing Agreement) or 60 days (in the case of the Berkadia Cashiering Agreement) of such event); or

•	in the case of the Berkadia Cashiering Agreement only, any breach on the part of Berkadia of any representation or warranty contained in the Berkadia Cashiering Agreement, which breach continues unremedied for a period of 25 days after the date on which written notice of such breach, is given to Berkadia; provided, however, that, with respect to any such breach that is not curable within such 25

289

day period, Berkadia has an additional 30 day cure period so long as Berkadia has commenced to cure such breach within the initial 25 day period and has provided the Master Servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Master Servicer or the Certificateholders; or

•	in the case of the Berkadia Cashiering Agreement only, any failure by Berkadia to timely perform any of its obligations in respect of principal prepayments of a Mortgage Loan under the Berkadia Cashiering Agreement.

Notwithstanding the foregoing, upon any termination of Berkadia, Berkadia will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination.

The foregoing information set forth in this “—Servicers—Significant Primary Servicer—Berkadia Commercial Mortgage LLC—Summary of Berkadia Subservicing Agreements” section has been provided by KeyBank.

The Special Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the special servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and the Serviced Companion Loans (in such capacity, the “Special Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo Bank is also (i) the Certificate Administrator and Custodian under the Pooling and Servicing Agreement, (ii) the special servicer, certificate administrator and custodian under the pooling and servicing agreement relating to the GSMS 2015-GS1 Securitization, pursuant to which the Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and, prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination are serviced, (iii) expected to be the master servicer, certificate administrator and custodian under the pooling and servicing agreement relating to the CFCRE 2016-C3 Securitization, pursuant to which (a) prior to the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, the 215 West 34th Street & 218 West 35th Street Loan Combination is expected to be serviced and (b) following the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination is expected to be serviced, (iv) the master servicer, certificate administrator and custodian under the pooling and servicing agreement relating to the JPMCC 2015-JP1 Securitization, pursuant to which the Heinz 57 Center Loan Combination is serviced, and (v) the master servicer under the pooling and servicing agreement relating to the GSMS 2015-GC34 Securitization, pursuant to which the DoubleTree Hotel Universal Loan Combination is serviced. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers.

The principal west coast commercial mortgage special servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage special servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years. Wells Fargo Bank’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

290

The table below sets forth information about Wells Fargo Bank’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number	69	91	111	123
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$40.2	$58.7	$67.2	$85.1
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$2,256,422,115	$1,047,414,628	$520,064,655	$181,704,308

(1)	Includes all loans in Wells Fargo Bank’s portfolio for which Wells Fargo Bank is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo Bank’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo Bank has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo Bank’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo Bank is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa1” by Moody’s and “AA” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Special Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its

291

internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Special Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Eightfold Real Estate Capital Fund IV, L.P., or one of its affiliates, is expected to serve as the initial Controlling Class Representative, and has engaged Wells Fargo Bank as an independent contractor to conduct due diligence with respect to certain Mortgage Loans. It is anticipated that Wells Fargo Bank and the initial Controlling Class Representative or its designee will enter into a separate agreement pursuant to which Wells Fargo Bank, as Special Servicer, will agree to provide for a discount or pay to the initial Controlling Class Representative or its designee a portion of the special servicing compensation received by Wells Fargo Bank, as Special Servicer, from time to time.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and CGMRC or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by CGMRC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CGMRC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and GSMC or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by GSMC or

292

those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the GSMC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and SMF I or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by SMF I or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the SMF I Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and CCRE Lending or certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CCRE Mortgage Loans.

Neither Wells Fargo Bank nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may retain certain classes of Certificates. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding Wells Fargo Bank under this “—Servicers—The Special Servicer” heading has been provided by Wells Fargo Bank.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will not have any material advancing rights or obligations. In certain instances, the Special Servicer may have the right to make property related servicing advances in emergency situations.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than any Serviced Outside Controlled Loan Combination), without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (if a Control Termination Event does not exist). The Special Servicer may be removed and replaced with respect to a Serviced Outside Controlled Loan Combination, with or without cause at any time, at the direction of the related Outside Controlling Note Holder.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Outside Servicers and the Outside Special Servicers

Each of the Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and, prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination, is being serviced and administered pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, and Wells Fargo Bank, National Association, as special servicer.

It is expected that (i) prior to the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, the 215 West 34th Street & 218 West 35th Street Loan Combination, and (ii) following the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA

293

Loan Combination, will each be serviced and administered pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and CWCapital Asset Management LLC, as special servicer.

Following the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, the 215 West 34th Street & 218 West 35th Street Loan Combination will be serviced and administered under the pooling and servicing agreement for such securitization. The parties to the pooling and servicing agreement governing any future securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan have not yet been identified.

The Heinz 57 Center Loan Combination is being serviced and administered pursuant to the JPMCC 2015-JP1 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as special servicer.

The DoubleTree Hotel Universal Loan Combination is being serviced and administered pursuant to the GSMS 2015-GC34 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as special servicer.

The role and responsibilities of the master servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, generally similar to those of the Master Servicer of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the special servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, similar to those of the Special Servicer of the Mortgage Loans (other than Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The GSMS 2015-GS1 Servicer, the JPMCC 2015-JP1 Special Servicer and the GSMS 2015-GC34 Special Servicer

Midland Loan Services, a division of PNC Bank, National Association (“Midland”), is the GSMS 2015-GS1 Servicer, which is the Outside Servicer in respect of the Glenbrook Square Mortgage Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination, and for time periods prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination (collectively, “GS1 Midland Outside Serviced Loan Combinations”). As the Outside Servicer, Midland is responsible for the servicing and administration of the GS1 Midland Outside Serviced Loan Combinations pursuant to the terms of the GSMS 2015-GS1 Pooling and Servicing Agreement. As of the closing of the GSMS 2015-GS1 Securitization, Midland also entered into: (i) a primary servicing agreement with Berkeley Point Capital LLC (the “Berkeley Point Primary Servicer”) pursuant to which the Berkeley Point Primary Servicer assumed certain primary servicing duties with respect to the Element LA Loan Combination, which will be terminated automatically upon the securitization of the Element LA Controlling Pari Passu Companion Loan as to the Element LA Loan Combination except for the Element LA Pari Passu Companion Loan that is an asset of the GSMS 2015-GS1 issuing entity and (ii) a subservicing agreement with Grandbridge Real Estate Capital LLC (the “GSA Portfolio Subservicer”) pursuant to which the GSA Portfolio Subservicer assumed certain subservicing duties with respect to the GSA Portfolio Loan Combination.

Midland is also the JPMCC 2015-JP1 Special Servicer, which is the Outside Special Servicer of the Heinz 57 Center Loan Combination under the JPMCC 2015-JP1 Pooling and Servicing Agreement and related Co-Lender Agreement. As the Outside Special Servicer, Midland is responsible for the special servicing and administration of the Heinz 57 Center Loan Combination at such time, if any, that it becomes a specially serviced loan or REO property pursuant to the JPMCC 2015-JP1 Pooling and Servicing Agreement.

Midland is also the GSMS 2015-GC34 Special Servicer, which is the Outside Special Servicer of the DoubleTree Hotel Universal Loan Combination under the GSMS 2015-GC34 Pooling and Servicing Agreement and related Co-Lender Agreement. As the Outside Special Servicer, Midland is responsible for the special servicing and administration of the DoubleTree Hotel Universal Loan Combination at such time, if any, that it

294

becomes a specially serviced loan or REO property pursuant to the GSMS 2015-GC34 Pooling and Servicing Agreement.

With respect to the JPMCC 2015-JP1 issuing entity and the GSMS 2015-GC34 issuing entity, Midland may enter into one or more arrangements with a controlling class representative, a directing certificateholder, a controlling class certificateholder or any person with the right to appoint or remove and replace the special servicer (or an affiliate or a third-party representative any of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the applicable pooling and servicing agreement or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

In connection with the GSMS 2015-GC34 Securitization, the initial controlling class representative, KKR Real Estate Finance Holdings L.P., or one of its affiliates, engaged Midland as an independent contractor to conduct due diligence with respect to certain mortgage loans in the mortgage pool.

In connection with the JPMCC 2015-JP1 Securitization, the initial directing certificateholder, BlackRock Realty Advisors, Inc., as agent for a managed account, appointed Midland as special servicer. Midland also assisted BlackRock Realty Advisors, Inc. (or an affiliate thereof) with due diligence related to the mortgage loans included in the mortgage pool. As of September 30, 2015, an affiliate of Midland owns approximately 21% voting interest in BlackRock Inc., an affiliate of BlackRock Realty Advisors, Inc., and has certain rights under a shareholder agreement with respect to corporate governance, including membership on the board of directors.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P, Moody’s, Fitch, and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-

295

backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2015, Midland was servicing approximately 29,364 commercial and multifamily mortgage loans with a principal balance of approximately $370 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 10,276 of such loans, with a total principal balance of approximately $146 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2015, Midland was named the special servicer in approximately 188 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $98 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 90 assets with an outstanding principal balance of approximately $977 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2012 to 2014.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
CMBS	$115	$141	$157
Other	$167	$167	$179
Total	$282	$308	$336

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2012 to 2014.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2012	2013	2014
Total	$82	$70	$85

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the Issuing Entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the Issuing Entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

Neither Midland nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Midland or its affiliates may retain certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

In addition to its role as Outside Servicer and Outside Special Servicer, pursuant to an interim servicing agreement between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC Mortgage Loans.

296

In addition to its role as Outside Servicer and Outside Special Servicer, pursuant to an interim servicing agreement between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the CCRE Mortgage Loans.

The foregoing information concerning Midland has been provided by Midland.

In its role as Outside Servicer and Outside Special Servicer, Midland is subject to such servicing compensation and expense payment rights and obligations, indemnification rights and obligations, termination and resignation rights and obligations, and has the ability to effect modification and waivers of the terms, fees, penalties or payments on the Outside Serviced Mortgage Loans as described elsewhere in this preliminary prospectus under the heading “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“Berkeley Point”), will be a primary servicer. Prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, Berkeley Point is acting as primary servicer in connection with the GSMS 2015-GS1 Securitization for the GSMC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Element LA, representing approximately 1.2% of the Initial Pool Balance. Furthermore, Berkeley Point is expected to be appointed as primary servicer in connection with the CFCRE 2016-C3 Securitization for the CCRE Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 215 West 34th Street & 218 West 35th Street, representing approximately 3.9% of the Initial Pool Balance, and the GSMC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Element LA, and, in such capacity, will be responsible for the primary servicing and administration of such Mortgage Loans. In addition, with respect to six Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as 6725 Sunset Office, Lancaster Plaza, Draper Industrial, Gulf Place, Shops at South Mountain and El Dorado Apartments, representing approximately 4.7% of Initial Pool Balance (with an aggregate principal balance of approximately $54,508,745 as of the Cut-off Date), Berkeley Point will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements.

The principal executive offices of Berkeley Point are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, MD 20814 and principal servicing office of Berkeley Point is located at One Beacon Street, 14th Floor, Boston, Massachusetts 02108 and its telephone number is (877) 526-3562. Berkeley Point is an affiliate under common control with CCRE Lending.

Berkeley Point serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Berkeley Point, a wholly owned subsidiary of Cantor Commercial Real Estate, specializes in providing real estate financing for both commercial and multifamily properties. Together with its predecessor entities, Berkeley Point has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, Berkeley Point originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. Berkeley Point is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on five Freddie Mac K-Series securitizations, the first in 2009, one in each of 2013 and 2014, and two in 2015. In addition to its primary and special servicing assignments, Berkeley Point also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Boston, Massachusetts, Santa Monica, California, Irvine, California, Columbus, Ohio, Dallas, Texas, Brentwood, Tennessee, Seattle, Washington and St. Louis, Missouri.

297

As of December 31, 2015, Berkeley Point’s primary servicing portfolio was comprised of 1790 loans with an aggregate outstanding principal balance of approximately $30.37 billion, of which Berkeley Point is the primary servicer through sub-servicing agreements with master servicers on 80 Freddie Mac K-Series securitizations for 270 loans with an approximate aggregate outstanding principal balance of approximately $6.28 billion, and 43 commercial mortgage loans with an aggregate outstanding principal balance of approximately $1.540 billion in other CMBS securitizations.

The table below sets forth information about the various pools of loans serviced by Berkeley Point as of the dates indicated:

CMBS Pools	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$3.1 billion	$4.842 billion	$7.82 billion

By Number	46 pools (122 loans)	67 pools (177 loans)	99 pools (313 loans)

Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance	$0	$3.78 billion	$14.05 billion

By Number	0 pools (0 loans)	9 pools (209 loans)	49 pools (830 loans)

The commercial real estate loans that Berkeley Point originates and for which Berkeley Point provides servicing include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the Certificates. Accordingly, the assets that Berkeley Point services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

Berkeley Point has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Regulation AB servicing standards. Berkeley Point uses the Enterprise! servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, Berkeley Point provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

Berkeley Point may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. Berkeley Point does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly Berkeley Point does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement nor any material impact on the mortgage pool performance or the performance of the Certificates.

Berkeley Point will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkeley Point may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that Berkeley Point has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

Berkeley Point is not an affiliate of the Depositor, the Sponsors other than CCRE Lending, the Issuing Entity, the Master Servicer, the Trustee or any Originator other than CCRE Lending or any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the securitized mortgage loans between Berkeley Point or any of its

298

affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between Berkeley Point or any of its affiliates, on the one hand, and the Depositor, the Sponsors or the Issuing Entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the Certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by Berkeley Point in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Berkeley Point with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which Berkeley Point was acting as primary servicer or special servicer.

From time to time, Berkeley Point and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. Berkeley Point does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a certificateholder.

Neither Berkeley Point nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information set forth in this “—Servicers—The Outside Servicers and the Outside Special Servicers—Berkeley Point Capital LLC” section has been provided by Berkeley Point.

Summary of Berkeley Point CFCRE 2016-C3 Primary Servicing Agreement

General. Berkeley Point is expected to be the primary servicer of the 215 West 34th Street & 218 West 35th Street Loan Combination and the Element LA Loan Combination (the “BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans”) pursuant to a primary servicing agreement dated as of January 1, 2016 between Wells Fargo Bank, as CFCRE 2016-C3 Servicer and Berkeley Point, as primary servicer (the “BPC CFCRE 2016-C3 Primary Servicing Agreement”). The primary servicing of such BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans will be governed by the BPC CFCRE 2016-C3 Primary Servicing Agreement. The following summary describes certain provisions of the BPC CFCRE 2016-C3 Primary Servicing Agreement relating to the primary servicing and administration of the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC CFCRE 2016-C3 Primary Servicing Agreement. Prior to the closing of the CFCRE 2016-C3 transaction, Berkeley Point is acting as the primary servicer of the Element LA Loan Combination pursuant to a primary servicing agreement dated November 1, 2015 between Berkeley Point as primary servicer and Midland Loan Services, a Division of PNC Bank, National Association as master servicer under the GSMS 2015-GS1 Pooling and Servicing Agreement. The terms of that primary servicing agreement with Midland, which is expected to terminate with respect to the Element LA Loan Combination (other than with respect to the Element LA Pari Passu Companion Loan that is an asset of the GSMS 2015-GS1 issuing entity) upon the closing of the CFCRE 2016-C3 Securitization, are in all material respects substantially similar to the BPC CFCRE 2016-C3 Primary Servicing Agreement.

Summary of Certain Primary Servicing Duties. With respect to the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans, Berkeley Point, as primary servicer, will be responsible for performing the primary servicing of such Mortgage Loans and Companion Loans in a manner consistent with the CFCRE 2016-C3 Pooling and Servicing Agreement and the servicing standard set forth therein. Primary servicing duties will include:

•	maintaining the servicing file and releasing files in accordance with the CFCRE 2016-C3 Pooling and Servicing Agreement and the BPC CFCRE 2016-C3 Primary Servicing Agreement,

•	within five (5) business days of receipt of a repurchase communication, reporting any such repurchase communication to the CFCRE 2016-C3 Servicer and forwarding a copy of such repurchase communication to the CFCRE 2016-C3 Servicer and such information in its possession reasonably requested by the CFCRE 2016-C3 Servicer, (ii) within five (5) business days of discovery

299

or notice of a document defect or breach, notifying the CFCRE 2016-C3 Servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

•	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the CFCRE 2016-C3 Pooling and Servicing Agreement) to hold such collections,

•	remitting to the CFCRE 2016-C3 Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to Berkeley Point, as primary servicer,

•	preparing such reports, including a collection report, monthly remittance report, various CREFC® reports and such other reports as reasonably requested by the CFCRE 2016-C3 Servicer from time to time,

•	collecting monthly and quarterly borrower reports, income statements and rent rolls,

•	performing inspections of the related mortgaged properties at the frequency required of the CFCRE 2016-C3 Servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement and providing inspection reports to the CFCRE 2016-C3 Servicer,

•	monitoring borrower insurance obligations on such loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

•	maintaining errors and omissions insurance and an appropriate fidelity bond,

•	notifying the CFCRE 2016-C3 Servicer of any borrower requests or transactions and performing certain duties of the CFCRE 2016-C3 Servicer with respect to such borrower request or transaction; provided, however, that Berkeley Point will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the CFCRE 2016-C3 Servicer,

•	promptly notifying the CFCRE 2016-C3 Servicer of any defaults under the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans, collection issues or customer issues; provided that Berkeley Point will not take any action with respect to enforcing such loans without the prior written approval of the CFCRE 2016-C3 Servicer, and

•	with respect to all servicing responsibilities of the CFCRE 2016-C3 Servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement which are not being performed by Berkeley Point under the BPC CFCRE 2016-C3 Primary Servicing Agreement, Berkeley Point will reasonably cooperate with the CFCRE 2016-C3 Servicer to facilitate the timely performance of such servicing responsibilities.

Berkeley Point’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the CFCRE 2016-C3 Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the CFCRE 2016-C3 Servicer, who has a vault or other adequate safety procedures in place satisfactory to the CFCRE 2016-C3 Servicer, in its sole discretion.

Berkeley Point will provide to CFCRE 2016-C3 Servicer access to all the servicing files, mortgage loan files and servicing systems maintained by Berkeley Point with respect to the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans for audit and review.

Berkeley Point will also timely provide such certifications, reports and registered public accountant attestations required by the BPC CFCRE 2016-C3 Primary Servicing Agreement or by the CFCRE 2016-C3 Servicer to permit it to comply with the CFCRE 2016-C3 Pooling and Servicing Agreement and the CFCRE 2016-C3 depositor to comply with its Exchange Act reporting obligations.

300

Berkeley Point will not communicate directly with the CFCRE 2016-C3 Special Servicer, the CFCRE 2016-C3 Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the BPC CFCRE 2016-C3 Primary Servicing Agreement.

Berkeley Point will have no obligation to make any principal and interest advance or any servicing advances. Berkeley Point will not make any major decisions as defined in the CFCRE 2016-C3 Pooling and Servicing Agreement or take any other action requiring the approval of the CFCRE 2016-C3 Servicer under the BPC CFCRE 2016-C3 Primary Servicing Agreement without the prior written approval of the CFCRE 2016-C3 Servicer. Such consent may be subject to the consent of the CFCRE 2016-C3 Special Servicer. The CFCRE 2016-C3 Servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC CFCRE 2016-C3 Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the CFCRE 2016-C3 Servicer receives the servicing fee with respect to the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans under the CFCRE 2016-C3 Pooling and Servicing Agreement. Berkeley Point is not entitled to any prepayment interest excess, default interest, or other amounts not specifically set forth in the BPC CFCRE 2016-C3 Primary Servicing Agreement. Berkeley Point will be entitled to such additional servicing compensation as set forth in the BPC CFCRE 2016-C3 Primary Servicing Agreement. Generally, if received and the CFCRE 2016-C3 Servicer is entitled to retain such amounts under the CFCRE 2016-C3 Pooling and Servicing Agreement, Berkeley Point will also be entitled to retain, with respect to the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loan, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

•	50% of the CFCRE 2016-C3 Servicer’s share of late fees to the extent Berkeley Point is performing the related collection work and to the extent not required to offset with respect to the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans under the CFCRE 2016-C3 Pooling and Servicing Agreement (1) advances, including interest on such advances or (2) additional trust fund expenses;

•	100% of the CFCRE 2016-C3 Servicer’s share of any charges for beneficiary statements, demand fees and amounts collected for checks returned for insufficient funds;

•	100% of the CFCRE 2016-C3 Servicer’s share of any assumption application fees to the extent Berkeley Point performs the related assumption;

•	50% of the CFCRE 2016-C3 Servicer’s share of any assumption fees, modification fees, consent fees, and defeasance fees to the extent such action was performed by Berkeley Point; and

•	subject to certain limitations set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by Berkeley Point.

Berkeley Point will be required to promptly remit to the CFCRE 2016-C3 Servicer any additional servicing compensation or other amounts received by it which Berkeley Point is not entitled to retain. Except as otherwise provided, Berkeley Point will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC CFCRE 2016-C3 Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither Berkeley Point nor any affiliates, directors, officers, employees, members, managers, representatives or agents (including sub-servicers) of Berkeley Point (the “BPC Parties”) will be under any liability to the CFCRE 2016-C3 Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC CFCRE 2016-C3 Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any breach of warranties or representations made in the BPC CFCRE 2016-C3 Primary Servicing Agreement, or against any liability that would otherwise be imposed on Berkeley Point by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the BPC CFCRE 2016-C3 Primary Servicing Agreement for a breach of the servicing standard set forth in the CFCRE 2016-C3 Pooling and Servicing Agreement) in the performance of its duties under the BPC CFCRE 2016-C3 Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the BPC CFCRE 2016-C3 Primary Servicing Agreement. The BPC Parties will be indemnified by the CFCRE 2016-C3 Servicer against any loss, liability or expense (collectively, the “Losses”) incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC CFCRE 2016-C3 Primary Servicing Agreement resulting from

301

the CFCRE 2016-C3 Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations under the BPC CFCRE 2016-C3 Primary Servicing Agreement. The BPC Parties will be indemnified by the CFCRE 2016-C3 issuing entity, to the extent provided in the CFCRE 2016-C3 Pooling and Servicing Agreement, against any Losses incurred by Berkeley Point in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC CFCRE 2016-C3 Primary Servicing Agreement, other than any Losses (i) that are specifically required to be borne by Berkeley Point without right of reimbursement pursuant to the terms of the BPC CFCRE 2016-C3 Primary Servicing Agreement or (ii) that are incurred by reason of (A) a breach of any representation or warranty by Berkeley Point or (B) willful misconduct, bad faith, fraud or negligence of Berkeley Point in the performance of duties under the BPC CFCRE 2016-C3 Primary Servicing Agreement or negligent disregard of obligations and duties under the BPC CFCRE 2016-C3 Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the CFCRE 2016-C3 Servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement as a result of pursuing the CFCRE 2016-C3 trust on behalf of Berkeley Point for such indemnification.

Berkeley Point will indemnify and hold harmless the CFCRE 2016-C3 Servicer and its directors, officers, representatives, members, managers, agents, employees or affiliates against any Losses incurred by the CFCRE 2016-C3 Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the BPC CFCRE 2016-C3 Primary Servicing Agreement, the CFCRE 2016-C3 Pooling and Servicing Agreement or the Certificates by reason of (1) any breach by Berkeley Point of a representation or warranty made by Berkeley Point in the BPC CFCRE 2016-C3 Primary Servicing Agreement or (2) any willful misconduct, bad faith, fraud or negligence by Berkeley Point in the performance of its obligations or duties under the BPC CFCRE 2016-C3 Primary Servicing Agreement or under the CFCRE 2016-C3 Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC CFCRE 2016-C3 Primary Servicing Agreement will provide that Berkeley Point may not resign from the obligations and duties imposed on it thereunder except by mutual consent of Berkeley Point and the master servicer or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by Berkeley Point.

Termination. The BPC CFCRE 2016-C3 Primary Servicing Agreement will be terminated with respect to Berkeley Point if any of the following occurs:

•	the CFCRE 2016-C3 Servicer elects to terminate Berkeley Point following a BPC Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

•	the CFCRE 2016-C3 Servicer elects (or at the Depositor’s request to the extent the Depositor has the right to request termination of Berkeley Point under the PSA) to terminate pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

•	upon resignation by Berkeley Point;

•	upon the later of the final payment or other liquidation of the last BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans and remittance of all funds thereunder or if the last BPC Primary Serviced Mortgage Loan becomes an REO Mortgage Loan or the related Mortgaged Property becomes an REO Property;

•	by mutual consent of Berkeley Point and the master servicer in writing;

•	upon termination of the CFCRE 2016-C3 Pooling and Servicing Agreement;

•	in the event any BPC CFCRE 2016-C3 Primary Serviced Mortgage Loan becomes a specially serviced loan or is substituted, purchased or repurchased pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement, solely with respect to such BPC CFCRE 2016-C3 Primary Serviced Mortgage Loan;

302

•	at the option of the purchaser of any BPC CFCRE 2016-C3 Primary Serviced Mortgage Loan pursuant to the terms of the CFCRE 2016-C3 Pooling and Servicing Agreement, solely with respect to such BPC CFCRE 2016-C3 Primary Serviced Mortgage Loan; or

•	if the master servicer’s responsibilities and duties as master servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has the right to terminate Berkeley Point pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

•	any failure by Berkeley Point (i) to make a required deposit to the accounts maintained by Berkeley Point on the day and by the time such deposit was first required to be made, or (ii) to remit to the CFCRE 2016-C3 Servicer any amount required to be so deposited or remitted by Berkeley Point, which failure is not cured within 1 Business Day after such deposit or remittance is due;

•	any failure on the part of Berkeley Point to deliver to the CFCRE 2016-C3 Servicer certain certificates or reports specified in the BPC Primary Servicing Agreement subject to cure periods specified in the BPC CFCRE 2016-C3 Primary Servicing Agreement;

•	any failure by Berkeley Point duly to observe or perform in any material respect any of its other covenants or obligations under the BPC CFCRE 2016-C3 Primary Servicing Agreement, which failure continues unremedied for 25 days (40 days in the case of failure to pay the premium for any insurance policy required to be force placed by Berkeley Point pursuant to BPC CFCRE 2016-C3 Primary Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to Berkeley Point by the CFCRE 2016-C3 Servicer; provided, if that failure is capable of being cured and Berkeley Point is diligently pursuing that cure, that 25- or 40-day period, as applicable, will be extended an additional 30 days;

•	any breach on the part of Berkeley Point of any representation or warranty in the BPC CFCRE 2016-C3 Primary Servicing Agreement which materially and adversely affects the interests of the CFCRE 2016-C3 Servicer or any Class of CFCRE 2016-C3 certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given Berkeley Point, by the CFCRE 2016-C3 Servicer; provided, if that breach is capable of being cured and Berkeley Point is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to Berkeley Point and certain actions by or on behalf Berkeley Point indicating its insolvency or inability to pay its obligations;

•	either of Moody’s or Kroll Bond Rating Agency, Inc. (“KBRA”) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days) and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the CFCRE 2016-C3 Servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or a material factor in such rating action;

•	either (a) Berkeley Point ceases to have a commercial primary servicer rating of at least “CPS3” from Fitch and that rating is not reinstated within 60 days of delisting or (b) if Berkeley Point has not been ranked by Fitch on or after the Closing Date, and Fitch has (1) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or (2) within the prior 12 months, placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (1) or (2), has publicly cited servicing concerns with the CFCRE 2016-C3 Servicer (because of actions of Berkeley Point) or Berkeley Point as the sole or material

303

factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Fitch within 60 days of such event);

•	the net worth of Berkeley Point, determined in accordance with generally accepted accounting principles shall decline to less than $2 million;

•	a servicer termination event by the CFCRE 2016-C3 Servicer under the CFCRE 2016-C3 Pooling and Servicing Agreement, which servicer termination event occurred as a result of the failure of Berkeley Point to perform any obligation required under the BPC CFCRE 2016-C3 Primary Servicing Agreement;

•	Berkeley Point assigns or transfers or attempts to assign or transfer all or part of its rights and obligations under the BPC CFCRE 2016-C3 Primary Servicing Agreement except as permitted by the BPC CFCRE 2016-C3 Primary Servicing Agreement;

•	so long as the CFCRE 2016-C3 issuing entity is subject to Exchange Act reporting requirements, any failure by Berkeley Point to deliver any annual certification, assessment of compliance with certain servicing criteria, any accountant’s attestation report or any other Exchange Act reporting items that Berkeley Point is required by the BPC CFCRE 2016-C3 Primary Servicing Agreement to deliver to the CFCRE 2016-C3 depositor, the CFCRE 2016-C3 Certificate Administrator or the CFCRE 2016-C3 Servicer (after any applicable grace period) and (2) subject to the CFCRE 2016-C3 Pooling and Servicing Agreement and any applicable grace periods, any failure by Berkeley Point to comply with any of the requirements under Article X of the CFCRE 2016-C3 Pooling and Servicing Agreement applicable to Berkeley Point or the CFCRE 2016-C3 Servicer, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article X of the CFCRE 2016-C3 Pooling and Servicing Agreement; or

•	subject to the CFCRE 2016-C3 Pooling and Servicing Agreement, any failure of Berkeley Point to comply with any and all requirements to deliver any items required by Items 1122 and 1123 of Regulation AB under any other pooling and servicing agreement relating to any other series of certificates either offered by the depositor or backed by a Serviced Companion Loan.

Notwithstanding the foregoing, upon any termination of Berkeley Point, Berkeley Point will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will be required to cooperate fully with the master servicer to transition primary servicing of the BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans to the CFCRE 2016-C3 Servicer or its designee.

The foregoing information set forth in this “—Summary of Berkeley Point CFCRE 2016-C3 Primary Servicing Agreement” section has been provided by Berkeley Point.

The Operating Advisor and the Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal offices of Pentalpha Surveillance are located at 375 N. French Road, Amherst, New York, 14228 and its telephone number is (716) 418 1307. Pentalpha Surveillance is an affiliate of the privately owned Pentalpha group of companies, which was founded in 1995, and is headquartered at Two Greenwich Office Park, Greenwich, Connecticut, 06831.

304

Pentalpha Surveillance is a leading provider of independent oversight services on behalf of loan securitization trusts. Pentalpha Surveillance utilizes custom software systems and a team of industry operations veterans to investigate and resolve securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. These services have been applied primarily on transactions involving commercial and residential real estate debt; however, Pentalpha Surveillance has also performed certain of these services in other structured asset classes. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income-producing loans have been boarded to the software in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of December 31, 2015, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 83 commercial mortgage backed securitizations with an aggregate initial unpaid principal balance of approximately $91 billion since October 2010. As of December 31, 2015, Pentalpha Surveillance has acted as asset representations reviewer in two commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $1.7 billion.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the Mortgage Loan Sellers, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Issuing Entity.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the Pooling and Servicing Agreement or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Pentalpha Surveillance has been provided by Pentalpha Surveillance LLC.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and

305

Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, and Citigroup Global Markets Inc., one of the underwriters.

GSMC, a Sponsor and an Originator, and Goldman, Sachs & Co., one of the underwriters, are affiliated with each other.

CCRE Lending, a Sponsor and an Originator, Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point, a primary servicer, are affiliated with each other.

Wells Fargo Bank, National Association, the Special Servicer, the Certificate Administrator and the Custodian is also (a) the special servicer, certificate administrator and custodian under the GSMS 2015-GS1 Pooling and Servicing Agreement, which governs the servicing of each of the Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and, prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination, (b) expected to be the master servicer, certificate administrator and custodian under the CFCRE 2016-C3 Pooling and Servicing Agreement, which (i) prior to the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan is expected to govern the servicing of the 215 West 34th Street & 218 West 35th Street Loan Combination, and (ii) following the securitization of the Element LA Controlling Pari Passu Companion Loan, is expected to govern the servicing of the Element LA Loan Combination, (c) the master servicer, certificate administrator and custodian under the JPMCC 2015-JP1 Pooling and Servicing Agreement, which governs the servicing of the Heinz 57 Center Loan Combination, and (d) the master servicer under the GSMS 2015-GC34 Pooling and Servicing Agreement, which governs the servicing of the DoubleTree Hotel Universal Loan Combination.

Wilmington Trust, National Association, the Trustee, is also (a) the trustee under the GSMS 2015-GS1 Pooling and Servicing Agreement, which governs the servicing of each of the Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and, prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination, (b) the trustee under the JPMCC 2015-JP1 Pooling and Servicing Agreement, which governs the servicing of the Heinz 57 Center Loan Combination, and (c) expected to be the trustee under the CFCRE 2016-C3 Pooling and Servicing Agreement, which, (i) prior to the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan is expected to govern the servicing of the 215 West 34th Street & 218 West 35th Street Loan Combination, and (ii) following the securitization of the Element LA Controlling Pari Passu Companion Loan, is expected to govern the servicing of the Element LA Loan Combination.

In its capacity as the GSMS 2015-GS1 Trustee, Wilmington Trust, National Association serves as mortgagee of record with respect to each of the Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and, prior to the securitization of the Element LA Controlling Pari Passu Companion Loan, the Element LA Loan Combination. In its capacity as the JPMCC 2015-JP1 Trustee, Wilmington Trust, National Association serves as mortgagee of record with respect to the Heinz 57 Center Loan Combination. Prior to the securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan, in its capacity as the CFCRE 2016-C3 Trustee, Wilmington Trust, National Association will serve as mortgagee of record with respect to the 215 West 34th Street & 218 West 35th Street Loan Combination under the CFCRE 2016-C3 Pooling and Servicing Agreement, but only until the subsequent securitization of the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan. Following the securitization of the Element LA Controlling Pari Passu Companion Loan, in its capacity as the CFCRE 2016-C3 Trustee, Wilmington Trust, National Association will serve as mortgagee of record with respect to the Element LA Loan Combination under the CFCRE 2016-C3 Pooling and Servicing Agreement.

306

Pentalpha Surveillance LLC, the Operating Advisor and Asset Representations Reviewer, is also (a) the operating advisor and asset representations reviewer under the JPMCC 2015-JP1 Pooling and Servicing Agreement, which governs the servicing of the Heinz 57 Center Loan Combination, and (b) the operating advisor under the GSMS 2015-GC34 Pooling and Servicing Agreement, which governs the servicing of the DoubleTree Hotel Universal Loan Combination.

Warehouse Financing Arrangements

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman, Sachs & Co., one of the underwriters, provides warehouse financing to certain affiliates of CCRE Lending through various repurchase facilities. As of the date of this prospectus, Goldman Sachs Bank USA is the repurchase counterparty with respect to four of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $87,962,322 as of the Cut-off Date and representing approximately 7.6% of the Initial Pool Balance. Proceeds received by CCRE Lending in connection with the contribution of CCRE Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed CCRE Mortgage Loans and make payments to the repurchase agreement counterparties.

Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman, Sachs & Co., one of the underwriters, provides short-term warehousing of mortgage loans originated by Starwood through a master repurchase facility. As of the date of this prospectus, seven of the SMF I Mortgage Loans are subject to such master repurchase facility, with an aggregate principal balance of approximately $91,151,769 as of the Cut-off Date and representing approximately 7.9% of the Initial Pool Balance. SMF I is using the proceeds from its sale of the SMF I Mortgage Loans to the Depositor to, among other things, simultaneously reacquire such Mortgage Loans from Goldman Sachs Bank USA free and clear of any liens.

Interim Servicing Arrangements

Pursuant to an interim servicing agreement between Midland, an Outside Servicer and Outside Special Servicer, and GSMC, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to 17 of the Mortgage Loans (with an aggregate principal balance of approximately $267,261,492 as of the Cut-off Date and representing approximately 23.1% of the Initial Pool Balance) to be contributed to this securitization transaction by GSMC.

Pursuant to an interim servicing agreement between Wells Fargo Bank, which is the Special Servicer, the Certificate Administrator, the Custodian, an Outside Servicer and an Outside Special Servicer, and CGMRC, a Sponsor and an Originator, Wells Fargo Bank acts as interim servicer with respect to 16 of the Mortgage Loans (with an aggregate principal balance of approximately $359,808,804 as of the Cut-off Date and representing approximately 31.1% of the Initial Pool Balance) to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim subservicing agreement between Berkadia, a primary servicer, and GSMC, a Sponsor and an Originator, Berkadia acts as interim subservicer with respect to one of the Mortgage Loans (with a principal balance of approximately $12,925,000 as of the Cut-off Date and representing approximately 1.1% of the Initial Pool Balance) to be contributed to this securitization transaction by GSMC.

Pursuant to an interim servicing agreement between Berkadia, a primary servicer, and CGMRC, a Sponsor and an Originator, Berkadia acts as interim servicer with respect to one of the Mortgage Loans (with a principal balance of approximately $5,728,000 as of the Cut-off Date and representing approximately 0.5% of the Initial Pool Balance) to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo Bank, which is the Special Servicer, the Certificate Administrator, the Custodian, an Outside Servicer and an Outside Special Servicer, and CCRE Lending, a Sponsor and an Originator, and certain of its affiliates, Wells Fargo Bank acts as interim servicer with respect to six of the Mortgage Loans (with an aggregate principal balance of approximately $83,175,010 as of the Cut-off Date and representing approximately 7.2% of the Initial Pool Balance) to be contributed to this securitization transaction by CCRE Lending.

Pursuant to an interim servicing agreement between Midland, an Outside Servicer and Outside Special Servicer, and CCRE Lending, a Sponsor and an Originator, and certain of its affiliates, Midland acts as interim servicer with respect to one of the Mortgage Loans (with a principal balance of approximately $2,500,000 as of

307

the Cut-off Date and representing approximately 0.2% of the Initial Pool Balance) to be contributed to this securitization transaction by CCRE Lending.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Berkeley Point, on the other hand, Berkeley Point acts as interim servicer with respect to one of the Mortgage Loans (with a principal balance of approximately $45,000,000 as of the Cut-off Date and representing approximately 3.9% of the Initial Pool Balance) to be contributed to this securitization transaction by CCRE Lending.

Pursuant to an interim servicing agreement between Wells Fargo Bank, which is the Special Servicer, the Certificate Administrator, the Custodian, an Outside Servicer and an Outside Special Servicer, and SMF I, a Sponsor, or its affiliates, Wells Fargo Bank acts as interim servicer with respect to all of the Mortgage Loans (with an aggregate principal balance of approximately $101,346,295 as of the Cut-off Date and representing approximately 8.8% of the Initial Pool Balance) to be contributed to this securitization transaction by SMF I.

Interim and Other Custodial Arrangements

Wells Fargo Bank, National Association, the Special Servicer, the Certificate Administrator, the Custodian, an Outside Servicer and an Outside Special Servicer, is also acting as the interim custodian of the loan files for the Mortgage Loans (other than (i) the Outside Serviced Mortgage Loans and (ii) the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Draper Industrial) to be contributed to this securitization by CGMRC, GSMC and CCRE Lending.

Loan Combination and Mezzanine Loan Arrangements

Goldman Sachs Mortgage Company, an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold the Austin Block 21 Pari Passu Companion Loan, but is expected to transfer such Companion Loan to one or more future commercial mortgage securitization transactions.

Citigroup Global Markets Realty Corp., an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold one of the 5 Penn Plaza Pari Passu Companion Loans, the Sheraton Denver Downtown Fee Pari Passu Companion Loan and the Park Place Pari Passu Companion Loan, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

Cantor Commercial Real Estate Lending, L.P., an Originator and a Sponsor, or an affiliate thereof will, as of the date of initial issuance of the Offered Certificates, hold each of the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans and two of the Element LA Pari Passu Companion Loans, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

Other Arrangements

The Master Servicer will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

KeyBank, the Master Servicer, has entered into a primary servicing agreement with Berkadia, pursuant to which Berkadia will perform most servicing duties of the Master Servicer, other than making certain Advances, with respect to 44 Mortgage Loans, with an aggregate principal balance of approximately $736,595,655 as of the Cut-off Date and representing approximately 63.7% of the Initial Pool Balance.

KeyBank, the Master Servicer, intends to enter into a subservicing agreement with Berkadia, pursuant to which Berkadia will perform most servicing duties of the Master Servicer, other than making Advances, with respect to two Mortgage Loans, with an aggregate principal balance of approximately $18,653,000 as of the Cut-off Date and representing approximately 1.6% of the Initial Pool Balance.

308

Pursuant to a primary servicing agreement to be entered into between Berkeley Point, an affiliate of CCRE Lending, on the one hand, and KeyBank, the Master Servicer, on the other hand, Berkeley Point will have limited duties with respect to six of the CCRE Mortgage Loans, with an aggregate principal balance of approximately $54,508,745 as of the Cut-off Date and representing approximately 4.7% of the Initial Pool Balance, and will receive a fee calculated at 0.0200% per annum for such CCRE Mortgage Loans.

Eightfold Real Estate Capital Fund IV, L.P., or one of its affiliates, is expected to serve as the initial Controlling Class Representative, and has engaged Wells Fargo Bank as an independent contractor to conduct due diligence with respect to certain Mortgage Loans. It is anticipated that Wells Fargo Bank and the initial Controlling Class Representative or its designee will enter into a separate agreement pursuant to which Wells Fargo Bank, as Special Servicer, will agree to provide for a discount or pay to the initial Controlling Class Representative or its designee a portion of the special servicing compensation received by Wells Fargo Bank, as Special Servicer, from time to time.

In connection with the GSMS 2015-GC34 Securitization, the initial controlling class representative, KKR Real Estate Finance Holdings L.P., or one of its affiliates, engaged Midland, an Outside Servicer and Outside Special Servicer, as an independent contractor to conduct due diligence with respect to certain mortgage loans in the mortgage pool.

In connection with the JPMCC 2015-JP1 Securitization, the initial directing certificateholder, BlackRock Realty Advisors, Inc., as agent for a managed account, appointed Midland, an Outside Servicer and Outside Special Servicer, as special servicer. Midland also assisted BlackRock Realty Advisors, Inc. (or an affiliate thereof) with due diligence related to the mortgage loans included in the mortgage pool. As of September 30, 2015, an affiliate of Midland owns approximately 21% voting interest in BlackRock Inc., an affiliate of BlackRock Realty Advisors, Inc., and has certain rights under a shareholder agreement with respect to corporate governance, including membership on the board of directors.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

309

Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2016-GC36 (the “Certificates”) will be issued on or about February 17, 2016 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

The Certificates will consist of the following classes (each, a “Class”): (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class EC and Class C Certificates (collectively, the “Offered Certificates”), which are offered by this prospectus; and (ii) the Class D, Class X-D, Class E, Class F, Class G, Class H and Class R Certificates (collectively, the “Non-Offered Certificates”), which are not offered by this prospectus. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class EC, Class C, Class D, Class X-D, Class E, Class F, Class G and Class H Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class X-A, Class X-B and Class X-D Certificates are referred to collectively in this prospectus as the “Interest-Only Certificates” or “Class X Certificates”. The Class A-S, Class B and Class C Certificates are referred to collectively in this prospectus as the “Exchangeable Certificates”. The Class R Certificates are sometimes also referred to in this prospectus as the “Residual Certificates”. The Certificates (other than the Class A-S, Class B, Class EC, Class C and Class R Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A and Class X-B Certificates) and the Subordinate Certificates (other than the Class X-D Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”.

310

Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances (or, in the case of the respective Classes of Exchangeable Certificates and the Class EC Certificates, the maximum Certificate Balances), and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$42,973,000
Class A-2	$22,079,000
Class A-3	$33,518,000
Class A-4	$225,000,000
Class A-5	$415,175,000
Class A-AB	$70,409,000
Class X-A	$861,171,000
Class X-B	$75,136,000
Class A-S(1)(2)	$52,017,000
Class B (1)(2)	$75,136,000
Class EC(1)(2)	$182,060,000
Class C (1)(2)	$54,907,000
Class D	$65,021,000
Class X-D	$65,021,000
Class E	$28,898,000
Class F	$11,560,000
Class G	$15,894,000
Class H	$43,347,829

(1)	The Exchangeable Certificates may be exchanged for Class EC Certificates, and Class EC Certificates may be exchanged for the Exchangeable Certificates.

(2)	On the Closing Date, the Issuing Entity will issue the Class A-S, Class B, and Class C Trust Components, which will have outstanding Certificate Balances on the Closing Date of $52,017,000, $75,136,000 and $54,907,000, respectively. The Exchangeable Certificates and Class EC Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each Class of the Class A-S and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class A-S Trust Component; each Class of the Class B and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class B Trust Component; and each Class of the Class C and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class C Trust Component. Following any exchange of Class A-S, Class B, and Class C Certificates for Class EC Certificates or any exchange of Class EC Certificates for Class A-S, Class B, and Class C Certificates, the percentage interests of the outstanding Certificate Balances of the Class A-S, Class B, and Class C Trust Components that is represented by the Class A-S, Class B, Class EC and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each Class of Exchangeable Certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum Certificate Balance of such class without giving effect to any issuance of Class EC Certificates. The initial Certificate Balance of the Class EC Certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial Certificate Balances of the Exchangeable Certificates, representing the maximum Certificate Balance of the Class EC Certificates that could be issued in an exchange. The actual Certificate Balance of any Class of Exchangeable Certificates or the Class EC Certificates issued on the Closing Date may be less than the maximum Certificate Balance of that class and may be zero. The Certificate Balances of the Exchangeable Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class EC Certificates issued on the Closing Date. The initial Certificate Balance of any Trust Component will equal the initial Certificate Balance of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class EC Certificates.

The “Certificate Balance” of any Class of Principal Balance Certificates or any Trust Component, as applicable, outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of the Class EC Certificates and the applicable Class of Exchangeable Certificates evidencing an interest in that Trust Component) are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates (exclusive of the Class EC Certificates) and each Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates or that Trust Component, as applicable, on that Distribution Date. The Certificate Balance of the Class EC Certificates from time to time will equal the excess, if any, of the aggregate of the Certificate Balances of the Trust Components over the aggregate of the Certificate Balances of the Exchangeable Certificates. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or a Trust Component (and, therefore, the Class EC

311

Certificates and the applicable Class of Exchangeable Certificates evidencing an interest in such Trust Component), as applicable, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates or holders of the Class EC Certificates and such applicable Class of the Exchangeable Certificates, as the case may be,  may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below. “Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class A-S Certificates. See “—Distributions—Pass-Through Rates” below. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S Percentage Interest” means the quotient of the Certificate Balance of the Class A-S Certificates divided by the Certificate Balance of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be %.

“Class A-S-Exchange Percentage Interest” means 100.0% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-Exchange Percentage Interest will be %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class B Certificates. See “—Distributions—Pass-Through Rates” below. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class B-Exchange Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B Percentage Interest” means the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be %.

“Class B-Exchange Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-Exchange Percentage Interest will be %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class C Certificates. See “—Distributions—Pass-Through Rates” below. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class C-Exchange Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C Percentage Interest” means the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be %.

“Class C-Exchange Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-Exchange Percentage Interest will be %.

“Class EC Component” means any of the Class EC Component A-S, Class EC Component B or Class EC Component C.

“Class EC Component A-S” means the portion of the Class A-S Trust Component evidenced by the Class EC Certificates equal to the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component.

“Class EC Component B” means the portion of the Class B Trust Component evidenced by the Class EC Certificates equal to the Class B-Exchange Percentage Interest of the Class B Trust Component.

312

“Class EC Component C” means the portion of the Class C Trust Component evidenced by the Class EC Certificates equal to the Class C-Exchange Percentage Interest of the Class C Trust Component.

The Class R Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component outstanding from time to time. The Notional Amount of the Class X-B Certificates will equal the Certificate Balance of the Class B Trust Component outstanding from time to time. The Notional Amount of the Class X-D Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time.

Exchangeable Certificates

Exchanges

Exchangeable Certificates (i.e., Class A-S, Class B and Class C Certificates) may be exchanged for Class EC Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class EC Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Exchangeable Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class EC Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Exchangeable Certificates to be surrendered, and any Class EC Certificates will be exchangeable on the books of DTC for Exchangeable Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class EC Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of: (a) any Exchangeable Certificate in relation to the Trust Component with the same letter designation as such Certificate is the ratio, expressed as a percentage, of (i) the principal balance of that Certificate to (ii) the Certificate Balance of that Trust Component; and (b) any Class EC Certificate in relation to any Trust Component is the ratio, expressed as a percentage, of (i) the portion of the principal balance of the Class EC Component with the same letter designation as that Trust Component evidenced by that Certificate to (ii) the Certificate Balance of that Trust Component.

There will be no limit on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. Subject to compliance with the exchange procedures described below under “—Exchangeable Certificates—Procedures”, the requirement that the Class A-S Trust Component have a Certificate Balance greater than zero and the requirement that a Certificateholder is the beneficial owner of the requisite Classes of Exchangeable Certificates in the required Exchange Proportion or of Class EC Certificates, there are no other conditions or limitations to the exchange of Exchangeable Certificates. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class EC Certificates on each Distribution Date in respect of interest, principal, reimbursements of Realized Losses and yield maintenance charges allocated to any of the respective Class EC Components will be so distributed in a single, aggregate distribution to the holders of the Class EC Certificates on such Distribution Date. In addition, the Class EC Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the respective Class EC Components. See “—Distributions” below.

313

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC Certificates and/or the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of Class EC and Exchangeable Certificates”.

Procedures

If a Certificateholder wishes to exchange Exchangeable Certificates for Class EC Certificates, or Class EC Certificates for Exchangeable Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at cts.cmbs.bond.admin@wellsfargo.com no later than three business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates and Class EC Certificates to be exchanged and received, the original and outstanding principal balance of the Exchangeable Certificates and Class EC Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received must equal the aggregate entitlements of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate or Class EC Certificate received pursuant to the exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in March 2016. The “Determination Date” will be the sixth day of each calendar month (or, if the sixth calendar day of that month is not a business day, then the next business day), commencing in March 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class; and (b) any Class R Certificate will be the percentage interest in the applicable class specified on the face of that Certificate. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate or any Class EC Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate or any Class EC Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Balance of the related Class of Exchangeable Certificates or Class EC Certificates will be determined as if such

314

class consisted only of the Certificates comprising the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The aggregate amount available for distributions of interest, principal and reimbursements of Realized Losses to holders of the Certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)          the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments, paid by the borrowers of a Mortgage Loan (the “Monthly Payments”), that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums;

(vi)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(vii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)          if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

315

(c)          all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)          with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2017, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)          with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and the Distribution Date occurring in March 2016 (if and to the extent not already included in clause (a) of this definition for the subject Distribution Date), the related Interest Deposit Amount.

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in March 2016, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Each Mortgage Loan Seller will be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, with respect to each of its Mortgage Loans that accrues interest on the basis of the actual number of days elapsed during any relevant accrual period in a year assumed to consist of 360 days (an “Actual/360 Basis”), a cash amount (the “Interest Deposit Amount”) equal to one day of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances and Notional Amounts of the Principal Balance Certificates and the Interest-Only Certificates, respectively, have not all been reduced to zero, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution date, until the related

316

Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”);

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause First, until the related Certificate Balance is reduced to zero;

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero,

(vi)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero, and

(vii)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero,

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the holders of Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates have been reduced to zero, to the Class A-S Trust Component and, thus, concurrently, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Balance of the Class A-S Trust Component is reduced to zero;

Sixth, to the Class A-S Trust Component and, thus, concurrently, to the holders of the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed

317

Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component and, thus, concurrently, to the holders of Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component have been reduced to zero, to the Class B Trust Component and, thus, concurrently, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the holders of the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the holders of Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the Class A-S Trust Component and the Class B Trust Component have been reduced to zero, to the Class C Trust Component and, thus, concurrently, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the holders of the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the

318

Class C-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the holders of the Class D and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those classes;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D and Class E Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D, Class E and Class F Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the

319

Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-Fifth, to the holders of the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class D, Class E, Class F and Class G Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class H Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective outstanding Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Class D, Class E, Class F, Class G and Class H Certificates and all of the Trust Components are reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Certificates (exclusive of the Class EC and Class R Certificates) or any Trust Component is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any Class of Principal Balance Certificates (exclusive of the Class EC Certificates) or any Trust Component for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a specified Pass-Through Rate and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B, and Class C Trust Components represented by the Class EC Certificates. The Pass-Through Rates on the Class A-S, Class B, and Class C Trust Components will at all times be the same as the Pass-Through Rates of the Class A-S, Class B, and Class C Certificates, respectively.

320

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates (exclusive of the Class EC Certificates and the Exchangeable Certificates) or any Trust Component with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates or such Trust Component, as the case may be, for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for the initial Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in March 2016; and (c) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date subsequent to the initial Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year subsequent to 2016 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (c) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year subsequent to 2016, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (c) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

321

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such Class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) other than in the case of the Interest-Only Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class or Trust Component for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date,

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date,

(3)	the Principal Shortfall, if any, for the prior Distribution Date; and,

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)          Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)          Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan,

322

received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of the Issuing Entity’s interest therein, any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for such Distribution Date exceeds (2) the aggregate amount actually distributed on such Distribution Date in respect of such Principal Distribution Amount.

“Assumed Scheduled Payment” means, with respect to any Mortgage Loan (including the Outside Serviced Mortgage Loans) that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any Due Date, an amount equal to the Monthly Payment (excluding balloon payments) that, but for the occurrence of such event, would have been due on such Mortgage Loan on such Due Date.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Loan Combination is paid in full, or if the Mortgage Loan or Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion

323

Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Loan Combination, the related Co-Lender Agreement) to the contrary, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

324

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a

325

recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period is required to be distributed to Certificateholders (excluding holders of the Class X-D, Class E, Class F, Class G, Class H and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and, correspondingly, the Class A-S and Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and, correspondingly, the Class B and Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and, correspondingly, the Class C and Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Component(s) (and, therefore, the Class EC Certificates and the applicable class(es) of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and the Trust Component(s) in such YM Group, in the following manner: (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and, therefore, the Class EC Certificates and the applicable Class of Exchangeable Certificates, collectively) in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are

326

distributable to such class(es) and/or Trust Component(s), the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G, Class H or Class R Certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to holders of the Class X-B Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

327

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 2021
Class A-2	January 2021
Class A-3	December 2022
Class A-4	November 2025
Class A-5	January 2026
Class A-AB	October 2025
Class X-A	January 2026
Class X-B	January 2026
Class A-S	January 2026
Class B	January 2026
Class EC	January 2026
Class C	January 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of each ARD Loan on its Anticipated Repayment Date. Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in February 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage

328

Loan (other than an Outside Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, Special Servicer or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among the respective Classes of the Regular Certificates and the respective Trust Components on a pro rata basis in accordance with the respective Interest Accrual Amounts for those classes and Trust Components for such Distribution Date.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class EC, Class C, Class D, Class X-D, Class E, Class F, Class G and Class H Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class EC Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class EC

329

Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class EC and Class C Certificates) will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F, Class G and Class H Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates or a Trust Component to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class or Trust Component prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Certificates or Trust Components that are subordinate to more senior Classes or Trust Components, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates or related Trust Components.

On and after the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, to the Class A-S Certificates and the Class EC Certificates), the Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, to the Class B Certificates and the Class EC Certificates), the Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, to the Class C Certificates and the Class EC Certificates), the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and the Class H Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than to Class H Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, correspondingly, the Exchangeable Certificates and the Class EC Certificates) after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The Certificate Administrator will be required to allocate any Realized Losses among the respective Classes of

330

Subordinate Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, correspondingly, the Exchangeable Certificates and the Class EC Certificates) in the following order, until the Certificate Balance of each such class and/or Trust Component is reduced to zero:

first, to the Class H Certificates;

second, to the Class G Certificates;

third, to the Class F Certificates;

fourth, to the Class E Certificates;

fifth, to the Class D Certificates;

sixth, to the Class C Trust Component (and, correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); and

seventh, to the Class B Trust Component (and, correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); and

eighth, to the Class A-S Trust Component (and, correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component).

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates and Trust Components to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to or the Class R Certificates and will not be directly allocated to the Interest-Only Certificates. However, the Notional Amounts of the Classes of Interest-Only Certificates will be reduced if the Certificate Balances of the related Classes of Principal Balance Certificates and/or Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class X-B Certificates will be considered outstanding so long as holders of such Certificates are entitled to receive yield maintenance charges and prepayment premiums. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a Class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

331

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)          the Distribution Date Statement;

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification and corrected loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

332

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file; and

(15)        a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)            a CREFC® property file;

(ii)           a CREFC® financial file; and

(iii)          a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)          Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending June 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)          Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

333

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the initial purchasers, the underwriters, the Sponsors, the Master Servicer, the Special Servicer, the Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, the Directing Holder (but, in the case of the Controlling Class Representative, only for so long as a Consultation Termination Event does not exist), the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification, any other person who provides the Certificate Administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a borrower, manager of a Mortgaged Property, affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

The Controlling Class Representative, each member of the Controlling Class and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (or, in the case of the Special Servicer, information in the nature of Excluded Information).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) of electronic certification(s) contained on the Certificate Administrator’s website (which may be a click-through confirmation), representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of any of the foregoing or, in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is not a Borrower Party or (2) such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or an agent of any borrower or (2) such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary herein, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Loan.

334

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Mortgage Loan Seller or any person known to a responsible officer of the Certificate Registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be an affiliate of a manager of a Mortgaged Property or a borrower will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above).

A “Certificate Owner” is the beneficial owner of a certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class EC Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class EC Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class EC Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class EC Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that

335

such NRSRO has access to the Depositor’s Rule 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any Master Servicer or Special Servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

•	this prospectus;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

•	the Distribution Date statements;

•	the CREFC® bond level files;

336

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

•	the summary of any Final Asset Status Report as provided by the Special Servicer; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

•	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

•	any notice of resignation or termination of the Master Servicer or Special Servicer;

•	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

•	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

•	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

•	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

•	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

•	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

337

•	any notice of the termination of the Issuing Entity;

•	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

•	any notice of the occurrence of an Operating Advisor Termination Event;

•	any notice of the occurrence of an Asset Reviewer Termination Event;

•	any assessments of compliance delivered to the Certificate Administrator;

•	any Attestation Reports delivered to the Certificate Administrator;

•	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

•	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement.

Any reports on Form 10-D filed by the Certificate Administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties and (ii) a reference to the

338

most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with the Directing Holder as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and any Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

339

The Certificate Administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, the Directing Holder (but, in the case of the Controlling Class Representative, only if a Consultation Termination Event does not exist) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Class of Certificates (other than the Class X and Class R Certificates), a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Certificate Balance of the class, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Balances of all Classes of the Non-Reduced Certificates), each determined as of the prior Distribution Date; provided, that in certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, “—Operating Advisor—Termination of the Operating Advisor Without Cause” and “—The Asset Representations Reviewer—Termination of the Asset Representations Reviewer Without Cause” in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

340

For purposes of such allocations, the Class A-S Certificates and the Class EC Component A-S evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”, the Class B Certificates and the Class EC Component B evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”, and the Class C Certificates and the Class EC Component C evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”. Voting Rights will be allocated to the Class EC Certificates only with respect to each Trust Component that is part of a “Class of Certificates” determined as described in the preceding sentence.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class EC Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received in such exchange) will be required to be in denominations of at least $10,000 initial principal balance, and the initial principal balance of the Class EC Certificates exchanged will be required to equal the aggregate initial principal balance of the Class A-S, Class B and Class C Certificates being exchanged therefor (i.e., at least $30,000 initial principal balance).

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization”

341

within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Without Cause”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers

342

and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

343

Definitive Certificates

Owners of beneficial interests in Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – CGCMT 2016-GC36

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

344

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements(each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof; (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced

345

Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trustee, a custodian on its behalf, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the respective Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of Starwood Mortgage Funding I LLC, also against Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within 60 days after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)          (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)          the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

346

(iii)          any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)          final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)          the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)          the related ground lease, if any, and any ground lessor estoppel;

(vii)         the related loan agreement, if any;

(viii)        the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)         the related lockbox agreement or cash management agreement, if any;

(x)          the environmental indemnity from the related borrower, if any;

(xi)         the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)        in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)        any mezzanine loan intercreditor agreement;

(xv)         any related environmental insurance policy;

(xvi)        any related letter of credit and any related assignment thereof; and

(xvii)       any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

347

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)          for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of origination settlement statement;

(r)           a copy of insurance summary report;

(s)          a copy of organizational documents of the related mortgagor and any guarantor;

(t)           a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)          the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)         unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related Originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is

348

proprietary to the related Originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents or information as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus, subject to the exceptions set forth on Annex E-2 to this prospectus.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

•	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus.

If, as provided in the respective Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of Starwood Mortgage Funding I LLC, also against Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

349

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all unpaid Special Servicing Fees and other unpaid additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan, including all expenses incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(vii)	any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to the SMF I Mortgage Loans, Starwood Mortgage Capital LLC will guarantee the repurchase obligations of Starwood Mortgage Funding I LLC under the related Mortgage Loan Purchase Agreement in the event Starwood Mortgage Funding I LLC fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing, substituting or curing a Material Defect, to the extent that the Sponsor and the Master Servicer (with respect to non-Specially Serviced Loans) or the Sponsor and the Special Servicer (with respect to Specially Serviced Loans), are in any such case able to agree upon a cash payment payable by the Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), the Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. With respect to a Mortgage Loan that is not a Specially Serviced Loan, the Master Servicer’s agreement with a Sponsor as to any Loss of Value Payment shall be subject to the reasonable approval of the Special Servicer (with the consent of the Controlling Class Representative for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan). In connection with obtaining the Special Servicer’s approval the Master Servicer will be required to provide the Special Servicer with the servicing file for such Mortgage Loan as set forth in the Pooling and Servicing Agreement in order to enable the Special Servicer to exercise its approval right. Any agreement by the Special Servicer with a Sponsor as to any Loss of Value Payment with respect to a Specially Serviced Loan will be subject to the consent of the Controlling Class Representative (so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan). Upon its making such payment, the Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

350

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the related Outside Securitization, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party

351

discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such breach or defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth in Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth in Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Master Servicer or the Special Servicer, as applicable, will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Master Servicer or the Special Servicer, as applicable, an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Series 2016-GC36 certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor

352

(and, in the case of a Starwood Mortgage Loan, Starwood Mortgage Capital LLC, as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding I LLC) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of a Starwood Mortgage Funding I LLC, the guarantor of its repurchase and substitution obligations) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

353

The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of February 1, 2016 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (as defined below) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply:

•	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement (excluding any Outside Serviced Loan Combination). Each of (i) the 5 Penn Plaza Loan Combination, (ii) the Sheraton Denver Downtown Fee Loan Combination, (iii) the Austin Block 21 Loan Combination, and (iv) the Park Place Loan Combination will sometimes be referred to in this prospectus as a Serviced Pari Passu Loan Combination.

•	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement (excluding any Outside Serviced Loan Combination).

•	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

•	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

•	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

•	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

•	“Companion Loan Holder” means the holder of a Companion Loan.

•	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

•	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

•	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

•	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

•	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

354

•	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not included in this securitization transaction (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination.

•	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Serviced Outside Controlled Companion Loan” means the Companion Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related pooling and servicing agreement, trust and servicing agreement and/or other comparable agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

•	“Outside Serviced Companion Loan” means each of (i) the Glenbrook Square Pari Passu Companion Loan, (ii) the Westin Boston Waterfront Pari Passu Companion Loans, (iii) the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans, (iv) the South Plains Mall Pari Passu Companion Loans, (v) the GSA Portfolio Pari Passu Companion Loan, (vi) the Heinz 57 Center Pari Passu Companion Loan, (vii) the Element LA Pari Passu Companion Loans and (viii) the DoubleTree Hotel Universal Pari Passu Companion Loans.

•	“Outside Serviced Loan Combination” means each of (i) the Glenbrook Square Loan Combination, (ii) the Westin Boston Waterfront Loan Combination, (iii) the 215 West 34th Street & 218 West 35th Street Loan Combination, (iv) the South Plains Mall Loan Combination, (v) the GSA Portfolio Loan Combination, (vi) the Heinz 57 Center Loan Combination, (vii) the Element LA Loan Combination and (viii) the DoubleTree Hotel Universal Loan Combination.

•	“Outside Serviced Mortgage Loan” means each of (i) the Glenbrook Square Mortgage Loan, (ii) the Westin Boston Waterfront Mortgage Loan, (iii) the 215 West 34th Street & 218 West 35th Street Mortgage Loan, (iv) the South Plains Mall Mortgage Loan, (v) the GSA Portfolio Mortgage Loan, (vi) the Heinz 57 Center Mortgage Loan, (vii) the Element LA Mortgage Loan and (viii) the DoubleTree Hotel Universal Mortgage Loan.

•	“Outside Servicing Agreement” means each of (i) the GSMS 2015-GS1 Pooling and Servicing Agreement, (ii) the CFCRE 2016-C3 Pooling and Servicing Agreement, (iii) the JPMCC 2015-JP1 Pooling and Servicing Agreement and (iv) the GSMS 2015-GC34 Pooling and Servicing Agreement,

•	“Outside Securitization” means the securitization with respect to the Outside Serviced Companion Loan.

•	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, operating advisor, depositor and controlling class representative, respectively, under the applicable Outside Servicing Agreement.

355

See “Description of the Mortgage Pool—The Loan Combinations”.

There are no Serviced Outside Controlled Loan Combinations or AB Loan Combinations related to this securitization transaction and, therefore, all references in this prospectus to “Serviced Outside Controlled Loan Combination” or “AB loan combination” or “Serviced AB Loan Combination” or any related terms should be disregarded.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close

356

of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions”.

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the related Mortgage Loan. In the case of Starwood Mortgage Funding I LLC, its parent, Starwood Mortgage Capital LLC, is guaranteeing its repurchase and substitution obligations under the related Mortgage Loan Purchase Agreement in the event that Starwood Mortgage Funding I LLC fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect. This substitution or purchase obligation (and such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for a Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

•         the higher of the following standards of care:

1.          with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

357

2.          with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Serviced Loans;

•         with a view to—

1.          the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.          in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

•         without regard to—

1.          any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.          the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.          the obligation, if any, of the Master Servicer to make Advances;

4.          the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.          the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

•	which is not a Specially Serviced Loan; or

•	that is a Corrected Loan.

358

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•	except in the case of a Serviced Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•	solely in the case of a delinquent balloon payment, (A) 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) in the case of a Serviced Loan delinquent with respect to the balloon payment as to which the related borrower delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, must promptly deliver a copy thereof to the other such servicer), a written and fully executed or otherwise binding commitment (subject only to customary closing conditions) for refinancing from an acceptable lender reasonably satisfactory in form and substance to the Special Servicer prior to the date 60 days after maturity, 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur); or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration of the related Serviced Loan without the application of a grace period under the terms of the Serviced Loan documents; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Serviced Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

359

(g) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

•	with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

•	with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected

360

Loan, and for the approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer and the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement.  Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable mortgage loan seller. The Master Servicer and the Special Servicer will each be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Termination Event, the consent of the

361

Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or Special Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the Master Servicer or Special Servicer, as applicable.

Generally, the Master Servicer will be solely liable for all fees owed by it to any sub-servicer retained by the Master Servicer, without regard to whether the Master Servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans and REO Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the

362

preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, a Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Non-Recoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

363

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

•	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

•	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

•	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

•	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

•	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding

364

bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event) and, in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to the recoverability or the nonrecoverability notwithstanding any determination of the recoverability or the nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder) (unless, if the Controlling Class Representative is the consenting party, a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an

365

obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other two parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account” (together with the Lower-Tier REMIC Distribution Account, the “Distribution Account”).

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the applicable one-month period ending on the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will

366

deposit all P&I Advances into the Lower-Tier REMIC Distribution Account, as applicable, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account for distribution on the Certificates. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2017) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier REMIC Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer during the applicable one-month period ending on the related Determination Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such Certificates or Trust Components after application of the Available Funds for such Distribution Date. However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates and the Class EC Certificates, which may, together with any other Securitization Account(s), be a sub-account of a single account. Amounts distributed with respect to a Trust Component are to be deposited in the Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Class of Exchangeable Certificates and the Class EC Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and the Loss of Value Reserve Fund.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the

367

Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, the Excess Interest Distribution Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Serviced Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (ii) any prepayment premiums or yield maintenance charges collected during the applicable one-month period for such Distribution Date, (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received in the applicable one-month period ending on the related Determination Date, if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay to the Asset Representations Reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity), (vi) to

368

pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the applicable one-month period ending on the related Determination Date and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (viii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (ix) to pay the CREFC® Intellectual Property Royalty License Fee, (x) to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below, (xi) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (xii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer, the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)          to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Non-Recoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

369

(ii)          to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer with respect to such Mortgage Loan or any related REO Property;

(iii)          to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)          following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)          on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, additional expenses of the Issuing Entity or any Non-Recoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan and any related Serviced Companion Loan (including any Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan. With respect to each such Mortgage Loan and Serviced Companion Loan (including each Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan or successor REO Companion Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate (in the case of a Mortgage Loan), the Trustee/Certificate Administrator Fee Rate (in the case of a Mortgage Loan), the Operating Advisor Fee Rate (in the case of a Mortgage Loan) and the Asset Representations Reviewer Fee Rate (in the case of a Mortgage Loan), is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan or Serviced Companion Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan or Serviced Companion Loan, and (c) be prorated for partial periods. The Servicing Fee includes (i) all amounts required to be paid to any primary servicer or subservicer, and (ii) (a) with respect to the Glenbrook Square Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GS1 Servicer, (b) with respect to the Westin Boston Waterfront Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GS1 Servicer, (c) with respect to the 215 West 34th Street & 218 West 35th Street Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the CFCRE 2016-C3 Servicer, (d) with respect to the South Plains Mall Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GS1 Servicer, (e) with respect to the GSA Portfolio Mortgage Loan, the 0.0200% per annum servicing fee required to be paid to the GSMS 2015-GS1 Servicer, (f) with respect to the Heinz 57 Center Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the JPMCC 2015-JP1 Servicer, (g) with respect to the Element LA Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GS1 Servicer until the securitization of the Element LA Controlling Pari Passu Companion Loan and (h) with respect to the DoubleTree Hotel Universal Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the GSMS 2015-GC34 Servicer.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees

370

(other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan, any defeasance fee received in connection with the defeasance of a Serviced Loan, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are permitted under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Serviced Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Serviced Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-

371

month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Serviced Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, to the extent remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

372

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of Specially Serviced Loan (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

373

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan , if any (based on a purchase option set forth under the related Co-Lender Agreement or the Pooling and Servicing Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the

374

Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to Specially Serviced Loans; and (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor (or, in the case of Starwood Mortgage Funding I LLC, Starwood Mortgage Capital LLC, as its guarantor) in connection with a Material Defect. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are permitted under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

375

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0052% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including any Outside Serviced Mortgage Loan)and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to 0.00145% per annum.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Notwithstanding the foregoing, with respect to any Major Decision as to which the Operating Advisor has consultation rights after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Operating Advisor Consulting Fee will be $10,000 and payable out of the Collection Account as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower unless such fee is being paid as a trust fund expense under the circumstances described above. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

376

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.000691% per annum (the “Asset Representations Reviewer Fee Rate”) on the Stated Principal Balance of the Mortgage Loan as of the close of business on the Distribution Date in such interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods. In connection with each Asset Review with respect to each Delinquent Loan, the Asset Representations Reviewer will be required to be paid a fee (the “Asset Representations Reviewer Asset Review Fee”) of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within 90 days of written request by the Asset Representations Reviewer, such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Master Servicer or the Special Servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller and the Special Servicer will be required to pursue remedies against such Mortgage Loan Seller to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the

377

Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)		Frequency	Source of Funds

Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	interest collections

Additional Servicing Compensation(3) / Master Servicer	–	a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

	–	100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time

	–	100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans	from time to time

	–	all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly

Special Servicing Fee(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections

378

Type/Recipient	Amount(1)		Frequency	Source of Funds

Workout Fee(6) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.		monthly	the related collections of principal and interest

Liquidation Fee(7) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(3) / Special Servicer	–	a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans(4)	from time to time	the related fee/ investment income

	–	100% of assumption application fees on Specially Serviced Loans (other than any Outside Serviced Mortgage Loan)	from time to time

	–	all investment income received on funds in any REO account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0052% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections

379

Type/Recipient	Amount(1)	Frequency	Source of Funds

Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00145% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that with respect to any Major Decision for which the Operating Advisor has consultation rights after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Operating Advisor Consulting Fee will be $10,000	from time to time	paid by related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and with respect to any Major Decision for which the Operating Advisor has consultation rights subsequent to such period, payable out of general collections

Asset Representations Reviewer Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.000691% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Asset Representations Reviewer Upfront Fee/Asset Representations Reviewer	A fee of $5,000	at closing	payable by the Mortgage Loan Sellers

Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	(i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $15,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $15,000,000, but less than $30,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $30,000,000	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount, such fee will be paid by the Issuing Entity out of general collections

380

Type/Recipient	Amount(1)	Frequency	Source of Funds

Property Advances(8) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on Property Advances(8) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections

Indemnification Expenses(8) / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans.

(2)	With respect to the Outside Serviced Mortgage Loans, the related Outside Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (a) 0.0025% per annum with respect to each of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan and the South Plains Mall Mortgage Loan, (b) 0.0200% per annum with respect to the GSA Portfolio Mortgage Loan, (c) 0.0025% per annum with respect to the 215 West 34th & 218 West 35th Street Mortgage Loan, (d) 0.0025% per annum with respect to the Heinz 57 Center Mortgage Loan, (e) 0.0025% per annum with respect to the Element LA Mortgage Loan and (f) 0.0025% per annum with respect to the DoubleTree Hotel Universal Mortgage Loan.

(3)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer and/or Outside Special Servicer, as applicable, will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. The rights to compensation for such parties will be governed by the applicable Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

381

(4)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” in this prospectus. The allocations between each Outside Servicer and each Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(5)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a special servicing fee accruing at a rate equal to (a) with respect to each of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the South Plains Mall Mortgage Loan and the GSA Portfolio Mortgage Loan, the greater of 0.250% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, (b) with respect to the 215 West 34th Street & 218 West 35th Street Mortgage Loan, 0.250% per annum, (c) with respect to the Heinz 57 Center Mortgage Loan, 0.250% per annum, (d) with respect to the Element LA Mortgage Loan, the greater of 0.025% per annum or such rate as would result in a special servicing fee of $3,500 for the related month and (e) with respect to the DoubleTree Hotel Universal Mortgage Loan, the greater of 0.250% per annum or such rate as would result in a special servicing fee of $3,500 for the related month.

(6)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a workout fee accruing at a rate equal to (a) with respect to each of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the South Plains Mall Mortgage Loan and the GSA Portfolio Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000, (b) with respect to the 215 West 34th Street & 218 West 35th Street Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, (c) with respect to the Heinz 57 Center Mortgage Loan, 1.0%, provided that no workout fee will be less than $25,000, (d) with respect to the Element LA Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000 and (e) with respect to the DoubleTree Hotel Universal Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000.

(7)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a liquidation fee accruing at a rate equal to (a) with respect to each of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the South Plains Mall Mortgage Loan and the GSA Portfolio Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2015-GS1 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000, (b) with respect to the 215 West 34th Street & 218 West 35th Street Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, (c) with respect to the Heinz 57 Center Mortgage Loan, 1.0%, provided that, except as provided under the JPMCC 2015-JP1 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000, (d) with respect to the Element LA Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2015-GS1 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000 and (e) with respect to the DoubleTree Hotel Universal Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the GSMS 2015-GC34 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000.

(8)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

382

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations”, the Master Servicer (with respect to Serviced Loans that are non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Serviced Loan may have under a due-on-sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With respect to any Serviced Loans that are non-Specially Serviced Loans, the Master Servicer or, in the case of Specially Serviced Loans, the Special Servicer, each in a manner consistent with the Servicing Standard, will be required, to the extent permitted by applicable law, to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request of a waiver or consent in respect of a due-on-sale provision the Master Servicer (with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Serviced Mortgage Loan has a principal balance less than $10,000,000).

Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations”, the Master Servicer (with respect to Serviced Loans that are non-Specially Serviced Loans, and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Loan may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With

383

respect to any Serviced Loans that are non-Specially Serviced Loans, the Master Servicer or, in the case of Specially Serviced Loans, the Special Servicer, each in a manner consistent with the Servicing Standard, will be required, to the extent permitted by applicable law, to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request of a waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

•	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

•	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

•	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

•	the date on which the related Mortgaged Property became an REO Property;

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

384

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

•	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal, minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer or Trustee, as

385

applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class X-B Certificates). See “The Pooling and Servicing Agreement—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate

386

whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request and the Master Servicer will be required to assist the Special Servicer in obtaining information reasonably required to calculate or recalculate any Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan in the event that the Special Servicer is unsuccessful in obtaining such information from the related Outside Servicer, Outside Special Servicer or Outside Trustee. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer) , plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the Class EC Certificates and the applicable Class of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates). In addition, for purposes of

387

determining the Controlling Class, as well as the occurrence of a Control Termination Event, Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, and then to the Class E Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), in accordance with the preceding two sentences.

With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determination the Controlling Class or the occurrence of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

The holders of Certificates representing the majority of the Certificate Balance of the most senior Class of Control Eligible Certificates whose aggregate Certificate Balance is notionally reduced to less than 25% of the initial Certificate Balance of that Class as a result of an allocation of an Appraisal Reduction Amount or Collateral Deficiency Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount or Collateral Deficiency Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event or receipt of written notice of a Collateral Deficiency Amount, as applicable, unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred or as to which a Collateral Deficiency Amount exists if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged

388

Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2017; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s

389

knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and only after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action

390

in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the master servicer or the special servicer, as the case may be. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and

391

agents of the master servicer or special servicer, as the case may be, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 25% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Certificate Administrator in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations hereunder.

392

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, tax administrator, and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) shall be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the Outside Servicing Agreement and/or the Outside Securitization, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which the Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the Outside Serviced Mortgage Loan are insufficient therefor.

393

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)          (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)          any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)          any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)          any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)          certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)          either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan

394

Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)          the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)          the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the related Outside Controlling Note Holder will have the

395

right to approve a successor Special Servicer with respect to any Serviced Outside Controlled Loan Combination, and prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will have the right to approve a successor Special Servicer with respect to the other Serviced Loans. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the Trustee will be required to consult with the related Outside Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class EC Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of

396

Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class EC Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Without Cause

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)          if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced at any time with or without cause with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan) at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)          if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class R Certificates) evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose); and

(c)          the Special Servicer may be removed and replaced at any time with or without cause solely with respect to a Serviced Outside Controlled Loan Combination at the direction of the related Outside Controlling Note Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation) and the related Co-Lender Agreement.

Notwithstanding the foregoing, if the Special Servicer is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder

397

will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer. If neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, a replacement special servicer will be appointed in the manner described below and as specified in the Pooling and Servicing Agreement.

If a Consultation Termination Event has occurred and is continuing, upon resignation of the Special Servicer with respect to an Excluded Special Servicer Mortgage Loan, at the expense of the Issuing Entity, the Certificate Administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Excluded Mortgage Loan Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the Certificates exercise their right to vote). If such Excluded Mortgage Loan Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the Special Servicer has provided its written notice of resignation, the Certificate Administrator will provide written notice to the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will appoint such Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to

398

reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans; provided, that the Operating Advisor may recommend the replacement of the Special Servicer with respect to a Serviced Outside Controlled Loan Combination only if the related Outside Controlling Note Holder so consents. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

“Certificateholder Quorum” means the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Certificates (other than the Class R Certificates), on an aggregate basis.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled

399

to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days prior written notice to the parties to the Pooling and Servicing Agreement and the Controlling Class Representative; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

Notwithstanding the foregoing, the Operating Advisor may resign, without payment of any penalty, at any time after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class EC, Class C and Class D Certificates have been reduced to zero. In such circumstance, no replacement Operating Advisor will be required to be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain a rating on its unsecured long term debt of at least (A) “A” by Fitch Ratings, Inc., and (B) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short term debt rating of at least “P-1” from Moody’s; provided, that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “Baa2” by Moody’s and “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “P-2” by Moody’s and “F1” by Fitch, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A2” by Moody’s and “A+” by Fitch (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by Fitch Ratings, Inc., and (B) “Baa2” by Moody’s Investors Service, Inc. (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the issuing entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the

400

Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-Trustee(s) arises from any change in the identity, organization, status, power, conflicts, internal policy or other development with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-Trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-Trustee(s) arises from a combination of or none of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Issuing Entity, and to vest in such co-Trustee or separate Trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-Trustee or separate Trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

401

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)          to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)          to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)          to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)          to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)          to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)          to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)          to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

402

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as

403

a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any related Outside Controlling Note Holder and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the

404

Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

405

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the highest offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Pari Passu Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to

406

sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced Pari Passu Loan Combination that is a Serviced Outside Controlled Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Pari Passu Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the related Outside Controlling Note Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence.  The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.  See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be permitted to sell the related Serviced Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan as a single whole loan, provided that the Special Servicer has received prior written consent from the holder of such Subordinate Companion Loan.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced

407

Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and the Element LA Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The 215 West 34th Street & 218 West 35th Street Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The Heinz 57 Center Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The Element LA Loan Combination—Sale of Defaulted Loan Combination” and “—The Loan Combinations—The DoubleTree Hotel Universal Loan Combination—Sale of Defaulted Loan Combination”.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists or a Serviced Outside Controlled Loan Combination is involved) and any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Consultation Termination Event exists)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

408

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent except with respect to a Master Servicer Decision), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent and/or consultation rights of the related Directing Holder (if any) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Serviced Loan that is not a Specially Serviced Loan (other than Master Servicer Decisions, as defined below), and the Special Servicer will also be required to obtain the consent of the related Directing Holder to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the related Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”.

When the Special Servicer’s consent is required, the Master Servicer is required to promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the related Directing Holder may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Controlling Note Holder (to the extent set forth in the related Co-Lender Agreement if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist), as applicable, which consent will be deemed given if such related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

409

With respect to all non-Specially Serviced Loans, and subject to the rights of the Special Servicer and the related Directing Holder (as described below under “—Directing Holder”), the Master Servicer, without the consent of the Special Servicer, will be responsible to determine whether to consent to or approve any request by a borrower with respect to (each of the following, a “Master Servicer Decision”):

(A)          approving routine leasing activities that (1) do not involve a ground lease or lease of an outparcel, (2) affect an area less than the lesser of (i) 20,000 square feet and (ii) 20% of the net rentable area of the related Mortgaged Property and (3) is not with respect to a lease that otherwise constitutes a “major lease” or “material lease,” if applicable, under the related Mortgage Loan Documents;

(B)          approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(C)          subject to other restrictions in this prospectus regarding principal prepayments, waiving any provision of a Serviced Loan requiring a specified number of days’ notice prior to a principal prepayment;

(D)          approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(E)          granting waivers of minor covenant defaults (other than financial covenants);

(F)          as permitted under the Serviced Loan documents, payment from any escrow or reserve, except releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(G)          subject to the satisfaction of any conditions precedent set forth in the related Serviced Loan documents, approving disbursements of any holdback amounts in accordance with the related Mortgage Loan documents with respect to certain Serviced Loans other than those Serviced Loans identified in the Pooling and Servicing Agreement; provided, that such disbursements are required pursuant to the specific terms of the related Serviced Loan and for which there is no material lender discretion;

(H)          approving any immaterial waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter;

(I)          approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Serviced Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(J)          approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Serviced Mortgage Loan does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans; and

410

(K)          any non-material modifications, waivers or amendments not provided for in clauses (A) through (J) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Serviced Loan.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Trustee or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees”.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any related Serviced Companion Loan Holder, the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Master Servicer or Special Servicer, depending on whether that Outside Serviced Mortgage Loan is then being specially serviced and depending on whether the matter would be a Master Servicer Decision, with, in the case of a matter that would be a Major Decision, the consent of the Controlling Class Representative unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan. Any consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan will be exercised by the Controlling Class Representative (unless a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan).

411

Directing Holder

General

The related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist), as applicable, will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

The provisions summarized below with respect to the Controlling Class Representative will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its Controlling Class Certificateholder rights under certain circumstances described in this prospectus, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event exists, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the written recommendation and analysis from the Special Servicer (provided that (i) if such written objection has not been received by the Special Servicer within the 10 business days or, if applicable, 20-day period, the related Directing Holder will be deemed to have approved such action and (ii) the consent of the Controlling Class Representative will not be required in connection with a Major Decision with respect to an Excluded Mortgage Loan) (each of the following, a “Major Decision”):

(A)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)          any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, (i) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, noncallable obligations of the United States of America would be permitted, (ii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment and (iii) a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)          any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with (i) the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” and (ii) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Defect as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”) for less than the applicable Repurchase Price;

(D)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)          any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

412

(F)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)          approving a change of the property manager at the request of the related borrower if (i) the successor property manager is affiliated with the borrower or is not a nationally or regionally recognized manager of similar properties, or (ii) the subject Serviced Mortgage Loan has an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans;

(H)          releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)          any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)          the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)          following a default or an event of default with respect to a Serviced Loan, any acceleration of a Serviced Loan, or initiation of judicial, bankruptcy or similar proceedings under the related Serviced Loan documents or with respect to the related borrower or Mortgaged Property, other than a foreclosure action or the exercise of customary remedies set forth in the Mortgage Loan documents;

(L)          any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto;

(M)          any determination of an Acceptable Insurance Default;

(N)          any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(O)          any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property to the extent that the lender has discretion under the terms of the Mortgage Loan documents;

(P)          consents involving leasing activities (to the extent lender approval is required under the related Mortgage Loan documents) if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 20% of leasable space or (ii) 20,000 square feet or (b) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related mortgage loan documents, subject to any deemed approval expressly set forth in the related lease;

(Q)          the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(R)          approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers pursuant to which such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter); and

(S)          approving consents with respect to rights-of-way easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loans;

413

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

Notwithstanding the foregoing, if the Controlling Class Representative is the related Directing Holder, the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer. Notwithstanding the foregoing, the Controlling Class Representative shall have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan under the Pooling and Servicing Agreement.

In addition, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than (i) a Serviced Outside Controlled Loan Combination and (ii) an Excluded Mortgage Loan, provided that a Control Termination Event does not exist) and (y) the related Outside Controlling Note Holder (with respect to a Serviced Outside Controlled Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Serviced Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than a Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan, the Controlling Class Representative; and (b) with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator pursuant to the procedures set forth in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be Eightfold Real Estate Capital Fund IV, L.P. (or its affiliate). No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or

414

other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates; provided, however, that (at any time that the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (a) in the case of any Class of Control Eligible Certificates to which the designation of “Controlling Class” would otherwise shift by operation of this definition, where the Certificate Balance of such Class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) prior to such shift, then designation of “Controlling Class” shall not shift and shall remain with the Class of Control Eligible Certificates currently designated as the Controlling Class, and (b) in the case of any Class of Control Eligible Certificates which is then designated the “Controlling Class”, if the Certificate Balance of such Class of Control Eligible Certificates is reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts), then the designation of “Controlling Class” shall shift to the Class of Control Eligible Certificates that is the most subordinate and that also has a remaining Certificate Balance. The Controlling Class as of the Closing Date will be the Class H Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate Certificate Balance of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of Class E, Class F, Class G and Class H Certificates has an outstanding Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate Certificate Balance of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower, a mortgagor or a manager of a Mortgaged Property or any affiliate of any of the foregoing, or (ii) a lender under a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) that has accelerated such mezzanine loan or commenced foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan or any affiliate of such accelerating or foreclosing mezzanine lender. Solely for the purposes of

415

the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the ownership interests in such specified person.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the applicable Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder. However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement and/or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or an Outside Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial

416

owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time that the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as either (x) the Class E Certificates are no longer the Controlling Class of Certificates or (y) that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, or if the Class E Certificates are no longer the Controlling Class of Certificates, the successor holder of more than 50% of the Controlling Class of Certificates (by Certificate Balance) will again have the rights of a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

•	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and

•	the rights of the holder of more than 50% of the Class E Certificates (by Certificate Balance), if the Class E Certificates are the Controlling Class of Certificates, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

417

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—The Loan Combinations—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)          may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)          may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)          does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)          may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)          will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of the applicable Specially Serviced Loan(s) to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of such Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the applicable Specially Serviced Loan(s) to the extent described in this prospectus and set forth in the Pooling and Servicing Agreement; provided that the Operating Advisor may consult regarding a Serviced Outside Controlled Loan Combination only if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or

418

liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific applicable Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and the applicable Specially Serviced Loan(s) and (ii) each related Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loan under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each related Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

419

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount with respect to, and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of, a Specially Serviced Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the related Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders (and, with respect to any Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s)) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, or any of their respective affiliates.

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement and/or any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the related Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (if any other Serviced Loan(s) (other than any Excluded Mortgage Loan) are involved), as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations with respect to a Specially Serviced Loan to the Operating Advisor and the Operating Advisor will be required to promptly recalculate and verify the

420

accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, in no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action. It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will describe any such limitations in the applicable annual report and will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any applicable Serviced Mortgage Loan(s) were Specially Serviced Loan(s) during, and a Control Termination Event existed as of the end of, the prior calendar year) prepare an annual report to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) within 120 days of the end of the prior calendar year and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of such Specially Serviced Loan(s) during the prior calendar year. No annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. In addition, in the event the Special Servicer is replaced, the Operating Advisor’s annual report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the Operating Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the Controlling Class Representative (if a Serviced Loan other than a Serviced Outside Controlled Loan Combination is addressed and a Consultation Termination Event does not exist); and (c) the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is addressed). The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

421

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of the applicable Specially Serviced Loan(s) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Without Cause” above, subject to any related Outside Controlling Note Holder’s right to consent, as described under “—Termination of the Special Servicer Without Cause”.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)          any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)          any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)          any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)          the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)          the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

422

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause,” the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar Credit Ratings, LLC, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar Credit Ratings, LLC has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, and (iv) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet

423

website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only prior to the occurrence and continuance of a Consultation Termination Event and only if it does not relate to an Excluded Mortgage Loan), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), the Certificate Administrator (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder) and (ii) made available to the Rating Agencies. If any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist), as applicable, does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the related Directing Holder may object to any asset status report within 10 business days of receipt (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the related Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the related Directing Holder disapproves such asset status report within 10 business days of receipt (and, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event does not exist) and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist) or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of

424

all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist), provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor, or (b) (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative. With respect to a Serviced Loan Combination, if an when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative), will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its representative) may be the related Outside Controlling Note Holder. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (during the continuance of a Control Termination Event) and, with respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative).

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Controlling Class Representative will not have any approval or consultation rights with respect to an asset status report that relates to an Excluded Mortgage Loan. Also, notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the Distribution Report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if

425

there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of two (2) large Mortgage Loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of Asset Review Trigger was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the two (2) largest Mortgage Loans in the pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if a specified number of Mortgage Loans (15) are Delinquent Loans so long as those Mortgage Loans represent at least 20.0% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 73 prior pools of commercial mortgage loans for which CGMRC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and December 30, 2015 was 36.1%; however, the average of the highest delinquency percentages for those 73 reviewed transactions (taking into account all reporting periods between January 1, 2010 and December 30, 2015 for each such transaction) based on the aggregate outstanding principal balance of delinquent mortgage loans in the identified reporting periods was 5.5%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the Directing Holder and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within

426

150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (i) – (v) below for non-Specially Serviced Loans), the Master Servicer (with respect to clause (vi) below for non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, copies of all Asset Status Reports and Final Asset Status Reports related to each such Delinquent Loan, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)	any other related documents or information that are reasonably required to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below.

Notwithstanding the forgoing, the Mortgage Loan Seller shall not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and

427

warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)  Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents or information required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents or information, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents or information in its possession. In the event any missing documents or information are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents or information from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents or information only to the extent such documents or information is in the possession of the Mortgage Loan Seller.

(b)  Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents or information together with the reasons why such missing documents or information are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents or information will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary

428

Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The Mortgage Loan Seller will be required to provide any information and documents or any explanations to support a conclusion that a subject representation and warranty has not failed a Test to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer and the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the related Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such information or documents or explanations given to support a claim that the representation and warranty has not failed a Test or a claim that any missing information or documents in the Review Materials are not required to complete a Test.

(c)  Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such the Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any information or documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the information received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such information from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Master Servicer or the Special Servicer, as applicable. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

429

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. or Morningstar Credit Ratings, LLC and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. or Morningstar Credit Ratings, LLC has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

430

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights;

•	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

•	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

•	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

•	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

431

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such request to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed.

In the event that holders of the Certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

432

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

“Enforcing Servicer” means the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (in the case of Mortgage Loans that are Specially Serviced Loans). If the Master Servicer is the Enforcing Servicer, the Master Servicer may (but will not be obligated to) consult with the Special Servicer and (for so long as no Consultation Termination Event has occurred) the Directing Holder regarding any Proposed Course of Action.

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply. In connection with a Repurchase Request, the “Enforcing Party” will be (i) in the event one or more Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholders, or (ii) in all other cases, the Enforcing Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Servicing Advances, to the extent not recovered from the Mortgage Loan Seller or the Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the

433

related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

A “Requesting Certificateholder”) means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

434

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective affiliates will not be entitled to be a Requesting Certificateholder.

The Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

435

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that if the Controlling Class Representative is the Directing Holder, no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The Issuing Entity (or the Enforcing Servicer or the trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be bourne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation or providing a Rating Agency Declination, then:

(x)         with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable) will be required to determine (with the consent of the related Directing Holder, unless, in the case of the

436

Controlling Class Representative, a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)         with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act as the master servicer or special servicer, as applicable, on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)         with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any

437

such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class R certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer

438

is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components (and, correspondingly, the Class A-S, Class B, Class EC and Class C Certificates) and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make servicing advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to their non-recoverability determination. The servicing arrangements under the Outside Servicing Agreements differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

In addition, pursuant to the Pooling and Servicing Agreement, except as expressly addressed in the Pooling and Servicing Agreement, with respect to each Outside Serviced Mortgage Loan:

•	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

•	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required to promptly deliver a copy of such request to the Master Servicer and the Special Servicer, and the Master Servicer (if such Outside Serviced Mortgage Loan is not part of a “specially serviced loan” under the applicable Outside Servicing Agreement and only to the extent that the action would be considered a Master Servicer Decision) or the Special Servicer (if such Outside Serviced Mortgage Loan is part of a “specially serviced loan” under the applicable Outside Servicing Agreement or if the action would not be considered a Master Servicer Decision) will be required to exercise such right of consent, with, in the case of a matter that would be a Major Decision, the consent of the Controlling Class Representative unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Master Servicer

439

or Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

•	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

•	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

•	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

440

Servicing of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the South Plains Mall Mortgage Loan, the GSA Portfolio Mortgage Loan and the Element LA Mortgage Loan

Each of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the South Plains Mall Mortgage Loan and the GSA Portfolio Mortgage Loan and any related REO Property are expected to be serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement. Additionally, the Element LA Loan Combination is currently serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement until the related Companion Loan evidenced by the controlling note A-1A is securitized. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Element LA Mortgage Loan” in this prospectus. Accordingly, the GSMS 2015-GS1 Servicer will generally make property protection advances and remit collections on the related Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the related Mortgage Loan.

The servicing arrangements with respect to Loan Combinations serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements with respect to Loan Combinations serviced under the Pooling and Servicing Agreement. In that regard, in the case of the GSMS 2015-GS1 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the GSMS 2015-GS1 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the GSMS 2015-GS1 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the related Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	The GSMS 2015-GS1 Servicer (or a primary servicer) will earn a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.0025% per annum with respect to the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan and the South Plains Mall Mortgage Loan, and 0.0200% per annum with respect to the GSA Portfolio Mortgage Loan.

•	None of the parties to the GSMS 2015-GS1 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the related Mortgage Loan.

•	The GSMS 2015-GS1 Servicer is obligated to make property protection advances with respect to the related Loan Combination. In general, the GSMS 2015-GS1 Servicer will be entitled to be reimbursed for those property protection advances (with interest thereon at a prime rate) first from collections on, and proceeds of, the related Mortgage Loan and the related Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the GSMS 2015-GS1 Servicer determines that a property protection advance it made with respect to the related Loan Combination or the related Mortgaged Property is nonrecoverable, from general collections on all the Mortgage Loans, from general collections of the GSMS 2015-GS1 issuing entity and from general collections on the mortgage loans included in any securitization of any related non-controlling Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	The GSMS 2015-GS1 Special Servicer will be required to take actions with respect to the related Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the related Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the GSMS 2015-GS1 Servicer to make compensating interest payments in respect of the Outside Serviced Mortgage Loan is similar to the requirement of the Master Servicer

441

to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The GSMS 2015-GS1 Servicer and GSMS 2015-GS1 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the GSMS 2015-GS1 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative (or other controlling noteholder) will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2015-GS1 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the related Loan Combination will be maintained under the GSMS 2015-GS1 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The GSMS 2015-GS1 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2015-GS1 Special Servicer may be removed at any time, with or without cause, by the applicable holders of the GSMS 2015-GS1 certificates if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the GSMS 2015-GS1 Pooling and Servicing Agreement. For so long as such a control termination event does not exist, the GSMS 2015-GS1 Special Servicer may be replaced without cause at the direction of the applicable outside controlling class representative subject to certain conditions described under “Description of the Mortgage Pool—The Loan Combinations—The Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and the Element LA Loan Combination” in this prospectus. The GSMS 2015-GS1 Special Servicer may also resign under the GSMS 2015-GS1 Pooling and Servicing Agreement in certain circumstances.

The GSMS 2015-GS1 Servicer and the GSMS 2015-GS1 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and the Element LA Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the GSMS 2015-GS1 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

442

Servicing of the 215 West 34th Street & 218 West 35th Street Mortgage Loan

The 215 West 34th Street & 218 West 35th Street Mortgage Loan is expected to be initially serviced under the CFCRE 2016-C3 Pooling and Servicing Agreement until the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, after which the 215 West 34th Street & 218 West 35th Street Mortgage Loan will be serviced and administered under the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement. Accordingly, the CFCRE 2016-C3 Servicer will generally make property protection advances and remit collections on the related Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the related Mortgage Loan.

The servicing arrangements with respect to the 215 West 34th Street & 218 West 35th Street Loan Combination while it is serviced under the CFCRE 2016-C3 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements with respect to Loan Combinations serviced under the Pooling and Servicing Agreement. In that regard, in the case of the CFCRE 2016-C3 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the CFCRE 2016-C3 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement the liquidation fee, the special servicing fee and the workout fee with respect to the related Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	The CFCRE 2016-C3 Servicer (or a primary servicer) will earn a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.0025% per annum.

•	None of the parties to the CFCRE 2016-C3 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the related Mortgage Loan.

•	The CFCRE 2016-C3 Servicer is obligated to make property protection advances with respect to the related Loan Combination. In general, the CFCRE 2016-C3 Servicer will be entitled to be reimbursed for those property protection advances (with interest at a prime rate) first from collections on, and proceeds of, the related Mortgage Loan and the related Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the CFCRE 2016-C3 Servicer determines that a property protection advance it made with respect to the related Loan Combination or the related Mortgaged Property is nonrecoverable, from general collections on all the Mortgage Loans, from general collections of the CFCRE 2016-C3 issuing entity and from general collections on the mortgage loans included in any securitization of any related non-controlling Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	The CFCRE 2016-C3 Special Servicer will be required to take actions with respect to the related Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the related Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CFCRE 2016-C3 Servicer to make compensating interest payments in respect of the Outside Serviced Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

443

•	The CFCRE 2016-C3 Servicer and CFCRE 2016-C3 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the CFCRE 2016-C3 Pooling and Servicing Agreement (and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement) may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable holder of the controlling Companion Loan or outside controlling class representative, as applicable, will be permitted to consent will correspondingly differ.

•	The liability of the parties to the CFCRE 2016-C3 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the related Loan Combination will be maintained under the CFCRE 2016-C3 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CFCRE 2016-C3 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CFCRE 2016-C3 Special Servicer may be removed at any time, with or without cause, by the applicable holders of the CFCRE 2016-C3 Certificates (and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, pursuant to the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement) if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the CFCRE 2016-C3 Pooling and Servicing Agreement (and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date, the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement). The CFCRE 2016-C3 Special Servicer may be replaced without cause at the direction of the directing certificateholder under the related Co-Lender Agreement or, on and after the 215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date,by the party so designated pursuant to the 215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement subject to certain conditions described under “Description of the Mortgage Pool—The Loan Combinations—The 215 West 34th Street & 218 West 35th Street Loan Combination—Special Servicer Appointment Rights” in this prospectus. The CFCRE 2016-C3 Special Servicer may also resign under the CFCRE 2016-C3 Pooling and Servicing Agreement in certain circumstances.

The CFCRE 2016-C3 Servicer and the CFCRE 2016-C3 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The 215 West 34th Street & 218 West 35th Street Loan Combination” in this prospectus.

Following the expected closing of the CFCRE 2016-C3 Securitization, prospective investors are encouraged to review the full provisions of the CFCRE 2016-C3 Pooling and Servicing Agreement, which is expected to be available online at www.sec.gov or by requesting a copy from the underwriters.

444

Servicing of the Heinz 57 Center Mortgage Loan

The Heinz 57 Center Mortgage Loan is being serviced under the JPMCC 2015-JP1 Pooling and Servicing Agreement. Accordingly, the JPMCC 2015-JP1 Servicer will generally make property protection advances and remit collections on the Heinz 57 Center Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Heinz 57 Center Mortgage Loan.

The servicing arrangements under the JPMCC 2015-JP1 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement. In that regard, in the case of the JPMCC 2015-JP1 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the JPMCC 2015-JP1 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the JPMCC 2015-JP1 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the related Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	The JPMCC 2015-JP1 Servicer (or a primary servicer) will earn a primary servicing fee with respect to the Heinz 57 Center Mortgage Loan that is to be calculated at 0.0025% per annum.

•	None of the parties to the JPMCC 2015-JP1 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the Heinz 57 Center Mortgage Loan.

•	The JPMCC 2015-JP1 Servicer is obligated to make property protection advances with respect to the Heinz 57 Center Loan Combination. The JPMCC 2015-JP1 Servicer will be entitled to be reimbursed for property protection advances on the Heinz 57 Center Loan Combination (together with interest thereon at a prime rate), first, from collections on, and proceeds of, the Heinz 57 Center Loan Combination and then, in the case of nonrecoverable property protection advances, if collections on and proceeds of the Heinz 57 Center Loan Combination are insufficient, from general collections of the JPMCC 2015-JP1 Securitization and from general collections of the Issuing Entity, on a pro rata basis (based on the Heinz 57 Center Pari Passu Companion Loan’s and the Heinz 57 Center Mortgage Loan’s respective outstanding principal balances).

•	The JPMCC 2015-JP1 Special Servicer will be required to take actions with respect to the related Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the Heinz 57 Center Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the JPMCC 2015-JP1 Servicer to make compensating interest payments in respect of the related Outside Serviced Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The JPMCC 2015-JP1 Servicer and JPMCC 2015-JP1 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the JPMCC 2015-JP1 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major

445

Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the JPMCC 2015-JP1 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Heinz 57 Center Loan Combination are required to be maintained under the JPMCC 2015-JP1 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, but ratings requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The JPMCC 2015-JP1 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The JPMCC 2015-JP1 Special Servicer may be removed at any time, with or without cause, by the applicable holders of the JPMCC 2015-JP1 certificates if a control termination event with respect to the JPMCC 2015-JP1 Controlling Class Representative has occurred and is continuing under the JPMCC 2015-JP1 Pooling and Servicing Agreement. For so long as such a control termination event does not exist, the JPMCC 2015-JP1 Special Servicer may be replaced without cause at the direction of the JPMCC 2015-JP1 Controlling Class Representative subject to certain conditions described under “Description of the Mortgage Pool—The Loan Combinations—The Heinz 57 Center Loan Combination—Special Servicer Appointment Rights” in this prospectus. The JPMCC 2015-JP1 Special Servicer may also resign under the JPMCC 2015-JP1 Pooling and Servicing Agreement in certain circumstances.

The JPMCC 2015-JP1 Servicer and the JPMCC 2015-JP1 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Heinz 57 Center Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the JPMCC 2015-JP1 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Element LA Mortgage Loan

The Element LA Mortgage Loan, the related Companion Loans and any related REO Property are initially being serviced under the GSMS 2015-GS1 Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Glenbrook Square Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the South Plains Mall Mortgage Loan, the GSA Portfolio Mortgage Loan and the Element LA Mortgage Loan” in this prospectus. As of January 28, 2016, the Element LA Mortgage Loan and any related REO Property are expected to be serviced under the CFCRE 2016-C3 Pooling and Servicing Agreement upon the securitization of the Element LA Controlling Pari Passu Companion Loan. Accordingly, the CFCRE 2016-C3 Servicer will generally make property protection advances and remit collections on the related Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the related Mortgage Loan.

The servicing arrangements with respect to the Element LA Loan Combination serviced under the CFCRE 2016-C3 Pooling and Servicing Agreement are generally similar to, but differ in certain respects from, the servicing arrangements with respect to Loan Combinations serviced under the Pooling and Servicing Agreement.

446

In that regard, in the case of the CFCRE 2016-C3 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the CFCRE 2016-C3 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the CFCRE 2016-C3 Pooling and Servicing Agreement the liquidation fee, the special servicing fee and the workout fee with respect to the related Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described above under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	The CFCRE 2016-C3 Servicer (or a primary servicer) will earn a primary servicing fee with respect to the related Mortgage Loan that is to be calculated at 0.0025% per annum.

•	None of the parties to the CFCRE 2016-C3 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the related Mortgage Loan.

•	The CFCRE 2016-C3 Servicer is obligated to make property protection advances with respect to the related Loan Combination. In general, the CFCRE 2016-C3 Servicer will be entitled to be reimbursed for those property protection advances (with interest thereon at a prime rate) first from collections on, and proceeds of, the related Mortgage Loan and the related Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the CFCRE 2016-C3 Servicer determines that a property protection advance it made with respect to the related Loan Combination or the related Mortgaged Property is nonrecoverable, from general collections on all the Mortgage Loans, from general collections of the CFCRE 2016-C3 issuing entity and from general collections on the mortgage loans included in any securitization of any related non-controlling Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	The CFCRE 2016-C3 Special Servicer will be required to take actions with respect to the related Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the related Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CFCRE 2016-C3 Servicer to make compensating interest payments in respect of the Outside Serviced Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The CFCRE 2016-C3 Servicer and CFCRE 2016-C3 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	The specific types of actions constituting major decisions under the CFCRE 2016-C3 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the CFCRE 2016-C3 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

447

•	Collections on the related Loan Combination will be maintained under the CFCRE 2016-C3 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CFCRE 2016-C3 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CFCRE 2016-C3 Special Servicer may be removed at any time, with or without cause, by the applicable holders of the CFCRE 2016-C3 Certificates if a control termination event with respect to the applicable outside controlling class representative has occurred and is continuing under the CFCRE 2016-C3 Pooling and Servicing Agreement. For so long as such a control termination event does not exist, the CFCRE 2016-C3 Special Servicer may be replaced without cause at the direction of the applicable outside controlling class representative subject to certain conditions described under “Description of the Mortgage Pool—The Loan Combinations—The Element LA Loan Combination—Special Servicer Appointment Rights” in this prospectus. The CFCRE 2016-C3 Special Servicer may also resign under the CFCRE 2016-C3 Pooling and Servicing Agreement in certain circumstances.

The CFCRE 2016-C3 Servicer and the CFCRE 2016-C3 Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Glenbrook Square Loan Combination, the Westin Boston Waterfront Loan Combination, the South Plains Mall Loan Combination, the GSA Portfolio Loan Combination and the Element LA Loan Combination” and “—The Loan Combinations—The Element LA Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the GSMS 2015-GS1 Pooling and Servicing Agreement (and after the securitization of the controlling Note A-1A, the CFCRE 2016-C3 Pooling and Servicing Agreement), which is (and is expected to be) available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the DoubleTree Hotel Universal Mortgage Loan

The DoubleTree Hotel Mortgage Loan and any related REO Property is being serviced under the GSMS 2015-GC34 Pooling and Servicing Agreement.

The servicing arrangements under the GSMS 2015-GC34 Pooling and Servicing Agreement are expected to be generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement. In that regard, in the case of the GSMS 2015-GC34 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the GSMS 2015-GC34 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the GSMS 2015-GC34 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the DoubleTree Hotel Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	The GSMS 2015-GC34 Master Servicer will earn a primary servicing fee with respect to the DoubleTree Hotel Mortgage Loan that is to be calculated at 0.0025% per annum.

448

•	None of the parties to the GSMS 2015-GC34 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the DoubleTree Hotel Mortgage Loan.

•	The GSMS 2015-GC34 Master Servicer is obligated to make property protection advances with respect to the DoubleTree Hotel Loan Combination. In general, the GSMS 2015-GC34 Master Servicer will be entitled to be reimbursed for those property protection advances (with interest thereon at a prime rate) first from collections on, and proceeds of, the DoubleTree Hotel Mortgage Loan and the DoubleTree Hotel Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the GSMS 2015-GC34 Master Servicer determines that a property protection advance it made with respect to the DoubleTree Hotel Loan Combination or the related Mortgaged Property is nonrecoverable, from general collections on all the Mortgage Loans and from general collections of the GSMS 2015-GC34 issuing entity, on a pro rata basis (based on each such loan’s outstanding principal balance).

•	Items with respect to the DoubleTree Hotel Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the GSMS 2015-GC34 Master Servicer and the GSMS 2015-GC34 Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The GSMS 2015-GC34 Special Servicer will be required to take actions with respect to the DoubleTree Hotel Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the DoubleTree Hotel Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the GSMS 2015-GC34 Master Servicer to make compensating interest payments in respect of the DoubleTree Hotel Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The GSMS 2015-GC34 Master Servicer and GSMS 2015-GC34 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the DoubleTree Hotel Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the DoubleTree Hotel Mortgage Loan.

•	Penalty Charges with respect to the DoubleTree Hotel Loan Combination will be allocated in accordance with the related Co-Lender Agreement.

•	The rating agencies rating the securities issued under the GSMS 2015-GC34 Pooling and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the GSMS 2015-GC34 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The specific types of actions constituting major decisions under the GSMS 2015-GC34 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with

449

respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the GSMS 2015-GC34 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the DoubleTree Hotel Loan Combination will be maintained under the GSMS 2015-GC34 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The GSMS 2015-GC34 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The GSMS 2015-GC34 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The DoubleTree Hotel Loan Combination—Special Servicer Appointment Rights” in this prospectus.

The GSMS 2015-GC34 Depositor, the GSMS 2015-GC34 Master Servicer, the GSMS 2015-GC34 Special Servicer, the GSMS 2015-GC34 Certificate Administrator, the GSMS 2015-GC34 Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The DoubleTree Hotel Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the GSMS 2015-GC34 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from February 1, 2016, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of

450

Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates). Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or a Trust Component (and, therefore, the applicable Class of Exchangeable Certificates and the Class EC Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to

451

maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” and Annex A for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class EC Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or Trust Component (and, therefore, the applicable Class of Exchangeable Certificates and the Class EC Certificates). See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and

452

extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2. Class A-3, Class A-4, Class A-5 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors

453

described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the issuing entity described in this prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates, (ix) distributions on the Certificates are made on the tenth day (each assumed to be a business day) of each month, commencing in March 2016, (x) the Certificates will be issued on February 17, 2016, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class EC Certificates) and Trust Component is as described under “Description of the Certificates—Distributions—Pass-Through Rates”, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) with respect to certain Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan, (xv) the Exchangeable Certificates and the Class EC Certificates are, in the case of each Class thereof, issued at its respective maximum initial Certificate Balance, (xvi) the initial Certificate Balances or Notional Amounts of the respective Classes of Certificates and Trust Components (or, in the case of the respective Classes of Exchangeable Certificates and the Class EC Certificates, the maximum Certificate Balances of such Certificates) are as set forth in the table (together with the footnotes thereto) under “Certificate Summary”, and (xvii) no Exchangeable Certificates and Class EC Certificates have been exchanged, except with respect to the decrement tables and price/yield tables below and the Assumed Final Distribution Dates relating to the respective Classes of Exchangeable Certificates and the Class EC Certificates, in which case we assume that the maximum Certificate Balance of each Class of those Certificates was issued on the Closing Date.

454

The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	89%	89%	89%	89%	89%
February 2018	74%	74%	74%	74%	74%
February 2019	52%	52%	52%	52%	52%
February 2020	25%	25%	25%	25%	25%
February 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.92	2.91	2.90	2.90	2.90
First Principal Payment Date	March 2016	March 2016	March 2016	March 2016	March 2016
Last Principal Payment Date	January 2021	November 2020	October 2020	September 2020	August 2020

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.90	4.89	4.86	4.82	4.54
First Principal Payment Date	January 2021	November 2020	October 2020	September 2020	August 2020
Last Principal Payment Date	January 2021	January 2021	January 2021	January 2021	January 2021

455

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.81	6.80	6.79	6.76	6.56
First Principal Payment Date	December 2022	September 2022	September 2022	September 2022	September 2022
Last Principal Payment Date	December 2022	December 2022	December 2022	December 2022	September 2022

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.72	9.70	9.67	9.62	9.46
First Principal Payment Date	October 2025	July 2025	July 2025	July 2025	September 2022
Last Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025

Percentages of the Initial Certificate Balance of
the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.86	9.84	9.82	9.79	9.58
First Principal Payment Date	November 2025	November 2025	November 2025	November 2025	August 2025
Last Principal Payment Date	January 2026	January 2026	January 2026	January 2026	October 2025

456

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	98%	98%	98%	98%	98%
February 2022	78%	78%	78%	78%	78%
February 2023	57%	57%	57%	57%	57%
February 2024	36%	36%	36%	36%	36%
February 2025	14%	14%	14%	14%	14%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.32	7.32	7.32	7.32	7.33
First Principal Payment Date	January 2021	January 2021	January 2021	January 2021	January 2021
Last Principal Payment Date	October 2025	October 2025	October 2025	October 2025	October 2025

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.65
First Principal Payment Date	January 2026	January 2026	January 2026	January 2026	October 2025
Last Principal Payment Date	January 2026	January 2026	January 2026	January 2026	October 2025

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.65
First Principal Payment Date	January 2026	January 2026	January 2026	January 2026	October 2025
Last Principal Payment Date	January 2026	January 2026	January 2026	January 2026	October 2025

457

Percentages of the Initial Certificate Balance of
the Class EC Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.65
First Principal Payment Date	January 2026	January 2026	January 2026	January 2026	October 2025
Last Principal Payment Date	January 2026	January 2026	January 2026	January 2026	November 2025

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 2017	100%	100%	100%	100%	100%
February 2018	100%	100%	100%	100%	100%
February 2019	100%	100%	100%	100%	100%
February 2020	100%	100%	100%	100%	100%
February 2021	100%	100%	100%	100%	100%
February 2022	100%	100%	100%	100%	100%
February 2023	100%	100%	100%	100%	100%
February 2024	100%	100%	100%	100%	100%
February 2025	100%	100%	100%	100%	100%
February 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.66
First Principal Payment Date	January 2026	January 2026	January 2026	January 2026	October 2025
Last Principal Payment Date	January 2026	January 2026	January 2026	January 2026	November 2025

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

458

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

459

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

460

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

461

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class EC Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

462

Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F, Class G and Class H Certificates and each Trust Component, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of the Trust Components and the Exchangeable Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class EC Certificates and each Class of Exchangeable Certificates will represent undivided beneficial interests in their respective Percentage Interests of the related Trust Component or Trust Components and related amounts in the Exchangeable Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their

463

agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security)(reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not greater than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying

464

portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Issuing Entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a

465

Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders. For purposes of the following discussion, the treatment described below applies to a Class EC Certificateholder’s interest in the Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of Class EC and Exchangeable Certificates” below.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X-A and Class X-B Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class     Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

466

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class     Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the

467

constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be

468

deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class     Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was

469

entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X-A and Class X-B Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower

470

maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Class EC and Exchangeable Certificates

The portion of the Issuing Entity consisting of the Trust Components and the Exchangeable Distribution Account will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC Certificates and each Class of Exchangeable Certificates will evidence undivided beneficial ownership of all or a portion of the related Trust Component or Trust Components. The holder of a Class EC Certificate generally must account separately for its interest in each Trust Component as a separate Regular Interest. See “—Taxation of the Regular Interests” above. A purchaser of a Class EC Certificate must allocate its basis in such certificate among the Trust Components represented by such certificate in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of a Class EC Certificate, the holder must allocate the amount received on the sale among the Trust Components represented by such Certificate in accordance with their relative fair market values as of the time of sale.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class EC Certificates, and the exchange of the Class EC Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if a Class EC Certificate represents beneficial ownership of two or more Trust Components, those Trust Components could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Trust Components underlying a Class EC Certificate were aggregated for original issue discount purposes and a beneficial owner of such certificate were to (i) exchange that certificate for separate Exchangeable Certificates, (ii) sell one of those separate Exchangeable Certificates and (iii) retain one or more of the remaining separate Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of a Class EC Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the certificate between the separate Exchangeable Certificates sold and the separate Exchangeable Certificates retained in proportion to the relative fair market values of the related Trust Component or Trust Components as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the separate Exchangeable Certificates sold using its basis allocable to the related Trust Component or Trust Components. Also, the beneficial owner then must treat the Trust Component or Trust Components relating to the separate Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to that Trust Component or Trust Components. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the separate Exchangeable Certificates retained based on the beneficial owner’s basis in the related Trust Component or Trust Components.

As a result, when compared to treating each Trust Component underlying a Class EC Certificate as a separate debt instrument, aggregating the Trust Components underlying a Class EC Certificate could affect the timing and character of income recognized by a beneficial owner of a Class EC Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of a Class EC Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Certificate Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Class EC Certificates and due to the Certificate Administrator’s lack of information necessary to report computations that might be required by Code Section 1286, the Certificate Administrator will treat each Trust Component underlying a Class EC Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Trust Components underlying a Class EC Certificate were aggregated, the timing of accruals of original issue discount applicable to a Class EC Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Trust Components underlying the Class EC Certificates should be aggregated for original issue discount purposes.

Prospective beneficial owners of Class EC Certificates and/or Exchangeable Certificates should consult their own tax advisors as to the appropriate method of accounting for their interest in those Certificates.

471

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons”). These

472

new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules.

The parties responsible for the tax administration of the Trust REMICs described herein will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. The new rules are complex and likely will be clarified and possibly revised before going into effect. Residual interest holders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at

473

regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

474

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

The Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class EC Certificates and Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, to report the Issuing Entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the Issuing Entity were disposed of or Certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the Issuing Entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such Certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5. The Certificate Administrator will also be required to make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the related Treasury regulations and (ii) certificateholders who do not hold their Certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

475

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. No assurance can be given that holders of Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Internal Revenue Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

476

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

•	a fiduciary of a Plan, or

•	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers or co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

477

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some Certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through Certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool Certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

478

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and a substantially identical prohibited transaction exemption to Goldman, Sachs & Co., PTE 89-88 (October 17, 1989), both as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through Certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

•	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

479

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	Certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

•	Certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on

480

facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying Mortgage Loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

•	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

•	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

•	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more Classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and

481

(ii) 50% or more of the aggregate interest in the Issuing Entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

•	providing services to the Plan,

•	having a specified relationship to this person, or

•	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, Certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the

482

Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

483

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

484

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

Texas. Seven (7) of the Mortgaged Properties, representing security for 15.1% of the Initial Pool Balance are located in Texas.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise). Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above. The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two (2) years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

New York. Three (3) of the Mortgaged Properties, representing security for 14.6% of the Initial Pool Balance are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

485

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the Trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the Trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land Trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land Trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the Trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

486

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

487

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to

488

conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial Trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the Trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the Trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the Trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most

489

states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage

490

triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.

The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a Trustee’s sale under a deed of trust.

One Action and Security First Rules.

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.

Some or all of the Mortgage Loans underlying the Offered Certificates are nonrecourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency

491

judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations.

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9

492

of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay.

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A Trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in

493

bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

494

Lease Assumption or Rejection by Tenant.

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a Trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the Trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.

If a Trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor.

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a

495

bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding

496

that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.

Under Sections 363(b) and (f) of the Bankruptcy Code, a Trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

497

Avoidance Actions.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy Trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the Trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a Trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the Trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related

498

borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships.

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

499

Environmental Assessments.

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections

500

accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

501

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

The Pooling and Servicing Agreement provides that if any Mortgage Loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the Mortgage Loan is included in the Issuing Entity, the Master Servicer or Special Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due on sale clause contained in the related Mortgage Loan, in each case subject to any consent rights of the Special Servicer (in the case of an action by the Master Servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

502

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some

503

Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the

504

amounts payable to the holders of the Certificates, and would not be covered by advances or any form of credit support provided in connection with the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

•	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

505

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through Certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the Certificates in question on each distribution date and, except in the case of interest-only Certificates, the ultimate payment in full of the certificate balance of each Class of Certificates in question on a date that is not later than the rated final distribution date with respect to such Class of Certificates. A rating takes into consideration, among other things, the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates in question, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Certificates in question. A securities rating on mortgage pass-through Certificates does not, however, represent any assessment of or constitute a statement regarding—

•	whether the price paid for those Certificates is fair;

•	whether those Certificates are a suitable investment for any particular investor;

•	the tax attributes of those Certificates or of the trust;

•	the yield to maturity or, if they have principal balances, the average life of those Certificates;

•	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying Mortgage Loans;

•	the degree to which the amount or frequency of prepayments on the underlying Mortgage Loans might differ from those originally anticipated;

•	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

•	whether or to what extent the interest payable on those Certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying Mortgage Loans;

•	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

•	if those Certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those Certificates.

506

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through Certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such Certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and/or Class A-AB Certificates and/or the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

507

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Citigroup Global Markets Inc., Goldman, Sachs & Co., Cantor Fitzgerald & Co., Drexel Hamilton, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”), pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below. In connection with the offering contemplated by this prospectus, Citigroup Global Markets Inc. and Goldman, Sachs & Co. are acting as co-lead managers and joint bookrunners with respect to approximately 38.2% and 61.8%, respectively, of the total principal balance of the Offered Certificates, and Cantor Fitzgerald & Co. and Drexel Hamilton, LLC are acting as co-managers.

Class	Citigroup Global Markets Inc.	Goldman, Sachs & Co.	Cantor Fitzgerald & Co.	Drexel Hamilton, LLC
Class A-1	$	$	$	$
Class A-2	$	$	$	$
Class A-3	$	$	$	$
Class A-4	$	$	$	$
Class A-5	$	$	$	$
Class A-AB	$	$	$	$
Class X-A	$	$	$	$
Class X-B	$	$	$	$
Class A-S	$	$	$	$
Class B	$	$	$	$
Class EC	$	$	$	$
Class C	$	$	$	$

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[_______].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2016, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by

508

them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of the Depositor and CGMRC (a Sponsor, an Originator and the initial holder of one of the 5 Penn Plaza Pari Passu Companion Loans, the Sheraton Denver Downtown Fee Pari Passu Companion Loan and the Park Place Pari Passu Companion Loan). Goldman, Sachs & Co., one of the underwriters, is an affiliate of GSMC (a Sponsor, an Originator and the initial holder of the Austin Block 21 Pari Passu Companion Loan). Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P. (a Sponsor and an Originator and the initial holder of each of the 215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans and two of the Element LA Pari Passu Companion Loans) and Berkeley Point (a primary servicer). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, Goldman, Sachs & Co., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and Cantor Fitzgerald & Co., one of the underwriters and one of the co-managers for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, (ii) the payment by the Depositor to GSMC, an affiliate of Goldman, Sachs & Co., in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, and (iii) the payment by the Depositor to CCRE Lending, an affiliate of Cantor Fitzgerald & Co., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”. In addition, (i) proceeds received by CCRE Lending in connection with the contribution of the CCRE Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman, Sachs & Co., one of the underwriters, as the repurchase agreement counterparty; and (ii) proceeds received by SMF I in connection with the contribution of the SMF I Mortgage Loans to this securitization transaction will be applied, among other things, to directly or indirectly reacquire any such Mortgage Loans that are financed with, and to make payments to, Goldman Sachs Bank USA, an affiliate of GSMC, a Sponsor and an Originator, and Goldman, Sachs & Co., one of the underwriters, as the repurchase agreement counterparty.

As a result of the circumstances described above, Citigroup Global Markets Inc., Goldman, Sachs & Co. and Cantor Fitzgerald & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests.”

509

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 390 Greenwich Street, 7th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207132) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of this prospectus through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

510

Index of Certain Defined Terms

17g-5 Information Provider	340
1986 Act	465
2010 PD Amending Directive	12
2015 Budget Act	472
215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan	206, 228
215 West 34th Street & 218 West 35th Street Controlling Pari Passu Companion Loan Securitization Date	228
215 West 34th Street & 218 West 35th Street Loan Combination	206
215 West 34th Street & 218 West 35th Street Mortgage Loan	206
215 West 34th Street & 218 West 35th Street Non-Controlling Note Holder	230
215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan	206
215 West 34th Street & 218 West 35th Street Pari Passu Companion Loan Controlling Class Representative	229
215 West 34th Street & 218 West 35th Street Pari Passu Companion Loans	206
215 West 34th Street & 218 West 35th Street Pooling and Servicing Agreement	228
30/360 Basis	321
5 Penn Plaza Loan Combination	205
5 Penn Plaza Mortgage Loan	205
5 Penn Plaza Pari Passu Companion Loans	205
AB Loan Combination	147
AB Modified Loan	387
Acceptable Insurance Default	360
Accredited Investor	14
ACL Music Venue Component	196
Actual/360 Basis	190, 316
Additional Primary Servicing Compensation	301
Administrative Fee Rate	377
ADR	149
Advance Rate	363
Advances	362
Affected Investor	68
Affirmative Asset Review Vote	426
AIFMD	68
Allocated Cut-off Date Loan Amount	149
Ancillary Fees	372
Annual Debt Service	149
Anticipated Repayment Date	190
Appraisal Date	149
Appraisal Reduction Amount	385
Appraisal Reduction Event	384
Appraised Value	149
Appraised-Out Class	388
Appraiser	386
ARD	150
ARD Loan	190
Assessment of Compliance	390
Asset Representations Reviewer	304
Asset Representations Reviewer Asset Review Fee	377
Asset Representations Reviewer Fee	377
Asset Representations Reviewer Fee Rate	377
Asset Representations Reviewer Termination Event	431
Asset Representations Reviewer Upfront Fee	377
Asset Review	428
Asset Review Notice	427
Asset Review Quorum	427
Asset Review Report	429
Asset Review Report Summary	429
Asset Review Standard	428
Asset Review Trigger	426
Asset Review Vote Election	426
Assumed Final Distribution Date	328
Assumed Scheduled Payment	323
Assumption Fees	372
Attestation Report	390
Austin Block 21 Loan Combination	205
Austin Block 21 Mortgage Loan	205
Austin Block 21 Pari Passu Companion Loan	205
Available Funds	315
Balloon Balance	150
Balloon Mortgage Loans	190
Bankruptcy Code	70
Base Interest Fraction	327
BEA	169
Beds	156
Berkadia	283
Berkadia Cashiering Agreement	285
Berkadia Event of Default	288
Berkadia Parties	287
Berkadia Primary Serviced Loans	285
Berkadia Primary Servicing Agreement	285
Berkadia Subserviced Loans	285
Berkadia Subservicing Agreements	285
Berkeley Point	297
Berkeley Point Primary Servicer	294
Borrower Delayed Reimbursements	372
Borrower Party	415
BPC CFCRE 2016-C3 Primary Serviced Mortgage Loans	299
BPC CFCRE 2016-C3 Primary Servicing Agreement	299
BPC Parties	301
BPC Primary Servicer Termination Event	303
B-Piece Buyer	134
CBE	458
CCRE Data Tape	253
CCRE Deal Team	253
CCRE Depositor	254
CCRE Lending	148, 252
CCRE Mortgage Loans	148, 252
CDI 202.01	70
Certificate Administrator	278
Certificate Balance	311

511

Certificate Owner	335
Certificate Summary	10
Certificateholder	335
Certificateholder Quorum	399
Certificateholder Repurchase Request	432
Certificates	310
Certifying Certificateholder	344
CFCRE 2016-C3 Certificate Administrator	228, 236
CFCRE 2016-C3 Directing Certificateholder	237
CFCRE 2016-C3 Operating Advisor	228, 236
CFCRE 2016-C3 Pooling and Servicing Agreement	207, 228, 236
CFCRE 2016-C3 Securitization	206
CFCRE 2016-C3 Servicer	228, 236
CFCRE 2016-C3 Special Servicer	228, 236
CFCRE 2016-C3 Trustee	228, 236
CGCMT 2015-GC35 Securitization	206
CGMRC	148, 244
CGMRC Data File	245
CGMRC Mortgage Loans	148
CGMRC Securitization Database	245
Class	310
Class A-AB Scheduled Principal Balance	317
Class A-S Percentage Interest	312
Class A-S Trust Component	312
Class A-S-Exchange Percentage Interest	312
Class B Percentage Interest	312
Class B Trust Component	312
Class B-Exchange Percentage Interest	312
Class C Percentage Interest	312
Class C Trust Component	312
Class C-Exchange Percentage Interest	312
Class EC Component	312
Class EC Component A-S	312
Class EC Component B	312
Class EC Component C	313
Class X Certificates	310
Class X Strip Rate	321
Clearstream	341
Clearstream Participants	343
Closing Date	148, 310
CMBS	67, 244
Code	55, 463
Co-Lender Agreement	211
Collateral Deficiency Amount	387
Collection Account	366
Collection Period	316
Collective Investment Scheme	11
COMM 2016-CCRE28 Securitization	208
Communication Request	344
Companion Loan	147
Companion Loan Holder	354
Companion Loan Rating Agency	395
Compensating Interest Payment	328
Complaint	279
Consent Fees	371
Consultation Termination Event	415
Control Eligible Certificates	389, 415
Control Termination Event	415
Controlling Class	415
Controlling Class Certificateholder	415
Controlling Class Representative	414
Controlling Note Holder	211
Corrected Loan	360
CPR	454
CREFC®	332
CREFC® Intellectual Property Royalty License Fee	377
CREFC® Intellectual Property Royalty License Fee Rate	377
CREFC® Reports	332
Crossed Group	150
Cross-Over Date	320
CRR	68
Cumulative Appraisal Reduction Amount	387, 388
Cure/Contest Period	429
Custodian	278, 411
Cut-off Date	147
Cut-off Date Balance	147
Cut-off Date DSCR	151
Cut-off Date Loan-to-Value Ratio	150
Cut-off Date LTV Ratio	150
DCP	170
Debt Service Coverage Ratio	151
Debt Yield on Underwritten NCF	151
Debt Yield on Underwritten Net Cash Flow	151
Debt Yield on Underwritten Net Operating Income	151
Debt Yield on Underwritten NOI	151
Defaulted Mortgage Loan	375
Defeasance	9
Defeasance Deposit	195
Defeasance Loans	194
Defeasance Lock Out Period	194
Defeasance Option	194
Defective Mortgage Loan	352
Definitive Certificate	341
Delinquent Loan	426
Depositaries	341
Depositor	148, 276
Determination Date	314
Diligence File	346
Directing Holder	414
Disclosable Special Servicer Fees	375
Dispute Resolution Consultation	434
Dispute Resolution Cut-off Date	434
Distribution Account	366
Distribution Date	314
Document Defect	346
Dodd Frank Act	69
DoubleTree Hotel Universal Key Money Debt	204
DoubleTree Hotel Universal Loan Combination	208
DoubleTree Hotel Universal Mortgage Loan	208
DoubleTree Hotel Universal Pari Passu Companion Loan	208
DoubleTree Hotel Universal Pari Passu Companion Loans	208
DSCR	151, 267

512

DTC	341
DTC Participants	342
DTC Rules	342
Due Date	190, 316
Due Diligence Questionnaire	246
Due Diligence Requirement	68
Due Period	316
EDGAR	510
EEA	68
Element LA Certificateholders	236
Element LA Controlling Pari Passu Companion Loan	207
Element LA Loan Combination	207
Element LA Mortgage Loan	207
Element LA Non-Controlling Note Holder	237
Element LA Pari Passu Companion Loan	207
Element LA Pari Passu Companion Loans	207
Eligible Asset Representations Reviewer	430
Eligible Operating Advisor	423
Enforcing Party	433
Enforcing Servicer	433
Environmental Condition	500, 12
ERISA	476
ESA	167, 12
Euroclear	341
Euroclear Operator	343
Euroclear Participants	343
Excess Interest	190
Excess Interest Distribution Account	367
Excess Liquidation Proceeds Reserve Account	367
Excess Modification Fees	371
Excess Penalty Charges	372
Excess Prepayment Interest Shortfall	329
Exchange Act	243
Exchange Date	314
Exchangeable Certificates	310
Exchangeable Distribution Account	367
Exchangeable Proportion	313
Excluded Controlling Class Holder	338
Excluded Controlling Class Mortgage Loan	415
Excluded Information	338
Excluded Mortgage Loan	415
Excluded Mortgage Loan Special Servicer	397
Excluded Special Servicer Mortgage Loan	397
Exemption Rating Agency	479
FATCA	474
FDIA	121
FDIC	121
FDIC Safe Harbor	121
FETL	15
FIEL	15
Final Asset Status Report	420
Final Dispute Resolution Election Notice	434
Financial Promotion Order	11
Fitch	281, 395
Form 8-K	243
FPO Persons	11
FSCMA	15
FSMA	11
Glenbrook Square Loan Combination	206
Glenbrook Square Mortgage Loan	205
Glenbrook Square Pari Passu Companion Loan	206
Goldman Originator	261
Grantor Trust	463
Ground Lease	10
GS Bank	121
GS1 Loan Combinations	221
GS1 Midland Outside Serviced Loan Combinations	294
GSA Portfolio Loan Combination	207
GSA Portfolio Mortgage Loan	207
GSA Portfolio Pari Passu Companion Loan	207
GSA Portfolio Subservicer	294
GSMC	148, 249
GSMC Data Tape	250
GSMC Deal Team	250
GSMC Mortgage Loans	148
GSMS 2015-GC34 Certificate Administrator	239
GSMS 2015-GC34 Controlling Class Representative	240
GSMS 2015-GC34 Master Servicer	239
GSMS 2015-GC34 Operating Advisor	239
GSMS 2015-GC34 Pooling and Servicing Agreement	208, 239
GSMS 2015-GC34 Securitization	208
GSMS 2015-GC34 Special Servicer	239
GSMS 2015-GC34 Trustee	239
GSMS 2015-GS1 Certificate Administrator	221
GSMS 2015-GS1 Operating Advisor	221
GSMS 2015-GS1 Pooling and Servicing Agreement	206
GSMS 2015-GS1 Securitization	206
GSMS 2015-GS1 Servicer	221
GSMS 2015-GS1 Special Servicer	221
GSMS 2015-GS1 Trustee	221
Hard Lockbox	152
Heinz 57 Center Loan Combination	207
Heinz 57 Center Mortgage Loan	207
Heinz 57 Center Non-Controlling Note Holder	233
Heinz 57 Center Pari Passu Companion Loan	207
High Net Worth Companies, Unincorporated Associations, Etc.	11
Indirect Participants	342
Initial Pool Balance	147
Initial Rate	190
Initial Requesting Certificateholder	432
In-Place Cash Management	152
Institutional Investor	14
Insurance Rating Requirements	4
Interest Accrual Amount	322
Interest Accrual Period	322
Interest Deposit Amount	316
Interest Distribution Amount	321
Interest Only Mortgage Loans	190
Interest Reserve Account	367
Interest Shortfall	322

513

Interested Person	408
Interest-Only Certificates	310
Investment Company Act	1
Investor Certification	334
IRS	464
Issuing Entity	147
JCPenney	183
Joint Ventures	182
JPMCC 2015-JP1 Asset Representations Reviewer	232
JPMCC 2015-JP1 Certificate Administrator	232
JPMCC 2015-JP1 Depositor	232
JPMCC 2015-JP1 Operating Advisor	232
JPMCC 2015-JP1 Pooling and Servicing Agreement	207, 232
JPMCC 2015-JP1 Securitization	207
JPMCC 2015-JP1 Servicer	232
JPMCC 2015-JP1 Special Servicer	232
JPMCC 2015-JP1 Trustee	232
JPMCC JP1 Controlling Class Representative	233
KBRA	303, 394
KeyBank	280
King of Prussia Hotel Portfolio Key Money Debt	204
LA Fitness Parcel	198
Largest Tenant	152
Largest Tenant Lease Expiration	152
Lender Liability Act	500
Letters	169
Liquidation Fee	374
Liquidation Fee Rate	374
Liquidation Proceeds	374
Loan Combination	147
Loan Combination Custodial Account	366
Loan Per Unit	152
Loss of Value Payment	350
Losses	301
Lower-Tier Regular Interests	463
Lower-Tier REMIC	463
Lower-Tier REMIC Distribution Account	366
LTV	267
LTV Ratio at Maturity	152
LUST	168
MAI	385, 13
Major Decision	412
MAS	13
Master Servicer	280
Master Servicer Decision	410
Master Servicer Remittance Date	362
Material Breach	349
Material Defect	349
Material Document Defect	346
Maturity Date Loan-to-Value Ratio	152
Maturity Date LTV Ratio	152
Midland	294
Modeling Assumptions	454
Modification Fees	372
Monthly Payments	315
Moody’s	281, 394
Morningstar	281
Mortgage	147
Mortgage File	345
Mortgage Loan Purchase Agreement	345
Mortgage Loan Schedule	356
Mortgage Loan Sellers	148
Mortgage Loans	147
Mortgage Note	147
Mortgage Pool	147
Mortgage Rate	321
Mortgaged Property	147
Mortgagee	13
Most Recent NOI	153
Net Cash Flow	155
Net Mortgage Pass-Through Rate	321
Net Mortgage Rate	321
NFR	169
Non-Offered Certificates	310
Nonrecoverable Advance	364
Non-Reduced Certificates	335
Non-U.S. Tax Person	474
Notional Amount	313
NRSRO	334, 484
NRSRO Certification	335
Occupancy	153
Occupancy Date	154
Offered Certificates	310
Office Depot	183
OID Regulations	466
OLA	121
Operating Advisor	304
Operating Advisor Consulting Fee	376
Operating Advisor Fee	376
Operating Advisor Fee Rate	376
Operating Advisor Standard	420
Operating Advisor Termination Event	422
Original Balance	154
Originators	148, 257
Other Crossed Loans	352
Outside Certificate Administrator	355
Outside Controlling Class Representative	355
Outside Controlling Note Holder	355
Outside Depositor	355
Outside Operating Advisor	355
Outside Securitization	355
Outside Serviced Companion Loan	355
Outside Serviced Loan Combination	355
Outside Serviced Mortgage Loan	355
Outside Servicer	355
Outside Servicing Agreement	355
Outside Special Servicer	355
Outside Trustee	355
P&I Advance	362
Pads	156
Pari Passu Companion Loan	147
Pari Passu Indemnified Items	393
Pari Passu Indemnified Parties	393
Pari Passu Loan Combination	147
Park Place Loan Combination	206

514

Park Place Mortgage Loan	206
Park Place Pari Passu Companion Loan	206
Participants	341
Party in Interest	476
Pass-Through Rate	320
PCIS Persons	11
PCO	187
PCR	260, 266
Penalty Charges	372
Pentalpha Surveillance	304
Percentage Interest	314
Permitted Encumbrances	2
Permitted Investments	315
Permitted Special Servicer/Affiliate Fees	376
PIP Guaranty	171
PIPs	112, 170
Plan Asset Regulations	477
PML	265, 269
PNC Bank	296
Pooling and Servicing Agreement	354
Pooling and Servicing Agreement Party Repurchase Request	433
PRC	13
Preliminary Asset Review Report	428
Preliminary Dispute Resolution Election Notice	434
Prepayment Assumption	467
Prepayment Interest Excess	328
Prepayment Interest Shortfall	328
Prepayment Penalty Description	154
Prepayment Provision	154
Prime Rate	363
Principal Balance Certificates	310
Principal Distribution Amount	322
Principal Shortfall	323
Privileged Information	420
Privileged Information Exception	420
Privileged Person	334
Professional Investors	13
Prohibited Prepayment	329
Promotion of Collective Investment Schemes Exemptions Order	11
Property Advances	362
Proposed Course of Action Notice	434
Prospectus	13
Prospectus Directive	12
PTE	479
Qualified Investor	12
Qualified Investors	12
Qualified Mortgage	346
Qualified Substitute Mortgage Loan	351
RadioShack	184
Rated Final Distribution Date	328
Rating Agencies	506
Rating Agency	506
Rating Agency Confirmation	438
Rating Agency Declination	438
RCRA	500
Realized Loss	330
REC	167
Recognized Collective Investment Scheme	11
Record Date	314
Registration Statement	510
Regular Certificates	310
Regular Interestholder	465
Regular Interests	463
Regulation AB	390
Related Group	154
Release Date	195
Release Parcel	198
Release Price	196
Relevant Member State	12
Relevant Person	14
Relevant Persons	11
REMIC	463
REMIC LTV Test	145
REMIC Regulations	463
Renewal Guaranty	171
REO Account	367
REO Companion Loan	323
REO Loan	324
REO Mortgage Loan	323
REO Property	310
Repurchase Price	349
Repurchase Request	433
Requesting Certificateholder	434
Requesting Holders	388
Requesting Investor	344
Requesting Party	436
Requirements	505
Residual Certificates	310
Resolution Failure	433
Resolved	433
Restricted Group	480
Restricted Party	420
Retail/Office Component	196
Retention Requirement	68
Review Materials	427
Revised Rate	190
RevPAR	154
Risk Factors	10
RMBS	279
Rooms	156
Rule 17g-5	335, 402
S&P	281
Scheduled Principal Distribution Amount	322
Sears	182
SEC	243
Securities Act	390
Securitization Accounts	310
SEL	265, 269, 5
Senior Certificates	310
Seritage	182
Serviced AB Loan Combination	354
Serviced Companion Loan	354
Serviced Companion Loan Holder	354
Serviced Companion Loan Securities	395
Serviced Loan Combination	354
Serviced Loans	354

515

Serviced Mortgage Loans	354
Serviced Outside Controlled Companion Loan	355
Serviced Outside Controlled Loan Combination	355
Serviced Outside Controlled Mortgage Loan	355
Serviced Pari Passu Companion Loan	354
Serviced Pari Passu Companion Loan Holder	354
Serviced Pari Passu Loan Combination	354
Serviced Subordinate Companion Loan	354
Serviced Subordinate Companion Loan Holder	354
Servicer Termination Events	394
Servicing Fee	370
Servicing Fee Rate	370
Servicing Function Participant	390
Servicing Standard	357
Servicing Transfer Event	359
SFA	13
Sheraton Denver Downtown Fee Loan Combination	205
Sheraton Denver Downtown Fee Mortgage Loan	205
Sheraton Denver Downtown Fee Pari Passu Companion Loan	205
Similar Law	482
Similar Requirements	68
Single-Purpose Entity	9
SMC	254
SMF I	148, 254
SMF I Data Tape	255
SMF I Mortgage Loans	148
SMMEA	484
Soft Lockbox	154
Soft Springing Lockbox	154
Solvency II	68
South Plains Mall Loan Combination	207
South Plains Mall Mortgage Loan	207
South Plains Mall Pari Passu Companion Loan	207
South Plains Mall Pari Passu Companion Loans	207
Special Servicer	290
Special Servicing Fee	373
Special Servicing Fee Rate	373
Specially Serviced Loan	359
Split Mortgage Loan	147
Sponsors	148, 244
Springing Cash Management	154
Springing Lockbox	154
Standard Qualifications	1
Staples	183
Startup Day	463
Starwood	254
Starwood Review Team	255
Stated Principal Balance	323
Structured Product	13
Subordinate Certificates	310
Subordinate Companion Loan	147
Subservicers	282
Sub-Servicing Agreement	362
Summary	10
T&I Advances	286
Tallahassee ROFR	196
TCO	179, 187
Terms and Conditions	343
Terrorism Cap Amount	8
Tests	428
Third Party Report	149
TIA	69
Title Exception	2
Title Policy	2
Title V	504
Trailing 12 NOI	153
Tranche Percentage Interest	313
TRIA	8
TRIPRA	119
Trust Component	312
Trust REMICs	463
Trustee	277
Trustee/Certificate Administrator Fee	376
Trustee/Certificate Administrator Fee Rate	376
U.S. Tax Person	474
Underwriter Entities	127
Underwriter Exemption	479
Underwriting Agreement	508
Underwritten EGI	155
Underwritten Expenses	155
Underwritten NCF	155
Underwritten NCF DSCR	151
Underwritten Net Cash Flow	155
Underwritten Net Operating Income	155
Underwritten NOI	155
Underwritten Revenues	155
Units	156
Unscheduled Principal Distribution Amount	323
Unsolicited Information	427
Updated Appraisal	403
Upper-Tier REMIC	463
Upper-Tier REMIC Distribution Account	366
UST	168
UW NCF DSCR	151
Volcker Rule	69
Voting Rights	340
WAC Rate	321
Wachovia	290
Wal-Mart	183
Weighted Average Mortgage Rate	156
Wells Fargo Bank	278, 290
Westin Boston Waterfront Loan Combination	206
Westin Boston Waterfront Mortgage Loan	206
Westin Boston Waterfront Pari Passu Companion Loan	206
Westin Boston Waterfront Pari Passu Companion Loans	206
Withheld Amounts	367
Workout Fee	373
Workout Fee Rate	373
Workout-Delayed Reimbursement Amount	366
WTNA	277

516

YM Group A	326
YM Group B	326
YM Groups	326
Zoning Regulations	7

517

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	NAP	NAP	5 Penn Plaza	New York	New York	10001	Office	CBD	1917	2015	650,329	SF
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	NAP	NAP	1550 Court Place	Denver	Colorado	80202	Land	Hospitality	1959	2008-2010	1,231	Rooms
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	NAP	NAP	200 and 212 Lavaca Street	Austin	Texas	78701	Mixed Use	Hospitality/Office/Retail	2010-2011	NAP	251 (Hotel) / 143,400 (Office and Retail)	Rooms / SF
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	NAP	NAP	4201 Coldwater Road	Fort Wayne	Indiana	46805	Retail	Super Regional Mall	1966	1998	1,005,604	SF
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	NAP	NAP	425 Summer Street	Boston	Massachusetts	02210	Hospitality	Full Service	2006	NAP	793	Rooms
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	NAP	NAP	1255, 1260, 1333, 1340, 1445 and 1450 South Spectrum Boulevard	Chandler	Arizona	85286	Office	General Suburban	2009-2014	NAP	523,673	SF
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	NAP	NAP	215 West 34th Street and 218 West 35th Street	New York	New York	10001	Mixed Use	Hospitality/Retail	2010, 2015	NAP	300,287	SF
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	NAP	NAP									306	Rooms
8.01	Property				Crowne Plaza - King of Prussia			260 Mall Boulevard	King of Prussia	Pennsylvania	19406	Hospitality	Full Service	1969	2012	226	Rooms
8.02	Property				Fairfield Inn & Suites - King of Prussia			258 Mall Boulevard	King of Prussia	Pennsylvania	19406	Hospitality	Limited Service	1995	2004-2012	80	Rooms
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	NAP	NAP	215 Stafford Park Boulevard	Manahawkin	New Jersey	08050	Retail	Shadow Anchored	2007-2016	NAP	133,908	SF
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	NAP	NAP	5702 and 6002 Slide Road	Lubbock	Texas	79414	Retail	Super Regional Mall	1972	2015	983,517	SF
11	Loan	33	GSMC	GSMC	GSA Portfolio	NAP	NAP									409,258	SF
11.01	Property				Mobile			550 Government Street	Mobile	Alabama	36602	Office	General Suburban	2002	NAP	50,816	SF
11.02	Property				Savannah			8 Southern Oaks Court	Savannah	Georgia	31405	Office	General Suburban	2007	NAP	35,938	SF
11.03	Property	34			Covington			10155 Eagle Drive	Covington	Georgia	30014	Office	General Suburban	2010	NAP	32,543	SF
11.04	Property				Nashville			120 Athens Way	Nashville	Tennessee	37228	Office	General Suburban	2009	NAP	18,575	SF
11.05	Property				Memphis - Midtown			1330 Monroe Avenue	Memphis	Tennessee	38104	Office	General Suburban	2003	NAP	21,250	SF
11.06	Property				Atlanta			1699 Phoenix Parkway	College Park	Georgia	30349	Office	General Suburban	2006	NAP	22,100	SF
11.07	Property				Tallahassee			1961 Quail Grove Lane	Tallahassee	Florida	32311	Office	General Suburban	2010	NAP	25,306	SF
11.08	Property				Elizabethtown			591 Westport Road	Elizabethtown	Kentucky	42701	Office	General Suburban	2003	NAP	12,215	SF
11.09	Property				Greenville			2805 South Charles Boulevard	Greenville	North Carolina	27858	Office	General Suburban	2003, 2013	NAP	13,775	SF
11.10	Property				Birmingham			1972 Gadsden Highway	Birmingham	Alabama	35235	Office	General Suburban	2004	NAP	16,544	SF
11.11	Property				Paducah			4730 Village Square Drive	Paducah	Kentucky	42001	Office	General Suburban	2008	NAP	23,000	SF
11.12	Property				Little Rock			1520 Riverfront Drive	Little Rock	Arkansas	72202	Office	General Suburban	2002	NAP	23,495	SF
11.13	Property				Huntsville			4970 Research Drive Northwest	Huntsville	Alabama	35805	Office	General Suburban	2008	NAP	13,000	SF
11.14	Property				Columbus			3577 Bluecutt Road	Columbus	Mississippi	39705	Office	General Suburban	2002	NAP	10,377	SF
11.15	Property				Memphis - North			3602 Austin Peay Highway	Memphis	Tennessee	38128	Office	General Suburban	2005	NAP	12,545	SF
11.16	Property				Frankfort			140 Flynn Avenue	Frankfort	Kentucky	40601	Office	General Suburban	2004	NAP	14,124	SF
11.17	Property				Henderson			858 South Beckford Drive	Henderson	North Carolina	27536	Office	General Suburban	2004, 2013	NAP	8,668	SF
11.18	Property				Gadsden			204 Enterprise Drive	Gadsden	Alabama	35904	Office	General Suburban	2007	NAP	10,000	SF
11.19	Property				Bessemer			5475 Academy Way	Bessemer	Alabama	35022	Office	General Suburban	2007	NAP	8,600	SF
11.20	Property				Richmond			1060 Gibson Bay Drive	Richmond	Kentucky	40475	Office	General Suburban	2002	NAP	7,189	SF
11.21	Property				Tullahoma			717 Kings Lane	Tullahoma	Tennessee	37388	Office	General Suburban	2002	NAP	8,280	SF
11.22	Property				Fairhope			101 Courthouse Drive	Fairhope	Alabama	36532	Office	General Suburban	2002	NAP	7,587	SF
11.23	Property				Lawrenceburg			109 East Taylor Street	Lawrenceburg	Tennessee	38464	Office	General Suburban	2001	NAP	6,260	SF
11.24	Property				Moss Point			6000 Highway 63	Moss Point	Mississippi	39563	Office	General Suburban	2001	NAP	7,071	SF
12	Loan	35	SMF I	SMC	Heinz 57 Center	NAP	NAP	339 6th Avenue	Pittsburgh	Pennsylvania	15222	Office	CBD	1913	1999	699,610	SF
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	NAP	NAP	2350, 2500 & 2600 Green Road	Ann Arbor	Michigan	48105	Office	General Suburban	1988	1999	221,747	SF
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	NAP	NAP									399,214	SF
14.01	Property				3875 Embassy Parkway			3875 Embassy Parkway	Fairlawn	Ohio	44333	Office	General Suburban	1989	NAP	94,213	SF
14.02	Property				3700 Embassy Parkway			3700 Embassy Parkway	Fairlawn	Ohio	44333	Office	General Suburban	2000	NAP	78,600	SF
14.03	Property				4000 Embassy Parkway			4000 Embassy Parkway	Fairlawn	Ohio	44333	Office	General Suburban	1988	NAP	56,081	SF
14.04	Property				4040 Embassy Parkway			4040 Embassy Parkway	Fairlawn	Ohio	44333	Office	General Suburban	1991	NAP	50,556	SF
14.05	Property				3737 Embassy Parkway			3737 Embassy Parkway	Fairlawn	Ohio	44333	Office	General Suburban	1998	NAP	41,266	SF
14.06	Property				3560 West Market Street			3560 West Market Street	Fairlawn	Ohio	44333	Office	General Suburban	1985	NAP	49,560	SF
14.07	Property				5399 Lauby Road			5399 Lauby Road	Canton	Ohio	44720	Office	General Suburban	1989	NAP	28,938	SF
15	Loan		CCRE	CCRE	6725 Sunset Office	NAP	NAP	6725 West Sunset Boulevard	Los Angeles	California	90028	Office	CBD	1963	2004	73,835	SF
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	Group 1	NAP									172,283	SF
16.01	Property				Shoppes at Woodruff			1451 Woodruff Road	Greenville	South Carolina	29607	Retail	Shadow Anchored	1999	NAP	82,445	SF
16.02	Property				Riverbend Shopping Center			315 West Thacker Avenue	Covington	Virginia	24426	Retail	Shadow Anchored	1997	NAP	31,960	SF
16.03	Property				Sussex Plaza			22877-22895 Sussex Highway	Seaford	Delaware	19973	Retail	Shadow Anchored	1997	NAP	30,892	SF
16.04	Property				East Town Plaza			2146 Old Snow Hill Road	Pocomoke City	Maryland	21851	Retail	Shadow Anchored	1997	NAP	26,986	SF
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	Group 1	NAP									129,202	SF
17.01	Property				Surfside Commons			2695 Beaver Run Boulevard	Surfside Beach	South Carolina	29575	Retail	Shadow Anchored	1996	NAP	36,988	SF
17.02	Property				East Towne Centre			5570 Sunset Boulevard	Lexington	South Carolina	29072	Retail	Shadow Anchored	1997	NAP	32,590	SF
17.03	Property				Plantation Plaza			1310 North Fraser Street	Georgetown	South Carolina	29440	Retail	Shadow Anchored	1996	NAP	31,413	SF
17.04	Property				Smithfield Plaza			1285 North Brightleaf Boulevard	Smithfield	North Carolina	27577	Retail	Shadow Anchored	1997	NAP	28,211	SF
18	Loan	38	CCRE	CCRE	Lancaster Plaza	NAP	NAP	44405-44417, 44443-44551 & 44599 Valley Central Way and 2343 West Avenue J	Lancaster	California	93536	Retail	Anchored	1989	NAP	111,395	SF
19	Loan	39	GSMC	CCRE, GSMC	Element LA	NAP	NAP	1861-1933 South Bundy Drive and 12333 West Olympic Boulevard	Los Angeles	California	90025; 90064	Office	General Suburban	1947, 1949, 1950, 1953	2013-2015	284,037	SF
20	Loan	40	GSMC	GSMC	Residence Inn Andover	NAP	NAP	500 Minuteman Road	Andover	Massachusetts	01810	Hospitality	Limited Service	2001	2012, 2014	120	Rooms
21	Loan		CGMRC	CGMRC	900 Seward Street	NAP	NAP	900 Seward Street	Los Angeles	California	90038	Office	General Suburban	1982	2010-2012	40,315	SF
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	NAP	NAP	5780 Major Boulevard	Orlando	Florida	32819	Hospitality	Full Service	1972	2007-2008	742	Rooms

A-1

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description
23	Loan		GSMC	GSMC	Seaford Village	NAP	NAP	22916-23010 Sussex Highway	Seaford	Delaware	19973	Retail	Anchored	1985	NAP	198,312	SF
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	Group 3	NAP	6221 Wilshire Boulevard	Los Angeles	California	90048	Office	Medical	1957	2015	52,408	SF
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	NAP	NAP									85,161	SF
25.01	Property				Walgreens - Sterling Heights			13901 Metropolitan Parkway	Sterling Heights	Michigan	48312	Retail	Single Tenant Retail	2002	NAP	14,490	SF
25.02	Property				CVS - Hillsboro			1452 North High Street	Hillsboro	Ohio	45133	Retail	Single Tenant Retail	2000	NAP	10,125	SF
25.03	Property				Jo-Ann Fabrics - Portage			6151 South Westnedge Avenue	Portage	Michigan	49002	Retail	Single Tenant Retail	1964	2015	20,016	SF
25.04	Property				Fred’s - Dunn			988 Erwin Road	Dunn	North Carolina	28334	Retail	Single Tenant Retail	2015	NAP	16,799	SF
25.05	Property				Rite Aid - Hogansville			101 South US 29 Highway	Hogansville	Georgia	30230	Retail	Single Tenant Retail	1997	NAP	11,325	SF
25.06	Property				Dollar General - Sandersville			588 South Front Street	Sandersville	Mississippi	39477	Retail	Single Tenant Retail	2013	NAP	12,406	SF
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	Group 2	NAP									112,106	SF
26.01	Property				Guardian Self Storage Centre Avenue			5873 Centre Avenue	Pittsburgh	Pennsylvania	15206	Self Storage	Self Storage	1908	1987-1994	78,933	SF
26.02	Property				Guardian Self Storage South Millvale			750 South Millvale Avenue	Pittsburgh	Pennsylvania	15213	Self Storage	Self Storage	1917	1992	33,173	SF
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	NAP	NAP	801-819 West Arapaho Road	Richardson	Texas	75080	Retail	Anchored	1965	2005	101,307	SF
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	NAP	NAP									138	Rooms
28.01	Property				Holiday Inn Express & Suites - Abilene			1802 East Overland Trail	Abilene	Texas	79601	Hospitality	Limited Service	2001	2015	66	Rooms
28.02	Property				La Quinta Inn & Suites - Abilene			3018 Catclaw Drive	Abilene	Texas	79606	Hospitality	Limited Service	2010	NAP	72	Rooms
29	Loan		GSMC	GSMC	Southwood Tower	NAP	NAP	19221 Interstate 45 South	Shenandoah	Texas	77385	Office	General Suburban	1984	2004	78,197	SF
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	NAP	NAP	565 Metro Place South	Dublin	Ohio	43017	Office	General Suburban	1999	NAP	118,883	SF
31	Loan		GSMC	GSMC	Golden Mile Marketplace	NAP	NAP	1300-1312 West Patrick Street	Frederick	Maryland	21703	Retail	Anchored	1989	NAP	94,804	SF
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	NAP	NAP	2756 Long Beach Road	Oceanside	New York	11572	Land	Retail	2015	NAP	3,500	SF
33	Loan	15	GSMC	GSMC	Five Points Medical	NAP	NAP	2251 North Squirrel Road	Auburn Hills	Michigan	48326	Office	Medical	2000	NAP	52,849	SF
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	Group 2	NAP	350 Old Haymaker Road	Monroeville	Pennsylvania	15146	Self Storage	Self Storage	2001	NAP	87,165	SF
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	Group 3	NAP	17525 Ventura Boulevard	Encino	California	91316	Office	Medical	1981	NAP	40,151	SF
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	Group 2	NAP	1002 East Waterfront Drive	Munhall	Pennsylvania	15120	Self Storage	Self Storage	2002	NAP	76,775	SF
37	Loan		GSMC	GSMC	AAAA Self Storage	NAP	NAP									179,460	SF
37.01	Property				AAAA Self Storage Buford			4365 Commerce Drive	Buford	Georgia	30518	Self Storage	Self Storage	1997	NAP	103,860	SF
37.02	Property				AAAA Self Storage Lawrenceville			282 East Crogan Street	Lawrenceville	Georgia	30046	Self Storage	Self Storage	1996	NAP	75,600	SF
38	Loan		GSMC	GSMC	Paseo Real	NAP	NAP	2100 Ruben Torres Senior Boulevard	Brownsville	Texas	78526	Retail	Unanchored	2002	NAP	56,203	SF
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	NAP	NAP	1055 Pendleton Pike	Indianapolis	Indiana	46236	Retail	Shadow Anchored	2003	NAP	59,782	SF
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	NAP	NAP	700 Keswick Circle	Trotwood	Ohio	45426	Multifamily	Garden	1972	2014-2015	224	Units
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	NAP	NAP	91-175 Joe Orr Road	Chicago Heights	Illinois	60411	Retail	Anchored	1957	2003	129,464	SF
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	NAP	NAP	5101 Southwest Villa Street	Bentonville	Arkansas	72712	Multifamily	Garden	2007, 2010	NAP	120	Units
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	NAP	NAP									271	Pads
43.01	Property				Ambassador Down Manufactured Housing Community			2345 East Main Street	Mesa	Arizona	85213	Manufactured Housing	Manufactured Housing	1954	NAP	160	Pads
43.02	Property				Wickiup Manufactured Housing Community			2015 East Old West Highway	Apache Junction	Arizona	85119	Manufactured Housing	Manufactured Housing	1956	NAP	111	Pads
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	NAP	NAP	6320 Forestville Street	Forestville	California	95436	Self Storage	Self Storage	1997	NAP	65,722	SF
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	NAP	NAP	12577 South 265 West	Draper	Utah	84020	Industrial	Flex	1996	NAP	102,919	SF
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	NAP	NAP	205 West State Route 436	Altamonte Springs	Florida	32714	Hospitality	Limited Service	2000	2011	90	Rooms
47	Loan		SMF I	SMC	Sleep Inn - Manchester	NAP	NAP	84 Relco Drive	Manchester	Tennessee	37355	Hospitality	Limited Service	2009	NAP	76	Rooms
48	Loan	15, 54	SMF I	SMC	Freehome Village	NAP	NAP	12424 Cumming Highway	Canton	Georgia	30115	Retail	Anchored	2003	NAP	74,340	SF
49	Loan		GSMC	GSMC	81 Page Drive	NAP	NAP	81 Page Drive	Franklin	Kentucky	42134	Industrial	Warehouse/Distribution	2005	NAP	250,000	SF
50	Loan		CCRE	CCRE	Gulf Place	NAP	NAP	45 Town Center Loop	Santa Rosa Beach	Florida	32459	Retail	Unanchored	1999, 2001, 2002, 2011	NAP	22,966	SF
51	Loan		GSMC	GSMC	Union Landing	NAP	NAP	30970-31000 Courthouse Drive	Union City	California	94587	Retail	Shadow Anchored	2000	NAP	10,727	SF
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	Group 4	NAP	21940 West 8 Mile Road	Southfield	Michigan	48075	Self Storage	Self Storage	2001	NAP	74,518	SF
53	Loan		CCRE	CCRE	Shops at South Mountain	NAP	NAP	2020 & 2030 W Baseline Road	Phoenix	Arizona	85041	Retail	Shadow Anchored	2008	NAP	13,718	SF
54	Loan		CGMRC	CGMRC	Food Lion Southampton	NAP	NAP	1328 Armory Drive	Franklin	Virginia	23851	Retail	Anchored	1988	NAP	145,331	SF
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	NAP	NAP	5061 Beech Place	Temple Hills	Maryland	20748	Self Storage	Self Storage	1978	NAP	63,740	SF
56	Loan		CGMRC	CGMRC	National Self Storage Redford	Group 4	NAP	9125 Telegraph Road	Redford	Michigan	48239	Self Storage	Self Storage	1955	2006	66,334	SF
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	NAP	NAP									97,229	SF
57.01	Property				Princeton Self Storage			515 Princeton Road	Johnson City	Tennessee	37601	Self Storage	Self Storage	1981	1993	58,200	SF
57.02	Property				Horn Lake Self Storage			5880 Tulane Road	Horn Lake	Mississippi	38637	Self Storage	Self Storage	1995	NAP	39,029	SF
58	Loan		CCRE	CCRE	El Dorado Apartments	NAP	NAP	2440 East Glenn Street	Tucson	Arizona	85719	Multifamily	Garden	1973	NAP	96	Units

A-2

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	399.80	Fee Simple	115,000,000	115,000,000	115,000,000	9.9%	115,000,000	4.86153%	0.01284%	4.84869%	472,367.41	5,668,408.92	595,593.69	7,147,124.33
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	146,222.58	Fee Simple	110,000,000	110,000,000	110,000,000	9.5%	110,000,000	4.50000%	0.01284%	4.48716%	418,229.17	5,018,750.04	266,145.83	3,193,749.96
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	405.20	Fee Simple	110,000,000	109,898,450	109,898,450	9.5%	92,119,820	5.58000%	0.01784%	5.56216%	630,100.31	7,561,203.72	229,127.38	2,749,528.56
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	161.10	Fee Simple	102,000,000	102,000,000	102,000,000	8.8%	86,573,109	4.27150%	0.01284%	4.25866%	503,063.37	6,036,760.44	295,919.63	3,551,035.56
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	257,522.87	Leasehold	55,000,000	54,789,561	54,789,561	4.7%	44,250,994	4.35800%	0.01284%	4.34516%	274,055.69	3,288,668.28	747,424.59	8,969,095.08
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	177.59	Fee Simple	50,000,000	50,000,000	50,000,000	4.3%	44,183,911	4.92000%	0.03034%	4.88966%	265,971.52	3,191,658.24	228,735.50	2,744,826.00
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	432.92	Fee Simple	45,000,000	45,000,000	45,000,000	3.9%	45,000,000	4.22100%	0.01284%	4.20816%	160,485.94	1,925,831.25	303,140.10	3,637,681.25
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	124,836.60	Fee Simple	38,200,000	38,200,000	38,200,000	3.3%	33,518,165	5.02000%	0.01284%	5.00716%	223,758.75	2,685,105.00
8.01	Property				Crowne Plaza - King of Prussia
8.02	Property				Fairfield Inn & Suites - King of Prussia
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	232.74	Fee Simple	31,200,000	31,166,265	31,166,265	2.7%	25,590,054	4.92600%	0.03284%	4.89316%	166,080.15	1,992,961.80
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	203.35	Fee Simple	30,000,000	30,000,000	30,000,000	2.6%	30,000,000	4.22050%	0.01284%	4.20766%	106,977.95	1,283,735.40	606,208.39	7,274,500.68
11	Loan	33	GSMC	GSMC	GSA Portfolio	133.82		27,384,375	27,384,375	27,384,375	2.4%	23,053,163	4.90600%	0.03034%	4.87566%	145,436.08	1,745,232.96	145,436.08	1,745,232.96
11.01	Property				Mobile		Fee Simple			3,787,500
11.02	Property				Savannah		Fee Simple			3,075,000
11.03	Property	34			Covington		Fee Simple			2,100,000
11.04	Property				Nashville		Fee Simple			1,687,500
11.05	Property				Memphis - Midtown		Fee Simple			1,425,000
11.06	Property				Atlanta		Fee Simple			1,312,500
11.07	Property				Tallahassee		Fee Simple			1,181,250
11.08	Property				Elizabethtown		Fee Simple			1,162,500
11.09	Property				Greenville		Fee Simple			1,087,500
11.10	Property				Birmingham		Fee Simple			1,012,500
11.11	Property				Paducah		Fee Simple			975,000
11.12	Property				Little Rock		Fee Simple			956,250
11.13	Property				Huntsville		Fee Simple			918,750
11.14	Property				Columbus		Fee Simple			900,000
11.15	Property				Memphis - North		Fee Simple			787,500
11.16	Property				Frankfort		Fee Simple			787,500
11.17	Property				Henderson		Fee Simple			675,000
11.18	Property				Gadsden		Fee Simple			637,500
11.19	Property				Bessemer		Fee Simple			543,750
11.20	Property				Richmond		Fee Simple			543,750
11.21	Property				Tullahoma		Fee Simple			525,000
11.22	Property				Fairhope		Fee Simple			525,000
11.23	Property				Lawrenceburg		Fee Simple			468,750
11.24	Property				Moss Point		Fee Simple			309,375
12	Loan	35	SMF I	SMC	Heinz 57 Center	108.40	Fee Simple	26,000,000	25,944,493	25,944,493	2.2%	21,371,565	4.99000%	0.05284%	4.93716%	139,414.76	1,672,977.12	268,105.32	3,217,263.84
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	112.74	Fee Simple	25,000,000	25,000,000	25,000,000	2.2%	22,076,398	4.88600%	0.06034%	4.82566%	132,469.03	1,589,628.36
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	57.61		23,000,000	23,000,000	23,000,000	2.0%	19,889,443	4.98000%	0.01284%	4.96716%	123,187.99	1,478,255.88
14.01	Property				3875 Embassy Parkway		Fee Simple			5,611,145
14.02	Property				3700 Embassy Parkway		Fee Simple			5,052,167
14.03	Property				4000 Embassy Parkway		Fee Simple			3,574,613
14.04	Property				4040 Embassy Parkway		Fee Simple			3,029,876
14.05	Property				3737 Embassy Parkway		Fee Simple			2,670,279
14.06	Property				3560 West Market Street		Fee Simple			1,780,186
14.07	Property				5399 Lauby Road		Leasehold			1,281,734
15	Loan		CCRE	CCRE	6725 Sunset Office	284.42	Fee Simple	21,000,000	21,000,000	21,000,000	1.8%	21,000,000	4.99400%	0.03284%	4.96116%	88,608.82	1,063,305.84
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	117.25		20,200,000	20,200,000	20,200,000	1.7%	18,138,615	4.62600%	0.01284%	4.61316%	103,868.27	1,246,419.24
16.01	Property				Shoppes at Woodruff		Fee Simple			9,350,000
16.02	Property				Riverbend Shopping Center		Fee Simple			3,900,000
16.03	Property				Sussex Plaza		Fee Simple			3,850,000
16.04	Property				East Town Plaza		Fee Simple			3,100,000
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	153.25		19,800,000	19,800,000	19,800,000	1.7%	17,779,434	4.62600%	0.01284%	4.61316%	101,811.47	1,221,737.64
17.01	Property				Surfside Commons		Fee Simple			5,900,000
17.02	Property				East Towne Centre		Fee Simple			5,100,000
17.03	Property				Plantation Plaza		Fee Simple			4,600,000
17.04	Property				Smithfield Plaza		Fee Simple			4,200,000
18	Loan	38	CCRE	CCRE	Lancaster Plaza	153.17	Fee Simple	17,100,000	17,062,370	17,062,370	1.5%	13,995,822	4.86000%	0.03284%	4.82716%	90,338.98	1,084,067.76
19	Loan	39	GSMC	CCRE, GSMC	Element LA	591.47	Fee Simple	14,000,000	14,000,000	14,000,000	1.2%	14,000,000	4.59300%	0.01284%	4.58016%	54,329.24	651,950.88	597,621.59	7,171,459.13
20	Loan	40	GSMC	GSMC	Residence Inn Andover	112,147.01	Fee Simple	13,487,500	13,457,641	13,457,641	1.2%	11,029,572	4.83400%	0.01284%	4.82116%	71,041.69	852,500.28
21	Loan		CGMRC	CGMRC	900 Seward Street	324.94	Fee Simple	13,100,000	13,100,000	13,100,000	1.1%	11,815,627	4.86000%	0.01284%	4.84716%	69,207.06	830,484.72
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	68,422.75	Fee Simple	13,000,000	12,941,292	12,941,292	1.1%	10,654,369	4.90000%	0.01284%	4.88716%	68,994.48	827,933.76	201,676.15	2,420,113.80

A-3

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)
23	Loan		GSMC	GSMC	Seaford Village	65.18	Fee Simple	12,925,000	12,925,000	12,925,000	1.1%	11,857,111	4.65900%	0.06034%	4.59866%	66,715.79	800,589.48
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	241.38	Fee Simple	12,650,000	12,650,000	12,650,000	1.1%	11,429,338	4.95400%	0.01284%	4.94116%	67,552.75	810,633.00
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	146.19		12,450,000	12,450,000	12,450,000	1.1%	10,725,021	4.83000%	0.01284%	4.81716%	65,546.79	786,561.48
25.01	Property				Walgreens - Sterling Heights		Fee Simple			4,350,000
25.02	Property				CVS - Hillsboro		Fee Simple			2,174,000
25.03	Property				Jo-Ann Fabrics - Portage		Fee Simple			1,842,000
25.04	Property				Fred’s - Dunn		Fee Simple			1,601,500
25.05	Property				Rite Aid - Hogansville		Fee Simple			1,425,000
25.06	Property				Dollar General - Sandersville		Fee Simple			1,057,500
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	99.91		11,200,000	11,200,000	11,200,000	1.0%	9,796,159	4.46600%	0.05284%	4.41316%	56,522.72	678,272.64
26.01	Property				Guardian Self Storage Centre Avenue		Fee Simple			9,700,000
26.02	Property				Guardian Self Storage South Millvale		Fee Simple			1,500,000
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	99.16	Fee Simple	10,046,000	10,046,000	10,046,000	0.9%	8,734,403	5.19550%	0.01284%	5.18266%	55,135.76	661,629.12
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	68,840.58		9,500,000	9,500,000	9,500,000	0.8%	7,810,926	5.00300%	0.01284%	4.99016%	51,015.47	612,185.64
28.01	Property				Holiday Inn Express & Suites - Abilene		Fee Simple			4,800,000
28.02	Property				La Quinta Inn & Suites - Abilene		Fee Simple			4,700,000
29	Loan		GSMC	GSMC	Southwood Tower	117.53	Fee Simple	9,200,000	9,190,145	9,190,145	0.8%	7,555,709	4.96600%	0.01284%	4.95316%	49,196.60	590,359.20
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	75.70	Fee Simple	9,000,000	9,000,000	9,000,000	0.8%	7,942,381	4.86100%	0.05284%	4.80816%	47,552.29	570,627.48
31	Loan		GSMC	GSMC	Golden Mile Marketplace	92.30	Fee Simple	8,750,000	8,750,000	8,750,000	0.8%	7,420,193	4.24000%	0.06284%	4.17716%	42,993.53	515,922.36
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	2,414.29	Fee Simple	8,450,000	8,450,000	8,450,000	0.7%	7,778,289	4.88000%	0.01284%	4.86716%	44,743.74	536,924.88
33	Loan	15	GSMC	GSMC	Five Points Medical	138.63	Fee Simple	7,350,000	7,326,454	7,326,454	0.6%	6,081,235	5.19400%	0.06034%	5.13366%	40,332.41	483,988.92
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	82.60	Fee Simple	7,200,000	7,200,000	7,200,000	0.6%	6,297,531	4.46600%	0.05284%	4.41316%	36,336.03	436,032.36
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	179.32	Fee Simple	7,200,000	7,200,000	7,200,000	0.6%	6,505,235	4.95400%	0.01284%	4.94116%	38,449.00	461,388.00
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	85.97	Fee Simple	6,600,000	6,600,000	6,600,000	0.6%	5,772,737	4.46600%	0.05284%	4.41316%	33,308.03	399,696.36
37	Loan		GSMC	GSMC	AAAA Self Storage	35.62		6,400,000	6,392,802	6,392,802	0.6%	5,219,685	4.75600%	0.01284%	4.74316%	33,408.58	400,902.96
37.01	Property				AAAA Self Storage Buford		Fee Simple			3,565,217
37.02	Property				AAAA Self Storage Lawrenceville		Fee Simple			2,827,585
38	Loan		GSMC	GSMC	Paseo Real	112.09	Fee Simple	6,300,000	6,300,000	6,300,000	0.5%	5,774,392	4.60500%	0.08034%	4.52466%	32,315.42	387,785.04
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	99.53	Fee Simple	5,950,000	5,950,000	5,950,000	0.5%	5,141,393	4.95000%	0.01284%	4.93716%	31,759.31	381,111.72
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	26,071.43	Fee Simple	5,840,000	5,840,000	5,840,000	0.5%	5,151,607	4.84000%	0.01284%	4.82716%	30,781.81	369,381.72
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	44.80	Fee Simple	5,800,000	5,800,000	5,800,000	0.5%	5,033,300	5.12000%	0.01284%	5.10716%	31,562.40	378,748.80
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	47,733.33	Fee Simple	5,728,000	5,728,000	5,728,000	0.5%	5,176,850	4.97000%	0.08034%	4.88966%	30,644.21	367,730.52
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	20,904.06		5,665,000	5,665,000	5,665,000	0.5%	4,642,062	4.90000%	0.06284%	4.83716%	30,065.67	360,788.04
43.01	Property				Ambassador Down Manufactured Housing Community		Fee Simple			3,736,000
43.02	Property				Wickiup Manufactured Housing Community		Fee Simple			1,929,000
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	83.69	Fee Simple	5,500,000	5,500,000	5,500,000	0.5%	4,857,015	4.89000%	0.01284%	4.87716%	29,156.55	349,878.60
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	53.44	Fee Simple	5,500,000	5,500,000	5,500,000	0.5%	4,649,970	5.05200%	0.03284%	5.01916%	29,700.23	356,402.76
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	57,716.96	Fee Simple	5,200,000	5,194,526	5,194,526	0.4%	4,280,955	5.04000%	0.01284%	5.02716%	28,041.98	336,503.76
47	Loan		SMF I	SMC	Sleep Inn - Manchester	68,319.43	Fee Simple	5,200,000	5,192,277	5,192,277	0.4%	3,916,351	5.20000%	0.01284%	5.18716%	31,007.68	372,092.16
48	Loan	15, 54	SMF I	SMC	Freehome Village	67.26	Fee Simple	5,000,000	5,000,000	5,000,000	0.4%	4,282,838	4.61000%	0.01284%	4.59716%	25,662.11	307,945.32
49	Loan		GSMC	GSMC	81 Page Drive	19.70	Fee Simple	4,925,000	4,925,000	4,925,000	0.4%	4,508,696	4.52800%	0.05284%	4.47516%	25,036.26	300,435.12
50	Loan		CCRE	CCRE	Gulf Place	213.36	Fee Simple	4,910,000	4,899,951	4,899,951	0.4%	4,059,375	5.16850%	0.03284%	5.13566%	26,865.88	322,390.56
51	Loan		GSMC	GSMC	Union Landing	377.55	Fee Simple	4,050,000	4,050,000	4,050,000	0.4%	4,050,000	4.69350%	0.01284%	4.68066%	16,060.57	192,726.84
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	53.68	Fee Simple	4,000,000	4,000,000	4,000,000	0.3%	3,742,622	4.67000%	0.01284%	4.65716%	20,673.45	248,081.40
53	Loan		CCRE	CCRE	Shops at South Mountain	258.52	Fee Simple	3,550,000	3,546,423	3,546,423	0.3%	2,939,962	5.22400%	0.03284%	5.19116%	19,546.10	234,553.20
54	Loan		CGMRC	CGMRC	Food Lion Southampton	21.98	Fee Simple	3,200,000	3,193,804	3,193,804	0.3%	2,208,777	4.78000%	0.01284%	4.76716%	19,367.62	232,411.44
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	49.42	Fee Simple	3,150,000	3,150,000	3,150,000	0.3%	2,724,836	4.99000%	0.01284%	4.97716%	16,890.63	202,687.56
56	Loan		CGMRC	CGMRC	National Self Storage Redford	46.73	Fee Simple	3,100,000	3,100,000	3,100,000	0.3%	2,900,532	4.67000%	0.01284%	4.65716%	16,021.92	192,263.04
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	31.63		3,075,000	3,075,000	3,075,000	0.3%	2,601,664	5.08000%	0.01284%	5.06716%	16,657.94	199,895.28
57.01	Property				Princeton Self Storage		Fee Simple			1,725,000
57.02	Property				Horn Lake Self Storage		Fee Simple			1,350,000
58	Loan		CCRE	CCRE	El Dorado Apartments	26,041.67	Fee Simple	2,500,000	2,500,000	2,500,000	0.2%	2,500,000	4.86000%	0.03284%	4.82716%	10,265.63	123,187.56

A-4

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	Interest Only	Actual/360	1	120	119	120	119	0	0	1/6/2016	6	2/6/2016	1/6/2026		1/6/2026	No
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	Interest Only	Actual/360	1	120	119	120	119	0	0	12/9/2015	6	2/6/2016	1/6/2026		1/6/2026	No
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	Amortizing	Actual/360	1	0	0	120	119	360	359	1/5/2016	6	2/6/2016		2/6/2016	1/6/2026	No
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	Interest Only, Then Amortizing	Actual/360	3	24	21	120	117	360	360	10/20/2015	6	12/6/2015	11/6/2017	12/6/2017	11/6/2025	No
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	Amortizing	Actual/360	3	0	0	120	117	360	357	10/27/2015	6	12/6/2015		12/6/2015	11/6/2025	No
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/15/2015	6	2/6/2016	1/6/2019	2/6/2019	1/6/2026	No
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	Interest Only	Actual/360	1	120	119	120	119	0	0	12/11/2015	6	2/6/2016	1/6/2026		1/6/2026	No
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	Interest Only, Then Amortizing	Actual/360	2	18	16	84	82	300	300	11/24/2015	6	1/6/2016	6/6/2017	7/6/2017	12/6/2022	No
8.01	Property				Crowne Plaza - King of Prussia
8.02	Property				Fairfield Inn & Suites - King of Prussia
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	Amortizing	Actual/360	1	0	0	120	119	360	359	12/15/2015	6	2/6/2016		2/6/2016	1/6/2026	No
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	Interest Only	Actual/360	3	120	117	120	117	0	0	10/23/2015	6	12/6/2015	11/6/2025		11/6/2025	No
11	Loan	33	GSMC	GSMC	GSA Portfolio	Interest Only, Then Amortizing	Actual/360	3	12	9	120	117	360	360	10/13/2015	6	12/6/2015	11/6/2016	12/6/2016	11/6/2025	No
11.01	Property				Mobile
11.02	Property				Savannah
11.03	Property	34			Covington
11.04	Property				Nashville
11.05	Property				Memphis - Midtown
11.06	Property				Atlanta
11.07	Property				Tallahassee
11.08	Property				Elizabethtown
11.09	Property				Greenville
11.10	Property				Birmingham
11.11	Property				Paducah
11.12	Property				Little Rock
11.13	Property				Huntsville
11.14	Property				Columbus
11.15	Property				Memphis - North
11.16	Property				Frankfort
11.17	Property				Henderson
11.18	Property				Gadsden
11.19	Property				Bessemer
11.20	Property				Richmond
11.21	Property				Tullahoma
11.22	Property				Fairhope
11.23	Property				Lawrenceburg
11.24	Property				Moss Point
12	Loan	35	SMF I	SMC	Heinz 57 Center	Amortizing	Actual/360	2	0	0	120	118	360	358	11/17/2015	6	1/6/2016		1/6/2016	12/6/2025	No
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	Interest Only, Then Amortizing	Actual/360	2	36	34	120	118	360	360	12/3/2015	6	1/6/2016	12/6/2018	1/6/2019	12/6/2025	No
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	1/6/2016	6	2/6/2016	1/6/2018	2/6/2018	1/6/2026	No
14.01	Property				3875 Embassy Parkway
14.02	Property				3700 Embassy Parkway
14.03	Property				4000 Embassy Parkway
14.04	Property				4040 Embassy Parkway
14.05	Property				3737 Embassy Parkway
14.06	Property				3560 West Market Street
14.07	Property				5399 Lauby Road
15	Loan		CCRE	CCRE	6725 Sunset Office	Interest Only	Actual/360	1	60	59	60	59	0	0	12/11/2015	6	2/6/2016	1/6/2021		1/6/2021	No
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	Interest Only, Then Amortizing	Actual/360	2	48	46	120	118	360	360	12/4/2015	6	1/6/2016	12/6/2019	1/6/2020	12/6/2025	No
16.01	Property				Shoppes at Woodruff
16.02	Property				Riverbend Shopping Center
16.03	Property				Sussex Plaza
16.04	Property				East Town Plaza
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	Interest Only, Then Amortizing	Actual/360	2	48	46	120	118	360	360	12/4/2015	6	1/6/2016	12/6/2019	1/6/2020	12/6/2025	No
17.01	Property				Surfside Commons
17.02	Property				East Towne Centre
17.03	Property				Plantation Plaza
17.04	Property				Smithfield Plaza
18	Loan	38	CCRE	CCRE	Lancaster Plaza	Amortizing	Actual/360	2	0	0	120	118	360	358	12/1/2015	6	1/6/2016		1/6/2016	12/6/2025	No
19	Loan	39	GSMC	CCRE, GSMC	Element LA	Interest Only	Actual/360	3	120	117	120	117	0	0	10/9/2015	6	12/6/2015	11/6/2025		11/6/2025	No
20	Loan	40	GSMC	GSMC	Residence Inn Andover	Amortizing	Actual/360	2	0	0	120	118	360	358	11/12/2015	6	1/6/2016		1/6/2016	12/6/2025	No
21	Loan		CGMRC	CGMRC	900 Seward Street	Interest Only, Then Amortizing	Actual/360	2	48	46	120	118	360	360	11/30/2015	6	1/6/2016	12/6/2019	1/6/2020	12/6/2025	No
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	Amortizing	Actual/360	4	0	0	120	116	360	356	9/10/2015	6	11/6/2015		11/6/2015	10/6/2025	No

A-5

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Amortization Type	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)
23	Loan		GSMC	GSMC	Seaford Village	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	12/4/2015	6	1/6/2016	12/6/2020	1/6/2021	12/6/2025	No
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	Interest Only, Then Amortizing	Actual/360	1	48	47	120	119	360	360	12/22/2015	6	2/6/2016	1/6/2020	2/6/2020	1/6/2026	No
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	12/11/2015	6	2/6/2016	1/6/2018	2/6/2018	1/6/2026	No
25.01	Property				Walgreens - Sterling Heights
25.02	Property				CVS - Hillsboro
25.03	Property				Jo-Ann Fabrics - Portage
25.04	Property				Fred’s - Dunn
25.05	Property				Rite Aid - Hogansville
25.06	Property				Dollar General - Sandersville
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/9/2015	6	2/6/2016	1/6/2019	2/6/2019	1/6/2026	No
26.01	Property				Guardian Self Storage Centre Avenue
26.02	Property				Guardian Self Storage South Millvale
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	12/21/2015	6	2/6/2016	1/6/2018	2/6/2018	1/6/2026	No
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	Amortizing	Actual/360	0	0	0	120	120	360	360	1/8/2016	6	3/6/2016		3/6/2016	2/6/2026	No
28.01	Property				Holiday Inn Express & Suites - Abilene
28.02	Property				La Quinta Inn & Suites - Abilene
29	Loan		GSMC	GSMC	Southwood Tower	Amortizing	Actual/360	1	0	0	120	119	360	359	12/7/2015	6	2/6/2016		2/6/2016	1/6/2026	No
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	Interest Only, Then Amortizing	Actual/360	0	36	36	120	120	360	360	1/11/2016	6	3/6/2016	2/6/2019	3/6/2019	2/6/2026	No
31	Loan		GSMC	GSMC	Golden Mile Marketplace	Interest Only, Then Amortizing	Actual/360	3	24	21	120	117	360	360	11/5/2015	6	12/6/2015	11/6/2017	12/6/2017	11/6/2025	No
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	12/10/2015	6	2/6/2016	1/6/2021	2/6/2021	1/6/2026	No
33	Loan	15	GSMC	GSMC	Five Points Medical	Amortizing	Actual/360	3	0	0	120	117	360	357	11/6/2015	6	12/6/2015		12/6/2015	11/6/2025	No
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/9/2015	6	2/6/2016	1/6/2019	2/6/2019	1/6/2026	No
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	Interest Only, Then Amortizing	Actual/360	1	48	47	120	119	360	360	12/22/2015	6	2/6/2016	1/6/2020	2/6/2020	1/6/2026	No
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/9/2015	6	2/6/2016	1/6/2019	2/6/2019	1/6/2026	No
37	Loan		GSMC	GSMC	AAAA Self Storage	Amortizing	Actual/360	1	0	0	120	119	360	359	12/17/2015	6	2/6/2016		2/6/2016	1/6/2026	No
37.01	Property				AAAA Self Storage Buford
37.02	Property				AAAA Self Storage Lawrenceville
38	Loan		GSMC	GSMC	Paseo Real	Interest Only, Then Amortizing	Actual/360	1	60	59	120	119	360	360	12/9/2015	6	2/6/2016	1/6/2021	2/6/2021	1/6/2026	No
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	1/5/2016	6	2/6/2016	1/6/2018	2/6/2018	1/6/2026	No
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	Interest Only, Then Amortizing	Actual/360	3	36	33	120	117	360	360	11/2/2015	6	12/6/2015	11/6/2018	12/6/2018	11/6/2025	No
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	Interest Only, Then Amortizing	Actual/360	1	24	23	120	119	360	360	12/16/2015	6	2/6/2016	1/6/2018	2/6/2018	1/6/2026	No
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	Interest Only, Then Amortizing	Actual/360	3	48	45	120	117	360	360	10/30/2015	6	12/6/2015	11/6/2019	12/6/2019	11/6/2025	No
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	Amortizing	Actual/360	0	0	0	120	120	360	360	1/11/2016	6	3/6/2016		3/6/2016	2/6/2026	No
43.01	Property				Ambassador Down Manufactured Housing Community
43.02	Property				Wickiup Manufactured Housing Community
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	Interest Only, Then Amortizing	Actual/360	1	36	35	120	119	360	360	12/23/2015	6	2/6/2016	1/6/2019	2/6/2019	1/6/2026	No
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	Interest Only, Then Amortizing	Actual/360	2	12	10	120	118	360	360	12/4/2015	6	1/6/2016	12/6/2016	1/6/2017	12/6/2025	No
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	Amortizing	Actual/360	1	0	0	120	119	360	359	12/11/2015	6	2/6/2016		2/6/2016	1/6/2026	No
47	Loan		SMF I	SMC	Sleep Inn - Manchester	Amortizing	Actual/360	1	0	0	120	119	300	299	12/17/2015	6	2/6/2016		2/6/2016	1/6/2026	No
48	Loan	15, 54	SMF I	SMC	Freehome Village	Interest Only, Then Amortizing	Actual/360	4	24	20	120	116	360	360	9/28/2015	6	11/6/2015	10/6/2017	11/6/2017	10/6/2025	No
49	Loan		GSMC	GSMC	81 Page Drive	Interest Only, Then Amortizing	Actual/360	2	60	58	120	118	360	360	11/20/2015	6	1/6/2016	12/6/2020	1/6/2021	12/6/2025	No
50	Loan		CCRE	CCRE	Gulf Place	Amortizing	Actual/360	2	0	0	120	118	360	358	12/3/2015	6	1/6/2016		1/6/2016	12/6/2025	No
51	Loan		GSMC	GSMC	Union Landing	Interest Only	Actual/360	2	120	118	120	118	0	0	12/4/2015	6	1/6/2016	12/6/2025		12/6/2025	No
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	Interest Only, Then Amortizing	Actual/360	2	72	70	120	118	360	360	11/18/2015	6	1/6/2016	12/6/2021	1/6/2022	12/6/2025	No
53	Loan		CCRE	CCRE	Shops at South Mountain	Amortizing	Actual/360	1	0	0	120	119	360	359	12/29/2015	6	2/6/2016		2/6/2016	1/6/2026	No
54	Loan		CGMRC	CGMRC	Food Lion Southampton	Amortizing	Actual/360	1	0	0	120	119	270	269	12/11/2015	6	2/6/2016		2/6/2016	1/6/2026	No
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	Interest Only, Then Amortizing	Actual/360	2	24	22	120	118	360	360	11/20/2015	6	1/6/2016	12/6/2017	1/6/2018	12/6/2025	No
56	Loan		CGMRC	CGMRC	National Self Storage Redford	Interest Only, Then Amortizing	Actual/360	2	72	70	120	118	360	360	11/18/2015	6	1/6/2016	12/6/2021	1/6/2022	12/6/2025	No
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	Interest Only, Then Amortizing	Actual/360	1	12	11	120	119	360	360	12/21/2015	6	2/6/2016	1/6/2017	2/6/2017	1/6/2026	No
57.01	Property				Princeton Self Storage
57.02	Property				Horn Lake Self Storage
58	Loan		CCRE	CCRE	El Dorado Apartments	Interest Only	Actual/360	3	120	117	120	117	0	0	10/30/2015	6	12/6/2015	11/6/2025		11/6/2025	No

A-6

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza		0	0	Lockout/25_Defeasance/92_0%/3	30,023,243	12,600,866	17,422,377	32,476,844	13,470,556	19,006,288	32,180,504	13,698,201
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21		0	0	Lockout/25_Defeasance/91_0%/4	50,091,621	38,564,543	11,527,078	56,140,611	42,548,657	13,591,954	63,784,086	46,164,757
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square		0	3 days grace, one time during the term of the loan, other than the payment due on the Maturity Date	Lockout/27_Defeasance/89_0%/4	23,460,992	9,133,988	14,327,004	22,896,113	6,815,682	16,080,431	25,070,164	8,373,167
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront		3 days grace, once per trailing 12-month period	3 days grace, once per trailing 12-month period	Lockout/27_Defeasance/89_0%/4	72,798,497	55,676,392	17,122,105	76,074,555	57,340,080	18,734,475	84,594,882	60,923,030
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place		0	0	Lockout/25_Defeasance/91_0%/4	3,633,359	1,505,046	2,128,313	6,184,083	2,011,268	4,172,815	7,646,738	2,193,060
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street		0	0	Lockout/25_Defeasance/90_0%/5	5,007,637	712,250	4,295,387	6,425,074	880,647	5,544,427	7,595,367	1,438,944
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio		0	0	Lockout/26_Defeasance/54_0%/4	14,101,750	10,026,801	4,074,950	14,234,175	10,196,898	4,037,277	14,161,338	9,966,018
8.01	Property				Crowne Plaza - King of Prussia					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
8.02	Property				Fairfield Inn & Suites - King of Prussia					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park		0	0	Lockout/49_Defeasance/68_0%/3	3,073,776	408,233	2,665,543	3,166,687	498,839	2,667,848	3,340,845	589,558
10	Loan	15, 32	GSMC	GSMC	South Plains Mall		5	0	Lockout/27_>YM or 1%/89_0%/4	22,750,319	7,183,616	15,566,703	24,226,187	7,442,358	16,783,830	25,296,906	7,662,895
11	Loan	33	GSMC	GSMC	GSA Portfolio		0	0	Lockout/27_Defeasance/89_0%/4	8,951,605	2,865,752	6,085,854	8,940,972	2,955,154	5,985,818	8,919,861	3,032,972
11.01	Property				Mobile					1,338,665	345,431	993,234	1,274,434	371,329	903,105	1,117,514	337,652
11.02	Property				Savannah					954,615	232,973	721,642	917,968	271,623	646,345	808,477	240,683
11.03	Property	34			Covington					676,556	151,380	525,177	686,868	127,558	559,311	686,414	202,717
11.04	Property				Nashville					551,825	131,221	420,604	557,210	146,992	410,218	541,756	148,450
11.05	Property				Memphis - Midtown					417,667	164,556	253,111	425,642	183,418	242,224	439,241	170,639
11.06	Property				Atlanta					498,533	163,521	335,012	470,260	161,888	308,372	481,010	165,757
11.07	Property				Tallahassee					477,651	179,111	298,540	485,745	159,394	326,352	483,048	172,469
11.08	Property				Elizabethtown					229,219	66,668	162,551	272,178	105,309	166,868	298,498	72,996
11.09	Property				Greenville					202,193	56,502	145,690	246,303	72,409	173,894	365,932	76,446
11.10	Property				Birmingham					307,204	116,392	190,812	308,032	107,087	200,945	323,406	136,567
11.11	Property				Paducah					368,999	99,282	269,717	369,943	109,128	260,815	334,305	111,827
11.12	Property				Little Rock					466,865	221,577	245,288	400,467	204,643	195,824	405,808	224,438
11.13	Property				Huntsville					318,781	89,519	229,262	311,951	97,593	214,358	310,892	107,928
11.14	Property				Columbus					249,396	94,418	154,979	270,493	83,540	186,952	318,492	77,228
11.15	Property				Memphis - North					265,868	112,297	153,571	266,682	112,088	154,595	272,816	122,973
11.16	Property				Frankfort					270,793	79,881	190,911	254,005	86,197	167,809	257,118	90,796
11.17	Property				Henderson					162,327	70,672	91,655	163,273	72,505	90,768	166,100	74,864
11.18	Property				Gadsden					250,335	76,340	173,996	219,670	80,064	139,607	221,891	73,630
11.19	Property				Bessemer					208,471	71,636	136,835	198,584	64,390	134,193	199,496	79,019
11.20	Property				Richmond					115,939	54,027	61,912	191,272	68,545	122,727	191,922	67,224
11.21	Property				Tullahoma					177,007	73,157	103,850	177,908	85,017	92,891	218,695	76,756
11.22	Property				Fairhope					154,940	67,768	87,172	155,143	59,984	95,160	159,718	70,696
11.23	Property				Lawrenceburg					135,927	56,587	79,340	162,715	42,430	120,286	163,425	46,209
11.24	Property				Moss Point					151,830	90,837	60,993	154,225	82,025	72,199	153,887	85,009
12	Loan	35	SMF I	SMC	Heinz 57 Center		0	0	Lockout/26_Defeasance/90_0%/4	11,544,790	4,448,690	7,096,100	11,658,046	4,577,365	7,080,681	11,547,166	4,372,085
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center		0	0	Lockout/26_Defeasance/89_0%/5	N/A	N/A	N/A	N/A	N/A	N/A	3,664,830	1,807,060
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park		0	0	Lockout/25_Defeasance/91_0%/4	6,001,324	2,962,203	3,039,121	5,937,726	3,061,475	2,876,251	5,917,837	3,099,145
14.01	Property				3875 Embassy Parkway					1,667,316	697,810	969,506	1,666,525	689,587	976,938	1,553,002	720,164
14.02	Property				3700 Embassy Parkway					999,273	511,182	488,092	1,069,084	544,295	524,789	1,384,435	570,463
14.03	Property				4000 Embassy Parkway					977,685	473,958	503,727	925,392	474,562	450,830	752,476	458,562
14.04	Property				4040 Embassy Parkway					777,391	379,706	397,685	731,440	397,645	333,795	648,344	397,287
14.05	Property				3737 Embassy Parkway					436,151	297,035	139,116	382,772	303,169	79,603	388,541	277,839
14.06	Property				3560 West Market Street					715,336	368,513	346,823	695,426	404,815	290,611	703,433	405,692
14.07	Property				5399 Lauby Road					428,172	233,999	194,173	467,087	247,402	219,685	487,606	269,138
15	Loan		CCRE	CCRE	6725 Sunset Office		0	0	Lockout/25_Defeasance/29_0%/6	2,571,091	990,161	1,580,930	2,504,673	890,939	1,613,734	2,488,262	922,999
16	Loan		GSMC	GSMC	Rivercrest Portfolio B		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	2,557,864	481,004	2,076,860	2,554,876	505,766
16.01	Property				Shoppes at Woodruff					N/A	N/A	N/A	1,175,649	211,609	964,040	1,165,935	221,012
16.02	Property				Riverbend Shopping Center					N/A	N/A	N/A	474,875	78,154	396,721	466,246	72,239
16.03	Property				Sussex Plaza					N/A	N/A	N/A	490,570	89,423	401,147	494,424	99,122
16.04	Property				East Town Plaza					N/A	N/A	N/A	416,770	101,818	314,952	428,271	113,393
17	Loan		GSMC	GSMC	Rivercrest Portfolio A		0	0	Lockout/26_Defeasance/90_0%/4	2,196,323	530,406	1,665,917	2,368,474	537,446	1,831,028	2,445,116	526,553
17.01	Property				Surfside Commons					609,680	116,286	493,394	705,121	122,085	583,036	680,150	127,979
17.02	Property				East Towne Centre					709,105	166,052	543,053	584,366	184,175	400,191	677,551	176,365
17.03	Property				Plantation Plaza					469,022	140,218	328,804	536,279	122,224	414,055	548,542	117,700
17.04	Property				Smithfield Plaza					408,516	107,850	300,666	542,708	108,962	433,746	538,873	104,509
18	Loan	38	CCRE	CCRE	Lancaster Plaza		0	0	Lockout/26_Defeasance/89_0%/5	1,811,402	345,986	1,465,416	1,806,491	370,595	1,435,896	1,771,784	351,323
19	Loan	39	GSMC	CCRE, GSMC	Element LA		2	0	Lockout/3_>YM or 1%/113_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
20	Loan	40	GSMC	GSMC	Residence Inn Andover		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	3,151,761	2,131,314	1,020,447	3,860,851	2,372,320
21	Loan		CGMRC	CGMRC	900 Seward Street		0	0	Lockout/26_Defeasance/91_0%/3	N/A	N/A	N/A	1,263,728	151,933	1,111,795	739,394	189,532
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal		0	0	Lockout/28_Defeasance/88_0%/4	N/A	N/A	N/A	24,950,471	20,031,005	4,919,466	27,133,354	20,908,610

A-7

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)
23	Loan		GSMC	GSMC	Seaford Village		0	0	Lockout/26_Defeasance/90_0%/4	1,216,237	248,854	967,383	1,276,698	307,013	969,685	1,318,232	349,778
24	Loan		SMF I	SMC	6221 Wilshire Boulevard		0	0	Lockout/25_Defeasance or >YM or 1%/90_0%/5	1,498,282	587,376	910,906	1,552,111	556,164	995,947	1,513,688	610,400
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio		0	0	Lockout/25_Defeasance/92_0%/3	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.01	Property				Walgreens - Sterling Heights					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.02	Property				CVS - Hillsboro					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.03	Property				Jo-Ann Fabrics - Portage					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.04	Property				Fred’s - Dunn					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.05	Property				Rite Aid - Hogansville					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
25.06	Property				Dollar General - Sandersville					N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale		0	0	Lockout/23_>YM or 1%/90_0%/7	1,798,993	774,048	1,024,945	1,821,993	769,675	1,052,318	1,892,581	801,756
26.01	Property				Guardian Self Storage Centre Avenue					1,394,833	523,817	871,016	1,416,472	520,820	895,652	1,460,027	535,495
26.02	Property				Guardian Self Storage South Millvale					404,160	250,231	153,929	405,521	248,855	156,666	432,554	266,261
27	Loan	15, 44	GSMC	GSMC	Arapaho Village		0	0	Lockout/25_Defeasance/90_0%/5	N/A	N/A	N/A	1,070,773	379,121	691,652	N/A	N/A
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio		0	0	Lockout/24_Defeasance/92_0%/4	N/A	N/A	N/A	3,409,221	2,254,874	1,154,347	3,662,564	2,427,815
28.01	Property				Holiday Inn Express & Suites - Abilene					N/A	N/A	N/A	1,827,499	1,307,058	520,441	1,971,899	1,339,411
28.02	Property				La Quinta Inn & Suites - Abilene					N/A	N/A	N/A	1,581,722	947,816	633,906	1,690,665	1,088,404
29	Loan		GSMC	GSMC	Southwood Tower		0	0	Lockout/25_Defeasance/91_0%/4	1,309,731	623,248	686,483	1,536,919	672,620	864,299	1,603,122	709,061
30	Loan	15, 47	GSMC	GSMC	Two Metro Place		0	0	Lockout/23_>YM or 1%/92_0%/5	N/A	N/A	N/A	1,479,198	930,404	548,795	1,628,424	1,131,476
31	Loan		GSMC	GSMC	Golden Mile Marketplace		0	0	Lockout/27_Defeasance/89_0%/4	N/A	N/A	N/A	1,729,605	560,882	1,168,723	1,783,744	560,176
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee		0	0	Lockout/25_Defeasance/89_0%/6	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
33	Loan	15	GSMC	GSMC	Five Points Medical		0	0	Lockout/27_Defeasance/89_0%/4	1,290,114	466,484	823,630	1,284,456	512,343	772,113	1,212,291	508,858
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road		0	0	Lockout/23_>YM or 1%/90_0%/7	1,005,205	430,375	574,830	1,055,678	411,405	644,273	1,102,083	437,453
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard		0	0	Lockout/25_Defeasance or >YM or 1%/90_0%/5	750,350	259,468	490,882	772,244	278,913	493,331	793,969	313,362
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive		0	0	Lockout/23_>YM or 1%/90_0%/7	878,383	401,418	476,965	953,956	392,543	561,413	1,032,291	419,934
37	Loan		GSMC	GSMC	AAAA Self Storage		0	0	Lockout/11_>YM or 1%/105_0%/4	896,804	246,928	649,876	920,243	301,296	618,947	986,632	311,334
37.01	Property				AAAA Self Storage Buford					555,230	150,334	404,896	571,924	187,356	384,568	607,066	187,324
37.02	Property				AAAA Self Storage Lawrenceville					341,574	96,594	244,980	348,319	113,939	234,379	379,567	124,011
38	Loan		GSMC	GSMC	Paseo Real		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	890,942	263,810	627,132	982,049	271,251
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons		0	0	Lockout/25_Defeasance/91_0%/4	N/A	N/A	N/A	828,313	329,731	498,582	798,529	335,200
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments		0	0	Lockout/27_Defeasance/90_0%/3	N/A	N/A	N/A	N/A	N/A	N/A	676,098	669,515
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza		5	0	Lockout/25_Defeasance/90_0%/5	1,450,842	735,408	715,435	1,306,169	771,229	534,940	1,442,780	721,088
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments		0	0	Lockout/27_Defeasance/90_0%/3	866,866	448,809	418,058	916,033	463,899	452,134	938,588	475,232
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s		0	0	Lockout/24_Defeasance/92_0%/4	966,145	383,485	582,660	887,065	408,317	478,748	900,027	397,548
43.01	Property				Ambassador Down Manufactured Housing Community					662,144	286,102	376,042	606,925	299,365	307,560	606,028	292,896
43.02	Property				Wickiup Manufactured Housing Community					304,001	97,383	206,618	280,140	108,952	171,188	293,999	104,652
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville		0	0	Lockout/25_Defeasance/92_0%/3	793,527	228,994	564,533	819,933	242,746	577,186	844,504	247,663
45	Loan	51, 52	CCRE	CCRE	Draper Industrial		0	0	Lockout/26_Defeasance/89_0%/5	685,031	135,607	549,423	749,688	143,399	606,290	743,816	150,531
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte		0	0	Lockout/25_Defeasance/90_0%/5	1,886,214	1,469,958	416,257	2,285,058	1,663,586	621,472	2,303,861	1,692,135
47	Loan		SMF I	SMC	Sleep Inn - Manchester		0	0	Lockout/25_Defeasance/91_0%/4	1,329,682	776,466	553,216	1,369,425	794,997	574,428	1,553,511	886,578
48	Loan	15, 54	SMF I	SMC	Freehome Village		0	0	Lockout/28_Defeasance/88_0%/4	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
49	Loan		GSMC	GSMC	81 Page Drive		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	687,500	9,867	677,633	689,031	4,381
50	Loan		CCRE	CCRE	Gulf Place		0	0	Lockout/26_›YM or 1%/90_0%/4	584,501	200,313	384,188	604,374	212,776	391,598	620,709	243,728
51	Loan		GSMC	GSMC	Union Landing		0	0	Lockout/26_Defeasance/90_0%/4	N/A	N/A	N/A	531,897	90,502	441,394	516,190	90,983
52	Loan		CGMRC	CGMRC	National Self Storage Southfield		0	0	Lockout/26_Defeasance/90_0%/4	718,284	302,311	415,973	736,837	311,701	425,136	761,918	306,801
53	Loan		CCRE	CCRE	Shops at South Mountain		0	0	Lockout/25_Defeasance/90_0%/5	400,685	93,034	307,651	446,227	94,826	351,402	458,796	130,700
54	Loan		CGMRC	CGMRC	Food Lion Southampton		0	0	Lockout/25_Defeasance/91_0%/4	621,587	159,963	461,624	618,756	164,155	454,601	641,363	171,464
55	Loan	15	CGMRC	CGMRC	Budget Self Storage		0	0	Lockout/26_Defeasance/90_0%/4	414,178	200,098	214,080	444,802	197,010	247,792	479,503	215,148
56	Loan		CGMRC	CGMRC	National Self Storage Redford		0	0	Lockout/26_Defeasance/90_0%/4	537,270	265,532	271,738	563,626	263,230	300,396	638,514	267,510
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage		0	0	Lockout/25_Defeasance/92_0%/3	308,437	152,374	156,063	320,207	150,297	169,910	580,568	290,533
57.01	Property				Princeton Self Storage					308,437	152,374	156,063	320,207	150,297	169,910	327,643	152,655
57.02	Property				Horn Lake Self Storage					N/A	N/A	N/A	N/A	N/A	N/A	252,925	137,877
58	Loan		CCRE	CCRE	El Dorado Apartments		0	0	Lockout/27_Defeasance/89_0%/4	718,783	463,249	255,534	718,435	490,655	227,780	697,312	484,849

A-8

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	18,482,303	34,226,259	14,673,392	19,552,867	9/30/2015	12	Trailing 12	38,272,463	15,542,394	22,730,069	8.7%	130,066	1,526,020
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	10,500,000	0	10,500,000	5.8%	0	0
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	17,619,329	64,166,433	47,084,214	17,082,219	11/30/2015	12	Trailing 12	64,578,445	47,259,417	17,319,028	11.6%	1,767,859	0
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	16,696,997	25,110,462	7,989,907	17,120,555	8/31/2015	12	Trailing 12	24,501,208	8,630,225	15,870,983	9.8%	271,513	748,418
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	23,671,852	91,507,426	63,653,982	27,853,444	9/30/2015	12	Trailing 12	91,507,426	65,021,727	26,485,700	13.0%	3,534,282	0
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	5,453,678	9,795,726	2,486,782	7,308,944	9/30/2015	12	Trailing 12	12,323,925	2,954,962	9,368,963	10.1%	104,735	719,855
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	6,156,423	8,218,511	2,648,416	5,570,095	9/30/2015	12	Trailing 12	14,536,119	3,987,562	10,548,557	8.1%	11,743	78,287
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	4,195,320	14,446,735	10,000,579	4,446,156	10/31/2015	12	Trailing 12	14,446,735	10,047,150	4,399,585	11.5%	577,869	0
8.01	Property				Crowne Plaza - King of Prussia	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A		N/A	N/A
8.02	Property				Fairfield Inn & Suites - King of Prussia	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	N/A	N/A	N/A		N/A	N/A
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	2,751,287	3,318,934	507,969	2,810,965	9/30/2015	12	Trailing 12	3,287,819	621,068	2,666,751	8.6%	26,782	133,908
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	17,634,011	25,677,070	7,387,822	18,289,248	8/31/2015	12	Trailing 12	26,228,590	7,820,045	18,408,546	9.2%	374,056	597,152
11	Loan	33	GSMC	GSMC	GSA Portfolio	5,886,890	8,905,235	3,110,184	5,795,051	8/31/2015	12	Trailing 12	8,236,348	3,058,707	5,177,641	9.5%	160,112	299,294
11.01	Property				Mobile	779,861	N/A	N/A	N/A	N/A	N/A	Not Available	1,113,699	321,699	792,000		17,277	41,138
11.02	Property				Savannah	567,793	N/A	N/A	N/A	N/A	N/A	Not Available	747,219	244,806	502,413		21,203	30,726
11.03	Property	34			Covington	483,698	N/A	N/A	N/A	N/A	N/A	Not Available	625,646	162,142	463,504		3,254	22,055
11.04	Property				Nashville	393,306	N/A	N/A	N/A	N/A	N/A	Not Available	473,093	148,649	324,444		1,672	14,194
11.05	Property				Memphis - Midtown	268,602	N/A	N/A	N/A	N/A	N/A	Not Available	454,206	174,987	279,219		18,063	15,251
11.06	Property				Atlanta	315,253	N/A	N/A	N/A	N/A	N/A	Not Available	394,384	170,662	223,722		1,989	19,875
11.07	Property				Tallahassee	310,580	N/A	N/A	N/A	N/A	N/A	Not Available	317,912	173,505	144,407		2,024	12,608
11.08	Property				Elizabethtown	225,502	N/A	N/A	N/A	N/A	N/A	Not Available	285,788	73,530	212,258		5,985	7,664
11.09	Property				Greenville	289,486	N/A	N/A	N/A	N/A	N/A	Not Available	316,340	80,406	235,935		15,153	8,651
11.10	Property				Birmingham	186,839	N/A	N/A	N/A	N/A	N/A	Not Available	331,044	141,479	189,565		5,625	12,642
11.11	Property				Paducah	222,478	N/A	N/A	N/A	N/A	N/A	Not Available	297,985	113,401	184,584		2,530	10,828
11.12	Property				Little Rock	181,370	N/A	N/A	N/A	N/A	N/A	Not Available	389,669	228,607	161,062		13,392	20,080
11.13	Property				Huntsville	202,964	N/A	N/A	N/A	N/A	N/A	Not Available	291,333	110,408	180,925		2,340	11,110
11.14	Property				Columbus	241,265	N/A	N/A	N/A	N/A	N/A	Not Available	258,133	91,989	166,144		2,906	6,049
11.15	Property				Memphis - North	149,843	N/A	N/A	N/A	N/A	N/A	Not Available	274,134	127,378	146,756		5,394	9,009
11.16	Property				Frankfort	166,322	N/A	N/A	N/A	N/A	N/A	Not Available	265,982	96,114	169,867		11,299	12,070
11.17	Property				Henderson	91,236	N/A	N/A	N/A	N/A	N/A	Not Available	190,269	80,504	109,765		6,501	4,615
11.18	Property				Gadsden	148,262	N/A	N/A	N/A	N/A	N/A	Not Available	213,655	76,901	136,753		3,800	8,546
11.19	Property				Bessemer	120,478	N/A	N/A	N/A	N/A	N/A	Not Available	181,259	82,031	99,228		1,806	7,350
11.20	Property				Richmond	124,698	N/A	N/A	N/A	N/A	N/A	Not Available	165,005	71,826	93,179		4,313	4,843
11.21	Property				Tullahoma	141,939	N/A	N/A	N/A	N/A	N/A	Not Available	191,811	82,869	108,942		2,981	4,815
11.22	Property				Fairhope	89,023	N/A	N/A	N/A	N/A	N/A	Not Available	166,287	75,301	90,987		4,249	6,484
11.23	Property				Lawrenceburg	117,217	N/A	N/A	N/A	N/A	N/A	Not Available	142,836	54,602	88,234		2,254	3,933
11.24	Property				Moss Point	68,878	N/A	N/A	N/A	N/A	N/A	Not Available	148,661	74,913	73,749		4,101	4,756
12	Loan	35	SMF I	SMC	Heinz 57 Center	7,175,081	11,701,993	4,447,147	7,254,846	9/30/2015	12	Trailing 12	11,974,125	4,669,980	7,304,146	9.6%	139,922	800,000
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	1,857,770	4,035,175	1,859,138	2,176,037	10/31/2015	12	Trailing 12	4,526,787	1,909,693	2,617,093	10.5%	39,914	315,747
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	2,818,692	6,012,341	3,137,203	2,875,138	9/30/2015	12	Trailing 12	6,205,255	3,301,572	2,903,683	12.6%	99,804	343,569
14.01	Property				3875 Embassy Parkway	832,838	1,590,518	752,374	838,144	9/30/2015	12	Trailing 12	1,593,444	721,143	872,301		23,553	95,130
14.02	Property				3700 Embassy Parkway	813,972	1,486,338	572,954	913,384	9/30/2015	12	Trailing 12	1,588,900	625,087	963,813		19,650	92,782
14.03	Property				4000 Embassy Parkway	293,914	690,228	427,635	262,593	9/30/2015	12	Trailing 12	715,715	471,340	244,375		14,020	33,240
14.04	Property				4040 Embassy Parkway	251,057	791,557	450,595	340,962	9/30/2015	12	Trailing 12	879,684	473,094	406,591		12,639	51,069
14.05	Property				3737 Embassy Parkway	110,702	428,861	286,359	142,502	9/30/2015	12	Trailing 12	641,108	320,329	320,779		10,317	34,710
14.06	Property				3560 West Market Street	297,741	677,636	424,466	253,170	9/30/2015	12	Trailing 12	430,666	419,142	11,524		12,390	17,960
14.07	Property				5399 Lauby Road	218,468	347,203	222,820	124,383	9/30/2015	12	Trailing 12	355,738	271,437	84,300		7,235	18,678
15	Loan		CCRE	CCRE	6725 Sunset Office	1,565,263	2,957,226	990,436	1,966,790	9/1/2015	12	Trailing 12	3,101,564	1,000,235	2,101,329	10.0%	11,075	73,835
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	2,049,110	2,553,628	561,246	1,992,382	9/30/2015	12	Trailing 12	2,484,578	536,132	1,948,446	9.6%	67,945	72,526
16.01	Property				Shoppes at Woodruff	944,923	1,151,887	241,104	910,783	9/30/2015	12	Trailing 12	1,197,762	246,027	951,734		29,680	31,727
16.02	Property				Riverbend Shopping Center	394,007	452,066	91,641	360,425	9/30/2015	12	Trailing 12	459,676	73,748	385,928		12,145	14,769
16.03	Property				Sussex Plaza	395,302	501,350	99,520	401,830	9/30/2015	12	Trailing 12	386,275	100,099	286,176		12,357	12,245
16.04	Property				East Town Plaza	314,878	448,325	128,981	319,344	9/30/2015	12	Trailing 12	440,865	116,258	324,607		13,763	13,785
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	1,918,563	2,531,330	522,170	2,009,160	9/30/2015	12	Trailing 12	2,503,892	537,010	1,966,882	9.9%	39,534	55,944
17.01	Property				Surfside Commons	552,171	739,777	131,855	607,922	9/30/2015	12	Trailing 12	732,802	126,018	606,784		15,165	15,668
17.02	Property				East Towne Centre	501,186	672,433	173,200	499,233	9/30/2015	12	Trailing 12	692,211	193,906	498,305		11,732	11,042
17.03	Property				Plantation Plaza	430,842	577,281	115,655	461,626	9/30/2015	12	Trailing 12	567,125	116,218	450,907		2,199	14,390
17.04	Property				Smithfield Plaza	434,364	541,839	101,460	440,379	9/30/2015	12	Trailing 12	511,754	100,867	410,887		10,438	14,844
18	Loan	38	CCRE	CCRE	Lancaster Plaza	1,420,461	1,812,148	356,082	1,456,066	6/30/2015	12	Trailing 12	1,939,641	466,290	1,473,350	8.6%	16,709	55,698
19	Loan	39	GSMC	CCRE, GSMC	Element LA	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	18,020,236	3,787,349	14,232,887	8.5%	42,606	284,037
20	Loan	40	GSMC	GSMC	Residence Inn Andover	1,488,531	4,270,411	2,497,483	1,772,928	9/30/2015	12	Trailing 12	4,270,411	2,530,551	1,739,860	12.9%	170,816	0
21	Loan		CGMRC	CGMRC	900 Seward Street	549,862	1,189,712	163,717	1,025,995	9/30/2015	9	Annualized	1,495,429	378,232	1,117,197	8.5%	8,063	56,527
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	6,224,744	29,931,491	22,067,584	7,863,907	7/31/2015	12	Trailing 12	29,931,491	21,890,963	8,040,528	15.8%	1,197,260	0

A-9

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)
23	Loan		GSMC	GSMC	Seaford Village	968,454	1,239,162	381,744	857,419	11/30/2015	12	Trailing 12	1,558,426	363,517	1,194,909	9.2%	37,679	68,464
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	903,288	1,551,401	640,351	911,050	11/30/2015	11	Annualized	1,813,843	711,464	1,102,378	8.7%	10,482	52,408
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	1,416,078	326,468	1,089,609	8.8%	11,255	31,530
25.01	Property				Walgreens - Sterling Heights	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	459,199	91,196	368,003		2,174	6,882
25.02	Property				CVS - Hillsboro	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	251,155	54,561	196,595		0	3,965
25.03	Property				Jo-Ann Fabrics - Portage	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	219,641	66,201	153,440		3,002	7,560
25.04	Property				Fred’s - Dunn	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	193,209	43,583	149,626		2,520	6,426
25.05	Property				Rite Aid - Hogansville	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	168,137	43,636	124,501		1,699	4,712
25.06	Property				Dollar General - Sandersville	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	124,737	27,291	97,446		1,861	1,985
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	1,090,825	1,924,300	774,081	1,150,219	10/31/2015	12	Trailing 12	1,978,535	797,066	1,181,469	10.5%	18,357	0
26.01	Property				Guardian Self Storage Centre Avenue	924,532	1,478,721	510,638	968,083	10/31/2015	12	Trailing 12	1,501,344	534,519	966,825		11,840	0
26.02	Property				Guardian Self Storage South Millvale	166,293	445,579	263,443	182,136	10/31/2015	12	Trailing 12	477,191	262,547	214,644		6,517	0
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	N/A	1,019,707	364,926	654,781	7/31/2015	12	Trailing 12	1,179,081	367,307	811,773	9.1%	23,301	47,498
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	1,234,749	3,727,287	2,431,890	1,295,397	11/30/2015	12	Trailing 12	3,626,459	2,394,750	1,231,709	13.0%	145,058	0
28.01	Property				Holiday Inn Express & Suites - Abilene	632,488	2,022,594	1,392,020	630,574	11/30/2015	12	Trailing 12	1,921,766	1,344,427	577,339		76,871	0
28.02	Property				La Quinta Inn & Suites - Abilene	602,261	1,704,693	1,039,870	664,823	11/30/2015	12	Trailing 12	1,704,693	1,050,323	654,370		68,188	0
29	Loan		GSMC	GSMC	Southwood Tower	894,062	1,662,200	731,014	931,187	10/31/2015	12	Trailing 12	1,611,382	713,381	898,000	9.8%	17,946	29,075
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	496,948	1,726,418	1,216,614	509,804	9/30/2015	12	Trailing 12	2,226,237	1,264,016	962,221	10.7%	26,154	92,860
31	Loan		GSMC	GSMC	Golden Mile Marketplace	1,223,568	1,783,742	560,416	1,223,326	6/30/2015	12	Trailing 12	1,767,136	573,319	1,193,817	13.6%	15,281	64,330
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	621,102	14,039	607,063	7.2%	0	0
33	Loan	15	GSMC	GSMC	Five Points Medical	703,432	1,219,996	499,425	720,571	9/30/2015	12	Trailing 12	1,251,745	499,256	752,489	10.3%	23,782	50,631
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	664,630	1,163,977	451,892	712,085	10/31/2015	12	Trailing 12	1,197,204	455,268	741,935	10.3%	8,717	0
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	480,607	830,544	296,788	533,756	10/31/2015	12	Trailing 12	989,060	332,149	656,911	9.1%	8,030	39,900
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	612,357	1,056,590	419,726	636,864	10/31/2015	12	Trailing 12	1,100,788	426,550	674,238	10.2%	9,981	0
37	Loan		GSMC	GSMC	AAAA Self Storage	675,298	1,106,069	404,434	701,636	10/1/2015	12	Trailing 12	1,021,702	340,556	681,147	10.7%	26,919	0
37.01	Property				AAAA Self Storage Buford	419,742	658,795	240,967	417,829	10/1/2015	12	Trailing 12	586,687	208,582	378,105		15,579	0
37.02	Property				AAAA Self Storage Lawrenceville	255,556	447,274	163,467	283,807	10/1/2015	12	Trailing 12	435,015	131,974	303,042		11,340	0
38	Loan		GSMC	GSMC	Paseo Real	710,798	1,038,637	263,028	775,609	9/30/2015	12	Trailing 12	999,378	270,630	728,748	11.6%	12,365	34,993
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	463,329	782,815	347,037	435,778	9/30/2015	12	Trailing 12	1,042,740	371,989	670,750	11.3%	12,554	39,018
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	6,583	1,217,982	564,848	653,134	10/31/2015	12	Trailing 12	1,432,205	873,930	558,275	9.6%	56,000	0
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	721,692	1,423,640	806,707	616,933	9/30/2015	12	Trailing 12	1,589,572	833,789	755,783	13.0%	31,071	89,536
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	463,356	1,049,226	474,196	575,029	8/31/2015	12	Trailing 12	1,049,226	474,209	575,017	10.0%	36,000	0
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	502,479	908,713	392,427	516,287	9/30/2015	12	Trailing 12	908,713	428,096	480,617	8.5%	13,550	0
43.01	Property				Ambassador Down Manufactured Housing Community	313,132	601,306	286,974	314,332	9/30/2015	12	Trailing 12	601,306	305,673	295,633		8,000	0
43.02	Property				Wickiup Manufactured Housing Community	189,347	307,407	105,452	201,955	9/30/2015	12	Trailing 12	307,407	122,423	184,984		5,550	0
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	596,841	865,853	249,698	616,155	9/30/2015	12	Trailing 12	834,413	258,439	575,974	10.5%	6,572	0
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	593,284	777,547	151,710	625,837	9/30/2015	12	Trailing 12	734,778	170,447	564,331	10.3%	15,438	36,022
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	611,727	2,628,678	1,850,022	778,655	10/31/2015	12	Trailing 12	2,628,678	1,803,034	825,643	15.9%	105,147	0
47	Loan		SMF I	SMC	Sleep Inn - Manchester	666,933	1,633,918	912,908	721,010	11/30/2015	12	Trailing 12	1,633,918	913,224	720,694	13.9%	65,357	0
48	Loan	15, 54	SMF I	SMC	Freehome Village	N/A	N/A	N/A	N/A	N/A	N/A	Not Available	738,344	284,167	454,177	9.1%	14,868	30,115
49	Loan		GSMC	GSMC	81 Page Drive	684,650	N/A	N/A	N/A	N/A	N/A	Not Available	725,493	21,765	703,728	14.3%	37,500	35,000
50	Loan		CCRE	CCRE	Gulf Place	376,981	649,946	228,322	421,625	8/31/2015	12	Trailing 12	738,624	252,642	485,982	9.9%	1,557	34,449
51	Loan		GSMC	GSMC	Union Landing	425,207	N/A	N/A	N/A	N/A	N/A	Not Available	506,751	94,377	412,374	10.2%	3,433	10,191
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	455,117	844,675	319,490	525,185	9/30/2015	12	Trailing 12	844,675	332,105	512,570	12.8%	19,930	0
53	Loan		CCRE	CCRE	Shops at South Mountain	328,097	548,187	141,837	406,350	8/1/2015	12	Trailing 12	460,212	139,411	320,801	9.0%	2,058	13,718
54	Loan		CGMRC	CGMRC	Food Lion Southampton	469,900	653,576	173,732	479,843	8/31/2015	12	Trailing 12	641,063	179,283	461,780	14.5%	29,066	95,695
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	264,355	478,355	221,960	256,395	10/31/2015	12	Trailing 12	478,355	227,727	250,628	8.0%	12,111	0
56	Loan		CGMRC	CGMRC	National Self Storage Redford	371,004	662,487	269,798	392,689	9/30/2015	12	Trailing 12	662,487	272,533	389,954	12.6%	18,134	0
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	290,035	632,141	308,348	323,793	9/30/2015	12	Trailing 12	627,445	326,503	300,942	9.8%	18,135	0
57.01	Property				Princeton Self Storage	174,988	348,433	165,795	182,638	9/30/2015	12	Trailing 12	343,738	171,861	171,877		12,280	0
57.02	Property				Horn Lake Self Storage	115,047	283,708	142,553	141,154	9/30/2015	12	Trailing 12	283,708	154,642	129,065		5,854	0
58	Loan		CCRE	CCRE	El Dorado Apartments	212,463	688,859	466,561	222,298	9/30/2015	12	Trailing 12	708,812	446,997	261,816	10.5%	28,800	0

A-10

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	21,073,984	1.64	8.1%	540,000,000	11/1/2015	NAP	NAP	48.1%	48.1%	97.2%	11/1/2015	NAP	NAP
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	10,500,000	1.28	5.8%	240,000,000	12/15/2015	NAP	NAP	75.0%	75.0%	77.0%	9/30/2015	NAP	NAP
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	15,551,170	1.51	10.4%	239,000,000	11/18/2015	NAP	NAP	62.7%	52.6%	81.6% (Hotel) / 99.6% (Office and Retail)	11/30/2015 (Hotel) / 1/5/2016 (Office and Retail)	346.81	282.95
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	14,851,052	1.55	9.2%	279,000,000	9/25/2015	286,000,000	10/1/2016	58.1%	48.1%	95.6%	8/31/2015	NAP	NAP
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	22,951,418	1.87	11.2%	345,000,000	10/16/2015	368,000,000	11/1/2018	59.2%	44.8%	76.1%	9/30/2015	242.74	184.65
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	8,544,373	1.44	9.2%	140,000,000	11/10/2015	146,500,000	1/1/2017	66.4%	56.1%	100.0%	12/1/2015	NAP	NAP
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	10,458,527	1.88	8.0%	240,000,000	10/30/2015	NAP	NAP	54.2%	54.2%	100.0%	10/1/2015	318.00	251.22
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	3,821,716	1.42	10.0%	49,600,000	10/16/2015	59,400,000	10/16/2017	70.6%	56.4%	68.9%	10/31/2015	131.90	90.82
8.01	Property				Crowne Plaza - King of Prussia	N/A
8.02	Property				Fairfield Inn & Suites - King of Prussia	N/A
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	2,506,062	1.26	8.0%	44,800,000	10/17/2015	45,700,000	5/1/2016	69.6%	57.1%	100.0%	12/1/2015	NAP	NAP
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	17,437,338	2.04	8.7%	368,000,000	9/7/2015	399,000,000	9/1/2016	54.3%	50.1%	96.6%	9/30/2015	NAP	NAP
11	Loan	33	GSMC	GSMC	GSA Portfolio	4,718,236	1.35	8.6%	73,025,000	Various	NAP	NAP	75.0%	63.1%	91.7%		NAP	NAP
11.01	Property				Mobile	733,585			10,100,000	7/17/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.02	Property				Savannah	450,484			8,200,000	7/20/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.03	Property	34			Covington	438,195			5,600,000	7/20/2015	NAP	NAP			69.2%	10/1/2015	NAP	NAP
11.04	Property				Nashville	308,578			4,500,000	7/25/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.05	Property				Memphis - Midtown	245,906			3,800,000	7/25/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.06	Property				Atlanta	201,858			3,500,000	7/20/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.07	Property				Tallahassee	129,774			3,150,000	8/1/2015	NAP	NAP			50.0%	10/1/2015	NAP	NAP
11.08	Property				Elizabethtown	198,608			3,100,000	7/30/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.09	Property				Greenville	212,131			2,900,000	7/22/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.10	Property				Birmingham	171,298			2,700,000	7/29/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.11	Property				Paducah	171,226			2,600,000	7/16/2015	NAP	NAP			50.0%	10/1/2015	NAP	NAP
11.12	Property				Little Rock	127,590			2,550,000	7/31/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.13	Property				Huntsville	167,475			2,450,000	7/14/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.14	Property				Columbus	157,189			2,400,000	7/28/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.15	Property				Memphis - North	132,353			2,100,000	7/25/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.16	Property				Frankfort	146,498			2,100,000	7/28/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.17	Property				Henderson	98,649			1,800,000	7/22/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.18	Property				Gadsden	124,407			1,700,000	7/14/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.19	Property				Bessemer	90,072			1,450,000	7/28/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.20	Property				Richmond	84,022			1,450,000	7/29/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.21	Property				Tullahoma	101,146			1,400,000	7/25/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.22	Property				Fairhope	80,254			1,400,000	7/17/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.23	Property				Lawrenceburg	82,047			1,250,000	7/25/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
11.24	Property				Moss Point	64,892			825,000	7/27/2015	NAP	NAP			100.0%	10/1/2015	NAP	NAP
12	Loan	35	SMF I	SMC	Heinz 57 Center	6,364,224	1.30	8.4%	110,600,000	10/20/2015	NAP	NAP	68.6%	56.5%	95.6%	11/16/2015	NAP	NAP
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	2,261,432	1.42	9.0%	34,500,000	10/20/2015	36,500,000	11/1/2016	72.5%	60.5%	93.2%	12/2/2015	NAP	NAP
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	2,460,309	1.66	10.7%	32,300,000	Various	34,540,000	Various	71.2%	57.6%	78.5%		NAP	NAP
14.01	Property				3875 Embassy Parkway	753,618			7,880,000	11/17/2015	NAP	NAP			89.8%	11/4/2015	NAP	NAP
14.02	Property				3700 Embassy Parkway	851,380			7,095,000	11/17/2015	NAP	NAP			98.5%	11/4/2015	NAP	NAP
14.03	Property				4000 Embassy Parkway	197,115			5,020,000	11/17/2015	NAP	NAP			59.2%	11/4/2015	NAP	NAP
14.04	Property				4040 Embassy Parkway	342,883			4,255,000	11/17/2015	NAP	NAP			89.2%	11/4/2015	NAP	NAP
14.05	Property				3737 Embassy Parkway	275,753			3,750,000	11/17/2015	NAP	NAP			76.2%	11/4/2015	NAP	NAP
14.06	Property				3560 West Market Street	(18,827)			2,500,000	11/17/2015	4,040,000	11/17/2019			45.8%	11/4/2015	NAP	NAP
14.07	Property				5399 Lauby Road	58,388			1,800,000	11/13/2015	2,500,000	12/1/2018			65.0%	11/4/2015	NAP	NAP
15	Loan		CCRE	CCRE	6725 Sunset Office	2,016,418	1.90	9.6%	35,750,000	10/22/2015	NAP	NAP	58.7%	58.7%	95.1%	12/1/2015	NAP	NAP
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	1,807,975	1.45	9.0%	27,400,000	Various	NAP	NAP	73.7%	66.2%	89.5%		NAP	NAP
16.01	Property				Shoppes at Woodruff	890,328			12,725,000	11/6/2015	NAP	NAP			91.7%	12/1/2015	NAP	NAP
16.02	Property				Riverbend Shopping Center	359,014			5,200,000	11/1/2015	NAP	NAP			91.2%	12/1/2015	NAP	NAP
16.03	Property				Sussex Plaza	261,574			5,200,000	11/1/2015	NAP	NAP			77.4%	12/1/2015	NAP	NAP
16.04	Property				East Town Plaza	297,059			4,275,000	11/1/2015	NAP	NAP			94.5%	12/1/2015	NAP	NAP
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	1,871,404	1.53	9.5%	27,500,000	Various	NAP	NAP	72.0%	64.7%	95.3%		NAP	NAP
17.01	Property				Surfside Commons	575,951			8,250,000	11/6/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
17.02	Property				East Towne Centre	475,531			7,150,000	11/6/2015	NAP	NAP			93.8%	12/1/2015	NAP	NAP
17.03	Property				Plantation Plaza	434,318			6,350,000	11/6/2015	NAP	NAP			87.3%	12/1/2015	NAP	NAP
17.04	Property				Smithfield Plaza	385,605			5,750,000	11/3/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
18	Loan	38	CCRE	CCRE	Lancaster Plaza	1,400,944	1.29	8.2%	22,800,000	10/9/2015	NAP	NAP	74.8%	61.4%	96.3%	10/1/2015	NAP	NAP
19	Loan	39	GSMC	CCRE, GSMC	Element LA	13,906,245	1.78	8.3%	294,000,000	8/31/2015	NAP	NAP	57.1%	57.1%	100.0%	10/7/2015	NAP	NAP
20	Loan	40	GSMC	GSMC	Residence Inn Andover	1,569,044	1.84	11.7%	21,000,000	10/2/2015	NAP	NAP	64.1%	52.5%	73.8%	9/30/2015	129.01	95.15
21	Loan		CGMRC	CGMRC	900 Seward Street	1,052,608	1.27	8.0%	19,000,000	10/15/2015	NAP	NAP	68.9%	62.2%	100.0%	10/1/2015	NAP	NAP
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	6,843,268	2.11	13.5%	76,000,000	7/31/2015	101,000,000	8/1/2018	56.8%	41.4%	85.2%	7/31/2015	91.75	78.19

A-11

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)
23	Loan		GSMC	GSMC	Seaford Village	1,088,766	1.36	8.4%	18,300,000	10/20/2015	NAP	NAP	70.6%	64.8%	96.5%	12/1/2015	NAP	NAP
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	1,039,489	1.28	8.2%	18,000,000	11/24/2015	NAP	NAP	70.3%	63.5%	79.3%	12/1/2015	NAP	NAP
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	1,046,824	1.33	8.4%	16,835,000	Various	NAP	NAP	74.0%	63.7%	100.0%		NAP	NAP
25.01	Property				Walgreens - Sterling Heights	358,947			5,900,000	11/4/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
25.02	Property				CVS - Hillsboro	192,629			2,950,000	11/9/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
25.03	Property				Jo-Ann Fabrics - Portage	142,878			2,470,000	11/18/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
25.04	Property				Fred’s - Dunn	140,680			2,140,000	11/12/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
25.05	Property				Rite Aid - Hogansville	118,090			1,900,000	11/13/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
25.06	Property				Dollar General - Sandersville	93,600			1,475,000	11/17/2015	NAP	NAP			100.0%	12/1/2015	NAP	NAP
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	1,163,112	1.71	10.4%	17,600,000	11/12/2015	NAP	NAP	63.6%	55.7%	79.0%		NAP	NAP
26.01	Property				Guardian Self Storage Centre Avenue	954,985			14,490,000	11/12/2015	NAP	NAP			84.0%	9/21/2015	NAP	NAP
26.02	Property				Guardian Self Storage South Millvale	208,127			3,110,000	11/12/2015	NAP	NAP			67.1%	9/21/2015	NAP	NAP
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	740,975	1.26	8.3%	12,200,000	8/22/2015	13,900,000	8/31/2017	73.0%	62.8%	85.7%	12/1/2015	NAP	NAP
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	1,086,651	1.78	11.4%	16,000,000	12/14/2015	17,400,000	1/1/2017	59.4%	44.9%	75.3%		98.22	73.93
28.01	Property				Holiday Inn Express & Suites - Abilene	500,468			8,100,000	12/14/2015	9,000,000	1/1/2017			82.1%	11/30/2015	102.08	79.63
28.02	Property				La Quinta Inn & Suites - Abilene	586,182			7,900,000	12/14/2015	8,400,000	1/1/2017			69.0%	11/30/2015	94.01	64.87
29	Loan		GSMC	GSMC	Southwood Tower	850,979	1.44	9.3%	13,000,000	10/29/2015	NAP	NAP	70.7%	58.1%	88.7%	12/1/2015	NAP	NAP
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	843,207	1.48	9.4%	13,500,000	10/30/2015	14,600,000	5/1/2016	66.7%	54.4%	92.6%	1/8/2016	NAP	NAP
31	Loan		GSMC	GSMC	Golden Mile Marketplace	1,114,206	2.16	12.7%	15,500,000	9/23/2015	NAP	NAP	56.5%	47.9%	98.0%	11/1/2015	NAP	NAP
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	607,063	1.13	7.2%	12,800,000	10/23/2015	NAP	NAP	66.0%	60.8%	100.0%	11/1/2015	NAP	NAP
33	Loan	15	GSMC	GSMC	Five Points Medical	678,076	1.40	9.3%	11,000,000	8/26/2015	11,500,000	9/1/2016	66.6%	52.9%	77.2%	8/31/2015	NAP	NAP
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	733,219	1.68	10.2%	10,240,000	11/12/2015	NAP	NAP	70.3%	61.5%	95.0%	9/21/2015	NAP	NAP
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	608,981	1.32	8.5%	9,600,000	11/23/2015	NAP	NAP	75.0%	67.8%	90.5%	12/1/2015	NAP	NAP
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	664,258	1.66	10.1%	9,480,000	11/12/2015	NAP	NAP	69.6%	60.9%	90.5%	9/21/2015	NAP	NAP
37	Loan		GSMC	GSMC	AAAA Self Storage	654,228	1.63	10.2%	10,400,000	6/10/2015	NAP	NAP	61.5%	50.2%	87.1%		NAP	NAP
37.01	Property				AAAA Self Storage Buford	362,526			5,800,000	6/10/2015	NAP	NAP			87.2%	10/7/2015	NAP	NAP
37.02	Property				AAAA Self Storage Lawrenceville	291,702			4,600,000	6/10/2015	NAP	NAP			86.9%	10/7/2015	NAP	NAP
38	Loan		GSMC	GSMC	Paseo Real	681,390	1.76	10.8%	9,200,000	11/3/2015	NAP	NAP	68.5%	62.8%	97.6%	10/6/2015	NAP	NAP
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	619,178	1.62	10.4%	8,600,000	11/1/2015	NAP	NAP	69.2%	59.8%	96.0%	9/28/2015	NAP	NAP
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	502,275	1.36	8.6%	7,600,000	10/6/2015	9,100,000	10/1/2017	72.0%	56.6%	97.3%	10/28/2015	NAP	NAP
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	635,176	1.68	11.0%	9,200,000	10/14/2015	10,100,000	11/1/2017	63.0%	49.8%	84.0%	11/1/2015	NAP	NAP
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	539,017	1.47	9.4%	7,750,000	9/24/2015	NAP	NAP	73.9%	66.8%	95.0%	9/29/2015	NAP	NAP
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	467,067	1.29	8.2%	7,810,000	9/9/2015	NAP	NAP	72.5%	59.4%	77.9%		NAP	NAP
43.01	Property				Ambassador Down Manufactured Housing Community	287,633			5,150,000	9/9/2015	NAP	NAP			72.5%	12/31/2015	NAP	NAP
43.02	Property				Wickiup Manufactured Housing Community	179,434			2,660,000	9/9/2015	NAP	NAP			85.6%	12/31/2015	NAP	NAP
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	569,401	1.63	10.4%	8,350,000	8/29/2015	NAP	NAP	65.9%	58.2%	97.9%	10/31/2015	NAP	NAP
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	512,871	1.44	9.3%	8,050,000	10/28/2015	NAP	NAP	68.3%	57.8%	100.0%	11/30/2015	NAP	NAP
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	720,496	2.14	13.9%	7,500,000	11/1/2015	8,000,000	11/1/2017	69.3%	53.5%	85.6%	10/31/2015	90.43	77.39
47	Loan		SMF I	SMC	Sleep Inn - Manchester	655,337	1.76	12.6%	8,000,000	10/1/2015	NAP	NAP	64.9%	49.0%	74.5%	11/30/2015	77.65	57.88
48	Loan	15, 54	SMF I	SMC	Freehome Village	409,194	1.33	8.2%	9,050,000	8/26/2015	9,800,000	8/26/2017	55.2%	43.7%	72.8%	9/22/2015	NAP	NAP
49	Loan		GSMC	GSMC	81 Page Drive	631,228	2.10	12.8%	9,900,000	10/21/2015	NAP	NAP	49.7%	45.5%	100.0%	10/1/2015	NAP	NAP
50	Loan		CCRE	CCRE	Gulf Place	449,976	1.40	9.2%	6,900,000	10/15/2015	NAP	NAP	71.0%	58.8%	96.1%	8/24/2015	NAP	NAP
51	Loan		GSMC	GSMC	Union Landing	398,750	2.07	9.8%	7,250,000	10/9/2015	NAP	NAP	55.9%	55.9%	100.0%	12/31/2015	NAP	NAP
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	492,640	1.99	12.3%	9,550,000	10/16/2015	NAP	NAP	41.9%	39.2%	80.6%	9/30/2015	NAP	NAP
53	Loan		CCRE	CCRE	Shops at South Mountain	305,025	1.30	8.6%	4,900,000	11/2/2015	NAP	NAP	72.4%	60.0%	84.7%	10/31/2015	NAP	NAP
54	Loan		CGMRC	CGMRC	Food Lion Southampton	337,019	1.45	10.6%	5,750,000	10/21/2015	NAP	NAP	55.5%	38.4%	91.7%	11/5/2015	NAP	NAP
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	238,517	1.18	7.6%	4,450,000	9/30/2015	5,750,000	10/1/2017	64.0%	47.4%	67.6%	10/31/2015	NAP	NAP
56	Loan		CGMRC	CGMRC	National Self Storage Redford	371,820	1.93	12.0%	7,050,000	10/16/2015	NAP	NAP	44.0%	41.1%	81.6%	9/30/2015	NAP	NAP
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	282,807	1.41	9.2%	4,500,000	Various	NAP	NAP	68.3%	57.8%	82.8%		NAP	NAP
57.01	Property				Princeton Self Storage	159,597			2,650,000	11/17/2015	NAP	NAP			79.8%	8/31/2015	NAP	NAP
57.02	Property				Horn Lake Self Storage	123,211			1,850,000	11/19/2015	NAP	NAP			87.2%	10/31/2015	NAP	NAP
58	Loan		CCRE	CCRE	El Dorado Apartments	233,016	1.89	9.3%	4,200,000	9/8/2015	NAP	NAP	59.5%	59.5%	93.8%	8/31/2015	NAP	NAP

A-12

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	Sirius XM Radio	99,754	11/30/2029	Thomas Publishing Company	93,072	12/31/2025	Visiting Nurse Services NY	55,754	9/30/2020
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	NAP			NAP			NAP
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	M. Arthur Gensler & Associates	14,667	1/31/2019	Weisbart Springer, LLP	10,853	6/30/2024	Urban Outfitters	9,931	1/31/2022
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	Macy’s	242,199	1/31/2027	JCPenney	191,671	5/31/2018	Carson’s	122,000	1/31/2029
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	NAP			NAP			NAP
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	Infusion Software	261,591	9/30/2021	Education Management	100,885	1/31/2022	Healthways, Inc	92,109	4/30/2020
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	34th Hotel Ventures LLC	222,000	10/28/2083	DSW Shoes	37,108	1/31/2028	Planet Fitness	15,350	6/30/2030
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio
8.01	Property				Crowne Plaza - King of Prussia	NAP			NAP			NAP
8.02	Property				Fairfield Inn & Suites - King of Prussia	NAP			NAP			NAP
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	Dick’s Sporting Goods	50,000	1/31/2019	Best Buy	30,162	1/31/2019	PetSmart	20,443	8/31/2018
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	JCPenney	218,518	7/31/2017	Dillard’s Women	162,755	1/31/2017	Dillard’s Men’s & Children	93,949	1/31/2017
11	Loan	33	GSMC	GSMC	GSA Portfolio
11.01	Property				Mobile	Social Security Administration - Mobile	50,816	7/14/2018	NAP			NAP
11.02	Property				Savannah	Office of Disability Adjudication and Review - Savannah	17,969	6/30/2018	Pardons/Parole - Savannah	17,969	6/30/2016	NAP
11.03	Property	34			Covington	Office of Disability Adjudication and Review - Covington	16,543	8/31/2020	Newton Medical	5,988	8/1/2021	NAP
11.04	Property				Nashville	Social Security Administration - Nashville	18,575	7/31/2019	NAP			NAP
11.05	Property				Memphis - Midtown	Social Security Administration - Midtown	21,250	5/31/2020	NAP			NAP
11.06	Property				Atlanta	Customs Enforcement - Atlanta	22,100	9/30/2016	NAP			NAP
11.07	Property				Tallahassee	Office of Disability Adjudication and Review - Tallahassee	12,653	10/31/2020	NAP			NAP
11.08	Property				Elizabethtown	Social Security Administration - Elizabethtown	12,215	1/6/2023	NAP			NAP
11.09	Property				Greenville	Social Security Administration - Greenville	13,775	2/28/2023	NAP			NAP
11.10	Property				Birmingham	Social Security Administration - Birmingham	16,544	4/30/2019	NAP			NAP
11.11	Property				Paducah	Office of Disability Adjudication and Review - Paducah	11,500	11/30/2018	NAP			NAP
11.12	Property				Little Rock	Military Entrance Processing Station - Little Rock	23,495	5/31/2017	NAP			NAP
11.13	Property				Huntsville	Social Security Administration - Huntsville	13,000	12/10/2017	NAP			NAP
11.14	Property				Columbus	Social Security Administration - Columbus	10,377	8/14/2023	NAP			NAP
11.15	Property				Memphis - North	Social Security Administration - North	12,545	4/14/2020	NAP			NAP
11.16	Property				Frankfort	Social Security Administration - Frankfort	14,124	8/14/2017	NAP			NAP
11.17	Property				Henderson	Social Security Administration - Henderson	8,668	11/18/2024	NAP			NAP
11.18	Property				Gadsden	Social Security Administration - Gadsden	10,000	11/7/2017	NAP			NAP
11.19	Property				Bessemer	Social Security Administration - Bessemer	8,600	7/14/2017	NAP			NAP
11.20	Property				Richmond	Social Security Administration - Richmond	7,189	1/22/2022	NAP			NAP
11.21	Property				Tullahoma	Social Security Administration - Tullahoma	8,280	9/30/2023	NAP			NAP
11.22	Property				Fairhope	Social Security Administration - Fairhope	7,587	6/30/2017	NAP			NAP
11.23	Property				Lawrenceburg	Social Security Administration - Lawrenceburg	6,260	6/30/2022	NAP			NAP
11.24	Property				Moss Point	Social Security Administration - Moss Point	7,071	2/7/2022	NAP			NAP
12	Loan	35	SMF I	SMC	Heinz 57 Center	Heinz	309,623	7/31/2026	Burlington Coat Factory	140,509	3/31/2024	Port Authority of Allegheny County	70,575	6/30/2020
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	MB Financial Bank, N.A.	68,947	5/31/2020	ForeSee Results	60,000	5/31/2019	University of Michigan	48,907	5/31/2019
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park
14.01	Property				3875 Embassy Parkway	RJF / Koroseal Interior Prod	30,066	12/31/2019	Virtual Hold Technology	25,926	11/30/2021	Oak Associates, LTD.	9,543	8/31/2016
14.02	Property				3700 Embassy Parkway	Centene Management Corp, LLC	25,971	8/31/2020	Grange Mutual Casualty Company	12,258	5/31/2018	Morgan, Stanley, Dean Witter	11,477	5/31/2020
14.03	Property				4000 Embassy Parkway	Merrill Lynch	15,195	6/30/2018	Inspiron Logistics, LLC	3,314	10/31/2020	EverStream	2,604	2/28/2021
14.04	Property				4040 Embassy Parkway	CBIZ Business Solutions NE OH	14,048	8/31/2017	Inpatient Medical Services	8,362	3/31/2022	Matson Integrated Logistics	3,500	8/31/2018
14.05	Property				3737 Embassy Parkway	Hanna, Campbell & Powell	21,826	6/30/2022	Maxim Healthcare	8,732	3/31/2021	Veritext Corp (Rennillo)	885	11/30/2018
14.06	Property				3560 West Market Street	Sanctuary Software Studio Corp	6,179	1/31/2021	Reserve Group Manage. Corp.	5,389	7/31/2016	Sid Richardson Carbon & Gas Co	4,117	6/30/2020
14.07	Property				5399 Lauby Road	Surgere, Inc.	5,965	10/31/2025	US General Services Admin	3,994	2/28/2018	The Village Network	3,128	7/31/2019
15	Loan		CCRE	CCRE	6725 Sunset Office	Native Instruments North Ameri	14,732	12/31/2018	Catalina’s Seafood, Inc.	8,992	10/31/2028	AM Only, LLC	6,675	1/31/2019
16	Loan		GSMC	GSMC	Rivercrest Portfolio B
16.01	Property				Shoppes at Woodruff	Staples	24,049	5/31/2021	Dollar Tree	11,853	4/30/2021	Family Christian Stores	5,700	1/31/2017
16.02	Property				Riverbend Shopping Center	Dollar Tree	8,800	6/30/2020	CATO	4,720	1/31/2017	Shoe Show	4,000	6/30/2018
16.03	Property				Sussex Plaza	Advance Auto Parts	8,000	4/30/2022	CATO	6,500	1/31/2018	Shoe Show	3,200	3/31/2017
16.04	Property				East Town Plaza	Dollar Tree	9,000	5/31/2017	CATO	4,800	1/31/2017	Cellular Connection	3,000	1/31/2018
17	Loan		GSMC	GSMC	Rivercrest Portfolio A
17.01	Property				Surfside Commons	Once Upon a Child	7,038	11/30/2017	CATO	6,000	1/31/2017	Shoe Show	4,500	10/31/2021
17.02	Property				East Towne Centre	Dollar Tree	7,000	7/31/2016	Buffalo Wild Wings	4,745	2/29/2020	The Shoe Dept.	4,500	5/31/2017
17.03	Property				Plantation Plaza	CATO	6,500	1/31/2018	Shoe Show	4,500	7/31/2016	Time Warner Cable	3,011	4/30/2018
17.04	Property				Smithfield Plaza	PetSmart	6,047	4/30/2023	CATO	5,400	1/31/2017	La Cocina	4,000	2/28/2022
18	Loan	38	CCRE	CCRE	Lancaster Plaza	Food-4-Less	52,924	5/31/2020	PetSmart	24,850	2/28/2019	Primo Café	6,000	4/30/2019
19	Loan	39	GSMC	CCRE, GSMC	Element LA	Riot Games	284,037	3/31/2030	NAP			NAP
20	Loan	40	GSMC	GSMC	Residence Inn Andover	NAP			NAP			NAP
21	Loan		CGMRC	CGMRC	900 Seward Street	Deluxe Media Inc.	40,315	2/2/2025	NAP			NAP
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	NAP			NAP			NAP

A-13

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
23	Loan		GSMC	GSMC	Seaford Village	Roses	45,495	2/26/2021	Peebles	39,795	2/2/2019	Food Lion	36,781	10/6/2035
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	Kollins Ezekh	4,084	4/30/2023	Eric Gofnung, D.C.	3,397	12/31/2020	Leonid M. Kleynberg	2,334	12/31/2018
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio
25.01	Property				Walgreens - Sterling Heights	Walgreens	14,490	5/31/2027	NAP			NAP
25.02	Property				CVS - Hillsboro	CVS	10,125	1/31/2023	NAP			NAP
25.03	Property				Jo-Ann Fabrics - Portage	Jo-Ann Fabrics	20,016	1/31/2030	NAP			NAP
25.04	Property				Fred’s - Dunn	Fred’s	16,799	10/31/2027	NAP			NAP
25.05	Property				Rite Aid - Hogansville	Rite Aid	11,325	3/19/2027	NAP			NAP
25.06	Property				Dollar General - Sandersville	Dollar General	12,406	9/30/2028	NAP			NAP
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale
26.01	Property				Guardian Self Storage Centre Avenue	NAP			NAP			NAP
26.02	Property				Guardian Self Storage South Millvale	NAP			NAP			NAP
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	Tom Thumb	43,256	2/6/2025	Tuesday Morning	9,422	7/31/2020	H&R Block	3,183	4/30/2018
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio
28.01	Property				Holiday Inn Express & Suites - Abilene	NAP			NAP			NAP
28.02	Property				La Quinta Inn & Suites - Abilene	NAP			NAP			NAP
29	Loan		GSMC	GSMC	Southwood Tower	Veriforce	18,717	10/31/2016	Invocon	14,213	10/31/2019	Woodforest National Bank	5,309	9/30/2018
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	Metro Data Center	37,915	11/30/2027	Hylant Group Inc	16,830	4/30/2018	Ohio Health	14,106	8/31/2023
31	Loan		GSMC	GSMC	Golden Mile Marketplace	Toys R Us	45,000	1/31/2019	Wonder Book & Video	11,000	7/31/2020	Furniture Master Inc	9,600	10/31/2018
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	Bank of America	3,500	8/31/2035	NAP			NAP
33	Loan	15	GSMC	GSMC	Five Points Medical	Crittenton	26,816	7/31/2022	Fugle & Associates	4,812	6/30/2023	Oakland Hills Dermatology	4,456	3/31/2022
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	NAP			NAP			NAP
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	California Orthopedic	5,556	11/30/2016	Gregory Haroutunian	4,433	10/31/2016	Andre De Montesquiou	3,977	8/31/2018
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	NAP			NAP			NAP
37	Loan		GSMC	GSMC	AAAA Self Storage
37.01	Property				AAAA Self Storage Buford	NAP			NAP			NAP
37.02	Property				AAAA Self Storage Lawrenceville	NAP			NAP			NAP
38	Loan		GSMC	GSMC	Paseo Real	Mr. Gatti’s Pizza	19,180	6/30/2021	Hermes Music	6,126	8/31/2017	Buffalo Wild Wings	5,819	6/30/2017
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	Dollar Tree	9,990	1/31/2024	Nabor Beauty	9,030	8/31/2022	Pet Supplies Plus	7,000	9/30/2025
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	NAP			NAP			NAP
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	Deena LLC d/b/a Country Squire	15,000	2/28/2019	Rainbow Apparel	9,610	1/31/2021	Family Dollar	8,440	1/31/2021
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	NAP			NAP			NAP
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s
43.01	Property				Ambassador Down Manufactured Housing Community	NAP			NAP			NAP
43.02	Property				Wickiup Manufactured Housing Community	NAP			NAP			NAP
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	NAP			NAP			NAP
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	KNS International	57,272	7/31/2019	Audio Enchancement	17,535	4/30/2018	SP Ventures, Inc.	12,800	8/1/2018
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	NAP			NAP			NAP
47	Loan		SMF I	SMC	Sleep Inn - Manchester	NAP			NAP			NAP
48	Loan	15, 54	SMF I	SMC	Freehome Village	Publix	44,840	12/31/2023	Trotter & Patel Pediatric Dentistry	2,400	8/31/2018	Esquire Cleaners	1,750	5/31/2019
49	Loan		GSMC	GSMC	81 Page Drive	Camping World, Inc.	250,000	2/28/2025	NAP			NAP
50	Loan		CCRE	CCRE	Gulf Place	The Perfect Pig	2,925	9/30/2019	La Playa Restaurant	2,493	12/31/2017	Santa Rosa Pharmacy	1,960	4/30/2016
51	Loan		GSMC	GSMC	Union Landing	Mancini’s Sleepworld	6,926	7/31/2018	Sprint Spectrum	3,801	12/31/2020	NAP
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	NAP			NAP			NAP
53	Loan		CCRE	CCRE	Shops at South Mountain	Starbucks	1,798	6/30/2018	Cash Time	1,505	8/31/2018	Palm Dental	1,440	10/31/2019
54	Loan		CGMRC	CGMRC	Food Lion Southampton	Roses	45,495	4/16/2022	Food Lion	32,040	2/7/2017	Belk, Inc.	30,096	1/31/2018
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	NAP			NAP			NAP
56	Loan		CGMRC	CGMRC	National Self Storage Redford	NAP			NAP			NAP
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage
57.01	Property				Princeton Self Storage	NAP			NAP			NAP
57.02	Property				Horn Lake Self Storage	NAP			NAP			NAP
58	Loan		CCRE	CCRE	El Dorado Apartments	NAP			NAP			NAP

A-14

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	HQ Global Workplace	55,754	8/31/2020	Covenant House	39,254	3/31/2022	11/12/2015	No	NAP	11/12/2015	NAP	NAP	No	1,168,977
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	NAP			NAP			11/13/2015	No	NAP	11/16/2015	NAP	NAP	No	0
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	Stratus Properties Inc.	8,993	4/30/2021	ACL Showcase Venue	4,531	3/1/2026	11/10/2015	No	NAP	11/11/2015	NAP	NAP	No	353,261
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	Barnes & Noble	26,889	1/31/2018	H&M	18,000	1/31/2016	10/6/2015	No	NAP	10/6/2015	NAP	NAP	No	0
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	NAP			NAP			10/21/2015	No	NAP	10/21/2015	NAP	NAP	No	0
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	Insys Therapeutics, Inc.	34,945	6/30/2021	Infineon Technologies	25,941	5/31/2019	11/18/2015	No	NAP	11/17/2015	NAP	NAP	No	587,243
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	Party City	11,865	10/31/2021	Joe Fresh	8,572	1/31/2021	11/12/2015	No	NAP	12/7/2015	NAP	NAP	No	290,167
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio													No	125,582
8.01	Property				Crowne Plaza - King of Prussia	NAP			NAP			11/10/2015	No	NAP	8/18/2015	NAP	NAP	No
8.02	Property				Fairfield Inn & Suites - King of Prussia	NAP			NAP			11/10/2015	No	NAP	8/18/2015	NAP	NAP	No
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	Ulta	10,789	2/28/2021	Five Below	8,175	6/30/2026	10/27/2015	No	NAP	10/26/2015	NAP	NAP	No	74,425
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	Premiere Cinemas	61,796	4/30/2032	Bealls (GL)	40,000	1/31/2022	9/1/2015	No	NAP	10/19/2015	NAP	NAP	No	0
11	Loan	33	GSMC	GSMC	GSA Portfolio													No	151,195
11.01	Property				Mobile	NAP			NAP			9/30/2015	No	NAP	9/24/2015	NAP	NAP	No
11.02	Property				Savannah	NAP			NAP			9/28/2015	No	NAP	9/25/2015	NAP	NAP	No
11.03	Property	34			Covington	NAP			NAP			9/28/2015	No	NAP	9/25/2015	NAP	NAP	No
11.04	Property				Nashville	NAP			NAP			9/24/2015	No	NAP	9/30/2015	NAP	NAP	No
11.05	Property				Memphis - Midtown	NAP			NAP			9/28/2015	No	NAP	9/30/2015	9/30/2015	7%	No
11.06	Property				Atlanta	NAP			NAP			9/28/2015	No	NAP	9/21/2015	NAP	NAP	No
11.07	Property				Tallahassee	NAP			NAP			9/24/2015	No	NAP	9/24/2015	NAP	NAP	No
11.08	Property				Elizabethtown	NAP			NAP			9/25/2015	No	NAP	9/30/2015	NAP	NAP	No
11.09	Property				Greenville	NAP			NAP			9/30/2015	No	NAP	9/25/2015	NAP	NAP	No
11.10	Property				Birmingham	NAP			NAP			9/23/2015	No	NAP	9/30/2015	NAP	NAP	No
11.11	Property				Paducah	NAP			NAP			9/24/2015	No	NAP	9/30/2015	NAP	NAP	No
11.12	Property				Little Rock	NAP			NAP			9/28/2015	No	NAP	9/24/2015	NAP	NAP	No
11.13	Property				Huntsville	NAP			NAP			9/23/2015	No	NAP	9/30/2015	NAP	NAP	No
11.14	Property				Columbus	NAP			NAP			9/29/2015	No	NAP	9/30/2015	NAP	NAP	No
11.15	Property				Memphis - North	NAP			NAP			9/23/2015	No	NAP	9/30/2015	9/30/2015	6%	No
11.16	Property				Frankfort	NAP			NAP			9/25/2015	No	NAP	9/30/2015	NAP	NAP	No
11.17	Property				Henderson	NAP			NAP			9/28/2015	No	NAP	9/30/2015	NAP	NAP	No
11.18	Property				Gadsden	NAP			NAP			9/24/2015	No	NAP	9/30/2015	NAP	NAP	No
11.19	Property				Bessemer	NAP			NAP			9/29/2015	No	NAP	9/30/2015	NAP	NAP	No
11.20	Property				Richmond	NAP			NAP			9/24/2015	No	NAP	9/30/2015	NAP	NAP	No
11.21	Property				Tullahoma	NAP			NAP			9/23/2015	No	NAP	9/30/2015	NAP	NAP	No
11.22	Property				Fairhope	NAP			NAP			9/24/2015	No	NAP	9/24/2015	NAP	NAP	No
11.23	Property				Lawrenceburg	NAP			NAP			9/25/2015	No	NAP	9/30/2015	NAP	NAP	No
11.24	Property				Moss Point	NAP			NAP			9/24/2015	No	NAP	9/24/2015	NAP	NAP	No
12	Loan	35	SMF I	SMC	Heinz 57 Center	BDO USA, LLP	63,179	8/31/2025	Duquesne Club Fitness Center	36,417	5/30/2020	10/27/2015	No	NAP	10/27/2015	NAP	NAP	No	651,683
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	Siemens Corporation	17,120	1/31/2017	Piolax Corporation	5,120	8/31/2018	10/28/2015	No	NAP	10/28/2015	NAP	NAP	No	205,632
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park													No	60,191
14.01	Property				3875 Embassy Parkway	Robert W. Baird & Company, Inc.	7,644	7/31/2018	CT Consultants, Inc.	5,952	2/29/2020	11/24/2015	No	NAP	11/24/2015	NAP	NAP	No
14.02	Property				3700 Embassy Parkway	Business Underwriters Assoc	9,253	5/31/2019	AJ Amer Agency, Inc.	6,216	5/31/2016	11/24/2015	No	NAP	11/24/2015	NAP	NAP	No
14.03	Property				4000 Embassy Parkway	Cullen Smith & Assoc	1,278	8/31/2017	Moskal Gross & Orchosky, Inc.	817	7/31/2017	11/24/2015	No	NAP	11/24/2015	NAP	NAP	No
14.04	Property				4040 Embassy Parkway	Edgetech Analytics, LLC	3,473	12/31/2016	Opterra Energy Services, Inc.	3,449	8/31/2020	11/24/2015	No	NAP	11/24/2015	NAP	NAP	No
14.05	Property				3737 Embassy Parkway	NAP			NAP			11/24/2015	No	NAP	11/24/2015	NAP	NAP	No
14.06	Property				3560 West Market Street	First Federal of Lakewood	3,220	4/30/2018	Tom Jewett (Ramond James)	1,619	1/31/2017	11/24/2015	No	NAP	11/24/2015	NAP	NAP	No
14.07	Property				5399 Lauby Road	Longbridge Wealth Advisors	2,538	7/31/2020	Dr. Gary Guido	1,702	11/30/2018	11/24/2015	No	NAP	11/24/2015	NAP	NAP	No
15	Loan		CCRE	CCRE	6725 Sunset Office	Viceroy Media (Complete Cntrl)	5,416	9/30/2019	Nationwide HLWD, LLC	5,230	5/31/2019	11/9/2015	No	NAP	11/9/2015	11/9/2015	16%	No	22,500
16	Loan		GSMC	GSMC	Rivercrest Portfolio B													No	32,878
16.01	Property				Shoppes at Woodruff	Stevi B’s Pizza	4,500	9/30/2018	The Little Gym	4,500	3/31/2016	11/16/2015	No	NAP	11/16/2015	NAP	NAP	No
16.02	Property				Riverbend Shopping Center	Virginia ABC Store	2,934	8/31/2024	Gamestop	2,000	1/31/2017	11/13/2015	No	NAP	11/16/2015	NAP	NAP	No
16.03	Property				Sussex Plaza	EZ Cash of Delaware	2,000	7/31/2017	Sally Beauty	1,500	2/28/2021	11/13/2015	No	NAP	11/16/2015	NAP	NAP	No
16.04	Property				East Town Plaza	Shoe Show	2,800	3/31/2017	No. 1 China Buffet	2,000	12/31/2016	11/13/2015	No	NAP	11/16/2015	NAP	NAP	No
17	Loan		GSMC	GSMC	Rivercrest Portfolio A													No	0
17.01	Property				Surfside Commons	Miyabi Jr. Express	4,015	2/28/2022	Sweet Frog Frozen Yogurt	2,012	7/31/2017	11/10/2015	No	NAP	11/16/2015	NAP	NAP	No
17.02	Property				East Towne Centre	CATO	4,400	1/31/2017	Miyabi Jr. Express	4,024	11/30/2019	11/16/2015	No	NAP	11/16/2015	NAP	NAP	No
17.03	Property				Plantation Plaza	Gamestop	3,000	7/31/2017	Armed Forces Career Center	2,000	7/20/2019	11/11/2015	No	NAP	11/16/2015	NAP	NAP	No
17.04	Property				Smithfield Plaza	Shoe Show	3,150	4/30/2017	Gamestop	3,000	10/31/2016	11/12/2015	No	NAP	11/16/2015	NAP	NAP	No
18	Loan	38	CCRE	CCRE	Lancaster Plaza	United States Recruitment Office	4,176	8/31/2017	Lancaster Nails & Spa	2,382	6/30/2017	11/24/2015	No	NAP	10/21/2015	10/21/2015	10%	No	90,000
19	Loan	39	GSMC	CCRE, GSMC	Element LA	NAP			NAP			10/1/2015	No	NAP	9/14/2015	9/14/2015	12%	No	760,000
20	Loan	40	GSMC	GSMC	Residence Inn Andover	NAP			NAP			10/9/2015	No	NAP	10/7/2015	NAP	NAP	No	19,802
21	Loan		CGMRC	CGMRC	900 Seward Street	NAP			NAP			11/5/2015	No	NAP	10/27/2015	11/2/2015	14%	No	33,902
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	NAP			NAP			7/28/2015	No	NAP	8/14/2015	NAP	NAP	No	548,750

A-15

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)
23	Loan		GSMC	GSMC	Seaford Village	Petco	10,550	8/31/2022	Mr. Tire	10,089	10/7/2025	10/27/2015	No	NAP	10/27/2015	NAP	NAP	No	37,415
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	Beverly Hills Surgical Aftercare	2,235	1/31/2025	Monica Asnani, M.D.	2,052	12/31/2018	11/30/2015	No	NAP	11/30/2015	11/30/2015	19%	No	0
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio													No	4,727
25.01	Property				Walgreens - Sterling Heights	NAP			NAP			11/12/2015	No	NAP	11/12/2015	NAP	NAP	No
25.02	Property				CVS - Hillsboro	NAP			NAP			11/12/2015	No	NAP	11/12/2015	NAP	NAP	No
25.03	Property				Jo-Ann Fabrics - Portage	NAP			NAP			11/12/2015	No	NAP	11/12/2015	NAP	NAP	No
25.04	Property				Fred’s - Dunn	NAP			NAP			11/12/2015	No	NAP	11/12/2015	NAP	NAP	No
25.05	Property				Rite Aid - Hogansville	NAP			NAP			11/12/2015	No	NAP	11/12/2015	NAP	NAP	No
25.06	Property				Dollar General - Sandersville	NAP			NAP			11/12/2015	No	NAP	11/12/2015	NAP	NAP	No
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale													No	66,476
26.01	Property				Guardian Self Storage Centre Avenue	NAP			NAP			11/20/2015	No	NAP	11/19/2015	NAP	NAP	No
26.02	Property				Guardian Self Storage South Millvale	NAP			NAP			11/19/2015	No	NAP	11/19/2015	NAP	NAP	No
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	Arapaho Village Pharmacy	2,800	11/30/2016	Painting With a Twist	2,694	7/30/2022	9/3/2015	No	NAP	9/3/2015	NAP	NAP	No	17,208
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio													No	35,595
28.01	Property				Holiday Inn Express & Suites - Abilene	NAP			NAP			12/24/2015	No	NAP	12/24/2015	NAP	NAP	No
28.02	Property				La Quinta Inn & Suites - Abilene	NAP			NAP			12/24/2015	No	NAP	12/24/2015	NAP	NAP	No
29	Loan		GSMC	GSMC	Southwood Tower	Cathy Hart Family Medicine	3,584	8/31/2019	GSA	3,250	8/31/2022	11/4/2015	No	NAP	11/5/2015	NAP	NAP	No	14,880
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	Subaru of America	8,366	6/30/2021	Lightwell (Oxford Consult)	7,554	2/10/2020	11/11/2015	No	NAP	11/13/2015	NAP	NAP	No	112,731
31	Loan		GSMC	GSMC	Golden Mile Marketplace	Mountain View Diner (GL)	5,634	6/30/2020	Ruby Tuesday (GL)	4,410	7/20/2016	10/2/2015	No	NAP	9/30/2015	NAP	NAP	No	53,792
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	NAP			NAP			11/2/2015	No	NAP	NAP	NAP	NAP	No	0
33	Loan	15	GSMC	GSMC	Five Points Medical	Complete Medical Mgmt	3,090	10/31/2019	Proctor ENT, P.L.C.	1,635	8/31/2021	9/4/2015	No	NAP	9/4/2015	NAP	NAP	No	13,815
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	NAP			NAP			11/20/2015	No	NAP	11/19/2015	NAP	NAP	No	31,788
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	Camp Ramah in California	3,021	6/30/2016	Alpha Consulting & Tax, Inc.	2,851	12/31/2020	11/30/2015	No	NAP	11/30/2015	11/30/2015	11%	No	0
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	NAP			NAP			11/19/2015	No	NAP	11/19/2015	NAP	NAP	No	35,415
37	Loan		GSMC	GSMC	AAAA Self Storage													No	6,469
37.01	Property				AAAA Self Storage Buford	NAP			NAP			6/11/2015	No	NAP	6/12/2015	NAP	NAP	No
37.02	Property				AAAA Self Storage Lawrenceville	NAP			NAP			6/15/2015	No	NAP	6/12/2015	NAP	NAP	No
38	Loan		GSMC	GSMC	Paseo Real	Navy Army Community Credit Union	3,977	8/31/2017	Massage Envy Spa	3,319	8/31/2018	11/4/2015	No	NAP	11/2/2015	NAP	NAP	No	10,379
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	Buffalo Wild Wings	6,800	7/31/2020	Rainbow	4,000	1/31/2019	10/30/2015	No	NAP	10/30/2015	NAP	NAP	No	41,290
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	NAP			NAP			10/8/2015	No	NAP	10/9/2015	NAP	NAP	No	62,408
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	Davita Inc./Chicago Heights	7,500	4/30/2021	Beauty 4 U	7,500	2/28/2017	10/21/2015	No	NAP	10/28/2015	NAP	NAP	No	326,545
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	NAP			NAP			10/2/2015	No	NAP	10/2/2015	NAP	NAP	No	18,255
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s													No	0
43.01	Property				Ambassador Down Manufactured Housing Community	NAP			NAP			7/17/2015	No	NAP	9/11/2015	NAP	NAP	No
43.02	Property				Wickiup Manufactured Housing Community	NAP			NAP			7/20/2015	No	NAP	9/11/2015	NAP	NAP	No
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	NAP			NAP			9/14/2015	No	NAP	9/14/2015	9/14/2015	8%	No	23,362
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	ACS Commercial Solutions, Inc	10,312	6/30/2020	GrenX	5,000	7/31/2017	11/5/2015	No	NAP	11/4/2015	11/4/2015	8%	No	14,583
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	NAP			NAP			11/17/2015	No	NAP	11/13/2015	NAP	NAP	No	16,208
47	Loan		SMF I	SMC	Sleep Inn - Manchester	NAP			NAP			10/21/2015	No	NAP	10/21/2015	NAP	NAP	No	11,417
48	Loan	15, 54	SMF I	SMC	Freehome Village	Subway	1,500	6/30/2020	Nail Salon	1,200	2/28/2019	9/1/2015	No	NAP	8/31/2015	NAP	NAP	No	81,745
49	Loan		GSMC	GSMC	81 Page Drive	NAP			NAP			11/5/2015	No	NAP	8/19/2015	NAP	NAP	No	0
50	Loan		CCRE	CCRE	Gulf Place	West SoHo Woman	1,725	1/31/2019	The Association Office	1,656	2/29/2016	11/18/2015	No	NAP	10/23/2015	NAP	NAP	No	18,333
51	Loan		GSMC	GSMC	Union Landing	NAP			NAP			11/5/2015	No	NAP	12/2/2015	12/2/2015	6%	No	12,711
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	NAP			NAP			10/27/2015	No	NAP	10/27/2015	NAP	NAP	No	46,384
53	Loan		CCRE	CCRE	Shops at South Mountain	Subway	1,320	5/31/2018	UPS	1,200	10/31/2018	11/10/2015	No	NAP	11/9/2015	NAP	NAP	No	36,250
54	Loan		CGMRC	CGMRC	Food Lion Southampton	Mounds Dialysis	6,200	6/30/2025	RAC (Rent A Center)	4,600	9/30/2018	11/2/2015	No	NAP	11/2/2015	NAP	NAP	No	14,238
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	NAP			NAP			11/4/2015	No	NAP	10/12/2015	NAP	NAP	No	18,737
56	Loan		CGMRC	CGMRC	National Self Storage Redford	NAP			NAP			10/27/2015	No	NAP	10/27/2015	NAP	NAP	No	33,333
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage													No	14,132
57.01	Property				Princeton Self Storage	NAP			NAP			11/20/2015	No	NAP	11/20/2015	NAP	NAP	No
57.02	Property				Horn Lake Self Storage	NAP			NAP			11/20/2015	No	NAP	11/20/2015	NAP	NAP	No
58	Loan		CCRE	CCRE	El Dorado Apartments	NAP			NAP			9/21/2015	No	NAP	9/11/2015	NAP	NAP	No	12,500

A-16

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	584,489	0	0	0	10,839	0	0	0	0	0	0	1,306,250	0	0
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	0	0	0	0	0	0	0	0	0	0	0	0	0	0
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	353,261	144,502	24,084	0	2,240	0	0	4,720	0	0	0	0	0	0
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	0	0	0	0	0	108,128	0	0	432,511	0	0	0	0	0
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	0	0	0	0	0	0	0	0	0	0	0	300,000	0	0
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	117,449	102,602	11,400	0	8,728	0	500,000	43,640	2,094,692	0	0	0	0	0
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	290,167	24,490	12,245	0	979	0	0	0	0	0	0	0	0	0
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	41,861	134,903	13,490	0	0	0	0	0	0	0	0	17,114	0	0
8.01	Property				Crowne Plaza - King of Prussia
8.02	Property				Fairfield Inn & Suites - King of Prussia
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	18,606	43,344	6,225	0	2,790	0	0	11,159	669,540	0	0	19,855	0	0
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	0	0	0	517,000	0	127,068	0	0	508,298	0	0	0	0	0
11	Loan	33	GSMC	GSMC	GSA Portfolio	60,697	66,863	13,546	0	13,382	481,735	0	34,105	1,227,774	0	0	72,966	0	0
11.01	Property				Mobile
11.02	Property				Savannah
11.03	Property	34			Covington
11.04	Property				Nashville
11.05	Property				Memphis - Midtown
11.06	Property				Atlanta
11.07	Property				Tallahassee
11.08	Property				Elizabethtown
11.09	Property				Greenville
11.10	Property				Birmingham
11.11	Property				Paducah
11.12	Property				Little Rock
11.13	Property				Huntsville
11.14	Property				Columbus
11.15	Property				Memphis - North
11.16	Property				Frankfort
11.17	Property				Henderson
11.18	Property				Gadsden
11.19	Property				Bessemer
11.20	Property				Richmond
11.21	Property				Tullahoma
11.22	Property				Fairhope
11.23	Property				Lawrenceburg
11.24	Property				Moss Point
12	Loan	35	SMF I	SMC	Heinz 57 Center	91,251	84,274	7,662	0	11,660	0	0	66,667	1,600,000	0	0	0	0	0
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	58,752	13,914	2,783	0	3,332	0	0	37,022	1,150,000	0	0	455,332	0	0
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	60,191	37,711	4,714	0	9,946	0	1,500,000	0	1,500,000	0	0	36,188	0	0
14.01	Property				3875 Embassy Parkway
14.02	Property				3700 Embassy Parkway
14.03	Property				4000 Embassy Parkway
14.04	Property				4040 Embassy Parkway
14.05	Property				3737 Embassy Parkway
14.06	Property				3560 West Market Street
14.07	Property				5399 Lauby Road
15	Loan		CCRE	CCRE	6725 Sunset Office	22,500	0	0	0	1,414	84,862	0	0	300,000	0	0	0	0	0
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	21,462	0	0	106,155	5,662	0	300,000	0	300,000	0	0	0	0	0
16.01	Property				Shoppes at Woodruff
16.02	Property				Riverbend Shopping Center
16.03	Property				Sussex Plaza
16.04	Property				East Town Plaza
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	22,217	0	0	0	3,635	0	300,000	0	300,000	0	0	0	0	0
17.01	Property				Surfside Commons
17.02	Property				East Towne Centre
17.03	Property				Plantation Plaza
17.04	Property				Smithfield Plaza
18	Loan	38	CCRE	CCRE	Lancaster Plaza	0	30,951	0	50,000	0	50,000	110,000	0	110,000	0	0	0	0	0
19	Loan	39	GSMC	CCRE, GSMC	Element LA	190,000	0	0	0	3,550	127,817	0	0	0	0	0	0	0	193,750
20	Loan	40	GSMC	GSMC	Residence Inn Andover	19,802	0	0	0	14,235	0	0	0	0	0	0	6,600	0	0
21	Loan		CGMRC	CGMRC	900 Seward Street	16,951	12,507	1,137	0	0	0	0	3,360	120,945	0	0	0	0	0
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	68,594	0	0	0	98,485	0	0	0	0	0	0	77,550	0	0

A-17

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)
23	Loan		GSMC	GSMC	Seaford Village	9,354	24,496	4,083	0	3,305	0	0	6,250	300,000	0	0	0	0	0
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	6,014	0	0	0	869	31,284	0	4,344	150,000	0	0	68,000	0	0
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	2,364	17,817	1,371	153,490	0	0	0	0	0	0	0	6,875	0	0
25.01	Property				Walgreens - Sterling Heights
25.02	Property				CVS - Hillsboro
25.03	Property				Jo-Ann Fabrics - Portage
25.04	Property				Fred’s - Dunn
25.05	Property				Rite Aid - Hogansville
25.06	Property				Dollar General - Sandersville
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	7,050	0	0	0	1,530	55,071	0	0	0	0	0	0	0	0
26.01	Property				Guardian Self Storage Centre Avenue
26.02	Property				Guardian Self Storage South Millvale
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	17,208	25,296	2,530	0	1,942	0	0	5,000	240,000	0	0	95,205	0	7,700
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	19,298	37,025	4,792	0	6,044	0	0	0	0	0	0	0	0	0
28.01	Property				Holiday Inn Express & Suites - Abilene
28.02	Property				La Quinta Inn & Suites - Abilene
29	Loan		GSMC	GSMC	Southwood Tower	14,880	0	0	0	1,496	0	600,000	10,000	0	0	0	12,760	0	0
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	37,577	8,573	1,429	0	2,477	0	75,000	8,333	300,000	0	0	0	0	0
31	Loan		GSMC	GSMC	Golden Mile Marketplace	17,931	0	0	0	1,501	0	0	6,250	225,000	0	0	45,155	0	0
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	0	1,415	141	0	0	0	361,301	0	0	0	0	0	0	0
33	Loan	15	GSMC	GSMC	Five Points Medical	13,815	0	0	0	1,982	0	0	6,250	450,000	0	0	105,600	0	0
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	7,947	0	0	0	1,090	39,225	0	0	0	0	0	0	0	0
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	4,040	0	0	0	669	24,084	75,000	6,650	150,000	0	0	20,313	0	0
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	8,854	0	0	0	960	34,548	0	0	0	0	0	0	0	0
37	Loan		GSMC	GSMC	AAAA Self Storage	2,156	8,547	2,137	0	2,268	81,630	0	0	0	0	0	9,625	0	0
37.01	Property				AAAA Self Storage Buford
37.02	Property				AAAA Self Storage Lawrenceville
38	Loan		GSMC	GSMC	Paseo Real	10,379	0	0	0	1,030	0	175,000	0	175,000	0	0	24,353	0	0
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	13,763	2,780	1,390	0	1,046	0	75,000	0	75,000	0	0	0	0	0
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	5,627	36,995	4,111	0	4,667	0	0	0	0	0	0	11,250	0	0
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	46,649	22,707	2,838	21,000	2,266	100,000	100,000	7,463	250,000	0	0	79,000	0	0
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	6,085	1,777	1,777	0	3,000	144,000	0	0	0	0	0	6,313	0	0
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	2,638	13,203	1,886	0	1,129	0	0	0	0	0	0	48,500	0	0
43.01	Property				Ambassador Down Manufactured Housing Community
43.02	Property				Wickiup Manufactured Housing Community
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	5,841	4,928	986	0	548	19,716	0	0	0	0	0	0	0	0
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	7,292	0	2,160	0	1,286	0	0	3,002	180,108	0	0	25,156	0	0
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	8,104	35,132	2,928	0	8,762	0	0	0	0	0	0	0	0	0
47	Loan		SMF I	SMC	Sleep Inn - Manchester	5,709	15,385	1,539	0	5,446	0	0	0	0	0	0	1,750	0	0
48	Loan	15, 54	SMF I	SMC	Freehome Village	7,395	7,674	1,096	0	1,239	0	0	3,098	111,510	0	0	0	0	0
49	Loan		GSMC	GSMC	81 Page Drive	0	0	0	0	0	0	0	0	0	0	0	0	0	0
50	Loan		CCRE	CCRE	Gulf Place	1,833	1,500	750	0	130	0	100,000	2,874	150,000	0	0	3,250	0	0
51	Loan		GSMC	GSMC	Union Landing	4,237	2,034	170	0	0	0	0	0	0	0	0	0	0	0
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	7,731	0	0	0	0	0	0	0	0	0	0	0	0	0
53	Loan		CCRE	CCRE	Shops at South Mountain	7,250	1,147	574	0	171	0	50,000	1,143	0	0	0	29,125	0	0
54	Loan		CGMRC	CGMRC	Food Lion Southampton	4,746	5,783	2,892	0	2,422	0	150,000	6,055	0	0	0	20,000	0	0
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	4,684	1,913	638	0	1,009	36,333	0	0	0	0	0	17,600	0	0
56	Loan		CGMRC	CGMRC	National Self Storage Redford	6,667	0	0	0	0	0	0	0	0	0	0	0	0	0
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	3,533	917	459	0	1,506	0	0	0	0	0	0	217,431	0	0
57.01	Property				Princeton Self Storage
57.02	Property				Horn Lake Self Storage
58	Loan		CCRE	CCRE	El Dorado Apartments	4,167	9,703	2,191	0	2,400	0	0	0	0	0	0	30,500	0	0

A-18

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	0	22,217,785	0	Guaranty Collateral Reserve ($17,333,334); Unfunded Obligations ($3,069,378); Contingency Reserve ($1,088,442.55); Gap Rent Reserve ($726,630)
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	0	0	0
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	0	67,787	0	Gap Rent Reserve for ACL Showcase Venue
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	0	0	0
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	0	3,500,000	62,500	Plaza Reserves Holdback ($3,000,000), Ground Rent Holdback ($500,000), Monthly Ground Rent Reserve ($62,500)
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	0	7,618,460	0	Gap Rent Reserve ($2,217,788); Infusion Building 4 Unfunded Landlord Obligation Reserve ($5,246,634); Insys Therapeutics Unfunded Landlord Obligation Reserve ($38,168); Infineon Free Rent Reserve ($115,870)
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	0	225,000	0	Free Rent Reserve
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	0	5,154,733	0	PIP Reserve ($4,977,819), Seasonality Reserve ($176,914)
8.01	Property				Crowne Plaza - King of Prussia
8.02	Property				Fairfield Inn & Suites - King of Prussia
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	0	5,427,760	0	Five Below Construction Reserve: ($1,046,000), Five Below TI Allowance Reserve: ($81,760), Pilot Program Reserve: ($4,300,000)
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	0	0	0
11	Loan	33	GSMC	GSMC	GSA Portfolio	0	500,000	0	Cap-X/TILC Reserve
11.01	Property				Mobile
11.02	Property				Savannah
11.03	Property	34			Covington
11.04	Property				Nashville
11.05	Property				Memphis - Midtown
11.06	Property				Atlanta
11.07	Property				Tallahassee
11.08	Property				Elizabethtown
11.09	Property				Greenville
11.10	Property				Birmingham
11.11	Property				Paducah
11.12	Property				Little Rock
11.13	Property				Huntsville
11.14	Property				Columbus
11.15	Property				Memphis - North
11.16	Property				Frankfort
11.17	Property				Henderson
11.18	Property				Gadsden
11.19	Property				Bessemer
11.20	Property				Richmond
11.21	Property				Tullahoma
11.22	Property				Fairhope
11.23	Property				Lawrenceburg
11.24	Property				Moss Point
12	Loan	35	SMF I	SMC	Heinz 57 Center	0	6,200,000	0	Upfront Heinz TI/LC Reserve
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	0	520,000	0	Outstanding Tenant Reserve
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	0	1,403,838	0	Odyssey Reserve ($495,833.22); Dellagnese Reserve ($464,800); Unfunded Tenant Obligations Reserve ($408,979.45); Free Rent Reserve ($31,999); Ground Rent Reserve ($2,226.48)
14.01	Property				3875 Embassy Parkway
14.02	Property				3700 Embassy Parkway
14.03	Property				4000 Embassy Parkway
14.04	Property				4040 Embassy Parkway
14.05	Property				3737 Embassy Parkway
14.06	Property				3560 West Market Street
14.07	Property				5399 Lauby Road
15	Loan		CCRE	CCRE	6725 Sunset Office	0	0	0
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	0	0	0
16.01	Property				Shoppes at Woodruff
16.02	Property				Riverbend Shopping Center
16.03	Property				Sussex Plaza
16.04	Property				East Town Plaza
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	0	0	0
17.01	Property				Surfside Commons
17.02	Property				East Towne Centre
17.03	Property				Plantation Plaza
17.04	Property				Smithfield Plaza
18	Loan	38	CCRE	CCRE	Lancaster Plaza	0	0	0
19	Loan	39	GSMC	CCRE, GSMC	Element LA	0	0	0
20	Loan	40	GSMC	GSMC	Residence Inn Andover	0	154,000	0	PIP Reserve
21	Loan		CGMRC	CGMRC	900 Seward Street	0	142,854	0	Unfunded Obligations Reserve
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	0	13,457,731	0	PIP Reserve

A-19

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)	Other Reserve Description
23	Loan		GSMC	GSMC	Seaford Village	0	0	0
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	0	0	0
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	0	0	0
25.01	Property				Walgreens - Sterling Heights
25.02	Property				CVS - Hillsboro
25.03	Property				Jo-Ann Fabrics - Portage
25.04	Property				Fred’s - Dunn
25.05	Property				Rite Aid - Hogansville
25.06	Property				Dollar General - Sandersville
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	0	0	0
26.01	Property				Guardian Self Storage Centre Avenue
26.02	Property				Guardian Self Storage South Millvale
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	0	1,276,355	0	Earnout Reserve ($1,260,600), Unfunded Obligations Reserve ($15,754.50)
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	0	1,052,781	0	PIP Reserve ($750,029 HIX Property, $302,752 LQI Property)
28.01	Property				Holiday Inn Express & Suites - Abilene
28.02	Property				La Quinta Inn & Suites - Abilene
29	Loan		GSMC	GSMC	Southwood Tower	0	44,321	0	Unfunded Obligations Reserve
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	0	583,486	0	Unfunded Obligations Reserve ($543,813.19), Ohio Health Rent Reserve ($39,673.25)
31	Loan		GSMC	GSMC	Golden Mile Marketplace	0	0	0
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	0	450,000	0	Environmental Contingency Reserve
33	Loan	15	GSMC	GSMC	Five Points Medical	0	0	0
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	0	0	0
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	0	0	0
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	0	0	0
37	Loan		GSMC	GSMC	AAAA Self Storage	0	0	0
37.01	Property				AAAA Self Storage Buford
37.02	Property				AAAA Self Storage Lawrenceville
38	Loan		GSMC	GSMC	Paseo Real	0	0	0
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	0	0	0
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	0	365,000	0	Holdback Reserve
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	0	37,500	0	Designated Tenant Reserve
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	0	0	0
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	0	0	0
43.01	Property				Ambassador Down Manufactured Housing Community
43.02	Property				Wickiup Manufactured Housing Community
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	0	0	0
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	0	0	0
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	0	306,245	0	PIP Reserve
47	Loan		SMF I	SMC	Sleep Inn - Manchester	0	125,375	0	PIP Reserve
48	Loan	15, 54	SMF I	SMC	Freehome Village	0	0	0
49	Loan		GSMC	GSMC	81 Page Drive	0	0	0
50	Loan		CCRE	CCRE	Gulf Place	0	20,518	0	Assessment Reserve
51	Loan		GSMC	GSMC	Union Landing	0	0	0
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	0	0	0
53	Loan		CCRE	CCRE	Shops at South Mountain	0	0	0
54	Loan		CGMRC	CGMRC	Food Lion Southampton	0	5,000	0	Designated Tenant Reserve
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	0	332,400	0	Economic Holdback($300,000); Property Cost Fund ($32,400)
56	Loan		CGMRC	CGMRC	National Self Storage Redford	0	0	0
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	0	0	0
57.01	Property				Princeton Self Storage
57.02	Property				Horn Lake Self Storage
58	Loan		CCRE	CCRE	El Dorado Apartments	0	0	0

A-20

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	5 Penn Plaza LLC
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	Court Place Land LLC
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	Stratus Block 21, L.L.C.
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	GGP-Glenbrook L.L.C.
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	DiamondRock Boston Owner, LLC and DiamondRock Boston Retail Owner, LLC
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	CAZ 1 DE LLC
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	34th Street Penn Association LLC
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	KOP Hotel XXXI Owner LP
8.01	Property				Crowne Plaza - King of Prussia
8.02	Property				Fairfield Inn & Suites - King of Prussia
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	Stafford Park Commercial LLC and Stafford Properties Urban Renewal, LLC
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	Macerich South Plains LP
11	Loan	33	GSMC	GSMC	GSA Portfolio	MSDG Atlanta South, LLC, MSDG Bessemer, LLC, MSDG Birmingham, LLC, MSDG Columbus, LLC, MSDG Covington, LLC, MSDG Elizabethtown, LLC, MSDG Fairhope, LLC, MSDG Frankfort, LLC, MSDG Gadsden, LLC, MSDG Greenville, LLC, MSDG Henderson, LLC, MSDG Huntsville, LLC, MSDG Lawrenceburg, LLC, MSDG Little Rock, LLC, MSDG Memphis Midtown, LLC, MSDG Memphis North, LLC, MSDG Mobile, LLC, MSDG Moss Point, LLC, MSDG Nashville, LLC, MSDG Paducah, LLC, MSDG Richmond, LLC, MSDG Savannah, LLC, MSDG Tallahassee, LLC and MSDG Tullahoma, LLC
11.01	Property				Mobile
11.02	Property				Savannah
11.03	Property	34			Covington
11.04	Property				Nashville
11.05	Property				Memphis - Midtown
11.06	Property				Atlanta
11.07	Property				Tallahassee
11.08	Property				Elizabethtown
11.09	Property				Greenville
11.10	Property				Birmingham
11.11	Property				Paducah
11.12	Property				Little Rock
11.13	Property				Huntsville
11.14	Property				Columbus
11.15	Property				Memphis - North
11.16	Property				Frankfort
11.17	Property				Henderson
11.18	Property				Gadsden
11.19	Property				Bessemer
11.20	Property				Richmond
11.21	Property				Tullahoma
11.22	Property				Fairhope
11.23	Property				Lawrenceburg
11.24	Property				Moss Point
12	Loan	35	SMF I	SMC	Heinz 57 Center	623 Smithfield Associates, Ltd.
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	NECC Property LLC
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	Embassy Park Akron LP
14.01	Property				3875 Embassy Parkway
14.02	Property				3700 Embassy Parkway
14.03	Property				4000 Embassy Parkway
14.04	Property				4040 Embassy Parkway
14.05	Property				3737 Embassy Parkway
14.06	Property				3560 West Market Street
14.07	Property				5399 Lauby Road
15	Loan		CCRE	CCRE	6725 Sunset Office	Crown Sunset Associates, LLC
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	Pocomoke (East Town) WMB, LLC, Covington (Riverbend) WMB, LLC, Greenville (Woodruff) WMB, LLC, Seaford (Sussex) WMB, LLC
16.01	Property				Shoppes at Woodruff
16.02	Property				Riverbend Shopping Center
16.03	Property				Sussex Plaza
16.04	Property				East Town Plaza
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	Georgetown (Plantation) WMB, LLC, Smithfield (Smithfield) WMB, LLC, Surfside Beach (Surfside) WMB, LLC, Lexington (East Towne) WMB, LLC
17.01	Property				Surfside Commons
17.02	Property				East Towne Centre
17.03	Property				Plantation Plaza
17.04	Property				Smithfield Plaza
18	Loan	38	CCRE	CCRE	Lancaster Plaza	Valley Central, L.P.
19	Loan	39	GSMC	CCRE, GSMC	Element LA	Hudson Element LA, LLC
20	Loan	40	GSMC	GSMC	Residence Inn Andover	LIXI Hospitality Andover LLC
21	Loan		CGMRC	CGMRC	900 Seward Street	Curo Hollywood, LLC
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	X Fund Properties LLC

A-21

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Borrower Name
23	Loan		GSMC	GSMC	Seaford Village	Seaford Village, LLC
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	Wilshire Medical Group, LLC
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	BJ Retail Partners LLC
25.01	Property				Walgreens - Sterling Heights
25.02	Property				CVS - Hillsboro
25.03	Property				Jo-Ann Fabrics - Portage
25.04	Property				Fred’s - Dunn
25.05	Property				Rite Aid - Hogansville
25.06	Property				Dollar General - Sandersville
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	Guardian Storage Shadyside, LP and Guardian Storage Bloomfield, LP
26.01	Property				Guardian Self Storage Centre Avenue
26.02	Property				Guardian Self Storage South Millvale
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	WASA Properties Arapaho Village, LLC
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	HIA Abilene, LLC, L Abilene, LLC, HIA Operating Company Abilene, LLC and L Abilene Operating Company, LLC
28.01	Property				Holiday Inn Express & Suites - Abilene
28.02	Property				La Quinta Inn & Suites - Abilene
29	Loan		GSMC	GSMC	Southwood Tower	RP Southwood, L.P.
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	Windsor Metro 565 LLC
31	Loan		GSMC	GSMC	Golden Mile Marketplace	Golden Mile Marketplace LLC
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	CH Oceanside LLC
33	Loan	15	GSMC	GSMC	Five Points Medical	Five Points Professional Office Building, LLC
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	Guardian Storage Monroeville, LP
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	Encino Capital Group, LLC
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	Guardian Storage Waterfront, LP
37	Loan		GSMC	GSMC	AAAA Self Storage	TGJR Holdings, LLC
37.01	Property				AAAA Self Storage Buford
37.02	Property				AAAA Self Storage Lawrenceville
38	Loan		GSMC	GSMC	Paseo Real	TPI Paseo Real, LLC
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	Indian Creek Commons LLC
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	Trotwood Holdings LLC
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	Olympia Plaza, L.L.C.
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	Andmark Flagstone Creek Apartments LLC
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	Tricon/COB Ambassador LP and Tricon/COB Wickiup LP
43.01	Property				Ambassador Down Manufactured Housing Community
43.02	Property				Wickiup Manufactured Housing Community
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	Forestville LLC
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	Draper Investors, LLC
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	SHS Altamonte Springs, Ltd.
47	Loan		SMF I	SMC	Sleep Inn - Manchester	American Hotels - Manchester, G.P.
48	Loan	15, 54	SMF I	SMC	Freehome Village	BDB Freehome Village, LLC
49	Loan		GSMC	GSMC	81 Page Drive	81 Camp Page, LLC
50	Loan		CCRE	CCRE	Gulf Place	Gulf Place Investors, LLC
51	Loan		GSMC	GSMC	Union Landing	Austin-Cravings Union Landing, LLC
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	NSS of Southfield, Limited Partnership
53	Loan		CCRE	CCRE	Shops at South Mountain	GJ Mountain LLC
54	Loan		CGMRC	CGMRC	Food Lion Southampton	Southampton Shopping Center, LP
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	SSCP Temple Hills LLC
56	Loan		CGMRC	CGMRC	National Self Storage Redford	NMS of Redford Limited Partnership
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	Horn Lake Self Storage LLC and Princeton Self Storage LLC
57.01	Property				Princeton Self Storage
57.02	Property				Horn Lake Self Storage
58	Loan		CCRE	CCRE	El Dorado Apartments	El Dorado of TUC, L.L.C.

A-22

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution (7) ($)
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	No	Stephen D. Haymes and The Stephen D. Haymes Revocable Trust Dated October 8, 2014	Refinance	260,000,000	0
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	No	David Werner and Allan V. Rose	Acquisition	180,000,000	60,729,575
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	No	Stratus Properties Inc.	Refinance	150,000,000	0
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	No	GGP Limited Partnership	Recapitalization	162,000,000	0
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	No	DiamondRock Hospitality Limited Partnership	Recapitalization	205,000,000	0
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	No	David Allred, Allred Family Revocable Trust Dated April 1, 1998 and the Douglas Allred Family Investments, LLC	Refinance	93,000,000	0
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	No	Jack Dushey	Refinance	130,000,000	0
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	No	Robert E. Buccini, Christopher F. Buccini and David B. Pollin	Acquisition	38,200,000	10,804,945
8.01	Property				Crowne Plaza - King of Prussia
8.02	Property				Fairfield Inn & Suites - King of Prussia
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	No	Edward M. Walters, Jr., Timothy Regan, Joseph Del Duca and Gregory Walters	Refinance	31,200,000	0
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	No	Pacific Premier Retail Trust LLC	Recapitalization	200,000,000	0
11	Loan	33	GSMC	GSMC	GSA Portfolio	No	David G. Chandler and Darell Ray Pierce	Refinance	54,768,750	811,256
11.01	Property				Mobile
11.02	Property				Savannah
11.03	Property	34			Covington
11.04	Property				Nashville
11.05	Property				Memphis - Midtown
11.06	Property				Atlanta
11.07	Property				Tallahassee
11.08	Property				Elizabethtown
11.09	Property				Greenville
11.10	Property				Birmingham
11.11	Property				Paducah
11.12	Property				Little Rock
11.13	Property				Huntsville
11.14	Property				Columbus
11.15	Property				Memphis - North
11.16	Property				Frankfort
11.17	Property				Henderson
11.18	Property				Gadsden
11.19	Property				Bessemer
11.20	Property				Richmond
11.21	Property				Tullahoma
11.22	Property				Fairhope
11.23	Property				Lawrenceburg
11.24	Property				Moss Point
12	Loan	35	SMF I	SMC	Heinz 57 Center	No	William Rudolph, Charles Perlow	Refinance	76,000,000	0
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	No	Jeff Hauptman	Refinance	25,000,000	0
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	No	Raymond Massa	Acquisition	23,000,000	8,997,332
14.01	Property				3875 Embassy Parkway
14.02	Property				3700 Embassy Parkway
14.03	Property				4000 Embassy Parkway
14.04	Property				4040 Embassy Parkway
14.05	Property				3737 Embassy Parkway
14.06	Property				3560 West Market Street
14.07	Property				5399 Lauby Road
15	Loan		CCRE	CCRE	6725 Sunset Office	No	Jamie Sohacheski and Robert A. Flaxman	Refinance	21,000,000	0
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	No	Stanley Werb and Jonathan Gaines	Refinance	20,200,000	0
16.01	Property				Shoppes at Woodruff
16.02	Property				Riverbend Shopping Center
16.03	Property				Sussex Plaza
16.04	Property				East Town Plaza
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	No	Stanley Werb and Jonathan Gaines	Refinance	19,800,000	0
17.01	Property				Surfside Commons
17.02	Property				East Towne Centre
17.03	Property				Plantation Plaza
17.04	Property				Smithfield Plaza
18	Loan	38	CCRE	CCRE	Lancaster Plaza	No	Henry Au	Refinance	17,100,000	0
19	Loan	39	GSMC	CCRE, GSMC	Element LA	No	Hudson Pacific Properties, L.P.	Refinance	168,000,000	0
20	Loan	40	GSMC	GSMC	Residence Inn Andover	No	Shen Xiao	Acquisition	13,487,500	7,800,356
21	Loan		CGMRC	CGMRC	900 Seward Street	No	Curo Properties, LLC and Louis Caiola, Sr.	Acquisition	13,100,000	5,998,743
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	No	Sagicor Real Estate X Fund Limited and X Fund Properties Limited	Acquisition	51,000,000	38,519,818

A-23

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution (7) ($)
23	Loan		GSMC	GSMC	Seaford Village	No	Frederic A. Tomarchio	Refinance	12,925,000	0
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	No	Joseph Daneshgar and David Taban	Refinance	12,650,000	0
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	No	Marc Jacobowitz and Yerachmeal Jacobson	Acquisition	12,450,000	4,679,427
25.01	Property				Walgreens - Sterling Heights
25.02	Property				CVS - Hillsboro
25.03	Property				Jo-Ann Fabrics - Portage
25.04	Property				Fred’s - Dunn
25.05	Property				Rite Aid - Hogansville
25.06	Property				Dollar General - Sandersville
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	No	Steven H. Cohen	Refinance	11,200,000	0
26.01	Property				Guardian Self Storage Centre Avenue
26.02	Property				Guardian Self Storage South Millvale
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	No	Shlomo Bistritzky	Recapitalization	10,046,000	0
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	No	Bharat Bhakta	Refinance	9,500,000	0
28.01	Property				Holiday Inn Express & Suites - Abilene
28.02	Property				La Quinta Inn & Suites - Abilene
29	Loan		GSMC	GSMC	Southwood Tower	No	William D. Angel and Michael E. Montgomery	Refinance	9,200,000	0
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	No	Alexius J. Dorsey	Acquisition	9,000,000	2,760,586
31	Loan		GSMC	GSMC	Golden Mile Marketplace	No	Michael J. Keelty	Refinance	8,750,000	0
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	No	CAR II Holdings I, LLC	Recapitalization	8,450,000	0
33	Loan	15	GSMC	GSMC	Five Points Medical	No	Peter K. Burton and Robert M. Katzman	Refinance	7,350,000	0
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	No	Steven H. Cohen	Refinance	7,200,000	0
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	No	Joseph Daneshgar and David Taban	Refinance	7,200,000	0
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	No	Steven H. Cohen	Refinance	6,600,000	0
37	Loan		GSMC	GSMC	AAAA Self Storage	No	Thomas P. Hughes	Refinance	6,400,000	0
37.01	Property				AAAA Self Storage Buford
37.02	Property				AAAA Self Storage Lawrenceville
38	Loan		GSMC	GSMC	Paseo Real	No	Anthony J. Tarantino	Acquisition	6,300,000	3,071,456
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	No	Harry Braunstein and Ben Braunstein	Acquisition	5,950,000	2,618,889
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	No	Tyler Ross, Michael Colman and David Colman	Acquisition	5,840,000	1,510,474
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	No	James E. Matanky, Robert W. Matanky and James A. Raff	Refinance	5,800,000	0
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	No	Mark Mosch	Acquisition	5,728,000	1,945,704
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	No	Tricon Holdings USA LLC	Acquisition	5,665,000	2,102,402
43.01	Property				Ambassador Down Manufactured Housing Community
43.02	Property				Wickiup Manufactured Housing Community
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	No	James W. Menconi, Gina O. Menconi, Walter White, Jeanette White, Russell F. Mayer, Georgette A. Mayer and the Page Intervivos Trust Dated 11/10/82	Refinance	5,500,000	0
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	No	Kevin P. Kaseff and Derek Graham	Refinance	5,500,000	0
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	No	Driftwood Acquisition & Development L.P.	Acquisition	5,200,000	2,048,786
47	Loan		SMF I	SMC	Sleep Inn - Manchester	No	Jay S.K. Kalvala and Jose A. Orozco	Refinance	5,200,000	0
48	Loan	15, 54	SMF I	SMC	Freehome Village	No	Michael G. Bisciotti	Recapitalization	5,000,000	0
49	Loan		GSMC	GSMC	81 Page Drive	No	George Hicker and Robert Wenrich	Acquisition	4,925,000	5,050,087
50	Loan		CCRE	CCRE	Gulf Place	No	Victory Real Estate Investments, LLC	Acquisition	4,910,000	1,746,177
51	Loan		GSMC	GSMC	Union Landing	No	William F. Schrader, Jr. and Paul N. Winkler	Refinance	4,050,000	0
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	No	Maurice Pogoda	Refinance	4,000,000	0
53	Loan		CCRE	CCRE	Shops at South Mountain	No	Hyun Min Shin	Acquisition	3,550,000	733,939
54	Loan		CGMRC	CGMRC	Food Lion Southampton	No	Warren G. Bailey and Brenda G. Bailey	Refinance	3,200,000	0
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	No	Jacob Ramage	Acquisition	3,150,000	1,740,256
56	Loan		CGMRC	CGMRC	National Self Storage Redford	No	Maurice Pogoda	Refinance	3,100,000	0
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	No	Andrew S. Mattox	Refinance/Acquisition	3,075,000	0
57.01	Property				Princeton Self Storage
57.02	Property				Horn Lake Self Storage
58	Loan		CCRE	CCRE	El Dorado Apartments	No	BWL Investments, L.L.C.	Refinance	2,500,000	268,880

A-24

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	40,000,000	300,000	300,300,000	213,091,475	0	3,919,961	27,557,733	55,730,831	0	300,300,000	Hard	Springing
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	0	0	240,729,575	0	235,000,000	5,729,575	0	0	0	240,729,575	Hard	In Place
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	0	0	150,000,000	129,850,554	0	5,404,967	565,550	14,178,929	0	150,000,000	Hard (Hotel, Office, Retail) / Soft (Music Venue)	In Place
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	0	0	162,000,000	0	0	627,695	0	161,372,305	0	162,000,000	Hard	Springing
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	0	0	205,000,000	0	0	1,083,811	3,800,000	200,116,189	0	205,000,000	Hard	In Place
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	0	85,000	93,085,000	64,124,118	0	1,006,627	8,808,305	19,145,950	0	93,085,000	Springing	Springing
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	0	0	130,000,000	42,803,420	0	6,495,327	539,657	80,161,596	0	130,000,000	Hard	Springing
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	5,800,000	2,960,600	57,765,544	0	49,500,000	2,628,212	5,637,332	0	0	57,765,544	Hard	In Place
8.01	Property				Crowne Plaza - King of Prussia
8.02	Property				Fairfield Inn & Suites - King of Prussia
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	0	0	31,200,000	24,738,532	0	705,450	5,565,384	190,634	0	31,200,000	Hard	Springing
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	0	0	200,000,000	0	0	1,495,593	517,000	197,987,407	0	200,000,000	Hard	Springing
11	Loan	33	GSMC	GSMC	GSA Portfolio	0	0	55,580,006	53,032,333	0	1,756,648	791,025	0	0	55,580,006	Springing	Springing
11.01	Property				Mobile
11.02	Property				Savannah
11.03	Property	34			Covington
11.04	Property				Nashville
11.05	Property				Memphis - Midtown
11.06	Property				Atlanta
11.07	Property				Tallahassee
11.08	Property				Elizabethtown
11.09	Property				Greenville
11.10	Property				Birmingham
11.11	Property				Paducah
11.12	Property				Little Rock
11.13	Property				Huntsville
11.14	Property				Columbus
11.15	Property				Memphis - North
11.16	Property				Frankfort
11.17	Property				Henderson
11.18	Property				Gadsden
11.19	Property				Bessemer
11.20	Property				Richmond
11.21	Property				Tullahoma
11.22	Property				Fairhope
11.23	Property				Lawrenceburg
11.24	Property				Moss Point
12	Loan	35	SMF I	SMC	Heinz 57 Center	0	0	76,000,000	66,850,701	0	941,504	6,935,957	1,271,838	0	76,000,000	Hard	In Place
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	0	0	25,000,000	15,166,494	0	402,353	1,194,878	8,236,274	0	25,000,000	Soft Springing	Springing
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	0	1,981,070	33,978,402	0	30,000,000	940,474	3,037,928	0	0	33,978,402	Hard	Springing
14.01	Property				3875 Embassy Parkway
14.02	Property				3700 Embassy Parkway
14.03	Property				4000 Embassy Parkway
14.04	Property				4040 Embassy Parkway
14.05	Property				3737 Embassy Parkway
14.06	Property				3560 West Market Street
14.07	Property				5399 Lauby Road
15	Loan		CCRE	CCRE	6725 Sunset Office	0	0	21,000,000	13,812,687	0	451,254	22,500	6,713,559	0	21,000,000	Springing	Springing
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	0	0	20,200,000	18,943,883	0	470,790	439,033	346,294	0	20,200,000	None	None
16.01	Property				Shoppes at Woodruff
16.02	Property				Riverbend Shopping Center
16.03	Property				Sussex Plaza
16.04	Property				East Town Plaza
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	0	0	19,800,000	18,240,632	0	552,607	300,000	706,761	0	19,800,000	None	None
17.01	Property				Surfside Commons
17.02	Property				East Towne Centre
17.03	Property				Plantation Plaza
17.04	Property				Smithfield Plaza
18	Loan	38	CCRE	CCRE	Lancaster Plaza	0	0	17,100,000	12,967,225	0	330,298	280,951	3,521,526	0	17,100,000	Springing	Springing
19	Loan	39	GSMC	CCRE, GSMC	Element LA	0	0	168,000,000	83,176,227	0	5,553,415	953,750	78,316,608	0	168,000,000	Hard	Springing
20	Loan	40	GSMC	GSMC	Residence Inn Andover	0	0	21,287,856	0	20,750,000	357,454	180,402	0	0	21,287,856	Hard	Springing
21	Loan		CGMRC	CGMRC	900 Seward Street	0	284,981	19,383,724	0	19,000,000	194,462	189,262	0	0	19,383,724	Hard	Springing
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	0	0	89,519,818	0	75,000,000	435,786	14,084,031	0	0	89,519,818	Hard	Springing

A-25

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Subordinate Debt ($)	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
23	Loan		GSMC	GSMC	Seaford Village	0	0	12,925,000	9,706,934	0	250,884	61,911	2,905,270	0	12,925,000	Springing	Springing
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	0	0	12,650,000	8,276,363	0	176,800	68,000	4,128,838	0	12,650,000	Springing	Springing
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	0	95,000	17,224,427	0	16,649,616	391,902	182,909	0	0	17,224,427	Hard	Springing
25.01	Property				Walgreens - Sterling Heights
25.02	Property				CVS - Hillsboro
25.03	Property				Jo-Ann Fabrics - Portage
25.04	Property				Fred’s - Dunn
25.05	Property				Rite Aid - Hogansville
25.06	Property				Dollar General - Sandersville
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	0	0	11,200,000	7,480,701	0	246,399	66,476	3,406,424	0	11,200,000	None	None
26.01	Property				Guardian Self Storage Centre Avenue
26.02	Property				Guardian Self Storage South Millvale
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	0	0	10,046,000	0	0	489,309	1,421,764	8,134,927	0	10,046,000	Springing	Springing
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	0	0	9,500,000	3,887,551	0	400,312	1,125,401	4,086,736	0	9,500,000	Springing	Springing
28.01	Property				Holiday Inn Express & Suites - Abilene
28.02	Property				La Quinta Inn & Suites - Abilene
29	Loan		GSMC	GSMC	Southwood Tower	0	0	9,200,000	6,954,760	0	481,415	671,961	1,091,865	0	9,200,000	Springing	Springing
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	0	0	11,760,586	0	10,650,000	330,796	779,790	0	0	11,760,586	Springing	Springing
31	Loan		GSMC	GSMC	Golden Mile Marketplace	0	0	8,750,000	8,109,111	0	162,868	98,947	379,074	0	8,750,000	Springing	Springing
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	0	50,000	8,500,000	0	0	325,355	812,716	7,361,928	0	8,500,000	Hard	Springing
33	Loan	15	GSMC	GSMC	Five Points Medical	0	0	7,350,000	6,906,395	0	137,026	119,415	187,165	0	7,350,000	Springing	Springing
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	0	0	7,200,000	4,352,408	0	152,484	31,788	2,663,321	0	7,200,000	None	None
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	0	0	7,200,000	5,218,309	0	131,577	95,313	1,754,801	0	7,200,000	Springing	Springing
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	0	0	6,600,000	4,029,377	0	142,942	35,415	2,392,265	0	6,600,000	None	None
37	Loan		GSMC	GSMC	AAAA Self Storage	0	0	6,400,000	4,615,783	0	197,321	24,641	1,562,255	0	6,400,000	None	None
37.01	Property				AAAA Self Storage Buford
37.02	Property				AAAA Self Storage Lawrenceville
38	Loan		GSMC	GSMC	Paseo Real	0	0	9,371,456	0	9,000,000	161,725	209,731	0	0	9,371,456	Springing	Springing
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	0	118,744	8,687,634	0	8,500,000	68,564	119,070	0	0	8,687,634	Springing	Springing
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	0	539,635	7,890,109	0	7,300,000	114,456	475,653	0	0	7,890,109	Springing	Springing
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	0	45,000	5,845,000	5,090,993	0	143,748	586,751	23,508	0	5,845,000	Hard	Springing
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	0	35,000	7,708,704	0	7,538,000	144,359	26,345	0	0	7,708,704	Springing	Springing
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	0	0	7,767,402	0	7,530,000	175,699	61,703	0	0	7,767,402	Springing	Springing
43.01	Property				Ambassador Down Manufactured Housing Community
43.02	Property				Wickiup Manufactured Housing Community
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	0	37,500	5,537,500	4,693,079	0	193,591	28,291	622,539	0	5,537,500	Springing	Springing
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	0	0	5,500,000	4,384,783	0	165,990	39,739	909,488	0	5,500,000	Springing	Springing
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	0	0	7,248,786	0	6,750,000	141,202	357,584	0	0	7,248,786	Soft	Springing
47	Loan		SMF I	SMC	Sleep Inn - Manchester	0	0	5,200,000	3,333,357	0	237,898	153,927	1,474,818	0	5,200,000	Springing	Springing
48	Loan	15, 54	SMF I	SMC	Freehome Village	0	0	5,000,000	0	0	159,273	89,419	4,751,308	0	5,000,000	Springing	Springing
49	Loan		GSMC	GSMC	81 Page Drive	0	0	9,975,087	0	9,850,000	125,087	0	0	0	9,975,087	Springing	Springing
50	Loan		CCRE	CCRE	Gulf Place	0	0	6,656,177	0	6,410,000	102,576	143,601	0	0	6,656,177	Springing	Springing
51	Loan		GSMC	GSMC	Union Landing	0	0	4,050,000	3,701,036	0	57,384	14,745	276,835	0	4,050,000	None	None
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	0	47,500	4,047,500	3,156,795	0	101,068	46,384	743,254	0	4,047,500	Springing	Springing
53	Loan		CCRE	CCRE	Shops at South Mountain	0	0	4,283,939	0	4,096,000	71,417	116,522	0	0	4,283,939	Springing	Springing
54	Loan		CGMRC	CGMRC	Food Lion Southampton	0	35,000	3,235,000	2,712,800	0	104,339	195,022	222,840	0	3,235,000	Springing	Springing
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	0	79,564	4,969,820	0	4,250,000	349,170	370,650	0	0	4,969,820	Springing	Springing
56	Loan		CGMRC	CGMRC	National Self Storage Redford	0	47,500	3,147,500	2,893,433	0	93,744	33,333	126,990	0	3,147,500	Springing	Springing
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	0	546,991	3,621,991	879,643	2,300,000	197,061	232,480	12,807	0	3,621,991	Springing	Springing
57.01	Property				Princeton Self Storage
57.02	Property				Horn Lake Self Storage
58	Loan		CCRE	CCRE	El Dorado Apartments	0	0	2,768,880	2,637,625	0	78,552	52,703	0	0	2,768,880	Springing	Springing

A-26

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Mezzanine Loan Event of Default	No
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Hotel Lease Cash Sweep Period	No
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the property no longer being subject to an Approved Hotel Operating Agreement, (v) failure of Sponsor to maintain net worth and liquidity above the respective thresholds, (vi) ACL Music Venue Trigger	No
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	(i) the occurrence of an Event of Default, (ii) Debt Yield is less than 7.00%, (iii) failure to deliver financial statements as required in the Loan Agreement	Yes
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) Debt Yield falling is less than 7.0%, (iv) Occupancy is less than 80%, (V)the occurrence of a Specified Tenant Trigger Period	No
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor, or Manager, (iii) Debt Yield is less than 6.00%	No
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Franchise Agreement Trigger Period, (iv) the occurrence of a Franchise Renewal Trigger Event, (v) Bankruptcy action of the Manager
8.01	Property				Crowne Plaza - King of Prussia		No
8.02	Property				Fairfield Inn & Suites - King of Prussia		No
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.20x, (iv) the occurrence of a Specified Lease Event	No
10	Loan	15, 32	GSMC	GSMC	South Plains Mall	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x	No
11	Loan	33	GSMC	GSMC	GSA Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement
11.01	Property				Mobile		No
11.02	Property				Savannah		No
11.03	Property	34			Covington		No
11.04	Property				Nashville		No
11.05	Property				Memphis - Midtown		No
11.06	Property				Atlanta		No
11.07	Property				Tallahassee		No
11.08	Property				Elizabethtown		No
11.09	Property				Greenville		No
11.10	Property				Birmingham		No
11.11	Property				Paducah		No
11.12	Property				Little Rock		No
11.13	Property				Huntsville		No
11.14	Property				Columbus		No
11.15	Property				Memphis - North		No
11.16	Property				Frankfort		No
11.17	Property				Henderson		No
11.18	Property				Gadsden		No
11.19	Property				Bessemer		No
11.20	Property				Richmond		No
11.21	Property				Tullahoma		No
11.22	Property				Fairhope		No
11.23	Property				Lawrenceburg		No
11.24	Property				Moss Point		No
12	Loan	35	SMF I	SMC	Heinz 57 Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) the occurrence of a Heinz Trigger Event	No
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Major Tenant Event Period	No
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x
14.01	Property				3875 Embassy Parkway		No
14.02	Property				3700 Embassy Parkway		No
14.03	Property				4000 Embassy Parkway		No
14.04	Property				4040 Embassy Parkway		No
14.05	Property				3737 Embassy Parkway		No
14.06	Property				3560 West Market Street		No
14.07	Property				5399 Lauby Road		Yes
15	Loan		CCRE	CCRE	6725 Sunset Office	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of the Borrower, Guarantor, or Manager, (iii) DSCR is less than 1.10x	No
16	Loan		GSMC	GSMC	Rivercrest Portfolio B	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 65% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement
16.01	Property				Shoppes at Woodruff		No
16.02	Property				Riverbend Shopping Center		No
16.03	Property				Sussex Plaza		No
16.04	Property				East Town Plaza		No
17	Loan		GSMC	GSMC	Rivercrest Portfolio A	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 61% of Closing Date NOI for two consecutive quarters, (iii) failure to deliver financial statements as required in the Loan Agreement
17.01	Property				Surfside Commons		No
17.02	Property				East Towne Centre		No
17.03	Property				Plantation Plaza		No
17.04	Property				Smithfield Plaza		No
18	Loan	38	CCRE	CCRE	Lancaster Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15, (iii) Bankruptcy action of Borrower, Principal, Guarantor or Manager	No
19	Loan	39	GSMC	CCRE, GSMC	Element LA	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Guarantor or Manager, (iii) Debt Yield is less than 6.75%, (iv) the occurrence of a Tenant Major Event, (v) the occurrence of a Guarantor Downgrade Sweep Event	No
20	Loan	40	GSMC	GSMC	Residence Inn Andover	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.40x, (iii) failure to deliver financial statements as required in the Loan Agreement	No
21	Loan		CGMRC	CGMRC	900 Seward Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) so long as any PIP Requirements remain outstanding, failure of Sponsor to maintain net worth and liquidity above the respective thresholds	No

A-27

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers	Ground Lease Y/N
23	Loan		GSMC	GSMC	Seaford Village	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
24	Loan		SMF I	SMC	6221 Wilshire Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
25.01	Property				Walgreens - Sterling Heights		No
25.02	Property				CVS - Hillsboro		No
25.03	Property				Jo-Ann Fabrics - Portage		No
25.04	Property				Fred’s - Dunn		No
25.05	Property				Rite Aid - Hogansville		No
25.06	Property				Dollar General - Sandersville		No
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
26.01	Property				Guardian Self Storage Centre Avenue		No
26.02	Property				Guardian Self Storage South Millvale		No
27	Loan	15, 44	GSMC	GSMC	Arapaho Village	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 80% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, (iii) the occurrence of a Franchise Trigger Event, (iv) the occurrence of a LQI Sweep Event
28.01	Property				Holiday Inn Express & Suites - Abilene		No
28.02	Property				La Quinta Inn & Suites - Abilene		No
29	Loan		GSMC	GSMC	Southwood Tower	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.05x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) occurrence of a Critical Tenant Period	No
30	Loan	15, 47	GSMC	GSMC	Two Metro Place	(i) the occurrence of an Event of Default, (ii) beginning with the test period ending on December 31, 2016, DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Major Tenant Trigger Period	No
31	Loan		GSMC	GSMC	Golden Mile Marketplace	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 60% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
33	Loan	15	GSMC	GSMC	Five Points Medical	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) the occurrence of a Rollover Trigger Event	No
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 75% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement	No
37	Loan		GSMC	GSMC	AAAA Self Storage	(i) the occurrence of an Event of Default, (ii) Net Operating Income is less than 85% of Closing Date NOI, (iii) failure to deliver financial statements as required in the Loan Agreement
37.01	Property				AAAA Self Storage Buford		No
37.02	Property				AAAA Self Storage Lawrenceville		No
38	Loan		GSMC	GSMC	Paseo Real	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Gatti’s Trigger Period, (iv) failure to deliver financial statements as required in the Loan Agreement	No
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period	No
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
43.01	Property				Ambassador Down Manufactured Housing Community		No
43.02	Property				Wickiup Manufactured Housing Community		No
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
45	Loan	51, 52	CCRE	CCRE	Draper Industrial	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Major Lease Sweep Period	No
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x	No
47	Loan		SMF I	SMC	Sleep Inn - Manchester	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Franchise Termination Trigger Event	No
48	Loan	15, 54	SMF I	SMC	Freehome Village	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Major Tenant Event Period	No
49	Loan		GSMC	GSMC	81 Page Drive	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) failure to deliver financial statements as required in the Loan Agreement, (iv) occurrence of a CWI Trigger Event	No
50	Loan		CCRE	CCRE	Gulf Place	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Guarantor or Manager, (iii) DSCR is less than 1.15x	No
51	Loan		GSMC	GSMC	Union Landing	NAP	No
52	Loan		CGMRC	CGMRC	National Self Storage Southfield	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
53	Loan		CCRE	CCRE	Shops at South Mountain	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager, (iii) DSCR is less than 1.15x, (iv) the occurrence of a Lease Sweep Period	No
54	Loan		CGMRC	CGMRC	Food Lion Southampton	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period	No
55	Loan	15	CGMRC	CGMRC	Budget Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x	No
56	Loan		CGMRC	CGMRC	National Self Storage Redford	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x	No
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
57.01	Property				Princeton Self Storage		No
57.02	Property				Horn Lake Self Storage		No
58	Loan		CCRE	CCRE	El Dorado Apartments	(i) the occurrence of an Event of Default, (ii) Bankruptcy action of Borrower, Principal, Guarantor or Manager (iii) DSCR is less than 1.25x	No

A-28

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	8, 9	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza			145,000,000.00			40,000,000	5.75000%	Yes	1
2	Loan	9, 10, 11	CGMRC	CGMRC	Sheraton Denver Downtown Fee			70,000,000.00					Yes	2
3	Loan	9, 12, 13, 14	GSMC	GSMC	Austin Block 21			39,963,072.62					Yes	3
4	Loan	15, 16	GSMC	GSMC	Glenbrook Square			60,000,000.00					Yes	4
5	Loan	15, 17, 18	GSMC	GSMC	Westin Boston Waterfront	5/26/2099	750,000	149,426,076.44					Yes	5
6	Loan	9, 15, 19, 20, 21	CGMRC	CGMRC	Park Place			43,000,000.00					Yes	6
7	Loan	22, 23, 24, 25	CCRE	CCRE	215 West 34th Street & 218 West 35th Street			85,000,000.00					Yes	7
8	Loan	15, 26, 27	CGMRC	CGMRC	King of Prussia Hotel Portfolio						5,800,000	13.00000%	Yes	8
8.01	Property				Crowne Plaza - King of Prussia								Yes	8.01
8.02	Property				Fairfield Inn & Suites - King of Prussia								Yes	8.02
9	Loan	28, 29, 30, 31	CCRE	CCRE	Stafford Park								Yes	9
10	Loan	15, 32	GSMC	GSMC	South Plains Mall			170,000,000.00					Yes	10
11	Loan	33	GSMC	GSMC	GSA Portfolio			27,384,375.00					Yes	11
11.01	Property				Mobile								Yes	11.01
11.02	Property				Savannah								Yes	11.02
11.03	Property	34			Covington								Yes	11.03
11.04	Property				Nashville								Yes	11.04
11.05	Property				Memphis - Midtown								Yes	11.05
11.06	Property				Atlanta								Yes	11.06
11.07	Property				Tallahassee								Yes	11.07
11.08	Property				Elizabethtown								Yes	11.08
11.09	Property				Greenville								Yes	11.09
11.10	Property				Birmingham								Yes	11.1
11.11	Property				Paducah								Yes	11.11
11.12	Property				Little Rock								Yes	11.12
11.13	Property				Huntsville								Yes	11.13
11.14	Property				Columbus								Yes	11.14
11.15	Property				Memphis - North								Yes	11.15
11.16	Property				Frankfort								Yes	11.16
11.17	Property				Henderson								Yes	11.17
11.18	Property				Gadsden								Yes	11.18
11.19	Property				Bessemer								Yes	11.19
11.20	Property				Richmond								Yes	11.2
11.21	Property				Tullahoma								Yes	11.21
11.22	Property				Fairhope								Yes	11.22
11.23	Property				Lawrenceburg								Yes	11.23
11.24	Property				Moss Point								Yes	11.24
12	Loan	35	SMF I	SMC	Heinz 57 Center			49,893,254.98					Yes	12
13	Loan	15, 36, 37	SMF I	SMC	Northeast Corporate Center								Yes	13
14	Loan	15	CGMRC	CGMRC	Embassy Corporate Park								Yes	14
14.01	Property				3875 Embassy Parkway								Yes	14.01
14.02	Property				3700 Embassy Parkway								Yes	14.02
14.03	Property				4000 Embassy Parkway								Yes	14.03
14.04	Property				4040 Embassy Parkway								Yes	14.04
14.05	Property				3737 Embassy Parkway								Yes	14.05
14.06	Property				3560 West Market Street								Yes	14.06
14.07	Property				5399 Lauby Road	3/31/2028	13,359						Yes	14.07
15	Loan		CCRE	CCRE	6725 Sunset Office								Yes	15
16	Loan		GSMC	GSMC	Rivercrest Portfolio B								Yes	16
16.01	Property				Shoppes at Woodruff								Yes	16.01
16.02	Property				Riverbend Shopping Center								Yes	16.02
16.03	Property				Sussex Plaza								Yes	16.03
16.04	Property				East Town Plaza								Yes	16.04
17	Loan		GSMC	GSMC	Rivercrest Portfolio A								Yes	17
17.01	Property				Surfside Commons								Yes	17.01
17.02	Property				East Towne Centre								Yes	17.02
17.03	Property				Plantation Plaza								Yes	17.03
17.04	Property				Smithfield Plaza								Yes	17.04
18	Loan	38	CCRE	CCRE	Lancaster Plaza								Yes	18
19	Loan	39	GSMC	CCRE, GSMC	Element LA			154,000,000.00					Yes	19
20	Loan	40	GSMC	GSMC	Residence Inn Andover								Yes	20
21	Loan		CGMRC	CGMRC	900 Seward Street								Yes	21
22	Loan	15, 41, 42, 43	GSMC	GSMC	DoubleTree Hotel Universal			37,828,391.19					Yes	22

A-29

CGCMT 2016-GC36 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
23	Loan		GSMC	GSMC	Seaford Village								Yes	23
24	Loan		SMF I	SMC	6221 Wilshire Boulevard								Yes	24
25	Loan		CGMRC	CGMRC	Net Lease Retail Portfolio								Yes	25
25.01	Property				Walgreens - Sterling Heights								Yes	25.01
25.02	Property				CVS - Hillsboro								Yes	25.02
25.03	Property				Jo-Ann Fabrics - Portage								Yes	25.03
25.04	Property				Fred’s - Dunn								Yes	25.04
25.05	Property				Rite Aid - Hogansville								Yes	25.05
25.06	Property				Dollar General - Sandersville								Yes	25.06
26	Loan		GSMC	GSMC	Guardian Self Storage Centre Avenue and South Millvale								Yes	26
26.01	Property				Guardian Self Storage Centre Avenue								Yes	26.01
26.02	Property				Guardian Self Storage South Millvale								Yes	26.02
27	Loan	15, 44	GSMC	GSMC	Arapaho Village								Yes	27
28	Loan	15, 45, 46	SMF I	SMC	Abilene Hotel Portfolio								Yes	28
28.01	Property				Holiday Inn Express & Suites - Abilene								Yes	28.01
28.02	Property				La Quinta Inn & Suites - Abilene								Yes	28.02
29	Loan		GSMC	GSMC	Southwood Tower								Yes	29
30	Loan	15, 47	GSMC	GSMC	Two Metro Place								Yes	30
31	Loan		GSMC	GSMC	Golden Mile Marketplace								Yes	31
32	Loan		CGMRC	CGMRC	Bank of America Oceanside Fee								Yes	32
33	Loan	15	GSMC	GSMC	Five Points Medical								Yes	33
34	Loan		GSMC	GSMC	Guardian Self Storage Old Haymaker Road								Yes	34
35	Loan	48	SMF I	SMC	17525 Ventura Boulevard								Yes	35
36	Loan		GSMC	GSMC	Guardian Self Storage Waterfront Drive								Yes	36
37	Loan		GSMC	GSMC	AAAA Self Storage								Yes	37
37.01	Property				AAAA Self Storage Buford								Yes	37.01
37.02	Property				AAAA Self Storage Lawrenceville								Yes	37.02
38	Loan		GSMC	GSMC	Paseo Real								Yes	38
39	Loan	49	CGMRC	CGMRC	Indian Creek Commons								Yes	39
40	Loan	15	CGMRC	CGMRC	Kensington Square Apartments								Yes	40
41	Loan	15, 50	CGMRC	CGMRC	Olympia Plaza								Yes	41
42	Loan		CGMRC	CGMRC	Flagstone Creek Apartments								Yes	42
43	Loan		SMF I	SMC	Wickiup & Ambassador MHP’s								Yes	43
43.01	Property				Ambassador Down Manufactured Housing Community								Yes	43.01
43.02	Property				Wickiup Manufactured Housing Community								Yes	43.02
44	Loan		CGMRC	CGMRC	Empire Mini Storage Forestville								Yes	44
45	Loan	51, 52	CCRE	CCRE	Draper Industrial								Yes	45
46	Loan	15, 53	SMF I	SMC	Springhill Suites Altamonte								Yes	46
47	Loan		SMF I	SMC	Sleep Inn - Manchester								Yes	47
48	Loan	15, 54	SMF I	SMC	Freehome Village								Yes	48
49	Loan		GSMC	GSMC	81 Page Drive								Yes	49
50	Loan		CCRE	CCRE	Gulf Place								Yes	50
51	Loan		GSMC	GSMC	Union Landing								Yes	51
52	Loan		CGMRC	CGMRC	National Self Storage Southfield								Yes	52
53	Loan		CCRE	CCRE	Shops at South Mountain								Yes	53
54	Loan		CGMRC	CGMRC	Food Lion Southampton								Yes	54
55	Loan	15	CGMRC	CGMRC	Budget Self Storage								Yes	55
56	Loan		CGMRC	CGMRC	National Self Storage Redford								Yes	56
57	Loan		CGMRC	CGMRC	Horn Lake and Princeton Self Storage								Yes	57
57.01	Property				Princeton Self Storage								Yes	57.01
57.02	Property				Horn Lake Self Storage								Yes	57.02
58	Loan		CCRE	CCRE	El Dorado Apartments								Yes	58

A-30

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance of $115,000,000 represents the controlling note A-1 of a $260,000,000 loan combination evidenced by three pari passu notes. The companion loans, evidenced by notes A-2 and A-3, have an aggregate principal balance of $145,000,000. The non-controlling A-2 note ($67,000,000) and non-controlling A-3 note ($78,000,000) are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $260,000,000.

(9)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of February 6, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 25 payment dates is based on the expected CGCMT 2016-GC36 securitization closing date of February 2016. The actual lockout period may be longer.

(10)	The Cut-off Date Balance of $110,000,000 represents the controlling note A-1 of a $180,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by the non-controlling note A-2 has an outstanding principal balance of $70,000,000 as of the Cut-off Date and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity,

A-31

Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $180,000,000.

(11)	Sheraton Denver Downtown Hotel is subject to a 99-year ground lease that includes CPI increases through lease expiration. The 99-year ground lease includes an initial $10,500,000 annual ground lease payment with rent increases equal to the lesser of (i) 104% of the previous ground lease payment or (ii) a fraction equal to the consumer price index (“CPI”) for the month that is two months prior to the first day of the applicable lease year divided by the CPI for the month that is 14 months prior to the first day of the applicable lease year. The ground lease cannot decrease due to negative CPI growth.

(12)	The Cut-off Date Principal Balance of $109,898,450 represents the controlling note A-1 of a $150,000,000 loan combination evidenced by two pari passu notes. The non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $39,963,073 is expected to be contributed to one or more future securitization transactions.

(13)	The Austin Block 21 Property is a 37-story, 369,842 SF mixed use development consisting of a 251-room (226,442 SF) hotel component that was 81.6% occupied as of November 30, 2015, an 86,757 SF music venue component with a 2,750-person capacity and a 56,643 SF retail/office component that was 99.6% leased as of January 5, 2016. One tenant, ACL Showcase Venue (4,531 SF of the retail/office component), is an affiliate of the borrower and has an executed lease for ground floor retail space (which is expected to be used as a smaller, approximately 350 person capacity venue) and is expected to take occupancy and begin paying rent in March 2016. We cannot assure you that the ACL Showcase Venue ground floor retail space tenant will take occupancy as expected or at all.

(14)	The Second Largest Tenant, Weisbart Springer, LLP, subleases 3,621 SF to VertsKebap, Inc.

(15)	The Appraised Value represents the “as is” Appraised Value of each mortgaged property, except with respect to the Springhill Suites Altamonte mortgaged property representing 0.4% of the initial pool balance (please see footnote 53). The Cut-off Date LTV Ratio is calculated on the basis of such “as is” Appraised Value. The LTV Ratio at Maturity is calculated in whole or in part on the basis of the “as stabilized” Appraised Value.

(16)	The Cut-off Date Principal Balance of $102,000,000 represents the non-controlling note A-2 of a $162,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $60,000,000 was contributed to the GSMS 2015-GS1 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $162,000,000.

(17)	Ongoing ground lease reserve funds do not show percentage rent, which will begin escrowing in July 2016, estimated to be $77,881.85 monthly.

A-32

(18)	The Cut-off Date Principal Balance of $54,789,561 represents the non-controlling note A-3 of a $205,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1, with an aggregate principal balance as of the Cut-off Date of $69,732,169 was contributed to the GSMS 2015-GS1 securitization transaction, and the non-controlling note A-2, with an aggregate principal balance as of the Cut-off Date of $79,693,907 was contributed to Citigroup Commercial Mortgage Trust 2015-GC35, Commercial Mortgage Pass-Through Certificates, Series 2015-GC35 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $204,215,638.

(19)	The Cut-off Date Balance of $50,000,000 represents the controlling note A-1 of a $93,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by the non-controlling note A-2 has an outstanding principal balance of $43,000,000 as of the Cut-off Date and is expected to be contributed to one or more future securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $93,000,000.

(20)	The largest tenant, Infusion Software, has two expiration dates. 160,969 SF of the total 261,591 expires on 9/30/2021. The remaining 100,622 SF, expires on 12/31/2024.

(21)	After the first occurrence of Leasing Reserve Funds meeting or exceeding the Leasing Reserve cap, if the Leasing Reserve Funds shall at any time be less than $1,000,000.00, the Leasing Reserve Monthly Deposit shall be $65,460.00.

(22)	Planet Fitness (15,350 SF) is in occupancy but not yet paying rent. Rent commences in May 2016. At origination, the borrower deposited $225,000 into a Planet Fitness reserve account for such free rent.

(23)	The Fourth Largest Tenant, Party City, subleases the entirety of its space (11,865 SF) from Duane Reade through its lease expiration on October 31, 2021. Walgreen’s guarantees the lease.

(24)	If the hotel lease is terminated, the borrower will be required to deposit an amount equal to the greater of (i) four percent (4.0%) of the gross revenues for the hotel component for the prior month and (ii) the then-current amount required by the franchise agreement for capital expenditures and the repair and replacement of the FF&E that may be incurred following the origination date (December 11, 2015).

(25)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of February 6, 2016. Defeasance of the $130,000,000 215 West 34th Street & 218 West 35th Street loan combination in full, or in part, is permitted after the earlier of (i) the date that is the third anniversary of the first payment date or (ii) the second anniversary of the last securitization of any portion of the 215 West 34th Street & 218 West 35th Street whole loan. For the purposes of this Prospectus Supplement, the assumed lockout period of 25 payment dates is based on the

A-33

expected CGCMT 2016-GC36 Closing Date in February 2016. The actual lockout period may be longer.

(26)	The Cut-off Date LTV Ratio is calculated using the appraisal’s “as-is” Appraised Value of $49,600,000 plus the amount of PIP required the franchise agreement ($4,525,290). The Cut-off Date LTV Ratio calculated using solely the “as-is” Appraised Value is 77.0%.

(27)	The King of Prussia collateral also includes the borrower’s fee interest in an adjacent retail parcel currently ground leased to LA Fitness (Retail Parcel). LA Fitness occupies the 2.5 story retail building under a ground lease expiring December 2017. The ground lease has a current ground rent of approximately $118,000 per year, but the income was not included in the underwritten cash flow due to the short remaining lease term and tenant relocation.

(28)	The Largest Tenant, Dick’s Sporting Goods, is subject to a co-tenancy clause that states if at anytime during their lease Target or 50% of the leasable area of the shopping center are not open for business, then Dick’s obligation to pay rent shall be in the amount of 50% of their fixed rent. If this co-tenancy exists for longer than 12 months, then Dick’s shall have the option to terminate their lease or resume paying full unabated rent.

(29)	The Third Largest Tenant, Petsmart, is subject to a co-tenancy clause that states if at anytime during their lease Target or 50% of the leasable area of the shopping center are not open for business, then Petsmart’s obligation to pay rent shall be in the amount of 50% of their fixed rent. If this co-tenancy exists for longer than 12 months, then Petsmart shall have the option to terminate their lease with 30 days’ notice.

(30)	The Fourth Largest Tenant, Ulta, is subject to a co-tenancy clause that states if at anytime during their lease Target or 50% of the leasable area of the shopping center are not open for business, then Ulta’s obligation to pay rent shall be in the amount of 50% of their fixed rent. If this co-tenancy exists for longer than 12 months, then Ulta shall have the option to terminate their lease with 90 days’ notice.

(31)	The Fifth Largest Tenant, Five Below, is subject to a co-tenancy clause that states that Five Below shall not be required to open for business if Target or Costco are closed for business. If at any time during their lease term, Target, Costco or 50% of the leasable area of the shopping center are not open for business, then Five Below’s obligation to pay rent shall be in the amount of 50% of their fixed rent. If this co-tenancy exists for 12 months, then Five Below shall have the option to terminate their lease with 60 days’ notice.

(32)	The Cut-off Date Principal Balance of $30,000,000 represents the non-controlling note A-3 of a $200,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $70,000,000 was contributed to the GSMS 2015-GS1 securitization transaction. The non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $100,000,000 was contributed to the CGCMT 2015-GC35 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net

A-34

Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $200,000,000.

(33)	The Cut-off Date Principal Balance of $27,384,375 represents the non-controlling note A-2 of a $54,768,750 loan combination evidenced by two pari passu notes. The companion loan, evidenced by the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $27,384,375 was contributed to the GSMS 2015-GS1 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $54,768,750.

(34)	The Second Largest Tenant, Newton Medical, occupying 5,988 SF, has multiple lease expirations: (1) 4,088 SF expires August 1, 2021, and (2) 1,900 SF expires May 1, 2022.

(35)	The Cut-off Date Balance of $25,944,493 represents the note A-2 of a $76,000,000 loan combination evidenced by two pari passu notes. The companion loan, note A-1, has a principal balance of $49,893,255 as of the Cut-off Date and was contributed to the JPMCC 2015-JP1 securitization. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the whole loan Cut-off Date Balance of $76,000,000.

(36)	Monthly deposits in the amount of $37,022 into the TI/LC reserve are required up to and including the due day in June 2017, and monthly deposits in the amount of $27,766 into the TI/LC reserve are required thereafter. The TI/LC reserve is capped at $1,150,000. So long as no sweep event (as defined in the loan documents) then exists and the borrower provides satisfactory evidence that MB Financial Bank, N.A., University of Michigan and ForeSee Results have each renewed or entered into new leases that expire no earlier than May 31, 2025, May 31, 2024 and May 31, 2024, respectively, on terms no less beneficial to the landlord than their current leases and all outstanding landlord obligations have been satisfied, and/or the borrower has entered into a satisfactory replacement lease that has a term expiring no earlier than the date indicated above for such tenant, any funds held in the TI/LC Reserve in excess of $250,000 will be released to borrower and monthly deposits into the TI/LC reserve will be reduced to $13,883.

(37)	2012 and 2013 cash flows are not available because the sponsor acquired the property in early 2014 and had previously been operated out of receivership.

(38)	The Fourth Largest Tenant, United States Recruitment Office, has an ongoing termination right at any time with a 60-day notice.

(39)	The Cut-off Date Principal Balance of $14,000,000 represents the non-controlling note A-2B of a $168,000,000 loan combination evidenced by four pari passu notes. The controlling note A-1A, with a principal balance as of the Cut-off Date of $55,500,000, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C3 commercial mortgage securitization transaction. The non-controlling note A-1B, with a principal balance as of the Cut-off Date of $28,500,000, is currently held by Cantor Commercial Real

A-35

Estate Lending, L.P. and is expected to be contributed to the COMM 2016-CCRE28 securitization transaction. The non-controlling note A-2A, with a principal balance as of the Cut-off Date of $70,000,000, was contributed to the GSMS 2015-GS1 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $168,000,000.

(40)	The Ongoing Replacement Reserve is an FF&E reserve in an amount equal to (i) for the Due Dates occurring in January 2016 through December 2016, $14,234.67 and (ii) for each Due Date thereafter, an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement for the replacement of FF&E or (b) one-twelfth (1/12th) of 4% of the operating income of the Mortgaged Property for the previous twelve (12) month period as determined on the anniversary of the last day of the month of November.

(41)	The Cut-off Date Principal Balance of $12,941,292 represents the non-controlling note A-3 of a $51,000,000 loan combination evidenced by three pari passu notes. The companion loans are evidenced by note A-1 with a principal balance as of the Cut-off Date of $18,416,454, which was contributed to the GSMS 2015-GC34 securitization transaction and note A-2 with a principal balance as of the Cut-off Date of $19,411,938, which was contributed to the GSMS 2015-GS1 securitization transaction . Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $50,769,683.

(42)	The borrower is required to fund the Replacement Reserve (i) for the Due Dates occurring in November 2015 through October 2016, the amount of $98,485.33; (ii) for the Due Dates occurring in November 2016 through October 2018, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement for the replacement of FF&E and (b) $0; (iii) for the Due Dates occurring in November 2018 through October 2019, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement for the replacement of FF&E and (b) one-twelfth of 4% of the Operating Income of the Property for the previous twelve month period as determined on the anniversary of the last day of September; (iv) for the Due Dates occurring in November 2019 through October 2022, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement for the replacement of FF&E and (b) one-twelfth of 5% of the Operating Income of the Property for the previous twelve month period as determined on the anniversary of the last day of September; and (v) for the Due Dates occurring in November 2022 through the payment in full of the Indebtedness, the greater of (a) the monthly amount required to be reserved pursuant to the Franchise Agreement for the replacement of FF&E and (b) one-twelfth of 6% of the Operating Income of the Property for the previous twelve month period as determined on the anniversary of the last day of September.

(43)	The Cut-off Date LTV Ratio is calculated based on the $76,000,000 “as is” appraised value plus a $13,457,731 property improvement plan (“PIP”) reserve for capital improvements valued in the appraisal at $15,800,000 upon completion. The Cut-off Date LTV Ratio calculated based on the “as is” appraised value without the PIP

A-36

reserve is 66.8%. The LTV Ratio at Maturity is calculated on the basis of the “As Stabilized” Appraised Value.

(44)	The Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Cut-off Date LTV Ratio are calculated based on the Cut-off Date Balance net of the earnout amount ($1,146,000). The Underwritten NCF DSCR without netting the related earnout amount is 1.12x. The Debt Yield on Underwritten Net Operating Income and the Debt Yield on Underwritten Net Cash Flow without netting the related earnout amount are 8.1% and 7.4%, respectively. The Cut-off Date LTV Ratio without netting the related earnout amount is 82.3%.

(45)	On each monthly due date up to and including the due date in February 2017, the borrower is required to fund the FF&E reserve in an amount equal to one-twelfth of 2% of annual gross revenue, initially equal to $6,044. On each monthly due date beginning in March 2017 and up to and including the due date in February 2018, the borrower is required to fund the FF&E reserve in an amount equal to one-twelfth of 3% of annual gross revenue. On each monthly due date beginning in March 2018 and continuing through the term of the loan, the borrower is required to fund the FF&E reserve in an amount equal to one-twelfth of 4% of annual gross revenue.

(46)	2012 cash flows are not available because the sponsor acquired the properties in October 2014 and the prior owner was unable to provide 2012 operating statements. Additionally, 2014 expenses for the Holiday Inn Express & Suites - Abilene Mortgaged Property are estimates.

(47)	The Third Largest Tenant, Ohio Health, occupying 14,106 SF, has executed a lease and is anticipated to take occupancy in April 2016 and begin paying rent in June 2016. We cannot assure you that the tenant will take occupancy or begin paying rent as expected or at all.

(48)	At closing, the borrower deposited $75,000 into the TI/LC reserve for future tenant improvements and leasing commissions. On each monthly due date, the borrower is required to fund the TI/LC reserve in an amount equal to $6,650 until the TI/LC cap of $150,000 is reached. If the amount in the TI/LC reserve falls below the cap of $150,000, the borrower is required to replenish the TI/LC reserve monthly in an amount equal to $3,325.

(49)	There is an initial TI/LC reserve amount of $75,000. If the reserve falls below the cap of $50,000, then a monthly reserve of $2,490.92 will be made.

(50)	Ongoing Replacement Reserve monthly payments are equal to: (a) on each due date from February 2016 through and including January 2019, $2,266, (b) on each due date from February 2019 through and including January 2022, $3,560, (c) on each due date from February 2022 up to and including January 2024, $2,589 and (d) on each due date from February 2024 up to and including the Maturity Date, $1,618.

(51)	The borrower will not be required to pay monthly TI/LC deposits on each Payment Date so long as (i) the balance of the Rollover Reserve Account equals or exceeds $180,108 and (ii) no Major Lease Sweep Period is continuing.

A-37

(52)	The Fourth Largest Tenant, ACS Commercial Solutions, Inc, may terminate their lease during the renewal term in months 13-29 (February 2017 to June 2018) with 4 months’ notice with proof that they lost their vendor contract. The tenant may also terminate for any reason during months 30 to 53 of the renewal term (July 2018 to June 2020) with 3 months’ notice. Their termination fee is unamortized LC’s.

(53)	The Appraised Value represents the “as is market value based on a hypothetical condition” value of $7,500,000 (corresponding to a Cut-off Date LTV Ratio % of 69.3%) that assumes a property improvement plan costing $306,245 was completed at the Springhill Suites Altamonte Mortgaged Property as of November 1, 2015. The related appraisal also reported an “as-is” value of $7,000,000 (corresponding to a Cut-off Date LTV Ratio % of 74.2%, a LTV Ratio at Maturity % of 61.2% and an Appraised Value / Per Room of $77,778) that assumes the property improvement plan has not yet been completed but makes the extraordinary assumption that it will be completed during the first year of the projection period at a cost of $306,245. The franchisor has required the property improvement plan at the Springhill Suites Altamonte Mortgaged Property in connection with extending the franchise agreement through January 2030. At origination of the Mortgage Loan, the borrower deposited $306,245 for property improvements. The “as-stabilized” value as of November 1, 2017 for the Springhill Suites Mortgaged Property is $8,000,000.

(54)	Historical cash flows are not available because the previous loan on the Mortgaged Property was transferred to special servicing in 2012, bought out of REO in 2014 by the prior owner and subsequently acquired by the sponsor in June 2015.

A-38

ANNEX B

SIGNIFICANT LOAN SUMMARIES

B-1

5 PENN PLAZA

B-2

5 PENN PLAZA

5 Penn Plaza

Floor	Tenants
26	Acuity Lighting Group Exp. 3/31/2017
25	Acuity Lighting Group Exp. 3/31/2017
24	HNTB Corporation Exp. 2/29/2016; Owner Occupied; HNTB Corporation Exp. 2/29/2016; Acuity Lighting Group Exp. 3/31/2017
23	HQ Global Workplace Exp. 2/28/2019
22	Sirius XM Radio Exp. 11/30/2029
21	Steamfitters' Industry Trust Exp. 9/30/2016; Allied Advertising Exp. 9/30/2016
20	Visiting Nurse Service NY Exp. 9/30/2020
19	HQ Global Workplace Exp. 8/31/2020
18	Sirius XM Radio Exp. 11/30/2029
17	Thomas Publishing Company Exp. 12/31/2025
16	Amnesty International Exp. 12/31/2019
15	Railworks Corporation Exp. 9/30/2025; SML Labels Exp. 10/31/2021; TCBA Watson Rice Exp. 10/31/2021
14	Vacant; OnX Enterprises Exp. 12/31/2020; Railworks Corporation Exp. 9/30/25
12	Visiting Nurse Service NY Exp. 9/30/2020
11	Sirius XM Radio Exp. 11/30/2029
10	Thomas Publishing Company Exp. 12/31/2025
9	Thomas Publishing Company Exp. 12/31/2025; St. Vincent's Catholic Med Ctr Exp. 8/31/2018; 1E Inc. Exp. 8/31/2018
8	Thomas Publishing Company Exp. 12/31/2025
7	The Wallace Foundation Exp. 2/28/2021
6	HNTB Corporation Exp. 2/29/2016; HNTB Corporation Exp. 2/29/2016
5	GTA Americas, LLC Exp. 2/28/2017
4	Town Sports International Exp. 4/30/2017
3	Covenant House Exp. 3/31/2022
2	Sirius XM Radio Exp. 11/30/2029; Covenant House Exp. 3/31/2022
1	TD Bank, N.A. Exp. 5/31/2026; Vacant; CVS Exp. 3/31/2030; Building Message Center

VACANT | BUILDING | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

B-3

5 PENN PLAZA

5 Penn Plaza
5 Penn Plaza
New York, NY 10001
DIAMOND ROW
RESTAURANT ROW
THEATER DISTRICT
GARMENT DISTRICT
MIDTOWN
NOMAD
FUR DISTRICT
FLATIRON DISTRICT
Times Square
Manhattan Plaza
E-Walk
Conde Nast
Bank of America Tower
HBO
Grace Bldg
500 Fifth
Port Authority Bus Terminal
New York Times Building
New York Public Library
Bryant Park
W 42ND STREET
E 42ND STREET
W 34TH STREET
E 34TH STREET
W 23RD STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
BROADWAY
Macy's Herald Square
Herald Square
Empire State Building
One Penn Plaza
Moynihan Station
Madison Square Garden
Penn Station
Manhattan West by Brookfield
5 MW by Brookfield
Pennsylvania Hotel
Manhattan Mall (445 Plaza)
Greeley Square
United States Postal Service Morgan Station
Fashion Institute Of Technology
The Central High School
252 Seventh
Flatiron Bldg
New York
MANHATTAN
Upper East Side
Upper West Side
West New York
Astoria
Long Island City
Central Park
Metropolitan Museum of Art
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
Hoboken
Jersey City
SoHo
NYU
Financial District
BROOKLYN
CARTIFACT

B-4

5 PENN PLAZA

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(3)		$115,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$399.80
Size (SF)	650,329	Percentage of Initial Pool Balance		9.9%
Total Occupancy as of 11/1/2015(1)	97.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2015(1)	97.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1917 / 2015	Mortgage Rate		4.86153%
Appraised Value	$540,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120
Underwritten Revenues	$38,272,463
Underwritten Expenses	$15,542,394		Escrows
Underwritten Net Operating Income (NOI)	$22,730,069		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,073,984	Taxes	$1,168,977	$584,489
Cut-off Date LTV Ratio(2)	48.1%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	48.1%	Replacement Reserve	$0	$10,839
DSCR Based on Underwritten NOI / NCF(2)	1.77x / 1.64x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.7% / 8.1%	Other(4)	$23,524,035	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$260,000,000	86.6%	Loan Payoff(5)	$213,091,475	71.0%
Mezzanine Loan Amount	40,000,000	13.3	Principal Equity Distribution	55,730,831	18.6
Other Sources	300,000	0.1	Mortgage Loan Reserves	24,693,011	8.2
			Closing Costs	3,919,961	1.3
			Mezzanine Loan Reserves(6)	2,864,722	1.0
Total Sources	$300,300,000	100.0%	Total Uses	$300,300,000	100.0%

(1)	Total Occupancy and Owned Occupancy as of November 1, 2015 includes TD Bank, as the tenant has executed a lease at the 5 Penn Plaza Property, but does not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Loan, CGMRC required a reserve of $726,630 for gap rent related to TD Bank.

(2)	Calculated based on the aggregate outstanding principal balance of the 5 Penn Plaza Loan Combination.

(3)	The 5 Penn Plaza Loan has an outstanding principal balance as of the Cut-off Date of $115,000,000 and is evidenced by the controlling note A-1 of the $260,000,000 5 Penn Plaza Loan Combination, which is evidenced by three pari passu notes. The companion loans, evidenced by the non-controlling notes A-2 and A-3, which have an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000, are expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(4)	Other upfront reserves represents (i) $17,333,334 to be used for any recourse carveouts under the 5 Penn Plaza Loan documents (up to $7,333,333 of which can also be made available to the Mezzanine Lender in certain circumstances in connection with the recourse carveouts under the 5 Penn Plaza Mezzanine Loan, provided that the mortgage lender does not have a competing claim against the guarantor), (ii) unfunded obligations of $3,069,378 for existing tenant improvements, leasing commissions and free rent related to TD Bank’s and Sirius XM Radio’s spaces, (iii) deferred maintenance of $1,306,250, (iv) 1,088,443 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza Loan documents, to be used to pay debt service and/or pay reserve account deposits on the 5 Penn Plaza Loan in the event of any late payment under the 5 Penn Plaza Loan documents and (v) $726,630 for gap rent related to TD Bank, as the tenant does not commence paying rent until June 2016. See “—Escrows” below.

(5)	The Loan Payoff of $213,091,475 consists of $203,000,000 to payoff the principal balance of the 5 Penn Plaza Property’s prior CMBS loan, which was securitized in the JPMCC 2007-LD11 securitization transaction and $10,091,475 in defeasance costs.

(6)	In connection with the origination of the 5 Penn Plaza Mezzanine Loan, the Mezzanine Borrower delivered the following escrows to the Mezzanine Lender: (i) $2,666,666 to be used solely for any amounts due from the guarantor under the 5 Penn Plaza Mezzanine Loan recourse carveout guaranty and/or the 5 Penn Plaza Mezzanine Loan environmental indemnity; and (ii) $198,056 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza Mezzanine Loan documents, to be used to pay debt service and/or pay reserve deposits on the 5 Penn Plaza Mezzanine Loan in the event of any late payment under the 5 Penn Plaza Mezzanine Loan documents.

■	The Mortgage Loan. The mortgage loan (the “5 Penn Plaza Loan”) is part of a loan combination (the “5 Penn Plaza Loan Combination”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 26-story office and retail building located in Midtown Manhattan, New York (the “5 Penn Plaza Property”). The 5 Penn Plaza Loan, which is evidenced by note A-1 and represents the controlling interest in the 5 Penn Plaza Loan Combination, had an original principal balance of $115,000,000, has an outstanding principal balance as of the Cut-off Date of $115,000,000 and represents approximately 9.9% of the Initial Pool Balance. The related companion loans, which are evidenced by notes A-2 and A-3 and represent non-controlling interests in the 5 Penn Plaza Loan Combination, had an aggregate original principal balance of $145,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000, and are expected to be contributed to one or more future securitization transactions. The 5 Penn Plaza Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Barclays Bank, PLC on January 6, 2016, had an original principal balance of $260,000,000, has an outstanding principal balance as of the Cut-off Date of $260,000,000 and accrues interest at an interest rate of 4.86153% per annum. The proceeds of the 5 Penn Plaza Loan Combination were primarily used to refinance the 5 Penn Plaza Property, return equity to the borrower sponsor, pay origination costs and fund reserves.

B-5

5 PENN PLAZA

The 5 Penn Plaza Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months. The 5 Penn Plaza Loan requires interest only payments on each due date through the scheduled maturity date in January 2026. Voluntary prepayment of the 5 Penn Plaza Loan without payment of any prepayment premium is permitted on or after the due date in November 2025. Provided no event of default under the 5 Penn Plaza Loan Combination documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the 5 Penn Plaza Loan Combination is deposited and (ii) the third anniversary of the origination of the 5 Penn Plaza Loan Combination, the 5 Penn Plaza Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the 5 Penn Plaza Loan documents.

■	The Mortgaged Property. The 5 Penn Plaza Property consists of a 26-story, 650,329 SF, LEED Gold certified Class A- office building with ground floor retail located on Eighth Avenue between West 33rd and West 34th Streets in Midtown Manhattan. The 5 Penn Plaza Property contains 17,180 SF of ground floor retail space with the remaining 633,149 SF of building space consisting of 621,951 SF of office space and 11,198 SF of miscellaneous non-revenue, concourse and sub-concourse space. The 5 Penn Plaza Property was built in 1917 and is currently undergoing a projected $10.6 million renovation of its lobby, elevators and facade. The typical floor plate (on floors 3 through 23) at the 5 Penn Plaza Property is approximately 28,642 SF. Total Occupancy and Owned Occupancy at the 5 Penn Plaza Property were both 97.2% as of November 1, 2015. The office space at the 5 Penn Plaza Property is approximately 98.0% occupied. The ground floor retail space at the 5 Penn Plaza Property is approximately 79.0% occupied. Two of the three ground floor retail spaces are leased to CVS and TD Bank with leases extending through March 2030 and May 2026, respectively. The third ground floor retail space, which is 3,600 SF, is currently being utilized as the temporary entranceway during the 5 Penn Plaza Property’s lobby renovation. Following the completion of the lobby renovation in the first half of 2016, the third ground floor retail space will be available for leasing.

The following table presents certain information relating to the major tenants at the 5 Penn Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Sirius XM Radio	NR / NR / NR	99,754	15.3%	$4,235,991	13.3%	$42.46	11/30/2029	(2)
Thomas Publishing Company	NR / NR / NR	93,072	14.3	3,899,310	12.2	41.90	12/31/2025	1, 5-year option
CVS (Retail)	NR / Baa1 / BBB+	12,437	1.9	3,103,449	9.7	249.53	3/31/2030	1, 10-year option
Visiting Nurse Service NY	NR / NR / NR	55,754	8.6	3,010,716	9.5	54.00	9/30/2020	NA
HQ Global Workplace	NR / NR / NR	55,754	8.6	2,899,208	9.1	52.00	Various(3)	(3)
TD Bank (Retail)	NR / Aa1 / AA-	3,882	0.6	1,743,913	5.5	449.23	5/31/2026	3, 5-year options
Covenant House	NR / NR / NR	39,254	6.0	1,570,160	4.9	40.00	3/31/2022	(4)
HNTB Corporation	NR / NR / NR	36,844	5.7	1,427,583	4.5	38.75	2/29/2016	NA
Railworks Corporation	NR / NR / NR	26,561	4.1	1,351,821	4.2	50.89	9/30/2025	NA
Town Sports International	NR / NR / NR	27,877	4.3	1,115,080	3.5	40.00	4/30/2017	1, 5-year option
Ten Largest Tenants		451,189	69.4%	$24,357,231	76.5%	$53.98
Remaining Owned Tenants		180,827	27.8	7,476,782	23.5	41.35
Vacant Spaces (Owned Space)		18,313	2.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		650,329	100.0%	$31,834,013	100.0%	$50.37

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sirius XM Radio has the option to extend its term for either (i) one additional period of five years or (ii) one additional period of ten years.

(3)	HQ Global Workplace occupies the entire 19th and 23rd floor spaces at the 5 Penn Plaza Property under two separate leases. The lease on the 23rd floor expires on February 28, 2019 and HQ Global Workplace has the option to renew this space for either (i) one additional period of five years or (ii) one additional period of ten years. The lease on the 19th floor expires on August 31, 2020 and HQ Global Workplace has the option to renew this space for an additional period so as to expire on the same date as HQ Global Workplace’s 23rd floor space.

(4)	Covenant House has the option to extend its term for either (i) one additional period of five years or (ii) one additional period of ten years.

B-6

5 PENN PLAZA

The following table presents the lease rollover schedule at the 5 Penn Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	8,162	1.3%	1.3%	$385,540	1.2%	$47.24	5
2016	64,373	9.9	11.2%	2,635,006	8.3	40.93	7
2017	71,136	10.9	22.1%	2,724,324	8.6	38.30	3
2018	24,645	3.8	25.9%	1,188,002	3.7	48.20	3
2019	55,866	8.6	34.5%	2,180,406	6.8	39.03	3
2020	90,110	13.9	48.3%	5,116,605	16.1	56.78	3
2021	42,530	6.5	54.9%	1,705,487	5.4	40.10	3
2022	39,254	6.0	60.9%	1,570,160	4.9	40.00	1
2023	524	0.1	61.0%	6,000	0.0	11.45	1
2024	0	0.0	61.0%	0	0.0	0.00	0
2025	119,343	18.4	79.3%	5,239,131	16.5	43.90	2
2026	3,882	0.6	79.9%	1,743,913	5.5	449.23	1
2027 & Thereafter	112,191	17.3	97.2%	7,339,440	23.1	65.42	2
Vacant	18,313	2.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	650,329	100.0%		$31,834,013	100.0%	$50.37	34

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 5 Penn Plaza Property:

Historical Leased %(1)

	2012	2013	2014	As of 11/1/2015(2)
Owned Space	99.9%	99.0%	99.0%	97.2%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

(2)	Occupancy as of November 1, 2015 includes TD Bank, as the tenant has executed a lease at the 5 Penn Plaza Property but does not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Loan, CGMRC required a reserve of $726,630 for gap rent related to TD Bank.

B-7

5 PENN PLAZA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5 Penn Plaza Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$30,552,942	$46.98
Contractual Rent Steps(3)	0	0	0	0	1,281,071	1.97
Gross Up Vacancy	0	0	0	0	1,851,975	2.85
Total Rent	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$33,685,988	$51.80
Total Reimbursables	1,241,799	2,059,774	2,461,092	2,591,608	3,452,319	5.31
Other Income(4)	3,349,215	3,173,699	3,063,531	2,991,072	2,991,072	4.60
Vacancy & Credit Loss	0	0	0	0	(1,856,915)	(2.86)
Effective Gross Income	$30,023,243	$32,476,844	$32,180,504	$34,226,259	$38,272,463	$58.85

Real Estate Taxes	$5,160,259	$5,592,081	$6,048,976	$6,770,415	$6,941,473	$10.67
Insurance	587,783	517,709	479,972	455,813	590,150	0.91
Management Fee	425,000	475,000	485,000	485,000	1,000,000	1.54
Other Operating Expenses	6,427,824	6,885,766	6,684,253	6,962,164	7,010,771	10.78
Total Operating Expenses	$12,600,866	$13,470,556	$13,698,201	$14,673,392	$15,542,394	$23.90

Net Operating Income	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$22,730,069	$34.95
TI/LC	0	0	0	0	1,526,020	2.35
Replacement Reserves	0	0	0	0	130,066	0.20
Net Cash Flow	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$21,073,984	$32.41

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	The increase from TTM 9/30/2015 Base Rent to Underwritten Base Rent is primarily from (i) the expiration of the free rent period offered under the terms of CVS’ lease and (ii) TD Bank executing a lease at a market rental rate to occupy one of the ground floor retail spaces which was previously rented at a below market rental rate.

(3)	Contractual Rent Steps are underwritten based upon actual scheduled rent increases through January 1, 2017 from six office tenants and the present value of rent steps for TD Bank and CVS during the term of the 5 Penn Plaza Loan.

(4)	Other Income includes sub-metered electricity, condenser water, overtime heating, ventilating and air conditioning, cleaning, trash removal and tenant sundry charges.

■	Appraisal. According to the appraisal, the 5 Penn Plaza Property had an “as-is” appraised value of $540,000,000 as of November 1, 2015.

■	Environmental Matters. Based on the Phase I environmental report dated November 12, 2015, there were no recommendations for further action at the 5 Penn Plaza Property other than the implementation of an asbestos operations and maintenance plan.

■	Market Overview and Competition. The 5 Penn Plaza Property is located in Midtown Manhattan on Eighth Avenue between West 33rd and West 34th Streets across the street from Penn Station. Penn Station is one of the busiest transportation hubs in the United States, providing direct access to Amtrak, New Jersey Transit, and the Long Island Railroad, as well as the 1, 2, 3, A, C, and E subway lines. Additionally, PATH trains and the Q, R, B, D, F, and M subway lines all stop two avenues east of the 5 Penn Plaza Property at 33rd Street and Broadway.

The 5 Penn Plaza Property is located within the Penn Station Office submarket in Midtown Manhattan. According to a third party report, as of the third quarter of 2015, the Penn Station Class A submarket contained approximately 6.5 million SF of office space with a 2.0% direct vacancy rate and average gross rental rate of $63.59 per SF. The appraiser concluded a gross market rent of $60.00 per SF for floors 2 through 9, $63.00 per SF for floors 10 through 18, $66.00 per SF for floors 19 through 23 and $69.00 per SF for floors 24 through 26 at the 5 Penn Plaza Property. The appraiser’s concluded weighted average gross market rent for the office space at the 5 Penn Plaza Property is $62.87 per SF. The weighted average in-place office rent at the 5 Penn Plaza Property is $42.86 per SF, or 31.8% below the market office rent concluded to by the appraiser.

B-8

5 PENN PLAZA

The following table presents certain information relating to the directly competitive office buildings identified in the appraisal for the 5 Penn Plaza Property:

Directly Competitive Office Buildings(1)

	370 Seventh Avenue	393 Seventh Avenue	132 West 31st Street	1250 Broadway	330 West 34th Street	112 West 34th Street
Total GLA	306,017	980,000	348,946	604,279	654,000	548,000
Direct Occupancy	98.9%	100.0%	98.2%	97.5%	73.9%	90.6%
Direct Asking Gross Rent (per SF)	$64	N/A	$85	$72	$70-$74	$65-$69

(1) Source: Appraisal.

■	The Borrower. The borrower is 5 Penn Plaza LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 5 Penn Plaza Loan. The guarantors of the non-recourse carveouts under the 5 Penn Plaza Loan are Stephen D. Haymes and The Stephen D. Haymes Revocable Trust Dated October 8, 2014.

Stephen D. Haymes is a partner of Haymes Investment Company, a family-owned and operated real estate enterprise established by his father, Morice Haymes, in 1925. Haymes Investment Company is headquartered at the 5 Penn Plaza Property. Stephen D. Haymes has been involved in the real estate industry for over 40 years and has owned and operated over 3 million SF of office buildings, 500,000 SF of shopping centers and 5,000 units in residential buildings. Stephen D. Haymes also owns interests in other Manhattan office properties, including the nearby 330 West 34th Street.

■	Escrows. On the origination date of the 5 Penn Plaza Loan Combination, the borrower funded a reserve of (i) $1,168,977 for real estate taxes, (ii) unfunded obligations of $3,069,378 for existing tenant improvements, leasing commissions and free rent related to TD Bank’s and Sirius XM Radio’s spaces, (iii) deferred maintenance of $1,306,250, (iv) 1,088,443 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza Loan documents, to be used to pay debt service and/or pay reserve account deposits on the 5 Penn Plaza Loan in the event of any late payment under the 5 Penn Plaza Loan documents, (v) $726,630 for gap rent related to TD Bank, as the tenant does not commence paying rent until June 2016 and (vi) $17,333,334 (the “Guaranty Collateral”) to be used solely for any amounts due from the guarantor under the recourse carveout guaranty and/or the environmental indemnity under the 5 Penn Plaza Loan documents (the “Guaranty Obligations”) prior to the enforcement of any judgment against the guarantor, provided that, (x) if the Mezzanine Lender obtains a judgment against the guarantor in connection with the 5 Penn Plaza Mezzanine Loan documents and the mortgage lender does not have any competing claim against the guarantor, the mortgage lender may make up to $7,333,333 of the Guaranty Collateral available to the Mezzanine Lender to satisfy the claim and (y) the Guaranty Collateral is not general collateral for the 5 Penn Plaza Loan but only collateral for the Guaranty Obligations.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, which currently equates to $584,489, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 5 Penn Plaza Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period and (iii) a replacement reserve in the amount of $10,839. During any period (A) commencing upon the debt service coverage ratio being less than 1.20x and (B) expiring upon the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, the borrower will be obligated to make monthly deposits of $125,000 into a reserve for payments of future tenant improvements and leasing commissions.

■	Lockbox and Cash Management. The 5 Penn Plaza Loan documents require a hard lockbox with springing cash management. The 5 Penn Plaza Loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with

B-9

5 PENN PLAZA

respect to the 5 Penn Plaza Property be promptly deposited into such lockbox account following receipt. So long as a 5 Penn Plaza Trigger Period is not in effect, all funds in the lockbox account are required to be swept on each business day to the borrower’s operating account. During the continuance of a 5 Penn Plaza Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and applied to pay debt service and operating expenses of the 5 Penn Plaza Property, to fund required reserves in accordance with the 5 Penn Plaza Loan documents and, provided no event of default is continuing pursuant to the 5 Penn Plaza Loan documents, fund mezzanine loan debt service. After the foregoing disbursements are made and so long as a 5 Penn Plaza Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the 5 Penn Plaza Loan, provided, however, that if a 5 Penn Plaza Trigger Period is continuing solely because a mezzanine loan event of default has occurred and is continuing or the Mezzanine Lender has provided the lender notice it is entitled to sums under the 5 Penn Plaza Loan documents, then all excess cash flow will be provided to the Mezzanine Lender to be held and applied pursuant to the terms of the 5 Penn Plaza Mezzanine Loan documents. During the continuance of an event of default under the 5 Penn Plaza Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 5 Penn Plaza Loan and/or toward the payment of expenses of the 5 Penn Plaza Property, in such order of priority as the lender may determine, provided, however, that until the lender (or its affiliates or nominees) takes title to the 5 Penn Plaza Property in connection with an exercise of remedies under the 5 Penn Plaza Loan documents or the receiver appointed in connection with the lender’s remedies under the 5 Penn Plaza Loan documents takes physical possession of and controls the 5 Penn Plaza Property, funds in the cash management account will be applied to the payment of taxes and insurance premiums as if no event of default were ongoing.

A “5 Penn Plaza Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the 5 Penn Plaza Loan documents and continuing until the same is cured, (ii) commencing on the date that the debt service coverage ratio as calculated under the 5 Penn Plaza Loan documents based on a trailing 12-month period is less than 1.10x and continuing until the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters or (iii) commencing upon the occurrence of the lender’s notice of a mezzanine event of default under the 5 Penn Plaza Loan documents and continuing until the same is cured. Notwithstanding the foregoing, no 5 Penn Plaza Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions are satisfied.

“Collateral Cure Conditions” exist if the borrower: (i) deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 5 Penn Plaza Loan, in an amount equal to $2,600,000 (the “Collateral Deposit Amount”) and on each one-year anniversary date thereafter, the borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit (as applicable) by an amount equal to the Collateral Deposit Amount and (ii) provides evidence to the lender that the Mezzanine Borrower has deposited $400,000 with the Mezzanine Lender (in the form of cash or a letter of credit) as and when required by the 5 Penn Plaza Mezzanine Loan documents.

■	Property Management. The 5 Penn Plaza Property is currently managed by CBRE, Inc. Under the 5 Penn Plaza Loan documents, the 5 Penn Plaza Property may not be managed by any party other than CBRE, Inc.; provided, however, that so long as no event of default under the 5 Penn Plaza Loan documents exists, the borrower can replace CBRE, Inc. with a property manager upon notice to the lender, provided that the replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) unless pre-approved as described below and the replacement manager meets certain criteria under the 5 Penn Plaza Loan documents. The lender has pre-approved each of (i) Newmark Grubb Knight Frank, (ii) Jones Lang LaSalle, (iii) Cushman & Wakefield, Inc., (iv) Colliers International and (v) Jeffrey Management Corporation provided that the applicable replacement manager has not had a material adverse change in reputation or financial condition since the origination of the 5 Penn Plaza Loan. The lender has the right to (or to require that the borrower) terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy

B-10

5 PENN PLAZA

or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a 5 Penn Plaza Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the 5 Penn Plaza Loan, SM Core Credit Finance LLC (the “Mezzanine Lender”) made a $40,000,000 mezzanine loan (the “5 Penn Plaza Mezzanine Loan”) to 461 Eighth Holdings LLC (the “Mezzanine Borrower”), a Delaware limited liability company, secured by a pledge of 100% of the Mezzanine Borrower’s equity interest in the borrower. The 5 Penn Plaza Mezzanine Loan carries an interest rate of 5.75000% per annum and is co-terminous with the 5 Penn Plaza Loan. The lender entered into an intercreditor agreement with the Mezzanine Lender.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy, with a deductible no greater than $50,000, that provides coverage for terrorism in an amount equal to the full replacement cost of the 5 Penn Plaza Property (plus eighteen months of rental loss and/or business interruption coverage with an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 5 Penn Plaza Loan Combination, but the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the 5 Penn Plaza Loan documents (without giving effect to the cost of the terrorism component of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-11

Sheraton Denver Downtown fee

B-12

Sheraton Denver Downtown fee

Sheraton Denver Downtown Fee
1550 Court Place
Denver, CO 80202
Denver
HIGHLAND
STONEMEN'S ROW
LOWER DOWNTOWN
ARAPAHOE SQUARE
FIVE POINTS
FINANCIAL DISTRICT
NORTH CAPITOL HILL
LINCOLN PARK
GOLDEN TRIANGLE
Coors Field
Union Station
Pepsi Center
Elitch Gardens Theme and Water Park
Denver Aquarium
Commons Park
Confluence Park
Centennial Park
Denver Performing Arts Center
University of Colorado-Denver Auraria Campus
Colorado Convention Center
Colorado State Capitol
Civic Center Park
16TH STREET MALL
CIRCULATOR SHUTTLE
RTD LIGHT RAIL
FASTRACKS
FASTRACKS EAST RAIL (2016)
FUTURE FASTRACKS
PLATTE VALLEY TROLLEY
W COLFAX AVE
Boulder
Broomfield
Thornton
Westminster
Arvada
Denver
Golden
Aurora
Lakewood
Englewood
Littleton
Centennial
Highlands Ranch
DENVER INTERNATIONAL AIRPORT
CARTIFACT

B-13

Sheraton Denver Downtown fee

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Denver, Colorado	Cut-off Date Principal Balance(3)	$110,000,000
Property Type(1)	Land	Cut-off Date Principal Balance per Room(2)	$146,222.58
Size (Rooms)	1,231	Percentage of Initial Pool Balance	9.5%
Total TTM Occupancy as of 9/30/2015	77.0%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 9/30/2015	77.0%	Type of Security(1)	Fee Simple
Year Built / Latest Renovation	1959 / 2008-2010	Mortgage Rate	4.50000%
Appraised Value(1)	$240,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Underwritten Revenues	$10,500,000	Original Interest-Only Period (Months)	120
Underwritten Expenses	$0
Underwritten Net Operating Income (NOI)	$10,500,000	Escrows
Underwritten Net Cash Flow (NCF)	$10,500,000	Upfront	Monthly
Cut-off Date LTV Ratio(1) (2)	75.0%	Taxes	$0	$0
Maturity Date LTV Ratio(1) (2)	75.0%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.28x / 1.28x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	5.8% / 5.8%	Other	$0	$0

Sources and Uses(2)
Sources	$	%	Uses	$	%
Loan Combination Amount	$180,000,000	74.8%	Purchase Price	$235,000,000	97.6%
Principal’s New Cash Contribution	60,729,575	25.2	Closing Costs	5,729,575	2.4

Total Sources	$240,729,575	100.0%	Total Uses	$240,729,575	100.0%

(1)	The collateral for the Sheraton Denver Downtown Fee Loan consists of both the land and the improvements comprised of a 1,231-key full-service hotel. However, as the Sheraton Denver Downtown Fee Property is subject to a 99-year ground lease with various purchase options in favor of the ground lessee throughout the term of the Ground Lease, the value of the improvements were excluded from the analysis of the Sheraton Denver Downtown Fee Loan. The appraised value represents the leased fee interest in the Sheraton Denver Downtown Fee Property. See “—Appraisal” below.

(2)	Calculated based on the aggregate outstanding principal balance of the Sheraton Denver Downtown Fee Loan Combination.

(3)	The Sheraton Denver Downtown Fee Loan has an outstanding principal balance as of the Cut-off Date of $110,000,000 and represents the controlling note A-1 of the $180,000,000 Sheraton Denver Downtown Fee Loan Combination, which is evidenced by two pari passu notes. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $70,000,000, is expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

■	The Mortgage Loan. The mortgage loan (the “Sheraton Denver Downtown Fee Loan”) is part of a loan combination (the “Sheraton Denver Downtown Fee Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in the land and the improvements consisting of a 1,231-key full-service hotel located in Denver, Colorado (the “Sheraton Denver Downtown Fee Property”). The Sheraton Denver Downtown Fee Loan, which is evidenced by note A-1 and represents a controlling interest in the Sheraton Denver Downtown Fee Loan Combination, had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and represents approximately 9.5% of the Initial Pool Balance. The related companion loan, which is evidenced by note A-2 and represents the non-controlling interest in the Sheraton Denver Downtown Fee Loan Combination, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions. The Sheraton Denver Downtown Fee Loan Combination was originated by Citigroup Global Markets Realty Corp. on December 9, 2015. The Sheraton Denver Downtown Fee Loan Combination had an original principal balance of $180,000,000, has an outstanding principal balance as of the Cut-off Date of $180,000,000 and accrues interest at an interest rate of 4.50000% per annum. The proceeds of the Sheraton Denver Downtown Fee Loan Combination were primarily used to acquire the Sheraton Denver Downtown Fee Property and pay origination costs.

The Sheraton Denver Downtown Fee Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Sheraton Denver Downtown Fee Loan requires monthly payments of interest only. The scheduled maturity date of the Sheraton Denver Downtown Fee Loan is the due date in January 2026. Provided that no event of default has occurred and is continuing under the Sheraton Denver Downtown Fee Loan documents, at any time after the earlier of the monthly payment date occurring in January 2020 and the second anniversary of the securitization of the last portion of the Sheraton Denver Downtown Fee Loan Combination, the Sheraton Denver Downtown Fee Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Sheraton Denver Downtown Fee Loan documents. Provided that no event of default has occurred and is continuing under

B-14

Sheraton Denver Downtown fee

the Sheraton Denver Downtown Fee Loan documents, voluntary prepayment of the Sheraton Denver Downtown Fee Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in October 2025. Additionally, in the event the Tenant (as defined below) exercises the purchase option under the Ground Lease (as defined below) prior to October 6, 2025, the borrower is required to prepay the Sheraton Denver Downtown Fee Loan in whole along with a prepayment premium.

■	The Mortgaged Property. The Sheraton Denver Downtown Fee Property consists of the land and the improvements comprising a 1,231-key full-service hotel located in Downtown Denver, Colorado. The Sheraton Denver Downtown Fee Property is subject to a 99-year ground lease, dated December 9, 2015 (the “Ground Lease”), between the borrower, as ground lessor, and W2007 MVP Denver, LLC, a Delaware limited liability company, as tenant (the “Tenant”), which Ground Lease is superior to the lien of the Sheraton Denver Downtown Fee Loan security instrument.

The Sheraton Denver Downtown Fee Property was built in 1959 and renovated between 2008-2010. The Sheraton Denver Downtown Fee Property includes 82 suites and approximately 160,000 SF of conference space across 48 separate meeting spaces. The Sheraton Denver Downtown Fee Property also includes entertainment suites, multiple dining establishments, a fitness center and multimedia facilities.

The Tenant is a party to an operating agreement the (the “Operating Agreement”) which expires on December 31, 2038 with Sheraton License Operating Company, LLC (“Sheraton”) that enables Sheraton to operate the hotel under certain trademarks.1

■	Ground Lease. The Ground Lease includes annual CPI increases to the ground rent (capped at 4%) through lease expiration; the Ground Lease cannot decrease due to negative CPI growth. In addition, the rent under the Ground Lease may decrease to $1,292,308 per year with no CPI increases if the borrower attempts to reject the Ground Lease and/or reject any purchase option in the Ground Lease in a bankruptcy proceeding (or otherwise). However, such reduction shall not occur for a period not to exceed 4 calendar years so long as (i) the lender is opposing such rejection action in a commercially reasonable manner, (ii) a court of competent jurisdiction has not confirmed the borrower’s rejection action by a final, non-appealable order and (iii) the lender is pursuing foreclosure in a commercially reasonable manner (including attempting to lift the automatic stay, if applicable). Additionally, the Sheraton Denver Downtown Fee Loan will be fully recourse to the guarantors upon a borrower bankruptcy. The Tenant has the option to purchase all of the borrower’s interests in the Sheraton Denver Downtown Fee Property (a) during the last six months of the 20th lease year, (b) during the last six months of the 30th lease year (each of (a) and (b) occurring after maturity of the Sheraton Denver Downtown Fee Loan) or (c) upon the Tenant’s determination that a condemnation has affected substantially all of the leased premises or within five months following a casualty affecting more than 25% of the leased premises.

The following table presents certain information relating to the estimated 2015 demand analysis with respect to the Sheraton Denver Downtown Fee Property based on market segmentation, as provided in the appraisal for the Sheraton Denver Downtown Fee Property:

Estimated 2015 Market Mix Accommodated Room Night Demand(1)

Property	Group/Meeting	Corporate	Leisure	Discount
Sheraton Denver Downtown Fee Property	55.0%	20.0%	15.0%	10.0%

(1)	Source: Appraisal.

1 NEITHER SHERATON NOR ITS AFFILIATES OWN SUCH HOTEL OR ARE A PARTY TO THE FINANCING OF THE SHERATON DENVER DOWNTOWN FEE PROPERTY OR PARTICIPANTS IN THIS OFFERING AND HAVE NOT PROVIDED OR REVIEWED, ARE NOT RESPONSIBLE FOR, AND DO NOT ENDORSE ANY DISCLOSURES OR OTHER INFORMATION SET FORTH HEREIN.

B-15

Sheraton Denver Downtown fee

The following table presents certain information relating to the TTM August 31, 2015 penetration rates relating to the Sheraton Denver Downtown Fee Property and various market segments, as provided in the August 2015 travel research report for the Sheraton Denver Downtown Fee Property:

TTM August 31, 2015 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Sheraton Denver Downtown Fee Property	104.1%	91.4%	95.1%

(1)	Source: August 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Sheraton Denver Downtown Fee Property:

Sheraton Denver Downtown Fee Property(1)

	2012	2013	2014	TTM 9/30/2015
Occupancy	67.6%	69.5%	75.2%	77.0%
ADR	$139.62	$146.98	$149.98	$153.02
RevPAR	$94.36	$102.12	$112.77	$117.76

(1)	As provided by the borrower.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance of the Tenant and the Underwritten Net Cash Flow of the Ground Lease at the Sheraton Denver Downtown Fee Property:

Cash Flow Analysis(1)

	Tenant 2012(2)	Tenant 2013(2)	Tenant 2014(2)	Tenant TTM 9/30/2015(2)	Tenant TTM 9/30/2015 $ per Room(2)	Underwritten(3)
Room Revenue/Base Rent	$42,512,461	$45,885,380	$50,667,034	$53,058,232	$43,102	$10,500,000
Food & Beverage Revenue	21,522,504	21,731,888	25,096,528	27,243,966	22,132	N/A
Other Revenue(4)	5,659,505	5,805,350	7,185,747	6,858,457	5,571	N/A
Total Revenue	$69,694,470	$73,422,618	$82,949,309	$87,160,655	$70,805	$10,500,000

Room Expense	$10,379,797	$11,228,078	$12,653,990	$12,684,279	$10,304	N/A
Food & Beverage Expense	13,727,373	13,236,420	14,898,899	15,222,801	12,366	N/A
Other Expense	373,720	432,134	441,900	186,645	152	N/A
Total Departmental Expense	$24,480,890	$24,896,632	$27,994,789	$28,093,725	$22,822	$0
Total Undistributed Expense	17,165,950	18,463,684	21,513,698	22,346,786	18,153	N/A
Total Fixed Charges	5,743,409	4,431,304	4,238,355	4,231,885	3,438	N/A
Total Operating Expenses	$47,390,249	$47,791,620	$53,746,842	$54,672,396	$44,413	$0

Net Operating Income	$22,304,221	$25,630,998	$29,202,467	$32,488,259	$26,392	$10,500,000
FF&E	2,712,254	2,850,475	3,228,957	3,390,731	2,754	N/A
Net Cash Flow	$19,591,967	$22,780,523	$25,973,510	$29,097,528	$23,637	$10,500,000

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The information shown represents the historical operating performance of the tenant under the Ground Lease which was excluded from the Underwritten Net Cash Flow.

(3)	The $10,500,000 in Base Rent represents the initial ground rent payable to the borrower under the Ground Lease.

(4)	Other Revenue is comprised of parking income and restaurant/retail leases.

■	Appraisal. According to the appraisal, as of December 15, 2015, the leased fee interest in the Sheraton Denver Downtown Fee Property had an appraised value of $240,000,000 and the leasehold interest on the Sheraton Denver Downtown Fee Property had an appraised value of $195,000,000. The as-is appraised value of the fee simple real estate as of November 16, 2015 was $415,000,000.

B-16

Sheraton Denver Downtown fee

■	Environmental Matters. According to the Phase I environmental report, dated November 13, 2015, there are no recognized environmental conditions or recommendations for further action at the Sheraton Denver Downtown Fee Property.

■	Market Overview and Competition. Downtown Denver is the main financial, commercial and entertainment district in Denver, Colorado. Denver's largest employers represent a diverse cross-section of industries, ranging from aerospace, telecom, energy, financial services, medical and biomedical, retail, computer hardware and software development, government and transportation. According to the appraisal, Downtown Denver is home to several Fortune 500 companies, including Wells Fargo, CenturyLink and DaVita, and is becoming an increasingly attractive place for companies looking to relocate.

The Sheraton Denver Downtown Fee Property is located at 1550 Court Place in the CBD/Downtown hotel submarket of Denver, Colorado. The Colorado Convention Center is located within four blocks east of the Sheraton Denver Downtown Fee Property. The Colorado Convention Center, a multi-purpose complex, developed in 1990, underwent an expansion in 2004 and currently hosts more than 400 events annually. The 16th Street Mall, a pedestrian and transit mall totaling 1.25 miles along 16th Street, is adjacent to the Sheraton Denver Downtown Fee Property. The 16th Street Mall includes over 300 locally owned and national retailers and more than 184 food/dining options. Other attractions in the area include the Colorado State Capitol, University of Colorado Denver campus and the Pepsi Center, a multi-purpose arena which is home to the Denver Nuggets and Colorado Avalanche.

According to the appraisal, Denver is one of the top performing hotel markets in the United States. The Denver hospitality market is comprised of more than 300 hotels totaling approximately 42,500 rooms. Per the appraisal, the CBD/Downtown hotel submarket consists of 46 hotels totaling 10,194 rooms. According to the appraisal, occupancy, ADR and RevPAR for the CBD/Downtown hotel submarket has increased an average of 2.5%, 3.9% and 6.5%, respectively, since 2010.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Sheraton Denver Downtown Fee Property and the competitive set, as provided in a market report for the Sheraton Denver Downtown Fee Property:

Historical Statistics

	Sheraton Denver Downtown Fee Property(1)			Competitive Set(2)			Penetration(2)

	2013	2014	TTM 9/30/2015	2013	2014	TTM 8/31/2015	2013	2014	TTM 8/31/2015
Occupancy	69.5%	75.2%	77.0%	71.3%	75.2%	74.4%	98.8%	102.4%	104.1%
ADR	$146.98	$149.98	$153.02	$150.78	$160.77	$167.23	96.3%	90.7%	91.4%
RevPAR	$102.12	$112.77	$117.76	$107.51	$120.82	$124.41	95.2%	92.9%	95.1%

(1)	As provided by the borrower.

(2)	Source: August 2015 travel research report.

B-17

Sheraton Denver Downtown fee

Sheraton Denver Downtown Fee Property Competitive Set(1)

Property	Number of Rooms	Year Opened
Sheraton Denver Downtown Fee Property	1,231	1985
Crowne Plaza Denver	364	1973
Marriott Denver Tech Center	628	1984
Marriott Denver City Center	613	1982
Renaissance Denver Hotel	399	1985
Westin Denver Downtown	430	1985
Hyatt Regency Denver Convention Center	1,100	2005
Embassy Suites Denver Downtown Convention Center	403	2010
Total	5,168

(1)	Source: August 2015 travel research report

■	The Borrower. The borrower is Court Place Land LLC, a Delaware limited liability company and newly formed single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Denver Downtown Fee Loan. The non-recourse carveout guarantors are Allan V. Rose of AVR Realty and David Werner of David Werner Real Estate Investments. David Werner Real Estate Investments is a privately-owned commercial real estate owner, operator and investor. AVR Realty is a privately held commercial real estate development and management company. The Sheraton Denver Downtown Fee Loan documents require the non-recourse carveout guarantors to maintain an aggregate minimum net worth and liquidity of $150,000,000 and $75,000,000, respectively, throughout the term of the Sheraton Denver Downtown Fee Loan.

■	Escrows. None. If at any time a Hotel Lease Trigger Period (as defined below) exists, at the lender’s option, the borrower will be required to promptly establish and maintain with and for the benefit of the lender reserves for the payment of real estate taxes, insurance premiums, capital expenditures and other charges and the borrower will enter into amendments to the Sheraton Denver Downtown Fee Loan agreement and the cash management agreement relating to any reserves.

The “Hotel Lease Trigger Period” means the period: (A) commencing upon the first to occur of (i) the Hotel Tenant being in default in any material respect under the Hotel Lease beyond applicable notice and cure periods, (ii) the Hotel Tenant giving written notice of its intention to terminate the Hotel Lease pursuant to or in accordance with the terms of the Hotel Lease, (iii) either the borrower or the Hotel Tenant attempting to terminate or cancel the Hotel Lease through the institution of legal action without the consent of the lender, (iv) any termination or cancellation of the Hotel Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Hotel Lease failing to otherwise be in full force and effect or (v) any bankruptcy or similar insolvency of the Hotel Tenant; and (B) expiring upon the first to occur, as applicable, of the following: (i) with respect to (A)(i) above, the Hotel Tenant having cured all defaults under the Hotel Lease, (ii) with respect to (A)(ii) and/or (iii) above, the Hotel Tenant having revoked or rescinded any termination or cancellation notice with respect to the Hotel Lease and having reaffirmed the Hotel Lease as being in full force and effect, (iii) with respect to (A)(iv) or (v) above, in connection with any bankruptcy or insolvency proceedings involving the Hotel Tenant and/or the Hotel Lease, the Hotel Tenant is no longer insolvent or subject to such bankruptcy or insolvency proceedings and having affirmed the Hotel Lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (iv) with respect to (A)(ii), (iii), (iv) or (v) above, the borrower having re-let the entire Sheraton Denver Downtown Fee Property in accordance with the applicable terms and conditions of the Sheraton Denver Downtown Fee Loan documents, the applicable Hotel Tenant under such Hotel Lease being in actual, physical occupancy, open to the public for business in the space demised under its Hotel Lease and paying the full amount of the rent due under its Hotel Lease.

The “Hotel Tenant” means the Tenant, together with its successors and/or assigns, or any tenant under a replacement hotel lease (together with its successors and/or assigns).

B-18

Sheraton Denver Downtown fee

The “Hotel Lease” means (i) the Ground Lease and (ii) any lease replacing the Ground Lease that demises all or substantially all of the Sheraton Denver Downtown Fee Property.

■	Lockbox and Cash Management. The Sheraton Denver Downtown Fee Loan is structured with a lender-controlled lockbox in place at origination and in-place cash management. The borrower directed the Hotel Tenant to pay rent directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Sheraton Denver Downtown Fee Property in the lockbox account. All sums on deposit in the lockbox account are required to be swept on a periodic basis into a cash management account for the payment of, among other things, debt service and property operating expenses, and for the funding of monthly escrows. Provided no Cash Sweep Period and no event of default has occurred and is continuing, any excess amounts must be disbursed to the borrower and, after the occurrence and during the continuance of a Cash Sweep Period, any excess is to be held by the lender as additional security for the Sheraton Denver Downtown Fee Loan.

The “Cash Sweep Period” means a period: (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.20x and (iii) the occurrence of a Hotel Lease Cash Sweep Period; and (B) expiring upon (x) with regard to any Cash Sweep Period commenced in connection with clause (i) above, the cure of such event of default, (y) with regard to any Cash Sweep Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with regard to any Cash Sweep Period commenced in connection with clause (iii) above, a Hotel Lease Cash Sweep Period ceasing to exist in accordance with the terms of the Sheraton Denver Downtown Fee Loan documents.

The “Hotel Lease Cash Sweep Period” means a period: (A) commencing upon the first to occur of (i) the Hotel Tenant being in default under the Hotel Lease beyond applicable notice and cure periods, (ii) the Hotel Tenant giving notice that it is terminating its lease for all or any portion of the Sheraton Denver Downtown Fee Property, (iii) any termination or cancellation of the Hotel Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Hotel Lease failing to otherwise be in full force and effect and (iv) any bankruptcy or similar insolvency of the Hotel Tenant; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the Hotel Tenant in form and substance acceptable to the lender) of (1) the satisfaction of the Hotel Tenant Cure Conditions, (2) the borrower leasing the entire Sheraton Denver Downtown Fee Property in accordance with the applicable terms and conditions of the Sheraton Denver Downtown Fee Loan documents, the applicable Hotel Tenant under the Hotel Lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its Hotel Lease and paying the full amount of the rent due under its Hotel Lease or (3) upon (x) a termination of the Hotel Lease pursuant to the terms thereof and the terms of the Sheraton Denver Downtown Fee Loan documents and (y) the borrower commencing operation of the Sheraton Denver Downtown Fee Property without a tenant and entering into a management agreement with a qualified manager, in each case, pursuant to the terms of the Sheraton Denver Downtown Fee Loan documents.

The “Hotel Tenant Cure Conditions” means each of the following, as applicable: (i) the Hotel Tenant has cured all defaults under the Hotel Lease; (ii) the Hotel Tenant is in actual, physical possession of the Sheraton Denver Downtown Fee Property, open to the public for business and not “dark”; (iii) the Hotel Tenant has revoked or rescinded all termination or cancellation notices and has re-affirmed the Hotel Lease as being in full force and effect; (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the Hotel Tenant and/or the Hotel Lease, the Hotel Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the Hotel Lease pursuant to a final, non-appealable order of a court of competent jurisdiction; and (v) the Hotel Tenant is paying full, unabated rent under the Hotel Lease.

■	Property Management. The Sheraton Denver Downtown Fee Property is self-managed. Pursuant to the Operating Agreement, Sheraton will operate the Sheraton Denver Downtown Fee Property as a hotel in accordance with an operating plan approved by the Tenant. If the Tenant intends to sell its interest in the Sheraton Denver Downtown Fee Property at any time after April 2018, Sheraton has the right to propose terms of

B-19

Sheraton Denver Downtown fee

a sale of the hotel to Sheraton within 30 days after receipt of notice that the Tenant wants to sell (the “Sheraton ROFO”); if the Tenant rejects the offer, the Tenant may sell to a non-affiliate so long as the purchase price is more than 95% of Sheraton’s offer and not substantially more favorable to the purchaser than Sheraton’s offer. At the origination of the Sheraton Denver Downtown Fee Loan, the borrower, the Tenant, and Sheraton entered into a Subordination of Management Contract and Non-Disturbance Agreement (“SMNDA”) that (i) generally provides for Sheraton’s attornment to the borrower upon termination of the Ground Lease and (ii) clarifies that the Sheraton ROFO will not apply to transfers of the borrower’s interest in the Sheraton Denver Downtown Fee Property prior to a termination of the Ground Lease. The borrower, the lender, Sheraton, and the Tenant have entered into a Fee Mortgage Recognition Agreement which provides that (i) Sheraton will enter into a subordination and non-disturbance agreement with the lender upon termination of the Ground Lease but prior to a foreclosure so long as the lender satisfies certain requirements under the Operating Agreement with respect to financing, (ii) if a foreclosure occurs prior to termination of the Ground Lease, the lender will be deemed the borrower under the SMNDA and the lender will not be liable for the Tenant’s breach or default if the lender succeeds to the Tenant’s interest following termination of the Ground Lease and (iii) the Sheraton ROFO will not apply to a foreclosure by the lender.

If the Tenant transfers its interest in the hotel after December 31, 2019, the Tenant may terminate the Operating Agreement upon the payment of a termination fee.

■	Additional Indebtedness. $8,000,000 (the “Key Money”) was provided from Sheraton to the Tenant for the conversion of the hotel to the “Sheraton” brand. If the Operating Agreement is terminated prior to a specified date in 2023, the Tenant will be liable for repayment of the unamortized balance of the Key Money. The Sheraton Denver Downtown Fee Loan documents provide for recourse to the borrower and guarantors for any losses the lender may suffer as a result of the Key Money becoming due and payable upon termination of the Operating Agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

B-20

Sheraton Denver Downtown fee

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Sheraton Denver Downtown Fee Property, plus business interruption coverage in an amount equal to 100% of the net operating income plus continuing expenses of the Sheraton Denver Downtown Fee Property for a period continuing from the time of loss until restoration, not to exceed 24 months. The “all-risk” policy containing terrorism insurance is required to contain a deductible no larger than $250,000.

If “acts of terrorism” or other similar acts or events or “fire following” are excluded from the borrower’s “all-risk” policy and/or business interruption insurance, then the borrower is obligated to obtain an endorsement to such policy or policies, or a separate policy insuring against all such excluded acts or events and “fire following,” for one hundred percent of the replacement value of the Sheraton Denver Downtown Fee Property plus the business income coverage, provided that such coverage is commercially available. Notwithstanding the foregoing, with respect to any terrorism coverage included in an endorsement to the insurance policies or any standalone policy covering terrorism acts, the borrower will not be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of an amount equal to two times the amount of the insurance premiums that would then be payable for such policy period under policies obtained at then-current market rates on a stand-alone basis in respect of property and business income insurance required under the Sheraton Denver Downtown Fee Loan documents (the “Terrorism Insurance Cap”); provided, however, that if at any time during the term of the Sheraton Denver Downtown Fee Loan the insurance premiums with respect to such required terrorism coverage exceeds the Terrorism Insurance Cap, the borrower must promptly notify the lender in writing and the lender may elect to contribute all or part of the amount of such insurance premiums in excess of the Terrorism Insurance Cap. Notwithstanding the foregoing, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect and covers both domestic and foreign acts of terrorism, the lender will accept terrorism insurance which covers against “certified acts” as defined by TRIPRA as full compliance with this paragraph as it relates to risks that are required under this paragraph. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE TENANT IS A PARTY TO A MANAGEMENT CONTRACT WITH SHERATON LICENSE OPERATING COMPANY, LLC (THE “OPERATOR”) THAT ENABLES IT TO OPERATE A HOTEL USING CERTAIN TRADEMARKS. NEITHER THE OPERATOR NOR ITS AFFILIATES OWN SUCH HOTEL OR ARE PARTY TO THE FINANCING OF THE SHERATON DENVER DOWNTOWN FEE PROPERTY OR PARTICIPANTS IN THIS OFFERING AND HAVE NOT PROVIDED OR REVIEWED, ARE NOT RESPONSIBLE FOR, AND DO NOT ENDORSE ANY DISCLOSURES OR OTHER INFORMATION SET FORTH HEREIN.

B-21

Austin Block 21

B-22

Austin Block 21

Round Rock
Cedar Park
Pflugerville
Jollyville
Manor
Austin
AUSTIN-BERGSTROM INTERNATIONAL AIRPORT
CAPITOL DISTRICT
John H. Reagan Bldg
Texas Capitol
Dell Medical Center (Future)
Waterloo Park
E 12TH ST
401 East 12th Street
State Insurance Building
La Quinta Inn
Texas Association of Broadcasters
NORTHEAST
Sheraton Austin Hotel
Greer State Highway Building
Rudder Building
1011 San Jacinto
State Treasury
1005
Teachers Retirement System of Texas
W 10TH ST
E 10TH ST
908 Nueces Condominiums Planned
Wooldridge Park
Hirschfeld Cottages
Travis Building
Capitol Center
Capitol Tower
Homer J. Thornberry Judicial Building
First Baptist Church
Waller Creek Center
RED RIVER DISTRICT
Aspen Heights Apartments U/C
816 Congress
One Brazos Place
Vaughan Bldg
814
Central Presbyterian Church
J.J. Jake Pickle Federal Building
JPMorgan Chase Tower
Brown Bldg
Norwood Tower
New UT System Admin. Bldg. U/C
Paramount & State Theater
InterContinental Hotel
Omni Hotel
Austin Centre
St David's Episcopal Church
Salvation Army
Austin Police Department
UT System Block 71 Planned
300 West Sixth
O. Henry Hall
One American Center
The Hideout Theatre
Hyatt Driskill Hotel
Southwest Tower
EAST 6TH STREET ENTERTAINMENT DISTRICT
WEST 6TH STREET ENTERTAINMENT DISTRICT
Block 52 Planned
Lavaca Plaza
Chase Tower
The Scarbrough Building
BofA Bldg
Littlefield Bldg
The Westin
The Sabine on Fifth
Hilton Garden Inn Hotel
La Zona Rosa
Federal Courthouse
Republic Square Park
The Plaza on Republic Square
5th & Colorado
Pangea
Mexic-Arte Museum Planned
Frost Bank Tower
Courtyard Austin Downtown/ Convention Center
Hilton Austin Hotel
Austin Block 21
200 and 212 Lavaca Street
Austin, TX 78701
The Independent
New Travis County Civil & Family Courthouse Planned
Heatley Building
301 Congress
Austin Convention Center
Austin Energy Seaholm Planned
WAREHOUSE DISTRICT
AMLI on Second
500 W. 2nd Street U/C
AMLI Downtown
Google Fiber Space
JW Marriott Austin
Hampton Inn & Suites
2ND STREET CORRIDOR
New Central Library U/C
Greenwater Northshore
Silicon Laboratories
Austin City Hall
Computer Sciences Corporation
Ashton
100 Congress
One Congress Plaza
Austin International Center
The Fairmont Austin Hotel
W CESAR CHAVEZ ST
E CESAR CHAVEZ ST
Radisson Hotel
San Jacinto Center
Trinity Place Tower Planned
Waller Park Place Planned
Four Seasons Hotel
The Millennium Rainey U/C
Lady Bird Lake
RAINEY STREET
Town Lake Park, Auditorium Shores U/C
Hyatt Regency
70 Rainey Street Planned
Palmer Events Center
The Long Center for the Performing Arts
422 (Broadstone) U/C
Austin American Statesman
CARTIFACT

B-23

Austin Block 21

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Austin, Texas	Cut-off Date Principal Balance(3)	$109,898,450
Property Type(1)	Mixed Use	Cut-off Date Principal Balance per SF(2)	$405.20
Size (SF) (1)	369,842	Percentage of Initial Pool Balance	9.5%
Total TTM Occupancy as of 11/30/2015(1)	81.6%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 11/30/2015(1)	81.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	2010-2011 / NAP	Mortgage Rate	5.58000%
Appraised Value	$239,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$64,578,445
Underwritten Expenses	$47,259,417	Escrows
Underwritten Net Operating Income (NOI)	$17,319,028	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,551,170	Taxes	$353,261	$353,261
Cut-off Date LTV Ratio(2)	62.7%	Insurance	$144,502	$24,084
Maturity Date LTV Ratio(2)	52.6%	Replacement Reserves(4)	$0	$2,240
DSCR Based on Underwritten NOI / NCF(2)	1.68x / 1.51x	TI/LC	$0	$4,720
Debt Yield Based on Underwritten NOI / NCF(2)	11.6% / 10.4%	Other(5)	$67,787	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$150,000,000	100.0%	Loan Payoff	$129,850,554	86.6%
Principal Equity Distribution	14,178,929	9.5
Closing Costs	5,404,967	3.6
Reserves	565,550	0.4

Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	The Austin Block 21 Property is a 37-story, 369,842 SF mixed use development consisting of a 251-room (226,442 SF) hotel component that was 81.6% occupied as of November 30, 2015, an 86,757 SF music venue component with a 2,750-person capacity and a 56,643 SF retail/office component that was 99.6% leased as of January 5, 2016. One tenant, ACL Showcase Venue (4,531 SF of the retail/office component), is an affiliate of the borrower and has an executed lease for ground floor retail space (which is expected to be used as a smaller, approximately 350 person capacity venue) and is expected to take occupancy and begin paying rent in March 2016. We cannot assure you that the ACL Showcase Venue ground floor retail space tenant will take occupancy as expected or at all.

(2)	Calculated based on the aggregate outstanding principal balance of the Austin Block 21 Loan Combination.

(3)	The Cut-off Date Principal Balance of $109,898,450 represents the controlling note A-1 of a $150,000,000 loan combination evidenced by two pari passu notes. The non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $39,963,073, is expected to be contributed to one or more future securitization transactions.

(4)	Noted amount is cumulative amount to be deposited in separate reserves for the ACL Music Venue Component and the Retail/Office Component. See “—Escrows” below.

(5)	Other upfront reserve represents a gap rent reserve for the ACL Showcase Venue ground floor retail space tenant. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Austin Block 21 Loan”) is part of a loan combination structure (the “Austin Block 21 Loan Combination”) comprised of two pari passu notes that are collectively secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed use property located in Austin, Texas (the ”Austin Block 21 Property”). The Austin Block 21 Loan (evidenced by note A-1) has an outstanding principal balance as of the Cut-off Date of $109,898,450 and represents approximately 9.5% of the Initial Pool Balance. The related companion loan (the “Austin Block 21 Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $39,963,073 and is evidenced by note A-2, which represents a non-controlling interest in the Austin Block 21 Loan Combination. The Austin Block 21 Companion Loan is currently held by Goldman Sachs Mortgage Company and is anticipated to be contributed to one or more future securitization transactions. The Austin Block 21 Loan Combination was originated by Goldman Sachs Mortgage Company on January 5, 2016. The Austin Block 21 Loan Combination has an original principal balance of $150,000,000 and each note has an interest rate of 5.58000% per annum. The borrower utilized the proceeds of the Austin Block 21 Loan to refinance existing debt on the Austin Block 21 Property, fund reserves, pay loan origination costs and return equity to the borrower sponsor.

The Austin Block 21 Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Austin Block 21 Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Austin Block 21 Loan is the due date in January 2026. Voluntary prepayment of the Austin Block 21 Loan is prohibited prior to the due date in October 2025. Provided that no event of default under the Austin Block 21 Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the earlier of (a) the third anniversary of the origination date of the Austin Block 21 Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Austin Block 21 Loan Combination is deposited.

B-24

Austin Block 21

■	The Mortgaged Property. The Austin Block 21 Property is a 37-story, 369,842 SF mixed-use development located in Austin, Texas. The Austin Block 21 Property consists of the 251-room, 226,442 SF, W Austin Hotel (the “W Austin Hotel Component”), an 86,757 SF live music, entertainment and private event venue (the “ACL Music Venue Component”), and a 56,643 SF retail and office space (the “Retail/Office Component”). Developed by the borrower sponsor and opened between 2010 and 2011, the Austin Block 21 Property is located at the intersection of 2nd Street and Lavaca Street in downtown Austin, Texas. The largest portion of the collateral consists of the 251-room W Austin Hotel Component. There are additionally 159 residential condominiums (under the W Residences brand) located on floors 18-37 of the development which are owned by third parties and are not included in the 369,842 SF collateral for the Austin Block 21 Loan Combination.

The 251-room, 226,442 SF, W Austin Hotel Component (excluding the residential condominiums that are not part of the collateral) represents approximately 68% of the appraised value of the Austin Block 21 Property. The 86,757 SF ACL Music Venue Component is a 2,750-person capacity integrated music and private events venue and special events facility that hosts the PBS television show “Austin City Limits,” as well as hundreds of artists and private events annually. The borrower is permitted to use the “Austin City Limits” and “ACL” trademarks, pursuant to a licensing agreement with Capital of Texas Public Telecommunications Council, a Texas nonprofit corporation, entered into in July 2010 with an initial 10-year term and extension options. The ACL Music Venue Component represents approximately 19.5% of the appraised value of the Austin Block 21 Property. The Retail/Office Component consists of 18,327 SF of ground floor retail space (98.9% leased) and 38,316 SF of 2nd and 3rd floor office space (100.0% leased). The ACL Showcase Venue ground floor retail space, which comprises 4,531 SF of the Retail/Office Component, is leased by an affiliate of the borrower, and expected to be used as a smaller, approximately 350-person capacity venue beginning in March 2016. The Retail/Office Component represents approximately 12.5% of the appraised value of the Austin Block 21 Property.

■	Operating Agreement. The W Austin Hotel Component is managed pursuant to a hotel operating agreement, as amended, between the borrower, formerly known as CJUF II Stratus Block 21 LLC, an indirect, wholly owned subsidiary of the non-recourse carveout guarantor, Stratus Properties Inc. and W Hotel Management Inc., an affiliate of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) (the “Operating Agreement”). Pursuant to a subordination non-disturbance and attornment agreement, the Operating Agreement is subordinate to the Austin Block 21 Loan. Upon foreclosure, provided that Starwood is then in default under the Operating Agreement, the lender may terminate the Operating Agreement.

The following table presents certain information relating to the 2015 demand analysis with respect to the W Austin Hotel Component of the Austin Block 21 Property based on market segmentation, as provided in the appraisal for the Austin Block 21 Property:

2015 Accommodated Room Night Demand(1)

	Meeting and Group	Leisure and Business
W Austin Hotel Component	28.0%	72.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the W Austin Hotel Component of the Austin Block 21 Property and various market segments, as provided in a November 2015 travel research report for the W Austin Hotel Component:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM November 2015	99.3%	122.1%	121.2%
TTM November 2014	99.2%	127.9%	126.9%
TTM November 2013	101.0%	121.8%	123.0%

(1)	Source: November 2015 travel research report.

B-25

Austin Block 21

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the W Austin Hotel Component:

W Hotel Austin(1)

	2013	2014	TTM 11/30/2015
Occupancy	83.1%	82.9%	81.6%
ADR	$313.00	$351.56	$346.81
RevPAR	$260.12	$291.49	$282.95

(1)	As provided by the borrower and represents averages for the indicated periods.

The following table presents certain information relating to the major commercial tenants (of which certain tenants may have co-tenancy provisions) at the Austin Block 21 Property based on initial lease expiration dates:

Largest Tenants Based on Underwritten Commercial Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF	Occupancy Cost	Renewal / Extension Options
M. Arthur Gensler & Associates	NR / NR / NR	14,667	25.9%	$520,679	28.3%	$35.50	1/31/2019	NA	NA	2, 5-year options
Weisbart Springer, LLP(2)	NR / NR / NR	10,853	19.2	379,855	20.7	35.00	6/30/2024	NA	NA	1, 5-year option
Urban Outfitters	NR / NR / NR	9,931	17.5	305,875	16.6	30.80	1/31/2022	$374.29	12.1%	2, 5-year options
Stratus Properties Inc.	NR / NR / NR	8,993	15.9	302,345	16.4	33.62	4/30/2021	NA	NA	2, 5-year options
ACL Showcase Venue(3)	NR / NR / NR	4,531	8.0	203,895	11.1	45.00	3/1/2026	NA	NA	2, 5-year options
Starbucks	A / A2 / A-	2,455	4.3	87,766	4.8	35.75	2/28/2024	NA	NA	2, 5-year options
DEN Properties	NR / NR / NR	800	1.4	30,400	1.7	38.00	10/31/2022	NA	NA	1, 10-year option
Willie’s Roadhouse (Sirius XM)	NR / NR / NR	400	0.7	7,200	0.4	18.00	8/31/2017	NA	NA	5, 1-year options
Austin City Limits Backstage(4)	NR / NR / NR	3,803	6.7	0	0.0	0.00	MTM	NA	NA
Largest Tenants		56,433	99.6%	$1,838,014	100.0%	$32.57
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		210	0.4	0	0.0	0.00
Totals / Wtd. Avg. Tenants		56,643	100.0%	$1,838,014	100.0%	$32.57

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Weisbart Springer, LLP has a termination option that is exercisable as of October 1, 2020 with six months’ notice and the payment of the unamortized cost of tenant improvement allowances and leasing commissions. 3,621 SF is currently subleased to VertsKebap, Inc. at $25.50 per SF triple-net.

(3)	The ACL Showcase Venue is an affiliate of the borrower and has an executed lease for ground floor retail space (which is expected to be used as a smaller, approximately 350-person capacity venue) and is expected to take occupancy and begin paying rent in March 2016. We cannot assure you that the ACL Showcase Venue ground floor retail space tenant will take occupancy as expected or at all. A $67,787 gap rent reserve for the tenant was escrowed at origination.

(4)	The Austin City Limits Backstage space is used in conjunction with ACL Music Venue Component operations and only required to pay pro-rata share of operating expenses.

The following table presents certain information relating to the lease rollover schedule at the Austin Block 21 Property based on initial lease expiration dates:

Commercial Lease Expiration Schedule (1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	3,803	6.7%	6.7%	$0	0.0%	$0.00	1
2016	0	0.0	6.7%	0	0.0	0.00	0
2017	400	0.7	7.4%	7,200	0.4	18.00	1
2018	0	0.0	7.4%	0	0.0	0.00	0
2019	14,667	25.9	33.3%	520,679	28.3	35.50	1
2020	0	0.0	33.3%	0	0.0	0.00	0
2021	8,993	15.9	49.2%	302,345	16.4	33.62	1
2022	10,731	18.9	68.1%	336,275	18.3	31.34	2
2023	0	0.0	68.1%	0	0.0	0.00	0
2024	13,308	23.5	91.6%	467,621	25.4	35.14	2
2025	0	0.0	91.6%	0	0.0	0.00	0
2026	4,531	8.0	99.6%	203,895	11.1	45.00	1
2027 & Thereafter	0	0.0	99.6%	0	0.0	0.00	0
Vacant	210	0.4	100.0%	0	0	0.00	0
Total / Wtd. Avg.	56,643	100.0%		$1,838,014	100.0%	$32.57	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

B-26

Austin Block 21

The following table presents certain information relating to historical commercial occupancy at the Austin Block 21 Property:

Historical Leased %(1)

2013	2014	As of 1/5/2016
84.4%	85.7%	99.6%

(1)	As provided by the borrower and reflects average occupancy for the Retail/Office Component for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Austin Block 21 Property:

Cash Flow Analysis(1)

	2013(2)	2014(2)	TTM 11/30/2015	Underwritten	Underwritten $ per Room(3)
Rooms Revenue	$23,830,833	$26,704,516	$25,922,152	$25,922,152	$103,276
Food & Beverage Revenue	13,497,982	13,847,454	13,807,034	13,807,034	55,008
ACL Live Revenue(4)	14,859,585	18,474,489	19,492,344	19,492,344	77,659
Other Operating Departments Revenue(5)	2,233,888	2,351,060	2,377,587	2,377,587	9,472
Commercial Revenue(6) (7)	1,718,323	2,406,567	2,567,316	2,979,328	11,870
Total Revenue	$56,140,611	$63,784,086	$64,166,433	$64,578,445	$257,285

Rooms Expense	$4,631,524	$5,117,388	$4,863,841	$4,863,841	$19,378
Food & Beverage Expense	9,935,672	10,023,545	9,819,144	9,819,144	39,120
Other Operating Departments Expense	1,802,705	1,656,224	1,360,230	1,360,230	5,419
ACL Live Expense	12,372,208	14,312,795	15,121,523	15,121,523	60,245
Commercial Expense	794,445	1,058,559	1,001,224	1,159,460	4,619
Total Departmental Expense	$29,536,554	$32,168,511	$32,165,962	$32,324,198	$128,782
Total Undistributed Expense	9,909,512	10,855,533	11,032,553	11,032,553	43,954
Total Fixed Expense	3,102,591	3,140,713	3,885,699	3,902,666	15,548
Total Operating Expenses	$42,548,657	$46,164,757	$47,084,214	$47,259,417	$188,285

Net Operating Income	$13,591,954	$17,619,329	$17,082,219	$17,319,028	$69,000
FF&E Reserve(8)	1,677,721	1,811,334	1,779,484	1,767,859	7,043
Net Cash Flow	$11,914,233	$15,807,994	$15,302,735	$15,551,170	$61,957

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Increase in net cash flow between 2013 and 2014 is due to stabilization of the ACL Music Venue Component and increase in RevPAR at the W Austin Hotel.

(3)	Underwritten $ per room does not account for the ACL Music Venue Component or the Retail/Office Component.

(4)	ACL Live Revenue consists of revenue generated by ACL Music Venue Component.

(5)	Other operating departments revenue includes miscellaneous revenues.

(6)	Commercial revenue consists of revenue generated by contractual leases in the Retail/Office Component.

(7)	Commercial revenue is based on in-place commercial leases with rent steps through August 2016.

(8)	Underwritten FF&E reserve consists of 4.0% of departmental W Austin Hotel Component revenues and underwritten capital expenditures for the ACL Music Venue Component and Retail/Office Component.

■	Appraisal. According to the appraisal, the Austin Block 21 Property had an “as-is” appraised value of $239,000,000 as of November 18, 2015.

■	Environmental Matters. According to a Phase I environmental report, dated November 10, 2015, there are no recognized environmental conditions or recommendations for further action at the Austin Block 21 Property.

■	Market Overview and Competition. The Austin Block 21 Property is located in the Austin, Texas central business district submarket. The W Austin Hotel Component’s competitive set has an average occupancy of 82.2%, ADR of $284.11 and RevPAR of $233.53 as of the trailing 12-month period ended November 30, 2015 per the November 2015 travel research report.

B-27

Austin Block 21

The following table presents certain information relating to the primary competition for the W Austin Hotel Component:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM November 2015 Occupancy	TTM November 2015 ADR	TTM November 2015 RevPAR
W Austin Hotel Component	251	2010	81.6%	$346.81	$282.95

Competitive Set
Omni Austin Hotel Downtown	392	1986	NAV	NAV	NAV
Hyatt Driskill Hotel	189	1886	NAV	NAV	NAV
Four Seasons Hotel Austin	291	1987	NAV	NAV	NAV
InterContinental Stephen F Austin Hotel	190	2000	NAV	NAV	NAV
Hotel San Jose	40	1999	NAV	NAV	NAV
Total / Wtd. Avg. Competitive Set			82.2%	$284.11	$233.53

(1)	Source: November 2015 travel research report.

■	The Borrower. The borrower is Stratus Block 21, L.L.C., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Austin Block 21 Loan. The non-recourse carveout guarantor under the Austin Block 21 Loan is Stratus Properties Inc., an indirect owner of the borrower.

Stratus Properties Inc. is a real estate company, primarily engaged in the development and management of commercial, hotel, entertainment, and multi and single-family residential real estate properties. Stratus Properties Inc.’s portfolio includes master planned communities in Austin locations such as Barton Creek, Circle C, Lantana, and The Oaks at Lakeway.

■	Escrows. On the origination date, the borrower funded (i) a tax reserve in the amount of $353,261, (ii) an insurance reserve in the amount of $144,502 and (iii) a gap rent reserve for suite 1a (the ACL Showcase Venue ground floor retail space) of the Retail/Office Component in the amount of $67,787.

On each due date, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period, (ii) a tenant improvements and leasing commissions reserve in the amount of $4,720, (iii) after an ACL Music Venue Trigger Event until the conclusion of any subsequent trailing 12-month period (as of the last day of any calendar quarter) an ACL Music Venue Trigger Event ceases to exist, a reserve in an amount equal to $350,000 capped at $4,000,000, (iv) a capital expenditure reserve in connection with the Retail/Office Component in an amount equal to $944, (v) a capital expenditure reserve in connection with the ACL Music Venue Component in an amount equal to $1,296 and (vi) an FF&E reserve in an amount equal to the greater of (i) the monthly amount required by Starwood to be reserved pursuant to the Operating Agreement or (ii) one-twelfth of 4% of the revenues from the W Austin Hotel Component of the Austin Block 21 Property for the previous 12 month period as determined on the anniversary of the last day of the calendar month in which the origination date occurs.

Notwithstanding the foregoing, the borrower is not required to make a deposit into the FF&E reserve in order to reserve amounts in respect of capital expenditures made in connection with the W Austin Hotel Component to the extent the equivalent deposits have already been paid or are paid by the borrower directly to Starwood pursuant to the Operating Agreement, provided (i) the borrower provides the lender with satisfactory evidence that such amounts (which, as of the origination date, is required to be at least 4.0% of gross revenues of the W Austin Hotel Component) have been reserved in a Starwood controlled FF&E reserve account, (ii) the Operating Agreement is and will continue to be in full force and effect and will not be subject to any default beyond any applicable grace or notice and cure period by the borrower, and (iii) no material adverse change should, in the lender’s reasonable determination, have occurred with respect to Starwood such that the amounts reserved in respect of capital expenditures made in connection with the W Austin Hotel Component which the borrower is required to reserve pursuant to the Operating Agreement in the FF&E reserve account has, in the lender’s reasonable determination, been materially jeopardized. As of the end of 2015, funds totaling $3,441,616 have been deposited in the FF&E reserve account maintained by Starwood to be used in part towards a property improvement plan estimated to

B-28

Austin Block 21

cost $4,200,000. Monthly deposits are required to be made into the FF&E reserve account maintained by Starwood in accordance with the Austin Block 21 Loan agreement.

An “ACL Music Venue Trigger Event” means any period commencing upon the net operating income attributable to the ACL Music Venue Component (as calculated under the Austin Block 21 Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below $2,100,000 and ending at the conclusion of any subsequent 12-month period ending on the last day of a fiscal quarter for which the net operating income attributable to the ACL Music Venue Component is greater than $2,100,000.

■	Lockbox and Cash Management. With respect to the W Austin Hotel Component, the Austin Block 21 Loan documents require all credit card receivables, cash revenues and all other money received by the borrower or Starwood to be deposited into one or more accounts established under the Operating Agreement controlled by Starwood, pledged to the lender and subject to an account control agreement (each, a “Manager Account”) or to a FF&E reserve account established under the Operating Agreement (the “Approved FF&E Account”), and in the name of the borrower (which account is pledged to the lender and subject to an account control agreement in favor of the lender) (or, if Starwood is terminated, all such credit card receivables, cash revenues and other amounts are required to be deposited into the lender-controlled lockbox account or cash management account until a replacement hotel operator has been engaged and has established replacement Manager Accounts and a replacement Approved FF&E Account). Subject to the rights of the lender following the termination of Starwood or the occurrence of an event giving rise to the right of the borrower or the lender to terminate Starwood, Starwood is required to pay all costs and expenses incurred in connection with the operation of the W Austin Hotel Component, including, but not limited to, operating expenses and capital expenditures, and all other amounts required or permitted to be paid by Starwood in the performance of its duties and obligations with respect to the W Austin Hotel Component out of the Manager Accounts, the Approved FF&E Account and a zero-balance disbursement account. Unless (i) the Operating Agreement has been terminated or (ii)(a) the Austin Block 21 Loan has been accelerated following an event of default under the Austin Block 21 Loan documents and (b) Starwood is in default under the Operating Agreement, Starwood will have unrestricted access to the Manager Accounts and the Approved FF&E Account. After all payments have been made in connection with the operation of the W Austin Hotel Component, all excess funds are required to be delivered to the lockbox account.

With respect to the ACL Music Venue Component, the Austin Block 21 Loan documents require that all cash revenues received by the borrower or the operator of the ACL Music Venue Component (the tenant, which is a borrower affiliate) be deposited into an account maintained pursuant to the Austin Block 21 Loan documents, which only contains revenue derived from the operation of a music, entertainment and private event business at the ACL Music Venue Component (the “ACL Music Venue Account”) (which account is pledged to the lender and subject to an account control agreement in favor of the lender) or into an account maintained pursuant to the Austin Block 21 Loan documents, which only contains amounts relating to operating expenses at the ACL Music Venue Component (the “ACL Music Venue Settlement Account”) (which account is pledged to the lender and subject to an account control agreement in favor of the lender) (or, if the ACL Music Venue Component lease is terminated, all cash revenues are required to be deposited into the lockbox account or cash management account until a replacement ACL Music Venue Component lease has been entered into and an applicable ACL Music Venue Account and ACL Music Venue Settlement Account, as appropriate, have been established). Subject to the rights of the lender or borrower following the termination of the ACL Music Venue Component lease, the operator of the ACL Music Venue Component is permitted to pay all costs and expenses incurred in connection with the operation of the ACL Music Venue Component, including, but not limited to operating expenses and capital expenditures, and all other amounts required or permitted to be paid by the operator in the performance of its duties and obligations with respect to the Austin Block 21 Property solely out of the ACL Music Venue Account or the ACL Music Venue Settlement Account and no other account. Unless (a) the ACL Music Venue Component lease has been terminated or (b) the Austin Block 21 Loan has been accelerated following an event of default under the Austin Block 21 Loan documents, the operator of the ACL Music Venue Component will have unrestricted access to the ACL Music Venue Account and the ACL Music Venue Settlement Account. After all operating expenses have been paid in relation to the ACL Music Venue Component, all excess funds, subject to certain funds which may be withheld by the operator are required to be delivered to the lockbox account as a rental payment pursuant to the ACL Music Venue Component lease.

B-29

Austin Block 21

In connection with the origination of the Austin Block 21 Loan, the borrower established a lender controlled lockbox account, subject to a lockbox account agreement which provides that the borrower will have no access to funds in the lockbox account and that all amounts in the lockbox account will be swept on each business day to a lender-controlled cash management account. The Austin Block 21 Loan documents require the borrower to deliver notices to the tenants (including the operator under the ACL Music Venue Component lease with respect to any payments to the borrower required under the ACL Music Venue Component lease) instructing them to remit all payments under the leases into the lockbox account. In addition, the borrower is required to cause all amounts otherwise required to be paid or remitted by the property manager to the borrower or by Starwood to the borrower pursuant to the Operating Agreement and all other cash revenues or other amounts received by the borrower, property manager or Starwood with respect to the Austin Block 21 Property to be remitted directly to the cash management account or the lockbox account and, in the event that any such amounts or any other amounts in respect of the Austin Block 21 Property are paid directly to the borrower, the property manager or Starwood, such party is required to cause such amounts to be deposited into the cash management account or the lockbox account within one business day following receipt, except for such other amounts that are required to be deposited into the Manager Accounts, disbursement account or the FF&E reserve account pursuant to the Operating Agreement or the ACL Music Venue Account or the ACL Music Venue Settlement Account pursuant to the ACL Music Venue Component lease.

Provided that no Austin Block 21 Trigger Period or event of default under the Austin Block 21 Loan is continuing, at the end of each month (or less frequently at the borrower’s option) all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date are required to be remitted to an operating account controlled by the borrower.

On each due date during an Austin Block 21 Trigger Period or, at the lender’s discretion, during an event of default under the Austin Block 21 Loan, the Austin Block 21 Loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service and required reserves and a deposit to borrower’s operating account for the payment of budgeted operating expenses, subject to the terms of the Austin Block 21 Loan documents be reserved in an excess cash flow account as additional collateral for the Austin Block 21 Loan.

An “Austin Block 21 Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the Austin Block 21 Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 1.25x and ending at the conclusion of the second consecutive fiscal quarter for which the debt service coverage ratio is equal to or greater than 1.30x, (ii) commencing upon the borrower’s failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that an Austin Block 21 Trigger Period pursuant to clause (i) is not ongoing, (iii) commencing upon the date the Austin Block 21 Property is not subject to an approved hotel operating agreement and ending when the Austin Block 21 Property is subject to a replacement approved hotel operating agreement and (iv) commencing when the borrower sponsor fails to maintain a net worth in excess of $125,000,000 excluding any assets attributable to the Austin Block 21 Property, or liquid assets in excess of $10,000,000 (excluding any funds that are held by the lender in one or more accounts and sub-accounts established pursuant to the Austin Block 21 Loan documents) and ending when such net worth and liquid assets thresholds are satisfied.

■	Property Management. The W Austin Hotel Component is managed by W Hotel Management, Inc., an affiliate of Starwood, pursuant to the Operating Agreement. The Retail/Office Component is managed by Peloton Real Estate Management Austin, LLC (“Peloton”), pursuant to a management agreement. Peloton is not affiliated with the borrower. The ACL Music Venue Component is managed and controlled by a borrower affiliate, Block 21 Service Company LLC (“Block 21”), pursuant to the ACL Music Venue Component lease. Under the related loan documents, the respective portions of the Austin Block 21 Property are required to remain managed by Starwood and Peloton, certain pre-approved management companies or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. With respect to the Retail/Office Component, the lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Austin Block 21 Loan Combination, (ii) upon the occurrence of a material default by the property manager, (iii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iv) if the property

B-30

Austin Block 21

manager files for or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent. With respect to the W Austin Hotel Component, the lender has the right to replace Starwood with a hotel operator selected by the lender following any foreclosure, conveyance in lieu of foreclosure or other similar transaction if Starwood has then committed or suffered to exist an event of default pursuant to the hotel Operating Agreement which remains uncured for which the borrower, or a successor borrower, would have the right to terminate the Operating Agreement pursuant to the terms thereof. With respect to the ACL Music Venue Component, the lender may, in its sole discretion, terminate the ACL Music Venue Component lease following any foreclosure or conveyance in lieu of foreclosure regardless of whether the operator is in default or in compliance with the terms of the ACL Music Venue Component lease and without the payment of any termination fees.

Component	Manager	Borrower Affiliate?
W Austin Hotel Component	W Hotel Management Inc.	No
Retail/Office Component	Peloton Real Estate Management Austin, LLC	No
ACL Music Venue Component	Block 21 Service Company LLC	Yes

■	Release of Collateral. Provided no event of default under the Austin Block 21 Loan Combination is then continuing, at any time on or after the first due date following the earlier to occur of (i) the third anniversary of the origination date of the Austin Block 21 Loan Combination and (ii) the second anniversary of the closing date of the securitization into which the last piece of the Austin Block 21 Loan Combination is deposited, the borrower may obtain the release of (a) all of the Austin Block 21 Property or (b) the ACL Music Venue Component and/or the Retail/Office Component from the lien of the Austin Block 21 Loan documents.

With respect to a release, the borrower is required to satisfy certain conditions as set forth in the Austin Block 21 Loan documents, including among others: (i) delivery of defeasance collateral in an amount sufficient (x) to pay the interest and principal due on such payment dates in respect of the Austin Block 21 Loan Combination equal to the portion of the outstanding principal balance being defeased and (y) to repay the applicable portion of the outstanding principal balance of the Austin Block 21 Loan Combination on or after the first payment date in October 2025; (ii) delivery of a REMIC opinion; and (iii) delivery of a rating agency confirmation with respect to such defeasance. In addition to the requirements set forth in clauses (i) through (iii), with respect to a partial release in connection with the sale of the ACL Music Venue Component and/or the Retail/Office Component to an unaffiliated third party, the borrower may obtain the release of such properties, upon the satisfaction of certain conditions, including (x) the partial defeasance of the greater of (a) 80% of the net sales proceeds from the sale of the applicable portion of the property being defeased, and (b) 115% of the allocated loan amount of the applicable property being defeased, which is (a) $37,000,000 for the ACL Music Venue Component or (b) $20,000,000 for the Retail/Office Component and (y) after giving effect to the partial release, the debt service coverage ratio (as calculated under the Austin Block 21 Loan documents) for the remaining Austin Block 21 Property for the 12-month period preceding the end of the most recent fiscal quarter is no less than the greater of (a) 1.51x and (b) the debt service coverage ratio immediately prior to the release.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Condominium Structure. The Austin Block 21 Property consists of two condominium regimes, one of which consists of private residences. The borrower has a 55.2278% aggregate percentage interest in the common elements of the first condominium, and the remaining 44.7722% aggregate percentage interest in the common elements of the first condominium is owned entirely by the owners of the private residences. The borrower has a 61.2195% aggregate percentage interest in the common elements of the second condominium, and the remaining 38.7805% aggregate percentage interest in the common elements of the second condominium is owned entirely by the owners of the private residences.

B-31

Austin Block 21

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Austin Block 21 Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Austin Block 21 Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Austin Block 21 Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrower provide evidence satisfactory to the lender that the insurance premiums for the Austin Block 21 Property are separately allocated to the Austin Block 21 Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-32

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-33

Glenbrook square

B-34

Glenbrook square

B-35

Glenbrook square

B-36

Glenbrook square

MICHIGAN
South Bend
INDIANA
Fort Wayne
OHIO
Indianapolis
Dayton
Huntertown
Leo-Cedarville
Dupont Hospital
Glenbrook Square
4201 Coldwater Road
Fort Wayne, IN 46805
Coldwater Crossing
Coliseum Shoppes
Indiana University-Purdue University Fort Wayne
Northwood Plaza
Maplewood Plaza
Chapel Ridge Shopping Center
Georgetown Square
Fort Wayne
University of St. Francis
Parkwest Shopping Center
Jefferson Pointe
Parkview Field
Covington Plaza
Lutheran Hospital of Indiana
New Haven
FORT WAYNE INTERNATIONAL AIRPORT
CARTIFACT

B-37

Glenbrook square

Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Fort Wayne, Indiana	Cut-off Date Principal Balance(4)		$102,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(1)(2)		$161.10
Size (SF)(1)	1,005,604	Percentage of Initial Pool Balance		8.8%
Total Occupancy as of 8/31/2015	96.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 8/31/2015	95.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1966 / 1998	Mortgage Rate		4.27150%
Appraised Value	$279,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		24
Underwritten Revenues	$24,501,208
Underwritten Expenses	$8,630,225	Escrows(5)
Underwritten Net Operating Income (NOI)	$15,870,983		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,851,052	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	58.1%	Insurance	$0	$0
Maturity Date LTV Ratio(2)(3)	48.1%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	1.66x / 1.55x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.8% / 9.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$162,000,000	100.0%	Principal Equity Distribution (6)	$161,372,305	99.6%
			Closing Costs	627,695	0.4

Total Sources	$162,000,000	100.0%	Total Uses	$162,000,000	100.0%

(1)	Size (SF) does not include 221,000 SF for Sears which is not part of the collateral, and includes 2,166 SF of non-GLA kiosk and storage space.

(2)	Calculated based on the aggregate balance of the Glenbrook Square Loan Combination.

(3)	The Maturity Date LTV Ratio is calculated utilizing the “prospective market value upon stabilization” appraised value of $286,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 49.3%. See “—Appraisal” below.

(4)	The Cut-off Date Principal Balance of $102,000,000 represents the non-controlling note A-2 of a $162,000,000 loan combination evidenced by two pari passu notes. The controlling note A-1, with a principal balance as of the Cut-off Date of $60,000,000, was contributed to the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (“GSMS 2015-GS1”) securitization transaction.

(5)	See “—Escrows” below.

(6)	The prior debt on the Glenbrook Square Property was paid off in March 2015.

■	The Mortgage Loan. The mortgage loan (the “Glenbrook Square Loan”) is part of a loan combination structure (the “Glenbrook Square Loan Combination”) comprised of two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Fort Wayne, Indiana (the “Glenbrook Square Property”). The Glenbrook Square Loan (evidenced by note A-2) has an outstanding balance as of the Cut-off Date of $102,000,000 and represents approximately 8.8% of the Initial Pool Balance. The related companion loan (the “Glenbrook Square Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $60,000,000 and is evidenced by note A-1, which represents the controlling interest in the Glenbrook Square Loan Combination and was contributed to the GSMS 2015-GS1 securitization transaction. The Glenbrook Square Loan Combination was originated by Goldman Sachs Mortgage Company on October 20, 2015. The Glenbrook Square Loan Combination has an original principal balance of $162,000,000 and each note has an interest rate of 4.27150% per annum. The borrower utilized the proceeds of the Glenbrook Square Loan Combination to return equity to the borrower sponsor and pay loan origination costs.

The Glenbrook Square Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Glenbrook Square Loan requires interest only payments on each due date through and including the due date in November 2017 and thereafter requires payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Glenbrook Square Loan is the due date in November 2025. Voluntary prepayment of the Glenbrook Square Loan is prohibited prior to August 6, 2025. Provided no event of default under the Glenbrook Square Loan documents has occurred and is continuing, at any time prior to the maturity date and after the second anniversary of the securitization Closing Date, the Glenbrook Square Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the Glenbrook Square Loan documents.

B-38

Glenbrook square

■	The Mortgaged Property. The Glenbrook Square Property is approximately 1,005,604 SF of an approximately 1,226,604 SF super-regional mall located in Fort Wayne, Indiana. Fort Wayne is located in northeastern Indiana. The Glenbrook Square Property is approximately two miles north of the Fort Wayne business district and approximately one mile west of the Indiana University-Purdue University Fort Wayne campus. The Glenbrook Square Property was constructed in 1966 and was renovated in 1998. The Glenbrook Square Property includes tenants such as Macy’s, JCPenney, Carson’s, Victoria’s Secret, Forever 21 and H&M. Sears (221,000 SF) is not part of the collateral. The Glenbrook Square Property generates in-line, less than 10,000 SF comparable tenant (tenants that report sales and have been in occupancy for a minimum of two Januaries) sales of approximately $427 per SF and an occupancy cost of 14.9% as of July 31, 2015. As of August 31, 2015, the Total Occupancy was 96.4% and Owned Occupancy was 95.6%.

The following table presents certain information relating to the anchor tenants (of which certain tenants may have co-tenancy provisions) at the Glenbrook Square Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Owned Anchor Tenant Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Anchors
Macy’s	NR / Baa2 / BBB+	242,199	19.7%	Yes	$549,525	$2.27	1/31/2027	$140	1.2%	2, 15-year options
Sears	C / Caa3 / CCC+	221,000	18.0	No	0	$0.00	NA	NA	NA	NA
JCPenney	NR / NR / CCC+	191,671	15.6	Yes	949,811	$4.96	5/31/2018	$100	4.6%	5, 5-year options
Carson’s	NR / NR / NR	122,000	9.9	Yes	1,005,522	$8.24	1/31/2029	$74	11.1%	4, 5-year options
Total Anchors		776,870	63.3%		$2,504,858	$3.22

Jr. Anchors
Barnes & Noble	NR / NR / NR	26,889	2.2%	Yes	$350,000	$13.02	1/31/2018	$184	7.1%	2, 5-year options
H&M	NR / NR / NR	18,000	1.5	Yes	153,108	$8.51	1/31/2016	$170	5.0%	NA
Shoe Dept. Encore	NR / NR / NR	13,849	1.1	Yes	212,455	$15.34	3/31/2025	$90	14.4%	1, 5-year option
MC Sports	NR / NR / NR	12,701	1.0	Yes	138,048	$10.87	7/31/2020	$102	8.1%	NA
Victoria’s Secret	NR / NR / NR	12,079	1.0	Yes	824,658	$68.27	1/31/2017	$642	10.2%	NA
Forever 21	NR / NR / NR	11,900	1.0	Yes	684,439	$57.52	10/31/2016	$211	25.8%	NA
Total Jr. Anchors		95,418	7.8%		$2,362,709	$24.76

Occupied In-line		293,523	23.9%		$16,735,506	$57.02
Occupied Kiosk		0	0.0		$0	$0.00
Occupied Storage		0	0.0		$0	$0.00
Occupied Other		16,962	1.4		$647,361	$38.17
Vacant Spaces		43,831	3.6		$0	$0.00
Total Owned SF		1,005,604	82.0%
Total SF		1,226,604	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales for Carson’s are for the trailing 12-months ending January 31, 2015, sales for JCPenney are for the trailing 12-months ending February 28, 2015 and sales for Macy’s are for the trailing 12-months ending July 31, 2015. Tenant Sales per SF are calculated as follows: tenant sales provided by the tenant to the borrower as of July 31, 2015 divided by the applicable tenant’s GLA from the August 31, 2015 rent roll.

(3)	Occupancy Cost is calculated as the ratio of the sum of base rent, CAM, real estate taxes and insurance reimbursements over total sales.

B-39

Glenbrook square

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Glenbrook Square Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA(2)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(2)	Occupancy Cost(3)	Renewal / Extension Options
Carson’s	NR / NR / NR	122,000	12.1%	$750,300	5.2%	$6.15	1/31/2029	$74	11.1%	4, 5-year options
JCPenney	NR / NR / CCC+	191,671	19.1	678,723	4.7	3.54	5/31/2018	$100	4.6%	5, 5-year options
Forever 21	NR / NR / NR	11,900	1.2	648,739	4.5	54.52	10/31/2016	$211	25.8%	NA
Finish Line	NR / NR / NR	7,600	0.8	587,632	4.1	77.32	2/28/2018	$558	13.9%	NA
Express	NR / NR / NR	8,057	0.8	435,320	3.0	54.03	1/31/2021	$225	24.0%	NA
Champs Sports	NR / NR / NR	6,463	0.6	412,727	2.9	63.86	1/31/2025	$473	16.1%	NA
Foot Locker/House of Hoops	NR / Ba1 / BB+	5,054	0.5	392,089	2.7	77.58	8/31/2023	$638	14.0%	NA
Barnes & Noble	NR / NR / NR	26,889	2.7	350,000	2.4	13.02	1/31/2018	$184	7.1%	2, 5-year options
Red Robin Gourmet Burgers	NR / NR / NR	6,899	0.7	321,399	2.2	46.59	3/31/2025	$529	10.6%	NA
Rogers & Hollands Jewelers	NR / NR / NR	2,039	0.2	300,000	2.1	147.13	1/31/2019	$1,305	14.4%	NA
Ten Largest Owned Tenants		388,572	38.6%	$4,876,929	33.7%	$12.55
Remaining Owned Tenants(4)		573,201	57.0	9,588,765	66.3	18.37
Vacant Spaces (Owned Space)		43,831	4.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants(4)		1,005,604	100.0%	$14,465,693	100.0%	$15.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales for Carson’s are for the trailing 12-months ending January 31, 2015, sales for JCPenney are for the trailing 12-months ending February 28, 2015 and sales for Macy’s are for the trailing 12-months ending July 31, 2015. Tenant Sales per SF are calculated as follows: tenant sales provided by the tenant to the borrower as of July 31, 2015 divided by the applicable tenant’s GLA from the August 31, 2015 rent roll.

(3)	Occupancy Cost is calculated as the ratio of the sum of base rent, CAM, real estate taxes and insurance reimbursements over total sales.

(4)	UW base rent per SF for remaining owned tenants and total / wtd. avg. all owned tenants excludes 51,087 SF of temporary in line space, who do not pay base rent.

The following table presents certain information relating to the lease rollover schedule at the Glenbrook Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(2)	# Expiring Tenants
MTM	51,2258	5.1%	5.1%	$33,700	0.2%	$244.20	26
2016	67,262	6.7	11.8%	2,053,313	14.2	30.53	14
2017	68,149	6.8	18.6%	2,696,048	18.6	39.56	23
2018	258,029	25.7	44.2%	2,951,956	20.4	11.44	15
2019	19,224	1.9	46.1%	794,941	5.5	41.35	6
2020	18,210	1.8	47.9%	562,812	3.9	30.91	4
2021	17,179	1.7	49.6%	939,265	6.5	54.68	8
2022	7,357	0.7	50.4%	207,729	1.4	28.24	2
2023	23,947	2.4	52.8%	1,075,475	7.4	44.91	7
2024	18,542	1.8	54.6%	695,898	4.8	37.53	6
2025	42,393	4.2	58.8%	1,367,066	9.5	32.25	9
2026 & Thereafter	370,256	36.8	95.6%	1,087,490	7.5	2.94	3
Vacant	43,831	4.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,005,604	100.0%		$14,465,693	100.0%	$15.88	123

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	MTM and total / wtd. avg includes 51,087 SF of temporary in-line space, for which $1,717,444 rent is included in other rental revenue in the Cash Flow Analysis table. The remaining 138 SF is related to an ATM.

The following table presents certain information relating to historical leasing at the Glenbrook Square Property:

Historical Leased %(1)

	2013	2014
Owned Space	97.9%	96.5%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year. Includes signed not open tenants, and excludes non-GLA kiosk and storage space.

B-40

Glenbrook square

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Glenbrook Square Property:

Cash Flow Analysis(1)(2)

	2013	2014	TTM 8/31/2015	Underwritten(3)	Underwritten $ per SF
Base Rent	$13,782,878	$14,408,362	$14,270,756	$14,465,693	$14.39
Overage Rent	418,291	412,548	369,762	213,666	0.21
Other Rental Revenue(4)	1,811,341	1,755,861	1,728,645	1,717,444	1.71
Gross Up Vacancy	0	0	0	2,554,737	2.54
Total Rent	$16,012,509	$16,576,772	$16,369,163	$18,951,541	$18.85
Total Reimbursable	6,381,062	7,870,854	7,794,222	7,571,074	7.53
Other Income	458,644	594,686	870,533	533,331	0.53
Vacancy & Credit Loss	43,898	27,853	76,544	(2,554,737)	(2.54)
Effective Gross Income	$22,896,113	$25,070,164	$25,110,462	$24,501,208	$24.36

Total Operating Expenses(5)	$6,815,682	$8,373,167	$7,989,907	$8,630,225	$8.58

Net Operating Income	$16,080,431	$16,696,997	$17,120,555	$15,870,983	$15.78
TI/LC	0	0	0	748,418	0.74
Capital Expenditures	0	0	0	271,513	0.27
Net Cash Flow	$16,080,431	$16,696,997	$17,120,555	$14,851,052	$14.77

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical financials include prior year adjustments related to real estate tax expense, real estate tax reimbursement as well as nonrecurring charges related to lease termination income and insurance loss, among other prior year adjustments and one-time adjustments. If the non-recurring charges were excluded and the prior year charges had been adjusted to reflect the year in which they applied, the cash flow line items would be as follows: Total Reimbursable of $7,284,396, $7,897,758 and $7,837,546 for 2013, 2014 and TTM 8/31/2015, respectively; Other Income of $494,058 and $540,707 for 2014 and TTM 8/31/2015, respectively; and total operating expenses of $9,069,366, $8,771,199 and $7,964,791 for 2013, 2014 and TTM 8/31/2015, respectively.

(3)	Underwritten cash flow based on the August 31, 2015 rent roll with rent steps through December 31, 2016.

(4)	Inclusive of kiosk, temporary tenant, specialty leasing and other miscellaneous income.

(5)	The Glenbrook Square Property is self-managed and no management fee was recorded historically. The underwritten cash flows include a pro forma historical and underwritten management fee of 2.0% based on the conclusion of the appraisal.

■	Appraisal. According to the appraisal, the Glenbrook Square Property had an “as-is” appraised value of $279,000,000 as of September 25, 2015 and a “prospective market value upon stabilization” appraised value of $286,000,000 as of October 1, 2016, after lease up of the Glenbrook Square Property to a 98.7% average occupancy for the year ending September 2017.

■	Environmental Matters. According to a Phase I environmental report, dated October 6, 2015, there are no recognized environmental conditions or recommendations for further action at the Glenbrook Square Property other than (i) a recommendation for the closure of a heating oil underground storage tank located at the Glenbrook Square Property and (ii) a recommendation for a lead-based paint and lead-containing paint materials operations and maintenance plan.

■	Market Overview and Competition. The Glenbrook Square Property is located approximately two miles north of the Fort Wayne business district. The Glenbrook Square Property is surrounded by a community with an average household income of over $62,000 and a trade area population of over 300,000 in the 10-mile radius trade area defined by the appraisal. The Glenbrook Square Property has good regional access, with I-69 accessible approximately one mile to the northwest via Lima Road. I-69 is the primary interstate serving the Fort Wayne area and extends southwest to connect with the Indianapolis MSA to the southwest and central Michigan to the north. The Indiana University-Purdue University Fort Wayne campus is located one mile east of the Glenbrook Square Property and drives demand in the region with a population of approximately 20,000 students. The Glenbrook Square Property is the primary asset in the local trade area and the local competition is limited to Jefferson Pointe, a Von Maur, Marshalls and IMAX anchored lifestyle center, located 4 miles away from the Glenbrook Square Property. The closest regional mall is Concord Mall which is located 54 miles away.

B-41

Glenbrook square

The following table presents certain information relating to the primary competition for the Glenbrook Square Property:

Competitive Set(1)

	Glenbrook Square	Jefferson Pointe	Concord Mall	Lima Mall	Muncie Mall
Distance from Subject	-	4.2 miles	54.2 miles	56.5 miles	62.2 miles
Property Type	Retail	Retail	Retail	Retail	Retail
Year Built	1966	2001	1972 1996	1965 1995	1970 1997
Total GLA	1,224,604	600,000	628,466	742,000	636,000
Total Occupancy	96.4%	80%	85%	95%	80%
Anchors & Jr. Anchors	Macy’s, Sears, JCPenney, Carson’s	Von Maur, Marshalls, Michaels, Old Navy, Bed Bath & Beyond, Barnes & Noble	JCPenney, Carson’s, Hobby Lobby	Macy’s, JCPenney, Sears, Elder-Beerman	Macy’s, JCPenney, Sears, Carson’s

(1)	Source: Appraisal.

■	The Borrower. The borrower is GGP-Glenbrook L.L.C., a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Glenbrook Square Loan. The non-recourse carveout guarantor under the Glenbrook Square Loan is GGP Limited Partnership, an indirect owner of the borrower.

■	Escrows. On the origination date, no reserves were funded. On each due date during the continuance of a Glenbrook Square Trigger Period, the Glenbrook Square Loan documents require (i) a tax and insurance reserve deposit in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding 12-month period (but excluding any payments in respect of taxes to be made directly by a third party), provided, however, that reserve deposits for insurance premiums are not required if the borrower is maintaining a blanket policy in accordance with the related loan documents and there is no continuing event of default or the borrower has failed to deliver satisfactory evidence to the lender when and as required, (ii) a tenant improvements and leasing commissions reserve deposit equal to $36,043, capped at $432,511 and (iii) a capital expenditure reserve deposit equal to $9,011, capped at $108,128.

A “Glenbrook Square Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the Glenbrook Square Loan documents) for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 1.25x and ending at the conclusion of a fiscal quarter for which the debt service coverage ratio is greater than or equal to 1.25x and (ii) during the continuance of an event of default under the Glenbrook Square Loan, but prior to the occurrence of foreclosure proceedings, the exercise of a power of sale or proceedings for the appointment of a receiver, or any judicial action in respect of the Glenbrook Square Loan initiated by the lender and ending upon the affirmative written waiver of the event of default under the Glenbrook Square Loan by the lender.

■	Lockbox and Cash Management. The Glenbrook Square Loan is structured with a hard lockbox and springing cash management. The Glenbrook Square Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account, that all credit card receivables be remitted directly into the lockbox account and that all cash revenues relating to the Glenbrook Square Property and all other money received by the borrower or the property manager with respect to the Glenbrook Square Property (other than tenant security deposits) be deposited into such lockbox account or the cash management account by the end of the third business day following receipt. For so long as no Glenbrook Square Trigger Period or event of default under the Glenbrook Square Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Glenbrook Square Trigger Period or event of default under the Glenbrook Square Loan, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a weekly basis. On each due date during the continuance of a Glenbrook Square Trigger Period or, at the lender’s discretion, during an event of default under the Glenbrook Square Loan, the Glenbrook Square Loan documents require that all amounts on deposit in the cash

B-42

Glenbrook square

management account after payment of debt service, required reserves and operating expenses, be reserved in an excess cash flow reserve account.

■	Property Management. The Glenbrook Square Property is currently self-managed by the borrower. Under the Glenbrook Square Loan documents, the Glenbrook Square Property is required to either (i) remain self-managed by the borrower (if and so long as General Growth Properties, Inc. owns no less than 35% interest in the borrower) or (ii) be managed by General Growth Management, Inc., General Growth Services, Inc., any affiliate of General Growth Properties, Inc. or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. To the extent that the Glenbrook Square Property is not self-managed, the lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the Glenbrook Square Loan, (ii) upon the occurrence of a material default by the property manager or (iii) if the property manager files for or is the subject of a petition in bankruptcy. In addition, in the event that the Glenbrook Square Property is self-managed, during the continuance of a monetary or other material event of default under the Glenbrook Square Loan, the lender has the right to require that the borrower terminate any agreement between the borrower and an affiliate of the borrower.

■	Release, Substitution and Addition of Collateral. The borrower may (a) obtain the release of certain vacant, non-income producing and unimproved parcels (unless any such requirement is waived by the lender or the applicable rating agencies) in connection with the conveyance of such parcels to one or more third parties that are not owned or controlled by the borrower, without the payment of a release price, (b) substitute certain vacant, non-income producing parcels of land for newly acquired parcels of land, and (c) acquire certain parcels of land to be added to the Glenbrook Square Property, in each case subject to certain conditions set forth in the loan agreement including that (i) no event of default is continuing under the Glenbrook Square Loan, (ii) a determination is made that certain REMIC requirements will be met and (iii) delivery of a rating agency confirmation.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Glenbrook Square Property (plus business interruption coverage from the period from the date of any casualty to the date that the Glenbrook Square Property is repaired or replaced and operations are resumed (regardless of the length of such period) plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Glenbrook Square Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance will not have a deductible in excess of 3% of the total insurable value of the Glenbrook Square Property. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the Glenbrook Square Property are separately allocated to the Glenbrook Square Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-43

WESTIN BOSTON WATERFRONT

B-44

WESTIN BOSTON WATERFRONT

Westin Boston Waterfront
Boston
Medford
Malden
Everett
Chelsea
Somerville
Cambridge
Charles River
CARTIFACT

B-45

WESTIN BOSTON WATERFRONT

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City/State)	Boston, Massachusetts	Cut-off Date Principal Balance(3)		$54,789,561
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)		$257,522.87
Size (Rooms)	793	Percentage of Initial Pool Balance		4.7%
Total TTM Occupancy as of 9/30/2015	76.1%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 9/30/2015	76.1%	Type of Security	Leasehold
Year Built / Latest Renovation	2006 / NAP	Mortgage Rate		4.35800%
Appraised Value	$345,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	NAP

Underwritten Revenues	$91,507,426
Underwritten Expenses	$65,021,727
Underwritten Net Operating Income (NOI)	$26,485,700	Escrows
Underwritten Net Cash Flow (NCF)	$22,951,418		Upfront	Monthly
Cut-off Date LTV Ratio(1)	59.2%	Taxes	$0	$0
Maturity Date LTV Ratio(1)(2)	44.8%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.16x / 1.87x	FF&E	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 11.2%	Other(4)	$3,800,000	$62,500

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$205,000,000	100.0%	Principal Equity Distribution	$200,116,189	97.6%
			Reserves	3,800,000	1.9
			Closing Costs	1,083,811	0.5

Total Sources	$205,000,000	100.0%	Total Uses	$205,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Westin Boston Waterfront Loan Combination.

(2)	The Maturity Date LTV is calculated utilizing the “as stabilized” appraised value of $368,000,000. The Maturity Date LTV Ratio calculated on the basis of the aggregate “as-is” appraised value is 47.8%. See “—Appraisal” below.

(3)	The Cut-off Date Principal Balance of $54,789,561 represents the non-controlling note A-3 of a $205,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1, with an aggregate principal balance as of the Cut-off Date of $69,732,169 was contributed to the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (“GSMS 2015-GS1”) securitization transaction, and the non-controlling note A-2, with an aggregate principal balance as of the Cut-off Date of $79,693,907 was contributed to Citigroup Commercial Mortgage Trust 2015-GC35, Commercial Mortgage Pass-Through Certificates, Series 2015-GC35 (“CGCMT 2015-GC35”) securitization transaction.

(4)	Other reserve represents $3,000,000 for plaza repairs, an upfront $500,000 initial base ground lease reserve ($62,500 monthly) and an upfront $300,000 deferred maintenance reserve. The $62,500 in monthly reserves for base ground rent do not include additional amounts based on percentage rent which the borrowers are required to begin escrowing in July 2016, will be added to the monthly ground lease amount, and which are subject to incremental increases during 10-year periods for the life of the ground lease. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Westin Boston Waterfront Loan”) is part of a loan combination structure (the “Westin Boston Waterfront Loan Combination”) comprised of three pari passu notes that are secured by a first mortgage encumbering the borrowers’ leasehold interest in a full service hotel property located in Boston, Massachusetts (the “Westin Boston Waterfront Property”). The Westin Boston Waterfront Loan (evidenced by note A-3), which represents a non-controlling interest in the Westin Boston Waterfront Loan Combination, has an outstanding principal balance as of the Cut-off Date of $54,789,561 and represents approximately 4.7% of the Initial Pool Balance. The related companion loans (the “Westin Boston Waterfront Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $149,426,076 and are evidenced by notes A-1 and A-2. Note A-1, which represents the controlling interest in the Westin Boston Waterfront Loan Combination, was contributed to the GSMS 2015-GS1 securitization transaction. Note A-2, which represents a non-controlling interest in the Westin Boston Waterfront Loan Combination was contributed to the CGCMT 2015-GC35 transaction. The Westin Boston Waterfront Loan Combination, was originated by Goldman Sachs Mortgage Company on October 27, 2015. The Westin Boston Waterfront Loan Combination has an original principal balance of $205,000,000 and each note has an interest rate of 4.35800% per annum. The borrowers utilized the proceeds of the Westin Boston Waterfront Loan to recapitalize the borrower sponsor, fund reserves and pay closing costs.

The Westin Boston Waterfront Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The Westin Boston Waterfront Loan requires monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Westin Boston Waterfront Loan is the due date in November 2025. Voluntary prepayment of the Westin Boston Waterfront Loan is prohibited prior to the due date in August 2025. Provided that no event of default under the

B-46

WESTIN BOSTON WATERFRONT

Westin Boston Waterfront Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Westin Boston Waterfront Property is a 793-room full-service hotel located in the Seaport submarket of Boston, Massachusetts. The Westin Boston Waterfront Property was constructed in 2006 and is located at 425 Summer Street, between Avenue D and the Boston Convention & Exhibition Center. The Westin Boston Waterfront Property features approximately 89,000 SF of meeting space, five food and beverage outlets, a fitness center, business center, concierge and valet service. The hotel at the Westin Boston Waterfront Property is operated by an affiliate of Starwood under a long-term management agreement. The borrowers’ interest in the Westin Boston Waterfront Property is pursuant to a ground lease with 84 years remaining.

The 1,090,200 SF Westin Boston Waterfront Property is located on a 4.18 acre parcel. The Westin Boston Waterfront Property is 16-stories with 4 subgrade levels.

The following table presents certain information relating to the 2014 demand analysis with respect to the Westin Boston Waterfront Property based on market segmentation, as provided in the appraisal for the Westin Boston Waterfront Property:

2014 Accommodated Room Night Demand (1)

Property	Meeting and Group	Leisure	Commercial
Westin Boston Waterfront	64.0%	17.0%	19.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Westin Boston Waterfront Property and various market segments, as provided in a September 2015 travel research report for the Westin Boston Waterfront Property:

Penetration Rates (1)

	Occupancy	ADR	RevPAR
TTM September 2015	94.9%	100.7%	95.5%
TTM September 2014	96.2%	100.7%	96.9%
TTM September 2013	94.7%	96.5%	91.4%

(1)	Source: September 2015 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Westin Boston Waterfront Property:

Westin Boston Waterfront (1)

	2013	2014	TTM 9/30/2015
Occupancy	74.5%	75.3%	76.1%
ADR	$207.60	$231.05	$242.74
RevPAR	$154.60	$174.09	$184.65

(1)	As provided by the borrowers and represents averages for the indicated periods.

B-47

WESTIN BOSTON WATERFRONT

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Westin Boston Waterfront Property:

Cash Flow Analysis (1)

	2013	2014	TTM 9/30/2015	Underwritten	Underwritten $ per Room
Rooms Revenue	$44,748,476	$50,390,242	$53,445,239	$53,445,239	$67,396
Food & Beverage Revenue	26,659,508	29,237,155	33,208,831	33,208,831	41,877
Net Retail Revenue	276,377	504,058	537,265	537,265	678
Parking Revenue	2,483,275	2,647,361	2,613,114	2,613,114	3,295
Other Operating Department Revenue(2)	1,090,003	935,182	499,212	499,212	630
Other Revenue	816,916	880,884	1,203,765	1,203,765	1,518
Total Revenue	$76,074,555	$84,594,882	$91,507,426	$91,507,426	$115,394

Room Expense	$12,910,008	$13,329,923	$14,006,433	$14,006,433	$17,663
Food & Beverage Expense	18,919,329	20,068,574	21,568,640	21,568,640	27,199
Other Operating Department Expense	667,821	673,597	268,386	268,386	338
Parking Expense	615,482	654,719	687,598	687,598	867
Total Departmental Expense	$33,112,640	$34,726,813	$36,531,057	$36,531,057	$46,067
Total Undistributed Expense	17,979,860	19,525,558	21,116,344	21,232,181	26,775
Total Fixed Expense	6,247,580	6,670,659	6,006,581	7,258,489	9,153
Total Operating Expenses	$57,340,080	$60,923,030	$63,653,982	$65,021,727	$81,995

Net Operating Income	$18,734,475	$23,671,852	$27,853,444	$26,485,700	$33,399
FF&E	2,932,592	3,257,738	3,524,445	3,534,282	4,457
Net Cash Flow	$15,801,883	$20,414,114	$24,328,999	$22,951,418	$28,943

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other operating department revenue includes miscellaneous revenues.

■	Appraisal. According to the appraisal, the Westin Boston Waterfront Property had an “as-is” appraised value of $345,000,000 as of October 16, 2015 and an “as stabilized” appraised value of $368,000,000 as of November 1, 2018 based on an assumed stabilized occupancy rate of 75.0%.

■	Environmental Matters. According to a Phase I environmental report, dated October 21, 2015, there are no recognized environmental conditions or recommendations for further action at the Westin Boston Waterfront Property.

■	Market Overview and Competition. The Westin Boston Waterfront Property is located in the Seaport submarket of Boston, Massachusetts. The Westin Boston Waterfront Property’s competitive set has an average occupancy of 80.2%, ADR of $241.05, and RevPAR of $193.31 as of the trailing 12-month period ended September 30, 2015.

The following table presents certain information relating to the primary competition for the Westin Boston Waterfront Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	TTM September 2015 Occupancy	TTM September 2015 ADR	TTM September 2015 RevPAR
Westin Boston Waterfront	793	2006	76.1%	$242.74	$184.65

Competitive Set
Hyatt Regency Boston	502	1985	NAV	NAV	NAV
The Seaport Hotel	428	1998	NAV	NAV	NAV
Renaissance Boston Waterfront Hotel	471	2008	NAV	NAV	NAV
Sheraton Hotel Boston	1220	1965	NAV	NAV	NAV
Total / Wtd. Avg. Competitive Set			80.2%	$241.05	$193.31

(1)	Source: September 2015 travel research report.

B-48

WESTIN BOSTON WATERFRONT

■	The Borrowers. The borrowers are DiamondRock Boston Owner, LLC and DiamondRock Boston Retail Owner, LLC, each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Westin Boston Waterfront Loan. The non-recourse carveout guarantor under the Westin Boston Waterfront Loan is DiamondRock Hospitality Limited Partnership, a direct owner of the borrowers.

DiamondRock Hospitality Limited Partnership is a wholly owned indirect subsidiary of DiamondRock Hospitality Company, a lodging-focused, publicly traded real estate investment trust that owns a portfolio of 29 premium hotels and resorts containing approximately 11,000 rooms in the aggregate, concentrated in cities and resorts throughout North America and the U.S. Virgin Islands.

■	Escrows. On the origination date, the borrowers funded (i) a ground lease rent reserve in the amount of $500,000, (ii) a deferred maintenance reserve in the amount of $300,000 and (iii) a plaza reserve escrow in the amount of $3,000,000 in connection with remediation work related to water penetration issues at the plaza structure of the Westin Boston Waterfront Property and any related damage.

On each due date, the borrowers are required to fund (i) a tax and insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes and insurance premiums over the then succeeding twelve-month period; provided, however, that reserve deposits for insurance premiums are not required if the borrowers are maintaining a blanket policy in accordance with the Westin Boston Waterfront Loan documents and there is no continuing event of default and (ii) a ground lease rent reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay ground rent over the then succeeding twelve-month period; provided, however, that reserve deposits for ground rents are not required to the extent (i) the property manager or the borrowers pay all ground rents as and when due and (ii) there is an amount reserved for ground rents in the basic carrying costs escrow account equal to or greater than the amount required to pay ground rent for one year (without taking into account any amounts therein for insurance premiums or taxes). Notwithstanding anything to the contrary the borrowers will not be required to reserve amounts in respect of taxes, ground rents and/or insurance premiums to the extent the property manager is reserving amounts in respect of such amounts pursuant to the terms of the management agreement and actually paying taxes, ground rents and insurance premiums in respect of the Westin Boston Waterfront Property prior to their becoming delinquent.

In addition, on each due date, the property manager will be required to fund into an FF&E reserve account established under the management agreement (the “Approved FF&E Account”), and in the name of the borrowers (which account is pledged to the lender and subject to account control agreements in favor of the lender) FF&E reserves with respect to the Westin Boston Waterfront Property in an amount equal to the greater of (i) the amount required to be reserved pursuant to the management agreement and (ii) an amount equal to 4% of the revenues from the hotel component of the Westin Boston Waterfront Property for the most recently ended calendar month (the “FF&E Funding Amount”). During the continuance of an FF&E Reserve Period, the borrowers are required to fund the FF&E Funding Amount into a lender-controlled FF&E reserve account.

A “FF&E Reserve Period” means a period commencing when the property manager fails to maintain and fund the Approved FF&E Account in an amount equal to the FF&E Funding Amount and such failure continues for five business days following the borrowers’ receipt of notice of such failure, and ending when the failure has been cured.

■	Lockbox and Cash Management. The Westin Boston Waterfront Loan documents require that all credit card receivables, cash revenues and all other money received by the borrowers, the Operating Lessee or property manager with respect to the hotel component of the Westin Boston Waterfront Property be deposited into an account established under the management agreement controlled by the property manager, pledged to the lender and subject to account control agreements (a “Manager Account”) or to the Approved FF&E Account (or, if the property manager is terminated, all such credit card receivables, cash revenues and other amounts are required to be deposited into the cash management account until a replacement property manager has been engaged and has established replacement Manager Accounts and a replacement Approved FF&E Account). Subject to the

B-49

WESTIN BOSTON WATERFRONT

rights of the lender following the termination of the property manager or the occurrence of an event of default under the Westin Boston Waterfront Loan documents giving rise to the right of the borrowers to terminate the property manager, the property manager is permitted to pay all costs and expenses incurred in connection with the operation of the Westin Boston Waterfront Property, including, but not limited to operating expenses and capital expenditures, and all other amounts required or permitted to be paid by the property manager in the performance of its duties and obligations with respect to the Westin Boston Waterfront Property out of the Manager Accounts or the Approved FF&E Account.

In connection with the origination of the Westin Boston Waterfront Loan, the borrowers established a lender controlled lockbox account, subject to a lockbox account agreement which provides that the borrowers will have no access to funds in the lockbox account and that all amounts in the lockbox account will be swept daily to a lender-controlled cash management account. The Westin Boston Waterfront Loan documents require the borrowers to deliver notices to each tenant (including the parking services property manager) instructing them to remit all payments under the leases into the lockbox account. In addition, the borrowers are required to cause all amounts otherwise required to be paid or remitted by the property manager to the borrowers or the Operating Lessee pursuant to the management agreement and all other cash revenues or other amounts received by the borrowers or the Operating Lessees with respect to the Westin Boston Waterfront Property to be remitted directly to the cash management account or the lockbox account and, in the event that any such amounts or any other amounts in respect of the Westin Boston Waterfront Property are paid directly to the borrowers or the Operating Lessee, such party is required to cause such amounts to be deposited into the cash management account or the lockbox account within two business days following receipt, provided, however, that any failure of such party to deposit any funds required to be deposited in the cash management account or the lockbox account within such two business day period will not be a default under the Westin Boston Waterfront Loan documents so long as (1) such funds are deposited in the required account within ten days of the borrowers’ or Operating Lessee’s receipt, (2) the borrowers are otherwise in compliance with the Westin Boston Waterfront Loan documents hereof and (3) a failure of the borrowers or the Operating Lessee to deposit such funds in the required account within two business days’ of receipt has occurred no more than twice in the prior 12-month period.

Provided that no Westin Boston Waterfront Trigger Period or event of default under the Westin Boston Waterfront Loan is continuing, on each business day (or less frequently at the borrowers’ option) all amounts on deposit in the cash management account in excess of the amounts required to be paid to or reserved with the lender on the next due date are required to be remitted to an account controlled by the borrowers.

On each due date during a Westin Boston Waterfront Trigger Period or, at the lender’s discretion, during an event of default under the Westin Boston Waterfront Loan, the Westin Boston Waterfront Loan documents require that all amounts on deposit in the cash management account, in excess of the amount required on the next due date to pay debt service and required reserves, subject to the terms of the Westin Boston Waterfront Loan documents, be reserved in an excess cash flow account as additional collateral for the Westin Boston Waterfront Loan.

During the continuance of an event of default under the Westin Boston Waterfront Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Westin Boston Waterfront Loan to amounts payable under the related loan documents and/or toward the payment of expenses of the Westin Boston Waterfront Property, in such order of priority as the lender may determine.

A “Westin Boston Waterfront Trigger Period” means, (i) subject to the right of the borrowers to partially defease the Westin Boston Waterfront Loan in order to cause the debt yield (as calculated under the Westin Boston Waterfront Loan documents) to exceed 7.00%, any period commencing upon the debt yield for the trailing 12-month period (as of the last day of any fiscal quarter) falling below 7.00% and ending at the conclusion of a fiscal quarter for which the debt yield is greater than or equal to 7.00%, (ii) any period commencing upon the borrowers’ failure to deliver monthly, quarterly or annual financial reports and ending when such reports are delivered and indicate that a Westin Boston Waterfront Trigger Period pursuant to clause (i) is not ongoing, and (iii) the failure of the borrowers, within 10 business days of their obligation to do so, to deposit into the plaza reserve account 100% of the cost of completing a maintenance and remediation plan addressing the prevention

B-50

WESTIN BOSTON WATERFRONT

and mitigation of any future water penetration or infiltration at the plaza structure at the Westin Boston Waterfront Property and ending when such deposit is made.

■	Property Management. The Westin Boston Waterfront Property is managed by Westin Hotel Management, L.P. (“Westin”), pursuant to a management agreement. Under the related loan documents, the Westin Boston Waterfront Property is required to remain managed by Westin, certain pre-approved management companies or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. In the event of an acceleration of the Westin Boston Waterfront Loan following an event of default under the Westin Boston Waterfront Loan documents, the lender may, in its sole discretion but solely to the extent of the borrowers’ rights under the management agreement, terminate or require the borrowers to terminate the management agreement and engage a property manager selected by the lender to serve as replacement property manager pursuant to a management agreement; provided that any replacement property manager will be deemed approved by the lender, subject to a rating agency confirmation.

■	Mezzanine or Additional Indebtedness. Not permitted.

■	Operating Lease. An indirect, wholly owned subsidiary of the non-recourse carveout guarantor, DiamondRock Boston Tenant, LLC (“Operating Lessee”), a single-purpose, single-asset entity, leases the hotel portion of the Westin Boston Waterfront Property from the hotel borrowers pursuant to certain sublease agreements (the “Operating Lease”). The Operating Lease is pledged to the lender as additional collateral for the Westin Boston Waterfront Loan under the mortgage. The Operating Lessee is a party to the management agreement. Upon foreclosure, the lender may terminate the Operating Lease at its sole option without the payment of any termination fee.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the Westin Boston Waterfront Property (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering the 12 months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrowers will be required to carry terrorism insurance throughout the term of the Westin Boston Waterfront Loan as described in the preceding sentence, but in that event the borrowers will not be required to spend more than two times the amount of the insurance premium that is payable at that time in respect of the property and business interruption/rental loss insurance required under the Westin Boston Waterfront Loan documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, then the borrowers will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, terrorism insurance may not have a deductible in excess of $50,000. The required terrorism insurance may be included in a blanket policy, provided that the borrowers provide evidence satisfactory to the lender that the insurance premiums for the Westin Boston Waterfront Property are separately allocated to the Westin Boston Waterfront Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-51

park place

B-52

park place

CARTIFACT
Tempe
Mesa
Gilbert
Guadalupe
Chandler
Arizona State University
Tempe St Luke's Hospital
Tempe Diablo Stadium
Main Street Marketplace
Broadway Center
Mesa CC
Fiesta Mall
Banner Desert Medical Center
Mesa Golfland Sunsplash
Arizona Mills
Lake Country Village Shopping Center
Mesa Grand Shopping Center
Shoppes At Gilbert Commons
Ahwatukee Plaza
Sports Authority Plaza
Southwind Plaza
Amkor Technology
GoDaddy
Dobson Park Plaza
Sun Village Towne Center
East Valley Mall
Coronado Village
North Park Plaza
Provinces
Ahwatukee Foothills Towne Center
The Shoppes at Casa Paloma
Laguna Village Shopping Center
Chandler Pavilions
Raintree Ranch Center
Intel
Chandler Gateway
Chandler Festival
Kyrene Village Shopping Center
Chandler Fashion Center
OBE
Chandler Village Center
GM
Chandler Regional Medical Center
Phoenix Premium Outlets
Park Place
1255, 1260, 1333, 1340, 1445 and 1450 South Spectrum Boulevard
Chandler, AZ 85286
Nationstar Mortgage
Wells Fargo
Ocotillo Plaza
Las Tiendas Village
CHANDLER MUNICIPAL AIRPORT
Fulton Ranch Towne Center
Promenade At Fulton Ranch
E BROADWAY RD
E SOUTHERN AVE
W BASELINE RD
E GUADALUPE RD
W GUADALUPE RD
E ELLIOT RD
W ELLIOT RD
E WARNER RD
E RAY RD
W CHANDLER BLVD
E CHANDLER BLVD
W GERMANN RD
W QUEEN CREEK RD
E QUEEN CREEK RD
W OCOTILLO RD
E OCOTILLO RD
W CHANDLER HEIGHTS RD
E CHANDLER HEIGHTS RD
E RIGGS RD
Peoria
Scottsdale
Glendale
Phoenix
Tempe
Mesa
Gilbert
Chandler

B-53

park place

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Chandler, Arizona	Cut-off Date Principal Balance(4)	$50,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$177.59
Size (SF)	523,673	Percentage of Initial Pool Balance	4.3%
Total Occupancy as of 12/1/2015(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/1/2015(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2009-2014 / NAP	Mortgage Rate	4.92000%
Appraised Value	$140,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	36
Underwritten Revenues	$12,323,925
Underwritten Expenses	$2,954,962	Escrows
Underwritten Net Operating Income (NOI)	$9,368,963	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,544,373	Taxes	$587,243	$117,449
Cut-off Date LTV Ratio(2)	66.4%	Insurance	$102,602	$11,400
Maturity Date LTV Ratio(2)(3)	56.1%	Replacement Reserves	$0	$8,728
DSCR Based on Underwritten NOI / NCF(2)	1.58x / 1.44x	TI/LC(5)	$500,000	$43,640
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 9.2%	Other(6)	$7,618,460	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$93,000,000	99.9%	Loan Payoff	$64,124,118	68.9%
Other Sources	85,000	0.1	Principal Equity Distribution	19,145,950	20.6
			Reserves	8,808,305	9.5
			Closing Costs	1,006,627	1.1

Total Sources	$93,085,000	100.0%	Total Uses	$93,085,000	100.0%

(1)	Total Occupancy and Owned Occupancy as of December 1, 2015 includes Infusion Software’s lease for 100,622 SF which has a lease start date of January 2017. The tenant has executed a lease but does not take occupancy or commence paying rent until January 2017. In connection with the origination of the Park Place Loan, CGMRC required a reserve of $2,217,788 for gap rent related to Infusion Software.

(2)	Calculated based on the aggregate original principal balance of the Park Place Loan Combination.

(3)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $146,500,000 as of January 1, 2017. The Maturity Date LTV Ratio calculated based on the “as-is” value of $140,000,000 is 58.7%.

(4)	The Cut-off Date Principal Balance of $50,000,000 is evidenced by the controlling note A-1, which is part of a $93,000,000 loan combination evidenced by two pari passu notes. The non-controlling pari passu companion loan evidenced by note A-2 has a principal balance of $43,000,000 as of the Cut-off Date, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to a future securitization transaction.

(5)	The TI/LC reserve is capped at $2,094,692.

(6)	Other upfront reserves represent reserves for unfunded landlord obligations including tenant improvements and free rent. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Park Place Loan”) is part of a loan combination (the “Park Place Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 523,673 SF office building in Chandler, Arizona (the “Park Place Property”). The Park Place Loan, which is evidenced by note A-1 and represents the controlling interest in the Park Place Loan Combination, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.3% of the Initial Pool Balance. The related companion loan (the “Park Place Companion Loan”), which is evidenced by note A-2 and represents the non-controlling interest in the Park Place Loan Combination, is expected to be contributed to a future securitization transaction, had an original principal balance of $43,000,000 and has an outstanding principal balance as of the Cut-off Date of $43,000,000. The Park Place Loan Combination was originated by Citigroup Global Markets Realty Corp. on December 15, 2015. The Park Place Loan Combination had an original principal balance of $93,000,000 and has an outstanding principal balance as of the Cut-off Date of $93,000,000. Both the Park Place Loan and the Park Place Companion Loan accrue interest at an interest rate of 4.92000% per annum. The proceeds of the Park Place Loan were primarily used to refinance the Park Place Property, pay origination costs, return equity to the borrower sponsor and fund reserves.

The Park Place Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Park Place Loan requires interest only payments on each due date through and including the due date occurring in January 2019 and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Park Place Loan is the due date in January 2026. Voluntary prepayment of the Park Place Loan without payment of any prepayment premium is permitted on or after the due date in October 2025. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the Park Place Loan Combination and (ii) the fourth anniversary of the origination

B-54

park place

of the Park Place Loan Combination, the Park Place Loan may be defeased with certain direct full faith and credit obligations of the United States of America or obligations which are "government securities" permitted under the Park Place Loan documents.

■	The Mortgaged Property. The Park Place Property is a 523,673 SF, six-building Class A office campus located on 37.8 acres in Chandler, Arizona. The Park Place Property is part of the greater 158 acre Park Place master-planned business development. The Park Place Property was built in phases from 2009-2014 and is 100% leased to six tenants: Infusion Software (“Infusion”), Healthways, Inc (“Healthways”), Education Management (“EDMC”), Insys Therapeutics, Inc., Infineon Technologies, and League for Innovation.

The following table presents certain information relating to the major tenants at the Park Place Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Infusion	NR / NR / NR	261,591	50.0%	$5,174,507(1)	44.2%	$19.78	Various(2)	1, 10-year option
Healthways	NR / NR / NR	92,109	17.6	2,781,265	23.8	30.20	4/30/2020	2, 5-year options
EDMC	NR / NR / NR	100,885	19.3	1,902,703	16.3	18.86	1/31/2022	2, 5-year options
Insys Therapeutics, Inc.	NR / NR / NR	34,945	6.7	944,563	8.1	27.03	6/30/2021	2, 5-year options
Infineon Technologies	NR / NR / NR	25,941	5.0	695,219	5.9	26.80	5/31/2019	2, 5-year options
League for Innovation(3)	NR / NR / NR	8,202	1.6	205,050	1.8	25.00	2/28/2022	NA

Largest Tenants		523,673	100.0%	$11,703,307	100.0%	$22.35
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		523,673	100.0%	$11,703,307	100.0%	$22.35

(1)	UW Base Rent includes $1,760,885 of annual base rent that does not commence until January 1, 2017. Infusion recently executed a lease to expand its space by 100,622 SF at an annual base rent of $1,760,885 that commences on January 1, 2017. As such, Infusion is currently paying an aggregate annual base rent of $3,413,622 for 160,969 SF and is expected to be paying an aggregate annual base rent of $5,174,507 commencing on January 1, 2017.

(2)	Infusion has expanded its space two times since January 2013 and is subject to three separate leases: (i) the first lease commenced in 2013, expires on September 30, 2021 and is for 92,102 SF at an annual base rent of $2,008,736 ($21.81 per SF); (ii) the second lease commenced in 2014, expires on September 30, 2021 and is for 68,867 SF at an annual base rent of $1,404,887 ($20.40 per SF); and (iii) the third lease was executed on June 9, 2015 and requires annual base rent of $1,760,885 ($17.50 per SF) for 100,622 SF that commences on January 1, 2017.

(3)	League for Innovation has a termination option effective February 28, 2019 with six months’ notice and payment of unamortized tenant allowance and broker’s commissions according to the lease.

The following table presents certain information relating to the lease rollover schedule for the Park Place Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(1)
2016	0	0.0%	0.0%	$0	0.0%	$0.0	0
2017	0	0.0	0.0%	0	0.0	0.0	0
2018	0	0.0	0.0%	0	0.0	0.0	0
2019	25,941	5.0	5.0%	695,219	5.9	26.80	1
2020	92,109	17.6	22.6%	2,781,265	23.8	30.20	1
2021	195,914	37.4	60.0%	4,358,186	37.2	22.25	2
2022	109,087	20.8	80.8%	2,107,753	18.0	19.32	2
2023	0	0.0	80.8%	0	0.0	0.00	0
2024	100,622	19.2	100.0%	1,760,885	15.0	17.50	1
2025	0	0.0	100.0%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	523,673	100.0%		$11,703,307	100.0%	$22.35	7

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

B-55

park place

The following table presents certain information relating to historical leasing at the Park Place Property:

Historical Leased %(1)

	2012	2013	2014	As of 12/1/2015(2)
Owned Space	86.7%	90.1%	100.0%	100.0%

(1)	As provided by the borrower.

(2)	Total Occupancy and Owned Occupancy as of December 1, 2015 includes Infusion Software’s lease for 100,622 SF which has a lease start date of January 2017. The tenant has executed a lease but does not take occupancy or commence paying rent until January 2017. In connection with the origination of the Park Place Loan, CGMRC required a reserve of $2,217,788 for gap rent related to Infusion Software.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Park Place Property:

Cash Flow Analysis

	2012(1)	2013(1)	2014(1)	TTM 9/30/2015(1)	Underwritten	Underwritten $ per SF
Base Rent(2)	$3,576,700	$5,534,685	$6,877,219	$8,659,536	$11,390,303	$21.75
Contractual Rent Steps	0	0	0	0	313,004	0.60
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$3,576,700	$5,534,685	$6,877,219	$8,659,536	$11,703,307	$22.35
Total Reimbursables	44,679	533,853	631,099	997,770	1,391,645	2.66
Parking	11,980	115,545	138,420	138,420	145,620	0.28
Vacancy & Credit Loss	0	0	0	0	(916,647)	(1.75)
Effective Gross Income	$3,633,359	$6,184,083	$7,646,738	$9,795,726	$12,323,925	$23.53

Real Estate Taxes	$436,518	$679,674	$669,930	$829,804	$1,132,350	$2.16
Insurance	65,137	97,024	101,094	117,854	130,288	0.25
Management Fee	109,001	185,522	229,402	293,872	369,718	0.71
Repairs & Maintenance	336,222	458,210	581,159	597,925	721,091	1.38
Utilities	214,669	242,007	264,522	295,174	325,746	0.62
Contract Services	51,020	52,174	49,335	53,996	47,118	0.09
General & Administrative	0	0	40	534	5,000	0.01
Other Operating Expenses	292,479	296,656	297,578	297,623	223,652	0.43
Total Operating Expenses	$1,505,046	$2,011,268	$2,193,060	$2,486,782	$2,954,962	$5.64

Net Operating Income	$2,128,313	$4,172,815	$5,453,678	$7,308,944	$9,368,963	$17.89
TI/LC	0	0	0	0	719,855	1.37
Replacement Reserve	0	0	0	0	104,735	0.20
Net Cash Flow	$2,128,313	$4,172,815	$5,453,678	$7,308,944	$8,544,373	$16.32

(1)	The annual increase in the Base Rent since 2012 and the increase in Underwritten Net Operating Income are primarily attributed to the expansion and lease-up of the Park Place Property. The Park Place Property is comprised of six buildings that were built in phases between 2009 and 2014. Three buildings totaling 262,082 SF were built in 2009, one building totaling 92,102 SF was built in 2012, one building totaling 68,867 SF was built in 2013 and one building totaling 100,622 was built in 2014. As such, the net rentable area of the Park Place Property was 262,082 SF through 2011 (after construction of the 92,102 SF building), 354,184 SF in 2012 (after construction), 423,051 SF in 2013 and 523,673 SF in 2014.

(2)	Underwritten Base Rent includes $1,760,855 of rental income that does not commence until January 1, 2017 attributable to 100,622 SF of expansion space leased to Infusion. The lease for the expansion space was executed on June 9, 2015. $2,217,788 was reserved for gap rent associated with the Infusion expansion lease. $5,246,634 was reserved for unfunded tenant improvements and leasing commissions associated with the Infusion expansion lease.

■	Appraisal. According to the appraisal, Park Place had an “as-is” appraised value of $140,000,000 as of November 10, 2015, and is projected to have an “as stabilized” appraised value of $146,500,000 as of January 1, 2017 after Infusion takes occupancy and commences paying rent on its 100,622 SF of expansion space. The “as-is” value assumes lost rent and lease up costs associated with the Infusion expansion lease while the “as stabilized” value assumes Infusion is in occupancy of its expansion space and paying rent.

■	Environmental Matters. According to a Phase I environmental site assessment dated November 18, 2015, there were no recommendations for further action at the Park Place Property.

■	Market Overview and Competition. The Park Place Property is located in Chandler, Arizona, which is situated 20 miles southeast of the Phoenix CBD. The city of Chandler is located in Maricopa County and is the 5th largest city in Arizona, encompassing 58 square miles. Neighboring Chandler are Tempe and Mesa to the north; Phoenix and the Gila River Indian Community to the west; Pinal County to the south; and Gilbert and Queen Creek to the east. Since the early 1990s, the city of Chandler has experienced rapid growth and has been among the fastest growing municipalities in the country. In 2011, Chandler reported an estimated population of 237,451, with a

B-56

park place

34.7% growth rate since the 2000 census. The Park Place Property is located along the Price Road Corridor, which encompasses 9.7 million SF of office space and industrial space and provides approximately 35,000 jobs in Chandler. The Price Road Corridor is part of the Phoenix MSA’s “Silicon Desert” due to the area’s high concentration of technology companies. Institutions with operations in close proximity to the Park Place Property include, but are not limited to, Intel, Microchip Technologies, Digital Realty, Orbital Sciences, PayPal, OnTrac, and Wells Fargo.

According to the appraisal, the Chandler submarket had an overall office market vacancy rate of 17.1% and an average asking gross rent of $23.55 per SF. Further, the appraisal stated that the Chandler submarket had a Class A office market vacancy rate of 11.1% and that the office vacancy rate within a two-mile radius of the Park Place Property is 5.9%. The appraiser concluded to a market rent of $20.00 per SF, triple-net for the Park Place Property. Some leases at the Park Place Property are structured as triple-net while other leases are structured as gross leases. The weighted average in-place rent of the triple-net leases is $21.21 per SF and the weighted average in-place rent of the gross leases is $24.91 per SF.

The following chart shows a summary of office data by class in the immediate area of the Park Place Property:

Office Class Comparables(1)

Class	Property Count	NRA (SF)	Avg. Year Built	Occupancy	Average Gross Rent per SF
A	15	2,192,001	2009	99.7%	$30.27
B	141	3,170,014	2003	89.9%	$23.65
C	21	125,996	1987	95.4%	$13.97
Total/Avg.	177	5,488,011	2002	91.4%	$23.06

(1)	Source: Appraisal

■	The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Park Place Property:

Office Lease Comparables(1)

	Park Place Property	Chandler Forum	San Tan Corporate Ctr II	Crown Castle	The Park at SanTan	Chandler 202
Year Built	2009-2014	2003	2003	2015	2007	2015
Total GLA	526,673	149,863	133,503	70,000	220,000	133,135
Lease Status	Signed	Signed	Signed	Signed	Listing	Listing
Lease SF	NAP	38,121	10,364	70,000	21,520	45,976
Lease Structure	Various	NNN	Gross	NNN	Gross	Gross
Lease Term (years)	Various	7	5	12	TBD	TBD
Rental Rate ($ per SF)	$25.01(2)	$20.17	$27.45	$17.53	$33.00	$25.50
Total Occupancy	100.0%	100.0%	96.0%	100.0%	100.0%	11.0%

(1)	Source: Appraisal

(2)	Represents average gross rent at the Park Place Property.

■	The Borrower. The borrower is CAZ 1 DE LLC, a Delaware limited liability company, a single-purpose single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Park Place Loan. The non-recourse carve-out guarantors are David Allred, Allred Family Revocable Trust Dated April 1, 1998 and Douglas Allred Family Investments, LLC. The borrower is managed by Douglas Allred Company, a full-service real estate firm founded in 1981 by Douglas Allred. The Douglas Allred Company has developed over 6,300 multifamily and single-family residential units and more than 5,500,000 SF of commercial, industrial, and retail space. The Douglas Allred Company manages a diverse portfolio of business operations, including the San Diego Tennis & Racquet Club, the Beach Colony in Del Mar, Club Torrey Pines, and Sports Arena Village.

B-57

park place

■	Escrows. The Park Place Loan documents provide for upfront reserves in the amount of (i) $587,243 for taxes and assessments, (ii) $102,602 for insurance, (iii) $500,000 for general tenant improvements and leasing commissions, (iv) $2,217,788 for gap rent associated with the Infusion expansion lease, (v) $5,246,634 of unfunded tenant improvements and leasing commissions associated with the Infusion expansion lease, (vi) $38,168 for unfunded landlord obligations and (vii) $115,870 for free rent associated with tenants at the Park Place Property.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Park Place Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes and assessments over the then-succeeding 12-month period which currently equates to $117,449; (ii) at the lender’s option, if an acceptable blanket policy is not in effect, an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the insurance premiums over the then-succeeding 12-month period which currently equates to $11,400; (iii) a replacement reserve in the amount of $8,728 and (iv) a tenant improvements and leasing commissions reserve in the amount of $43,640 capped at $2,094,692.

■	Lockbox and Cash Management. The Park Place Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Park Place Trigger Period, the borrower is required to deposit, or cause to be deposited, all revenue generated by the Park Place Property into a restricted account (the “Restricted Account”). Funds on deposit in the Restricted Account are required to be transferred on each business day to or at the direction of the borrower unless a Park Place Trigger Period exists, in which case such funds are required to be transferred on each business day to the cash management account for the payment of debt service and reserves, with the remainder to be held by the lender in an excess cash flow fund and disbursed to the borrower upon the termination of the Park Place Trigger Period, provided that, if a Park Place Trigger Period exists solely as the result of a Specified Tenant Trigger Period described in clause (vi) or (vii) of “Specified Tenant Trigger Period” below (and, if such period exists relating to Infusion or Healthways, occupancy is 85% or greater), the funds in the cash management account are swept to reserves to be used for the payment of tenant improvements and leasing commissions for the applicable Specified Tenant (as defined below) up to the respective specified tenant cap unless the borrower posts a letter of credit with the lender for the cap amount.

A “Park Place Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.15x, (iii) the debt yield falling below 7.0%, (iv) occupancy falling below 80% and (v) the occurrence of Specified Tenant Trigger Period; and (B) expiring upon (I) with regard to any Park Place Trigger Period commenced in connection with clause (i) above, the cure of such event of default, (II) with regard to any Park Place Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, (III) with regard to any Park Place Trigger Period commenced in connection with clause (iii) above, the debt yield being equal to or greater than 7.5% for two consecutive calendar quarters, (IV) with regard to any Park Place Trigger Period commenced in connection with clause (iv) above, the occupancy remaining at or above 85% for two consecutive calendar quarters and (V) with regard to any Park Place Trigger Period commenced in connection with clause (v) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of the applicable Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours, and/or, for any tenant with 100,000 leasable square feet or more, “going dark” in its space (or applicable portion thereof), (iii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified

B-58

park place

Tenant, (vi) EDMC or Healthways failing to extend or renew its lease at least one year (or by such earlier date notice is required) prior to expiration for a minimum term of 5 years and (vii) Infusion failing to extend or renew its lease at least 18 months prior to expiration (or such earlier date notice is required) for a minimum term of 5 years; and (B) expiring upon (I) the cure of the conditions stated above pursuant to the Park Place Loan documents or (II) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the Park Place Loan documents and the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

“Specified Tenant” means, as applicable, (i) EDMC, (ii) Infusion, (iii) Healthways and (iv) any other lessee(s) of the Specified Tenant space that accounts for 10% or more of the total rental income of the Park Place Property or demises 70,000 SF or more of the gross leasable area at the Park Place Property or accounts for 10% or more of the property’s gross leasable area, any lease with an affiliate of the borrower, and any guarantor(s) of the applicable related Specified Tenant lease(s).

■	Property Management. The Park Place Property is managed by Douglas Allred Company, an affiliate of the borrower. Under the Park Place Loan documents, Douglas Allred Company may not be replaced as the property manager of the Park Place Property by the borrower, except with a management company meeting certain criteria specified in the Park Place Loan documents, including delivery to the lender of a Rating Agency Confirmation, and provided that no event of default is continuing under the Park Place Loan documents and the borrower provides notice to the lender. The lender may require the borrower to replace the property manager if (i) the property manager is insolvent or a debtor in a bankruptcy or insolvency proceeding, (ii) a Park Place Trigger Period is continuing under the Park Place Loan, (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (iv) there exists a default by the property manager under the management agreement beyond all applicable notice and cure periods.

■	Release of Collateral. Provided no event of default under the Park Place Loan has occurred and is continuing, the borrower has a one-time right to obtain release of a portion of the parking lots at the Park Place Property from the lien of the Park Place Loan documents in conjunction with a transfer of such parcel from the borrower to an affiliate of the borrower, subject to the satisfaction of certain conditions, including, among others: (i) the delivery of a REMIC opinion, (ii) the remaining portion of the Park Place Property having sufficient parking, (iii) the affiliated owner of the released parcel providing a reciprocal easement agreement with respect to the released parcel that provides the Park Place Property with access and use of an equal number of parking spaces in the parking garage that existed on the released parcel prior to such release and (iv) the guarantor providing a completion guaranty that guarantees the completion of the parking garage. Within one year from the release, the released parcel is required to be on its own legal and tax parcel.

■	Chandler Bond Assessments. The Park Place Property is subject to certain development agreements with the City of Chandler whereby the borrower pays assessments in connection with development bonds issued by the City of Chandler. The assessments are included in the tax escrows under the Park Place Loan documents.

■	Owner’s Association. The Park Place Property is subject to an owner’s association that governs common areas at the office campus. The Park Place Property comprises approximately 42% of the property governed by the association and pays pro rata annual assessments for common area maintenance, fees, and insurance. The association is controlled by the sponsor of the Park Place Loan with an approximately 91% ownership interest.

B-59

park place

■	Terrorism Insurance. The borrower is required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Park Place Property and (y) business interruption coverage with no exclusion for terrorism covering no less than 18 months in an amount equal to 100% of the projected gross income from the Park Place Property (on an actual loss sustained basis) for a period continuing until the restoration of the Park Place Property is completed, and containing an extended coverage endorsement which provides up to six months of additional coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no higher than $50,000. See “Risk Factors —Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-60

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-61

215 west 34th street & 218 west 35th street

B-62

215 west 34th street & 218 west 35th street

B-63

215 west 34th street & 218 west 35th street

215 West 34th Street &
218 West 35th Street
New York, NY 10001
DIAMOND ROW
RESTAURANT ROW
THEATER DISTRICT
GARMENT DISTRICT
MIDTOWN
NOMAD
FUR DISTRICT
FLATIRON DISTRICT
Times Square
Bryant Park
New York Public Library
Port Authority Bus Terminal
Manhattan Plaza
New York Times Building
Macy's Herald Square
Herald Square
Empire State Building
Moynihan Station
Madison Square Garden
Penn Station
One Penn Plaza
Two Penn Plaza
11 Penn Plaza
Pennsylvania Hotel
Greeley Square
Manhattan West by Brookfield
5 MW by Brookfield
United States Postal Service Morgan Station
Fashion Institute Of Technology
Madison Square Park
Flatiron Bldg
Bank of America Tower
Conde Nast
HBO
Grace Bldg
500 Fifth
1180 Sixth
1166 Sixth
1177 Sixth
E-Walk
Hippodrome
Lincoln Tunnel Entrance & Exit
W 47TH STREET
W 42ND STREET
W 34TH STREET
W 23RD STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE
BROADWAY
FIFTH AVENUE
MADISON AVENUE
Upper East Side
Upper West Side
West New York
Astoria
Central Park
Metropolitan Museum of Art
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Long Island City
Midtown
Empire State Building
New York
MANHATTAN
Hoboken
JFK Stadium
NYU
SoHo
Financial District
Jersey City
BROOKLYN
CARTIFACT

B-64

215 west 34th street & 218 west 35th street

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)	$45,000,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF(1)	$432.92
Size (SF)	300,287	Percentage of Initial Pool Balance	3.9%
Total Occupancy as of 10/1/2015	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2015	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2010, 2015 / NAP	Mortgage Rate	4.22100%
Appraised Value	$240,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$14,536,119
Underwritten Expenses	$3,987,562	Escrows
Underwritten Net Operating Income (NOI)	$10,548,557	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,458,527	Taxes	$290,167	$290,167
Cut-off Date LTV Ratio(1)	54.2%	Insurance	$24,490	$12,245
Maturity Date LTV Ratio(1)	54.2%	Replacement Reserves	$0	$979
DSCR Based on Underwritten NOI / NCF	1.90x / 1.88x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.1% / 8.0%	Other(3)	$225,000	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$130,000,000	100.0%	Principal Equity Distribution	$80,161,596	61.7%
			Loan Payoff	42,803,420	32.9
			Closing Costs	6,495,327	5.0
			Reserves	539,657	0.4
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 215 West 34th Street & 218 West 35th Street Loan Combination.

(2)	The Cut-off Date Principal Balance of $45,000,000 represents the non-controlling note A-2 of the $130,000,000 215 West 34th Street & 218 West 35th Street Loan Combination, which is evidenced by three pari passu notes. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $45,000,000, is currently held by CCRE and is expected to be contributed to one or more future securitization transactions, and the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by CCRE and is expected to be contributed to the CFCRE 2016-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C3 (“CFCRE 2016-C3”) securitization transaction.

(3)	Other upfront reserve represents a $225,000 Planet Fitness free rent reserve account. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “215 West 34th Street & 218 West 35th Street Loan”) is part of a loan combination (the “215 West 34th Street & 218 West 35th Street Loan Combination”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrower’s (i) fee simple interest in 78,287 SF of retail space and (ii) leased fee interest in the land and improvements consisting of a 222,000 SF hotel located between 7th and 8th Avenue in New York, New York (the “215 West 34th Street & 218 West 35th Street Property”) subject to a 68-year lease (the “Hotel Lease”) with 34th Hotel Ventures LLC, an affiliate of the borrower, which tenant (the “Hotel Improvements Leasehold Owner”) operates a 350-key Renaissance by Marriott hotel. The 215 West 34th Street & 218 West 35th Street Loan (evidenced by note A-2), which represents a non-controlling interest in the 215 West 34th Street & 218 West 35th Street Loan Combination, will be contributed to the Issuing Entity, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 3.9% of the Initial Pool Balance. The related companion loans (the “215 West 34th Street & 218 West 35th Street Companion Loans”) are evidenced by notes A-1 and A-3. Note A-1, which has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents the controlling interest in the 215 West 34th Street & 218 West 35th Street Loan Combination, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to one or more future securitization transactions. Note A-3, which has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a non-controlling interest in the 215 West 34th Street & 218 West 35th Street Loan Combination, is currently held by Cantor Commercial Real Estate Lending, L.P. and is expected to be contributed to the CFCRE 2016-C3 securitization transaction. The 215 West 34th Street & 218 West 35th Street Loan Combination was originated by Cantor Commercial Real Estate Lending, L.P. on December 11, 2015 and had an original principal balance of $130,000,000. Each note evidencing the 215 West 34th Street & 218 West 35th Street Loan Combination has an interest rate of 4.22100% per annum. The borrower utilized the proceeds of the 215 West 34th Street & 218 West 35th Street Loan Combination to refinance the existing debt on the 215 West 34th Street & 218 West 35th Street Property, pay origination costs, fund reserves and working capital requirements, and return equity to the borrower sponsor.

B-65

215 west 34th street & 218 west 35th street

The 215 West 34th Street & 218 West 35th Street Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 119 months. The 215 West 34th Street & 218 West 35th Street Loan requires payments of interest only during its term. The scheduled maturity date is the due date in January 2026. Voluntary prepayment of the 215 West 34th Street & 218 West 35th Street Loan is prohibited prior to the due date in September 2025. Provided that no event of default under the 215 West 34th Street & 218 West 35th Street Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the earlier of (a) the third anniversary of the first payment date of the 215 West 34th Street & 218 West 35th Street Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the 215 West 34th Street & 218 West 35th Street Loan Combination is deposited.

■	The Mortgaged Property. The 215 West 34th Street & 218 West 35th Street Property is a Class A, 40-story mixed-use tower located between 7th Avenue and 8th Avenue in New York, New York. The first four floors (plus the basement floor) are comprised of 78,287 SF of retail space that is 100.0% leased to five tenants. A portion of the fourth floor and all of the fifth through 40th floors (totaling 220,000 SF), are leased to the Hotel Improvements Leasehold Owner and are occupied by a recently developed 350-key Renaissance by Marriott Hotel.

Retail Improvements (78,287 SF, 26.1% of GLA, 80.3% of UW Base Rent)

Developed in phases between January 2012 and December 2015, the retail portion of the 215 West 34th Street & 218 West 35th Street Property features 78,287 SF of retail space located on the ground floor as well as three upper levels and a lower sub-grade level. Approximately 62,937 SF has frontage along 34th Street and 15,350 SF has frontage along 35th Street. The retail space is currently 100.0% leased to five tenants with suite sizes ranging from 5,392 SF to 37,108 SF.

The largest retail tenant, DSW Shoes, occupies 37,108 SF, or 47.4% of retail net rentable area, and accounts for 34.9% of retail underwritten base rent. The second largest retail tenant, Planet Fitness, occupies 15,350 SF, or 19.6% of retail net rentable area, and accounts for 9.4% of retail underwritten base rent. The third largest retail tenant, Party City (subleased from Duane Reade), occupies 11,865 SF, or 15.2% of retail net rentable area, and accounts for 12.8% of retail underwritten base rent.

Leased Fee Hotel Improvements (222,000 SF, 73.9% of GLA, 19.7% of UW Base Rent)

Developed between July 2013 and December 2015, the hotel portion of the 215 West 34th Street & 218 West 35th Street Property features 222,000 SF of hotel improvements situated on floors 4 through 40. The 350-key hotel, which is not part of the collateral for the 215 West 34th Street & 218 West 35th Street Loan, is expected to open for business in March 2016 and operate as a Renaissance by Marriott. Hotel amenities include, among other things, a full-service restaurant and lounge, 8,000 SF deck with a retractable roof, access to the Planet Fitness gym and five meeting rooms totaling 4,500 SF of total meeting space.

The hotel improvements are 100.0% leased to the Hotel Improvements Leasehold Owner, which consists of three members, (i) Jenel Management Corp. (approximately 60.0% and the managing member), an affiliate of the borrower, (ii) Stonebridge Companies (approximately 20.0%) and (iii) Kenneth Hart (approximately 20.0%). In May 2013, the Hotel Improvements Leasehold Owner executed a 68-year lease with a rent commencement date of November 1, 2015 and lease expiration date of October 28, 2083. Initial annual lease payments are $2.25 million, with 10.0% escalations every six years.

The hotel is subject to a 30-year franchise agreement with Marriott International, Inc., and is managed by 365 Management Company, LLC, a subsidiary of Stonebridge Companies (“Stonebridge”). Founded in 1991, Stonebridge is a privately owned hotel owner, operator and developer headquartered near Denver, Colorado. The company’s current portfolio includes 45 hotels with 7,000 rooms nationwide.

B-66

215 west 34th street & 218 west 35th street

The following table presents certain information relating to the tenant at the 215 West 34th Street & 218 West 35th Street Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Leased Fee Hotel – Renaissance by Marriott(2)	NR / NR / NR	222,000	73.9%	$2,362,500	19.7%	$10.64	10/28/2083	NA
DSW Shoes	NR / NR / NR	37,108	12.4	3,354,266	28.0	90.39	1/31/2028	1, 10-year option
Planet Fitness(3)	NR / NR / NR	15,350	5.1	900,000	7.5	58.63	6/30/2030	2, 5-year options
Party City(4)	NR / Baa2 / BBB(5)	11,865	4.0	1,235,054	10.3	104.09	10/31/2021	1, 10-year option
Joe Fresh(6)	NR / NR / BBB	8,572	2.9	2,450,877	20.5	285.92	1/31/2021	1, 10-year option
Payless Shoes	NR / NR / NR	5,392	1.8	1,671,520	14.0	310.00	1/31/2022	1, 5-year option
Total Occupied		300,287	100.0%	$11,974,218	100.0%	$39.88
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. Tenants		300,287	100.0%	$11,974,218	100.0%	$39.88

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The borrower has a leased fee interest in the land and improvements consisting of a 350-key, 222,000 SF hotel, subject to a 68-year lease with 34th Hotel Ventures LLC, an affiliate of the borrower, which tenant operates the hotel. Underwritten Base Rent $ per SF represents the tenant’s average rent through the 215 West 34th Street & 218 West 35th Street Loan term.

(3)	Planet Fitness is in occupancy but not paying rent. Rent commences in May 2016. At origination, the borrower deposited $225,000 into a Planet Fitness reserve account for such free rent. See “—Escrows” below.

(4)	Party City subleases the entirety of its space from Duane Reade, whose lease is guaranteed by Walgreens. The lease for Duane Reade expires on 10/31/2031 with one, ten-year extension option. The sublease between Party City and Duane Reade commenced on 2/23/2012 and expires on 10/31/2021 with one, ten-year extension option. The average annual rent under the Duane Reade lease of $104.09 per SF was underwritten. Annual rent under the Party City sublease is approximately $94.82 per SF.

(5)	Reflects Walgreens’ rating, which is the parent company of Duane Reade.

(6)	Joe Fresh space is currently dark but current on rent payments. The tenant reportedly intends to sublease its space as a result of a corporate initiative to close brick and mortar locations in the U.S. (including two recently vacated locations on 5th Avenue in New York City). The lease through 2021 is guaranteed by Loblaw Companies Limited (TSE:L) (“Loblaw”) (rated NR/NR/BBB by Fitch/Moody’s/S&P), the parent company of Joe Fresh. Loblaw is the largest food retailer in Canada. Further, the tenant has a marketing agreement in-place with the borrower to re-lease the space under which, Joe Fresh (guaranteed by Loblaw) is responsible for up to $66 per SF in tenant improvements, any leasing commissions and up to six months of free rent in the event the space is re-leased. In-place base rent under the Joe Fresh lease is $278.94 per SF, which is approximately 10.4% below the appraiser’s concluded market rent of $311.34 per SF.

The following table presents certain information relating to the lease rollover schedule at the 215 West 34th Street & 218 West 35th Street Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	20,437	6.8	6.8%	3,685,932	30.8	180.36	2
2022	5,392	1.8	8.6%	1,671,520	14.0	310.00	1
2023	0	0.0	8.6%	0	0.0	0.00	0
2024	0	0.0	8.6%	0	0.0	0.00	0
2025	0	0.0	8.6%	0	0.0	0.00	0
2026	0	0.0	8.6%	0	0.0	0.00	0
Thereafter	274,458	91.4	100.0%	6,616,766	55.3	24.11	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	300,287	100.0%		$11,974,218	100.0%	$39.88	6

(1)	Calculated based on approximate square footage occupied by each Owned Tenant per the rent roll dated October 1, 2015.

B-67

215 west 34th street & 218 west 35th street

The following table presents certain information relating to historical occupancy at the 215 West 34th Street & 218 West 35th Street Property:

Historical Leased %(1)

2012	2013	2014	As of 10/1/2015
100.0%	100.0%	100.0%	100.0%

(1)	The 215 West 34th Street & 218 West 35th Street Property was developed in stages between 2010 and 2015. Historical Occupancy reflects the occupancy based on the available SF at that time.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 215 West 34th Street & 218 West 35th Street Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015	Underwritten(2)	Underwritten $ per SF
Retail Base Rent(2)	$4,970,794	$6,256,913	$7,244,378	$7,632,024	$9,611,718	$32.01
Leased Fee Hospitality Base Rent(3)	0	0	0	0	2,362,500	7.87
Value Of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$4,970,794	$6,256,913	$7,244,378	$7,632,024	$11,974,218	$39.88
Total Recoveries	36,843	168,161	350,989	586,487	2,876,763	9.58
Less Vacancy(4)	0	0	0	0	(314,862)	(1.05)
Effective Gross Income	$5,007,637	$6,425,074	$7,595,367	$8,218,511	$14,536,119	$48.41
Total Operating Expenses	$712,250	$880,647	$1,438,944	$2,648,416	$3,987,562	$13.28
Net Operating Income	$4,295,387	$5,544,427	$6,156,423	$5,570,095	$10,548,557	$35.13
TI/LC	0	0	0	0	78,287	0.26
Capital Expenditures	0	0	0	0	11,743	0.04
Net Cash Flow(5)	$4,295,387	$5,544,427	$6,156,423	$5,570,095	$10,458,527	$34.83

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent represents base rent associated with the retail component, which includes $125,547 in contractual rent steps through December 31, 2016 and rent averaging of $160,054 for Party City (Duane Reade).

(3)	Underwritten Leased Fee Hospitality Base Rent represents base rent associated with the hotel component, which includes rent averaging of $112,500 though the 215 West 34th Street & 218 West 35th Street Loan term. In May 2013, the Hotel improvements Leasehold Owner executed a 68-year lease with an expiration of October 28, 2083. Current annual base rent is $2.25 million with 10.0% escalations every six years.

(4)	Underwritten Less Vacancy represents a 3.3% vacancy adjustment on the Gross Potential Rent for the retail component, which is in line with the appraiser’s conclusion. The retail component is 100.0% leased to five retail tenants.

(5)	The increase in Net Cash Flow from TTM 9/30/2015 to underwritten is primarily the result of the rent commencement associated with the newly constructed hotel improvements and the lease with Planet Fitness.

■	Appraisal. According to the appraisal, the 215 West 34th Street & 218 West 35th Street Property had an “as-is” appraised value of $240,000,000 as of an effective date of October 30, 2015.

■	Environmental Matters. The Phase I environmental report dated November 12, 2015 recommended no further action at the 215 West 34th Street & 218 West 35th Street Property.

■	Market Overview and Competition. The 215 West 34th Street & 218 West 35th Street Property is situated along West 34th Street in the Penn Station/Herald Square neighborhood of Manhattan. Major influences in the neighborhood include Penn Station, the Empire State Building, Madison Square Garden, Hudson Yards (currently under construction) and the 34th Street retail corridor, which features Macy’s, H&M, Zara, Gap, Uniqlo, Old Navy and Banana Republic. The 215 West 34th Street & 218 West 35th Street Property is located less than one block

B-68

215 west 34th street & 218 west 35th street

from the 1, 2, 3 and A, C, E trains. According to a third party report, the hourly foot traffic on the northwest corner of 7th Avenue and West 34th Street in August 2014 was approximately 17,000 individuals.

The 215 West 34th Street & 218 West 35th Street Property is located in the Penn Plaza retail submarket of Manhattan’s midtown area. As of the second quarter of 2015, the Penn Plaza submarket reported an average rental rate of $119.76 with a vacancy rate of 1.8%. The appraiser determined blended retail market rent to be $141.11 per SF, which is approximately 18.4% below in-place retail base rent, with a vacancy rate of 3.0%.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 215 West 34th Street & 218 West 35th Street Property:

Comparable Set(1)

Property Name	Tenant	Start Date	Total Building SF	Rental Rate
215 West 34th Street & 218 West 35th Street Property	Various	Various	78,287(2)	$122.78(3)
5 Penn Plaza	TD Bank	May 2015	3,882	$400.00
1400 Broadway	Chipotle	February 2015	2,901	$151.28
1 Herald Square	Verizon	December 2014	6,600	$666.67
5 Penn Plaza	CVS	August 2014	9,655	$300.00
44 West 34th Street	Lush	June 2014	3,326	$375.30
32 West 34th Street	Journeys Shoes	November 2013	7,200	$243.06
1333 Broadway	Urban Outfitters	June 2013	50,456	$122.88
1 Herald Square	H&M	June 2013	50,700	$364.79
144 West 37th Street	Balade	May 2015	2,500	$57.60
498 Seventh Avenue	JBLA Fashion	May 2015	4,369	$41.29

(1)	Source: Appraisal.

(2)	Represents the total SF of the retail component.

(3)	Represents the weighted average underwritten base rent for the retail component.

The hotel, which is not part of the collateral for the 215 West 34th Street & 218 West 35th Street Loan, is a full-service hotel situated in Midtown Manhattan.

B-69

215 west 34th street & 218 west 35th street

The Hotel Improvements Leasehold Owner’s projected year-one budget net cash flow, inclusive of a 4.0% FF&E adjustment, is approximately $13.6 million. This excludes the $2.25 million ground rent payment, which represents approximately 6.7% of budgeted total revenue.

Cash Flow Analysis of Non-Collateral Improvements(1)

	Year 1 Budget	Budget $ per Room(2)
Occupancy	79.0%
ADR	$318.00
RevPAR	$251.22

Room Revenue	$32,181,282	$91,947
F&B Revenue	900,000	2,571
Other Revenue	633,558	1,810
Total Revenue	$33,714,840	$96,328
Operating Expenses	7,149,426	20,427
Undistributed Expenses	9,255,738	26,445
Gross Operating Profit	$17,309,676	$49,456
Total Fixed Charges	$2,391,227	$6,832
Net Operating Income	$14,918,449	$42,624
FF&E(3)	1,348,594	3,853
Net Cash Flow	$13,569,855	$38,771

(1)	Source: Hotel Improvements Leasehold Owner.

(2)	Based on 350 Rooms.

(3)	Assumes 4.0% FF&E.

■	The Borrower. The borrower, 34th Street Penn Association LLC, is a single purpose New York limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 215 West 34th Street & 218 West 35th Street Loan. The borrower is an entity controlled via a joint partnership between the Dushey, Adjmi and Cayre families. The sponsor of the borrower and non-recourse carve-out guarantor is Jack Dushey.

Jack Dushey is the founder and Chairman of Jenel Management Corp. (“Jenel”). Founded in 1985, Jenel is a privately held real estate investment and management company based in New York City. Jenel owns and manages over 90 properties totaling more than 3.0 million SF consisting primarily of retail space.

The Adjmi family’s portfolio consists of over 100 retail, office, shopping centers, residential and development projects, totaling approximately 12.0 million SF. The Cayre family owns and manages over 2.5 million SF of commercial real estate.

■	Escrows. On the origination date, the borrower funded escrow reserves in the amounts of (i) $290,167 for real estate taxes, (ii) $24,490 for insurance premiums and (iii) $225,000 for a Planet Fitness free rent reserve account.

In addition, on each due date, the borrower is required to deposit reserves related to the retail portion of the 215 West 34th Street & 218 West 35th Street Property in amount equal to (i) 1/12 of the estimated annual real estate taxes, which currently equates to $290,167, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $12,245, (iii) $979 into a replacement reserve account and (iv) if at any time during the term of the 215 West 34th Street & 218 West 35th Street Loan, the NOI debt yield is less than 6.0%, $6,530 monthly into a rollover reserve account.

B-70

215 west 34th street & 218 west 35th street

Notwithstanding the foregoing, so long as no Hotel Lease Trigger has occurred and the Hotel Improvements Leasehold Owner maintains and pays for directly the insurance for the hotel component, the amount that the borrower is required to deposit under the 215 West 34th Street & 218 West 35th Street Loan for insurance premiums will be reduced to an amount equal to 1/12 of the insurance premiums for the retail component and the building (excluding the hotel component).

■	Lockbox and Cash Management. The 215 West 34th Street & 218 West 35th Street Loan is structured with a hard lockbox and springing cash management. In place cash management will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower, the guarantor or the property manager or (iii) the failure by the borrower after the end of two consecutive calendar quarters to maintain an NOI debt yield of at least 6.0% until the NOI debt yield is at least equal to 6.5% for two consecutive calendar quarters. A full excess cash flow sweep will occur upon the commencement of an event in clauses (i) or (ii) above.

A “Hotel Lease Trigger” will commence upon (i) an event of default under the Hotel Lease, (ii) written notice by the Hotel Improvements Leasehold Owner of its intention to terminate the Hotel Lease, (iii) after either the borrower or Hotel Improvements Leasehold Owner terminates or cancels the Hotel Lease through legal action without lender consent, (iv) after the Hotel Lease is terminated or cancelled and/or is not in full force and effect or (v) after any bankruptcy or insolvency of the Hotel Improvements Leasehold Owner.

As of the origination date, the hotel component has not yet received a temporary certificate of occupancy. The 215 West 34th Street & 218 West 35th Street Loan is recourse to the borrower and guarantor for losses, if any, as a result of the hotel not having a temporary certificate of occupancy. Rent payments pursuant to the Hotel Lease commenced in November 2015. The retail component has temporary certificates of occupancy. The borrower has an obligation under the 215 West 34th Street & 218 West 35th Street Loan documents to maintain all licenses and permits to allow continued occupancy of the 215 West 34th Street & 218 West 35th Street Property.

■	Property Management. The 215 West 34th Street & 218 West 35th Street Property is currently managed by Jenel Management Corp., an affiliate of the borrower.

■	Mezzanine or Secured Subordinate Indebtedness. None.

■	Terrorism Insurance. The borrower is required to maintain insurance for, among other forms of coverage, terrorism and acts of terrorism, subject to certain conditions under the related loan documents, so long as the lender determines that either (i) prudent owners of real estate comparable to the 215 West 34th Street & 218 West 35th Street Property are maintaining same or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-71

king of prussia hotel portfolio

B-72

king of prussia hotel portfolio

CARTIFACT
Audubon
Audubon Village Shopping Center
Burnridge Center Shopping Center
Jeffersonville Golf Club
Westover Golf Club
Elmwood Park Zoo
Montgomery Hospital
Riverside Cemetery
Schuylkill River
King of Prussia
Valley Forge National Historic Park
Valley Forge Casino Resort
Valley Forge
Dekalb Plaza
Valley Forge Shopping Center
Lockheed Martin
King Of Prussia Mall
Glenhardie Golf Course
The Village at Valley Forge
Valley Forge Memorial Gardens
Chesterbrook
Gulph Mills Golf Club
Gulph Mills
Chesterbrook Shopping Center
Gateway Shopping Center
Wilson Farm Park
Valley Fair Shopping Center
Swedesford Plaza Shopping Center
Saint Davids Golf Club
Calvary Cemetery
Valley Forge Military Academy
Cabrini College
Eastern University
Devon
Radnor
Villanova
Eagle Village Shops
Berwyn
St Davids Square Shopping Center
Soccer Complex
Villanova University
Rosemont College
Villanova Stadium
Wayne
Newtown Square
Radnor Valley Country Club
PENNSYLVANIA
Trenton
Norristown
Wayne
Philadelphia
NEW JERSEY
DELAWARE
Wilmington

King of Prussia Hotel Portfolio

#	Property Name	Address	City/State	Zip Code
1	Crowne Plaza - King of Prussia	260 Mall Boulevard	King of Prussia, PA	19406
2	Fairfield Inn & Suites - King of Prussia	258 Mall Boulevard	King of Prussia, PA	19406

B-73

king of prussia hotel portfolio

Mortgaged Properties Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller		CGMRC
Location (City/State)	King of Prussia, Pennsylvania	Cut-off Date Principal Balance		$38,200,000
Properties Type	Hospitality	Cut-off Date Principal Balance per Room		$124,836.60
Size (Rooms)	306	Percentage of Initial Pool Balance		3.3%
Total TTM Occupancy as of 10/31/2015	68.9%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 10/31/2015	68.9%	Type of Security(3)		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.02000%
Appraised Value(1)	$49,600,000	Original Term to Maturity (Months)		84
		Original Amortization Term (Months)		300
Underwritten Revenues	$14,446,735	Original Interest-Only Period (Months)		18
Underwritten Expenses	$10,047,150
Underwritten Net Operating Income (NOI)	$4,399,585	Escrows
Underwritten Net Cash Flow (NCF)	$3,821,716		Upfront	Monthly
Cut-off Date LTV Ratio(2)	70.6%	Taxes	$125,582	$41,861
Maturity Date LTV Ratio(2)	56.4%	Insurance	$134,903	$13,490
DSCR Based on Underwritten NOI / NCF	1.64x / 1.42x	FF&E(4)	$0	$0
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.0%	Other(5)	$5,171,847	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$38,200,000	66.1%	Purchase Price	$49,500,000	85.7%
Principal’s New Cash Contribution	10,804,945	18.7	Reserves	5,432,332	9.4
Mezzanine Loan Amount(6)	5,800,000	10.0	Closing Costs	2,628,212	4.5
Other Sources	2,960,600	5.1	Mezzanine Loan Reserves(7)	205,000	0.4

Total Sources	$57,765,544	100.0%	Total Uses	$57,765,544	100.0%

(1)	The appraised value of $49,600,000 does not include the borrower’s interest in an adjacent retail parcel currently leased to LA Fitness. The appraised value for the interest of the retail parcel is $4,500,000.
(2)	The Cut-off Date LTV Ratio is calculated based on the “as-is” appraised value of $49,600,000 plus $4,525,290, the estimated cost of the related PIP. The Cut-off Date LTV Ratio for such Mortgage Loan based solely on the unadjusted Cut-off Date Balance is 77.0%.The Maturity Date LTV Ratio is calculated utilizing the “as-stabilized” appraised value of $59,400,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value of $49,600,000, is 67.6%.
(3)	The King of Prussia Hotel Portfolio Properties include the borrower’s interest in an adjacent retail parcel currently ground leased to LA Fitness. See “—Release of Collateral” below.
(4)	The King of Prussia Hotel Portfolio Loan documents require a monthly reserve for FF&E, in an amount equal to the greater of (a) the amount required by the franchisor and (b) one-twelfth of 4% of the annual gross income for the King of Prussia Hotel Portfolio Properties. See “—Escrows” below.
(5)	Other upfront reserves include a PIP reserve of $4,977,819, a seasonality reserve of $176,914 and a deferred maintenance reserve of $17,114. See “—Escrows” below.
(6)	See “—Existing Mezzanine Indebtedness” below.
(7)	A monthly seasonality reserve was funded at the origination of the King of Prussia Hotel Portfolio Mezzanine Loan in the amount of $205,000.

■	The Mortgage Loan. The mortgage loan (the “King of Prussia Hotel Portfolio Loan”) is evidenced by a note in the original principal amount of $38,200,000 and is secured by a first mortgage encumbering a 226-key full service hotel, an 80-key limited service hotel and a retail parcel located in King of Prussia, Pennsylvania (the “King of Prussia Hotel Portfolio Properties”). The King of Prussia Hotel Portfolio Loan was originated by Citigroup Global Markets Realty Corp. on November 24, 2015 and represents approximately 3.3% of the Initial Pool Balance. The note evidencing the King of Prussia Hotel Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $38,200,000 and an interest rate of 5.02000% per annum. The proceeds of the King of Prussia Hotel Portfolio Loan were used to acquire the King of Prussia Hotel Portfolio Properties, pay closing costs and establish reserves.

The King of Prussia Hotel Portfolio Loan had an initial term of 84 months and has a remaining term of 82 months as of the Cut-off Date and requires monthly payments of interest only for 18 months and thereafter monthly payments of interest and principal sufficient to amortize the loan over a 25-year amortization schedule. The scheduled maturity date of the King of Prussia Hotel Portfolio Loan is the due date in December 2022. Provided that no event of default under the King of Prussia Hotel Portfolio Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted (with prepayment in full of the related mezzanine loan) at any time on or after the first due date following the second anniversary of the securitization Closing Date. Partial defeasance is permitted in connection with a permitted partial release to satisfy the debt yield requirements for the partial release (see “—Release of Collateral” below). Voluntary prepayment of the King of Prussia Hotel Portfolio Loan without prepayment premium or yield maintenance charge is permitted on or after the due date in September 2022. Except during the continuance of an event of default, any voluntary prepayment requires a pro rata payment of the mezzanine debt.

B-74

king of prussia hotel portfolio

■	The Mortgaged Properties. The King of Prussia Hotel Portfolio Properties consist of two hotels (“Crowne Plaza – King of Prussia Property” and “Fairfield Inn & Suites – King of Prussia Property”) and a site ground leased to LA Fitness situated adjacent to the King of Prussia Mall.

The 226-key, full service Crowne Plaza – King of Prussia Property was originally constructed in 1969 and most recently renovated in 2012. The hotel contains approximately 24,088 SF of meeting space and a full service restaurant. In 1995, an adjacent but separate hotel, the Fairfield Inn & Suites – King of Prussia Property, was constructed as overflow lodging for the main hotel. Both hotels were operated under the Holiday Inn flag until 2004 and 2008, respectively. The 80-key Fairfield Inn & Suites – King of Prussia Property is a limited service hotel and was renovated and rebranded under the Fairfield Inn flag in 2008. The Fairfield Inn & Suites – King of Prussia Property is located in a separate building but shares the amenities offered at the adjacent Crowne Plaza hotel which has historically been under the same ownership. The Crowne Plaza – King of Prussia Property’s and the Fairfield Inn & Suites – King of Prussia Property’s franchise agreements expire in November 2025 and June 2030, respectively.

The collateral also includes the borrower’s fee interest in an adjacent retail parcel currently ground leased to LA Fitness (the “Retail Parcel”). LA Fitness occupies the 2.5 story retail building under a ground lease expiring December 2017. The ground lease has a current ground rent of approximately $118,000 per year, but the income was not included in the underwritten cash flow as the Retail Parcel can be released from the lien of the King of Prussia Hotel Portfolio Loan subject to certain conditions under the King of Prussia Hotel Portfolio Loan documents. See “—Release of Collateral” below.

The following table presents certain information relating to the 2014 demand analysis with respect to the King of Prussia Hotel Portfolio Properties based on market segmentation, as provided in the appraisal for the King of Prussia Hotel Portfolio Properties:

2014 Accommodated Room Night Demand(1)

Properties	Commercial	Meeting and Group	Leisure
Fairfield Inn & Suites – King of Prussia Property	65.0%	20.0%	15.0%
Crowne Plaza – King of Prussia Property	40.0%	35.0%	25.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the trailing 12-month September 30, 2015 penetration rates relating to the King of Prussia Hotel Portfolio Properties and various market segments, as provided in the September 2015 travel research report for the King of Prussia Hotel Portfolio Properties:

TTM September 30, 2015 Penetration Rates(1)

Properties	Occupancy	ADR	RevPAR
Fairfield Inn & Suites – King of Prussia Property	106.5%	116.5%	124.0%
Crowne Plaza – King of Prussia Property	110.0%	98.5%	108.4%

(1)	Source: September 2015 travel research report.

B-75

king of prussia hotel portfolio

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the King of Prussia Hotel Portfolio Properties:

Fairfield Inn & Suites – King of Prussia Property(1)

	2013	2014	TTM 9/30/2015
Occupancy	75.8%	74.8%	71.1%
ADR	$129.24	$127.26	$125.96
RevPAR	$97.99	$95.24	$89.51

Crowne Plaza – King of Prussia Property(1)

	2013	2014	TTM 9/30/2015
Occupancy	68.4%	66.7%	67.6%
ADR	$132.54	$133.48	$134.32
RevPAR	$90.71	$89.05	$90.76

(1)	Source: September 2015 travel research report.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the King of Prussia Hotel Portfolio Properties:

Cash Flow Analysis

	2012	2013	2014	TTM 10/31/2015	Underwritten	Underwritten $ per Room
Room Revenue	$9,721,853	$10,126,646	$9,965,840	$10,143,736	$10,143,736	$33,149
Food & Beverage Revenue	4,250,280	3,978,562	4,070,385	4,178,407	4,178,407	13,655
Other Revenue(1)	129,617	128,967	125,113	124,592	124,592	407
Total Revenue	$14,101,750	$14,234,175	$14,161,338	$14,446,735	$14,446,735	$47,212

Room Expense	$2,574,222	$2,635,988	$2,583,877	$2,567,017	$2,586,958	$8,454
Food & Beverage Expense	2,428,519	2,405,570	2,287,175	2,294,561	2,294,561	7,499
Telephone Expense	78,578	85,657	95,308	97,151	97,151	317
Total Departmental Expense	$5,081,319	$5,127,215	$4,966,360	$4,958,729	$4,978,670	$16,270
Total Undistributed Expense	4,382,619	4,479,725	4,381,164	4,433,514	4,439,816	14,509
Total Fixed Charges	562,863	589,958	618,494	608,336	628,664	2,054
Total Operating Expenses	$10,026,801	$10,196,898	$9,966,018	$10,000,579	$10,047,150	$32,834

Net Operating Income	$4,074,950	$4,037,277	$4,195,320	$4,446,156	$4,399,585	$14,378
FF&E	564,070	569,367	566,454	577,869	577,869	1,888
Net Cash Flow	$3,510,880	$3,467,910	$3,628,866	$3,868,287	$3,821,716	$12,489

(1)	Other Revenue consists of telephone revenue, no show income, rooftop lease income, valet revenues net of expense, vending commissions and other miscellaneous revenue sources.
■	Appraisal. According to the appraisal, the King of Prussia Hotel Portfolio Properties excluding the Retail Parcel had an “as-is” appraised value of $49,600,000 as of October 16, 2015 and are projected to have an “as stabilized” appraised value of $59,400,000 as of October 16, 2017 after the completion of the property improvement plan.

B-76

king of prussia hotel portfolio

■	Environmental Matters. According to the Phase I environmental report, dated November 10, 2015, there are no recognized environmental conditions or recommendations for further action at the King of Prussia Hotel Portfolio Properties other than an operations and maintenance plan for asbestos, which was implemented in connection with the origination of the King of Prussia Hotel Portfolio Loan.
■	Market Overview and Competition. The King of Prussia Hotel Portfolio Properties are located in King of Prussia, Pennsylvania which is 21 miles northwest of the Philadelphia CBD. The immediate area around the King of Prussia Hotel Portfolio Properties is densely populated with commercial uses. The King of Prussia Hotel Portfolio Properties are situated directly across from the King of Prussia Mall, an approximately 2.4 million SF luxury mall with over 400 stores and restaurants anchored by tenants including Macy’s, Bloomingdale’s, Neiman Marcus and Nordstrom. The mall is a major demand driver for the meeting and group segment for the area’s hotels. Other local demand generators include 17.3 million SF of office space in the King of Prussia/Valley Forge office submarket, Valley Forge Casino Resort two miles away, and Worthington Steel Plant west of the King of Prussia Hotel Portfolio Properties. Worthington Steel Plant is being redeveloped into a major lifestyle center that when completed will be a 1.6 million SF, mixed-use development on 100 acres with 753 luxury residences, 745,000 SF of upscale retail and an estimated 185,000 SF of Class A office space.

According to the appraisal, the population was 5,617, 62,497 and 179,235 within the one-, three- and five- mile radius in 2015. The average household income was $100,408, $106,832 and $109,807 within the one-, three- and five- mile radius in 2015.

B-77

king of prussia hotel portfolio

The following tables present certain information relating to historical occupancy, ADR and RevPAR at the King of Prussia Hotel Portfolio Properties and its competitive set, as provided in a market report for the King of Prussia Hotel Portfolio Properties:

Historical Statistics(1)

	Fairfield Inn & Suites – King of Prussia Property			Competitive Set			Penetration
	2013	2014	TTM 9/30/2015	2013	2014	TTM 9/30/2015	2013	2014	TTM 9/30/2015
Occupancy	75.8%	74.8%	71.1%	55.5%	61.9%	66.7%	136.7%	120.8%	106.5%
ADR	$129.24	$127.26	$125.96	$115.11	$109.72	$108.15	112.3%	116.0%	116.5%
RevPAR	$97.99	$95.24	$89.51	$63.86	$67.95	$72.18	153.5%	140.2%	124.0%

	Crowne Plaza – King of Prussia Property			Competitive Set			Penetration
	2013	2014	TTM 9/30/2015	2013	2014	TTM 9/30/2015	2013	2014	TTM 9/30/2015
Occupancy	68.4%	66.7%	67.6%	60.8%	61.8%	61.4%	112.7%	107.9%	110.0%
ADR	$132.54	$133.48	$134.32	$130.10	$134.23	$136.32	101.9%	99.4%	98.5%
RevPAR	$90.71	$89.05	$90.76	$79.04	$82.99	$83.74	114.8%	107.3%	108.4%

(1)	Source: September 2015 travel research report.

Fairfield Inn & Suites - King of Prussia Property Competitive Set(1)

Properties	Number of Rooms	Year Opened
Fairfield Inn & Suites - King of Prussia Property	80	1995
Best Western Plus The Inn @ King Of Prussia	168	1959
Holiday Inn Express & Suites King Of Prussia	155	1983
Hampton Inn Philadelphia King Of Prussia Valley Forge	147	1991
Comfort Inn Valley Forge National Park	121	1989
Springhill Suites Philadelphia Valley Forge King Of Prussia	131	2012
Total	802

Crowne Plaza - King of Prussia Property Competitive Set(1)

Properties	Number of Rooms	Year Opened
Crowne Plaza – King of Prussia Property	226	1969
Radisson Hotel Valley Forge	325	1985
Embassy Suites Philadelphia Valley Forge	229	1985
Doubletree Philadelphia Valley Forge	327	1971
Sheraton Hotel Valley Forge	180	1973
Desmond Hotel	194	1988
Hyatt House King Of Prussia	147	2011
Total	1,628

(1)	Source: September 2015 travel research report.

B-78

king of prussia hotel portfolio

■	The Borrower. The borrower is KOP Hotel XXXI Owner LP, a Pennsylvania limited partnership and a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the King of Prussia Hotel Portfolio Loan. The non-recourse carveout guarantors are David B. Pollin, Christopher F. Buccini and Robert E. Buccini who are the owners of The Buccini/Pollin Group, Inc. The Buccini/Pollin Group, Inc. is a privately-held, full-service real estate acquisition, development and management company with offices in Washington, DC, Wilmington, DE, Philadelphia, PA and Baltimore, MD. The company was formed in 1993, and develops and acquires hotel, office, residential, retail and parking properties in the Mid-Atlantic and Northeastern regions of the United States. The King of Prussia Hotel Portfolio Loan documents require the non-recourse carveout guarantors to maintain a minimum net worth and liquidity of $44,000,000 and $4,000,000, respectively, throughout the term of the King of Prussia Hotel Portfolio Loan.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $5,432,332 with respect to the King of Prussia Hotel Portfolio Properties, comprised of: (i) $125,582 for real estate tax expenses, (ii) $134,903 for insurance expenses, (iii) $4,977,819 for property improvement plan (“PIP”) costs and expenses (the “PIP Reserve Funds”), (iv) $176,914 for a seasonality reserve and (v) $17,114 for deferred maintenance.

On each due date, the borrower is required to fund: (i) a hotel taxes reserve of all sales and occupancy taxes collected, (ii) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, (iii) at the option of the lender, if the policy maintained by the borrower is not an approved blanket or umbrella policy under the King of Prussia Hotel Portfolio Loan documents or if the lender requires the borrower to obtain a separate policy, an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance over the then succeeding 12-month period, (iv) a reserve for FF&E, in an amount equal to the greater of (a) the amount required by the franchisor and (b) one-twelfth of 4% of the annual gross income for the King of Prussia Hotel Portfolio Properties (either for the immediately preceding calendar year or projected for the calendar year, whichever is larger) as calculated according to the King of Prussia Hotel Portfolio Loan documents (the “FF&E Monthly Payment Amount”) and (v) a seasonality reserve to be collected in an amount equal to the applicable Seasonality Reserve Monthly Deposit.

A “Seasonality Reserve Monthly Deposit” means an amount equal to the lesser of (x) all amounts remaining in the cash management account after the deposits required pursuant to the King of Prussia Hotel Portfolio loan documents and (y) the excess of the Seasonality Annual Budget Amount over the amount then on deposit in the seasonality reserve account.

A “Seasonality Annual Budget Amount” means (i) prior to the monthly due date in April 2017, $176,914 and (ii) thereafter, an amount equal to 110% of the aggregate amounts by which operating income for the property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x for the twelve-month period, based on the then current seasonality annual budget, as determined by the lender, to be adjusted annually on April 1 of each calendar year by the lender.

■	Lockbox and Cash Management. The King of Prussia Hotel Portfolio Loan requires a hard lockbox in place at origination. Pursuant to the King of Prussia Hotel Portfolio Loan documents, the borrower is required to direct the manager to deposit all rents into the lockbox account during the term of the King of Prussia Hotel Portfolio Loan and all tenants and credit card companies to pay all rents and receivables, respectively, directly into the lockbox. All funds in the lockbox will be transferred on each business day to a lender-controlled cash management account, and, so long as no event of default under the King of Prussia Hotel Portfolio Loan documents is continuing, the funds are applied to pay debt service, operating expenses of the King of Prussia Hotel Portfolio Properties and to fund required reserves with respect to the King of Prussia Hotel Portfolio Loan and the King of Prussia Hotel Portfolio Mezzanine Loan, with all remaining excess cash then (i) so long as no King of Prussia Hotel Portfolio Trigger Period is then in effect, remitted on each payment date to the borrower’s operating account and (ii) if a King of Prussia Hotel Portfolio Trigger Period is then in effect, trapped in an excess cash account and held as additional collateral for the King of Prussia Hotel Portfolio Loan, unless the King of Prussia Hotel Portfolio

B-79

king of prussia hotel portfolio

Trigger Period was caused solely by the occurrence of clause (A)(vii) of the King of Prussia Hotel Portfolio Trigger Period definition below, in which case the funds are transferred to a PIP reserve account. During the continuance of an event of default under the King of Prussia Hotel Portfolio Loan, the lender may apply any funds in the cash management account to amounts payable under the King of Prussia Hotel Portfolio Loan and/or toward the payment of expenses of the King of Prussia Hotel Portfolio Properties, in such order of priority as the lender may determine.

A “King of Prussia Hotel Portfolio Trigger Period” means any period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.10x including the King of Prussia Hotel Portfolio Mezzanine Loan, (iii) any monetary or material non-monetary default under any franchise agreement, (iv) the borrower or applicable franchisor giving notice that it is terminating any applicable franchise agreement, (v) the termination or cancellation of any franchise agreement (including a rejection in a bankruptcy or other insolvency proceedings) or expiring or otherwise failing to be in full force and effect, (vi) the property failing to be flagged and/or branded pursuant to a franchise agreement, (vii) if a King of Prussia Hotel Portfolio Franchise Renewal Event (defined below) has not occurred, the date that is one year prior to the scheduled expiration date of the applicable franchise agreement and (viii) the bankruptcy or other insolvency of the property manager; and (B) expiring upon (v) in the case of clause (i) above, the cure of such event of default, (w) in the case of clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x including the King of Prussia Hotel Portfolio Mezzanine Loan for two consecutive calendar quarters, (x) in the case of clause (iii), (iv), (v) or (vi) above, either (1) the King of Prussia Hotel Portfolio Properties’ rebranding under a qualified franchise agreement in accordance with the King of Prussia Hotel Portfolio Loan documents or (2) the occurrence of the applicable King of Prussia Hotel Portfolio Franchise Trigger Cure Event, (y) in the case of clause (vii) above, the applicable King of Prussia Hotel Portfolio Franchise Renewal Event and (z) in the case of clause (viii) above, the replacement of the property manager with a qualified property manager under a qualified management agreement.

A “King of Prussia Hotel Portfolio Franchise Trigger Cure Event” means (i) the borrower has cured all monetary events of default and material non-monetary events of default (if any) under the applicable franchise agreement to the satisfaction of the applicable franchisor and the lender has received an acceptable estoppel or new franchise comfort letter from the applicable franchisor or reasonable evidence that such item has been cured, (ii) the applicable franchisor has re-affirmed the applicable franchise agreement as being in full force and effect and (iii) the property continues to be operated, “flagged” and branded pursuant to the applicable franchise agreement.

A “King of Prussia Hotel Portfolio Franchise Renewal Event” means (a) the lender has received written evidence that the borrower has either extended or renewed the applicable franchise agreement or entered into a qualified replacement franchise agreement expiring no sooner than three years after maturity of the King of Prussia Hotel Portfolio Loan and on terms and conditions acceptable to the lender, (b) the applicable franchise agreement or replacement franchise agreement, as applicable, is in full force and effect with no defaults and (c) if any new PIP is required in connection therewith, the amount of the PIP reserve funds on deposit in the PIP reserve account must equal at least the aggregate total of 120% of (i) the cost of any then-remaining PIP work and (ii) the cost of the new PIP work.

■	Properties Management. The King of Prussia Hotel Portfolio Properties are currently managed by Pollin/Miller Hospitality Strategies, Inc., an affiliate of the borrower. Under the King of Prussia Hotel Portfolio Loan documents, Pollin/Miller Hospitality Strategies, Inc. may not be replaced as the property manager of the King of Prussia Hotel Portfolio Properties by the borrower, except with a management company meeting certain criteria specified in the King of Prussia Hotel Portfolio Loan documents, including delivery to the lender of a rating agency confirmation. The lender has the right to require the borrower to replace the property manager if (i) the property manager is insolvent or a debtor in a bankruptcy or insolvency proceeding, (ii) an event of default exists under the King of Prussia Hotel Portfolio Loan or (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; provided, however, any gross negligence, fraud, willful misconduct or

B-80

king of prussia hotel portfolio

misappropriation of funds by an employee of the property manager should not be imputed to the property manager if: (A) such employee is not a principal of the property manager, (B) the property manager promptly terminates such employee’s employment with the property manager and (C) the property manager promptly reimburses the borrower for such misappropriation and/or any losses suffered by the borrower as a result of such gross negligence, fraud or willful misconduct.

■	Existing Mezzanine Indebtedness. Concurrently with the origination of the King of Prussia Hotel Portfolio Loan, Terra Income Fund 6, Inc. funded a mezzanine loan in the amount of $5,800,000 (the “King of Prussia Hotel Portfolio Mezzanine Loan”) to KOP Hotel XXXI Mezz LP, which is the direct owner of 100% of the limited partnership interests in the borrower and 100% of the limited liability company interests in the general partner of borrower. The King of Prussia Hotel Portfolio Mezzanine Loan accrues interest at an interest rate of 13.0000% per annum and is co-terminous with the King of Prussia Hotel Portfolio Loan. The rights and obligations of the respective holders of the King of Prussia Hotel Portfolio Loan and the King of Prussia Hotel Portfolio Mezzanine Loan are subject to an intercreditor agreement.

■	Additional Indebtedness. A $1,600,000 loan (the “King of Prussia Hotel Portfolio Key Money Debt”) was provided from Six Continents Hotels, Inc., an affiliate of the franchisor, to KOP Hotel XXXI Owner, LP, the borrower. The King of Prussia Hotel Portfolio Key Money Debt is unsecured and is guaranteed by Mid-Atlantic Hotel Portfolio Investors LLC, an affiliate of the borrower. The King of Prussia Hotel Portfolio Key Money Debt will become due and payable at the earliest of (i) the maturity of the King of Prussia Hotel Portfolio Key Money Debt loan on November 24, 2024, (ii) the termination of the franchise agreement other than in connection with a permitted transfer, (iii) an event of default under the King of Prussia Hotel Portfolio Key Money Debt Loan documents, or (iv) the direct or indirect transfer, disposition or sale of the King of Prussia Hotel Portfolio Property, provided, however, that if no event of default is continuing, the outstanding principal balance of the King of Prussia Hotel Portfolio Key Money Debt reduces annually to equal zero at the maturity of the King of Prussia Hotel Portfolio Key Money Debt. The King of Prussia Portfolio Key Money Debt bears no interest.

■	Release of Collateral. Provided no event of default under the King of Prussia Hotel Portfolio Loan has occurred and is continuing, the borrower has a one-time right after two years following the securitization Closing Date to obtain release of the Retail Parcel from the lien of the King of Prussia Hotel Portfolio Loan documents in conjunction with a transfer of the Retail Parcel out of the borrower’s ownership, subject to the satisfaction of certain conditions, including, among others: (i) no event of default has occurred and is continuing under the King of Prussia Hotel Portfolio Loan and (ii) the borrower has paid the mezzanine lender the lesser of the King of Prussia Hotel Portfolio Mezzanine Loan and the sales proceeds, and any applicable yield maintenance premium, and (iii) the debt yield at the time of notice of the release and after the release is equal to the greater of the debt yield as of the origination of the King of Prussia Hotel Portfolio Loan and the debt yield immediately prior to release (provided that the borrower may partially defease the King of Prussia Hotel Portfolio Loan in accordance with the provisions of the King of Prussia Hotel Portfolio Loan documents to meet the debt yield test). The Retail Parcel must also be on its own legal and tax parcel prior to the release occurring.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the King of Prussia Hotel Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected net operating income and fixed costs for the King of Prussia Hotel Portfolio Properties for a period continuing from the time of loss for a recovery period of eighteen months plus six months of extended coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-81

stafford park

B-82

stafford park

B-83

stafford park

New York
PA
Trenton
NEW JERSEY
Philadelphia
Wilmington
Atlantic City
DEL
Atlantic Ocean
Farmingdale
Brick
Lakehurst
Toms River
Beachwood
Medford Lakes
Stafford Park
Hammonton
Tuckerton
Egg Harbor City
Port Republic
Atlantic City
Atlantic Ocean
Estell Manor
Corbin City
Ocean City
GARDEN STATE PKWY
ATLANTIC CITY EXPY
CARTIFACT

B-84

stafford park

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CCRE
Location (City/State)	Manahawkin, New Jersey	Cut-off Date Principal Balance	$31,166,265
Property Type	Retail	Cut-off Date Principal Balance per SF	$232.74
Size (SF) (1)	133,908	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 12/1/2015(2)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/1/2015(2)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation(2)	2007-2016 / NAP	Mortgage Rate	4.92600%
Appraised Value	$44,800,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$3,287,819	Escrows
Underwritten Expenses	$621,068	Upfront	Monthly
Underwritten Net Operating Income (NOI)	$2,666,751	Taxes	$74,425	$18,606
Underwritten Net Cash Flow (NCF)	$2,506,062	Insurance	$43,344	$6,225
Cut-off Date LTV Ratio(3)	69.6%	TI/LC(4)	$0	$11,159
Maturity Date LTV Ratio(3)	57.1%	Replacement	$0	$2,790
DSCR Based on Underwritten NOI / NCF	1.34x / 1.26x	Deferred Maintenance	$19,855	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.0%	Other(5)	$5,427,760	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$31,200,000	100.0%	Loan Payoff	$24,738,532	79.3%
			Reserves	5,565,384	17.8
			Closing Costs	705,450	2.3
			Principal Equity Distribution	190,634	0.6
Total Sources	$31,200,000	100.0%	Total Uses	$31,200,000	100.0%

(1)	Five Below (8,175 SF) is currently under construction but is set to be completed in April 2016. The lease is set to commence in June 2016.
(2)	The Stafford Park Property has been 100% occupied since construction completion, as each tenant was built to suit their respective locations. Five Below is included in Total Occupancy and Owned Occupancy.
(3)	The cut-off date LTV and maturity date LTV are based on the “as-is” value. Appraiser also concluded an “as stabilized” value of $45,700,000 dated May 1, 2016. The “as stabilized” cut-off date LTV ratio is 68.2% and the “as stabilized” maturity date LTV ratio is 56.0%.
(4)	TI/LC reserve has a cap of $669,540.
(5)	Other upfront reserve represents a $1,046,000 Five Below construction reserve, a $81,760 Five Below tenant improvements reserve, and a $4,300,000 pilot program reserve See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Stafford Park Loan”) is secured by a first mortgage encumbering the borrowers’ fee simple interest in a 133,908 SF shadow anchored power center located in Manahawkin, New Jersey (the “Stafford Park Property”). The Stafford Park Loan has an outstanding principal balance as of the Cut-off Date of $31,166,265 and represents approximately 2.7% of the Initial Pool Balance. The Stafford Park Loan was originated by Cantor Commercial Real Estate Lending, L.P. on December 15, 2015 and has an interest rate of 4.92600% per annum. The borrowers utilized the proceeds of the Stafford Park Loan to refinance the existing debt on the Stafford Park Property, fund reserves, pay origination costs and return equity to the borrower sponsor.

The Stafford Park Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 119 months with a 30-year amortization schedule and a scheduled maturity due date in January 2026. Voluntary prepayment of the Stafford Park Loan is prohibited prior to the due date in November 2025. Provided that no event of default under the Stafford Park Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the later of (a) the fourth anniversary of the first payment date, or (b) the date that is two years from the startup day.

■	The Mortgaged Property. The Stafford Park Property is a Class A, 133,908 SF, shadow anchored power center located in Manahawkin, New Jersey. The Stafford Park Property is 100.0% occupied and leased to a mix of seven national tenants, with an eighth tenant currently under construction. The Stafford Park Property has been 100.0% occupied since construction completion due to all of the tenants being first generation and having built to suit their respective spaces. The two largest tenants are Dick’s Sporting Goods (50,000 SF / 37.3% of NRA) and Best Buy (30,162 SF / 22.5% of NRA) and the inline tenants include PetSmart (20,443 SF / 15.3% of NRA), Ulta (10,789 SF / 8.1% of NRA) and Five Below (8,175 SF / 6.1% of NRA) which is currently under construction. In addition, there are three outparcels at the Stafford Park Property; which include, the Olive Garden (7,619 SF / 5.7% of NRA), Vitamin Shoppe (3,520 SF / 2.6% of NRA) and AT&T (3,200 SF / 2.4%), plus three additional

B-85

stafford park

vacant outparcels that have not been underwritten and which are subject to release without payment of a release price.

In addition to being shadow anchored by Costco (152,000 SF) and Target (137,500 SF), the Stafford Park Property is part of a 370-acre mixed-use redevelopment project developed by the borrower sponsors. Once completed, the development is expected to include 677 housing units, 25,000 SF of office space, several governmental institutions and 650,000 SF of retail and recreational space.

The following table presents certain information relating to the tenants at the Stafford Park Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Dick’s Sporting Goods	NR / NR / NR	50,000	37.3%	$925,000	31.5%	$18.50	1/31/2019	4, 5-year options
Best Buy	BBB- / Baa1 / BB+	30,162	22.5	648,483	22.1	21.50	1/31/2019	3, 5-year options
PetSmart	NR / NR / NR	20,443	15.3	449,746	15.3	22.00	8/31/2018	4, 5-year options
Ulta	NR / NR / NR	10,789	8.1	291,060	9.9	26.98	2/28/2021	3, 5-year options
Vitamin Shoppe	NR / NR / NR	3,520	2.6	166,496	5.7	47.30	12/31/2019	2, 5-year options
AT&T	A- / Baa1 / BBB+	3,200	2.4	164,800	5.6	51.50	9/30/2020	2, 5-year options
Five Below(2)	NR / NR / NR	8,175	6.1	155,344	5.3	19.00	6/30/2026	2, 5-year options
Olive Garden (3)	NR / NR / NR	7,619	5.7	137,500	4.7	18.05	5/31/2021	4, 5-year options
Total Occupied		133,908	100.0%	$2,938,429	100.0%	$21.94
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. Tenants		133,908	100.0%	$2,938,429	100.0%	$21.94

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The borrower sponsors are in the process of building a new 8,175 box for Five Below, which is expected to be completed by April 2016. At origination, the lender escrowed approximately $1.0 million for a Five Below construction reserve. See “Escrows” below. The Five Below lease became effective May 8, 2015.
(3)	Olive Garden is a ground leased tenant. The borrowers own the land and the tenant owns its box.

The following table presents certain information relating to the lease rollover schedule at the Stafford Park Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	20,443	15.3	15.3%	449,746	15.3	22.00	1
2019	83,682	62.5	77.8%	1,739,979	59.2	20.79	3
2020	3,200	2.4	80.1%	164,800	5.6	51.50	1
2021	18,408	13.7	93.9%	428,560	14.6	23.28	2
2022	0	0.0	93.9%	0	0.0	0.00	0
2023	0	0.0	93.9%	0	0.0	0.00	0
2024	0	0.0	93.9%	0	0.0	0.00	0
2025	0	0.0	93.9%	0	0.0	0.00	0
2026	8,175	6.1	100.0%	155,344	5.3	19.00	1
Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	133,908	100.0%		$2,938,429	100.0%	$21.94	8

(1)     Calculated based on approximate square footage occupied by each tenant per the rent roll dated December 1, 2015.

B-86

stafford park

The following table presents certain information relating to historical occupancy at the Stafford Park Property:

Historical Leased %(1)

2012	2013	2014	As of 12/1/2015
100.0%	100.0%	100.0%	100.0%

(1)	The Stafford Park Property was developed in stages between 2007 and 2016. Historical Occupancy reflects the occupancy based on the available square footage at that time. All of the tenants are first generation and built to suit their respective spaces.

■   Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Stafford Park Property:

Cash Flow Analysis(1)

	2013	2014	TTM 9/30/2015	Underwritten(1)	Underwritten $ per SF
Base Rent	$2,678,648	$2,730,661	$2,743,271	$2,938,429	$21.94
Gross Up Vacancy	0	0	0	0	0.00
Gross Potential Rent	$2,678,648	$2,730,661	$2,743,271	$2,938,429	$21.94
Total Recoveries	488,039	610,184	575,663	522,433	3.90
Other Income	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(173,043)	(1.29)
Effective Gross Income	$3,166,687	$3,340,845	$3,318,934	$3,287,819	$24.55
Total Operating Expenses	$498,839	$589,558	$507,969	$621,068	$4.64
Net Operating Income	$2,667,848	$2,751,287	$2,810,965	$2,666,751	$19.91
TI/LC	0	0	0	133,908	1.00
Capital Expenditures	0	0	0	26,782	0.20
Net Cash Flow	$2,667,848	$2,751,287	$2,810,965	$2,506,062	$18.71

(1)   Underwritten Base Rent is based on December 1, 2015 rent roll with rent steps taken for Ulta and Olive Garden.

■	Appraisal. According to the appraisal, the Stafford Park Property has an “as-is” appraised value of $44,800,000 as of an effective date of October 17, 2015 and an “as stabilized” appraised value of $45,700,000 as of May 1, 2016 which includes the completion of the Five Below construction.

■	Environmental Matters. The Phase I environmental report dated October 27, 2015 recommended no further action at the Stafford Park Property beyond continued compliance with CEA/RAP requirements including the performance of groundwater sampling and testing for compliance with remedial requirements of a remedial action permit.

■	Market Overview and Competition. The Stafford Park Property is situated in Stafford Township, Ocean County, New Jersey, in a suburban community that is commonly referred to as Manahawkin. Manahawkin is approximately 5 miles west of Barnegat Bay and the barrier island communities of Surf City, Ship Bottom, Long Beach Island and Beach Haven. The Stafford Park Property is located approximately 60 miles east of Metropolitan Philadelphia and about 80 miles south of New York City.

The surrounding area of the Stafford Park Property is mainly used for commercial purposes including “big box” retailers, restaurants and other commercial use properties such as the 130,000 SF. Home Depot Plaza and the 175,000 SF. Manahawkin Village Shopping Center. The Stafford Park Property is a part of Stafford Park, a mixed-use development site that is expected to include 677 housing units, and 25,000 SF. of office space.

The Stafford Park Property can be accessed via NJ Route 72, Route 9 and the Garden State Parkway. Route 72 is the main commercial corridor running through southern New Jersey and serves as the main service to the popular beach community, Long Beach Island. Within a five-mile radius of the Stafford Park Property, the 2015

B-87

stafford park

population was 46,993 and the average household income was $81,745. The Ocean County retail market had an average occupancy of 90.0% as of the second quarter of 2015 and an average rental rate of $22.16.

Based on the appraised analysis of competitive property sets, the average vacancy rate is 5.4%. For comparable anchor and major tenant leases, the weighted average rental rate per SF is $13.80, which is below the weighted average of the Stafford Park Property’s anchor and major tenant weighted average rental rate of $20.78 per SF.

■	The Borrowers. The borrowers, Stafford Park Commercial LLC and Stafford Properties Urban Renewal, LLC, are both single purpose entities controlled by the Walters Group. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Stafford Park Loan. The non-recourse carveout guarantors are four individuals, Edward M. Walters, Jr., Timothy Regan, Joseph Del Duca and Gregory Walters, all of whom are involved with the Walters Group.

The Walters Group is a commercial and residential real estate service company that specializes in land planning, acquisitions, development, construction, marketing, management and environmental remediation. The Walters Group is active throughout southern New Jersey and Eastern Pennsylvania. Since its inception as single family custom home builders in 1984, the Walters Group has built over 1,300 homes, 608 apartments, 258 affordable housing units, a student housing project and 218,000 SF. of commercial space, excluding the Stafford Park development.

■	Escrows. On the origination date, the borrowers funded escrow reserves in the amounts of (i) $74,425 for real estate taxes, (ii) $43,344 for insurance premiums, (iii) $1,046,000 for the construction associated with the Five Below build out, shall be released to the borrowers for the reimbursement of construction costs incurred, with $300,000 retained until such time that Five Below is occupying its space and paying full, unabated rent in accordance with the terms of the loan documents, (iv) $81,760 for a Five Below tenant improvements allowance reserve, (v) $4,300,000 for a PILOT program reserve in the event that the financial agreement amendment is not approved by the town, which names CCRE or an affiliate as an approved lender to inherit the financial benefits of the PILOT program in the event of a foreclosure and (vi) $19,855 for a deferred maintenance reserve.

In addition, on each due date, the borrowers will be required to fund (i) 1/12 of the estimated annual real estate taxes, which currently equates to $18,606, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $6,225 (iii) $2,790 into a replacement reserve account and (iv) $11,159 into a rollover reserve account, which will be capped at $669,540 after August 31, 2018 so long as no Specified Lease Event has occurred.

A “Specified Lease Event” shall occur at such time, if ever Best Buy or Dick’s Sporting Goods give notice to the lender or borrower that they (i) are the subject of any bankruptcy action, (ii) have vacated, ceased operations, are not occupying or have given written notice of their intention to vacate, or (iii) have not effectively and timely given notice to the borrowers or otherwise performed all obligations then required to be performed by the tenant under their specified lease in order to renew the term therefor prior to the date that is 12 months prior to the expiration of the then current term of the lease.

■	Condominium. The borrowers intend to convert the Stafford Park Property into a condominium regime on or after January 28, 2016 where “Unit 1” (which consists of 126,289 SF of retail space currently leased to Dick’s Sporting Goods, Best Buy, PetSmart, Ulta, Five Below, Vitamin Shoppe and AT&T) and “Unit 5,” which is leased to Olive Garden, will each constitute a condominium unit and remain collateral for the Stafford Park Loan. The borrowers will maintain an 82% ownership interest in the condominium association. Upon such conversion, (i) the fee simple ownership interests will be transferred to new special purpose entities formed by the sponsor, which entities will assume the loan and (ii) the three undeveloped vacant outparcels that were not underwritten will be released from the Stafford Park Loan.

■	PILOT Program. The Stafford Park Property is subject to a payment in lieu of taxes (PILOT) program, which commenced in 2007 and expires no earlier than 2032. Under the PILOT program the property owner pays an annual service charge instead of real estate taxes. The initial service charge was based on 50% of the market tax

B-88

stafford park

assessed and levied against the Stafford Park Property. Each successive year, the annual payment may be increased due to either (i) an increase in the annual local tax rate or (ii) a change in the formula used to determine the annual service charge following the 16th anniversary of the PILOT program agreement. Currently the PILOT program only allows for construction financing to encumber the Stafford Park Property, and in the event of foreclosure, to inherit the tax benefits of the PILOT program. The Stafford Park Loan is not construction financing, so in the event of foreclosure, the lender could lose the tax benefits of the PILOT program.

■	Lockbox and Cash Management. The Stafford Park Loan is structured with a hard lockbox and springing cash management. In place cash management will occur upon (i) an event of default, (ii) any bankruptcy action of the borrowers, principal, guarantor or property manager, (iii) the failure by the borrower after the end of two consecutive calendar quarters to maintain debt service coverage ratio of at least 1.20x or (iv) the occurrence of a Specified Lease Event.

■	Property Management. The Stafford Park Property is currently managed by RW Property Management Company, Inc., which is an affiliate of the borrower.

■	Release/Substitution of Collateral. The borrowers are permitted to obtain the release of the improved outparcel, Olive Garden, representing approximately 5.7% of the net rentable area (the “Olive Garden Outparcel”) at the Stafford Park Property from the Stafford Park Loan in connection with a partial defeasance after the permitted defeasance date provided certain conditions are satisfied including, (i) paying of a release price equal to the greater of (a) the net sale proceeds and (b) $2,125,000, (ii) the post-release debt service coverage ratio will not be less than the greater of (a) 1.30x and (b) the debt service coverage ratio in effect immediately prior to the release, (iii) the post-release loan to value ratio for the Stafford Park Property will not be greater than the lesser of (a) 68% and (b) the loan to value ratio in effect immediately prior to the release and (iv) satisfaction of the REMIC requirements.

The borrowers are permitted the substitution of the Olive Garden Outparcel upon 30 days’ notice to the lender provided that certain conditions set forth in the loan documents are satisfied including (i) delivery of a REMIC opinion, (ii) the aggregate loan to value ratio with respect to the Stafford Park Property (including the substitute property) is not greater than the aggregate loan to value ratio prior to the substitution as of the substitution date, and (iii) the debt service coverage ratio for the 12 full calendar months immediately preceding the substitution date is equal to or greater than the greater of (a) the debt service coverage ratio for the Stafford Park Property at closing of the Stafford Park Loan and (b) the debt service coverage ratio for the 12 full calendar months immediately preceding the property substitution.

The borrowers are also permitted to release three undeveloped vacant outparcels in conjunction with the creation of a condominium regime. See “Condominium” above.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an insurance for, among other forms of coverage, terrorism and acts of terrorism, subject to certain conditions under the related loan documents, so long as the lender determines that either (i) prudent owners of real estate comparable to the Stafford Park Property are maintaining same or (ii) prudent institutional lenders (including, without limitation, investment banks) to such owners are requiring that such owners maintain such insurance. See “Risk Factors – Terrorism Insurance May Not Be Available for all Mortgaged Properties” in the Preliminary Prospectus.

B-89

SOUTH PLAINS MALL

B-90

SOUTH PLAINS MALL

B-91

SOUTH PLAINS MALL

South Plains Mall
5702 and 6002 Slide Road
Lubbock, TX 79414
Lubbock
OKLAHOMA
TEXAS
Amarillo
Oklahoma City
Wichita Falls
Dallas-Fort Worth
Abilene
Midland
Snyder
Lamesa
Canyon
Childress
Paducah
Vernon
Seymour
Jacksboro
Stephenville
Perryton
Woodward
Perry
Elk City
NORTH BY NORTHWEST
LUBBOCK PRESTON SMITH INTERNATIONAL AIRPORT
Lubbock Heart Hospital
Texas Tech University
Museum of Texas Tech University
University Medical Center
Rawls College of Business
Jones AT&T Stadium
Overton Hotel and Conference Center
Walmart Supercenter
Lubbock Memorial Civic Center
Panhandle South Plains Fairgrounds
DOWNTOWN
Wells Fargo Amphitheatre
College of Arts and Sciences
BROADWAY
John Walker Soccer Complex
United Supermarkets Arena
Texas Tech Student Union
Lubbock Christian University
Covenant Medical Center
Covenant Children's Hospital
Grace Medical Center
Caprock Center
Venture Place
CAPROCK
BAYLESS ATKINS
Central Plaza
ERSKINE ST
KENT ST
CLOVIS RD
4TH ST
19TH ST
34TH ST
50TH ST
66TH ST
UNIVERSITY AVE
AVENUE Q
INDIANA AVE
QUAKER AVE
E SLATON RD
IDALOU RD
FM-1264
289
27
62
82
84
114
CARTIFACT

B-92

SOUTH PLAINS MALL

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Lubbock, Texas	Cut-off Date Principal Balance(5)	$30,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(3)	$203.35
Size (SF)(1)	983,517	Percentage of Initial Pool Balance	2.6%
Total Occupancy as of 9/30/2015(1)(2)	97.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2015(2)	96.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2015	Mortgage Rate	4.22050%
Appraised Value	$368,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$26,228,590
Underwritten Expenses	$7,820,045	Escrows(6)
Underwritten Net Operating Income (NOI)	$18,408,546	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$17,437,338	Taxes	$0	$0
Cut-off Date LTV Ratio(3)	54.3%	Insurance	$0	$0
Maturity Date LTV Ratio(3)(4)	50.1%	Replacement Reserve	$517,000	$0
DSCR Based on Underwritten NOI / NCF(3)	2.15x / 2.04x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	9.2% / 8.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$200,000,000	100.0%	Principal Equity Distribution(7)	$197,987,407	99.0%
Closing Costs	1,495,593	0.7
Reserves	517,000	0.3

Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	Size (SF) does not include 143,700 SF for Sears which is not part of the collateral (SF inclusive of Sears is 1,127,217 SF). Home Depot (not part of the collateral) is also excluded from Size (SF) and Total Occupancy as it is a free-standing box with limited available information. Home Depot pays the borrower for common area maintenance, and the borrower does not own the related fee simple or leasehold interest.

(2)	Total Occupancy and Owned Occupancy include 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. Total Occupancy and Owned Occupancy excluding this tenant are 96.9% and 96.4%, respectively.

(3)	Calculated based on the aggregate outstanding principal balance of the South Plains Mall Loan Combination.

(4)	The Maturity Date LTV Ratio is calculated utilizing the “prospective market value upon stabilization” appraised value of $399,000,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value is 54.3%. See ”—Appraisal” below.

(5)	The Cut-off Date Principal Balance of $30,000,000 represents a non-controlling note A-3 of a $200,000,000 loan combination evidenced by three pari passu notes. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $70,000,000, was contributed to the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (“GSMS 2015-GS1”) securitization transaction and the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $100,000,000, was contributed to the Citigroup Commercial Mortgage Trust 2015-GC35, Commercial Mortgage Pass-Through Certificates, Series 2015-GC35 (“CGCMT 2015-GC35”) securitization transaction.

(6)	See “—Escrows” below.

(7)	At origination, the South Plains Mall Property was unencumbered, and the proceeds from the South Plains Mall Loan Combination were used to recapitalize the borrower sponsor. The borrower repaid senior debt related to the South Plains Mall Property of approximately $77.7 million in November 2014 and mezzanine debt of $27.3 million related to the South Plains Mall Property in February 2014.

■	The Mortgage Loan. The mortgage loan (the “South Plains Mall Loan”) is part of a loan combination structure (the “South Plains Mall Loan Combination”) comprised of three pari passu notes that are collectively secured by a first mortgage encumbering the borrower’s fee simple interest in a retail property located in Lubbock, Texas (the “South Plains Mall Property”). The South Plains Mall Loan (evidenced by note A-3), which represents a non-controlling interest in the South Plains Mall Loan Combination, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and represents approximately 2.6% of the Initial Pool Balance. The related companion loans (the “South Plains Mall Companion Loans”) have an aggregate outstanding principal balance as of the Cut-off Date of $170,000,000 and are evidenced by note A-1 and note A-2. Note A-1, which represents the controlling interest in the South Plains Mall Loan Combination, was contributed to the GSMS 2015-GS1 securitization transaction. Note A-2, which represents a non-controlling interest in the South Plains Mall Loan Combination, was contributed to the CGCMT 2015-GC35 securitization transaction. The South Plains Mall Loan Combination, was originated by Goldman Sachs Mortgage Company on October 23, 2015. The South Plains Mall Loan Combination has an original principal balance of $200,000,000 and each note has an interest rate of 4.22050% per annum. The borrower utilized the proceeds of the South Plains Mall Loan Combination to recapitalize the borrower sponsor, fund reserves and pay loan origination costs.

The South Plains Mall Loan had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The South Plains Mall Loan requires interest only payments during its term. The scheduled maturity date of the South Plains Mall Loan is the due date in November 2025. The South Plains Mall Loan may

B-93

SOUTH PLAINS MALL

be voluntarily prepaid on or after the due date in March 2018 with the payment of a prepayment fee equal to the greater of (i) a yield maintenance premium calculated based on the present values of the remaining scheduled principal and interest payments and (ii) 1% of the principal amount being prepaid. Voluntary prepayment of the South Plains Mall Loan is permitted on and after August 6, 2025 without payment of any yield maintenance or prepayment premium.

■	The Mortgaged Property. The South Plains Mall Property is a 983,517 SF of an approximately 1.1 million SF super regional mall located in Lubbock, Texas. The South Plains Mall Property is located along the Loop 289 Freeway, approximately six miles southwest of the Lubbock Central Business District and five miles south of Texas Tech University which has approximately 35,000 enrolled students as of the Fall 2014 academic semester. The South Plains Mall Property was constructed in 1972 and is currently undergoing a $24 million renovation program that is anticipated to be completed by mid-2016 and is expected to include new mall entrances, common area upgrades, new mall signage, skylights, kiosks and public restroom additions/renovations. The South Plains Mall Property is anchored by Dillard’s Women, Dillard’s Men’s & Children, JCPenney, Barnes & Noble, Premiere Cinemas, Bealls, Sears (not included in the collateral) and a free-standing Home Depot (not included in the collateral). Collateral for the South Plains Mall Loan includes three ground leased tenants (Bealls (GL), Olive Garden and Raising Cane’s Chicken Fingers), for which the borrower owns the land and the tenants own their boxes. Per the borrower, the South Plains Mall Property generates sales of approximately $472 per SF for tenants occupying less than 10,000 SF for a period of at least 12 months and an occupancy cost of 14.4% as of September 30, 2015. As of September 30, 2015, the Total Occupancy (excluding Home Depot) was 97.0% and Owned Occupancy (excluding Home Depot and Sears) was 96.6%.

Damage to the roof and skylights was caused by a snow storm in late December 2015 at the South Plains Mall Property. As of January 22, 2016, all tenants are open and operating. Repairs have begun and are expected to be completed in early 2016. The aggregate preliminary repair costs are estimated to be approximately $1 million (which is below the $2 million casualty threshold in the South Plains Mall Loan documents), and insurance is expected to fully cover such costs.

B-94

SOUTH PLAINS MALL

The following table presents certain information relating to the anchor and junior anchor tenants (of which certain tenants may have co-tenancy provisions) at the South Plains Mall Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Total GLA	Mortgage Loan Collateral Interest	Total Rent	Total Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Anchors
Premiere Cinemas(4)	NR / NR / NR	61,796	5.5%	Yes	$1,270,651	$20.56	4/30/2032	$362,654	20.0%	NA
Dillard’s Women	BBB- / Baa3 / BBB-	162,755	14.4	Yes	$1,131,623	$6.95	1/31/2017	$227.47	2.5%	3, 5-year options
JCPenney(5)	B- / NR / CCC+	218,518	19.4	Yes	$996,846	$4.56	7/31/2017	$100.66	3.7%	2, 5-year options
Barnes & Noble	NR / NR / NR	33,411	3.0	Yes	$692,074	$20.71	1/31/2020	$200.26	9.4%	2, 5-year options
Dillard’s Men’s & Children	BBB- / Baa3 / BBB-	93,949	8.3	Yes	$648,733	$6.91	1/31/2017	$183.02	3.3%	3, 5-year options
Bealls (GL)(6)	NR / NR / NR	40,000	3.5	Yes	$347,997	$8.70	1/31/2022	$100.27	7.8%	NA
Sears	C / Caa3 / CCC+	143,700	12.7	No	$171,188	$1.19	6/30/2046	$103.69	0.1%	NA
Home Depot(7)	A / A2 / A	NA	NA	No	$11,200	NA	12/31/2040	NA	NA	NA
Total Anchors		754,129	66.9%

Jr. Anchors
Forever 21	NR / NR / NR	15,419	1.4%	Yes	$773,779	$50.18	2/28/2018	$221.72	20.6%	NA
A’GACI	NR / NR / NR	14,427	1.3	Yes	$594,513	$41.21	1/31/2024	$143.75	27.1%	NA
Boot Barn	NR / NR / NR	19,071	1.7	Yes	$352,840	$18.50	7/31/2024	$104.89	16.3%	2, 5-year options
Shoe Dept. Encore	NR / NR / NR	16,616	1.5	Yes	$224,876	$13.53	3/31/2023	$138.83	8.6%	NA
Party City	NR / NR / NR	10,500	0.9	Yes	$224,166	$21.35	10/31/2017	$293.88	6.5%	NA
Total Jr. Anchors		76,033	6.7%

In-Line(8)		251,378	22.3%	Yes	$15,127,495	$60.18
Food Court		10,605	0.9%	Yes	$1,111,389	$104.80
Kiosks		1,306	0.1%	Yes	$697,194	$533.84
Storage		NA	NA	Yes	$18,737	NA
Vacant		33,766	3.0%	NA	$0	$0.00

Total Owned SF		983,517	87.3%
Total SF		1,127,217	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the South Plains Mall Property is based upon information provided by the borrower, and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported, sales. Because sales information is self-reported, such information is not independently verified by the borrower.

(3)	Sales for Premiere Cinemas are on a per screen basis; the theater has 16 screens. Sales for Sears are an estimate based upon information provided to the borrower by the tenant. Sales figures presented are on a trailing-12 month basis as of August 31, 2015.

(4)	The Premiere Cinemas lease permits the tenant to request rent reduction if the occupancy cost exceeds 20.0%. Based on the trailing 12-months sales as of August 31, 2015, the tenant has an occupancy cost of 22.3% which exceeds the threshold for rent reduction. The total underwritten cash flow has been reduced by $133,354 to account for the possible rent reduction for this tenant.

(5)	JCPenney subleases a portion of its space to Firestone Tire.

(6)	Bealls is a ground leased tenant. The borrower owns the land and the tenant owns its box.

(7)	Home Depot is a free-standing box with limited available information. The borrower does not own the related fee simple or leasehold interest.

(8)	Includes 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

B-95

SOUTH PLAINS MALL

The following table presents certain information relating to the major tenants (of which certain tenants may have co-tenancy provisions) at the South Plains Mall Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF/Screen(2)(3)	Occupancy Cost	Renewal / Extension Options
Premiere Cinemas(4)	NR / NR / NR	61,796	6.3%	$865,785	6.2%	$14.01	4/30/2032	$362,654.00	20.0%	NA
Barnes & Noble	NR / NR / NR	33,411	3.4	585,000	4.2	17.51	1/31/2020	$200.26	9.4%	2, 5-year options
A’GACI	NR / NR / NR	14,427	1.5	562,869	4.0	39.02	1/31/2024	$143.75	27.1%	NA
JCPenney(5)	B- / NR / CCC+	218,518	22.2	404,945	2.9	1.85	7/31/2017	$100.66	3.7%	2, 5-year options
Kay Jewelers	NR / NR / NR	1,505	0.2	360,706	2.6	239.67	12/31/2024	$2,737.92	9.9%	NA
Zales	NR / NR / NR	1,597	0.2	338,215	2.4	211.78	5/31/2018	$2,294.71	10.5%	NA
Dillard’s Women(6)	BBB- / Baa3 / BBB-	162,755	16.5	325,510	2.3	2.00	1/31/2017	$227.47	2.5%	3, 5-year options
Forever 21	NR / NR / NR	15,419	1.6	301,996	2.2	19.59	2/28/2018	$221.72	20.6%	NA
Victoria’s Secret	NR / NR / NR	7,695	0.8	291,833	2.1	37.93	1/31/2025	$586.94	10.8%	NA
Journeys	NR / NR / NR	2,323	0.2	273,107	2.0	117.57	6/30/2023	$881.51	16.8%	NA
Ten Largest Owned Tenants		519,446	52.8%	$4,309,967	30.8%	$8.30
Remaining Owned Tenants(7)		430,305	43.8	9,684,892	69.2	22.51
Vacant Spaces (Owned Space)		33,766	3.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		983,517	100.0%	$13,994,859	100.0%	$14.74

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sales information presented with respect to the South Plains Mall Property is based upon information provided by the borrower, and in certain instances, sales figures represent estimates as tenants are not required to report, or otherwise may not have timely reported, sales. Because sales information is self-reported, such information is not independently verified by the borrower.

(3)	Sales for Premiere Cinemas are on a per screen basis; the theater has 16 screens. Sales for Sears are an estimate based upon information provided to the borrower by the tenant. Sales figures presented are on a trailing-12 month basis as of August 31, 2015.

(4)	The Premiere Cinemas lease permits the tenant to request rent reduction if the occupancy cost exceeds 20.0%. Based on the trailing 12-months sales as of August 31, 2015, the tenant has an occupancy cost of 22.3% which exceeds the threshold for rent reduction. The total underwritten cash flow has been reduced by $133,354 to account for the possible rent reduction for this tenant.

(5)	JCPenney subleases a portion of its space to Firestone Tire.

(6)	In addition to Dillard’s Women, Dillard’s Men’s & Children occupies a separate box for 93,949 SF, with a lease expiring on January 31, 2017 and a base rent of $2.42 per SF.

(7)	Includes 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The following table presents certain information relating to the lease rollover schedule at the South Plains Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	11,655	1.2	1.2%	293,091	2.1%	$25.15	5
2016	54,373	5.5	6.7%	1,334,959	9.5	24.55	26
2017	514,914	52.4	59.1%	2,541,648	18.2	4.94	16
2018	45,123	4.6	63.7%	1,699,615	12.1	37.67	14
2019	18,559	1.9	65.5%	1,084,033	7.7	58.41	11
2020	69,751	7.1	72.6%	1,461,452	10.4	20.95	8
2021(2)	13,161	1.3	74.0%	542,413	3.9	41.21	8
2022	54,105	5.5	79.5%	839,507	6.0	15.52	6
2023	32,821	3.3	82.8%	755,415	5.4	23.02	4
2024	38,250	3.9	86.7%	1,352,914	9.7	35.37	6
2025	32,519	3.3	90.0%	1,152,526	8.2	35.44	6
2026 & Thereafter	64,520	6.6	96.6%	937,285	6.7	14.53	2
Vacant	33,766	3.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	983,517	100.0%		$13,994,859	100.0%	$14.74	112

(1)	Calculated based on the approximate square footage occupied by each Owned Tenant.

(2)	Includes 1,284 SF for Spring Mobile, AT&T Authorized Retailer, which has executed a lease, but has not yet opened for business or begun paying rent. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

B-96

SOUTH PLAINS MALL

The following table presents certain information relating to historical leasing at the South Plains Mall Property:

Historical Leased %(1)

	2012	2013	2014
Owned Space	95.3%	94.4%	97.7%

(1)	As provided by the borrower, and represents in place occupancy including tenants with executed leases but that have not yet opened for business as of December 31 for the indicated year, and excluding Home Depot and Sears.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the South Plains Mall Property:

Cash Flow Analysis(1)

	2013(2)(3)	2014(2)(3)	TTM 8/31/2015(2)(3)	Underwritten(4)(5)	Underwritten $ per SF
Base Rent	$12,462,233	$13,320,001	$13,865,909	$13,994,859	$14.23
Overage Rent	1,074,864	1,065,653	1,025,600	978,757	1.00
Kiosk/ Temp/ Specialty Rent	1,641,451	1,459,381	1,311,668	1,311,668	1.33
Other Rental Revenue	379,931	432,311	488,456	488,456	0.50
Total Reimbursement Revenue	8,776,364	9,134,025	9,015,231	9,421,686	9.58
Gross Up Vacancy	0	0	0	2,741,110	2.79
Other Income	102,377	135,655	33,165	33,165	0.03
Gross Revenue	$24,437,219	$25,547,026	$25,740,028	$28,969,700	$29.46

Vacancy & Credit Loss	(211,032)	(250,120)	(62,958)	(2,741,110)	(2.79)
Effective Gross Income	$24,226,187	$25,296,906	$25,677,070	$26,228,590	$26.67

Total Operating Expenses	$7,442,358	$7,662,895	$7,387,822	$7,820,045	$7.95

Net Operating Income	$16,783,830	$17,634,011	$18,289,248	$18,408,546	$18.72
TI/LC	0	0	0	597,152	0.61
Capital Expenditures	0	0	0	374,056	0.38
Net Cash Flow	$16,783,830	$17,634,011	$18,289,248	$17,437,338	$17.73

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Vacancy & Credit Loss line item for 2013, 2014 and TTM 8/31/2015 represents reserves for bad debt and tenant rent abatements. Historical capital expenditures, tenant improvements and leasing costs for years 2013, 2014 and the TTM 8/31/2015 have been excluded for presentation purposes.

(3)	Historical presentation and the underwritten cash flow exclude income and expenses on the Premiere Cinemas pad related to a ground lease previously in place that was collapsed at origination.

(4)	Underwritten Base Rent is based on contractual rents as of September 30, 2015 and rent steps through December 31, 2016. Underwritten Base Rent also includes the Base Rent for Spring Mobile, AT&T Authorized Retailer that has executed a lease but is not yet open for business or begun paying rent. We cannot assure this tenant will take occupancy or begin paying rent as anticipated or at all.

(5)	The Premiere Cinemas lease permits the tenant to request rent reduction if the occupancy cost exceeds 20.0%. Based on the trailing 12-months sales as of August 31, 2015, the tenant has an occupancy cost of 22.3% which exceeds the threshold for rent reduction. The total underwritten cash flow has been reduced by $133,354 to account for the possible rent reduction for this tenant.

■	Appraisal. According to the appraisal, the South Plains Mall Property had an “as-is” appraised value of $368,000,000 as of September 7, 2015 and a “prospective market value upon stabilization” appraised value of $399,000,000 as of September 1, 2016, after “modest lease up” and renovation completion over the next 12 months.

■	Environmental Matters. According to a Phase I environmental report, dated September 2015, there are no recognized environmental conditions or recommendations for further action at the South Plains Mall Property.

■	Market Overview and Competition. The South Plains Mall Property is located in the city of Lubbock in the West Texas Panhandle. The South Plains Mall Property’s primary trade area spans 25 miles; however, the South Plains Mall Property draws from up to 50 miles due to its regional accessibility and limited competition. As of 2014, the population within the trade area of the South Plains Mall Property was estimated to be approximately 305,892, with an average household income of $61,121. The South Plains Mall is the only enclosed mall within a 100-mile plus radius, and the closest regional malls are located in Amarillo, Midland and Odessa. Local competition consists of power centers and lifestyle centers.

B-97

SOUTH PLAINS MALL

The following table presents certain information relating to the primary competition for the South Plains Mall Property:

Competitive Set(1)

	South Plains Mall	Central Plaza	South Plains Crossing	Canyon West Shopping Center	Lubbock Parkade	South Plains Plaza	Kingsgate Center North
Distance from Subject	-	0.2 miles	0.2 miles	2.5 miles	1.0 miles	0.2 miles	1.5 miles
Property Type	Super Regional Mall	Power Center	Power Center	Power Center	Power Center	Power Center	Lifestyle Center
Year Built	1972	1979	1996	2006	1985	1994	1986
Total GLA	1,127,217	151,351	162,996	781,822	182,241	155,351	143,825
Total Occupancy	97.0%	100%	100%	100%	97%	95%	100%
Notable Tenants	Sears, Dillard’s Women, Dillard’s Men’s & Children, JCPenney and Bealls	Bed Bath & Beyond, Old Navy, Staples and Shoe Carnival	Hobby Lobby, Spec’s Liquor, Red Raider Outfitters and Eyemart Express	Target, Ross Dress for Less, Burlington Coat Factory and Sam’s Club	SteinMart, Mardel, TJ Maxx and Hancock Fabrics	PetsMart, Office Max, Michael’s and Rooms-to-Go	Talbots, Sprouts, Malouf’s and Rooms-to-Go

(1)	Source: Appraisal.

■	The Borrower. The borrower is Macerich South Plains LP, a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the South Plains Mall Loan. Pacific Premier Retail Trust LLC, an indirect owner of the borrower, is the non-recourse carveout guarantor under the South Plains Mall Loan.

Pacific Premier Retail Trust LLC is 60% indirectly owned by The Macerich Company (“Macerich”) (NYSE: MAC) and 40% indirectly owned by RPM JV LLC, a subsidiary of GIC (Realty) Private Limited (formerly known as the Government of Singapore Investment Corporation). Macerich is a publicly traded real estate investment trust headquartered in Santa Monica, California. Macerich is an S&P 500 company and the third-largest owner by market value and operator of shopping centers in the United States. Macerich’s portfolio includes 51 regional shopping centers and eight community/power shopping centers aggregating approximately 55 million SF of GLA. As of September 30, 2015, the portfolio was 95.4% occupied and had sales of $630 per SF. Macerich was founded in 1972. Macerich had an equity market capitalization of $13 billion and enterprise value/total market capitalization of approximately $20.5 billion as of the third quarter of 2015. GIC is a global investment firm with over $100 billion in assets under management. GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades. Headquartered in Singapore, GIC employs over 1,200 people across 10 offices in key financial cities worldwide.

■	Escrows. On the origination date of the South Plains Mall Loan, the borrower funded an escrow reserve in the amount of $517,000 for replacement reserves.

In addition, on each due date, the borrower will be required to fund (i) a tax reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period unless no South Plains Mall Trigger Period is then in effect and the borrower provides evidence that taxes continue to be timely paid, (ii) an insurance reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay the insurance premiums over the then succeeding 12-month period unless no event of default is occurring and the insurance is maintained under a blanket policy, and (iii) during a South Plains Mall Trigger Period, (a) a tenant improvements and leasing commissions reserve in an amount equal to $42,358 (capped at $508,298) and (b) a replacement reserve in an amount equal to $10,589 (capped at $127,068).

A “South Plains Mall Trigger Period” means any period (i) commencing upon the debt service coverage ratio (as calculated under the South Plains Mall Loan documents) for the trailing 12-month period (as of the last day of any calendar quarter) falling below 1.40x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than 1.40x or (ii) commencing upon the occurrence of an event of default under the South Plains Mall Loan and ending when such event of default is no longer continuing.

B-98

SOUTH PLAINS MALL

■	Lockbox and Cash Management. The South Plains Mall Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account. So long as no South Plains Mall Trigger Period is continuing, the borrower will have access to the funds deposited into the lockbox account and may utilize the lockbox account as its operating account. Upon the occurrence and during the continuance of a South Plains Mall Trigger Period, the borrower will have no further access to funds in the lockbox account, and such funds (less any minimum peg balance, not to exceed $50,000) are required to be swept on a weekly basis and on the second business day preceding each due date into the lender-controlled cash management account. On each due date during a South Plains Mall Trigger Period, the related loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves and operating expenses, and all remaining amounts be reserved in an excess cash flow reserve account.

■	Property Management. The South Plains Mall Property is currently managed by Macerich Management Company. Under the South Plains Mall Loan documents, the South Plains Mall Property is required to remain managed by certain managers meeting financial and experience criteria set forth in the related loan documents or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the lender (i) during the continuance of an event of default under the South Plains Mall Loan, (ii) upon the occurrence of a material default by the property manager or (iii) if the property manager files for or is the subject of a petition in bankruptcy.

■	Release of Collateral. The borrower is permitted to obtain the release of a non-income producing vacant portion of the South Plains Mall Property at any time, subject to the satisfaction of certain conditions, including that: (i) no event of default under the South Plains Mall Loan is then continuing and the release will not cause an event of default to occur and (ii) the borrower delivers a REMIC opinion.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrower is required to maintain terrorism insurance for foreign and domestic acts (as those terms are defined in TRIPRA or a similar or subsequent statute) in an amount equal to the full replacement cost of the South Plains Mall Property (plus loss of rents and/or business interruption insurance for a period beginning on the date of casualty and continuing until the restoration of the South Plains Mall Property is completed or the expiration of 24 months, whichever first occurs). If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the South Plains Mall Loan as described in the preceding sentence, but in that event the borrower will not be required to spend more than two times the amount of the annual insurance premium that is payable at that time in respect of the property, loss of rents/business interruption, general liability and umbrella liability insurance required under the related loan documents. The required terrorism insurance may be included in a blanket policy, provided that the borrower provides evidence satisfactory to the lender that the insurance premiums for the South Plains Mall Property are separately allocated to the South Plains Mall Property and that the policy will provide the same protection as a separate policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-99

GSA PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	24	Loan Seller		GSMC
Location (City/State)	Various, Various	Cut-off Date Principal Balance(2)		$27,384,375
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$133.82
Size (SF)	409,258	Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 10/1/2015	91.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2015	91.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	2001-2013 / NAP	Mortgage Rate		4.90600%
Appraised Value	$73,025,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		12
		Borrower Sponsor(3)	David G. Chandler and Darell Ray Pierce
Underwritten Revenues	$8,236,348
Underwritten Expenses	$3,058,707	Escrows
Underwritten Net Operating Income (NOI)	$5,177,641		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,718,236	Taxes	$151,195	$60,697
Cut-off Date LTV Ratio(1)	75.0%	Insurance	$66,863	$13,546
Maturity Date LTV Ratio(1)	63.1%	Replacement Reserve(4)	$0	$13,382
DSCR Based on Underwritten NOI / NCF(1)	1.48x / 1.35x	TI/LC(5)	$0	$34,105
Debt Yield Based on Underwritten NOI / NCF(1)	9.5% / 8.6%	Other(6)	$572,966	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$54,768,750	98.5%	Loan Payoff	$53,032,333	95.4%
Principal’s New Cash Contribution	811,256	1.5	Closing Costs	1,756,648	3.2
			Reserves	791,025	1.4

Total Sources	$55,580,006	100.0%	Total Uses	$55,580,006	100.0%

(1)	Calculated based on the aggregate balance of the GSA Portfolio Loan Combination.

(2)	The Cut-off Date Principal Balance of $27,384,375 represents the non-controlling note A-2 of a $54,768,750 loan combination evidenced by two pari passu notes. The companion loan, evidenced by the controlling note A-1 with a Cut-off Date principal balance of $27,384,375 was contributed to the GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 securitization transaction.

(3)	David G. Chandler and Darell Ray Pierce are the non-recourse carveout guarantors under the GSA Portfolio Loan.

(4)	Replacement reserve is capped at $481,735.

(5)	TI/LC reserve is capped at $1,227,774.

(6)	Other upfront reserves represent a TI/LC and Capital Expenditure holdback ($500,000), and a deferred maintenance reserve ($72,966).

The following table presents certain information relating to the GSA Portfolio Properties:

Property Name	City	State	Cut-off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Year Built	Appraised Value(1)	UW NCF(1)
Mobile	Mobile	AL	$3,787,500	50,816	100.0%	2002	$10,100,000	$733,585
Savannah	Savannah	GA	3,075,000	35,938	100.0%	2007	8,200,000	450,484
Covington	Covington	GA	2,100,000	32,543	69.2%	2010	5,600,000	438,195
Nashville	Nashville	TN	1,687,500	18,575	100.0%	2009	4,500,000	308,578
Memphis - Midtown	Memphis	TN	1,425,000	21,250	100.0%	2003	3,800,000	245,906
Atlanta	College Park	GA	1,312,500	22,100	100.0%	2006	3,500,000	201,858
Tallahassee	Tallahassee	FL	1,181,250	25,306	50.0%	2010	3,150,000	129,774
Elizabethtown	Elizabethtown	KY	1,162,500	12,215	100.0%	2003	3,100,000	198,608
Greenville	Greenville	NC	1,087,500	13,775	100.0%	2003, 2013	2,900,000	212,131
Birmingham	Birmingham	AL	1,012,500	16,544	100.0%	2004	2,700,000	171,298
Paducah	Paducah	KY	975,000	23,000	50.0%	2008	2,600,000	171,226
Little Rock	Little Rock	AK	956,250	23,495	100.0%	2002	2,550,000	127,590
Huntsville	Huntsville	AL	918,750	13,000	100.0%	2008	2,450,000	167,475
Columbus	Columbus	MS	900,000	10,377	100.0%	2002	2,400,000	157,189
Memphis - North	Memphis	TN	787,500	12,545	100.0%	2005	2,100,000	132,353
Frankfort	Frankfort	KY	787,500	14,124	100.0%	2004	2,100,000	146,498
Henderson	Henderson	NC	675,000	8,668	100.0%	2004, 2013	1,800,000	98,649
Gadsden	Gadsden	AL	637,500	10,000	100.0%	2007	1,700,000	124,407
Bessemer	Bessemer	AL	543,750	8,600	100.0%	2007	1,450,000	90,072
Richmond	Richmond	KY	543,750	7,189	100.0%	2002	1,450,000	84,022
Tullahoma	Tullahoma	TN	525,000	8,280	100.0%	2002	1,400,000	101,146
Fairhope	Fairhope	AL	525,000	7,587	100.0%	2002	1,400,000	80,254
Lawrenceburg	Lawrenceburg	TN	468,750	6,260	100.0%	2001	1,250,000	82,047
Moss Point	Moss Point	MS	309,375	7,071	100.0%	2001	825,000	64,892
Total / Wtd. Avg.			$27,384,375	409,258	91.7%		$73,025,000	$4,718,236

(1)	Based on the GSA Portfolio Loan Combination.

B-100

GSA PORTFOLIO

The following table presents certain information relating to the major tenants at the GSA Portfolio Properties:

Ten Largest Tenants on Underwritten Base Rent

Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Social Security Administration - Mobile	AAA / Aaa / AA+	50,816	12.4%	$877,592	13.6%	$17.27	7/14/2018	NA
Office of Disability Adjudication and Review - Savannah	AAA / Aaa / AA+	17,969	4.4	417,152	6.5	23.22	6/30/2018	NA
Office of Disability Adjudication and Review - Covington	AAA / Aaa / AA+	16,543	4.0	412,748	6.4	24.95	8/31/2020	NA
Social Security Administration - Nashville	AAA / Aaa / AA+	18,575	4.5	399,363	6.2	21.50	7/31/2019	NA
Office of Disability Adjudication and Review - Tallahassee	AAA / Aaa / AA+	12,653	3.1	366,304	5.7	28.95	10/31/2020	NA
Customs Enforcement - Atlanta	AAA / Aaa / AA+	22,100	5.4	342,992	5.3	15.52	9/30/2016	NA
Pardons/Parole - Savannah	AAA / Aaa / AA+	17,969	4.4	339,880	5.3	18.91	6/30/2016	3, 1-year options
Social Security Administration - Memphis Midtown	AAA / Aaa / AA+	21,250	5.2	279,806	4.3	13.17	5/31/2020	NA
Office of Disability Adjudication and Review - Paducah	AAA / Aaa / AA+	11,500	2.8	269,675	4.2	23.45	11/30/2018	NA
Military Entrance Processing Station - Little Rock	AAA / Aaa / AA+	23,495	5.7	263,954	4.1	11.23	5/31/2017	NA
Ten Largest Tenants		212,870	52.0%	$3,969,467	61.4%	$18.65
Remaining Tenants(3)		162,223	39.6	2,491,937	38.6	15.36
Vacant		34,165	8.3	0	0.0	0.00
Totals / Wtd. Avg. Tenants		409,258	100.0%	$6,461,403	100.0%	$17.23

(1)	Each of the tenants listed has the right to terminate its lease upon 60 days’ notice except for Pardons/Parole – Savannah which has the right to terminate its lease upon 45 days’ notice.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	All remaining tenants have the right to terminate their respective leases upon 60 or 90 days’ notice, and in some cases, beginning on a certain date.

The following table presents certain information relating to the lease rollover schedule for the GSA Portfolio Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	40,069	9.8	9.8%	682,872	10.6	17.04	2
2017	76,806	18.8	28.6%	1,129,968	17.5	14.71	6
2018	80,285	19.6	48.2%	1,564,419	24.2	19.49	3
2019	35,119	8.6	56.8%	634,287	9.8	18.06	2
2020	62,991	15.4	72.1%	1,255,853	19.4	19.94	4
2021	4,088	1.0	73.1%	69,496	1.1	17.00	1
2022	22,420	5.5	78.6%	330,920	5.1	14.76	4
2023	44,647	10.9	89.5%	664,434	10.3	14.88	4
2024	8,668	2.1	91.7%	129,153	2.0	14.90	1
2025	0	0.0	91.7%	0	0.0	0.00	0
2026 & Thereafter	0	0.0	91.7%	0	0.0	0.00	0
Vacant	34,165	8.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	409,258	100.0%		$6,461,403	100.0%	$17.23	27

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical occupancy for the GSA Portfolio:

Historical Leased %(1)

2013	2014	TTM 8/31/2015
91.6%	91.6%	91.6%

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the indicated year unless specified otherwise.

B-101

GSA PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the GSA Portfolio Properties:

Cash Flow Analysis(1)

	2013	2014	TTM 8/31/2015	Underwritten(2)(3)	Underwritten $ per SF
Base Rent	$8,869,937	$8,843,769	$8,833,696	$6,461,403	$15.79
Gross Up Vacancy	0	0	0	708,123	1.73
Total Rent	$8,869,937	$8,843,769	$8,833,696	$7,169,526	$17.52
Total Reimbursables(4)	71,035	76,092	71,538	2,129,049	5.20
Other Income(5)	0	0	0	(27,783)	(.07)
Less Vacancy & Credit Loss	0	0	0	(1,034,444)	(2.53)
Effective Gross Income	$8,940,972	$8,919,861	$8,905,235	$8,236,348	$20.13

Total Operating Expenses	$2,955,154	$3,032,972	$3,110,184	$3,058,707	$7.47

Net Operating Income	$5,985,818	$5,886,890	$5,795,051	$5,177,641	$12.65
TI/LC	0	0	0	299,294	0.73
Capital Expenditures	0	0	0	160,112	0.39
Net Cash Flow	$5,985,818	$5,886,890	$5,795,051	$4,718,236	$11.53

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow based on contractual rents as of October 1, 2015 and contractual rent steps through November 1, 2015.

(3)	Underwritten net cash flow assumes market vacancy for the submarkets in which the GSA Portfolio Properties are located.

(4)	Historically, the borrower does not separate operating rent from base rent. Underwritten reimbursables reflects the contractual operating rent with CPI adjustments and any real estate tax reimbursements.

(5)	Other income includes tenant improvement rent bumps and mark to market rental adjustments.

B-102

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-103

heinz 57 CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Pittsburgh, Pennsylvania	Cut-off Date Principal Balance(3)		$25,944,493
Property Type	Office	Cut-off Date Principal Balance per SF(2)		$108.40
Size (SF)	699,610	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 11/16/2015(1)	95.6%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/16/2015(1)	95.6%	Type of Security		Fee Simple
Year Built / Latest Renovation	1913 / 1999	Mortgage Rate		4.99000%
Appraised Value	$110,600,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP
		Borrower Sponsor(4)		William Rudolph and Charles Perlow
Underwritten Revenues	$11,974,125
Underwritten Expenses	$4,669,980	Escrows
Underwritten Net Operating Income (NOI)	$7,304,146		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,364,224	Taxes	$651,683	$91,251
Cut-off Date LTV Ratio(2)	68.6%	Insurance	$84,274	$7,662
Maturity Date LTV Ratio(2)	56.5%	Replacement Reserves	$0	$11,660
DSCR Based on Underwritten NOI / NCF	1.49x / 1.30x	TI/LC(5)	$0	$66,667
Debt Yield Based on Underwritten NOI / NCF	9.6% / 8.4%	Other(6)	$6,200,000	$0

 Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$76,000,000	100.0%	Loan Payoff	$66,850,701	88.0%
			Reserves	6,935,957	9.1
			Principal Equity Distribution	1,271,838	1.7
			Closing Costs	941,504	1.2
Total Sources	$76,000,000	100.0%	Total Uses	$76,000,000	100.0%

(1)	Heinz currently leases 309,623 square feet (approximately 44.3% of the net rentable area) at the property. However, Heinz vacated the Heinz 57 Center property between mid-2013 and early 2014 and does not currently occupy any of its leased space. Heinz does not have any termination options and continues to pay rent under its lease which expires on July 31, 2026. Occupancy was calculated on the basis of Heinz still occupying the leased space for which it pays rent. Occupancy without regard to the vacant Heinz space is 51.4%. Approximately 53.1% of the Heinz space is subleased through 2026 which equates to an occupancy rate of 74.9%.
(2)	Calculated on the aggregate outstanding principal balance of the Heinz 57 Center loan combination of $76,000,000.

(3)	The Cut-off Date Principal Balance of $25,944,493 is evidenced by note A-2 (a non-controlling note), which is part of a $76,000,000 loan combination evidenced by two pari passu notes. The controlling pari passu companion loan evidenced by note A-1 has a principal balance of $49,893,255 as of the Cut-off Date, and was contributed to the JPMCC 2015-JP1 securitization.

(4)	William Rudolph and Charles Perlow are the guarantors of the non-recourse carveouts under the Heinz 57 Center Loan.

(5)	TI/LC reserves are capped at $1,600,000.

(6)	Other reserves represent a Heinz rollover reserve related to future tenant improvements and leasing commissions related to the Heinz leased space.

B-104

heinz 57 CENTER

The following table presents certain information relating to the tenants at the Heinz 57 Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Heinz(1)	BBB- / Baa3 / NR	309,623	44.3%	$6,822,743	61.0%	$22.04	7/31/2026	(2)
BDO USA, LLP	NR / NR / NR	63,179	9.0	1,405,733	12.6	22.25	8/31/2025	2, 5-year options
Port Authority of Allegheny County	NR / NR / NR	70,575	10.1	1,164,488	10.4	16.50	6/30/2020	1, 5-year option
Burlington Coat Factory(3)	NR / NR / NR	140,509	20.1	600,000	5.4	4.27	3/31/2024	NA
University of Pittsburgh Medical Center	NR / NR / NR	16,806	2.4	358,640	3.2	21.34	5/31/2018	2, 5-year options
Duquesne Club Fitness Center	NR / NR / NR	36,417	5.2	226,239	2.0	6.21	5/30/2020	1, 6-year option
Rite Aid	B / B3 / B	10,570	1.5	200,830	1.8	19.00	10/31/2019	1, 5-year option
Robert Morris University(4)	NR / Baa3 / NR	6,538	0.9	137,298	1.2	21.00	9/30/2022	2, 5-year options
The PA Bar Institute	NR / NR / NR	5,626	0.8	115,333	1.0	20.50	5/31/2018	2, 5-year options
Canadian Fur Company	NR / NR / NR	4,958	0.7	42,067	0.4	8.48	1/31/2016	NA
Ten Largest Owned Tenants		664,801	95.0%	$11,073,371	99.0%	$16.66
Remaining Owned Tenants		4,351	0.6	112,857	1.0	25.94
Vacant		30,458	4.4	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		699,610	100.0%	$11,186,228	100.0%	$16.72

(1)	Heinz currently leases 309,623 square feet (approximately 44.3% of the net rentable area) at the property. However, Heinz vacated the Heinz 57 Center property between mid-2013 and early 2014 and does not currently occupy any of its leased space. Heinz does not have any termination options and continues to pay rent under its lease which expires on July 31, 2026. Occupancy was calculated on the basis of Heinz still occupying the leased space for which it pays rent. Occupancy without regard to the vacant Heinz space is 51.4%. Approximately 53.1% of the Heinz space is subleased through 2026 which equates to an occupancy rate of 74.9%.

(2)	Heinz has one, 5-year renewal option and one, 4-year renewal option.

(3)	Burlington Coat Factory has the right to terminate its lease with six months’ notice if certain sales thresholds are not achieved. Average gross sales for Burlington Coat Factory are below the threshold and Burlington Coat Factory currently has the right to terminate its lease at any time.

(4)	Robert Morris University has the right to terminate its lease on October 1, 2017 or on October 1, 2019 with payment of a termination fee equal to unamortized landlord costs.

The following table presents the lease rollover schedule at the Heinz 57 Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	1,380	0.2%	0.2%	$30,677	0.3%	$22.23	1
2016	4,958	0.7	0.9%	42,067	0.4	8.48	1
2017	0	0.0	0.9%	0	0.0	0.00	0
2018	22,432	3.2	4.1%	473,973	4.2	21.13	2
2019	10,570	1.5	5.6%	200,830	1.8	19.00	1
2020	109,963	15.7	21.3%	1,472,907	13.2	13.39	5
2021	0	0.0	21.3%	0	0.0	0.00	0
2022	6,538	0.9	22.3%	137,298	1.2	21.00	1
2023	0	0.0	22.3%	0	0.0	0.00	0
2024	140,509	20.1	42.4%	600,000	5.4	4.27	1
2025	63,179	9.0	51.4%	1,405,733	12.6	22.25	1
2026	309,623	44.3	95.6%	6,822,743	61.0	22.04	1
2027 & Thereafter	0	0.0	95.6%	0	0.0	0.00	0
Vacant	30,458	4.4	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	699,610	100.0%		$11,186,228	100.0%	$16.72	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

B-105

heinz 57 CENTER

The following table presents certain information relating to historical leasing at the Heinz 57 Center Property:

Historical Leased %(1)

	2012	2013	2014	As of 11/16/2015(2)
Owned Space	95.0%	94.0%	94.0%	95.6%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise stated.

(2)	Heinz currently leases 309,623 square feet (approximately 44.3% of the net rentable area) at the property. However, Heinz vacated the Heinz 57 Center property between mid-2013 and early 2014 and does not currently occupy any of its leased space. Heinz does not have any termination options and continues to pay rent under its lease which expires on July 31, 2026. Occupancy was calculated on the basis of Heinz still occupying the leased space for which it pays rent. Occupancy without regard to the vacant Heinz space is 51.4%. Approximately 53.1% of the Heinz space is subleased through 2026 which equates to an occupancy rate of 74.9%.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Heinz 57 Center Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$10,844,042	$10,856,168	$10,813,013	$10,961,939	$11,186,228	$15.99
Contractual Rent Steps	0	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	0	807,056	1.15
Total Rent	$10,844,042	$10,856,168	$10,813,013	$10,961,939	$11,993,284	$17.14
Total Reimbursables	541,962	627,312	643,683	656,899	704,743	1.01
Other Income(3)	158,786	174,566	90,470	83,155	83,155	0.12
Vacancy & Credit Loss	0	0	0	0	(807,056)	(1.15)
Effective Gross Income	$11,544,790	$11,658,046	$11,547,166	$11,701,993	$11,974,125	$17.12

Total Operating Expenses	$4,448,690	$4,577,365	$4,372,085	$4,447,147	$4,669,980	$6.68

Net Operating Income	$7,096,100	$7,080,681	$7,175,081	$7,254,846	$7,304,146	$10.44
TI/LC	0	0	0	0	800,000	1.14
Capital Expenditures	0	0	0	0	139,922	0.20
Net Cash Flow	$7,096,100	$7,080,681	$7,175,081	$7,254,846	$6,364,224	$9.10

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent based on the in place rent roll dated November 16, 2015.

(3)	Other Income includes storage rent, conference room rent, tenant services and other miscellaneous items.

B-106

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-107

NORTHEAST CORPORATE CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF I
Location (City/State)	Ann Arbor, Michigan	Cut-off Date Principal Balance		$25,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$112.74
Size (SF)	221,747	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of 12/2/2015	93.2%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/2/2015	93.2%	Type of Security		Fee Simple
Year Built / Latest Renovation	1988 / 1999	Mortgage Rate		4.88600%
Appraised Value	$34,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)	36
		Borrower Sponsor(2)	Jeff Hauptman
Underwritten Revenues	$4,526,787
Underwritten Expenses	$1,909,693	Escrows
Underwritten Net Operating Income (NOI)	$2,617,093		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,261,432	Taxes	$205,632	$58,752
Cut-off Date LTV Ratio	72.5%	Insurance	$13,914	$2,783
Maturity Date LTV Ratio(1)	60.5%	Replacement Reserves	$0	$3,332
DSCR Based on Underwritten NOI / NCF	1.65x / 1.42x	TI/LC(3)	$0	$37,022
Debt Yield Based on Underwritten NOI / NCF	10.5% / 9.0%	Other(4)	$975,332	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$25,000,000	100.0%	Loan Payoff	$15,166,494	60.7%
			Principal Equity Distribution	8,236,274	32.9
			Reserves	1,194,878	4.8
			Closing Costs	402,353	1.6
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The Maturity Date LTV Ratio is calculated using the “as stabilized” appraised value of $36,500,000. The Maturity Date LTV Ratio, calculated on the basis of the “as-is” appraised value is 64.0%.

(2)	Jeff Hauptman is the guarantor of the non-recourse carveouts under the Northeast Corporate Center Loan.

(3)	Monthly deposits in the amount of $37,022 into the TI/LC reserve are required up to and including the due date in June 2017, and monthly deposits in the amount of $27,766 into the TI/LC reserve are required thereafter. The TI/LC reserve is capped at $1,150,000. So long as no trigger event (as defined in the loan documents) then exists and the borrower provides satisfactory evidence that MB Financial Bank, N.A., University of Michigan and ForeSee Results have each renewed or entered into new leases that expire no earlier than May 31, 2025, May 31, 2024 and May 31, 2024, respectively, on terms no less beneficial to the landlord than their current leases and all outstanding landlord obligations have been satisfied, and/or the borrower has entered into a satisfactory replacement lease that has a term expiring no earlier than the date indicated above for such tenant, any funds held in the TI/LC Reserve in excess of $250,000 will be released to borrower and monthly deposits into the TI/LC reserve will be reduced to $13,883.

(4)	Other reserves represent $520,000 related to outstanding tenant improvements and leasing commissions at the property and $455,332 for deferred maintenance.

The following table presents certain information relating to the tenants at the Northeast Corporate Center Property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
MB Financial Bank, N.A.	NR / NR / NR	68,947	31.1%	$1,187,952	33.0%	$17.23	5/31/2020	1, 5-year option
ForeSee Results	NR / NR / NR	60,000	27.1	1,185,000	32.9	19.75	5/31/2019	NA
University of Michigan	NR / Aaa / NR	48,907	22.1	696,925	19.3	14.25	5/31/2019	NA
Siemens Corporation	A / NR / A+	17,120	7.7	298,744	8.3	17.45	1/31/2017	2, 3-year options
Piolax Corporation	NR / NR / NR	5,120	2.3	102,396	2.8	20.00	8/31/2018	NA
Edwards & Schaefer Orthodontic(1)	NR / NR / NR	3,000	1.4	62,081	1.7	20.69	4/30/2028	2, 5-year options
Enovio	NR / NR / NR	2,315	1.0	48,690	1.4	21.03	10/31/2017	NA
National Network of Depression(2)	NR / NR / NR	1,216	0.5	23,189	0.6	19.07	3/31/2018	2, 3-year options
Largest Owned Tenants		206,625	93.2%	$3,604,977	100.0%	$17.45
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant		15,122	6.8	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		221,747	100.0%	$3,604,977	100.0%	$17.45

(1)	Edwards & Schaefer Orthodontic has a one-time termination option effective July 31, 2022 with nine months’ notice.

(2)	National Network of Depression has an ongoing termination option with six months’ notice and payment of a termination fee equal to the sum of (i) three months base rent, (ii) the unamortized balance of the cost to complete the landlord’s work and (iii) the unamortized balance of the broker’s commission.

B-108

NORTHEAST CORPORATE CENTER

The following table presents the lease rollover schedule at the Northeast Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	19,435	8.8	8.8%	347,434	9.6	17.88	2
2018	6,336	2.9	11.6%	125,585	3.5	19.82	2
2019	108,907	49.1	60.7%	1,881,925	52.2	17.28	2
2020	68,947	31.1	91.8%	1,187,952	33.0	17.23	1
2021	0	0.0	91.8%	0	0.0	0.00	0
2022	0	0.0	91.8%	0	0.0	0.00	0
2023	0	0.0	91.8%	0	0.0	0.00	0
2024	0	0.0	91.8%	0	0.0	0.00	0
2025	0	0.0	91.8%	0	0.0	0.00	0
2026	0	0.0	91.8%	0	0.0	0.00	0
2027 & Thereafter	3,000	1.4	93.2%	62,081	1.7	20.69	1
Vacant	15,122	6.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	221,747	100.0%		$3,604,977	100.0%	$17.45	8

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the Northeast Corporate Center Property:

Historical Leased %(1)

	2012	2013	2014	As of 12/2/2015
Owned Space	85.9%	93.0%	90.3%	93.2%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise stated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Northeast Corporate Center Property:

Cash Flow Analysis(1)

	2014	TTM 10/31/2015	Underwritten(2)	Underwritten $ per SF
Base Rent	$2,857,893	$3,135,543	$3,281,135	$14.80
Contractual Rent Steps	0	0	323,841	1.46
Gross Up Vacancy	0	0	302,440	1.36
Total Rent	$2,857,893	$3,135,543	$3,907,417	$17.62
Total Reimbursables	501,012	496,335	507,252	2.29
Tenant Electric	305,924	403,018	414,558	1.87
Other Income(3)	0	279	0	0.00
Vacancy & Credit Loss	0	0	(302,440)	(1.36)
Effective Gross Income	$3,664,830	$4,035,175	$4,526,787	$20.41

Total Operating Expenses	$1,807,060	$1,859,138	$1,909,693	$8.61

Net Operating Income	$1,857,770	$2,176,037	$2,617,093	$11.80
TI/LC	0	0	315,747	1.42
Capital Expenditures	0	0	39,914	0.18
Net Cash Flow	$1,857,770	$2,176,037	$2,261,432	$10.20

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent based on the in place rent roll dated December 2, 2015 with rent steps through June 1, 2016.

(3)	Other Income includes miscellaneous fees.

B-109

EMBASSY CORPORATE PARK

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	CGMRC
Location (City/State)	Various, Ohio	Cut-off Date Principal Balance	$23,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$57.61
Size (SF)	399,214	Percentage of Initial Pool Balance	2.0%
Total Occupancy as of 11/4/2015	78.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/4/2015	78.5%	Type of Security	Fee Simple / Leasehold
Year Built / Latest Renovation	Various	Mortgage Rate	4.98000%
Appraised Value	$32,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	24
Borrower Sponsor(2)	Raymond Massa and Embassy Park Akron Management LLC

Underwritten Revenues	$6,205,255
Underwritten Expenses	$3,301,572	Escrows
Underwritten Net Operating Income (NOI)	$2,903,683	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,460,309	Taxes	$60,191	$60,191
Cut-off Date LTV Ratio	71.2%	Insurance	$37,711	$4,714
Maturity Date LTV Ratio(1)	57.6%	Replacement Reserves	$0	$9,946
DSCR Based on Underwritten NOI / NCF	1.96x / 1.66x	TI/LC(3)	$1,500,000	$0
Debt Yield Based on Underwritten NOI / NCF	12.6% / 10.7%	Other(4)	$1,440,026	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	67.7%	Purchase Price	$30,000,000	88.3%
Principal’s New Cash Contribution	8,997,332	26.5	Reserves	3,037,928	8.9
Other Sources	1,981,070	5.8	Closing Costs	940,474	2.8

Total Sources	$33,978,402	100.0%	Total Uses	$33,978,402	100.0%

(1)	The Maturity Date LTV Ratio is calculated based on the “as stabilized” appraised value of $34,540,000. The Maturity Date LTV Ratio calculated based on the “as-is” appraised value of $32,300,000 is 61.6%.

(2)	Raymond Massa is the non-recourse carveout guarantor under the Embassy Corporate Park Loan.

(3)	TI/LC reserves are capped at $1,500,000. If at any time after closing, the TI/LC reserves fall below $500,000, the borrower must make monthly deposits to the TI/LC reserve account in the amount of $33,268 until such time as the funds in the reserve account reach $1,500,000.

(4)	Upfront other reserves include the following: Odyssey reserve ($495,833), Dellagnese reserve ($464,800), unfunded tenant obligations reserve ($408,979), deferred maintenance reserve ($36,188), free rent reserve ($31,999) and ground rent reserve ($2,226).

The following table presents certain information relating to the Embassy Corporate Park properties:

Property Name	City	State	Allocated Cut-off Date Loan Amount	Total GLA	Occupancy(1)	Year Built / Renovated	Appraised Value	UW NCF
3875 Embassy Parkway	Fairlawn	OH	$5,611,145	94,213	89.8%	1989 / NAP	$7,880,000	$753,618
3700 Embassy Parkway	Fairlawn	OH	5,052,167	78,600	98.5%	2000 / NAP	7,095,000	851,380
4040 Embassy Parkway	Fairlawn	OH	3,029,876	50,556	89.2%	1991 / NAP	4,255,000	342,883
4000 Embassy Parkway	Fairlawn	OH	3,574,613	56,081	59.2%	1988 / NAP	5,020,000	197,115
3737 Embassy Parkway	Fairlawn	OH	2,670,279	41,266	76.2%	1998 / NAP	3,750,000	275,753
3560 West Market Street	Fairlawn	OH	1,780,186	49,560	45.8%	1985 / NAP	2,500,000	(18,827)
5399 Lauby Road	Canton	OH	1,281,734	28,938	65.0%	1989 / NAP	1,800,000	58,388
Total / Wtd. Avg.			$23,000,000	399,214	78.5%		$32,300,000	$2,460,309

(1)	Occupancy as of November 4, 2015.

B-110

EMBASSY CORPORATE PARK

The following table presents certain information relating to the major tenants at the Embassy Corporate Park properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options	Property
RJF / Koroseal Interior Prod	NA / NA / NA	30,066	7.5%	$550,958	9.5%	$18.32	12/31/2019	NA	3875 Embassy Parkway
Centene Management Corp, LLC(2)	NA / NA / NA	25,971	6.5	493,449	8.5	19.00	3/31/2016	2, 5-year options	3700 Embassy Parkway
Virtual Hold Technology(3)	NA / NA / NA	25,926	6.5	428,451	7.4	16.53	11/30/2021	2, 5-year options	3875 Embassy Parkway
Hanna, Campbell & Powell	NA / NA / NA	21,826	5.5	392,868	6.8	18.00	6/30/2022	2, 5-year options	3737 Embassy Parkway
Merrill Lynch	A / Baa1 / BBB+	15,195	3.8	319,095	5.5	21.00	6/30/2018	2, 5-year options	4000 Embassy Parkway
Grange Mutual Casualty Company	NA / NA / NA	12,258	3.1	232,902	4.0	19.00	5/31/2018	2, 5-year options	3700 Embassy Parkway
Business Underwriters Assoc	NA / NA / NA	9,253	2.3	219,759	3.8	23.75	5/31/2019	1, 5-year option	3700 Embassy Parkway
Morgan, Stanley, Dean Witter	A / A3 / BBB+	11,477	2.9	216,341	3.7	18.85	5/31/2020	3, 5-year options	3700 Embassy Parkway
Maxim Healthcare	NA / NA / NA	8,732	2.2	208,098	3.6	23.83	3/31/2021	NA	3737 Embassy Parkway
CBIZ Business Solutions NE OH	NA / NA / NA	8,652	2.2	168,714	2.9	19.50	8/31/2017	2, 5-year options	4040 Embassy Parkway
Largest Tenants		169,356	42.4%	$3,230,635	55.9%	$19.08
Remaining Tenants		143,915	36.0	2,547,033	44.1	17.70
Vacant		85,943	21.5	0	0.0	0.00
Total / Wtd. Avg. All Tenants		399,214	100.0%	$5,777,668	100.0%	$18.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Centene Management Corp, LLC occupies two spaces at the 3700 Embassy Parkway property. Unit 200 occupies 24,106 SF with a lease expiration of August 31, 2020. Unit 130 occupies 1,865 SF with a lease expiration of March 31, 2016.

(3)	Virtual Hold Technology occupies two spaces at the 3875 Embassy Parkway property. Unit 350 occupies 24,344 SF with a lease expiration of November 30, 2021. Unit 310 occupies 1,582 SF with a lease expiration of May 31, 2016.

The following table presents the lease rollover schedule at the Embassy Corporate Park properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	2,193	0.5%	0.5%	$31,158	0.5%	$14.21	2
2016	32,490	8.1	8.7%	529,065	9.2	16.28	9
2017	35,119	8.8	17.5%	651,068	11.3	18.54	11
2018	50,639	12.7	30.2%	999,516	17.3	19.74	10
2019	47,950	12.0	42.2%	928,856	16.1	19.37	4
2020	58,792	14.7	56.9%	1,098,122	19.0	18.68	9
2021	46,134	11.6	68.5%	854,335	14.8	18.52	4
2022	30,188	7.6	76.0%	518,298	9.0	17.17	2
2023	0	0.0	76.0%	0	0.0	0.00	0
2024	0	0.0	76.0%	0	0.0	0.00	0
2025	5,965	1.5	77.5%	96,931	1.7	16.25	1
2026	3,801	1.0	78.5%	70,319	1.2	18.50	1
2027 & Thereafter	0	0.0	78.5%	0	0.0	0.00	0
Vacant	85,943	21.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	399,214	100.0%		$5,777,668	100.0%	$18.44	53

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

B-111

EMBASSY CORPORATE PARK

The following table presents certain information relating to historical leasing at the Embassy Corporate Park properties:

Historical Leased %(1)

	2013	2014	As of 11/4/2015
Owned Space	76.5%	77.8%	78.5%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Corporate Park properties:

Cash Flow Analysis(1)

	2013	2014	TTM 9/30/2015	Underwritten	Underwritten $ per SF
Base Rent	$7,187,477	$7,179,886	$7,185,715	$5,526,247	$13.84
Contractual Rent Steps(2)	0	0	0	251,421	0.63
Gross Up Vacancy	0	0	0	1,540,275	3.86
Total Rent	$7,187,477	$7,179,886	$7,185,715	$7,317,943	$18.33
Total Reimbursables	409,031	430,378	469,129	388,258	0.97
Other Income(3)	41,839	38,715	40,971	39,329	0.10
Vacancy & Credit Loss	(1,700,621)	(1,731,142)	(1,683,474)	(1,540,275)	(3.86)
Effective Gross Income	$5,937,726	$5,917,837	$6,012,341	$6,205,255	$15.54

Real Estate Taxes	$784,841	$742,698	$753,507	$742,696	$1.86
Insurance	48,038	50,873	53,681	53,873	0.13
Management Fee	299,714	296,568	300,272	293,524	0.74
Other Operating Expenses	1,928,882	2,009,006	2,029,743	2,211,478	5.54
Total Operating Expenses	$3,061,475	$3,099,145	$3,137,203	$3,301,572	$8.27

Net Operating Income	$2,876,251	$2,818,692	$2,875,138	$2,903,683	$7.27
TI/LC	0	0	0	343,569	0.86
Replacement Reserves	0	0	0	99,804	0.25
Net Cash Flow	$2,876,251	$2,818,692	$2,875,138	$2,460,309	$6.16

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 30, 2016.

(3)	Other Income includes parking, storage lease, late fee and miscellaneous income.

B-112

(THIS PAGE INTENTIONALLY LEFT BLANK)

B-113

6725 SUNSET OFFICE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CCRE
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance		$21,000,000
Property Type	Office	Cut-off Date Principal Balance per SF		$284.42
Size (SF)	73,835	Percentage of Initial Pool Balance		1.8%
Total Occupancy as of 12/1/2015	95.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2015	95.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	1963 / 2004	Mortgage Rate		4.99400%
Appraised Value	$35,750,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
		Borrower Sponsor(1)	Jamie Sohacheski and Robert A. Flaxman

Underwritten Revenues	$3,101,564
Underwritten Expenses	$1,000,235	Escrows
Underwritten Net Operating Income (NOI)	$2,101,329		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,016,418	Taxes	$22,500	$22,500
Cut-off Date LTV Ratio	58.7%	Insurance(2)	$0	$0
Maturity Date LTV Ratio	58.7%	TI/LC(3)	$0	$0
DSCR Based on Underwritten NOI / NCF	1.98x / 1.90x	Replacement(4)	$0	$1,414
Debt Yield Based on Underwritten NOI / NCF	10.0% / 9.6%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$21,000,000	100.0%	Loan Payoff	$13,812,687	65.8%
			Principal Equity Distribution	6,713,559	32.0
			Closing Costs	451,254	2.1
			Reserves	22,500	0.1
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

(1)	Jamie Sohacheski and Robert A. Flaxman are the guarantors of the non-recourse carveouts under the 6725 Sunset Office Loan.
(2)	Upon notice from the lender, the borrower will be required to deposit 1/12 of the annual insurance premiums into an insurance reserve account if (i) an acceptable blanket insurance policy is no longer in place, (ii) the borrower fails to provide lender with evidence of the insurance coverage, or (iii) an event of default has occurred.
(3)	An excess cash flow sweep into the TI/LC reserve will commence upon the date that Native Instruments (i) vacates, surrenders or ceases to conduct normal business operations as to 20.0% of its demised premises, (ii) notifies borrower, manager or any affiliate that it intends within 12 months of such notice to vacate, surrender or cease to conduct its normal business or “go dark” at 20.0% or more of its demised premises or (iii) becomes insolvent or a debtor in any bankruptcy action. The TI/LC reserve is subject to a cap of $300,000.
(4)	The replacement reserve is subject to a cap of $84,862.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 6725 Sunset Office Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Native Instruments North Ameri	NR / NR / NR	14,732	20.0%	$542,727	20.7%	$36.84	12/31/2018	1, 3-year option
Catalina’s Seafood, Inc.	NR / NR / NR	8,992	12.2	334,682	12.7	37.22	10/31/2028	NA
AM Only, LLC	NR / NR / NR	6,675	9.0	242,169	9.2	36.28	1/31/2019	1, 2-year option
Viceroy Media (Complete Cntrl)	NR / NR / NR	5,416	7.3	210,303	8.0	38.83	9/30/2019	1, 3-year option
Nationwide HLWD, LLC	NR / NR / NR	5,230	7.1	189,744	7.2	36.28	5/31/2019	NA
The Orchard Enterprises	NR / NR / NR	4,629	6.3	185,623	7.1	40.10	4/30/2020	1, 5-year option
Ammo Creative, LLC	NR / NR / NR	4,117	5.6	156,557	6.0	38.03	2/28/2018	1, 5-year option
True Public Relations Inc.	NR / NR / NR	3,909	5.3	145,415	5.5	37.20	10/31/2018	NA
Spears and Arrows	NR / NR / NR	3,569	4.8	136,621	5.2	38.28	11/30/2018	2, 3-year options
Grindr, LLC	NR / NR / NR	3,372	4.6	132,317	5.0	39.24	7/31/2018	NA
Ten Largest Owned Tenants		60,641	82.1%	$2,276,159	86.6%	$37.53
Remaining Owned Tenants		9,581	13.0	351,519	13.4	36.69
Vacant Spaces (Owned Space)		3,613	4.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		73,835	100.0%	$2,627,678	100.0%	$37.42

B-114

6725 SUNSET OFFICE

The following table presents certain information relating to the lease rollover schedule at the 6725 Sunset Office Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	843	1.1%	1.1%	$31,865	1.2%	$37.80	1
2016	0	0.0	1.1%	0	0.0	0.00	0
2017	0	0.0	1.1%	0	0.0	0.00	0
2018	32,543	44.1	45.2%	1,219,775	46.4	37.48	6
2019	19,715	26.7	71.9%	725,533	27.6	36.80	4
2020	8,129	11.0	82.9%	315,823	12.0	38.85	2
2021	0	0.0	82.9%	0	0.0	0.00	0
2022	0	0.0	82.9%	0	0.0	0.00	0
2023	0	0.0	82.9%	0	0.0	0.00	0
2024	0	0.0	82.9%	0	0.0	0.00	0
2025	0	0.0	82.9%	0	0.0	0.00	0
2026 & Thereafter	8,992	12.2	95.1%	334,682	12.7	37.22	1
Vacant	3,613	4.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	73,835	100.0%		$2,627,678	100.0%	$37.42	14

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 6725 Sunset Office Property:

Historical Leased %(1)

	2010	2011	2012	2013(2)	2014(3)	As of 12/1/2015
Owned Space	86.1%	97.1%	94.9%	78.9%	96.0%	95.1%

(1)	As provided by the borrower and represents occupancy as of December 31 for the indicated year unless otherwise specified.
(2)	During YE 2013, a tenant occupying approximately 15% of NRA vacated its unit due to its lease expiration.
(3)	As of November 2014.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 6725 Sunset Office Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/1/2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$1,999,329	$1,954,997	$1,949,468	$2,381,301	$2,627,678	$35.59
Gross Up Vacancy(3)	0	0	0	0	137,294	1.86
Total Rent	$1,999,329	$1,954,997	$1,949,468	$2,381,301	$2,764,972	$37.45
Total Reimbursables	61,565	108,045	122,441	122,130	59,185	0.80
Other Income(4)	510,197	441,631	416,353	453,795	446,856	6.05
Vacancy & Credit Loss(3)	0	0	0	0	(169,449)	(2.29)
Effective Gross Income	$2,571,091	$2,504,673	$2,488,262	$2,957,226	$3,101,564	$42.01

Total Operating Expenses	$990,161	$890,939	$922,999	$990,436	$1,000,235	$13.55

Net Operating Income	$1,580,930	$1,613,734	$1,565,263	$1,966,790	$2,101,329	$28.46
TI/LC	73,835	73,835	73,835	73,835	73,835	1.00
Capital Expenditures	11,075	11,075	11,075	11,075	11,075	0.15
Net Cash Flow	$1,496,020	$1,528,824	$1,480,353	$1,881,880	$2,016,418	$27.31

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on contractual rents as of December 1, 2015 and rent steps through November 30, 2016.
(3)	Underwritten vacancy is based on market vacancy of 6.0%. The 6725 Sunset Office Property has a Total and Owned Occupancy of 95.1% as of December 1, 2015. The Appraiser concluded stabilized vacancy of 6.0% for the 6725 Sunset Office Property.
(4)	Other income includes parking income and advertising income.

B-115

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Refinance	33	$659,226,435	57.0%	$19,976,559	1.56x	4.922%	116.7	62.4%	55.2%
Acquisition	18	283,347,833	24.5	$15,741,546	1.46x	4.759%	113.7	71.0%	63.6%
Recapitalization	6	210,285,561	18.2	$35,047,594	1.67x	4.363%	117.2	58.8%	48.6%
Refinance/Acquisition	1	3,075,000	0.3	$3,075,000	1.41x	5.080%	119.0	68.3%	57.8%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Interest Only, Then Amortizing(2)	33	$489,023,375	42.3%	$14,818,890	1.49x	4.718%	115.3	66.7%	56.8%
Interest Only	8	341,550,000	29.5	$42,693,750	1.62x	4.600%	115.0	59.3%	58.9%
Amortizing (30 Years)	15	316,975,374	27.4	$21,131,692	1.57x	5.066%	118.3	64.4%	52.2%
Amortizing (25 Years)	1	5,192,277	0.4	$5,192,277	1.76x	5.200%	119.0	64.9%	49.0%
Amortizing (22.5 Years)	1	3,193,804	0.3	$3,193,804	1.45x	4.780%	119.0	55.5%	38.4%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 12 to 72 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
2,500,000 - 4,999,999	10	$36,440,179	3.2%	$3,644,018	1.69x	4.859%	118.2	58.1%	50.3%
5,000,000 - 14,999,999	30	254,049,137	22.0	$8,468,305	1.57x	4.827%	118.4	66.5%	56.9%
15,000,000 - 24,999,999	5	101,062,370	8.7	$20,212,474	1.58x	4.823%	106.0	69.9%	61.6%
25,000,000 - 29,999,999	3	78,328,868	6.8	$26,109,623	1.36x	4.927%	117.7	72.1%	60.1%
30,000,000 - 34,999,999	2	61,166,265	5.3	$30,583,133	1.64x	4.580%	118.0	62.1%	53.7%
35,000,000 - 49,999,999	2	83,200,000	7.2	$41,600,000	1.67x	4.588%	102.0	61.7%	55.2%
50,000,000 - 54,999,999	2	104,789,561	9.1	$52,394,781	1.66x	4.626%	118.0	62.6%	50.2%
55,000,000 - 115,000,000	4	436,898,450	37.8	$109,224,612	1.50x	4.813%	118.5	60.9%	56.0%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

	Min	$2,500,000
	Max	$115,000,000
	Average	$19,929,911

C-1

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
1.13 - 1.29	9	$211,289,636	18.3%	$23,476,626	1.27x	4.708%	118.9	72.8%	67.8%
1.30 - 1.49	20	281,603,645	24.4	$14,080,182	1.40x	4.911%	113.3	70.1%	58.9%
1.50 - 1.69	11	407,141,252	35.2	$37,012,841	1.58x	4.893%	118.5	58.7%	51.5%
1.70 - 1.89	9	161,939,479	14.0	$17,993,275	1.84x	4.469%	118.1	58.9%	50.9%
1.90 - 2.09	5	62,150,000	5.4	$12,430,000	1.99x	4.564%	97.6	54.6%	52.2%
2.10 - 2.16	4	31,810,818	2.8	$7,952,704	2.13x	4.684%	117.1	57.7%	45.8%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) Underwritten Debt Service Coverage Ratio is calculated based on the annual debt service for the mortgage loan calculated on the Cut-off Date Balance net of a $1,146,000 earnout for 1 of the mortgage loans.

	Min	1.13
	Max	2.16
	Average	1.55

Distribution of Mortgage Rates

Range of Mortgage Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
4.221 - 4.249	3	$83,750,000	7.2%	$27,916,667	1.97x	4.223%	118.1	54.5%	52.1%
4.250 - 4.499	5	181,789,561	15.7	$36,357,912	1.67x	4.324%	117.3	59.7%	48.6%
4.500 - 4.749	11	204,300,000	17.7	$18,572,727	1.44x	4.557%	118.5	70.3%	67.8%
4.750 - 4.999	27	477,916,187	41.3	$17,700,600	1.50x	4.901%	115.9	63.7%	55.6%
5.000 - 5.249	11	98,280,631	8.5	$8,934,603	1.50x	5.084%	104.5	68.5%	55.1%
5.250 - 5.580	1	109,898,450	9.5	$109,898,450	1.51x	5.580%	119.0	62.7%	52.6%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

	Min	4.221%
	Max	5.580%
	Average	4.781%

C-2

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
41.9 - 49.9	4	$127,025,000	11.0%	$31,756,250	1.68x	4.838%	118.9	47.9%	47.5%
50.0 - 54.9	2	75,000,000	6.5	$37,500,000	1.94x	4.221%	118.2	54.2%	52.6%
55.0 - 59.9	11	237,724,657	20.6	$21,611,332	1.74x	4.464%	112.0	58.2%	48.3%
60.0 - 64.9	7	155,091,170	13.4	$22,155,881	1.57x	5.359%	118.9	62.9%	52.4%
65.0 - 69.9	14	183,106,737	15.8	$13,079,053	1.41x	4.916%	118.7	67.9%	57.4%
70.0 - 75.0	20	377,987,265	32.7	$18,899,363	1.38x	4.769%	114.8	73.2%	65.4%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) Unless otherwise indicated, the Cut-off Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to 5 mortgage loans, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Loan-to-Value Ratio was calculated using either (i) an “as-is” appraised value plus related property improvement plan (“PIP”) costs, (ii) the cut-off date principal balance of a mortgage loan less a reserve taken at origination or (iii) the cut-off date principal balance of a mortgage loan less an earnout. The weighted average Cut-off Date Loan-to-Value Ratio for the mortgage pool without making such adjustments is 64.3%.

	Min	41.9%
	Max	75.0%
	Average	63.9%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
38.4 - 39.9	2	$7,193,804	0.6%	$3,596,902	1.75x	4.719%	118.4	47.9%	38.8%
40.0 - 49.9	12	330,148,130	28.6	$27,512,344	1.69x	4.585%	117.8	54.7%	47.1%
50.0 - 54.9	8	226,269,873	19.6	$28,283,734	1.69x	5.008%	118.7	60.4%	52.6%
55.0 - 59.9	18	266,680,854	23.1	$14,815,603	1.50x	4.921%	108.7	67.2%	57.1%
60.0 - 64.9	14	182,514,169	15.8	$13,036,726	1.38x	4.823%	118.2	72.0%	62.5%
65.0 - 69.9	3	33,128,000	2.9	$11,042,667	1.43x	4.757%	118.0	74.0%	66.7%
70.0 - 75.0	1	110,000,000	9.5	$110,000,000	1.28x	4.500%	119.0	75.0%	75.0%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) Unless otherwise indicated, the Maturity Date Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to 17 mortgage loans, representing approximately 34.3% of the aggregate principal balance of the mortgage loan as of the cut-off date, the respective Maturity Date Loan-to-Value Ratios were each calculated using the related “as stabilized”, “as stabilized / as completed” or “prospective market value upon stabilization” appraised value instead of the related “as-is” appraised value. The weighted average Maturity Date Loan-to-Value Ratio for the mortgage pool without making such adjustments is 57.5%.

	Min	38.4%
	Max	75.0%
	Average	56.1%

C-3

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
60	1	$21,000,000	1.8%	$21,000,000	1.90x	4.994%	59.0	58.7%	58.7%
84	1	38,200,000	3.3	$38,200,000	1.42x	5.020%	82.0	70.6%	56.4%
120	56	1,096,734,829	94.9	$19,584,551	1.55x	4.768%	118.3	63.7%	56.0%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

	Min	60	months
	Max	120	months
	Average	118	months

Distribution of Remaining Terms to Maturity

Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
59	1	$21,000,000	1.8%	$21,000,000	1.90x	4.994%	59.0	58.7%	58.7%
82	1	38,200,000	3.3	$38,200,000	1.42x	5.020%	82.0	70.6%	56.4%
116 - 120	56	1,096,734,829	94.9	$19,584,551	1.55x	4.768%	118.3	63.7%	56.0%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

	Min	59	months
	Max	120	months
	Average	116	months

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Interest Only	8	$341,550,000	29.5%	$42,693,750	1.62x	4.600%	115.0	59.3%	58.9%
270	1	3,193,804	0.3	$3,193,804	1.45x	4.780%	119.0	55.5%	38.4%
300	2	43,392,277	3.8	$21,696,138	1.46x	5.042%	86.4	69.9%	55.5%
360	47	767,798,749	66.4	$16,336,144	1.53x	4.847%	118.2	65.6%	54.9%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) All of the mortgage loans will have balloon payments at maturity.

	Min	270	months
	Max	360	months
	Average	356	months

C-4

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Interest Only	8	$341,550,000	29.5%	$42,693,750	1.62x	4.600%	115.0	59.3%	58.9%
269	1	3,193,804	0.3	$3,193,804	1.45x	4.780%	119.0	55.5%	38.4%
299 - 300	2	43,392,277	3.8	$21,696,138	1.46x	5.042%	86.4	69.9%	55.5%
356 - 360	47	767,798,749	66.4	$16,336,144	1.53x	4.847%	118.2	65.6%	54.9%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) All of the Mortgage Loans will have balloon payments at maturity.

	Min	269	months
	Max	360	months
	Average	356	months

Mortgage Loans with Original Partial Interest Only Period

Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
12	3	$35,959,375	3.1%	$11,986,458	1.37x	4.943%	117.3	73.4%	61.8%
18	1	$38,200,000	3.3%	$38,200,000	1.42x	5.020%	82.0	70.6%	56.4%
24	9	$176,146,000	15.2%	$19,571,778	1.56x	4.528%	117.6	62.3%	51.6%
36	8	$120,340,000	10.4%	$15,042,500	1.50x	4.809%	118.8	68.1%	57.6%
48	6	$78,678,000	6.8%	$13,113,000	1.40x	4.773%	118.2	72.1%	64.9%
60	4	$32,600,000	2.8%	$8,150,000	1.49x	4.686%	118.5	65.8%	60.5%
72	2	$7,100,000	0.6%	$3,550,000	1.96x	4.670%	118.0	42.8%	40.0%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
Defeasance	48	$1,046,792,076	90.6%	$21,808,168	1.54x	4.801%	115.8	63.9%	56.0%
Yield Maintenance	8	89,292,754	7.7	$11,161,594	1.78x	4.503%	118.1	61.0%	54.5%
Yield Maintenance or Defeasance	2	19,850,000	1.7	$9,925,000	1.29x	4.954%	119.0	72.0%	65.1%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

C-5

Distribution of Debt Yields on Underwritten Net Operating Income(1)

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
5.8 - 7.9	2	$118,450,000	10.2%	$59,225,000	1.27x	4.527%	119.0	74.4%	74.0%
8.0 - 8.9	10	269,243,636	23.3	$26,924,364	1.56x	4.753%	118.8	57.7%	53.8%
9.0 - 9.9	15	287,051,387	24.8	$19,136,759	1.51x	4.583%	117.5	65.0%	55.5%
10.0 - 10.9	14	166,997,256	14.4	$11,928,375	1.57x	4.857%	111.1	66.2%	57.6%
11.0 - 11.9	4	160,348,450	13.9	$40,087,112	1.50x	5.385%	110.2	65.1%	54.2%
12.0 - 12.9	4	43,557,641	3.8	$10,889,410	1.77x	4.884%	118.5	64.4%	53.2%
13.0 - 13.9	5	84,031,838	7.3	$16,806,368	1.87x	4.523%	117.6	59.6%	45.7%
14.0 - 15.9	4	26,254,622	2.3	$6,563,655	2.03x	4.843%	117.3	57.8%	44.2%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) Debt Yield on Underwritten Net Operating Income is calculated based on the Cut-off Date Balance net of a $1,146,000 earnout for 1 of the mortgage loans.

	Min	5.8%
	Max	15.9%
	Average	9.8%

Distribution of Debt Yields on Underwritten Net Cash Flow(1)

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity Date LTV
5.8 - 7.9	3	$121,600,000	10.5%	$40,533,333	1.27x	4.539%	119.0	74.1%	73.3%
8.0 - 8.9	18	393,979,926	34.1	$21,887,774	1.54x	4.752%	118.4	60.8%	55.2%
9.0 - 9.9	15	289,269,550	25.0	$19,284,637	1.53x	4.665%	113.6	64.6%	55.4%
10.0 - 10.9	11	223,435,056	19.3	$20,312,278	1.55x	5.202%	112.7	65.7%	54.8%
11.0 - 11.9	4	83,547,202	7.2	$20,886,801	1.84x	4.561%	117.6	60.3%	46.4%
12.0 - 12.9	5	25,967,277	2.2	$5,193,455	2.01x	4.604%	117.9	53.1%	45.5%
13.0 - 13.9	2	18,135,818	1.6	$9,067,909	2.12x	4.940%	116.9	60.4%	44.9%
Total/Avg./Wtd.Avg.	58	$1,155,934,829	100.0%	$19,929,911	1.55x	4.781%	116.1	63.9%	56.1%

(1) Debt Yield on Underwritten Net Cash Flow is calculated based on the Cut-off Date Balance net of a $1,146,000 earnout for 1 of the mortgage loans.

	Min	5.8%
	Max	13.9%
	Average	9.1%

C-6

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	17	$655,299,252	56.7%
Springing	31	285,099,800	24.7
Hard (Hotel, Office, Retail) / Soft (Music Venue)	1	109,898,450	9.5
None	7	75,442,802	6.5
Soft Springing	1	25,000,000	2.2
Soft	1	5,194,526	0.4
Total	58	$1,155,934,829	100.0%

Distribution of Escrows

Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	52	$845,770,268	73.2%
Replacement Reserves(1)	48	$813,320,268	70.4%
Insurance	35	$554,304,737	48.0%
TI/LC(2)	28	$488,283,730	58.4%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of Initial Pool Balance secured by office, retail, mixed use and industrial properties and one land property with a retail tenant.

C-7

Distribution of Property Types
Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Office	43	$359,795,466	31.1%	$8,367,336	1.53	x	4.903%	115.1	61.8%	55.4%
General Suburban	37	170,674,520	14.8	$4,612,825	1.47	x	4.889%	118.3	69.0%	58.6%
CBD	3	161,944,493	14.0	$53,981,498	1.62	x	4.899%	111.1	52.8%	50.8%
Medical	3	27,176,454	2.4	$9,058,818	1.32	x	5.019%	118.5	70.5%	61.8%
Retail	29	$303,139,814	26.2%	$10,453,097	1.54	x	4.562%	117.8	64.2%	54.9%
Super Regional Mall	2	132,000,000	11.4	$66,000,000	1.66	x	4.260%	117.0	57.2%	48.6%
Shadow Anchored	12	84,712,688	7.3	$7,059,391	1.43	x	4.787%	118.5	70.6%	61.3%
Anchored	7	62,777,174	5.4	$8,968,168	1.47	x	4.786%	118.0	67.5%	56.8%
Single Tenant Retail	6	12,450,000	1.1	$2,075,000	1.33	x	4.830%	119.0	74.0%	63.7%
Unanchored	2	11,199,951	1.0	$5,599,976	1.60	x	4.852%	118.6	69.6%	61.1%
Mixed Use	2	$154,898,450	13.4%	$77,449,225	1.62	x	5.185%	119.0	60.2%	53.1%
Hospitality/Office/Retail	1	109,898,450	9.5	$109,898,450	1.51	x	5.580%	119.0	62.7%	52.6%
Hospitality/Retail	1	45,000,000	3.9	$45,000,000	1.88	x	4.221%	119.0	54.2%	54.2%
Hospitality	9	$139,275,297	12.0%	$15,475,033	1.77	x	4.737%	107.8	63.2%	48.9%
Full Service(3)	3	96,179,614	8.3	$32,059,871	1.77	x	4.627%	106.5	62.2%	47.8%
Limited Service(3)	6	43,095,683	3.7	$7,182,614	1.76	x	4.982%	110.5	65.3%	51.4%
Land	2	$118,450,000	10.2%	$59,225,000	1.27	x	4.527%	119.0	74.4%	74.0%
Hospitality	1	110,000,000	9.5	$110,000,000	1.28	x	4.500%	119.0	75.0%	75.0%
Retail	1	8,450,000	0.7	$8,450,000	1.13	x	4.880%	119.0	66.0%	60.8%
Self Storage	12	$50,217,802	4.3%	$4,184,817	1.66	x	4.649%	118.8	62.7%	54.2%
Multifamily (Garden)	3	$14,068,000	1.2%	$4,689,333	1.50	x	4.896%	117.0	70.6%	61.3%
Industrial	2	$10,425,000	0.9%	$5,212,500	1.75	x	4.804%	118.0	59.5%	52.0%
Flex	1	5,500,000	0.5	$5,500,000	1.44	x	5.052%	118.0	68.3%	57.8%
Warehouse/Distribution	1	4,925,000	0.4	$4,925,000	2.10	x	4.528%	118.0	49.7%	45.5%
Manufactured Housing	2	$5,665,000	0.5%	$2,832,500	1.29	x	4.900%	120.0	72.5%	59.4%
Total / Wtd Avg	104	$1,155,934,829	100.0%	$11,114,758	1.55	x	4.781%	116.1	63.9%	56.1%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) With respect to the King of Prussia Hotel Portfolio mortgage loan, the loan documents did not provide for an allocated loan amount for the Crowne Plaza – King of Prussia (Full Service) and Fairfield Inn & Suites – King of Prussia (Limited Service) mortgaged properties. For the purposes of the above chart, the allocated loan amount for each of the mortgaged properties represents the pro rata share of room revenue at the Crowne Plaza – King of Prussia (74.5% of room revenue) and Fairfield Inn & Suites – King of Prussia (25.5% of room revenue) properties.

C-8

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)		Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Texas	7	$174,934,595	15.1%	$24,990,656	1.61	x	5.226%	118.7	62.3%	53.0%
New York	3	168,450,000	14.6	$56,150,000	1.68	x	4.691%	119.0	50.6%	50.4%
Colorado	1	110,000,000	9.5	$110,000,000	1.28	x	4.500%	119.0	75.0%	75.0%
Indiana	2	107,950,000	9.3	$53,975,000	1.55	x	4.309%	117.1	58.7%	48.7%
California	8	94,562,370	8.2	$11,820,296	1.55	x	4.865%	105.0	65.9%	60.6%
Pennsylvania	7	89,144,493	7.7	$12,734,928	1.46	x	4.856%	102.9	69.0%	57.1%
Massachusetts	2	68,247,202	5.9	$34,123,601	1.86	x	4.452%	117.2	60.2%	46.3%
Arizona	5	61,711,423	5.3	$12,342,285	1.44	x	4.933%	119.0	67.0%	56.8%
Michigan	6	45,618,454	3.9	$7,603,076	1.49	x	4.894%	118.0	67.1%	56.5%
Ohio	10	40,014,000	3.5	$4,001,400	1.56	x	4.925%	118.9	70.5%	57.1%
New Jersey	1	31,166,265	2.7	$31,166,265	1.26	x	4.926%	119.0	69.6%	57.1%
South Carolina	4	24,950,000	2.2	$6,237,500	1.50	x	4.626%	118.0	72.6%	65.3%
Florida	4	24,217,019	2.1	$6,054,255	1.94	x	4.985%	117.1	63.2%	48.6%
Georgia	7	19,305,302	1.7	$2,757,900	1.44	x	4.774%	117.6	65.3%	53.8%
Delaware	2	16,775,000	1.5	$8,387,500	1.38	x	4.651%	118.0	71.3%	65.1%
Maryland	3	15,000,000	1.3	$5,000,000	1.81	x	4.477%	117.4	61.6%	51.6%
Tennessee	7	11,811,027	1.0	$1,687,290	1.54	x	5.061%	118.2	69.6%	56.1%
Kentucky	5	8,393,750	0.7	$1,678,750	1.79	x	4.684%	117.6	60.2%	52.8%
North Carolina	4	7,564,000	0.7	$1,891,000	1.45	x	4.734%	118.0	73.1%	64.1%
Alabama	6	7,425,000	0.6	$1,237,500	1.35	x	4.906%	117.0	75.0%	63.1%
Virginia	2	7,093,804	0.6	$3,546,902	1.45	x	4.695%	118.5	65.5%	53.7%
Arkansas	2	6,684,250	0.6	$3,342,125	1.45	x	4.961%	117.0	74.1%	66.3%
Illinois	1	5,800,000	0.5	$5,800,000	1.68	x	5.120%	119.0	63.0%	49.8%
Utah	1	5,500,000	0.5	$5,500,000	1.44	x	5.052%	118.0	68.3%	57.8%
Mississippi	4	3,616,875	0.3	$904,219	1.37	x	4.949%	118.3	72.2%	61.3%
Total	104	$1,155,934,829	100.0%	$11,114,758	1.55	x	4.781%	116.1	63.9%	56.1%
(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

C-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Exchangeable Class Detail	4
Reconciliation Detail	5
Other Required Information	6
Cash Reconciliation Detail	7
Current Mortgage Loan and Property Stratification Tables	8-10
Mortgage Loan Detail	11
NOI Detail	12
Principal Prepayment Detail	13
Historical Detail	14
Delinquency Loan Detail	15
Specially Serviced Loan Detail	16-17
Advance Summary	18
Modified Loan Detail	19
Historical Liquidated Loan Detail	20
Historical Bond / Collateral Loss Reconciliation	21
Interest Shortfall Reconciliation Detail	22-23
Defeased Loan Detail	24
Supplemental Reporting	25

Depositor	Master Servicer	Special Servicer	Operating Advisor/ Asset Representations Reviewer	Trustee
Citigroup Commercial Mortgage Securities Inc.	KeyBank National Association	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor	Pentalpha Surveillance LLC 375 North French Road	Wilmington Trust, National Association 1100 North Market St.
390 Greenwich Street, 7th Floor	11501 Outlook Street	Charlotte, NC 28202	Suite 100	Wilmington, DE 19890
New York, NY 10013	Suite 300		Amherst, NY 14228
Overland Park, KS 66211
Contact:
Contact: Richard Simpson	Contact: Diane Haislip	REAM_InvestorRelations@wellsfargo.com	Contact: Don Simon	Contact: General Contact
Phone Number: (212) 816-5343	Phone Number: (913) 317-4372	Phone Number: (866) 898-1615	Phone Number: (203) 660-6100	Phone Number: (302) 636-4140

D - 1

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

D - 2

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

(2) Class A-S, Class B, Class C all represent the “Regular Interest” of these respective classes. For details on how the balances and payments of these “Regular Interests” are split between their respective certificates and the Exchangable Class EC, please refer to page 4.

D - 3

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
EC		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

D - 4

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Exchangeable Class Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance

A-S Regular Interest Breakdown
A-S (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

B Regular Interest Breakdown
B (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

C Regular Interest Breakdown
C (Cert)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C (EC)		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class EC Detail

Class\ Component	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss / Additional Trust Fund Expenses	Total Distribution	Ending Balance
EC		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D - 5

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

D - 6

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy

Controlling Class Representative:
Effective as of: mm/dd/yyyy
Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

D - 7

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - KeyBank N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advsior Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

D - 8

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

D - 9

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

D - 10

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

D - 11

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD
MH	-	Mobile Home Park

D - 12

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

D - 13

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

D - 14

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments	Payoff	Next Weighted Avg.
Date	#	#	#	#	#	#	#	#	Coupon	Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

D - 15

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

D - 16

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

D - 17

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

D - 18

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

D - 19

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

D - 20

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

D - 21

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

D - 22

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

D - 23

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

D - 24

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

D - 25

	Citigroup Commercial Mortgage Trust 2016-GC36 Commercial Mortgage Pass-Through Certificates Series 2016-GC36	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	3/11/16
8480 Stagecoach Circle		Record Date:	2/29/16
Frederick, MD 21701-4747		Determination Date:	3/7/16

Supplemental Reporting

D - 26

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged

E-1-1

Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the

E-1-2

Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the

E-1-3

Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

E-1-4

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such

E-1-5

Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the

E-1-6

related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately

E-1-7

preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

E-1-8

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance

E-1-9

outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the

E-1-10

Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that

E-1-11

such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably

E-1-12

estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1-13

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Goldman Sachs Mortgage Company

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	GSA Portfolio (Loan No. 11)	The St. Joe Company has a right of first refusal and repurchase option related to the Mortgaged Property located in Tallahassee, FL. The City of Frankfort has a right of first refusal to purchase the Mortgaged Property located in Frankfort, KY. The Mortgage Loan is recourse to the related Mortgagor and the related guarantors up to the allocated loan amounts for the Mortgaged Property located in Tallahassee, FL if the lender accelerates the indebtedness as a result of an event of default. Such recourse liability is removed if the applicable right of first refusal become subject to a subordination agreement in favor of the Mortgagee or if the related Mortgaged Property is released pursuant to the Mortgage Loan documents.

(6) Permitted Liens; Title Insurance	Element LA (Loan No. 19)	Riot Games, the sole tenant, has a right of first refusal in connection with a contemplated sale of the Mortgaged Property. The right of first refusal is not exercisable in connection with any foreclosure or deed in lieu of foreclosure.

(6) Permitted Liens; Title Insurance	Golden Mile Marketplace (Loan No. 31)	Tenants Mountain View Diner and Ruby Tuesday each has a right of first refusal in connection with the sale of its respective premises.

(10) Condition of Property	AAAA Self Storage (Loan No. 37)	The Mortgaged Property was inspected by an engineering consultant on June 4, 2015 in connection with the preparation of a property condition report, which was more than 6 months prior to the origination date of the Mortgage Loan.

(14) Escrow Deposits	Austin Block 21 (Loan No. 3)	In some cases, certain reserve requirements related to the hotel portion of the Mortgaged Property are waived for so long as an equivalent reserve is being maintained by the hotel property manager.

(14) Escrow Deposits	Westin Boston Waterfront (Loan No. 5)	In some cases, certain reserve requirements are waived for so long as an equivalent reserve is being maintained by the property manager.

(16) Insurance

All Mortgage Loans Originated by GSMC except for:

GSA Portfolio
(Loan No. 11)

Rivercrest Portfolio B
(Loan No. 16)

Rivercrest Portfolio A
(Loan No. 17)

Element LA
(Loan No. 19)

Guardian Self Storage Centre Avenue and South

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the loan, instead of the then outstanding principal amount of the loan.

E-2-1

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Millvale (Loan No. 26) AAAA Self Storage (Loan No. 37)

(16) Insurance	Austin Block 21 (Loan No. 3) Westin Boston Waterfront (Loan No. 5) DoubleTree Hotel Universal (Loan No. 22)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

(16) Insurance	Glenbrook Square (Loan No. 4)

All policies may be issued by (a) one or more financially sound and responsible primary insurers authorized to do business in the state in which the Property is located and having a claims-paying ability rating of no lower than “A” by S&P and no lower than “A:VII” by A.M. Best, or (b) by a syndicate of insurers with (i) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) by carriers having minimum claims paying ability rating of no lower than “A” by S&P and no lower than “A:VII” by A.M. Best and (ii) the remainder by carriers having minimum claims paying ability rating of no lower than “BBB” by S&P and no lower than “A:VII” by A.M. Best. Notwithstanding the foregoing, the Mortgagor may continue to use Ironshore Insurance Ltd. as part of its insurance syndicate that is in place as of the date of the origination date of the Mortgage Loan, provided that such insurer does not move lower in the syndicate, increase its limits or fail to maintain the following rating: a Moody’s rating of no lower than “Baa1”. Notwithstanding anything to the contrary contained in the Mortgage Loan documents, (a) the Mortgagor may satisfy the applicable ratings requirement by providing to the lender a “cut-through” endorsement or credit wrap issued by an insurer rated at least “A+” with S&P, in each case in form and substance acceptable to the lender and the Rating Agencies and (b) the flood hazard insurance coverage described in subsection (a)(ii) above made available under the applicable laws of all relevant Governmental Authorities may be with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.

The Mortgage Loan documents require insurance proceeds in respect of a property loss in excess of $8,125,000 be applied to either (a) the repair or restoration of all or part of the related Mortgaged Property, or (b) the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

(16) Insurance	South Plains Mall (Loan No. 10)	The insurance companies must have a financial rating of (i) “A-:VIII” or better from A.M. Best and (ii) “A-” or better by S&P (and “A2” or better by Moody’s); provided, however, that for multi-layered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P (and “Baa2” by Moody’s), so long as 100% of the primary layer of such multi-layered policies have carriers rated at least “A-” or better by S&P (and “A2” or better by Moody’s).

(16) Insurance	GSA Portfolio (Loan No. 11)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if

E-2-2

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss at each Mortgaged Property, is 5% of the original principal balance of the allocated loan amount for each such Mortgaged Property, instead of the then outstanding principal amount of the loan.

(16) Insurance	Element LA (Loan No. 19)	The Mortgagor may continue to use Ironshore Specialty Insurance Company, provided that Ironshore Specialty Insurance Company maintains a rating of “Baa1” or better by Moody’s. If the rating of such insurer is withdrawn or downgraded below its rating on the origination date, the Mortgagor is required to promptly notify the lender and replace such insurer with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

(16) Insurance	Seaford Village (Loan No. 23)	The Mortgagor may continue to use Millers Capital Insurance Company, rated “A: VII” by A.M. Best, as the insurer for the Mortgaged Property and general liability policies, provided that the rating of such insurer is not withdrawn or downgraded below such rating.

(16) Insurance	81 Page Drive (Loan No. 49)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by A.M. Best).

Until February 14, 2023, the Mortgagor may rely on the insurance provided by the tenant doing business as CWI, Inc. for its leased premises so long as such insurance is maintained in compliance with the terms of the applicable lease and satisfies the other requirements set forth in the related Mortgage Loan documents.

(17) Access; Utilities; Separate Tax Lots	Residence Inn Andover (Loan No. 20)	The Mortgagor’s access to Old River Road (public-right-of-way) from Minuteman Road (private roadway to which the Mortgagor has easement rights) is through prescriptive easement rights.

(24) Local Law Compliance	Guardian Self Storage Centre Avenue and South Millvale (Loan No. 26)	Both Mortgaged Properties are considered legal, non-conforming as to use. The Mortgagor has obtained ordinance and law insurance and the Mortgagor and guarantor are providing recourse protection for any losses suffered by the Mortgagee as a result of the use of each Mortgaged Property not being permitted by applicable zoning ordinances.

(25) Licenses and Permits	Residence Inn Andover (Loan No. 20)	The Mortgaged Property is operating with a temporary liquor license. The Mortgagor is required to deliver copies of a permanent liquor license within 6 months from origination.

(26) Recourse Obligations	Glenbrook Square (Loan No. 4)	Prohibited transfers of the Mortgaged Property or equity interests in the Mortgagor are limited to actual damages, rather than full springing recourse.

(26) Recourse Obligations	South Plains Mall (Loan No. 10)	To the extent that an environmental insurance policy acceptable to the lender covers the Mortgaged Property, the lender is required to use commercially reasonable efforts to collect under such policy prior to making a claim for environmental matters under the recourse carveout guaranty.

(27) Mortgage Releases	Glenbrook Square (Loan No. 4)	The Mortgagor is permitted (subject to compliance with all REMIC-related requirements) to substitute portions of the related Mortgaged Property collateral with exchange parcels. To the extent such portions are income producing, a Rating Agency Confirmation will be required.

E-2-3

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(30) Due on Sale or Encumbrance	Element LA (Loan No. 19)

Transfers in excess of 49% are permitted, so long as Hudson Pacific Properties, Inc. continues to control and own at least 20% of the direct or indirect interests in the Mortgagor, the guarantor and the property manager.

The Mortgage Loan documents permit the Mortgagor to accept a preferred equity investment, which investment may, under certain circumstances, cause a transfer of control without the lender’s consent, provided, among other things, (i) taking into account the principal balance of the Mortgage Loan and the preferred equity investment (a) the aggregate loan-to-value ratio is not greater than 57.1%, (b) the debt service coverage ratio is not less than 1.90x, (c) the debt yield is not less than 9% and (ii) the structure of the preferred equity investment (and related documents) is reasonably acceptable to the lender.

(31) Single-Purpose Entity	Austin Block 21 (Loan No. 3)	The Mortgagor previously owned interests in other entities which were involved in the operation of the Mortgaged Property.

(31) Single-Purpose Entity	Rivercrest Portfolio B (Loan No. 16)	A non-consolidation opinion was not required to be delivered by the Mortgagor at the origination of the Mortgage Loan.

(31) Single-Purpose Entity	AAAA Self Storage (Loan No. 37)	The Mortgagor previously owned tracts of land immediately adjacent to the Mortgaged Property which were conveyed to third parties.

(32) Defeasance	Westin Boston Waterfront (Loan No. 5)	Partial defeasance of the Mortgage Loan is permitted to the extent necessary to meet a debt yield test.

(34) Ground Leases	Westin Boston Waterfront (Loan No. 5)	(e) An estoppel letter received from ground lessor expressly approves of the Trust as a qualified leasehold mortgagee. Any other assignee of the Mortgage Loan is required to be an institutional lender (in accordance with the terms of the Mortgage Loan documents) or otherwise reasonably acceptable to the ground lessor. Assignments of lessee’s interests are subject to the reasonable approval of the lessor and hotel management under an acceptable management agreement.

(39) Organization of Mortgagor	Rivercrest Portfolio B (Loan No. 16) Rivercrest Portfolio A (Loan No. 17)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(39) Organization of Mortgagor	Guardian Self Storage Centre Avenue and South Millvale (Loan No. 26) Guardian Self Storage Old Haymaker Road (Loan No. 34) Guardian Self Storage Waterfront Drive (Loan No. 36)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(41) Appraisal	AAAA Self Storage (Loan No. 37)	The appraisal of the Mortgaged Property has an appraisal date of June 10, 2015, which was more than 6 months prior to the origination date of the Mortgage Loan.

E-2-4

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Sheraton Denver Downtown Fee (Loan No. 2)	The sole tenant under the ground lease at the Mortgaged Property has the option to purchase the Mortgaged Property in the event of a casualty affecting more than 25% of the Mortgaged Property or the tenant’s determination that a condemnation has affected substantially all of the Mortgaged Property.

(6) Permitted Liens; Title Insurance	King of Prussia Hotel Portfolio (Loan No. 8)	In the event of a proposed transfer of the Fairfield Inn & Suites – King of Prussia Mortgaged Property or certain interests in the Mortgagor to certain competitors, the franchisor under the related franchise agreement has a right of first refusal to purchase the Mortgaged Property or interest in the Mortgagor. The right of first refusal does not apply to an exercise of Seller’s rights under the related Mortgage provided that the Seller is not, or an affiliate of, a competitor.

(6) Permitted Liens; Title Insurance	Net Lease Retail Portfolio (Loan No. 25)	In the event the Mortgagor receives a bona fide offer to purchase the leased premises, the sole tenant has a right of first refusal to purchase the Walgreens - Sterling Heights Mortgaged Property. The right of first refusal is not exercisable in connection the transfer of the premises via foreclosure or deed-in-lieu of foreclosure.

(6) Permitted Liens; Title Insurance	Bank of America Oceanside Fee (Loan No. 32)	The sole tenant has a right of first refusal to purchase the Mortgaged Property in the event a third party offers to purchase the Mortgaged Property. The right of first refusal is not exercisable in connection with the Seller’s sale of the related Mortgaged Property following a foreclosure or deed in lieu of foreclosure, or in connection with any foreclosure or deed in lieu of foreclosure.

(6) Permitted Liens; Title Insurance	Empire Mini Storage Forestville (Loan No. 44)	A tenant renting antenna space at the Mortgaged Property has a right of first refusal to purchase the portion of the Mortgaged Property it leases in the event the Mortgagor sells, transfers, or grants an interest for the purpose of maintaining communication facilities in the Mortgaged Property leased by the specified tenant. The right of first refusal is not exercisable in connection with any foreclosure or deed-in-lieu of foreclosure.

(10) Condition of Property	Bank of America Oceanside Fee (Loan No. 32)	No engineering report and/or property condition assessment was obtained in connection with the origination of the Mortgage Loan. The Mortgaged Property has been ground leased by the Mortgagor, as landlord, to Bank of America, N.A., as tenant (“BOA”). Pursuant to the terms of the lease, BOA is obligated to construct certain improvements on the Mortgaged Property. BOA has taken possession of the premises demised pursuant to its lease and has commenced paying rent thereunder.

(16) Insurance	Sheraton Denver Downtown Fee (Loan No. 2)	The restoration threshold is $9,000,000.

(16) Insurance	Bank of America Oceanside Fee (Loan No. 32)	Pursuant to the terms of its lease with the Mortgagor and the Mortgage Loan Documents, BOA is permitted to maintain all insurance at the Mortgaged Property through a program of self-insurance or a combination of insurance and self-insurance, in each case, so long as the policies as provided by BOA otherwise satisfy the terms and conditions of the Mortgage Loan Documents relating to insurance and BOA satisfies certain conditions set forth in the Mortgage Loan Documents (including, without limitation), that BOA maintains a claims-paying ability rating from S&P of “BBB” or better.

(26) Recourse Obligations	King of Prussia Hotel Portfolio (Loan No. 8)	The Mortgage Loan is full recourse to the related Mortgagor and guarantor, with respect to transfers of equity interests in the Mortgagor, in the event of a sale or pledge of any direct or indirect interest in the Mortgagor that is prohibited by the Mortgage Loan Documents and as a result of such transfer of interests in the Mortgagor, (i) there is a change in control of the Mortgagor or guarantor or (ii) the related sponsor will not (a) own at least an unencumbered 10% direct or indirect equity ownership interest in each

E-2-5

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

of the Mortgagor, the mezzanine mortgagor, and certain component entities of the Mortgagor and the mezzanine mortgagor, (b) control the Mortgagor, mezzanine mortgagor and certain component entities of the Mortgagor and the mezzanine mortgagor and (c) control the day-to-day operation of the Mortgaged Property.

(26) Recourse Obligations	Bank of America Oceanside Fee (Loan No. 32)	The recourse liability of the guarantors of the Mortgage Loan is limited to full recourse for (a) a voluntary or collusive involuntary (by guarantor or any affiliated manager) bankruptcy involving the Mortgagor, (b) commission of any transfer that is prohibited by the Mortgage Loan Documents, (c) SPE breaches that are cited as a factor in a substantive consolidation of the Mortgagor, and execution of an environmental indemnity.

(39) Organization of Mortgagor	National Self Storage Southfield (Loan No. 52) National Self Storage Redford (Loan No. 56)	The Mortgagors under each of the Mortgage Loans are affiliated with each other.

E-2-6

Cantor Commercial Real Estate Lending, L.P.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(16) Insurance	Lancaster Plaza (Loan No. 18)	The tenant Circle K Stores, Inc. provides property insurance for its leased premises. The related Mortgage Loan documents require the Mortgagor to maintain insurance in compliance with the terms of the related Mortgage Loan documents.

(16) Insurance	Gulf Place (Loan No. 50)

The Loan Documents provide that if and so long as the related condominium owner’s association maintains a “master” or “blanket” policy on the condominium which is acceptable to lender and is issued by an insurance carrier acceptable to lender, then Mortgagor’s obligations under the Loan Documents to maintain insurance coverage is satisfied. The insurance policies currently in place satisfy the requirements set forth in the Loan Documents.

Pursuant to the condominium documents, any damage or destruction to the Mortgaged Property must be restored unless 70% of the unit owners comprising the applicable neighborhood association (or 75% of the voting members of the master association) affirmatively elect not to restore. In the event of a fire or other casualty to the condominium, the lender may elect to vote in place of the Mortgagor with respect to the application of insurance proceeds.

(16) Insurance	Gulf Place (Loan No. 50)	The Loan Documents provide that insurance proceeds may be disbursed to the Mortgagor where the proceeds are less than $250,000, which is more than 5% of the outstanding principal amount of the related Mortgage Loan.

(26) Recourse Obligations	215 West 34th Street & 218 West 35th Street (Loan No. 7)	The recourse event for intentional material physical waste is for intentional, affirmative material physical waste.

(26) Recourse Obligations	El Dorado Apartments (Loan No. 58)	The recourse event for intentional material physical waste is for due to, caused by, or resulting from the gross negligence, willful misconduct or intentional acts of the Mortgagor and certain affiliated parties set forth in the Loan Documents.

(27) Mortgage Releases	Stafford Park (Loan No. 9)	The Loan Documents permit the Mortgagor to substitute the Olive Garden Outparcel with a substitute property to be leased by Olive Garden, subject to certain requirements set forth in the Loan Documents including delivery of a REMIC opinion.

(31) Single-Purpose Entity	215 West 34th Street & 218 West 35th Street (Loan No. 7) Stafford Park (Loan No. 9) 6725 Sunset Office (Loan No. 15) Lancaster Plaza (Loan No. 18)	The Mortgagor is a recycled Single-Purpose Entity that has never owned other property. There are no exceptions to the standard “backward” representations.

(31) Single-Purpose Entity	Stafford Park (Loan No. 9)	The Mortgagor previously owned the adjacent parcels, which were sold to Costco and Target. After the Mortgaged Property is converted to a condominium, the Mortgage Loan will be assumed by newly formed single-purpose entities that have not owned any other property.

E-2-7

Starwood Mortgage Funding I LLC

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

(6) Permitted Liens; Title Insurance	Freehome Village (Loan No. 48)	One tenant at the Mortgaged Property (Publix) holds a right of first offer to purchase the Mortgaged Property. The related lease provides that such right of first offer does not apply to any form of financing, foreclosure sale or deed-in-lieu of foreclosure.

(13) Actions Concerning Mortgage Loan	6221 Wilshire Boulevard (Loan No. 24) 17525 Ventura Boulevard (Loan No. 35)	One guarantor reported that he is the subject of ongoing litigation relating to his purchase of properties (unrelated to the Mortgaged Property) out of foreclosure after he had negotiated a purchase and entered into a non-circumvention agreement with the properties’ prior owners (the plaintiffs bringing such action), who were in bankruptcy at the time of the related foreclosure action. The plaintiffs’ complaint does not specify the amount of damages being sought.

(16) Insurance	Abilene Hotel Portfolio (Loan No. 28)	The flood insurance in place at the La Quinta Inn & Suites – Abilene Mortgaged Property does not cover the pool house located on such Mortgaged Property. The Mortgage Loan documents provide for recourse to the Mortgagor and the related guarantor for losses arising from any casualty to such pool house caused by a flood.

(18) No Encroachments	Wickiup & Ambassador MHP’s (Loan No. 43)	Certain pads at the Ambassador Down Manufactured Housing Community Mortgaged Property encroach upon the adjacent property and certain easements. The Mortgage Loan documents provide for recourse to the Mortgagor and the related guarantor for losses of rents relating to the inability to lease such pads, unless the Mortgagor obtains irrevocable easements or fee interests such that no such pad encroaches upon the adjacent property or any easement.

(24) Local Law Compliance	Abilene Hotel Portfolio (Loan No. 28)	As of the date of origination of the Mortgage Loan, the Mortgagor was unable to deliver a copy of the certificate of occupancy for the pool house located on the La Quinta Inn & Suites – Abilene Mortgaged Property. The Mortgage Loan documents (i) require the Mortgagor to deliver to the Mortgagee a copy of such certificate occupancy within 60 days of origination of the Mortgage Loan and (ii) provide for recourse to the Mortgagor and the related guarantor for losses arising from the Mortgagor’s failure to have such certificate of occupancy.

(24) Local Law Compliance	Wickiup & Ambassador MHP’s (Loan No. 43)	The Ambassador Down Manufactured Housing Community Mortgaged Property’s use as a manufactured home park is legal nonconforming with respect to the related zoning ordinance currently in effect. The related zoning ordinance prohibits a legal nonconforming use from being resumed, reestablished or reopened after it has been abandoned or vacated (as determined by the related zoning administrator) for a period of one year. In addition, the zoning ordinance provides that (i) a legal nonconforming structure may be restored or rebuilt if the cost of repair or reconstruction does not exceed 50 percent of the construction value, exclusive of the foundation, of the building or structure (which 50 percent threshold is applicable to the entire development), and (ii) if the cost of repair or reconstruction exceeds such 50 percent threshold, the land and building will be subject to all of the ordinance’s requirements. The Mortgage Loan documents provide for recourse to the Mortgagor and the guarantor for losses arising from the Mortgagor’s failure after a casualty or condemnation, in accordance with applicable legal requirements, to maintain the legal use of the Mortgaged Property as a mobile home community, to the extent rebuilding of such Mortgaged Property is required pursuant to the Mortgage Loan agreement.

(25) Licenses and Permits	Abilene Hotel Portfolio (Loan No. 28)	As of the date of origination of the Mortgage Loan, the Mortgagor was unable to deliver a copy of the certificate of occupancy for the pool house located on the La Quinta Inn & Suites – Abilene Mortgaged Property. The Mortgage Loan documents (i) require the Mortgagor to deliver to the Mortgagee a copy of such certificate occupancy within 60 days of origination of the Mortgage Loan and (ii) provide for recourse to the Mortgagor and the related guarantor for losses arising from the

E-2-8

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

Mortgagor’s failure to have such certificate of occupancy.

(29) Acts of Terrorism Exclusion	Springhill Suites Altamonte (Loan No. 46)	If TRIA or a subsequent statute is not in effect, the Mortgagor will not be required to pay, in order to obtain terrorism insurance, annual premiums in excess of an amount equal to two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy (such premium, for purposes of determining such amount, not to include terrorism or catastrophe loss perils, i.e., earthquake, windstorm and/or flood coverage) insuring only the Mortgaged Property on a stand-alone basis at the time that any terrorism insurance is excluded from any applicable insurance policy required under the Mortgage Loan documents (and the Mortgagor will be required to purchase the maximum amount available with funds equal to such amount).

(39) Organization of Mortgagor	6221 Wilshire Boulevard (Loan No. 24) 17525 Ventura Boulevard (Loan No. 35)	The Mortgagors are affiliated with each other.

E-2-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
3/10/2016	$70,409,000.00	1/10/2021	$70,408,677.57
4/10/2016	$70,409,000.00	2/10/2021	$69,307,876.85
5/10/2016	$70,409,000.00	3/10/2021	$67,894,037.60
6/10/2016	$70,409,000.00	4/10/2021	$66,782,734.71
7/10/2016	$70,409,000.00	5/10/2021	$65,564,320.17
8/10/2016	$70,409,000.00	6/10/2021	$64,443,293.59
9/10/2016	$70,409,000.00	7/10/2021	$63,215,429.49
10/10/2016	$70,409,000.00	8/10/2021	$62,084,598.67
11/10/2016	$70,409,000.00	9/10/2021	$60,949,049.37
12/10/2016	$70,409,000.00	10/10/2021	$59,707,071.98
1/10/2017	$70,409,000.00	11/10/2021	$58,561,598.13
2/10/2017	$70,409,000.00	12/10/2021	$57,309,975.99
3/10/2017	$70,409,000.00	1/10/2022	$56,146,351.87
4/10/2017	$70,409,000.00	2/10/2022	$54,977,872.95
5/10/2017	$70,409,000.00	3/10/2022	$53,499,098.31
6/10/2017	$70,409,000.00	4/10/2022	$52,319,563.45
7/10/2017	$70,409,000.00	5/10/2022	$51,033,658.23
8/10/2017	$70,409,000.00	6/10/2022	$49,843,832.52
9/10/2017	$70,409,000.00	7/10/2022	$48,547,926.57
10/10/2017	$70,409,000.00	8/10/2022	$47,347,724.75
11/10/2017	$70,409,000.00	9/10/2022	$46,142,514.44
12/10/2017	$70,409,000.00	10/10/2022	$44,831,657.62
1/10/2018	$70,409,000.00	11/10/2022	$43,615,943.76
2/10/2018	$70,409,000.00	12/10/2022	$42,294,714.83
3/10/2018	$70,409,000.00	1/10/2023	$41,147,277.56
4/10/2018	$70,409,000.00	2/10/2023	$39,995,063.05
5/10/2018	$70,409,000.00	3/10/2023	$38,552,703.29
6/10/2018	$70,409,000.00	4/10/2023	$37,389,675.06
7/10/2018	$70,409,000.00	5/10/2023	$36,127,038.48
8/10/2018	$70,409,000.00	6/10/2023	$34,953,906.42
9/10/2018	$70,409,000.00	7/10/2023	$33,681,450.93
10/10/2018	$70,409,000.00	8/10/2023	$32,498,131.48
11/10/2018	$70,409,000.00	9/10/2023	$31,309,884.27
12/10/2018	$70,409,000.00	10/10/2023	$30,022,739.87
1/10/2019	$70,409,000.00	11/10/2023	$28,824,180.27
2/10/2019	$70,409,000.00	12/10/2023	$27,527,014.27
3/10/2019	$70,409,000.00	1/10/2024	$26,318,056.98
4/10/2019	$70,409,000.00	2/10/2024	$25,104,064.39
5/10/2019	$70,409,000.00	3/10/2024	$23,698,785.80
6/10/2019	$70,409,000.00	4/10/2024	$22,473,876.57
7/10/2019	$70,409,000.00	5/10/2024	$21,151,103.95
8/10/2019	$70,409,000.00	6/10/2024	$19,915,579.04
9/10/2019	$70,409,000.00	7/10/2024	$18,582,490.07
10/10/2019	$70,409,000.00	8/10/2024	$17,336,261.66
11/10/2019	$70,409,000.00	9/10/2024	$16,084,841.56
12/10/2019	$70,409,000.00	10/10/2024	$14,736,305.61
1/10/2020	$70,409,000.00	11/10/2024	$13,474,050.51
2/10/2020	$70,409,000.00	12/10/2024	$12,114,985.08
3/10/2020	$70,409,000.00	1/10/2025	$10,841,805.32
4/10/2020	$70,409,000.00	2/10/2025	$9,563,320.79
5/10/2020	$70,409,000.00	3/10/2025	$8,006,432.20
6/10/2020	$70,409,000.00	4/10/2025	$6,716,123.67
7/10/2020	$70,409,000.00	5/10/2025	$5,329,795.80
8/10/2020	$70,409,000.00	6/10/2025	$4,028,330.42
9/10/2020	$70,409,000.00	7/10/2025	$2,631,160.29
10/10/2020	$70,409,000.00	8/10/2025	$1,318,445.73
11/10/2020	$70,409,000.00	9/10/2025	$260.45
12/10/2020	$70,409,000.00	10/10/2025	$0.00
		and thereafter

F-1

 (THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

$991,214,000
(Approximate)

Citigroup Commercial
Mortgage Trust 2016-GC36
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2016-GC36

Prospectus

Certificate Summary		3
Summary of Terms		17
Risk Factors		59
Description of the Mortgage Pool		147
Transaction Parties		244
Description of the Certificates		310
The Mortgage Loan Purchase Agreements		345	Class A-1	$42,973,000
The Pooling and Servicing Agreement		354	Class A-2	$22,079,000
Use of Proceeds		450	Class A-3	$33,518,000
Yield, Prepayment and Maturity Considerations		450	Class A-4	$225,000,000
Material Federal Income Tax Consequences		463	Class A-5	$415,175,000
Certain State, Local and Other Tax Considerations		476	Class A-AB	$70,409,000
ERISA Considerations		476	Class X-A	$861,171,000
Legal Investment		484	Class X-B	$75,136,000
Certain Legal Aspects of the Mortgage Loans		485	Class A-S	$52,017,000
Ratings		506	Class B	$75,136,000
Plan of Distribution (Underwriter Conflicts of Interest)		508	Class EC	$182,060,000
Incorporation of Certain Information by Reference		510	Class C	$54,907,000
Where You Can Find More Information		510
Financial Information		510	PROSPECTUS Co-Lead Managers and Joint Bookrunners Citigroup Goldman, Sachs & Co. Co-Managers
Legal Matters		510
Index of Certain Defined Terms		511

Annex A –	Certain Characteristics of the Mortgage
	Loans	A-1
Annex B –	Significant Loan Summaries	B-1
Annex C –	Mortgage Pool Information	C-1
Annex D –	Form of Distribution Date Statement	D-1
Annex E-1 –	Sponsor Representations and
	Warranties	E-1-1
Annex E-2 –	Exceptions to Sponsor
	Representations and Warranties	E-2-1
Annex F –	Class A-AB Scheduled Principal
	Balance Schedule	F-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.			Cantor Fitzgerald & Co. February	Drexel Hamilton , 2016